As filed with the Securities and Exchange Commission on July 22, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	6798	61-1805524
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
(801)
278-0700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel Shaeffer
Chief Executive Officer
Cottonwood Communities, Inc.
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
(801)
278-0700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Darryl Steinhause, Esq. Laura K. Sirianni, Esq. Kerry E. Johnson, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 (919) 786-2000	Josh Schneiderman, Esq. Snell & Wilmer L.L.P. 350 South Grand Ave., Suite 3100 Los Angeles, California 90071 Tel: (213) 929-2500
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule
13e-4(i)
(Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule
14d-1(d)
(Cross-Border Issuer Third Party Tender Offer)  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

PRELIMINARY – SUBJECT TO COMPLETION – DATED JULY 22, 2022

PROXY STATEMENT/PROSPECTUS
MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Cottonwood Multifamily Opportunity Fund, Inc.:
On July 8, 2022, Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”), Cottonwood Multifamily Opportunity Fund O.P., LP (“CMOF OP”), CMOF’s operating partnership, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP (“CROP”), CCI’s operating partnership, and Cottonwood Communities GP Subsidiary, LLC (“Merger Sub”), a wholly owned subsidiary of CCI, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) CMOF will merge with and into Merger Sub (the “Company Merger”), with Merger Sub surviving the Company Merger, such that following the Company Merger, the surviving entity will continue as a wholly owned subsidiary of CCI, and (ii) CMOF OP will merge with and into CROP, with CROP surviving the merger (the “OP Merger” and, together with the Company Merger, the “Mergers”). At such time, the separate existence of CMOF and CMOF OP will cease.
The Merger Agreement was entered into after a thorough due diligence and negotiation process conducted by a special committee (the “CMOF Special Committee”) of CMOF’s board of directors (the “CMOF Board”), with the assistance of its advisors, and the conflicts committee (the “CCI Conflicts Committee”) of CCI’s board of directors (the “CCI Board”), with the assistance of its advisors. Both the CMOF Special Committee and the CCI Conflicts Committee are comprised solely of directors who are independent of management. The CMOF Board and the CCI Board, based on the recommendation of the CMOF Special Committee and CCI Conflicts Committee, respectively, each unanimously approved the Mergers. The obligations of CMOF and CCI to effect the Mergers are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement and described in this proxy statement/prospectus.
Merger Consideration
As consideration for the Company Merger, in exchange for each share of CMOF common stock, par value $0.01 per share (“CMOF Common Stock”), CMOF stockholders will receive 0.8669 shares of CCI Class A common stock, par value $0.01 per share (“CCI Common Stock”). The merger consideration was negotiated as a result of various discussions between the parties and on a thorough review of the relative valuation of CCI and CMOF by the CCI Conflicts Committee, the CMOF Special Committee and their respective financial advisors. See “The Mergers” beginning on page [    ] of this proxy statement/prospectus for more information about the determination of the merger consideration.
Summary of Benefits of the Mergers

•
Ongoing Distributions
. Currently, CMOF stockholders do not receive distributions. After consummation of the Mergers, CMOF stockholders are expected to receive regular, monthly distributions. CCI’s investment objectives include the payment of stable cash distributions to its stockholders and CCI has a history of paying regular, monthly distributions with a current annualized rate of $.073 per share of CCI Common Stock outstanding.

•	Broadened Potential Liquidity Options . CCI has adopted a share repurchase program, whereby on a monthly basis, CCI stockholders may request that CCI repurchase all or any portion of their shares.

•
Greater Diversification and Economies of Scale
. Integrating CMOF into the CCI organizational structure will allow CMOF stockholders to participate in the ownership of CCI’s large pool of existing investments and diversity of CCI’s multifamily investments in different stages of their lifecycle (i.e. stabilized operating assets, structured investments, such as mezzanine debt and preferred equity, and development projects). The increased focus and size of the Combined Company (the surviving entity upon consummation of the Mergers) relative to CMOF is expected to result in enhanced operating and cost efficiencies.

•
Expanded Access to Investment Capital
. As a $2.4 billion real estate investment trust, CCI is expected to provide superior access to capital and a potentially lower cost to support strategic investments that drive growth opportunities.

Special Meeting
CMOF will hold a special meeting of its stockholders on [            ], 2022 (the “Special Meeting”), at which its stockholders will be asked to consider and vote on (i) a proposal to approve the Company Merger and (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Company Merger.
The record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting is the close of business on [            ], 2022 (the “Record Date”). The Mergers will not be completed unless the CMOF stockholders approve the Company Merger by the affirmative vote of at least a majority of the outstanding shares of CMOF Common Stock entitled to vote.
No matter the size of your investment in CMOF, your vote is very important.
YOUR VOTE IS VERY IMPORTANT
Proxy Vote
Based on the recommendation of the CMOF Special Committee, the CMOF Board unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and determined that they are advisable, fair to and in the best interests of CMOF and the CMOF stockholders.
Therefore, the CMOF Board recommends that you vote FOR the proposal to approve the Company Merger and FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, as set forth in the Notice of Special Meeting of Stockholders.
Your Vote Matters
Whether or not you expect to attend the Special Meeting in person, please authorize a proxy to vote on your behalf as promptly as possible by completing, signing, dating and mailing your proxy card in the pre-addressed
postage-paid envelope provided or by authorizing your proxy by one of the other methods specified in this proxy statement/prospectus. This saves CMOF time and money as management will no longer have to solicit your vote.
This proxy statement/prospectus provides you with detailed information about the Special Meeting, the Merger Agreement, the Mergers and other related matters. A copy of the Merger Agreement is included as Annex A to this proxy statement/prospectus. We encourage you to read this proxy statement/prospectus in its entirety before voting, including the Merger Agreement and the other annexes attached to this proxy statement/prospectus.
In particular, you should carefully consider the discussion in the section of this proxy statement/prospectus entitled “
Risk Factors
” beginning on page 25
.
On behalf of CMOF’s management team, the CMOF Board and the CMOF Special Committee, we thank you for your support and urge you to vote FOR the approval of each of the matters to be presented at the Special Meeting.
Sincerely,
Daniel Shaeffer
Chief Executive Officer and Director
Cottonwood Multifamily Opportunity Fund, Inc.
Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the Mergers or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [            ], 2022, and is first being mailed to the CMOF stockholders on or about [            ], 2022.

COTTONWOOD MULTIFAMILY OPPORTUNITY FUND, INC.
1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Cottonwood Multifamily Opportunity Fund, Inc., a Maryland corporation (“CMOF”), which will be held at the offices of CMOF located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106, at [    ] Mountain Time on [            ], 2022.
The purpose of the Special Meeting is to consider and vote upon the following proposals:

1.
A proposal to approve the merger of Cottonwood Multifamily Opportunity Fund, Inc. with and into Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of Cottonwood Communities, Inc. (“CCI”), pursuant to the Agreement and Plan of Merger, dated as of July 8, 2022, by and among Cottonwood Multifamily Opportunity Fund, Inc., Cottonwood Communities, Inc. and the other parties thereto (the “Merger Proposal”).

2.
A proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting (the “Adjournment Proposal.”)

The CMOF Board of Directors recommends that you vote FOR the Merger Proposal and FOR the Adjournment Proposal.
The CMOF Board of Directors has fixed the close of business on [            ], 2022 as the record date for the Special Meeting (the “Record Date”). Only the holders of record of shares of CMOF common stock, par value $0.01 per share (“CMOF Common Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.
YOUR VOTE IS VERY IMPORTANT
Your vote is important regardless of the number of shares of CMOF Common Stock that you own. Whether or not you plan to attend the Special Meeting in person, please authorize a proxy to vote your shares as promptly as possible
. To authorize a proxy, complete, sign, date and mail your proxy card in the pre-addressed
postage-paid envelope provided or call the toll-free telephone number listed on your proxy card or use the Internet as described in the instructions on the enclosed proxy card to authorize your proxy. Authorizing a proxy will assure that your vote is cast and counted at the Special Meeting if you do not attend in person. If your shares of CMOF Common Stock are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your shares of CMOF Common Stock at the Special Meeting and your vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares of CMOF Common Stock. You may revoke your proxy at any time before it is voted. Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the Mergers and the other proposals to be acted upon at the Special Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [            ], 2022:
Our proxy statement/prospectus and form of proxy card is also available at www.proxyvote.com with the use of the control number on your proxy card.

By Order of the Board of Directors, Gregg Christensen, Secretary
Salt Lake City, Utah [ ], 2022

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

(iv)

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a Registration Statement on Form
S-4
filed by CCI (File No. 333-[ ]) with the Securities and Exchange Commission (the “SEC”), constitutes a prospectus of CCI for purposes of the Securities Act of 1933, as amended, with respect to the shares of CCI Class A common stock, par value $0.01 per share (“CCI Common Stock”), to be issued to the CMOF stockholders in exchange for shares of CMOF Common Stock pursuant to the Merger Agreement. This proxy statement/prospectus also constitutes a proxy statement for CMOF. In addition, this proxy statement/prospectus constitutes a notice of special meeting of the CMOF stockholders with respect to the Special Meeting.
You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [    ], 2022. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus. Neither the mailing of this proxy statement/prospectus to the CMOF stockholders nor the issuance by CCI of CCI Common Stock to the CMOF stockholders pursuant to the Merger Agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person or entity to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding CCI has been provided by CCI and information contained in this proxy statement/prospectus regarding CMOF has been provided by CMOF.
Additional Information
Certain business and financial information about CMOF and CCI included in reports and documents filed with the SEC have not been included in this proxy statement/prospectus. Information about CCI is available on, or may be accessed through, CCI’s website at
cottonwoodcommunities.com
.
CMOF’s and CCI’s public filings are also available on the SEC’s website at
www.sec.gov
. Information included on, or that may be accessed through, these websites is not incorporated by reference into this proxy statement/prospectus.
In addition, this information is available without charge to CMOF stockholders upon written or oral request. See “Where You Can Find More Information” on page [    ] for how to make such a request.
If you are a stockholder of CMOF and would like to request documents, please do so by [    ], 2022, to receive them before the Special Meeting.
For more information, see “Where You Can Find More Information” on page [    ].
Certain Definitions
Unless stated otherwise, all references in this proxy statement/prospectus to:

1.
“2021 Mergers” are to the CRII Merger, the CMRI Merger, and the CMRII Merger, and where applicable in this proxy statement/prospectus may also include the CROP Merger, the CMRI OP Merger and the CMRII OP Merger;

2.
“Acquisition Proposal” are to any bona fide proposal or offer from any person (other than CCI or any of its subsidiaries) made after the date of the Merger Agreement, whether in one transaction or a series of related transactions, relating to any (i) merger, consolidation, share exchange, business combination or similar transaction involving CMOF or any CMOF subsidiary that would constitute a “significant subsidiary” (as defined in Rule
1-02
of Regulation
S-X)
representing 20% or more of the consolidated assets of CMOF, (ii) sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of CMOF or any CMOF subsidiaries that are significant subsidiaries representing 20% or more of the consolidated assets of CMOF, (iii) issue, sale or other disposition by CMOF of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding CMOF Common Stock, (iv) tender offer or exchange offer in which any person or group will acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding CMOF Common Stock, or (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to CMOF in which a third party will acquire beneficial ownership of 20% or more of the outstanding shares of CMOF Common Stock; provided, however, that the term “Acquisition Proposal” shall not include (A) the Mergers or any of the other transactions contemplated by the Merger Agreement, or (B) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among CMOF and one or more of the CMOF subsidiaries or solely among the CMOF subsidiaries;

3.
“Adjournment Proposal” are to the proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting;

4.
“Adverse Recommendation Change” generally means an action or inaction by the CMOF Board (or any committee thereof) to (i) change, withhold, withdraw, qualify or modify the CMOF Board’s recommendation with respect to the Mergers in a manner adverse to CCI (or announce its intention to do so), (ii) authorize, approve, endorse, declare advisable, adopt or recommend any Acquisition Proposal (or announce its intention to do so), (iii) authorize, cause or permit CMOF or any CMOF subsidiary to enter into any alternative acquisition agreement, (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer for CMOF Common Stock other than a recommendation against such offer or (v) fail to make the CMOF Board recommendation or to include the CMOF Board recommendation in this proxy statement/prospectus;

5.
“Amended and Restated Advisory Agreement” are to the Amended and Restated Advisory Agreement dated May 7, 2021 entered into by CCI, CROP and CCI Advisor as renewed for an additional year on May 7, 2022;

6.	“Broadridge” are to Broadridge Financial Solutions, Inc., CMOF’s proxy solicitor;

7.	“CBRE Capital” are to CBRE Capital Advisors, Inc., the financial advisor of the CMOF Special Committee;

8.	“CCA” are to Cottonwood Communities Advisors, LLC, a Delaware limited liability company, the sole owner of CCI Advisor;

9.	“CCI” are to Cottonwood Communities, Inc., a Maryland corporation;

10.	“CCI Advisor” are to CC Advisors III, LLC, a Delaware limited liability company, a wholly owned subsidiary of CCA and the advisor to CCI and CROP;

11.	“CCI Benefit Plan” are to a benefit plan sponsored or maintained by CCI, CROP or a CCI subsidiary or for which any of the foregoing may have any liability or obligation.

12.	“CCI Board” are to the board of directors of CCI;

13.	“CCI Bylaws” are to the bylaws of CCI;

14.	“CCI Charter” are to the Articles of Amendment and Restatement of CCI, as supplemented and amended;

15.
“CCI Common Stock” are to the shares of Class A common stock, $0.01 par value per share, of CCI, and where applicable in this proxy statement/prospectus, may also include the other classes of common stock, $0.01 per share, of CCI, including the Class T, TX, D and I shares;

16.	“CCI Conflicts Committee” are to the conflicts committee of the CCI Board as established pursuant to Article XIV of the CCI Charter;

17.	“CCI Parties” are to CCI, CROP and Merger Sub;

18.
“CCM” are to Cottonwood Communities Management, LLC, a Delaware limited liability company, a wholly owned subsidiary of Cottonwood Capital Management and the property manager of CCI, CCOP and their subsidiaries prior to the CROP Merger;

19.	“CCOP” are to Cottonwood Communities O.P., L.P., a Delaware limited partnership;

20.	“CCOP LTIP Units” are to the limited partner units of CCOP that were designated as LTIP Units in the CCOP Partnership Agreement and the documentation pursuant to which the LTIP Units were granted;

21.	“CCOP Partnership Agreement” are to the Amended and Restated Limited Partnership Agreement of CCOP, dated as of February 1, 2020;

22.	“CCOP Special LTIP Units” are to the CCOP LTIP Units that were designated as Special LTIP Units in the documentation pursuant to which the CCOP LTIP Units were granted;

23.	“CCPM II” are to Cottonwood Capital Property Management II, LLC, a Delaware limited liability company, a subsidiary of CROP and the sponsor, property manager, and asset manager of CMOF;

24.	“CMOF” are to Cottonwood Multifamily Opportunity Fund, Inc., a Maryland corporation;

25.	“CMOF Board” are to the board of directors of CMOF;

26.	“CMOF Bylaws” are to the bylaws of CMOF;

27.	“CMOF Charter” are to the Second Articles of Amendment and Restatement of CMOF, as supplemented and amended;

28.	“CMOF Common Stock” are to the shares of common stock, $0.01 par value per share, of CMOF;

29.	“CMOF OP” are to Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership, the operating partnership of CMOF;

30.	“CMOF OP Partnership Agreement” are to the Amended and Restated Agreement of Limited Partnership of Cottonwood Multifamily Opportunity Fund O.P., LP, dated August 17, 2017;

31.	“CMOF Parties” are to CMOF and CMOF OP;

32.
“CMOF OP Partnership Unit” are to a limited partnership interest in CMOF OP under an amendment to the CMOF OP Partnership Agreement (the terms of which have been reasonably approved by CCI), which units will be issued by CMOF OP prior to the closing date in accordance with the Merger Agreement;

33.	“CMOF Special Committee” are to the special committee of the CMOF Board that was formed by the CMOF Board to consider the Mergers and the other transactions contemplated by the Merger Agreement;

34.	“CMRI” are to Cottonwood Multifamily REIT I, Inc., a Maryland corporation;

35.	“CMRI Company Merger” are to the merger of CMRI with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the CMRI Merger Agreement;

36.
“CMRI Merger” are to the merger of CMRI with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the CMRI Merger Agreement, and where applicable in this proxy statement/prospectus may also include the CMRI OP Merger;

37.	“CMRI Merger Agreement” are to the Agreement and Plan of Merger, dated as of January 26, 2021, by and among the CCI Parties, CMRI and CMRI OP, as it may be amended from time to time;

38.	“CMRI OP” are to Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership, the operating partnership of CMRI;

39.	“CMRI OP Merger” are to the merger of CMRI OP with and into CROP, with CROP surviving the merger, pursuant to the CMRI Merger Agreement;

40.	“CMRII” are to Cottonwood Multifamily REIT II, Inc., a Maryland corporation;

41.	“CMRII Company Merger” are to the merger of CMRII with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the CMRII Merger Agreement;

42.
“CMRII Merger” are to the merger of CMRII with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the CMRII Merger Agreement, and where applicable in this proxy statement/prospectus may also include the CMRII OP Merger;

43.	“CMRII Merger Agreement” are to the Agreement and Plan of Merger, dated as of January 26, 2021, by and among the CCI Parties, CMRII and CMRII OP, as it may be amended from time to time;

44.	“CMRII OP” are to Cottonwood Multifamily REIT II O.P., LP, a Delaware limited partnership, the operating partnership of CMRII;

45.	“CMRII OP Merger” are to the merger of CMRII OP with and into CROP (as successor to CCOP), with CROP surviving the merger, pursuant to the CMRII Merger Agreement;

46.	“Code” are to the Internal Revenue Code of 1986, as amended;

47.	“Combined Company” are to CCI and its consolidated subsidiaries (including the Surviving Entity) after the closing of the Mergers;

48.	“Company Merger” are to the merger of CMOF with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the Merger Agreement;

49.	“Cottonwood Capital Management” are to Cottonwood Capital Management, Inc., a Delaware corporation, a wholly owned subsidiary of CROP and the owner of CCM and CCPM II;

50.	“CRII” are to Cottonwood Residential II, Inc., a Maryland corporation;

51.	“CRII Company Merger” are to the merger of CRII with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI;

52.
“CRII Merger” are to the merger of CRII with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the CRII Merger Agreement, and where applicable in this proxy statement/prospectus may also include the CROP Merger;

53.	“CRII Merger Agreement” are to the Agreement and Plan of Merger, dated as of January 26, 2021, by and among the CCI Parties and CRII;

54.	“CROP” are to Cottonwood Residential O.P., LP, a Delaware limited partnership, the operating partnership of CCI;

55.	“CROP Common Units” are to the limited partnership interests in CROP designated as “Common Units” under the CROP Partnership Agreement and held by a limited partner;

56.	“CROP LTIP Units” are to the limited partner interests in CROP designated as LTIP Units under the CROP Partnership Agreement and the documentation pursuant to which the LTIP Units are granted;

57.	“CROP Merger” are to the merger of CCOP with and into CROP, with CROP surviving the merger, pursuant to the CRII Merger Agreement;

58.	“CROP Partnership Agreement” are to the Sixth Amended and Restated Limited Partnership Agreement of CROP dated July 15, 2021, as amended;

59.	“CROP Partnership Units” are to, collectively, the CROP Common Units, CROP LTIP Units and CROP Special LTIP Units;

60.	“CROP Special LTIP Units” are to the CROP LTIP Units designated as Special LTIP Units in the documentation pursuant to which the CROP LTIP Units are granted;

61.	“CROP Tax Protection Agreement” are to the tax protection agreement between CROP and HT Holdings dated January 26, 2021, which became effective as of the closing of the CROP Merger;

62.
“CW Broadway Joint Venture” are to the joint venture between CROP and CMOF OP through CW Broadway JV, LLC that owns the development project in Salt Lake City, Utah referred to as Cottonwood on Broadway;

63.
“CW Park Avenue Joint Venture” are to the joint venture between CROP and CMOF OP through CW Investor at Sugar House, LLC that owns the development project in Salt Lake City, Utah referred to as Park Avenue;

64.	“DLA Piper” are to DLA Piper LLP (US), counsel to the CCI Conflicts Committee;

65.	“DRULPA” are to the Delaware Revised Uniform Limited Partnership Act or any successor statute;

66.	“ERISA” are to the Employee Retirement Income Security Act of 1974, as amended;

67.	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

68.	“HT Holdings” are to High Traverse Holdings, LLC, a Delaware limited liability company, which is beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin;

69.	“Independent Valuation Advisor” are to Altus Group U.S., Inc.;

70.	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

71.	“Mergers” are to both the Company Merger and the OP Merger;

72.
“Merger Agreement” are to the Agreement and Plan of Merger, dated as of July 8, 2022, by and among the CMOF Parties and the CCI Parties, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus;

73.	“Merger Proposal” are to proposal to approve the Company Merger;

74.
“Merger Consideration” are to the conversion of each share of CMOF Common Stock issued and outstanding immediately prior to the effective time of the Company Merger (other than shares of CMOF Common Stock owned by CCI or any wholly owned subsidiary of CCI or CMOF), into the right to receive 0.8669 shares of CCI Common Stock, pursuant to the terms of the Merger Agreement;

75.	“Merger Sub” are to Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, a wholly owned subsidiary of CCI and the sole general partner of CROP;

76.	“MGCL” are to the Maryland General Corporation Law or any successor statute;

77.	“NAV” are to the net asset value of CCI, determined in accordance with valuation guidelines approved by the CCI Board;

78.	“OP Merger” are to the merger of CMOF OP with and into CROP, with CROP surviving the merger, pursuant to the Merger Agreement;

79.
“ordinary course of business” are to an action taken by a person or entity that is consistent with past practice and similar in nature and magnitude to actions customarily taken without any authorization by the board of directors in the course of normal day-to-day
operations;

80.	“Outside Date” are to 11:59 p.m., New York City time, on April 8, 2023;

81.	“Record Date” are to [ ], 2022, the date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting;

82.	“REIT” are to a real estate investment trust within the meaning of Section 856 of the Code;

83.
“Restructuring” are to CCI’s amendment and supplementation of the CCI Charter to restructure the classes of shares that are available for sale in its public offering pursuant to which CCI renamed its prior Class T shares as Class TX shares and authorized and designated the Class T, Class D and Class I shares;

84.	“SDAT” are to the State Department of Assessments and Taxation of Maryland;

85.	“Securities Act” are to the Securities Act of 1933, as amended;

86.	“Series 2019 Preferred Stock” are to the shares of Series 2019 preferred stock, $0.01 par value per share, of CCI;

87.	“Series 2019 Preferred Units” are to the limited partnership interests in CROP designated as Series 2019 Preferred Units under the CROP Partnership Agreement and held by a limited partner;

88.	“Snell & Wilmer” are to Snell & Wilmer, L.L.P, counsel to the CMOF Special Committee;

89.	“Special Limited Partner” are to CC Advisors – SLP, LLC, an affiliate of CCI Advisor which owns a special limited partner interest in CROP;

90.	“Special Meeting” are to the special meeting of the CMOF stockholders, at which the CMOF stockholders will be asked to consider and vote on the Merger Proposal and the Adjournment Proposal;

91.
“Superior Proposal” are to a written Acquisition Proposal (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” will be replaced with “50%”) that the CMOF Board (based on the recommendation of the CMOF Special Committee) determines in its good faith judgment (after consultation with its outside legal and financial advisors and after taking into account (i) all of the terms and conditions of the Acquisition Proposal and the Merger Agreement (as it may be proposed to be amended by CCI), and (ii) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account such legal, financial, regulatory and other aspects of such Acquisition Proposal and conditions to consummation thereof as the CMOF Special Committee determines in good faith to be material to such analysis) to be more favorable from a financial point of view to the stockholders of CMOF (in their capacities as stockholders) than the Mergers and the other transactions contemplated by the Merger Agreement (as it may be proposed to be amended by CCI);

92.	“Surviving Entity” are to Merger Sub, a wholly owned subsidiary of CCI, after the effective time of the Company Merger; and

93.	“TRS” are to a taxable REIT subsidiary.

QUESTIONS AND ANSWERS
The following are answers to some questions that the CMOF stockholders may have regarding the proposed merger transaction between CMOF and CCI and the Special Meeting. CMOF and CCI urge you to read carefully this entire proxy statement/prospectus, including the Annexes, because the information in this section does not provide all of the information that might be important to you.

Q:	What are the proposed Mergers?

A:
The CMOF Parties and the CCI Parties have entered into the Merger Agreement pursuant to which CMOF will merge with and into Merger Sub, with Merger Sub surviving the Company Merger and continuing as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of the MGCL, the separate existence of CMOF will cease at the effective time of the Company Merger. In addition, CMOF OP will merge with and into CROP, with CROP surviving the OP Merger. In accordance with the DRULPA, the separate existence of CMOF OP will cease at the effective time of the OP Merger.

The Combined Company will retain the name “Cottonwood Communities, Inc.”

Q:	What will happen in the Mergers?

A:
At the effective time of the Company Merger, each issued and outstanding share of CMOF Common Stock (other than shares of CMOF Common Stock owned by CCI or any wholly owned subsidiary of CCI or CMOF) will be converted automatically into the right to receive 0.8669 shares of CCI Common Stock pursuant to the terms of the Merger Agreement.

The OP Merger will occur immediately after the Company Merger. At the effective time of the OP Merger, each CMOF OP Partnership Unit issued and outstanding immediately prior to the effective time of the OP Merger (other than CMOF OP Partnership Units owned by CCI, CMOF or any wholly owned subsidiary of CCI or CMOF) will be converted automatically into the right to receive 0.8669 CROP Common Units pursuant to the terms of the Merger Agreement.
See “The Merger Agreement—Consideration to be Received in the Mergers” beginning on page [    ] for detailed descriptions of the Merger Consideration and treatment of securities.

Q:	Why am I receiving this proxy statement/prospectus?

A:
This proxy statement/prospectus is being delivered to you as both a proxy statement of CMOF for the Special Meeting and a prospectus of CCI in connection with the Company Merger. The CMOF Board is using this proxy statement/prospectus to solicit proxies of the CMOF stockholders in connection with the Special Meeting. In addition, this proxy statement/prospectus constitutes the prospectus of CCI with respect to the shares of CCI Common Stock to be issued to the CMOF stockholders pursuant to the Merger Agreement.

The Mergers cannot be completed unless the holders of the CMOF Common Stock vote to approve the Company Merger. This proxy statement/prospectus contains important information about the Mergers, and you should read it carefully. The enclosed voting materials allow you to vote your shares of CMOF Common Stock by proxy without attending the Special Meeting in person.
Your vote is very important. You are encouraged to authorize your proxy as promptly as possible.

Q:	What vote is required to approve the Merger Proposal?

A:
The approval of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of CMOF Common Stock entitled to vote on such proposal at the Special Meeting. At the close of business on the Record Date, CROP owns 1,000 shares of CMOF Common Stock, which represent approximately 0.0199% of all the shares of CMOF Common Stock outstanding and entitled to vote at the

Special Meeting. CCI, as the sole member of the sole general partner of CROP, has control over CROP and the voting and disposition of the shares of CMOF Common Stock held by CROP. Except for the shares of CMOF Common Stock held by CROP, no executive officers, directors or affiliates of CMOF own any shares of CMOF Common Stock.

Q:	Am I being asked to vote on any other proposals at the Special Meeting in addition to the Merger Proposal?

A:
Yes. At the Special Meeting, CMOF stockholders will be asked to consider and vote to approve one or more adjournments of the Special Meeting to a later date, time or place, if necessary and as determined by the chair of the Special Meeting, to solicit additional proxies in favor of the Merger Proposal. The approval of the Adjournment Proposal requires the affirmative vote of at least a majority of all of the votes cast on such proposal at the Special Meeting.

Q:	How does the CMOF Board recommend that the CMOF stockholders vote?

A:
The CMOF Board recommends that the CMOF stockholders vote FOR the proposal to approve the Company Merger and FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

For a more complete description of the recommendation of the CMOF Board, see “The Mergers—Recommendation of the CMOF Board and Its Reasons for the Mergers” beginning on page [    ].

Q:	When and where will the Special Meeting be held?

A:
The Special Meeting will be held on [ ], 2022, at [ ] Mountain Time at the offices of CMOF located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106. If you need directions to the location of the Special Meeting, please contact Investor Relations at (801)
278-0700.

Q:	Who can vote at the Special Meeting?

A:	All holders of record of shares of CMOF Common Stock as of the close of business on the Record Date, [ ], 2022, are entitled to receive notice of and to vote at the Special Meeting.
Each share of CMOF Common Stock is entitled to one vote on each proposal presented at the Special Meeting. As of the Record Date, there were 5,001,000 shares of CMOF Common Stock outstanding held by approximately 1,135 holders of record (which includes 1,000 shares of CMOF Common Stock held by CROP).

Q:	What constitutes a quorum?

A:
The CMOF Bylaws provide that the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum at a meeting of its stockholders. Shares that are voted and shares abstaining from voting are treated as being present at the Special Meeting for purposes of determining whether a quorum is present.

Q:	Are there other transactions that the CMOF stockholders should be aware of?

A:
Immediately before the OP Merger, CMOF OP will amend and restate the CMOF OP Partnership Agreement to admit third party limited partners and acquire all residual interests in the CW Park Avenue Joint Venture and the CW Broadway Joint Venture, which interests are currently beneficially held by Daniel

Shaeffer, Chad Christensen, Gregg Christensen, Susan Hallenberg, Glenn Rand and Stan Hanks, in exchange for an aggregate 461,023 CMOF OP Partnership Units. The number of units to be issued was determined by reference to the underlying asset values supporting the negotiated exchange ratio of one CMOF OP Partnership Unit for 0.8669 CROP Common Units.
In addition, certain outstanding promissory notes from CMOF held directly, or indirectly through affiliate entities, by Enzio Cassinis, Adam Larson and Eric Marlin, executive officers of CCI, each in the amount of $425,000, will be repaid at the time of the Mergers with cash from CCI. The notes were issued in April 2022 to cover short term liquidity needs at CMOF due to rising construction costs and costs associated with the evaluation of a transaction with CCI. For more information regarding these transactions, see “The Mergers—Interests of CMOF’s and CCI’s Directors and Executive Officers in the Mergers” beginning on page [ ].

Q:	What fees will CCPM II and CCI Advisor receive in connection with the Mergers?

A:
Neither CCPM II nor CCI Advisor will receive any fees directly in connection with the Mergers, but the asset management fee and the performance participation allocation that CCI Advisor or its affiliates receive from the Combined Company will likely increase due to the additional assets held by CCI following the Merger. In addition, following the Merger, CCPM II will no longer receive asset management fees for managing CMOF’s portfolio.    See “The Companies—Cottonwood Communities, Inc.—Certain Transactions with Related Persons—Our Relationship with CCI Advisor” beginning on page [    ].

Q:	Do any of CMOF’s executive officers or directors have interests in the Mergers that may differ from those of the CMOF stockholders?

A:
Some of CMOF’s executive officers and directors have interests in the Mergers that are different from, or in addition to, the interests of the CMOF stockholders. The independent director of the CMOF Board is aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Mergers and in recommending that the CMOF stockholders vote FOR the Merger Proposal and FOR the Adjournment Proposal. For a description of these interests, refer to the section entitled “The Mergers—Interests of CMOF’s and CCI’s Directors and Executive Officers in the Mergers” beginning on page [    ].

Q:	When are the Mergers expected to be completed?

A:
CMOF and CCI expect to complete the Mergers as soon as reasonably practicable following satisfaction or waiver of all of the required conditions set forth in the Merger Agreement. If the CMOF stockholders approve the Company Merger, and if the other conditions to closing the Mergers are satisfied or waived, it is currently expected that the Mergers will be completed in the third or fourth quarter of 2022. However, there is no guarantee that the conditions to the Mergers will be satisfied or that the Mergers will close on the expected timeline or at all. CMOF and CCI have a mutual right to terminate the Merger Agreement if the Mergers are not completed by the Outside Date. See “The Merger Agreement—Termination of the Merger Agreement—Termination by Either CMOF or CCI” beginning on page [    ].

Q:	How has my investment performed?

A:
The following table shows per share information about the performance of an investment in CMOF for an “Early,” “Later” and “Representative” investor in CMOF. For purposes of the following, we assume that the Mergers closed on September 30, 2022, the date that is three business days following the Special Meeting.

As used in the table below, “Early” investors are those investors who acquired CMOF Common Stock on March 8, 2018, the first day CMOF admitted investors in its offering qualified as a “Tier 2” offering pursuant to Regulation A (the “Offering”); “Later” investors are those investors who acquired CMOF Common Stock on August 19, 2019, the last day of the Offering; and “Representative” investors are those investors who acquired CMOF on the “average start date” or January 3, 2019. The average start date is a representative start date that reflects the average period of time of an investment in CMOF based on the timing of purchases of CMOF Common Stock.

Investor	Investment Amount (1)	Estimated Value of Merger Consideration (2)	Average Annual Return	Cumulative Total Return	Internal Rate of Return
Early	$10.00	$17.96	17.5%	179.6%	13.7%
Later	$10.00	$17.96	25.6%	179.6%	20.7%
Representative	$10.00	$17.96	21.3%	179.6%	16.9%

(1)
The sales charges in connection with the Offering, which includes upfront selling commissions, dealer manager fees and issuer organization and offering expenses were paid by CCPM II, CMOF’s property and asset manager, without reimbursement by CMOF and did not reduce the gross proceeds to CMOF in the Offering.

(2)
Estimated value of the Merger Consideration was determined based on the estimated value of the 0.8669 shares of CCI Common Stock to be received as consideration in the Company Merger using CCI’s NAV per share of CCI Common Stock as of June 30, 2022.

The returns have been prepared based on the most recently computed NAV per share of CCI Common Stock, the most significant component of which consists of estimated fair values of real property assets and, as with any real property valuation protocol, the estimated fair values of real properties are based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Further, a CMOF stockholder that becomes a stockholder of CCI may not realize CCI’s most recently computed NAV per share of CCI Common Stock in the event the investor attempts to sell its shares of CCI Common Stock or upon the liquidation of CCI. See “The Companies—Cottonwood Communities, Inc.—Net Asset Value Calculation and Valuation Guidelines – Limitations on the Calculation of NAV” for additional information.

Q:	What are the anticipated U.S. federal income tax consequences to me of the proposed Mergers?

A:
The Company Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the closing of the Mergers is conditioned on the receipt by each of CMOF and CCI of an opinion from its respective counsel to that effect. Assuming the Company Merger qualifies as a reorganization, a U.S. holder of shares of CMOF Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of CCI Common Stock in exchange for shares of CMOF Common Stock in connection with the Company Merger.
Non-U.S.
holders are generally expected to recognize gain or loss for U.S. federal income tax purposes upon the receipt of CCI Common Stock in exchange for shares of CMOF Common Stock in connection with the Company Merger.

Q:
How will my receipt of CCI Common Stock in exchange for my CMOF Common Stock be recorded? Will I have to take any action in connection with the recording of such ownership of CCI Common Stock? Will such shares of CCI Common Stock be certificated or in book-entry form?

A:
Pursuant to the Merger Agreement, as soon as practicable following the effective time of the Mergers, CCI will cause SS&C Technologies, Inc. (“SS&C”), the exchange agent in connection with the Mergers, to record the issuance of CCI Common Stock as Merger Consideration pursuant to the Merger Agreement. If the Mergers are consummated, you will not have to take any action in connection with the recording of your ownership of CCI Common Stock. Shares of CCI Common Stock issued as Merger Consideration to you will not be certificated and will be in book-entry form and will be recorded in the books and records of CCI.

Q:	Will my shares of CCI Common Stock be publicly traded?

A:	Shares of CCI Common Stock are not publicly traded.

Q:	Are CMOF stockholders entitled to appraisal rights?

A:	CMOF stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL in connection with the Company Merger.

Q:	What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed pre-addressed
postage-paid envelope or by submitting your proxy by one of the other methods specified in your proxy card or voting instruction card as promptly as possible so that your shares of CMOF Common Stock will be represented and voted at the Special Meeting. The method by which you submit a proxy will in no way limit your right to vote at the Special Meeting if you later decide to attend the Special Meeting in person.

If your shares of CMOF Common Stock are held in the name of a broker or other nominee, you must obtain a legal proxy, executed in your favor, from your broker or other nominee, to be able to vote in person at the Special Meeting. Obtaining a legal proxy may take several days and you must provide it to our proxy solicitor in advance of the Special Meeting. Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you.

Q:	How will my proxy be voted?

A:
All shares of CMOF Common Stock entitled to vote and represented by properly completed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of CMOF Common Stock should be voted on any proposal, the shares of CMOF Common Stock represented by your proxy will be voted as the CMOF Board recommends. If your shares are held in street name through a broker or other nominee and you do not provide voting instructions to your broker or other nominee, your shares of CMOF Common Stock will NOT be voted at the Special Meeting and may result in broker non-votes.

Q:	Can I, as a CMOF stockholder, revoke my proxy or change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting. For information on how to revoke your proxy or change your vote, see “The Special Meeting—Revocation of Proxies or Voting Instructions” beginning on page [    ].

Q:	What does it mean if I receive more than one set of voting materials for the Special Meeting?

A:
You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of CMOF Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares of CMOF Common Stock. If you are a holder of record and your shares of CMOF Common Stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:	Do I need identification to attend the Special Meeting in person?

A:
Yes. Please bring proper identification, together with proof that you are a record owner of shares of CMOF Common Stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of CMOF Common Stock on the Record Date. If your shares are held in street name, you must obtain a legal proxy from your broker or other nominee in order to vote at the Special Meeting.

Q:	Will a proxy solicitor be used?

A:
CMOF has contracted with Broadridge to assist CMOF in the distribution of proxy materials and the solicitation of proxies. CMOF expects to pay Broadridge fees of approximately $87,000 to solicit and distribute proxies, which includes estimated postage of $9,450 and other out-of-pocket
expenses of Broadridge, plus other fees and expenses for other services related to this proxy solicitation, including, but not limited to, the review of proxy materials. CMOF will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket
expenses incurred in sending proxy and solicitation materials to beneficial owners of shares of CMOF Common Stock.

Q: Who can answer my questions?

A:
If you have any questions about the Mergers or how to submit your proxy or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact CMOF or Broadridge, the proxy solicitor:

CMOF: Cottonwood Multifamily Opportunity Fund, Inc. Attention: Investor Relations 1245 Brickyard Road, Suite 250 Salt Lake City, Utah 84106 (801) 278-0700	Broadridge: Cottonwood Multifamily Opportunity Fund, Inc. c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717 833-501-4812

SUMMARY
The following summary highlights some of the information contained in this proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the Merger Agreement and the Mergers, CMOF and CCI encourage you to read carefully this entire proxy statement/prospectus, including the attached Annexes and the other documents to which we have referred you because this section does not provide all of the information that might be important to you with respect to the Mergers. See also the section entitled “Where You Can Find More Information” on page [    ]. We have included page references to direct you to a more complete description of the topics presented in this summary.
The Companies
Cottonwood Multifamily Opportunity Fund, Inc. (Beginning on page [    ])
CMOF is a Maryland corporation that was formed on May 31, 2016 to invest in and/or make mezzanine loans or preferred equity investments in multifamily construction and development projects. As of March 31, 2022, CMOF had investments through joint ventures with CROP in two development projects, Park Avenue and Cottonwood on Broadway, and one in a land parcel held for development, Block C, all in Salt Lake City, Utah. Park Avenue is a multifamily apartment development with 234 units that received certificate of occupancy in April 2022. Cottonwood on Broadway is a multifamily apartment development with 254 units that is expected to be completed in late 2022. Block C is intended to be developed as a mixed-use
multifamily apartment and retail community. Substantially all of CMOF’s business is conducted through CMOF OP. CMOF is a limited partner and the sole member of the general partner of CMOF OP, a Delaware limited partnership formed on May 31, 2016. CCPM II, a subsidiary of CROP, acts as CMOF’s sponsor, property manager and asset manager and, through its affiliation with CCI, has experience in operating multifamily construction and development projects. CMOF has no employees and is substantially reliant on CCPM II and its resources to implement its business strategy.
CMOF operates under the direction of the CMOF Board, the members of which are accountable to CMOF and its stockholders as fiduciaries. The CMOF Board is responsible for the management and control of CMOF’s affairs. The CMOF Board has four members, three of whom are either officers, directors, or both, of CCI and one of whom is independent of management. As a result, CMOF does not have a majority of directors who are independent of management. The CMOF Board has the right, with input from its investment committee, to make decisions regarding investments. Its principal executive offices are located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
In November 2017, CMOF commenced a “Tier 2” Regulation A offering under the Securities Act, offering up to $50,000,000 in shares of CMOF Common Stock at a purchase price of $10.00 per share. CMOF completed the offering in August 2019 after raising the full offering amount.
CMOF may, in the CMOF Board’s sole discretion, elect to be taxed as a REIT, under the Code but is not required to do so and has not done so to date.
For more information on CMOF, please see CMOF’s Annual Report on Form
1-K
for the fiscal year ended December 31, 2021, a copy of which is available at the SEC’s website,
www.sec.gov
.
Cottonwood Communities, Inc. and Cottonwood Communities GP Subsidiary, LLC (Beginning on page [    ])
CCI is a
non-listed,
perpetual-life, net asset value REIT that was formed as a Maryland corporation on July 27, 2016. CCI qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. CCI generally will not be subject to U.S. federal income taxes on its taxable income to the extent it annually distributes all of its net taxable income to stockholders and maintains its qualification as a REIT.
CCI invests in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets located throughout the United States. As of March 31, 2022, CCI had a portfolio of $2.4 billion in total assets, with 86.2% of its equity value in operating properties, 7.7% in development and 6.1% in real estate-related investments. CCI also currently manages approximately 9,600 units, including approximately 7,600 units it owns or has ownership interests in. CCI may acquire additional properties, invest in additional multifamily developments or provide real estate-related financing in the future.
CCI plans to own substantially all of its assets and conduct its operations through CROP, its operating partnership. Merger Sub, for which CCI is the sole member, is the sole general partner of CROP. As a result, CCI controls the operations of CROP. Merger Sub owns general partner interests in CROP alongside third party limited partners. Upon completion of the Company Merger, CMOF will be merged with and into Merger Sub, with Merger Sub continuing as the Surviving Entity and a wholly owned subsidiary of CCI.
CCI’s external advisor, CCI Advisor, through its team of real estate professionals selects CCI’s investments and manages its business, subject to the direction and oversight of the CCI Board. In addition, CCI employs 276 individuals, including its Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer and Chief Development Officer with 203 employees serving as “site” employees at CCI’s properties responsible for maintenance and leasing and the remaining considered corporate-level employees supporting its operations. CCI’s employees are responsible for performing various operational services for CCI, including property management, legal, accounting, property development oversight and certain services relating to construction management, stockholders, human resources, renter insurance and information technology.
CCI’s office is located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106, and its main telephone number is (801)
278-0700.
On January 26, 2021, CCI entered into separate agreements with three affiliated REITs and their respective operating partnerships to merge through the exchange of stock-for-stock
and
units-for-units,
respectively. The CRII Merger with CRII closed on May 7, 2021. The CMRI Merger with CMRI and the CMRII Merger with CMRII closed on July 15, 2021. The CRII Merger, the CMRI Merger and the CMRII Merger are referred to herein as the “2021 Mergers.” Through the 2021 Mergers, CCI acquired interests in 22 stabilized multifamily apartment properties, four multifamily development projects, one structured investment, and land held for development. CCI also acquired CRII’s property management business and its employees, an advisory contract with CMOF, and personnel who performed certain administrative and other services for CCI on behalf of CCI Advisor.
For more information on CCI, please see CCI’s Management’s Discussion & Analysis of Financial Condition, attached as Annex C, and CCI’s Financial Statements as of and for the Years Ended December 31, 2021 and 2020 (audited) and as of and for the Three Months Ended March 31, 2022 and 2021 (unaudited), included in this proxy statement/prospectus.
The Mergers
The Merger Agreement (Beginning on page [    ])
On July 8, 2022, the CMOF Parties and the CCI Parties entered into the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. CMOF and CCI encourage you to carefully read the Merger Agreement in its entirety because it is the principal document governing the Mergers and the other transactions contemplated by the Merger Agreement.

The Merger Agreement provides that the closing of the Mergers will take place at 10:00 a.m. Eastern time no later than the third business day following the date on which the last of the conditions to closing of the Mergers has been satisfied or waived, or at such other place and date as may be agreed to in writing by CMOF and CCI. The OP Merger will occur immediately after the Company Merger.
The Mergers (Beginning on page [    ])
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger, CMOF will merge with and into Merger Sub, with Merger Sub surviving the Company Merger as the Surviving Entity, such that following the Company Merger, the Surviving Entity will continue as a wholly owned subsidiary of CCI. The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Code.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the OP Merger, CMOF OP will merge with and into CROP, with CROP surviving the OP Merger.
The Merger Consideration (Beginning on page [    ])
At the effective time of the Company Merger and by virtue of the Company Merger, each share of CMOF Common Stock issued and outstanding immediately prior to the effective time of the Company Merger (other than shares of CMOF Common Stock owned by CCI or any wholly owned subsidiary of CCI or CMOF) will be converted automatically into the right to receive 0.8669 shares of CCI Common Stock.
At the effective time of the OP Merger and by virtue of the OP Merger, each CMOF OP Partnership Unit issued and outstanding immediately prior to the effective time of the OP Merger (other than CMOF OP Partnership Units owned by CCI, CMOF or any wholly owned subsidiary of CCI or CMOF) will be converted automatically into the right to receive 0.8669 CROP Common Units.
Reasons for the Mergers (Beginning on page [    ])
In evaluating the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, the CMOF Board considered the recommendation of the CMOF Special Committee. The CMOF Special Committee, prior to making its recommendation, consulted with its independent legal and financial advisors. In reaching their respective determinations, the CMOF Board and the CMOF Special Committee considered a number of factors, including various factors that the CMOF Board and the CMOF Special Committee viewed as supporting their respective decisions with respect to the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. In the course of their evaluations of the proposed transactions, the CMOF Board and the CMOF Special Committee also considered a variety of risks and other potentially negative factors concerning the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.
A thorough discussion of certain factors considered by the CMOF Board and the CMOF Special Committee in reaching their decisions to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Mergers—Recommendation of the CMOF Board and Its Reasons for the Mergers” beginning on page [    ].
Recommendation of the CMOF Board
(Beginning on page
[

]
)
On July 8, 2022, after careful consideration, members of the CMOF Board, based on the recommendation of the CMOF Special Committee, (i) declared the advisability of the Merger Agreement and proposed Mergers, (ii) recommended that the stockholders of CMOF approve the consummation of the proposed

Company Merger and (iii) directed that the proposed Company Merger be submitted to the stockholders of CMOF for their approval. Certain factors considered by the CMOF Board in reaching its decision to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Mergers—Recommendation of the CMOF Board and Its Reasons for the Mergers” beginning on page [    ].
The CMOF Board recommends that the CMOF stockholders vote (i)
 FOR
the Merger Proposal and (ii)
 FOR
the Adjournment Proposal.
Summary of Risks Related to the Mergers
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])
You should consider carefully the risk factors described below together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the Mergers are described in the section entitled “Risk Factors—Risks Related to the Mergers” beginning on page [    ]. Certain of the risks related to the Mergers, include, among others, the following:

•	The Merger Consideration will not be adjusted in the event of any change in the relative values of CMOF or CCI.

•
Completion of the Mergers is subject to many conditions and if these conditions are not satisfied or waived, the Mergers will not be completed, which could result in the expenditure of significant unrecoverable transaction costs.

•	Failure to complete the Mergers could negatively impact the future business and financial results of CMOF.

•
The pendency of the Mergers, including as a result of the restrictions on the operation of CMOF’s and CCI’s business during the period between signing the Merger Agreement and the completion of the Mergers, could adversely affect the business and operations of CMOF, CCI or both.

•	Some of the directors and executive officers of CMOF have interests in seeing the Mergers completed that are different from, or in addition to, those of the CMOF stockholders.

•	The Company Merger is subject to approval by the CMOF stockholders.

•
The Merger Agreement prohibits CMOF from soliciting proposals after the date of the Merger Agreement and places conditions on its ability to accept a Superior Proposal, which may adversely affect the CMOF stockholders.

•	CMOF and CCI each expect to incur substantial expenses related to the Mergers.

•
The Company Merger is not a liquidity event for the CMOF stockholders. If a liquidity event is ever realized or if stockholders are otherwise able to sell their stock, the value received may be substantially less than what CMOF could have obtained by effecting a liquidity event at this time and substantially less than what stockholders paid for their investment in CMOF.

•	CMOF stockholders’ ownership interests will be diluted by the Merger.

•	Litigation, if any, challenging the Mergers may increase transaction costs and prevent the Mergers from becoming effective within the expected time frame.
The Special Meeting (
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[

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)
The Special Meeting will be held at the offices of CMOF at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106, commencing at [    ] Mountain Time on [    ], 2022.

At the Special Meeting, holders of CMOF Common Stock will be asked to consider and vote upon the following matters:

1.	a proposal to approve the Company Merger; and

2.
a proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of at least of a majority of the outstanding shares of CMOF Common Stock entitled to vote on such proposal at the Special Meeting. At the close of business on the Record Date, CROP owns 1,000 shares of CMOF Common Stock, which represent approximately 0.0199% of all the shares of CMOF Common Stock outstanding and entitled to vote at the Special Meeting. CCI, as the sole member of the sole general partner of CROP, has control over CROP and the voting and disposition of the shares of CMOF Common Stock. Except for the shares of CMOF Common Stock held by CROP, no executive officers, directors or affiliates of CMOF own any shares of CMOF Common Stock.
Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of all of the votes cast on such proposal at the Special Meeting.
Your vote as a CMOF stockholder is very important regardless of how many shares of CMOF Common Stock you own. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Special Meeting in person.
Opinion of CMOF Special Committee’s Financial Advisor (
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)
On July 8, 2022, CBRE Capital, the financial advisor to the CMOF Special Committee, rendered its oral opinion to the CMOF Special Committee, which oral opinion was subsequently confirmed in writing by delivery of CBRE Capital’s written opinion dated July 8, 2022 (the “Opinion”), to the effect that, as of such date and subject to the matters considered and the assumptions, limitations, qualifications and conditions set forth in the Opinion, the consideration to be received by the holders of CMOF Common Stock in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of CMOF Common Stock.
The full text of the Opinion, dated July 8, 2022, is attached to this proxy statement/prospectus as
Annex B. Holders of CMOF Common Stock are urged to read the Opinion carefully and in its entirety for a discussion of, among other matters, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by CBRE Capital in rendering the Opinion. The Opinion addressed only the fairness, from a financial point of view, of the Merger Consideration provided for in the Merger Agreement to the holders of CMOF Common Stock and did not address the underlying business decision of the CMOF Special Committee to recommend the Company Merger and CMOF’s entry into the Merger Agreement, the form or structure of the Mergers or any other transactions contemplated in the Merger Agreement, the relative merits of the Mergers as compared to any alternative transactions or business strategies that might exist for CMOF or the effect of any other transaction in which CMOF might engage.
CBRE Capital’s Opinion was not intended to, and does not, constitute advice or a recommendation to any holder of CMOF Common Stock with respect to any matter relating to the Mergers, including without limitation (i)
 as to how any holder of CMOF Common Stock should vote at the Special Meeting or (ii)
 whether any holder of CMOF Common Stock should take any other action with respect to the Mergers.

See “The Mergers—Opinion of CMOF Special Committee’s Financial Advisor” beginning on page [    ].
Stock Ownership of Directors and Executive Officers of CMOF (
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)
At the close of business on the Record Date, CROP owns 1,000 shares of CMOF Common Stock, which represents approximately 0.0199% of all the shares of CMOF Common Stock outstanding and entitled to vote. CCI, as the sole member of the sole general partner of CROP, has control over CROP and the voting and disposition of the shares of CMOF Common Stock. Daniel Shaeffer and Chad Christensen are two of the five directors of CCI and are executive officers and directors of CMOF. Gregg Christensen is an executive officer of both CCI and CMOF and a director of CMOF. In addition, Susan Hallenberg serves as an executive officer of CCI and CMOF.
In addition, immediately prior to the effective time of the OP Merger, CMOF OP intends to acquire the outstanding residual interests in the CW Park Avenue Joint Venture and the CW Broadway Joint Venture held by certain executive officers and directors in CCI and CMOF in exchange for an aggregate 461,023 CMOF OP Partnership Units. As a result of CMOF OP’s acquisition of the residual interests in the joint ventures, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Susan Hallenberg will directly or indirectly own 164,585, 164,585, 82,062, and 6,597 CMOF OP Partnership Units, respectively. The number of units to be issued was determined by reference to the underlying asset values supporting the negotiated exchange ratio of one CMOF OP Partnership Unit for 0.8669 CROP Common Units.
See “The Companies—Cottonwood Multifamily Opportunity Fund, Inc.—Security Ownership of Certain Beneficial Owners” beginning on page [    ].
Directors and Management of the Combined Company After the Mergers (
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)
The CCI Board currently consists of five directors, including three independent directors. The current directors of the CCI Board are Chad Christensen (Executive Chairman), Daniel Shaeffer, John Lunt (independent director), Jonathan Gardner (independent director) and Philip White (independent director). All current directors of the CCI Board are expected to comprise the board of directors of the Combined Company following the Mergers.
The executive officers of CCI immediately prior to the effective time of the Mergers are expected to continue to serve as executive officers of the Combined Company after the Mergers, with Daniel Shaeffer continuing to serve as Chief Executive Officer, Chad Christensen continuing to serve as Executive Chairman of the Board of Directors, Enzio Cassinis continuing to serve as President, Adam Larson continuing to serve as Chief Financial Officer, Susan Hallenberg continuing to serve as Chief Accounting Officer and Treasurer, Gregg Christensen continuing to serve as Chief Legal Officer and Secretary, Glenn Rand continuing to serve as Chief Operating Officer, Stan Hanks continuing to serve as Chief Development Officer, Eric Marlin continuing to serve as Executive Vice President, Capital Markets, and Paul Fredenberg continuing to serve as Chief Investment Officer.
Interests of CMOF’s and CCI’s Directors and Executive Officers in the Mergers
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In addition to their interests in the Mergers as holders of operating partnership units in both CROP and CMOF OP, some of CMOF’s and CCI’s directors and executive officers have interests in the Mergers that differ from, or are in addition to, the interests of the CMOF stockholders. The CMOF Special Committee and the CMOF Board were each aware of these interests and considered them, among other things, in reaching its decision to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Daniel Shaeffer and Chad Christensen are affiliated directors and executive officers of both CMOF and CCI. Gregg Christensen is a director and executive officer of CMOF and an executive officer of CCI. Susan Hallenberg is the Chief Financial Officer of CMOF and is Chief Accounting Officer and Treasurer of CCI.
Daniel Shaeffer, Chad Christensen and Gregg Christensen currently beneficially own approximately 73.5% of CCA, the sole owner of CCI Advisor. CCI Advisor earns fees and receives expense reimbursements pursuant to its advisory agreement with CCI, which will continue following consummation of the Mergers. The asset management fee and the performance participation allocation that CCI Advisor or its affiliates receive from the Combined Company will likely increase due to the additional assets held by CCI following the Mergers. As beneficial owners of CCA, Messrs. Shaeffer and C. and G. Christensen receive a greater portion of the advisory fees paid to CCI Advisor and may receive increased compensation related to the acquisition of the CMOF assets by CCI.
For information about the compensation paid to CCI Advisor, see “The Companies—Cottonwood Communities, Inc.—Certain Transactions with Related Persons—Our Relationship with CCI Advisor” beginning on page [    ]. For more information on the promotional interest to be received by the Special Limited Partner, an affiliate of CCI Advisor, see “Summary of CROP Partnership Agreement” beginning on page [    ].
In addition, certain outstanding promissory notes from CMOF held directly, or indirectly through affiliate entities, by Enzio Cassinis, Adam Larson and Eric Marlin, executive officers of CCI, each in the amount of $425,000, will be repaid at the time of the Mergers with cash from CCI.
In addition, immediately prior to the effective time of the OP Merger, CMOF OP intends to acquire the outstanding residual interests in the CW Park Avenue Joint Venture and the CW Broadway Joint Venture held by certain executive officers and directors in CCI and CMOF in exchange for an aggregate 461,023 CMOF OP Partnership Units. As a result of CMOF OP’s acquisition of the residual interests in the joint ventures, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Susan Hallenberg will directly or indirectly own 164,585, 164,585, 82,062, and 6,597 CMOF OP Partnership Units, respectively. The number of units to be issued was determined by reference to the underlying asset values supporting the negotiated exchange ratio of one CMOF OP Partnership Unit for 0.8669 CROP Common Units.
Relationship of CMOF and CCI
CCPM II, the sponsor, property manager and asset manager of CMOF, is indirectly owned and controlled by CROP, which is controlled by CCI as the sole member of the sole general partner of CROP. Daniel Shaeffer and Chad Christensen are affiliated directors and executive officers of both CMOF and CCI. Gregg Christensen is a director of CMOF and an executive officer of both CMOF and CCI. Susan Hallenberg is an executive officer of both CMOF and CCI.    In addition, all of CMOF’s investments are owned through joint venture arrangements with CROP.
Indemnification and Insurance
For a period of six years after the effective time of the Mergers, pursuant to the terms of the Merger Agreement and subject to certain limitations, CCI will cause the Surviving Entity to honor all rights to indemnification, advancement of expenses and limitation of liability existing in favor of current and former directors or officers of CMOF and its subsidiaries and of individuals who served in certain capacities for other entities at the request of CMOF or its subsidiaries (the “Indemnified Parties”) with regard to any actual or alleged acts, errors, omissions or claims occurring prior to the effective time of the Mergers by reason of the Indemnified Parties’ position, such rights to be honored solely to the extent provided in (i) the governing documents of CMOF or similar organizational documents or agreements of any subsidiary of CMOF and (ii) any indemnification or similar agreements which CMOF or any of its subsidiaries is a party or bound and which are set forth in the CMOF disclosure letter.

For a period of six years after the effective time of the Mergers, CCI will, or will cause the Surviving Entity to, either (i) maintain the same limits for directors’ and officers’ liability insurance coverage with terms and conditions that are not less advantageous to CMOF’s directors and officers than as provided in CMOF’s existing policies or (ii) obtain pre-paid
“tail” insurance policies for current and former directors and officers of CMOF, with a claims period of at least six years from the effective time of the Mergers and with at least the same coverage and amount and containing terms and conditions that are not less advantageous to CMOF’s directors and officers than as provided in CMOF’s existing policies with respect to actions or omissions which occurred before or at the effective time of the Mergers (including the transactions contemplated by the Merger Agreement).
Dissenters’ and Appraisal Rights in the Company Merger
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No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL, will be available to holders of CMOF Common Stock with respect to the Company Merger.
No Solicitation; Superior Proposals
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From the effective date of the Merger Agreement, CMOF will not, and will cause each of its subsidiaries and will direct each of its and their respective directors, officers, affiliates and representatives not to, among other things, directly or indirectly, initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.
At any time prior to obtaining the required CMOF stockholder approval, CMOF and its representatives may, in response to an unsolicited, bona fide written Acquisition Proposal that did not result from a material breach of the Merger Agreement, contact such person to clarify the terms and conditions of such Acquisition Proposal and (i) provide information in response to a request therefor by the person who made the written Acquisition Proposal, provided that (A) such information is provided pursuant to one or more acceptable confidentiality agreements and (B) CMOF provides such information to CCI prior to or at the same time the information is provided to such person, and (ii) engage or participate in any discussions or negotiations with the person who made such written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (i) or (ii) above, the CMOF Special Committee has either determined that such Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal could reasonably be expected to lead to a Superior Proposal.
CMOF will promptly notify CCI in writing if (i) any Acquisition Proposal is received by CMOF or any CMOF subsidiary, (ii) any request for information relating to CMOF or any CMOF subsidiary is received by CMOF or any CMOF subsidiary from any person who informs CMOF or any CMOF subsidiary that it is considering making or has made an Acquisition Proposal or (iii) any discussions or negotiations are sought to be initiated with CMOF or any CMOF subsidiary regarding any Acquisition Proposal, and thereafter will promptly keep CCI reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, request or inquiry.
Prior to the time that the required CMOF stockholder approval is obtained, the CMOF Board (or the CMOF Special Committee) may make an Adverse Recommendation Change and/or terminate the Merger Agreement to enter into a definitive acquisition agreement that constitutes a Superior Proposal only if:

•	CMOF receives an Acquisition Proposal that did not result from a material breach of the Merger Agreement and that Acquisition Proposal is not withdrawn;

•
the CMOF Special Committee has determined that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel and its financial advisor, that failure to take such action would be inconsistent with the duties of the directors of CMOF under applicable law;

•	CMOF has given CCI at least five business days’ prior written notice of its intention to take such action; and

•
CCI and CMOF have negotiated in good faith during such notice period to enable CCI to propose in writing revisions to the terms of the Merger Agreement such that it would, in the good faith determination of the CMOF Board or the CMOF Special Committee, after consultation with outside legal counsel and its financial advisor, cause such Superior Proposal to no longer constitute a Superior Proposal.

For more information regarding the limitations on CMOF, the CMOF Board and the CMOF Special Committee to consider other proposals, see “The Merger Agreement—Covenants and Agreements—No Solicitation; Superior Proposals” beginning on page [    ].
Conditions to Completion of the Mergers
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As more fully described in this proxy statement/prospectus and the Merger Agreement, the obligation of each of CMOF and CCI to complete the Mergers and the other transactions contemplated by the Merger Agreement is subject to the satisfaction or, to the extent permitted by law, waiver by the applicable party, at or prior to the effective time of the Mergers, of a number of closing conditions. These conditions include, among other things:

•	the approval by holders of CMOF Common Stock of the Company Merger has been obtained;

•
no judgment, writ, stipulation, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers remains in effect, and no law has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement and remains in effect that prohibits, restrains, enjoins or makes illegal the consummation of the Mergers or the other transactions contemplated by the Merger Agreement;

•
the registration statement on Form S-4 (the “Form S-4”) filed by CCI, of which this proxy statement/prospectus is a part, having been declared effective by the SEC, no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC and no proceedings for that purpose will have been initiated by the SEC and not withdrawn;

•	the truth and accuracy of the representations and warranties of each party made in the Merger Agreement as of the closing, subject to certain materiality standards;

•
the performance in all material respects with all obligations and the compliance in all material respects with all agreements and covenants required by the Merger Agreement to be performed by each party on or prior to the closing date;

•
from the date of the Merger Agreement through the effective time of the Mergers, there must not have occurred any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, constitutes or would reasonably be expected to constitute a material adverse effect on a party;

•	the parties must have delivered to the other party a certificate, dated as of the closing date, certifying that certain conditions have been satisfied;

•
the receipt of an opinion of counsel by CMOF from counsel for CCI to the effect that CCI has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT; and

•	the receipt of an opinion of counsel of each party to the effect that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.
Neither CMOF nor CCI can give any assurance as to when or if all of the conditions to the consummation of the Mergers will be satisfied or waived or that the Mergers will occur.
See “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page [    ] for more information.
Regulatory Approvals Required for the Mergers
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CMOF and CCI are not aware of any material federal or state regulatory requirements that must be complied with, or regulatory approvals that must be obtained, in connection with the Mergers or the other transactions contemplated by the Merger Agreement.
Termination of the Merger Agreement (
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CMOF and CCI may, by written consent, mutually agree to terminate the Merger Agreement before completing the Mergers, even after obtaining the required approval of the CMOF stockholders.
The Merger Agreement may also be terminated prior to the effective time of the Mergers by either CMOF or CCI, upon prior written notice to the other party, if any of the following occur, each subject to certain exceptions:

•	the Mergers have not occurred on or before the Outside Date;

•
there is any final,
non-appealable
order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the Merger Agreement; or

•
the required approval of the holders of CMOF Common Stock of the Company Merger was not obtained at the Special Meeting, duly convened or at any adjournment or postponement thereof at which a vote on the Merger Proposal was taken.

The Merger Agreement may also be terminated prior to the effective time of the Mergers by CCI upon any of the following, each subject to certain exceptions, and with prior written notice to CMOF:

•
CMOF has breached any of its representations or warranties or failed to perform any of its obligations, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would result in a failure of CMOF to satisfy certain closing conditions and (ii) cannot be cured or, if curable, is not cured by CMOF by the earlier of 30 days following written notice of such breach or failure from CCI to CMOF and two business days before the Outside Date; or

•
at any time prior to obtaining the required approval of the CMOF stockholders, if (i) the CMOF Board has made an Adverse Recommendation Change, (ii) CMOF has failed to publicly recommend against any tender offer or exchange offer for CMOF Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including by taking no position with respect to the acceptance of such tender offer or exchange offer by CMOF’s stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (iii) at any time prior to the receipt of the required CMOF stockholder approval, the CMOF Board has failed to publicly reaffirm the CMOF Board’s recommendation in favor of the Company Merger within 10 business days following the date an Acquisition Proposal has been first publicly announced (or if the Special Meeting is scheduled to be held within 10 business days after the date an Acquisition Proposal is publicly announced, as far in advance of the date on which the Special Meeting is scheduled to be held as is reasonably practicable), (iv) CMOF enters into an alternative acquisition agreement, or (v) CMOF has materially violated any of its obligations described in “The Merger Agreement —Covenants and Agreements—No Solicitation; Superior Proposals.”

The Merger Agreement may also be terminated prior to the effective time of the Mergers by CMOF upon any of the following, and with prior written notice to CCI:

•
CCI has breached any of its representations or warranties or failed to perform any of its obligations, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would result in a failure of CCI to satisfy certain closing conditions and (ii) cannot be cured or, if curable, is not cured by CCI by the earlier of 30 days following written notice of such breach or failure from CMOF to CCI and two business days before the Outside Date; provided, however, that CMOF will not have the right to terminate the Merger Agreement pursuant to the foregoing if CMOF is then in breach of any of its representations or agreements set forth in the Merger Agreement such that CCI already had a right to terminate the Merger Agreement;

•
at any time prior to obtaining the required CMOF stockholder approval to permit CMOF to enter into an alternative acquisition agreement with respect to a Superior Proposal so long as the termination payment described below in “—Termination Payment and Expense Reimbursement” is made in full to CCI prior to or concurrently with such termination; or

•
If (i) all of the conditions described in “The Merger Agreement—Conditions to Completion of the Mergers—Mutual Closing Conditions” and “The Merger Agreement—Conditions to Completion of the Mergers—Additional Closing Conditions for the Benefit of the CCI Parties” have been and continue to be satisfied or waived by CCI (other than those conditions that by their nature cannot be satisfied other than at closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of the notice referenced in clause (ii) if the closing were to occur on the date of such notice), (ii) on or after the date the closing should have occurred pursuant to the Merger Agreement, CMOF has delivered written notice to CCI to the effect that all of the applicable conditions have been satisfied or waived by CCI (other than those conditions that by their nature cannot be satisfied other than at closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of such notice if the closing were to occur on the date of such notice) and CMOF is prepared to consummate the closing, and (iii) the CCI Parties fail to consummate the closing within three business days after delivery of the notice referenced in the preceding clause (ii), and CMOF was ready, willing and able to consummate the closing during such three business day period.

For more information regarding the rights of CMOF and CCI to terminate the Merger Agreement, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page [    ].
Termination Payment and Expense Reimbursement (
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All expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will generally be paid by the party incurring such expenses, provided that CMOF and CCI will share equally any SEC filing fees as may be required to consummate the transactions contemplated by the Merger Agreement. Additionally, upon termination of the Merger Agreement in certain circumstances, the Merger Agreement provides for the payment by CMOF to CCI of a termination payment equal to $2,696,600 plus reimbursement of CCI’s expenses up to $449,400.
See “The Merger Agreement—Termination of the Merger Agreement—Termination Payment and Expense Reimbursement” beginning on page [    ] for more information on the termination payment or reimbursement of expenses that could be payable by CMOF to CCI.
Material U.S. Federal Income Tax Consequences of the Company Merger
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CMOF and CCI intend that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The closing of the Mergers is conditioned on the receipt by CCI and CMOF of an opinion from its respective tax counsel to the effect that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the Company Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder of shares of CMOF Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of CCI Common Stock in exchange for shares of CMOF Common Stock in connection with the Company Merger.
Non-U.S.
holders are generally expected to recognize gain or loss for U.S. federal income tax purposes upon the receipt of CCI Common Stock in exchange for shares of CMOF Common Stock in connection with the Company Merger.
For further discussion of certain U.S. federal income tax consequences of the Mergers and the ownership and disposition of CCI Common Stock, see “U.S. Federal Income Tax Considerations” beginning on page [    ]. CMOF stockholders should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or
non-U.S.
income and other tax laws) of the Mergers and the ownership and disposition of CCI Common Stock.
Accounting Treatment of the Mergers (
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)
CCI prepares its financial statements in accordance with U.S. generally accepted accounting principles, or GAAP. The Mergers will be treated as an equity transaction under GAAP. See “Accounting Treatment” on page [    ] for more information.
Comparison of Rights of CMOF Stockholders and CCI Stockholders
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At the effective time of the Mergers, CMOF stockholders will become CCI stockholders and, accordingly, their rights will be governed by the CCI Charter and the CCI Bylaws and the laws of the state of Maryland. The CCI Charter and the CCI Bylaws contain certain provisions that are different from the CMOF Charter and the CMOF Bylaws.
For a summary of certain differences between the rights of the CMOF stockholders and the CCI stockholders, see “Comparison of Rights of the CMOF Stockholders and the CCI Stockholders” beginning on page [    ].
Comparative Market Price Data
Neither the CMOF Common Stock nor the CCI Common Stock is listed on an exchange and there is no established public trading market for shares of the CMOF Common Stock or the CCI Common Stock.

RISK FACTORS
In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [    ], you, as a stockholder of CMOF, should carefully consider the following risks before deciding how to vote your shares of CMOF Common Stock. In addition, you should read and consider the risks associated with the business of CCI because these risks will also affect the Combined Company. You should also read and consider the other information included or incorporated by reference in this proxy statement/prospectus, including the Annexes. See “Where You Can Find More Information” on page [●].
Risks Related to the Mergers
The Merger Consideration will not be adjusted in the event of any change in the relative values of CMOF or CCI.
Upon the consummation of the Company Merger, each outstanding share of CMOF Common Stock will be converted automatically into the right to receive 0.8669 shares of CCI Common Stock. The Merger Consideration will not be adjusted, other than in the limited circumstances as expressly contemplated in the Merger Agreement in connection with stock splits, combinations, reclassifications, reorganizations, merger or exchange or similar transaction, or a stock dividend having a record date between the date of the Merger Agreement and the effective time of the merger, such that the issued and outstanding shares of CMOF Common Stock, CMOF OP Partnership Units, securities convertible or exchangeable into or exercisable for shares of CMOF Common Stock or CMOF OP Partnership Units, CCI Common Stock or CROP Common Units have been changed into a different number of shares or other securities or a different class. Except as expressly contemplated in the Merger Agreement, no change in the Merger Consideration will be made for any reason, including the following:

•	changes in the respective businesses, operations, assets, liabilities and prospects of CMOF and CCI;

•	changes in the estimated value per share of either the shares of CMOF Common Stock or CCI Common Stock;

•	interest rates, general market and economic conditions and other factors generally affecting the businesses of CMOF and CCI;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which CMOF and CCI operate;

•	dissident stockholder activity, including any stockholder litigation challenging the transaction;

•	acquisitions, dispositions or new development opportunities; and

•	other factors beyond the control of CMOF and CCI, including those described or referred to elsewhere in this “Risk Factors” section.
Completion of the Company Merger is subject to many conditions and if these conditions are not satisfied or waived, the Mergers will not be completed, which could result in the expenditure of significant unrecoverable transaction costs.
The completion of the Mergers is subject to many conditions, which must be satisfied or waived in order to complete the Mergers. The mutual conditions of the parties include, among others, (i) the approval by holders of CMOF Common Stock of the Company Merger, (ii) the absence of any judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that prohibits, restrains, enjoins or makes illegal the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, and (iii) the effectiveness of the Form S-4 to be filed by CCI for purposes of registering shares of CCI Common Stock to be issued in connection with the Company Merger. In addition, each party’s obligation to consummate the Mergers is subject to certain other conditions, including, among others, (a) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other customary exceptions), (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), (c) the absence of any change, event, circumstance or development arising during the period from the date of the Merger Agreement until the effective time of the Mergers that has had or would have a material adverse effect on the other party, (d) the receipt of an opinion of counsel for CCI to the effect that CCI has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT and (f) the receipt of an opinion of counsel of each party to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page [    ].
There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the Mergers will be completed. Failure to consummate the Mergers may adversely affect CMOF’s or CCI’s results of operations and business prospects for the following reasons, among others, (i) each of CMOF and CCI has incurred and will continue to incur certain transaction costs, regardless of whether the Mergers close, which could adversely affect each company’s financial condition, results of operations and ability to make distributions to its stockholders and (ii) the Mergers, whether or not they close, will divert the attention of certain management and other key employees of CMOF and CCI from ongoing business activities, including the pursuit of other opportunities that could be beneficial to CMOF or CCI, respectively. In addition, CMOF or CCI may terminate the Merger Agreement under certain circumstances, including, among other reasons, if the Mergers are not completed by the Outside Date. If the Mergers are not consummated, the ongoing business of CMOF could be adversely affected. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page [    ].
Failure to complete the Mergers could negatively impact the future business and financial results of CMOF.
If the Mergers are not completed, the ongoing business of CMOF could be materially and adversely affected and CMOF will be subject to a variety of risks associated with the failure to complete the Mergers, including the following:

•	CMOF being required, under certain circumstances, to pay to CCI a termination payment of $2,696,600 and up to $449,400 as reimbursement for CCI’s expenses;

•	CMOF having to pay certain costs relating to the Mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•	the diversion of CMOF management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers.
If the Mergers are not completed, these risks could materially affect the business and financial results of CMOF.
The pendency of the Mergers, including as a result of the restrictions on the operation of CMOF’s and CCI’s business during the period between signing the Merger Agreement and the completion of the Mergers, could adversely affect the business and operations of CMOF, CCI or both.
In connection with the pending Mergers, some business partners or vendors of each of CMOF and CCI may delay or defer decisions, which could negatively impact the revenues, earnings, cash flows and expenses of CMOF and CCI, regardless of whether the Mergers are completed. In addition, due to operating covenants in the

Merger Agreement, each of CMOF and CCI may be unable, during the pendency of the Mergers, to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business, even if such actions would prove beneficial.
Some of the directors and executive officers of CMOF have interests in seeing the Mergers completed that are different from, or in addition to, those of the CMOF stockholders.
Some of the directors and executive officers of CMOF have interests in seeing the Mergers completed that are different from, or in addition to, those of the CMOF stockholders. Specifically, Daniel Shaeffer, Chad Christensen and Gregg Christensen currently beneficially own approximately 73.5% of CCA. CCI Advisor is a wholly owned subsidiary of CCA. CCI Advisor earns fees and receives expense reimbursements pursuant to its advisory agreement with CCI. CCI Advisor is expected to provide advisory services for the Combined Company and earn fees and receive expense reimbursements related to its services. The asset management fee and the performance participation allocation that CCI Advisor or its affiliates receive from the Combined Company will likely increase due to the additional assets held by CCI following the Mergers.    As beneficial owners of CCA, Daniel Shaeffer, Chad Christensen and Gregg Christensen receive a greater portion of the advisory fees paid to CCI Advisor and may receive increased compensation related to the acquisition of the CMOF assets by CCI.
For more information about these and other interests of the directors and executive officers of CMOF, see “The Mergers—Interests of CMOF’s and CCI’s Directors and Executive Officers in the Mergers” beginning on page [    ].
The Mergers are subject to approval by CMOF stockholders.
In order for the Mergers to be completed, CMOF stockholders must approve the Company Merger, which requires the affirmative vote of the holders of at least a majority of the outstanding shares of CMOF Common Stock entitled to vote on the Merger Proposal at the Special Meeting. If the Merger Proposal is not approved by the stockholders by the Outside Date, either party can terminate the Merger Agreement, in which case the Mergers would not be consummated.
The Merger Agreement contains provisions that could discourage a potential competing acquirer of CMOF or could result in an Acquisition Proposal being at a lower price than it might otherwise be.
The Merger Agreement contains provisions that, subject to limited exceptions, restrict CMOF’s ability to solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal. With respect to any written, bona fide Acquisition Proposal that CMOF receives, CCI generally has an opportunity to offer to modify the terms of the Merger Agreement in response to such proposal before the CMOF Board may change, withdraw, or modify its recommendation to the CMOF stockholders in response to such Acquisition Proposal or terminate the Merger Agreement to enter into an agreement with respect to such Acquisition Proposal. Upon termination of the Merger Agreement under certain circumstances relating to an Acquisition Proposal, CMOF would have to pay CCI a termination payment of $2,696,600 and up to $449,400 as reimbursement for CCI’s expenses.
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of CMOF’s business from considering or making an Acquisition Proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than that market value proposed to be received or realized in the Mergers, or might cause a potential competing acquirer to propose to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination payment that may become payable in certain circumstances under the Merger Agreement.
In certain circumstances, either of CMOF or CCI may terminate the Merger Agreement.
CMOF or CCI may terminate the Merger Agreement by mutual written consent, if the Mergers have not been consummated by the Outside Date, if a final and non-appealable
order is entered permanently

restraining or otherwise prohibiting the transaction, upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied, or upon the failure to obtain the required approval of the CMOF stockholders. In addition, CMOF has the right to terminate the Merger Agreement at any time prior to obtaining the required approval of the CMOF stockholders in order to accept a Superior Proposal, provided that CMOF has complied with the terms of the Merger Agreement regarding termination in this circumstance. CMOF may also terminate the Merger Agreement if CCI has failed to consummate the merger on or after the closing date within three business days of receipt of written notice by CMOF. CCI has the right to terminate the Merger Agreement at any time prior to obtaining the required approval of the CMOF stockholders upon an Adverse Recommendation Change made by the CMOF Board, if CMOF has failed to publicly recommend against any tender offer or exchange offer for CMOF Common Stock that constitutes an Acquisition Proposal within ten business days of the offer, if the CMOF Board has failed to publicly reaffirm the CMOF Board’s recommendation in favor of the Company Merger within a certain time following the public announcement of an Acquisition Proposal, if CMOF enters into an alternative acquisition agreement, or if CMOF has breached or failed to comply with the non-solicitation
provisions in the Merger Agreement. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page [    ].
CMOF and CCI each expect to incur substantial expenses related to the Mergers.
CMOF and CCI each expect to incur substantial expenses in connection with completing the Mergers. Although CMOF and CCI each has assumed that a certain level of transaction expenses would be incurred, there are a number of factors beyond the control of each company that could affect the total amount or the timing of such expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction expenses associated with the Mergers could, particularly in the near term, exceed the savings that CCI expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings following the completion of the Mergers.
The ownership position of CMOF stockholders will be diluted by the Mergers.
The Mergers will dilute the ownership position of the CCI stockholders and result in the CMOF stockholders having an ownership stake in the Combined Company that is smaller than their current stake in CMOF. Upon completion of the Mergers, based on the number of shares of CCI Common Stock and CMOF Common Stock, and the number of CROP Common Units and CMOF OP Partnership Units outstanding as of July 8, 2022, continuing common stockholders of CCI and former common stockholders of CMOF will own approximately 86.8% and 13.2%, respectively, of the issued and outstanding shares of common stock of the Combined Company. This will result in continuing common stockholders of CCI and former common stockholders of CMOF indirectly owning 44.2% and 6.7%, respectively, of the CROP Common Units, alongside the continuing CROP limited partners, including CMOF OP limited partners who received CROP Common Units as merger consideration, who will own 49.1% of the CROP Common Units after the Mergers. Consequently, CCI stockholders and CMOF stockholders, as a general matter, will have less influence over the management and policies of the Combined Company following the Mergers than each currently exercise over the management and policies of CCI and CMOF, as applicable.
Litigation challenging the Mergers may increase transaction costs and prevent it from becoming effective or from becoming effective within the expected time frame.
If any stockholder files a lawsuit challenging the Mergers, CMOF and CCI can provide no assurances as to the outcome of any such lawsuit, including the costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation or settlement of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the Mergers on the agreed-upon terms, such an injunction may prevent the completion of the Mergers in the expected time frame or may prevent it from being completed altogether. Whether or not any such plaintiffs’ claims are successful, this type of litigation is often expensive and diverts management’s attention and resources, which could adversely affect the operations of each company’s business.

The Company Merger is not a liquidity event. If a liquidity event is ever realized or if stockholders are otherwise able to sell their stock, the value received may be substantially less than what CMOF could have obtained by effecting a liquidity event at this time and substantially less than what stockholders paid for their investment in CMOF.
The Company Merger is an
equity-for-equity
transaction. Stockholders will not receive cash for their shares of CMOF Common Stock. Although the Combined Company is expected to maintain a share repurchase program, the program may be suspended at any time. Therefore, stockholders may have to hold their investment in CCI for an indefinite period after the Mergers. During this holding period, the Combined Company may perform worse than expected, and it is possible that stockholders will lose their entire investment. If CMOF pursued a transaction that amounted to a liquidity event at this time, such as an orderly liquidation or a merger with another entity for cash or liquid securities, their stockholders might realize a better return than what they will achieve if the Combined Company pursues its long-term business plan.
Risks Related to the Combined Company
The Combined Company may need to incur additional indebtedness in the future.
It is possible that the Combined Company may increase its outstanding debt from current levels. The amount of such indebtedness could have material adverse consequences for the Combined Company, including hindering the Combined Company’s ability to adjust to changing market, industry or economic conditions; limiting the Combined Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions, development or emerging businesses and limiting the possibility of a listing on a securities exchange; limiting the amount of free cash flow available for future operations, acquisitions, distributions, stock repurchases or other uses; making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and placing the Combined Company at a competitive disadvantage compared to less leveraged competitors.
Following consummation of the Mergers, the Combined Company may assume certain potential and unknown liabilities relating to CMOF.
Following the consummation of the Mergers, the Combined Company will have assumed certain potential and unknown liabilities relating to CMOF and will inherit any liability with respect to unpaid taxes of CMOF for any periods prior to the Mergers. These liabilities could be significant and have a material adverse effect on the Combined Company’s business to the extent the Combined Company has not identified such liabilities or has underestimated the amount of such liabilities.
The Combined Company may incur adverse tax consequences if prior to the Mergers, CCI failed to qualify as a REIT for U.S. federal income tax purposes.
CCI has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the time of the Mergers, and the Combined Company intends to continue operating in such a manner following the Mergers. CCI has not requested and does not plan to request a ruling from the Internal Revenue Service (the “IRS”) that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Department of the Treasury regulations (“Treasury Regulations”) is greater in the case of a REIT, like CCI, that holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within the control of CCI may affect its ability to qualify as a REIT. In order to qualify as a REIT, CCI must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its REIT taxable income, excluding any net capital gains.

If CCI (or, following the Mergers, the Combined Company) loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•
it would be subject to U.S. federal corporate income tax on its net income for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•	it could be subject to increased state and local taxes;

•
unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•
for five years following
re-election
of REIT status, upon a taxable disposition of an asset owned as of such re-election,
it could be subject to corporate level tax with respect to any built-in
gain inherent in such asset at the time of
re-election.

As a result of all these factors, any of CCI or the Combined Company’s failure to qualify as a REIT could impair the Combined Company’s ability to expand its business and have other material adverse effects on the Combined Company. In addition, for years in which the Combined Company does not qualify as a REIT, it would not otherwise be required to make distributions to its stockholders.
In certain circumstances, even if the Combined Company qualifies as a REIT, it and its subsidiaries may be subject to certain U.S. federal, state and other taxes, which would reduce the Combined Company’s cash available for distribution to its stockholders.
Even if the Combined Company has qualified and continues to qualify as a REIT, it may be subject to some U.S. federal, state and local taxes on its income or property and, in certain cases, a 100% penalty tax, in the event it sells property as a dealer. Any U.S. federal, state or other taxes the Combined Company pays will reduce its cash available for distribution to stockholders. See “U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations Relating to the Combined Company’s Treatment as a REIT and to Holders of CCI Common Stock—Taxation of the Combined Company” beginning on page [    ].
If the Company Merger does not qualify as a
tax-free
reorganization, there may be adverse tax consequences.
The Company Merger is intended to qualify as a
tax-free
reorganization within the meaning of Section 368(a) of the Code. The closing of the Mergers is conditioned on the receipt by each of CMOF and CCI of an opinion of its respective counsel to the effect that the Company Merger will qualify as a tax-free
reorganization within the meaning of Section 368(a) of the Code. However, these legal opinions will not be binding on the IRS or on the courts. If, for any reason, the Company Merger failed to qualify as a tax-free
reorganization, then (i) each CMOF stockholder generally would recognize gain or loss, as applicable, equal to the difference between (A) the Merger Consideration (i.e. the fair market value of the shares of CCI Common Stock) received by the CMOF stockholder in the Company Merger and (B) the CMOF stockholder’s adjusted tax basis in its CMOF Common Stock and (ii) CMOF would recognize gain or loss, as applicable, equal to the difference between the gross fair market value and the aggregate adjusted tax basis of its assets.
The Combined Company will depend on key personnel for its future success, and the loss of key personnel or inability to attract and retain personnel could harm the Combined Company’s business.
The future success of the Combined Company will depend in large part on the ability of the Combined Company to attract and retain a sufficient number of qualified personnel. The future success of the Combined Company also depends upon the service of the Combined Company’s executive officers, who have extensive market knowledge and relationships and will exercise substantial influence over the Combined Company’s operational, financing, acquisition and disposition activity. Among the reasons that they are important to the Combined Company’s success is that each has a national or regional industry reputation that is expected to attract business and investment opportunities and assist the Combined Company in negotiations with lenders, potential business partners and industry personnel.
Many of the Combined Company’s other key executive personnel, particularly its senior managers, also have extensive experience and strong reputations in the industry. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and potential business partners is critically important to the success of the Combined Company’s business. The loss of services of one or more members of the Combined Company’s senior management team, or the Combined Company’s inability to attract and retain highly qualified personnel, could adversely affect the Combined Company’s business, diminish the Combined Company’s investment opportunities and weaken its relationships with lenders, business partners and industry personnel, which could materially and adversely affect the Combined Company.
Key employees may depart either before or after the Mergers because of a desire not to remain with the Combined Company following the Mergers. Accordingly, no assurance can be given that the Combined Company will be able to retain key employees.
Risks Related to an Investment in CCI Common Stock
General
There is no public trading market for the shares of CCI Common Stock and CCI does not anticipate that there will be a public trading market for its shares; therefore, stockholders’ ability to dispose of shares will likely be limited to repurchase by CCI. If stockholders do sell their shares to CCI, stockholders may receive less than the price they paid.
There is no current public trading market for shares of CCI Common Stock, and CCI does not expect that such a market will ever develop. Therefore, the repurchase of stockholders’ shares by CCI will likely be the only way for stockholders to dispose of their shares. CCI will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to CCI’s prior month’s NAV per share). CCI may repurchase a stockholder’s shares if the stockholder fails to maintain a minimum account balance of $500 of shares, even if the stockholder’s failure to meet the minimum account balance is caused solely by a decline in CCI’s NAV. Repurchases will be made at the transaction price in effect on the Repurchase Date, with the following exceptions (collectively, the “Early Repurchase Deduction”): (i) Class T, Class D and Class I shares that have not been outstanding for at least one year will be repurchased at 95.0% of the transaction price, (ii) Class A and Class TX shares that have been outstanding for at least five years and less than six years will be repurchased at 95.0% of the transaction price, (iii) Class A and Class TX shares that have been outstanding for at least three years and less than five years will be repurchased at 90.0% of the transaction price and (iv) Class A and Class TX shares that have been outstanding for at least one year and less than three years will be repurchased at 85.0% of the transaction price. For purposes of the Early Repurchase Deduction, the holding period is measured from the date the stockholder acquired the share (the “Acquisition Date”) through the first calendar day immediately following the prospective repurchase date. With respect to holders of Class A shares who acquired their shares pursuant to a merger transaction, the Acquisition Date is the date the holder acquired the corresponding share that was exchanged in the merger transaction. In addition, with respect to Class A and Class TX shares acquired through CCI’s distribution reinvestment plan or issued pursuant to a stock dividend, the shares will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan share or stock dividend relate. The Early Repurchase Deduction will also generally apply to minimum account repurchases. With respect to Class T, Class D and Class I shares, the Early Repurchase Deduction will not apply to shares acquired through the Company’s distribution reinvestment plan or issued pursuant to a stock dividend. Such Early Repurchase Deductions will inure indirectly to the benefit of the remaining stockholders. See “Description of Capital Stock—Share Repurchase Program—Early Repurchase Deduction” on page [    ].

A CCI stockholder’s ability to have their shares repurchased through CCI’s share repurchase program is limited. CCI may choose to repurchase fewer shares than have been requested to be repurchased, in the Company’s discretion at any time, and the amount of shares CCI may repurchase is subject to caps. Further, the CCI Board may modify or suspend the share repurchase program if it deems such action to be in CCI’s best interest and the best interest of CCI stockholders.
CCI may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase program, or none at all, in its discretion at any time. CCI may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond its control, the need to maintain liquidity for operations or because it has determined that investing in real property or other illiquid investments is a better use of CCI’s capital than repurchasing shares. In addition, the total amount of shares that CCI will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of CCI’s aggregate NAV of CCI Common Stock outstanding as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of the aggregate NAV of CCI Common Stock outstanding as of the last day of the previous calendar quarter. Further, the CCI Board may modify or suspend its share repurchase program if in its reasonable judgment it deems a suspension to be in the company’s best interest and the best interest of its stockholders, such as when a repurchase request would place an undue burden on its liquidity, adversely affect its operations or risk having an adverse impact on the company that would outweigh the benefit of the repurchase offer. If the full amount of all shares of CCI Common Stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.
The vast majority of CCI’s assets consist of properties that cannot generally be readily liquidated without impacting CCI’s ability to realize full value upon their disposition. Therefore, CCI may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in the company’s judgment, place an undue burden on the company’s liquidity, adversely affect its operations or risk having an adverse impact on the company as a whole, or should CCI otherwise determine that investing its liquid assets in real properties or other illiquid investments rather than repurchasing shares is in the best interests of the company as a whole, then CCI may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because CCI is not required to authorize the recommencement of the share repurchase program within any specified period of time, it may effectively terminate the plan by suspending it indefinitely. As a result, a CCI stockholder’s ability to have their shares repurchased by CCI may be limited and at times a CCI stockholder may not be able to liquidate their investment. See “Description of Capital Stock—Share Repurchase Program—Repurchase Limitations” on page [    ].
Economic events that may cause CCI’s stockholders to request that it repurchase their shares may materially adversely affect CCI’s cash flow and its results of operations and financial condition.
Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause CCI’s stockholders to seek to sell their shares to CCI pursuant to the share repurchase program at a time when such events are adversely affecting the performance of CCI’s assets. Even if CCI decides to satisfy all resulting repurchase requests, its cash flow could be materially adversely affected. In addition, if CCI determines to sell assets to satisfy repurchase requests, CCI may not be able to realize the return on such assets that it may have been able to achieve had it sold at a more favorable time, and CCI’s results of operations and financial condition, including, without limitation, breadth of its portfolio by property type and location, could be materially adversely affected.

Repurchases of CCI Common Stock or CROP Partnership Units that CCI Advisor or the Special Limited Partner elects to receive in lieu of fees or distributions will reduce cash available for distribution to CCI’s stockholders.
CCI Advisor or the Special Limited Partner may choose to receive CCI Common Stock or CROP Partnership Units in lieu of certain fees or distributions. Under certain circumstances shares of CCI Common Stock or CROP Partnership Units received in payment of the management fee are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, CCI may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to stockholders or for investment in CCI’s operations. Repurchases of shares of CCI Common Stock or CROP Partnership Units from CCI Advisor paid to the advisor as a management fee are not subject to the monthly and quarterly volume limitations or the Early Repurchase Deduction, and such repurchases may receive priority over other shares submitted for repurchase during such period. Repurchases of shares of CCI Common Stock or CROP Partnership Units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to any requirement that the units be held for at least one year but are subject to the other provisions regarding the exchange right as contemplated by the Partnership Agreement.
CCI is required to pay substantial compensation to CCI Advisor and its affiliates, which may be increased or decreased by a majority of the CCI Board, including a majority of the independent directors. Payment of fees and expenses to CCI Advisor and its affiliates reduces the cash available for distribution and increases the risk that stockholders will not be able to recover the amount of their investment in CCI’s shares.
Pursuant to CCI’s agreements with CCI Advisor and its affiliates, CCI is obligated to pay substantial compensation to CCI Advisor and its affiliates. Subject to limitations in CCI’s charter, the fees, compensation, income, expense reimbursements, interests and other payments that CCI is required to pay to CCI Advisor and its affiliates may increase or decrease if such change is approved by a majority of the CCI Board, including a majority of the independent directors. The compensation payable by CCI to CCI Advisor and its affiliates may not be on terms that would result from arm’s-length
negotiations, is payable whether or not CCI’s stockholders receive distributions, and is based on CCI’s NAV, which CCI Advisor is responsible for determining. These payments to CCI Advisor and its affiliates will decrease the amount of cash CCI has available for operations and new investments and could negatively impact its NAV, its ability to pay distributions and stockholders’ overall return.
Repurchases of shares of CCI Common Stock are made based on the most recently disclosed NAV per share at such time, which is generally the prior month’s NAV per share of CCI Common Stock.
Generally, the price at which CCI makes repurchases of its shares will equal the prior month’s NAV per share. The NAV per share as of the date on which an investor makes a repurchase request may be significantly different than the repurchase price received. In addition, in cases where CCI believes there has been a material change (positive or negative) to its NAV per share since the end of the prior month, CCI may repurchase shares at a price that it believes reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend its share repurchase program. In such cases, the repurchase price will be the most recently disclosed NAV per share at such time.
Valuations and appraisals of CCI’s properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.
The valuation methodologies used to value CCI’s properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, known contingencies, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of CCI’s properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond CCI’s control and the control of the Independent Valuation Advisor and other parties involved in the valuation of CCI’s assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining CCI’s NAV also are generally made without consideration of the expenses that would be incurred by CCI in connection with disposing of assets and liabilities. Therefore, the valuations of its properties, its investments in real estate-related assets and its liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. In addition to being a month old when share repurchases take place, CCI’s NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which its assets could be liquidated on any given day, the value a third party would pay for all or substantially all of its shares, or the price that its shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of shares of CCI Common Stock, the price CCI paid to repurchase CCI Common Stock or
NAV-based
fees it paid to CCI Advisor to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value.
CCI’s NAV per share amounts may change materially if the appraised values of its properties materially change from prior appraisals or the actual operating results for a particular month differ from what it originally budgeted for that month.
CCI’s properties are appraised monthly by either the Independent Valuation Advisor or a Third-Party Appraisal Firm. When these appraisals are considered by CCI Advisor for purposes of determining its NAV, there may be a material change in its NAV per share amounts for each class of CCI Common Stock from those previously reported. In addition, actual operating results for a given month may differ from what CCI originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. CCI will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what CCI previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of CCI Common Stock to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.
New acquisitions may be valued for purposes of CCI’s NAV at less than what CCI pays for them, which would dilute its NAV, or at more than what CCI pays for them, which would be accretive to its NAV.
Pursuant to CCI’s valuation guidelines, the acquisition price of a newly acquired property will serve as the basis for the initial monthly appraisal performed by the Independent Valuation Advisor. The price CCI pays to acquire a property will provide a meaningful data point to the Independent Valuation Advisor in its determination of the initial fair market value of the property; however, the Independent Valuation Advisor may conclude that the price CCI paid to acquire a property is higher or lower than the current fair market value of the property, which shall be used for purposes of determining CCI’s NAV. This is true whether the acquisition is funded with cash, equity or a combination thereof. When CCI obtains the first appraisal performed by the Independent Valuation Advisor on a property, it may not appraise at a value equal to the purchase price, which could negatively affect CCI’s NAV. Large portfolio acquisitions, in particular, may require a “portfolio premium” to be paid by CCI in order to be a competitive bidder, and this “portfolio premium” may not be taken into consideration in calculating CCI’s NAV. CCI may make acquisitions (with cash or equity) of any size without stockholder approval, and such acquisitions may be dilutive or accretive to CCI’s NAV. In addition, acquisition expenses CCI incurs in connection with new acquisitions will negatively impact CCI’s NAV.

The NAV per share that CCI publishes may not necessarily reflect changes in its NAV that are not immediately quantifiable.
From time to time, CCI may experience events with respect to its investments that may have a material impact on its NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. Similarly, negotiations, disputes and litigation that involve CCI and other parties may ultimately have a positive or negative impact on its NAV. The NAV per share of each class of CCI Common Stock as published for any given month may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that CCI publishes may not necessarily reflect changes in its NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from its actual NAV per share for such class until such time as the financial impact is quantified and its NAV is appropriately adjusted in accordance with its valuation guidelines. The resulting potential disparity in CCI’s NAV may inure to the benefit of stockholders submitting for repurchase or stockholders not submitting for repurchase and new purchasers of CCI Common Stock, depending on whether CCI’s published NAV per share for such class is overstated or understated.
The realizable value of specific properties may change before the value is adjusted by the Independent Valuation Advisor and reflected in the calculation of CCI’s NAV.
CCI’s valuation guidelines generally provide that the Independent Valuation Advisor will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material
events may also be made). CCI is dependent on CCI Advisor to be reasonably aware of material events specific to its properties (such as tenant disputes, damage, litigation and environmental issues, as well as positive events) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Advisor so that the information may be reflected in CCI’s real property portfolio valuation. Events may transpire that, for a period of time, are unknown to CCI or the Independent Valuation Advisor that may affect the value of a property, and until such information becomes known and is processed, the value of such asset may differ from the value used to determine CCI’s NAV. In addition, although CCI may have information that suggests a change in value of a property may have occurred, there may be a delay in the resulting change in value being reflected in its NAV until such information is appropriately reviewed, verified and processed. For example, CCI may receive an unsolicited offer, from an unrelated third party, to sell one of its assets at a price that is materially different than the price included in its NAV. Or, CCI may be aware of a change in collections, or a potential contract for capital expenditures. Where possible, adjustments generally are made based on events evidenced by proper final documentation. It is possible that an adjustment to the valuation of a property may occur prior to final documentation if the Independent Valuation Advisor determines that events warrant adjustments to certain assumptions that materially affect value. However, to the extent that an event has not yet become final based on proper documentation, its impact on the value of the applicable property may not be reflected (or may be only partially reflected) in the calculation of CCI’s NAV.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards. The CCI Board, including a majority of its independent directors, may adopt changes to the valuation guidelines.
The methods used by CCI Advisor to calculate CCI’s NAV, including the components used in calculating its NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and CCI’s NAV is not audited by CCI’s independent registered public accounting firm. CCI calculates and publishes its NAV solely for purposes of establishing the price at which it sells and repurchases shares of CCI Common Stock, and you should not view CCI’s NAV as a measure of CCI’s historical or future financial condition or performance. The components and methodology used in calculating CCI’s NAV may differ from those used by other companies now or in the future.

In addition, calculations of CCI’s NAV, to the extent that they incorporate valuations of CCI’s assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that CCI was forced to sell assets.
Additionally, errors may occur in calculating CCI’s NAV, which could impact the price at which CCI sells and repurchase shares of CCI Common Stock and the amount of CCI Advisor’s management fee and the Special Limited Partner’s performance participation interest. If such errors were to occur, CCI Advisor, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of CCI Common Stock were sold or repurchased or on the amount of CCI Advisor’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to our advisor’s policies and procedures, making adjustments to prior NAV calculations.
Each year the CCI Board, including a majority of its independent directors, will review the appropriateness of CCI’s valuation guidelines and may, at any time, adopt changes to the valuation guidelines.
You should carefully review the disclosure of CCI’s valuation policies and how its NAV will be calculated under “The Companies—Cottonwood Communities, Inc.—Net Asset Value Calculation and Valuation Guidelines.”
CCI will face significant competition for multifamily apartment communities and multifamily real estate-related assets, which may limit its ability to acquire suitable investments and achieve its investment objectives or make distributions.
CCI competes to acquire multifamily apartment communities and multifamily real estate-related assets with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, and other entities. Many of its competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than CCI does. CCI cannot be sure that the board of directors and CCI Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, CCI’s objectives will be achieved.
CCI’s success is dependent on general market and economic conditions.
The real estate industry generally and the success of CCI’s investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where CCI’s properties are located. These factors may affect the level and volatility of real estate prices, which could impair CCI’s profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect CCI’s investment opportunities and the value of its investments. The sponsor’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on its businesses and operations (including CCI Advisor).
A recession, slowdown and/or sustained downturn in the U.S. real estate market, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on CCI, the value of its assets and its profitability, impede the ability of its assets to perform under or refinance their existing obligations, and impair its ability to effectively deploy its capital or realize upon investments on favorable terms. CCI could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to its business, which losses will likely be exacerbated by the presence of leverage in CCI’s investments’ capital structures.
For example, during the financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of a prolonged tightening of lending standards. Due to the uncertainties created in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions and their ability to even make acquisitions or tenant improvements to existing holdings. Any future financial market disruptions may force CCI to use a greater proportion of its offering proceeds to finance acquisitions and fund tenant improvements, reducing the number of acquisitions CCI would otherwise make.
In addition, the recent invasion by the Russian Federation of the Ukraine on February 24, 2022 has caused a significant rise in geopolitical tensions and the United States, the United Kingdom and EU member states and other countries have imposed economic sanctions on the Russian Federation, parts of Ukraine, as well as various designated parties. As further military conflicts and economic sanctions continue to evolve, it has become increasingly difficult to predict the impact of these events or how long they will last. Depending on direction and timing, the Russian Federation-Ukraine conflict may significantly adversely affect economic and market conditions.
If CCI fails to diversify its investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on CCI’s assets and its ability to make distributions than if CCI had a diversified investment portfolio.
While CCI intends to diversify its portfolio of investments in the manner described in this prospectus, CCI is not required to observe specific diversification criteria. Therefore, its investments in multifamily apartment communities and multifamily real estate-related assets may be concentrated in assets that are subject to higher risk of foreclosure or concentrated in a limited number of geographic locations. To the extent that CCI’s portfolio is concentrated in limited geographic regions, downturns relating generally to such region may result in defaults on a number of its investments within a short time period, which may reduce CCI’s net income and the value of CCI Common Stock and accordingly limit CCI’s ability to make distributions to stockholders.
CCI is dependent upon CCI Advisor and its affiliates and any adverse changes in the financial health of CCI Advisor or its affiliates or CCI’s relationship with them could hinder CCI’s operating performance and the return on its stockholders’ investment.
CCI is dependent on CCI Advisor to manage CCI’s operations and its portfolio of multifamily apartment communities and multifamily real estate-related assets. Any adverse change in the financial condition of CCI Advisor or CCI’s relationship with CCI Advisor could hinder its ability to successfully manage CCI’s operations and its portfolio of investments.
CCI’s ability to achieve its investment objectives and to conduct its operations is dependent upon the performance of CCI Advisor. CCI Advisor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent any decline in the sponsor’s revenues and operating results impacts the performance of CCI Advisor, CCI’s results of operations and financial condition could also suffer. If CCI’s relationship with CCI Advisor, its affiliates and their real estate professionals is terminated for any reason, it will be difficult for CCI to implement its business strategy or manage its portfolio unless CCI engages another party to provide the services to be provided by CCI Advisor, its affiliates and employees.
CCI has paid distributions from offering proceeds. In the future CCI may continue to fund distributions with offering proceeds. To the extent CCI funds distributions from sources other than its cash flow from operations, CCI will have less funds available for investment in multifamily apartment communities and multifamily real estate-related assets and the overall return to its stockholders may be reduced.
CCI’s charter permits it to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and its charter does not limit the amount of funds CCI may use from any source to pay such distributions. CCI intends to make distributions on shares of CCI Common Stock on a per share basis with each share receiving the same distribution, subject to any class-specific expenses such as distribution fees on its Class T and Class D shares. If CCI funds distributions from financings, its offerings or other sources, CCI will have less funds available for investment in multifamily apartment communities and other multifamily real estate-related assets and the number of real estate properties that CCI invests in and the overall return to its stockholders may be reduced. If CCI funds distributions from borrowings, CCI’s interest expense and other financing costs, as well as the repayment of such borrowings, will reduce its earnings and cash flow from operations available for distribution in future periods. If CCI funds distributions from the sale of assets or the maturity, payoff or settlement of multifamily real estate-related assets, this will affect its ability to generate cash flows from operations in future periods.
During the early stages of its operations, it is likely that CCI will use sources of funds, which may constitute a return of capital to fund distributions. During CCI’s offering stage, when CCI may raise capital more quickly than it acquires income-producing assets, and for some period after, CCI may not be able to make distributions solely from its cash flow from operations. Further, because CCI may receive income from its investments at various times during its fiscal year and because it may need cash flow from operations during a particular period to fund capital expenditures and other expenses, CCI expects that at least during the early stages of its existence and from time to time during its operational stage, CCI will declare distributions in anticipation of cash flow that it expects to receive during a later period and it will make these distributions in advance of its actual receipt of these funds. In addition, to the extent CCI’s investments are in development or redevelopment projects or in properties that have significant capital requirements, its ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, CCI expects to look to third party borrowings to fund its distributions. CCI may also fund such distributions from the sale of assets. To the extent distributions exceed cash flow from operations, a stockholder’s basis in its stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.
For the three months ended March 31, 2022, and the year ended December 31, 2021, CCI paid aggregate distributions to common stockholders and limited partnership unitholders of $10.1 million and $20.2 million, including $9.6 million and $20.1 million of distributions paid in cash and $0.5 million and $0.1 million of distributions reinvested through its distribution reinvestment plan, respectively. CCI’s net loss for the three months ended March 31, 2022 and the year ended December 31, 2021 was $6.9 million and $106.9 million, respectively. Cash used in operating activities was $14.8 million for the three months ended March 31, 2022, and cash flows provided by operating activities were $5.4 million for the year ended December 31, 2021. CCI funded its total distributions paid during the three months ended March 31, 2022, which includes net cash distributions and distribution reinvestment by stockholders, with $10.1 million in offering proceeds. CCI funded its total distributions paid for the year ended December 31, 2021, which includes net cash distributions and distributions reinvested by stockholders, with $11.0 million prior period cash provided by operating activities, $5.0 million from additional borrowings, and $4.0 million of offering proceeds.
Generally, for purposes of determining the source of its distributions paid, CCI assumes first that it uses cash flow from operating activities from the relevant or prior periods to fund distribution payments. To the extent that CCI pays distributions from sources other than its cash flow from operating activities, CCI will have less funds available for the acquisition of real estate investments, the overall return to its stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in its stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.
CCI’s rights and the rights of CCI’s stockholders to recover claims against its officers and directors are limited, which could reduce stockholders’ and CCI’s recovery against them if they negligently cause CCI to incur losses.
Maryland law provides that an officer or director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in CCI’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. The CCI Charter provides that CCI’s officers and directors will not be liable to CCI or its stockholders for monetary damages and that CCI will generally indemnify them for losses unless CCI’s directors are negligent or engage in misconduct or CCI’s independent directors are grossly negligent or engage in willful misconduct. As a result, stockholders and CCI may have more limited rights against CCI’s officers and directors than might otherwise exist under common law, which could reduce CCI’s and stockholders’ recovery from these persons if they act in a negligent manner. The CCI Charter also requires CCI, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at CCI’s request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
CROP may be subject to tax indemnification obligations upon the taxable sale of certain of its properties. CROP will not have control of the assets that will be subject to an in-kind
redemption transaction under the CROP Tax Protection Agreement.
Pursuant to the tax protection agreement between CROP and High Traverse Holdings, LLC (“HT Holdings”), a Delaware limited liability company, which is beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin, each of whom are CCI’s executive officers and some of whom are CCI’s directors, (the “CROP Tax Protection Agreement”), CROP has agreed, until May 7, 2031, to indemnify HT Holdings (including Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin, as beneficial owners of HT Holdings, and their affiliated trusts and certain other entities) (collectively, the “protected partners”) against certain tax consequences of a taxable transfer of all or any portion of the properties that are owned by CROP or any of its subsidiaries as of the closing date of CCI’s merger with CROP, subject to certain conditions and limitations. CCI estimates the maximum potential liability associated with the CROP Tax Protection Agreement to be approximately $39.9 million. Although this estimate has been made based on the best judgment of CCI’s management assuming current tax rates as well as the current state of residence of indemnified parties, both of which may change in the future, no assurances can be provided that the actual amount of any indemnification obligation would not exceed this estimate. These indemnification obligations could prevent CROP from selling its properties at times and on terms that are in the best interest of CROP, CCI and the respective equity owners of CROP and CCI and any indemnification payments that may become payable could be a significant expense for CROP and CCI. In addition, at any time after the closing (including after expiration of the tax protection term), each protected partner and CROP will have the right to exercise an in-kind
redemption transaction (i.e., a redemption of all of the protected partner’s interest in CROP in exchange for one or more assets of CROP at the then-current market price). This would eliminate CROP’s indemnification obligations to the protected partner(s). The protected partners will have the right to select the assets of CROP necessary to effectuate the in-kind
redemption transaction, subject to certain limitations. If an in-kind
redemption transaction is effectuated, CROP’s portfolio may become less geographically diverse and thus subject to greater market risk, and CROP may be required to transfer some of its prime assets to the protected partner(s).
In addition, CROP has entered and may in the future enter into tax indemnification agreements with certain persons who contributed their interests in properties to CROP in exchange for CROP Common Units. These current agreements provide that CROP will indemnify such contributors against certain tax consequences of a taxable sale of the property contributed by such contributors through 2025, subject to certain conditions and limitations. CCI estimates the maximum potential liability associated with these tax indemnification agreements to be approximately $31.5 million. Although this estimate has been made based on the best judgment of CCI’s management assuming current tax rates as well as the current state of residence of indemnified parties, both of which may change in the future, no assurances can be provided that the actual amount of any indemnification obligation would not exceed this estimate. Future tax indemnification agreements entered by CROP may extend such obligations beyond 2025. The obligations of CROP under these and future indemnification agreements may constrain CROP with respect to deciding to dispose of a particular property and may also result in financial obligations for CCI.
CCI may change its targeted investments and policies without stockholder consent.
CCI invests in multifamily apartment communities (including certain multifamily apartment communities that include retail or other commercial uses) and multifamily real estate-related assets. Except under certain circumstances, CCI is not restricted as to the following:

•	where CCI may acquire multifamily apartment communities in the United States;

•
the percentage of CCI’s proceeds that may be invested in properties as compared with the percentage of its proceeds that it may invest in multifamily real estate-related assets; investment in direct interests in real estate and multifamily real estate-related assets will have differing risks and profit potential; or

•
the percentage of CCI’s proceeds that it may invest in any one real estate investment (the greater the percentage of its offering proceeds invested in one asset, the greater the potential adverse effect on CCI if that asset is unprofitable).

CCI may make adjustments to its target portfolio based on real estate market conditions and investment opportunities and it may change its targeted investments and investment guidelines at any time without the consent of CCI stockholders, which could result in CCI making investments that are different from, and possibly riskier than, the investments described under “The Companies – Cottonwood Communities.” A change in CCI’s targeted investments or investment guidelines could adversely affect the value of CCI Common Stock and its ability to make distributions to stockholders.
The CCI Board determines CCI’s major policies, including policies regarding financing, growth, REIT qualification, NAV methodologies and distributions. The CCI Board may amend or revise these and other policies without a vote of the stockholders. Under MGCL and the CCI Charter, CCI’s stockholders have a right to vote only on limited matters. The CCI Board’s broad discretion in setting policies and the CCI stockholders’ inability to exert control over those policies increases the uncertainty and risks faced by stockholders.
The CCI Board may change CCI’s investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, CCI may change the way its fees and expenses are incurred and allocated to different classes of stockholders. The CCI Board may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of CCI’s assets, are in the best interests of CCI’s stockholders. Holders of all classes of CCI Common Stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class
basis. Accordingly, investors in CCI’s Common Stock are subject to the risk that CCI’s offering, business and operating plans may change.
If CCI’s investments and future investments fail to perform as expected, cash distributions to its shareholders may decline.
As of March 31, 2022, CCI had a portfolio of $2.4 billion in total assets, with 86.2% of its equity value in operating properties, 7.7% in development and 6.1% in real estate-related investments. Each of its investments was based on an underwriting analysis with respect to each investment. If CCI’s investments do not perform as expected, whether as a result of the impact of the
COVID-19
virus on U.S. and world economies, or otherwise, or future acquisitions do not perform as expected, CCI may have less cash flow from operations available to fund distributions and investor returns may be reduced.

Conflicts of Interest
CCI Advisor faces a conflict of interest because the compensation it and the Special Limited Partner receive for services performed are based in part on CCI’s NAV, which CCI Advisor is responsible for determining.
CCI Advisor is paid a management fee for its services based on CCI’s NAV, which is calculated by CCI Advisor, based on valuations provided by the Independent Appraisal Firms. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in CROP are based upon CROP’s net assets (which is a component of CCI’s NAV). The calculation of CCI’s NAV includes certain subjective judgments with respect to estimating, for example, the value of CCI’s portfolio and its accrued expenses, net portfolio income and liabilities, and therefore, CCI’s NAV may not correspond to realizable value upon a sale of those assets. In order to avoid a reduction in CCI’s NAV, CCI Advisor may benefit by CCI retaining ownership of its assets at times when CCI’s stockholders may be better served by the sale or disposition of its assets. If CCI’s NAV is calculated in a way that is not reflective of its actual NAV, then the transaction price of shares of CCI Common Stock or the price paid for the repurchase of stockholders’ shares of CCI Common Stock on a given date may not accurately reflect the value of CCI’s portfolio, and stockholders’ shares may be worth less than the transaction price or more than the repurchase price.
CCI Advisor’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce CCI Advisor and its affiliates to make certain investments or retain certain investments, including speculative investments, that increase the risk of CCI’s real estate portfolio.
CCI pays CCI Advisor a management fee regardless of the performance of CCI’s portfolio. CCI Advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for CCI’s portfolio. CCI may be required to pay CCI Advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of CCI’s portfolio during that period.
The existence of the Special Limited Partner’s performance participation interest in CROP, which is based on CCI’s total distributions plus the change in NAV per share, may create an incentive for CCI Advisor to make riskier or more speculative investments on CCI’s behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of CCI’s investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.
Because the management fee and performance participation are based on CCI’s NAV, CCI Advisor may also be motivated to delay or curtail repurchases to maintain a higher NAV, which could increase amounts payable to CCI Advisor and the Special Limited Partner. In order to avoid a reduction in the NAV, CCI Advisor may also benefit by CCI retaining ownership of CCI’s assets at times when its stockholders may be better served by the sale or disposition of CCI’s assets.
CCI Advisor, its officers and the real estate, debt finance, and management professionals CCI retains will face competing demands on their time and this may cause CCI’s operations and its stockholders’ investment to suffer.
Subject to the supervision of the CCI Board, CCI relies on CCI Advisor, its officers, and the real estate, debt finance, and management professionals that it retains to provide services to CCI for the management of its business. CCI Advisor and its affiliates may advise other real estate programs and rely on many of the same real estate, debt finance, and management professionals. As a result of their interests in other programs sponsored by CCI’s sponsor and their obligations to other investors, these professionals will likely face conflicts of interest in allocating their time among CCI and other programs sponsored by CCI Advisor and its affiliates, as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to CCI’s business than are necessary or appropriate to manage CCI’s business. If these events occur, the returns on CCI’s investments, and the value of a stockholder’s investment, may decline.
All of CCI’s executive officers, some of its directors and the key real estate and debt finance professionals it retains face conflicts of interest related to their positions and/or significant ownership interests in CCI’s sponsor and advisor, which could hinder CCI’s ability to implement its business strategy and to generate returns to its stockholders.
All of CCI’s executive officers, some of its directors, and the key real estate and debt finance professionals it retains are also executive officers, directors and/or key professionals of CCI Advisor and sponsor. As a result, they owe fiduciary or other duties to each of these entities, their members and limited partners, which fiduciary or other duties may from time to time conflict with the fiduciary or other duties that they owe to CCI and its stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to CCI’s business, which could harm the implementation of CCI’s business strategy and its investment and leasing opportunities. If CCI does not successfully implement its business strategy, CCI may be unable to generate the cash needed to make distributions to its stockholders and to maintain or increase the value of its assets. Because some of CCI’s officers and directors have a significant ownership interest in CCI’s sponsor and advisor, they may make decisions regarding the management of the properties which are not in the best interests of its stockholders.
Conflicts of interest could result in CCI’s management acting other than in its stockholders’ best interest.
CCI is party to the Amended and Restated Advisory Agreement with CCI Advisor. CCI Advisor is owned by CCA which is currently beneficially owned and controlled by Daniel Shaeffer, Chad Christensen and Gregg Christensen who own approximately 73.5% of CCA. Because CCI’s affiliated directors and certain of its officers have a significant ownership interest in and control CCI’s sponsor and advisor and have an indirect interest in the performance participation interest in CROP they may make decisions regarding the advisory agreement or the CROP Partnership Agreement which are not in the best interests of CCI’s stockholders.
CCA may sponsor or advise future real estate programs. CCI may compete with future programs and other affiliates of CCI Advisor for opportunities to acquire or sell multifamily apartment communities and multifamily real estate-related assets, which may have an adverse impact on CCI’s operations. CCI may also buy or sell multifamily apartment communities and multifamily real estate-related assets at the same time as affiliates of CCI Advisor. There may be a conflict of interest with respect to the selection of multifamily apartment communities and multifamily real estate-related assets to be purchased by CCI and/or CCI Advisor and its affiliates. Affiliates of CCI Advisor may own competing properties in the markets in which CCI’s multifamily apartment communities are located which may lead to conflicts of interests with respect to the operations and management of its multifamily apartment communities.
The compensation CCI pays to CCI Advisor and the Special Limited Partner in connection with the management of CCI’s business were determined without the benefit of arm’s-length
negotiations of the type normally conducted between unrelated parties.
The compensation paid to CCI Advisor and the Special Limited Partner for services provided to CCI were determined without the benefit of arm’s-length
negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that CCI would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in multifamily apartment communities and multifamily real estate-related assets and distributions to CCI’s stockholders.

CCI Advisor faces conflicts of interest relating to the fees that CCI may pay to it and its affiliates, which could result in actions that are not necessarily in the long-term best interests of CCI’s stockholders.
Pursuant to the CROP Partnership Agreement, the Special Limited Partner is entitled to receive distributions from CROP with respect to its performance participation interest in CROP. This participation interest is structured to provide incentive to CCI Advisor to perform in CCI’s best interests and in the best interests of its stockholders. The amount of such compensation has not been determined as a result of arm’s-length
negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. Because, however, CCI Advisor is entitled to receive substantial minimum compensation regardless of performance, the interests of CCI Advisor and its affiliates is not wholly aligned with those of CCI’s stockholders. In that regard, CCI Advisor could be motivated to recommend riskier or more speculative investments in order for CCI to generate the specified levels of performance or sales proceeds that would entitle CCI Advisor and its affiliates to additional compensation.
If the Amended and Restated Advisory Agreement with CCI Advisor is terminated other than for cause (or non-renewal
or termination by CCI Advisor) on or before May 7, 2031, CCI will be required to pay a certain portion of the contingent acquisition fees and contingent financing fees provided for in the advisory agreement previously in effect.
CCI Advisor was entitled to receive contingent acquisition fees related to CCI’s purchase of multifamily apartment communities and multifamily real estate-related assets and contingent financing fees related to CCI’s financing of multifamily apartment communities and multifamily real estate-related assets. CCI Advisor agreed to defer the payment of any acquisition fee or financing fee until CCI’s common stockholders’ receipt of certain specified returns. In connection with the entry into the amended and restated advisory agreement on May 7, 2021, CCI eliminated its obligation to pay CCI Advisor contingent acquisition fees and contingent financing fees except in the circumstance in which the advisory agreement is terminated other than for cause (or non-renewal
or termination by CCI Advisor) before May 7, 2031. If the advisory agreement is terminated other than for cause (or non-renewal
or termination by CCI Advisor) the contingent acquisition fees and contingent financing fees provided for in the previous advisory agreement will be due and payable in an amount equal to approximately $19.8 million (if the termination occurs prior to May 7, 2023) reduced by $2.2 million each year thereafter. Thus, there may be conflicts of interest with respect to the termination of the advisory agreement and the payment of the contingent acquisition fees and contingent financing fees.
Risks Related to CCI’s Corporate Structure
The CCI Charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to its stockholders.
CCI’s charter, with certain exceptions, authorizes its directors to take such actions as are necessary and desirable to preserve its qualification as a REIT. To help CCI comply with the REIT ownership requirements of the Code, its charter prohibits a person from directly or constructively owning more than 9.8% of its outstanding shares, unless exempted by the CCI Board. This restriction may have the effect of delaying, deferring, or preventing a change in control of CCI, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of CCI’s assets) that might provide a premium price for holders of CCI Common Stock.
The CCI Charter permits the CCI Board to issue stock with terms that may subordinate the rights of its common stockholders or discourage a third party from acquiring CCI in a manner that could result in a premium price to CCI’s stockholders.
The CCI Board may classify or reclassify any unissued CCI Common Stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, the CCI Board could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of CCI Common Stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of CCI, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of its assets) that might provide a premium price to holders of CCI Common Stock.
Holders of CCI’s preferred stock will have dividend, liquidation and other rights that are senior to the rights of the holders of CCI Common Stock.
CCI has classified and designated 12,800,000 shares of its authorized but unissued preferred stock as shares of non-voting
Series 2019 Preferred Stock. The outstanding shares of Series 2019 Preferred Stock are entitled to receive a preferred dividend equal to a 5.5% (subject to an increase to 6.0% in certain circumstances) per annum cumulative but not compounded return.
As of March 31, 2022, CCI had 12,733,485 shares of Series 2019 Preferred Stock outstanding. Holders of the Series 2019 Preferred Stock are entitled to cumulative dividends before any dividends may be declared or set aside on CCI Common Stock, or the redemption of CCI Common Stock and a liquidation preference of $10.00 per share plus any accrued and unpaid distributions before any payment is made to holders of CCI Common Stock upon CCI’s voluntary or involuntary liquidation, dissolution or winding up. This will reduce the remaining amount of CCI’s assets, if any, available to distribute to holders of CCI Common Stock.
The CCI Charter designates the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by CCI’s stockholders, which could limit CCI’s stockholders’ ability to obtain a favorable judicial forum for disputes with CCI or its directors, officers or employees.
CCI’s charter provides that, unless CCI consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on CCI’s behalf, (b) any action or proceeding asserting a claim of breach of any duty owed by any of CCI’s directors or officers or other employees to the company or to its stockholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or CCI’s charter or bylaws, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any of CCI’s record or beneficial stockholders who is a party to such an action or proceeding shall cooperate in any request that CCI may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with CCI or its directors, officers or employees, which may discourage meritorious claims from being asserted against CCI and its directors, officers and employees. Alternatively, if a court were to find this provision of CCI’s charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, CCI may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect CCI’s business, financial condition or results of operations. CCI adopted this provision because it believes it makes it less likely that CCI will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce CCI into otherwise unjustified settlements, and CCI believes the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the MGCL to authorize the adoption of such provisions. The exclusive forum provision of CCI’s charter does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts or for claims under state securities laws.

CCI stockholders’ investment return may be reduced if CCI is required to register as an investment company under the Investment Company Act; if CCI’s subsidiaries or CCI become an unregistered investment company, then CCI could not continue its business.
Neither CCI nor any of its subsidiaries intend to register as investment companies under the Investment Company Act. If CCI or its subsidiaries were obligated to register as investment companies, then CCI would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, (i) limitations on capital structure, (ii) restrictions on specified investments, (iii) prohibitions on transactions with affiliates and (iv) compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase CCI’s operating expenses.
Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•
pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•
pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither CCI nor CROP should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which CCI and CROP will own CCI’s assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).
With respect to the primarily engaged test, CCI and CROP will be holding companies and do not intend to invest or trade in securities directly. Rather, through the majority-owned subsidiaries of CROP, CCI and CROP will be primarily engaged in the non-investment
company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
If any of the subsidiaries of CROP fail to meet the 40% test, then CCI believes they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action
letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets, at least 80% of its assets in qualifying assets plus real estate-related assets, and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on the no-action
letters. CCI expects that any of the subsidiaries of CROP relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then CCI expects to rely on guidance published by the SEC staff or on its analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
To maintain compliance with the Investment Company Act, CCI’s subsidiaries may be unable to sell assets CCI would otherwise want them to sell and may need to sell assets CCI would otherwise wish them to retain. In addition, CCI’s subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that CCI would otherwise want them to make and would be important to CCI’s investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to CCI’s views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance
and the risk that CCI may be forced to make adverse changes to its portfolio. In this regard, CCI notes that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. If CCI were required to register as an investment company but failed to do so, CCI would be prohibited from engaging in its business and criminal and civil actions could be brought against CCI. In addition, CCI’s contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of CCI and liquidate its business.
Rapid changes in the values of CCI’s assets may make it more difficult for CCI to maintain its qualification as a REIT or its exception from the definition of an investment company under the Investment Company Act.
If the market value or income potential of CCI’s qualifying real estate assets changes as compared to the market value or income potential of its non-qualifying
assets, or if the market value or income potential of its assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of CCI’s assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, CCI may need to modify its investment portfolio in order to maintain its REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that CCI may own. CCI may have to make investment decisions that it otherwise would not make absent REIT and Investment Company Act considerations.
Actions of CCI’s potential future joint venture partners could reduce the returns on joint venture investments and decrease CCI stockholders’ overall return.
CCI may enter into joint ventures with third parties or affiliates to acquire assets. CCI may also purchase and develop properties in joint ventures or in partnerships, co-tenancies
or other
co-ownership
arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that CCI’s co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with CCI’s business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to CCI’s instructions or requests or contrary to its policies or objectives; or

•
that disputes between CCI and its
co-venturer,
co-tenant
or partner may result in litigation or arbitration that would increase CCI’s expenses and prevent CCI’s officers and directors from focusing their time and effort on its operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce CCI’s returns on that investment and the value of its stockholders’ investment in CCI.

If funds are not available from CCI’s distribution reinvestment plan offering for general corporate purposes, then CCI may have to use a greater proportion of its cash flow from operations to meet its general cash requirements, which would reduce cash available for distributions and could limit CCI’s ability to repurchase shares under its share repurchase program.
CCI depends on the proceeds from its distribution reinvestment plan offering for general corporate purposes including, but not limited to: the repurchase of shares under its share repurchase program; capital expenditures, tenant improvement costs and leasing costs related to its real estate properties; reserves required by any financings of its real estate investments; the acquisition or origination of real estate investments; and the repayment of debt. CCI cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for general corporate purposes. If such funds are not available from CCI’s distribution reinvestment plan offering, then it may have to use a greater proportion of its cash flow from operations to meet its general cash requirements, which would reduce cash available for distributions and could limit its ability to repurchase shares under its share repurchase program.
Military conflict may affect the markets in which the Combined Company operates, its operations and its profitability.
The Russian Federation invaded Ukraine on February 24, 2022. Geopolitical tensions have risen significantly in response and the United States, the United Kingdom, EU member states, and other countries have imposed economic sanctions on the Russian Federation, parts of Ukraine, as well as various designated parties. As further military conflicts and economic sanctions continue to evolve, it has become increasingly difficult to predict the impact of these events or how long they will last. Depending on direction and timing, the Russian Federation-Ukraine conflict may significantly exacerbate the normal risks associated with an investment in real estate and result in adverse changes to, among other things: (i) general economic and market conditions; (ii) shipping and transportation costs and supply chain constraints; (iii) interest rates, currency exchange rates, and expenses associated with currency management transactions; (iv) demand for real estate; (v) available credit in certain markets; (vi) import and export activity from certain markets; and (vii) laws, regulations, treaties, pacts, accords, and governmental policies. Economic and military sanctions related to the Russian Federation-Ukraine conflict, or other conflicts, have the potential to gravely impact markets, global supply and demand, import/export policies, and the availability of labor in certain markets. There is no guarantee that such sanctions and economic actions will abate or that more restrictive measures will not be put in place in the near term. Moreover, it is expected that the Russian Federation-Ukraine military conflict could spark further sanctions and/or military conflicts which will impact other regions. The foregoing could impact the Combined Company’s operations and its ability to realize its investment objectives.
The outbreak of widespread contagious disease, such as the novel coronavirus,
COVID-19,
could adversely impact CCI’s operations and the value of its investments.
The global impact of the outbreak of
COVID-19
has been widespread and many countries have reacted by instituting quarantines and restrictions on travel, closing financial markets and/or restricting trading, and limiting operations of non-essential
businesses. Such actions have created disruption in global supply chains, and have adversely impacted many industries. Although vaccines for
COVID-19
have been made available to the general public in the U.S. and in many places around the world, vaccination rates vary and may lose effectiveness without boosters and the outbreak could have a continued adverse impact on economic and market conditions. Although many or all facets of CCI’s business could in the future be impacted by
COVID-19,
CCI currently believes the following potential impacts to be among the most important to it. As a result of shutdowns, quarantines or actual viral health issues, tenants at our multifamily apartment communities may experience reduced wages for a prolonged period of time and may be unable to make their rental payments. CCI may be unable to evict tenants due to federal, state and/or local laws or regulations or lender requirements implemented as a result of the
COVID-19
virus outbreak. In addition, property managers may be limited in their ability to properly maintain our multifamily apartment communities. Market fluctuations may affect CCI’s ability to obtain necessary funds for its operations from current lenders or new borrowings. In addition, CCI may be unable to obtain financing for the acquisition of investments on satisfactory terms, or at all. The occurrence of any of the foregoing events or any other related matters could materially and adversely affect CCI’s financial performance and its overall value, and investors could lose all or a substantial portion of their investment in CCI.
In addition, CCI may experience other negative impacts to its business as a result of the pandemic that could exacerbate other risks described in this prospectus. Any of the
COVID-19
risks, or other effects from
COVID-19
that CCI currently does not foresee, could have a negative impact on CCI’s cash flows, operating results and NAV and on its ability to fund distributions to stockholders and satisfy repurchase requests.
CCI stockholders’ interests in CCI will be diluted if CCI issues additional shares. CCI stockholders’ interest in CCI’s assets will also be diluted if CROP issues additional units.
Holders of CCI Common Stock will not have preemptive rights to any shares CCI issues in the future. Under CCI’s charter, CCI has the authority to issue a total of 1,100,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 125,000,000 of which are classified as Class A shares, 50,000,000 of which are classified as Class TX shares, 275,000,000 of which are classified as Class T shares, 275,000,000 of which are classified as Class D shares, 275,000,000 of which are classified as Class I shares, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, 12,800,000 of which are classified as Series 2019 Preferred Stock.
The CCI Board may amend the charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. The CCI Board may elect, without stockholder approval, to: (1) sell additional shares of CCI Common Stock in the future; (2) issue shares of common stock or units in CROP in private offerings; (3) issue shares of common stock or units in CROP to CCI Advisor or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to CCI or the performance participation allocation; or (4) issue shares of common stock or units in CROP to sellers of properties CCI acquires.
To the extent CCI issues additional shares of common stock in the future, existing CCI stockholders’ percentage ownership interest in CCI will be diluted. Because CCI holds all of its assets through CROP, to the extent CCI issues additional units of CROP in the future, existing CCI stockholders’ percentage ownership interest in CCI’s assets will be diluted. Because certain classes of the units of CROP may, in the discretion of the CCI Board, be exchanged for shares of common stock, any merger, exchange or conversion between CROP and another entity ultimately could result in the issuance of a substantial number of shares of common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, stockholders may experience substantial dilution in their percentage ownership of shares or their interests in the underlying assets held by CROP. CROP units may have different and preferential rights to the claims of common units of CROP which correspond to the common stock held by CCI stockholders. Certain units in CROP may have different and preferential rights to the terms of the common CROP units which correspond to the common stock held by CCI stockholders.
The issuance of CROP LTIP Units and CROP Special LTIP Units to senior officers of the Combined Company may dilute the CCI stockholders’ interests in CCI after such LTIP units vest and have the right to be exchanged for shares of CCI Common Stock.
CROP grants equity awards of CROP LTIP Units and CROP Special LTIP Units to certain senior officers and employees. These LTIP units are convertible into CROP Common Units upon achieving certain vesting and performance requirements. After the LTIP units vest, they will become CROP Common Units and the holders thereof will be eligible to exchange their CROP Common Units for shares of CCI Common Stock under the terms of the CROP Partnership Agreement, subject to a one-year
holding period. Thus, the ownership position of the CCI stockholders will be diluted.

If CCI is unable to obtain funding for future cash needs, cash distributions to its stockholders could be reduced and the value of its investments could decline.
If CCI needs additional capital in the future to improve or maintain its multifamily apartment communities or for any other reason, it may have to obtain financing from sources beyond its cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If CCI cannot procure additional funding for capital improvements, its investments may generate lower cash flows or decline in value, or both, which would limit its ability to make distributions to stockholders and could reduce the value of a stockholder’s investment.
CCI’s UPREIT structure may result in potential conflicts of interest with limited partners in CROP whose interests may not be aligned with those of CCI’s stockholders.
CCI’s directors and officers have duties to the corporation and its stockholders under Maryland law and CCI’s charter in connection with their management of the corporation. At the same time, CCI, as the sole member of the sole general partner, has fiduciary duties under Delaware law to CROP and to the limited partners in connection with the management of CROP. CCI’s duties as general partner of CROP and its partners may come into conflict with the duties of CCI’s directors and officers to the corporation and its stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s Partnership Agreement. The Partnership Agreement of CROP provides that, for so long as CCI owns a controlling interest in CROP, any conflict that cannot be resolved in a manner not adverse to either CCI’s stockholders or the limited partners may be resolved in favor of its stockholders.
Additionally, the CROP Partnership Agreement expressly limits CCI’s liability by providing that CCI and its officers, directors, agents and employees will not be liable or accountable to CROP for losses sustained, liabilities incurred or benefits not derived if CCI or its officers, directors, agents or employees acted in good faith. In addition, CROP is required to indemnify CCI and its officers, directors, employees, agents and designees to the extent permitted by applicable law and to the extent indemnification is not prohibited under Article XVI of the CCI Charter, from and against any and all claims arising from operations of CROP, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and CCI has not obtained an opinion of counsel covering the provisions set forth in the CROP Partnership Agreement that purport to waive or restrict CCI’s fiduciary duties.
Although CCI is not currently afforded the protection of the MGCL relating to deterring or defending hostile takeovers, the CCI Board could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of CCI and may prevent CCI stockholders from receiving a premium price for their shares in connection with a business combination.
Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds
of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should the CCI Board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of CCI and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection.
Because Maryland law permits the CCI Board to adopt certain anti-takeover measures without stockholder approval, investors in CCI may be less likely to receive a “control premium” for their shares.
In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits the CCI Board, without stockholder approval, to amend the CCI Charter to:

•	stagger the CCI Board into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	provide that only the CCI Board can fix the size of the board;

•	provide that all vacancies on the CCI Board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and
• require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.
Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act and has at least three independent directors. The CCI Charter does not prohibit the CCI Board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of the assets of CCI) that might provide a premium price for holders of CCI securities.
CCI could be negatively impacted by changes in its relationship with Fannie Mae or Freddie Mac, changes in the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.
Fannie Mae and Freddie Mac have been a major source of financing for multifamily real estate in the United States and CCI has used loan programs sponsored by these agencies to finance most of its acquisitions of multifamily properties. There have been ongoing discussion by the government and other interested parties with regard to the long term structure and viability of Fannie Mae and Freddie Mac, which could result in adjustments to guidelines for their loan products. Should these agencies have their mandates changed or reduced, lose key personnel, be disbanded or reorganized by the government or otherwise discontinue providing liquidity for the multifamily sector, CCI’s ability to obtain financing through loan programs sponsored by the agencies could be negatively impacted. In addition, changes in CCI’s relationships with Fannie Mae and Freddie Mac, and the lenders that participate in these loan programs, with respect to CCI’s existing mortgage financing could impact its ability to obtain comparable financing for new acquisitions or refinancing for its existing multifamily real estate investments. Should CCI’s access to financing provided through Fannie Mae and Freddie Mac loan programs be reduced or impaired, it would significantly reduce CCI’s access to debt capital and/or increase borrowing costs and could significantly limit its ability to acquire properties on acceptable terms and reduce the values to be realized upon property sales.
Breaches of CCI’s data security could materially harm CCI, including its business, financial performance and reputation.
CCI collects and retains certain personal information provided by its residents and employees. Security measures it has implemented to protect the confidentiality of this information may not prevent unauthorized access to this information. Any breach of its data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to CCI’s reputation, that could materially and adversely affect CCI, including its business and financial performance.
Some of the prior programs of the indirect owner of CCI’s prior sponsor, CROP and its predecessor entities, have not met the anticipated performance levels.
CROP and its predecessor, Cottonwood Capital, LLC, have sponsored a number of prior real estate programs. Some of these prior real estate programs have not achieved the leasing and operational thresholds projected by CROP or Cottonwood Capital, LLC. As a result, the returns to investors in some of these prior real estate programs may not have met the expected thresholds.
CCI is an “emerging growth company” under the federal securities laws and is subject to reduced public company reporting requirements.
CCI is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS” Act), and is eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. CCI may retain its status as an “emerging growth company” for a maximum of five years, or until the earliest of (i) the last day of the first fiscal year in which it has total annual gross revenue of $1.07 billion or more, (ii) December 31 of the fiscal year that CCI becomes a “large accelerated filer” as defined in Rule
12b-2
under the Exchange Act (which would occur if the market value of CCI Common Stock held by non-affiliates
exceeds $700 million, measured as of the last business day of CCI’s most recently completed second fiscal quarter, and CCI has been publicly reporting for at least 12 months) or (iii) the date on which CCI has issued more than $1 billion in non-convertible
debt during the preceding three-year period. Under the JOBS Act, emerging growth companies (a) are permitted to provide audited financial statements for two fiscal years instead of three fiscal years required for other reporting companies, (b) are not required to provide certain disclosures relating to executive compensation generally required for larger public companies, (c) are not required to provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (d) are not required to comply with the audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012 (unless the SEC determines otherwise) and (e) do not have to hold stockholder advisory votes on executive compensation. Taking advantage of any of these reduced requirements may make the CCI Common Stock less attractive. CCI expects to no longer qualify as an emerging growth company as of December 31, 2023.
Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, CCI has elected to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging
growth companies. Section 107 of the JOBS Act provides that CCI’s decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
CCI expects that as of December 31, 2023, it will no longer be an emerging growth company.
CCI expects to no longer qualify as an emerging growth company as of December 31, 2023. Accordingly, CCI will become subject to certain disclosure and compliance requirements that apply to other public companies but did not previously apply to it due to its status as an emerging growth company. See “CCI is an ‘emerging growth company’ under the federal securities laws and is subject to reduced public company reporting requirements.” CCI expects that the loss of emerging growth company status and compliance with the additional requirements of not being an emerging growth company will increase its legal and financial compliance costs and cause management and other personnel to divert attention from operational and other business matters to devote substantial time to public company reporting requirements.
General Risks Related to Investments in Real Estate
CCI will not be diversified with respect to the class of assets that it owns.
CCI will invest, through CROP, solely in multifamily apartment communities and multifamily real estate-related assets. While CCI intends to invest in a significant number of properties across several geographical locations and markets, it will not invest in a diverse set of asset classes. Further, it has no plans to acquire any assets other than assets consisting of multifamily apartment communities and multifamily real estate-related assets. Therefore, each of CCI’s investments could be subject to the same or similar rental property related risks and a decline in real estate values in general or a change in economic conditions which affects real property investment and rental markets could have a substantial adverse effect on CCI’s financial performance.
If capitalization rates increase, the value of CCI’s assets may decrease and it may not be able to sell its assets at anticipated prices.
The value of real estate is generally based on capitalization rates. Capitalization rates generally trend with interest rates. Consequently, if interest rates go up, so do capitalization rates. Based on historical interest rates, current interest rates are low, as are current capitalization rates. However, if interest rates rise in the future, capitalization rates may also rise, and as a result, the value of real estate will decrease. If capitalization rates increase, CCI’s assets will likely achieve a lower sales price than anticipated, resulting in reduced returns.
There are risks inherent in the acquisition and management of multifamily apartment communities.
There are risks associated with the operation of multifamily apartment communities, including, but not limited to, vacillations in the demand for residential space; risk of loss or damage to the improvements or property of tenants; environmental risks and other risks associated with ownership of real estate. Any of the above factors, or a combination thereof, could result in a decrease in the value of CCI’s investments which would have an adverse effect on its results of operations, reduce the cash flow available for distributions and the return on a stockholder’s investment.
Rental levels at the multifamily apartment communities that CCI acquires can vary over time and CCI may not be able to maintain the occupancy rates it anticipates.
CCI will make its determination regarding the acquisition of multifamily apartment communities that it acquires based, among other things, on the property’s projected rent levels. However, there can be no assurance that a multifamily apartment community will continue to be occupied at the projected rents. It is anticipated that leases with the tenants at CCI’s multifamily apartment communities will generally be for terms of one year or less. If the tenants of the properties do not renew or extend their leases, if tenants default under their leases at the properties, if issues arise with respect to the permissibility of certain uses at the properties, if tenants of the properties terminate their leases, or if the terms of any renewal (including concessions to the tenants) are less favorable than existing lease terms, the operating results of the properties could be substantially affected. As a result, CCI may not be able to make distributions to the stockholders at the anticipated levels.
CCI relies on its employees as well as third parties to provide property management services to its properties, should the staff of a particular property perform poorly, CCI’s operating results for that property will similarly be hindered and CCI’s net income may be reduced.
CCI depends upon its employees as well as the performance of its third-party property managers to effectively manage its properties and real estate-related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, CCI may have to offer inducements, such as free rent and resident amenities, to compete for residents. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should CCI or third parties fail to identify problems in the day-to-day management
of a particular property or fail to take the appropriate corrective action in a timely manner, CCI’s operating results may be hindered and its net income reduced.
It may be difficult for CCI to attract new tenants to its multifamily apartment communities.
There can be no assurance that CCI will be able to maintain the occupancy rates at its multifamily apartment communities. The tenants at any multifamily apartment communities may have the right to terminate their leases upon the occurrence of specified events. It is anticipated that the majority of leases at the properties will be for terms of one year or less.
Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect CCI’s portfolio of residential properties.
Lower revenue growth or significant unanticipated expenditures may result from changes in rent control or rent stabilization laws or other residential landlord/tenant laws. Municipalities may implement, consider or be urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit CCI’s ability to raise rents based on market conditions. For example, in 2016 in Mountain View, California, voters passed a referendum that limits rent increases on existing tenants (but not on new move-ins)
in communities built before 1995. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating residential housing, as well as any lawsuits against us arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations may limit CCI’s ability to charge market rents, increase rents, evict tenants or recover increases in our operating costs and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with investments in residential properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from such properties.
CCI’s inability to sell a multifamily apartment community at the time and on the terms CCI wants could limit its ability to pay cash distributions to its stockholders.
Many factors that are beyond CCI’s control affect the real estate market and could affect CCI’s ability to sell multifamily apartment communities for the price, on the terms or within the time frame that it desires. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, CCI has a limited ability to vary its portfolio in response to changes in economic or other conditions. Further, before CCI can sell a multifamily apartment community on the terms it wants, it may be necessary to expend funds to correct defects or to make improvements. However, CCI can give no assurance that it will have the funds available to correct such defects or to make such improvements. It may be unable to sell its multifamily apartment communities at a profit. CCI’s inability to sell multifamily apartment communities at the time and on the terms it wants could reduce its cash flow and limit its ability to make distributions to its stockholders and could reduce the value of a stockholder’s investment.
CCI may have no or only limited recourse for any problems later identified for multifamily apartment communities it acquires, which could materially and adversely affect the company, including its results of operations.
CCI anticipates sellers of multifamily apartment communities will sell such properties “as is,” “where is” and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of multifamily apartment communities with no or limited warranties increases the risk that CCI may lose some or all of its invested capital in the property, as well as the loss of rental income from that multifamily apartment community, which could materially and adversely affect CCI.
Costs imposed pursuant to governmental laws and regulations may reduce CCI’s net income and the cash available for distributions to its stockholders.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. It could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground
storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related
concerns.
Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of CCI’s tenants, the condition of properties at the time CCI buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect CCI’s properties.
The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder CCI’s ability to sell, rent, or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages CCI must pay will reduce its ability to make distributions and may reduce the value of a stockholder’s investment.
Potential liability for environmental matters could adversely affect CCI’s financial condition.
Although CCI intends to subject its multifamily apartment communities to an environmental assessment prior to acquisition, CCI may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of CCI’s properties, or the failure to properly remediate a contaminated property, could adversely affect CCI’s ability to sell or rent the property or to borrow using the property as collateral.
Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•
responsibility and liability for the costs of investigation, removal, or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants;

•
liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from CCI’s property;

•	responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials; and

•	environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.
Costs associated with complying with the Americans with Disabilities Act and the Fair Housing Amendment Act may decrease cash available for distributions.
CCI’s properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act and the Fair Housing Amendment Act, as amended, or the Fair Housing Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons and may require owners of multifamily dwellings to make reasonable exceptions in their policies and operations to afford people with disabilities equal housing opportunities. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Fair Housing Act requires multifamily dwellings first occupied after March 13, 1991 to comply with design and construction requirements related to access and use by disabled persons. Any funds used for Disabilities Act and Fair Housing Act compliance will reduce CCI’s net income and the amount of cash available for distributions to stockholders.
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce CCI’s cash flows and the return on its stockholders’ investment.
There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.
Insurance risks associated with potential acts of terrorism could sharply increase the premiums CCI pays for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which may increase CCI’s cost of obtaining financing. CCI may not have adequate coverage for such losses. If any of its properties incurs a casualty loss that is not fully insured, the value of its assets will be reduced by any such uninsured loss, which may reduce the value of a stockholder’s investment. In addition, other than any working capital reserve or other reserves CCI may establish, CCI has no source of funding to repair or reconstruct any uninsured property. Also, to the extent CCI must pay unexpectedly large amounts for insurance, the company could suffer reduced earnings that would result in lower distributions to stockholders.
The properties will include certain amenities for the residents at the properties that could increase the potential liabilities at the properties.
In addition to the apartment buildings, the properties will be improved with various amenities, such as swimming pools, exercise rooms, playgrounds, laundry facilities, business centers and/or rentable club houses. Certain claims could arise in the event that a personal injury, death, or injury to property should occur in, on, or around any of these improvements. In addition, certain of the multifamily apartment communities may be located in areas where dangerous wildlife lives which could pose dangers to the residents at the applicable property. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, CCI may lose all or part of the investment. CCI may be liable for any uninsured or underinsured personal injury, death or property damage claims. Liability in such cases may be unlimited but stockholders will not be personally liable.

Competition and any increased affordability of
single-family
residential homes could limit CCI’s ability to lease its apartments or maintain or increase rents, which may materially and adversely affect CCI, including its financial condition, cash flows, results of operations and growth prospects.
The multifamily industry is highly competitive, and CCI faces competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic markets where CCI’s properties are and will be located. If so, this would increase the number of apartment units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities CCI acquires compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect CCI’s ability to retain its residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect CCI.
Increased construction of similar multifamily apartment communities that compete with CCI’s properties in any particular location may materially and adversely affect CCI, including its results of operations and CCI’s cash available for distribution to its stockholders.
CCI may acquire multifamily apartment communities in locations that experience increases in construction of properties that compete with CCI’s properties. This increased competition and construction could make it more difficult for CCI to find residents to lease units in CCI’s multifamily apartment communities and/or force CCI to lower its rental rates in order to lease units in its properties, which could substantially reduce its revenues and could have a material adverse effect on CCI. In addition, overbuilding of multifamily apartment communities may occur.
CCI may be unable to secure funds for future capital improvements, which could adversely impact CCI’s ability to make cash distributions to its stockholders.
When residents do not renew their leases or otherwise vacate their apartment unit, in order to attract replacement residents, CCI may be required to expend funds for capital improvements to the vacated apartment homes. In addition, CCI may require substantial funds to renovate a multifamily apartment community in order to sell it, upgrade it or reposition it in the market. If CCI has insufficient capital reserves, it will have to obtain financing from other sources. CCI intends to establish capital reserves in an amount the company, in its discretion, believes is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet CCI’s cash needs, CCI may have to obtain financing from either affiliated or unaffiliated sources to fund its cash requirements. CCI cannot assure its stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to CCI. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase CCI’s interest expense, and therefore its financial condition and its ability to make cash distributions to its stockholders may be adversely affected.
CCI’s multifamily apartment communities are subject to property taxes that may increase in the future, which could adversely affect its cash flow.
CCI’s multifamily apartment communities are subject to real and personal property taxes that may increase as tax rates change and as the multifamily apartment communities are assessed or reassessed by taxing authorities. As the owner of the multifamily apartment communities, CCI is ultimately responsible for payment of the taxes to the applicable government authorities. If CCI fails to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

Increases in costs to own and maintain CCI’s properties may materially and adversely affect CCI, including its results of operations and cash flows.
CCI may experience increased costs associated with operating expenses, including capital improvements, routine property maintenance, real estate taxes and utility expenses. Any increases in CCI’s expenses to own and maintain its properties would consequently reduce its results of operations and cash flows.
Potential development and construction. delays and resultant increased costs and risks may hinder CCI’s operating results and decrease its net income.
CCI may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning
land for development, environmental concerns of governmental entities and/or community groups and CCI’s builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, CCI may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. CCI may incur additional risks when it makes periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of CCI’s investment. In addition, CCI will be subject to normal lease-up
risks relating to newly constructed projects. CCI also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time it acquires the property. If CCI’s projections are inaccurate, it may pay too much for a property, and the return on its investment could suffer.
Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact CCI’s development projects, any of which could have a negative effect on its results of operations.
The construction and building industry, similar to many other industries, has recently experienced worldwide supply chain disruptions due to a multitude of factors that are beyond CCI’s control, including the
COVID-19
pandemic, and such disruptions may continue to occur. Materials, parts and labor have also increased in cost over the recent past, sometimes significantly and over a short period of time. CCI’s development projects as well as small-scale construction projects, such as building renovations and maintenance or and tenant improvements required under leases are a routine and necessary part of CCI’s business. CCI may incur costs for its development projects or routine maintenance at its properties that exceeds its original estimates due to increased costs for materials or labor or other costs that are unexpected. CCI also may be unable to complete its development projects on schedule due to supply chain disruptions or labor shortages.
Macroeconomic trends including inflation and rising interest rates may adversely affect CCI’s financial condition and results of operations.
Macroeconomic trends, including increases in inflation and rising interest rates, may adversely impact CCI’s business, financial condition and results of operations. Inflation in the United States has recently accelerated and is currently expected to continue at an elevated level in the near-term. Rising inflation could have an adverse impact on any floating rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than CCI’s rental and other revenue.
The Federal Reserve has recently started raising interest rates to combat inflation and restore price stability and it is expected that rates will continue to rise throughout the remainder of 2022. Currently, a greater portion of CCI’s debt is fixed-rate and will not reset as interest rates rise. However, borrowings under CCI’s floating rate mortgages and variable rate revolving credit facility bear interest at a floating-rate based on LIBOR or SOFR. As a result, to the extent CCI’s exposure to increases in interest rates is not eliminated through interest rate protection agreements, such increases will result in higher debt service costs which will adversely affect CCI’s cash flows.
Risks Related to Multifamily Real Estate-Related Assets
CCI’s investments in multifamily real estate-related assets will be subject to the risks typically associated with real estate.
CCI’s investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in CCI taking ownership of the entity that owns the real estate. CCI will not know whether the values of the multifamily apartment communities ultimately indirectly securing CCI’s loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the underlying multifamily apartment communities drop, CCI’s risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of its loan investments. Therefore, CCI’s multifamily real estate-related assets will be subject to the risks typically associated with real estate, which are described above under the heading “General Risks Related to Investments in Real Estate.”
Any mortgage loans CCI acquires or originates and the mortgage loans underlying any mortgage securities CCI may invest in are subject to delinquency, foreclosure and loss, which could result in losses to CCI.
Commercial real estate loans generally are secured by commercial real estate properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, occupancy rates, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.
In the event of any default under any mortgage loan held by CCI, CCI will bear a risk of loss of principal and accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on CCI’s cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on CCI’s anticipated return on the foreclosed investment. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession
to the extent the lien is unenforceable under state law.
Delays in liquidating defaulted mortgage loans could reduce CCI’s investment returns.
If there are defaults under any mortgage loan CCI acquires or originates, CCI may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of CCI’s investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other factors, may impede CCI’s ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to CCI on the mortgage loan.
The mezzanine and bridge loans in which CCI may invest would involve greater risks of loss than loans secured by a first deed of trust or mortgage on property.
CCI may invest in mezzanine and bridge loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term
senior mortgage lending secured by
income-producing
real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of CCI’s ownership interests as security, CCI may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy its mezzanine loan. If a borrower defaults on CCI’s mezzanine loan or debt senior to CCI’s loan, or in the event of a borrower bankruptcy, CCI’s mezzanine loan will be satisfied only after the senior debt. As a result, CCI may not recover some or all of its investment. In addition, mezzanine loans may have higher loan-to-value
ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
The B Notes in which CCI invests may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.
CCI has previously invested in a B note and may do so again in the future. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, under the agreement between the A Note holders and the B Note holders, the A Note holders, whose economic interests may not align with the economic interests of the B Note holders, typically are empowered to take the lead on loan administration, on decisions whether to enforce or negotiate a work-out
of a defaulted or stressed loan, and on pricing and market timing for the sale of foreclosed property. While the B Note holders can exercise some influence over those decisions through consent rights, the B Note holders typically lose their consent rights under certain circumstances, including if the liquidation value of the B Note, based on an appraisal, falls below an agreed threshold. CCI cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.
CCI has invested in and may continue to invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
CCI has invested in and may continue to invest in
non-controlling
equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness obtained by the entity, but senior to the owners’ common equity. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider has the right to effectuate a change of control in certain circumstances with respect to the ownership of the property. Preferred equity investments typically earn a preferred return rather than interest payments and often have the right for such preferred return to accrue if there is insufficient cash flow to pay currently. The preferred return provided as a term of a preferred equity investment is not a measure of CCI’s investment performance and is not indicative of distributions that CCI may provide to investors. It should not be relied on to predict an investor’s returns and is subject to the development and performance of the project for which the preferred equity is being provided. Furthermore, the preferred return is only a contractual preference on allocations, and is subordinate to any construction debt and senior preferred equity and there is no guarantee that it will be achieved or paid.

CCI has invested in the preferred equity of other entities, the management of which may adversely affect CCI’s business.
CCI has invested in the preferred equity of other entities. However, CCI will not control the management, investment decisions, or operations of these companies. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to CCI. CCI will have no ability to affect these management decisions and CCI may have only limited ability to dispose of its investments.
Risks Associated with Debt Financing
CCI obtained and is likely to continue to obtain mortgage indebtedness and other borrowings, which increases CCI’s risk of loss due to potential foreclosure.
CCI has obtained and plan to continue obtain long-term financing that is secured by its multifamily apartment communities. In some instances, CCI may acquire multifamily apartment communities by financing a portion of the price of the multifamily apartment communities and mortgaging or pledging some or all of the multifamily apartment communities purchased as security for that debt. CCI may also incur mortgage debt on multifamily apartment communities that CCI already owns in order to obtain funds to acquire additional multifamily apartment communities, to fund property improvements and other capital expenditures, to make distributions, and for other purposes. In addition, CCI may borrow as necessary or advisable to ensure that CCI maintain its qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that CCI distribute at least 90% of its annual REIT taxable income to its stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). CCI, however, can give its stockholders no assurance that CCI will be able to obtain such borrowings on satisfactory terms.
Incurring mortgage debt increases the risk of loss of a multifamily apartment community since defaults on indebtedness secured by a multifamily apartment community may result in lenders initiating foreclosure actions. In that case, CCI could lose the multifamily apartment community securing the loan that is in default, reducing the value of its stockholders’ investment. For tax purposes, a foreclosure of any of its multifamily apartment communities would be treated as a sale of the multifamily apartment community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds CCI’s tax basis in the property, CCI would recognize taxable income on foreclosure even though CCI would not necessarily receive any cash proceeds. CCI may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own CCI’s multifamily apartment communities as well as with respect to debt associated with its preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community. When CCI gives a guaranty on behalf of an entity that owns one of its multifamily apartment communities or real estate-related assets, CCI will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single multifamily apartment community could affect many multifamily apartment communities.
CCI’s multifamily apartment communities and multifamily real estate-related assets may be cross-collateralized.
At March 31, 2022, CCI had $450.4 million of fixed rate debt and $387.8 million of variable rate debt, including its revolving credit facility and $66.2 million of variable rate debt related to construction loans; $216.6 million, or 56% of its variable rate debt is accompanied by interest rate cap hedging instruments as required by the lenders. In addition, CROP has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $43.4 million at March 31, 2022. CCI may obtain additional lines of credit or other debt financing, or take additional advances on its existing lines of credit, which CCI may utilize to acquire multifamily apartment communities and multifamily real estate-related assets and fund our operations. Thus, CCI’s assets may be cross-collateralized. Information about the amount and terms of any new lines of credit are uncertain and will be negotiated by CCI’s officers. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses.
If CCI’s revenues are insufficient to pay debt service and operating costs, CCI may be required to seek additional working capital. There can be no assurance that such additional funds will be available. The degree to which CCI is leveraged could have an adverse impact on CCI, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.
High mortgage rates or changes in underwriting standards may make it difficult for CCI to finance or refinance multifamily apartment communities, which could reduce the number of multifamily apartment communities CCI can acquire, CCI cash flows from operations and the amount of cash distributions CCI can make.
If mortgage debt is unavailable at reasonable rates, CCI may not be able to finance the purchase of multifamily apartment communities. If CCI places mortgage debt on a multifamily apartment community, CCI runs the risk of being unable to refinance part or all of the multifamily apartment community when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when CCI refinances its multifamily apartment communities, CCI’s income could be reduced. CCI may be unable to refinance or may only be able to partly refinance its multifamily apartment communities if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when CCI originally financed the multifamily apartment communities. If any of these events occurs, CCI’s cash flow could be reduced and/or CCI might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to its stockholders, could cause us to require additional capital and may hinder its ability to raise capital by issuing more shares or by borrowing more money.
Lenders may require CCI to enter into restrictive covenants relating to its operations, which could limit its ability to make distributions to stockholders or replace our advisor.
When providing financing, a lender may impose restrictions on CCI that affect its distribution and operating policies and its ability to incur additional debt. Loan agreements CCI enters into may contain covenants that limit CCI’s ability to further mortgage a property or that prohibit CCI from discontinuing insurance coverage. These or other limitations would decrease CCI’s operating flexibility and CCI’s ability to achieve its operating objectives.
Increases in interest rates and the future discontinuation of LIBOR could increase the amount of CCI’s interest payments and could reduce the amount of distributions CCI’s stockholders receive.
As of March 31, 2022, CCI had $387.8 million of variable rate debt, including its revolving credit facility and $66.2 million of variable rate debt related to construction loans; $216.6 million, or 56% of CCI’s variable rate debt is accompanied by interest rate cap hedging instruments as required by the lenders. CCI may incur additional indebtedness in the future. Interest CCI pays reduces its cash flows. Since CCI has incurred and may continue to incur variable rate debt, increases in interest rates raise its interest costs, which reduces its cash flows. In addition, if CCI needs to repay existing debt during periods of rising interest rates, CCI could be required to sell one or more of its properties at times or on terms which may not permit realization of the maximum return on such investments. Increases in interest rates may cause CCI’s operations to suffer and the amount of distributions its stockholders receive and their overall return on investment may decline.
CCI currently pays interest under certain of its variable rate debt at an interest rate that is determined based on a US Dollar London Interbank Offered Rate (“LIBOR”). In July 2017, the United Kingdom’s Financial

Conduct Authority (the “FCA”), which regulates LIBOR, announced that it will stop encouraging or requiring banks to submit rates for the calculation of LIBOR after December 31, 2021. On March 5, 2021, the FCA announced that all LIBOR settings will either cease to be provided by any administrator or no longer be representative (i) immediately after December 31, 2021, in the case of the
1-week
and
2-month
US dollar settings; and (ii) immediately after June 30, 2023, in the case of the remaining US dollar settings. The tenors that were extended to June 30, 2023 are more widely used and are the tenors used in CCI’s LIBOR-based debt.
The Alternative Reference Rates Committee (“ARRC”), a steering committee comprised of U.S. financial market participants, published model LIBOR replacement language for use in bilateral and syndicated loan facilities. ARRC selected the Secured Overnight Financing Rate (“SOFR”) as the replacement to LIBOR. SOFR is a broad measure of the cost of borrowing cash in the overnight U.S. treasury repo market and is a rate published by the Federal Reserve Bank of New York. CCI’s variable rate note remains indexed to LIBOR and not SOFR and includes LIBOR transition language that generally aligns with ARRC recommendations. The transition from LIBOR to SOFR could result in higher all-in
interest costs and could reduce the amount of distributions to CCI’s stockholders.
CCI has broad authority to incur debt and high debt levels could hinder CCI’s ability to make distributions and decrease the value of its stockholders’ investment.
The CCI Charter limits its leverage to 300% of its net assets, and CCI may exceed this limit with the approval of the CCI Conflicts Committee. High debt levels would cause CCI to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash CCI has available to distribute and could result in a decline in the value of its stockholders’ investment.
Interest-only
indebtedness may increase our risk of default and ultimately may reduce CCI’s funds available for distribution to its stockholders.
Certain of CCI’s debt obligations require interest-only payments for a number of years before CCI is required to make payments on the principal. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, CCI will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum,
or “balloon,” payment at maturity. These required principal or balloon payments will increase the amount of CCI’s scheduled payments and may increase CCI’s risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of CCI’s scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to CCI’s stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.
CCI is uncertain of its sources for funding its future capital needs. If CCI does not have sufficient funds from operations to cover its expenses or to fund improvements to its multifamily apartment communities and cannot obtain debt or equity financing on acceptable terms, its ability to cover its expenses or to fund improvements to its multifamily apartment communities may be adversely affected.
In the event that CCI develops a need for additional capital in the future for the improvement of its multifamily apartment communities or for any other reason, sources of funding may not be available to CCI. If CCI does not have sufficient funds from cash flow generated by its assets or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, CCI’s financial condition and ability to make distributions may be adversely affected.

The derivative financial instruments that CCI may use to hedge against interest rate fluctuations may not be successful in mitigating CCI’s risks associated with interest rates and could reduce the overall returns on your investment.
CCI may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by its assets, but no hedging strategy can protect CCI completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing CCI’s exposure to interest rate changes. CCI cannot assure you that its hedging strategy and the derivatives that it uses will adequately offset the risk of interest rate volatility or that its hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on CCI investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.
Federal Income Tax Risks
Failure to qualify as a REIT would reduce CCI’s net earnings available for investment or distribution.
CCI’s qualification as a REIT will depend upon its ability to meet requirements regarding its organization and ownership, distributions of its income, the nature and diversification of its income and assets and other tests imposed by the Code. If CCI fails to qualify as a REIT for any taxable year after electing REIT status, CCI will be subject to federal income tax on its taxable income at corporate rates (a maximum rate of 35% applied through 2017, with a 21% rate beginning for 2018). In addition, CCI would generally be disqualified from treatment as a REIT for the four taxable years following the year in which CCI lost its REIT status. Losing REIT status would reduce CCI’s net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and CCI would no longer be required to pay distributions. If this occurs, CCI might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
Failure to qualify as a REIT would subject CCI to U.S. federal income tax, which would reduce the cash available for distribution to its stockholders.
CCI believes that it has operated and will continue to operate in a manner that will allow it to continue to qualify as a REIT for federal income tax purposes, commencing with the taxable year ended December 31, 2019. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires CCI to meet various tests regarding the nature of its assets and its income, the ownership of its outstanding stock, and the amount of its distributions on an ongoing basis. Accordingly, CCI cannot be certain that it will be successful in operating so it can remain qualified as a REIT. While CCI intends to continue to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments it may make, and the possibility of future changes in its circumstances, no assurance can be given that it will so qualify for any particular year. If CCI fails to qualify as a REIT in any calendar year and it does not qualify for certain statutory relief provisions, CCI would be required to pay U.S. federal income tax on its taxable income. CCI might need to borrow money or sell assets to pay that tax. CCI’s payment of income tax would decrease the amount of its income available for distribution to its stockholders. Furthermore, if CCI fails to maintain its qualification as a REIT and it does not qualify for certain statutory relief provisions, CCI no longer would be required to distribute substantially all of its REIT taxable income to its stockholders. Unless its failure to qualify as a REIT were excused under federal tax laws, CCI would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Even if CCI qualifies as a REIT for U.S. federal income tax purposes, CCI may be subject to federal, state, local or other tax liabilities that reduce its cash flow and its ability to pay distributions to its stockholders.
Even if CCI qualifies as a REIT for U.S. federal income tax purposes, it may be subject to some federal, state and local taxes on its income or property. For example:

•
In order to qualify as a REIT, CCI must distribute annually at least 90% of its REIT taxable income to its stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that it satisfies the distribution requirement but distributes less than 100% of its REIT taxable income (and any net capital gain), CCI will be subject to federal corporate income tax on the undistributed income.

•
CCI will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions CCI pays in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years.

•
If CCI elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” it may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•
If CCI sells an asset, other than foreclosure property, that CCI holds primarily for sale to customers in the ordinary course of business, CCI’s gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of its taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Code.

REIT distribution requirements could adversely affect CCI’s ability to execute its business plan.
CCI generally must distribute annually at least 90% of its REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that it distributes. To the extent that CCI satisfies this distribution requirement, but distributes less than 100% of its REIT taxable income (and any net capital gain), CCI will be subject to federal corporate income tax on its undistributed REIT taxable income. In addition, CCI will be subject to a 4% nondeductible excise tax if the actual amount that it pays out to its stockholders in a calendar year is less than a minimum amount specified under federal tax laws. CCI also may decide to retain net capital gain it earns from the sale or other disposition of its property and pay U.S. federal income tax directly on such income. In that event, its stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt,
such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. CCI also will be subject to corporate tax on any undistributed REIT taxable income. CCI intends to make distributions to its stockholders to comply with the REIT requirements of the Code.
From time to time, CCI may generate taxable income greater than its income for financial reporting purposes, or its taxable income may be greater than its cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If CCI does not have other funds available in these situations it could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to pay distributions sufficient to enable it to pay out enough of its taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase CCI’s costs or reduce its equity. Thus, compliance with the REIT requirements may hinder its ability to operate solely on the basis of maximizing profits.

To maintain its REIT status, CCI may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder its ability to meet its investment objectives and reduce its stockholders’ overall return.
To qualify as a REIT, CCI must satisfy certain tests on an ongoing basis concerning, among other things, the sources of its income, nature of its assets and the amounts it distributes to its stockholders. CCI may be required to pay distributions to stockholders at times when it would be more advantageous to reinvest cash in its business or when it does not have funds readily available for distribution. Compliance with the REIT requirements may hinder its ability to operate solely on the basis of maximizing profits and reduce the value of its stockholders’ investment.
If CROP fails to maintain its status as a partnership for U.S. federal income tax purposes, its income would be subject to taxation and CCI’s REIT status would be terminated.
CCI intends to maintain the status of CROP as a partnership for U.S. federal income tax purposes. However, if the Internal Revenue Service (“Internal Revenue Service” or “IRS”) were to successfully challenge the status of CROP as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that CROP could make to CCI. This would also result in CCI losing REIT status and becoming subject to a corporate level tax on its own income. This would substantially reduce CCI’s cash available to pay distributions and the return on its investment. In addition, if any of the entities through which CROP owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to CROP and jeopardizing CCI’s ability to maintain REIT status.
Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt
investors.
If (i) all or a portion of CCI’s assets are subject to the rules relating to taxable mortgage pools, (ii) CCI is a “pension-held REIT,” (iii) a tax-exempt
stockholder has incurred debt to purchase or hold CCI’s common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, CCI buys (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt
stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.
The tax on prohibited transactions will limit CCI’s ability to engage in transactions that would be treated as sales for U.S. federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. CCI might be subject to this tax if CCI were to dispose of loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, CCI may choose not to engage in certain sales of loans at the REIT level, and may limit the structures CCI utilizes for its securitization transactions, even though the sales or structures might otherwise be beneficial to CCI.
It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that CCI engages in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.
Complying with REIT requirements may force CCI to liquidate otherwise attractive investments.
To qualify as a REIT, CCI must ensure that at the end of each calendar quarter, at least 75% of the value of its assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of its investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of CCI’s assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of its total assets can be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the value of its total assets can be represented by
“non-qualified
publicly offered REIT debt instruments.” If CCI fails to comply with these requirements at the end of any calendar quarter, it must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing its REIT qualification and suffering adverse tax consequences. As a result, CCI may be required to liquidate from its portfolio otherwise attractive investments. These actions could have the effect of reducing its income and amounts available for distribution to its stockholders.
Liquidation of assets may jeopardize CCI’s REIT qualification.
To qualify as a REIT, CCI must comply with requirements regarding its assets and its sources of income. If CCI is compelled to liquidate its investments to repay obligations to its lenders, CCI may be unable to comply with these requirements, ultimately jeopardizing its qualification as a REIT, or it may be subject to a 100% tax on any resultant gain if it sells assets that are treated as dealer property or inventory.
Complying with REIT requirements may limit CCI’s ability to hedge effectively.
The REIT provisions of the Code may limit CCI’s ability to hedge its assets and operations. Under these provisions, any income that CCI generates from transactions intended to hedge its interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the purpose of the instrument is to (i) hedge interest rate risk on liabilities incurred to carry or acquire real estate, (ii) hedge risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) manage risk with respect to the termination of certain prior hedging transactions described in (i) and/or (ii) above and, in each case, such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, CCI may have to limit its use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than CCI would otherwise incur.
Our ownership of and relationship with CCI’s taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize CCI’s REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length
basis. CCI cannot assure its stockholders that it will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s
length transactions.

The ability of the CCI Board to revoke CCI’s REIT qualification without stockholder approval may subject CCI to U.S. federal income tax and reduce distributions to its stockholders.
The CCI Charter provides that the CCI Board may revoke or otherwise terminate its REIT election, without the approval of its stockholders, if it determines that it is no longer in CCI’s best interest to continue to qualify as a REIT. While CCI believes it has qualified and intends to continue to qualify to be taxed as a REIT, it may terminate its REIT election if it determines that qualifying as a REIT is no longer in CCI’s best interests. If CCI ceases to be a REIT, CCI would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to its stockholders, which may have adverse consequences on its total return to its stockholders and on the market price of CCI Common Stock.
Changes recently made to the U.S. tax laws could have a negative impact on CCI’s business.
The Tax Cuts and Jobs Act, Pub. L.
No. 115-97
(December 22, 2017) (the “Tax Act”) made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets have been adjusted, the top federal income rate has been reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions have been eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate has been reduced to 21%. The Tax Act includes only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received).
The Tax Act makes numerous other changes to the tax laws that may affect REITs and prospective investors directly or indirectly. As a result of the changes to U.S. federal tax laws implemented by the Tax Act, CCI’s taxable income and the amount of distributions to its stockholders required in order to maintain its REIT status, and its relative tax advantage as a REIT, could change. As a REIT, CCI is required to distribute at least 90% of its taxable income to its stockholders annually. In addition, the Tax Act imposes limitations on the deductibility of business interest expense.
In 2020, the several pieces of legislation intended to address the economic impact of the recent outbreak of
COVID-19
were enacted (the
“COVID-19
Legislation”), including the Coronavirus Aid, Relief, and Economic Security Act, Pub. L.
No. 116-136
(the “CARES Act”), which was signed into law on March 27, 2020. The CARES Act makes several changes to the U.S. federal income tax rules for taxation of individuals and corporations, including the allowance of net operating loss (“NOL”) carrybacks for certain tax years, the removal of caps on the application of NOLs for certain tax years, the removal of the cap on excess business loss deductions for certain tax years, and an increase in the cap on the deduction of net interest expenses for businesses.
In addition, the Biden administration and members of Congress have proposed various changes to the U.S. federal tax regime, including an increase in the U.S. federal corporate income tax rate from the current 21% rate to, in various proposals, 26.5% or 28%. Congress is currently working on draft legislation, that may include the proposed or other changes to the U.S. federal tax law; however, it is not yet clear what changes will be made or when, or what impact any such changes will have on the company. Prospective investors are urged to consult with their tax advisors with respect to the status any regulatory or administrative developments and proposals and their potential effect on investment.
Dividends payable by REITs do not qualify for the reduced tax rates.
In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for this reduced rate;

provided under current law, individuals may be able to deduct 20% of income received as ordinary REIT dividends, thus reducing the maximum effective U.S. federal income tax rate on such dividend. In addition, Treasury Regulations impose a minimum holding period for the 20% deduction that was not set forth in the Internal Revenue Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the
91-day
period beginning on the date which is 45 days before the date on which such share becomes ex-dividend
with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT
corporations that pay dividends, which could adversely affect the value of the stock of REITs, including CCI Common Stock.
Qualifying as a REIT involves highly technical and complex provisions of the Code.
Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize CCI’s REIT qualification. CCI’s continued qualification as a REIT will depend on its satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, CCI’s ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which CCI has no control or only limited influence, including in cases where CCI owns an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.
The taxation of distributions to CCI’s stockholders can be complex; however, distributions that CCI makes to its stockholders generally will be taxable as ordinary income, which may reduce a stockholder’s anticipated return from an investment in CCI.
Distributions that CCI makes to its taxable stockholders to the extent of its current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of CCI’s distributions may (i) be designated by CCI as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by CCI, (ii) be designated by CCI as qualified dividend income generally to the extent they are attributable to dividends CCI receives from non-REIT
corporations, such as CCI’s taxable REIT subsidiaries, or (iii) constitute a return of capital generally to the extent that they exceed CCI’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in CCI Common Stock.
CCI may be required to pay some taxes due to actions of a taxable REIT subsidiary which would reduce CCI’s cash available for distribution to stockholders.
Any net taxable income earned directly by a taxable REIT subsidiary, or through entities that are disregarded for U.S. federal income tax purposes as entities separate from CCI’s taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by or payments made to a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of CCI’s income even though as a REIT CCI is not subject to U.S. federal income tax on that income because not all states and localities follow the U.S. federal income tax treatment of REITs. To the extent that CCI and its affiliates are required to pay federal, state and local taxes, CCI will have less cash available for distributions to stockholders.
CCI may distribute CCI Common Stock in a taxable distribution, in which case a stockholder may sell shares of CCI Common Stock to pay tax on such distributions, and a stockholder may receive less in cash than the amount of the dividend that is taxable.
CCI may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but CCI could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent CCI will be able to make taxable distributions payable in cash and common stock. If CCI made a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the dividend as taxable income to the extent of CCI’s current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, a stockholder may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount recorded in earnings with respect to the dividend, depending on the market price of CCI Common Stock at the time of the sale. Furthermore, with respect to certain
non-U.S.
stockholders, CCI may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.
Investments in other REITs and real estate partnerships could subject CCI to the tax risks associated with the tax status of such entities.
CCI may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to CCI, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to CCI. In addition, such failures could, depending on the circumstances, jeopardize CCI’s ability to qualify as a REIT.
Non-U.S.
stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from CCI and upon the disposition of CCI’s shares.
Subject to certain exceptions, distributions received from CCI will be treated as dividends of ordinary income to the extent of CCI’s current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the
non-U.S.
stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), capital gain distributions attributable to sales or exchanges of “U.S. real property interests” (“USRPIs”), generally (subject to certain exceptions for “qualified foreign pension funds,” entities all the interests of which are held by “qualified foreign pension funds,” and certain “qualified shareholders”) will be taxed to a
non-U.S.
stockholder as if such gain were effectively connected with a U.S. trade or business unless FIRPTA provides an exemption. However, a capital gain dividend will not be treated as effectively connected income if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the
non-U.S.
stockholder does not own more than 10% of the class of CCI’s stock at any time during the one-year
period ending on the date the distribution is received.

CCI does not anticipate that its shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.
Gain recognized by a
non-U.S.
stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA (subject to specific FIRPTA exemptions for certain
non-U.S.
stockholders). CCI Common Stock will not constitute a USRPI so long as CCI is a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by
non-U.S.
stockholders. CCI believes, but cannot assure stockholders, that it will be a domestically-controlled qualified investment entity.
Even if CCI does not qualify as a domestically-controlled qualified investment entity at the time a
non-U.S.
stockholder sells or exchanges CCI Common Stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) CCI Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such
non-U.S.
stockholder owned, actually and constructively, 10% or less of CCI Common Stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that CCI Common Stock will be “regularly traded” on an established market. CCI encourages stockholders to consult their tax advisors to determine the tax consequences applicable to them if they are
non-U.S.
stockholders.
CCI may be subject to adverse legislative or regulatory tax changes.
At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. CCI cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. CCI and its stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.
Retirement Plan Risks
If a stockholder fails to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or the Internal Revenue Code as a result of an investment in CCI’s stock, the stockholder could be subject to criminal and civil penalties.
There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) or any entity whose assets include such assets (each a “Benefit Plan”) that are investing in CCI’s shares. If a stockholder is investing the assets of such a plan or account in CCI Common Stock, the stockholder should satisfy himself or herself that:

•	the investment is consistent with the stockholder’s fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in CCI’s shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	the stockholder will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
With respect to the annual valuation requirements described above, CCI expects to provide an estimated value of its net assets per share annually to those fiduciaries (including IRA trustees and custodians) who request it. Although this estimate will be based upon determinations of the NAV of CCI’s shares in accordance with its valuation guidelines, no assurance can be given that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or a fiduciary acting for an IRA is required to take further steps to determine the value of CCI’s common shares. In the absence of an appropriate determination of value, a plan fiduciary or a fiduciary acting for an IRA may be subject to damages, penalties or other sanctions.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in CCI’s shares constitutes a non-exempt
prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may have to be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt
account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in CCI’s shares.
If CCI’s assets are deemed to be plan assets, CCI Advisor and CCI may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.
In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. CCI believes that its assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. CCI notes, however, that because certain limitations are imposed upon the transferability of shares so that CCI may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if CCI Advisor or CCI are exposed to liability under ERISA or the Internal Revenue Code, CCI’s performance and results of operations could be adversely affected. Prior to making an investment in CCI, a potential investor should consult with his or her legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on their investment and CCI’s performance.
CCI does not intend to provide investment advice to any potential investor for a fee. However, CCI, CCI Advisor and their respective affiliates receive certain fees and other consideration disclosed herein in connection with an investment. If it were determined CCI provided a Benefit Plan investor with investment advice for a fee, it could give rise to a determination that CCI constitutes an investment advice fiduciary under ERISA. Such a determination could give rise to claims that CCI’s fee arrangements constitute non-exempt
prohibited transactions under ERISA or the Internal Revenue Code and/or claims that it has breached a fiduciary duty to a Benefit Plan investor. Adverse determinations with respect to ERISA fiduciary status or non-exempt
prohibited transactions could result in significant civil penalties and excise taxes.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus (including the Annexes) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which CMOF and CCI operate and beliefs of, and assumptions made by, CMOF management and CCI management and involve uncertainties that could significantly affect the financial results of CMOF, CCI, or the Combined Company. Words such as “may,” “will,” “would,” “could,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving CMOF and CCI, including future financial and operating results, and the Combined Company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that CMOF and CCI expect or anticipate will occur in the future—including statements regarding future financial condition, results of operations and business—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although CMOF and CCI believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, CMOF and CCI can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

•	the ability of CMOF to obtain the required stockholder approval;

•	the satisfaction or waiver of other conditions in the Merger Agreement;

•	the risk that the Mergers or other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and that a termination under certain circumstances could cause CMOF to pay CCI a termination payment, as described under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [    ];

•	the ability of CCI to acquire and dispose of properties, including properties to be acquired in the Mergers;

•	changes in national, regional and local economic conditions;

•	changes in financial markets and interest rates, or to the business or financial condition of CMOF, CCI, the Combined Company or their respective businesses;

•	the nature and extent of future competition;

•	the ability of CCI or the Combined Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations;

•	the availability to CCI, CMOF, or the Combined Company of financing and capital; and

•
those additional risks and factors discussed in reports or prospectuses filed with the SEC by CMOF and CCI from time to time, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

Should one or more of the risks or uncertainties described above or elsewhere in this proxy statement/prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus. All forward-

looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that CMOF, CCI or persons acting on their behalf may issue.
Neither CMOF nor CCI undertakes any duty to update any forward-looking statements appearing in this proxy statement/prospectus.

THE COMPANIES
Cottonwood Communities, Inc.
Set forth below is a description of the business of CCI. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “CCI,” “we,” “us” or “our” refer to Cottonwood Communities, Inc. and its consolidated subsidiaries.
Description of Business
CCI is a
non-listed,
perpetual-life, NAV REIT that was formed as a Maryland corporation on July 27, 2016. We qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
We invest in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets located throughout the United States. As of March 31, 2022, we had a portfolio of $2.4 billion in total assets, with 86.2% of our equity value in operating properties, 7.7% in development and 6.1% in real estate-related investments. We are an “emerging growth company” under federal securities laws.
We plan to own substantially all of our assets and conduct our operations through CROP. Merger Sub, for which we are the sole member, is the sole general partner of CROP. As a result, we control the operations of CROP. Merger Sub owns general partner interests in CROP alongside third party limited partners.
Our external advisor, CCI Advisor, through its team of real estate professionals selects our investments and manages our business, subject to the direction and oversight of the CCI Board. In addition, we employ 276 individuals, including our Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer and Chief Development Officer with 203 employees serving as “site” employees at our properties responsible for maintenance and leasing and the remaining considered corporate-level employees supporting our operations. Our employees are responsible for performing various operational services for us, including property management, legal, accounting, property development oversight and certain services relating to construction management, stockholders, human resources, renter insurance and information technology.
Our office is located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106, and our main telephone number is (801)
278-0700.
From August 2018 until December 2020, we conducted an initial public offering pursuant to which we raised approximately $122.0 million from the sale of shares of our Class A and Class TX (previously Class T) common stock. In connection with the registration of a follow-on
offering, we amended and supplemented our charter to restructure the classes of shares that are available for sale in our public offering (the “Restructuring”). Pursuant to a charter amendment we renamed our prior Class T shares as Class TX shares and filed articles supplementary to authorize and designate three new classes of shares: Class T, Class D and Class I shares. From November 2019 through March 2022, we conducted a private placement offering exempt from registration under the Securities Act to offer shares of Series 2019 Preferred Stock to accredited investors at a purchase price of $10.00 per share. We raised $127.0 million in gross offering proceeds from the private offering.
Along with the Restructuring, the CCI Board approved additional changes to reflect its determination to conduct our operations as a non-listed,
perpetual-life, NAV REIT: a revised advisory fee structure, an amended share repurchase program that we believe will increase our stockholders’ access to liquidity, and the adoption of valuation guidelines pursuant to which we will determine a monthly NAV. In addition, the CCI Board recommended and our stockholders approved an amendment to our charter to remove Article XVIII which required us to take certain actions if our common stock was not listed on a national securities exchange by August 13, 2028.

Real Estate Investments
As of March 31, 2022, we have an ownership interest or structured investment interest in 33 multifamily apartment communities in with a total of 9,746 units, including 1,373 units in four multifamily apartment communities in which we have a structured investment interest and another 1,079 units in four multifamily apartment communities under construction. In addition, we have an ownership interest in three properties planned for development. Generally, we own our investments in fee simple through single purpose limited liability companies that are direct wholly owned subsidiaries of CROP. As of March 31, 2022, our multifamily properties were 95.34% occupied.
The following chart illustrates the geographic diversification of our operating real estate properties based on net operating income and weighted by our ownership interest in each asset using data as of March 31, 2022:

The following chart illustrates the diversification of the investments in our portfolio based on our NAV as of March 31, 2022 and equity investment:

The following tables provide summary information regarding these real estate investments as of March 31, 2022, including stabilized properties, development projects, real estate-related investments and structured investment properties
Stabilized Properties ($ in thousands)

Property Name	Location	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Date Property Value	Mortgage Debt Outstanding (1)	Physical Occupancy Rate	Percentage Owned by CROP	Monthly Net Effective Rent
3800 Main (2)	Houston, TX	319	831	May 2021	$58,100	$35,703	91.54%	50.00%	$1,477
Alpha Mill	Charlotte, NC	267	830	May 2021	69,500	39,044	94.76%	57.21%	1,470
Cason Estates	Murfreesboro, TN	262	1,078	May 2021	51,400	33,594	97.71%	100.00%	1.335
Cottonwood	Salt Lake City, UT	264	834	May 2021	47,300	21,645	94.70%	100.00%	1,265
Cottonwood Bayview	St. Petersburg, FL	309	805	May 2021	95,900	46,953	95.79%	71.00%	2,233
Cottonwood One Upland	Boston, MA	262	1,160	March 2020	103,600	—	96.56%	100.00%	2,482
Cottonwood Reserve	Charlotte, NC	352	1,021	May 2021	77,500	38,187	96.07%	91.14%	1,338
Cottonwood Ridgeview	Plano, TX	322	1,156	May 2021	70,000	65,300	95.34%	90.45%	1,601
Cottonwood West Palm	West Palm Beach, FL	245	1,122	May 2019	66,900	35,995	95.92%	100.00%	2,091
Cottonwood Westside	Atlanta, GA	197	860	May 2021	47,900	25,383	91.88%	100.00%	1,603
Enclave on Golden Triangle	Keller, TX	273	1,048	May 2021	51,600	48,400	96.70%	98.93%	1,489
Fox Point	Salt Lake City, UT	398	841	May 2021	79,400	46,000	96.48%	52.75%	1,265
Heights at Meridian	Durham, NC	339	997	May 2021	79,900	36,180	93.81%	100.00%	1,408
Melrose	Nashville, TN	220	951	May 2021	67,400	56,600	93.18%	100.00%	1,719
Melrose Phase II	Nashville, TN	139	675	May 2021	40,350	32,400	96.40%	79.82%	1,519
Parc Westborough	Boston, MA	249	1,008	May 2021	74,000	—	96.79%	100.00%	2,109
Pavilions	Albuquerque, NM	240	1,162	May 2021	61,100	58,500	93.33%	96.35%	1,695
Raveneaux	Houston, TX	382	1,065	May 2021	57,500	47,400	91.62%	96.97%	1,316
Regatta	Houston, TX	490	862	May 2021	48,100	35,367	94.68%	100.00%	1,005
Retreat at Peachtree City	Peachtree City, GA	312	980	May 2021	72,500	48,719	92.95%	100.00%	1,562
Scott Mountain	Portland, OR	262	927	May 2021	70,700	48,373	94.66%	95.80%	1,563
Stonebriar of Frisco	Frisco, TX	306	963	May 2021	59,200	53,600	96.41%	84.19%	1,389
Summer Park	Buford, GA	358	1,064	May 2021	75,500	44,620	98.60%	98.68%	1,388
The Marq Highland Park (3)	Tampa, FL	239	999	May 2021	65,700	34,459	99.16%	100.00%	1,858
Toscana at Valley Ridge	Lewisville, TX	288	738	May 2021	47,700	30,700	99.31%	58.60%	1,153

Total / Weighted-Average		7,294	962		$1,638,750	$963,122	95.34%		$1,536

(1)	Mortgage debt outstanding is shown as if CROP owned 100% of the property.
(2)	On June 23, 2022, we sold 3800 Main.
(3)	Excludes the retail square footage in unit count and physical occupancy.

Development Properties ($ in thousands)

Property Name	Location	Units to be Built	Average Unit Size (Sq Ft)	Purchase Date	Estimated Completion Date	Investment Amount	Percentage Owned by CROP
Cottonwood on Broadway	Salt Lake City, UT	254	817	May 2021	4Q2022	$6,020	18.84	% (1)
Park Avenue	Salt Lake City, UT	234	714	May 2021	2Q2022	8,017	23.57	% (1)
Sugarmont	Salt Lake City, UT	341	904	May 2021	2Q2022	69,599	99.00	% (3)
Cottonwood on Highland (2)	Millcreek, UT	250	757	May 2021	1Q2023	8,221	36.93%

Total		1,079				$91,857

(1)	CMOF indirectly owns a majority of the remaining interest.
(2)	Intended to qualify as a qualified opportunity zone investment. Excludes the commercial data in unit count.
(3)
The one percent interest not owned by us has limited rights, including the right to control on behalf of the joint venture the prosecution and resolution of all litigation, claims, or causes of action that the joint venture has or may have against certain third parties associated with the design and construction of Sugarmont, as well as the obligation to defend any crossclaims resulting from these actions.

Structured Investments ($ in thousands)

Property Name	Location	Investment Type	Date of Initial Investment	Number of Units	Funding Commitment	Amount Funded to Date
Lector85	Ybor City, FL	Preferred Equity	August 2019	254	$9,900	$9,900
Vernon Boulevard	Queens, NY	Preferred Equity	July 2020	534	15,000	15,000
Riverfront	West Sacramento, CA	Preferred Equity	November 2020	285	15,092	15,092
Integra Peaks at Damonte	Reno, NV	Mezzanine Loan	June 2021	300	13,000	13,000

Total				1,373	$52,992	$52,992

Land Held for Development ($ in thousands)

Property Name	Location	Purchase Date	Investment Amount	Percentage Owned by CROP
Block C (1)(2)	Salt Lake City, UT	May 2021	$2,149	37.02%
Jasper (2)	Salt Lake City, UT	June 2021	3,307	100.00%
3300 Cottonwood	Salt Lake City, UT	October 2021	7,521	100.00%

Total			$12,977

(1)	CMOF indirectly owns a majority of the remaining interest.
(2)
See “–Certain Transactions with Related Persons – Block C and Jasper Investments” for information regarding the restructuring of the ownership of Block C and Jasper after March 31, 2022, to admit members affiliated with us and our advisor.

Investment Activity Subsequent to March 31, 2022
On March 25, 2022, CCI entered into an agreement to purchase Addison at Clermont, a multifamily apartment community with 230 units, with an average unit size of 1,111 square feet, in Clermont, Florida. This acquisition had not been completed as of June 30, 2022.
On June 22, 2022, CCI acquired Linden Pointe, a multifamily apartment community with 243 units, with an average unit size of 996 square feet, in Pompano Beach, Florida. As of June 30, 2022, the physical occupancy rate is 96.3% and the monthly net effective rent is $2,052. The property value at the purchase date was $95,500,000, and as of June 30, 2022, there was $47,964,000 mortgage debt outstanding. The property is 100% owned by CROP as of June 30, 2022.
Investment Strategies
Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to stockholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.
We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-listed
REITs may be subject to volatility related to the values of their underlying assets. In addition, the lower volatility of non-listed
REITs relative to public real estate companies whose securities trade daily on a stock exchange may in part be the result of the appraisal-based method for determining our NAV. Appraisal-based pricing for our shares may create a smoothing effect on our NAV due to the reliance on lagged variables such as comparable valuations or capitalization rates in the appraisal process.
In general, the CCI Board may revise our investment policies without the approval of our stockholders. However, we may not amend our charter, including any investment policies that are provided in our charter and described under “—Charter-Imposed Investment Limitations,” without the concurrence of holders of a majority of the outstanding shares entitled to vote.
Generally, we intend to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in property or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside our target levels due to factors such as a large inflow of capital over a short period of time, our advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, from time to time, we will evaluate our allocations and our board of directors may make adjustments if it determines that a different portfolio composition is in our stockholders’ best interests.
Multifamily Focus
We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. In particular, a demonstrated reduction in housing supply in the

U.S. since the Great Financial Crisis, combined with positive demographic and secular trends favoring demand for multifamily housing units support long-term strength in the multifamily sector. We believe that other factors impacting the prime United States renter demographic such as delayed major life decisions, increased levels of student debt and tight credit standards in the single-family home mortgage market further enhance the value proposition for owning multifamily apartment communities.
Expected Portfolio Structure
. Our primary investment vehicle is CROP, our operating partnership. Our investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. Our investment portfolio may also include mortgage and mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our stockholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to our stockholders in order to comply with REIT requirements.
Portfolio Allocation Targets
. Generally, we intend to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property, development projects or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside our target levels due to factors such as a large inflow of capital over a short period of time, our advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, from time to time, we will evaluate our allocations and our board of directors may make adjustments if it determines that a different portfolio composition is in our stockholders’ best interests.
Portfolio Location and Operations
. We target properties located in major metropolitan areas in the United States that have, in the opinion of our advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not designate specific geographic allocations for our portfolio. Our advisor targets regions where it sees the best opportunities that support our investment objectives and attempts to acquire or develop multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area). Our property management and development and construction services are usually performed by our employees and we do not engage third-party property managers to manage our multifamily apartment communities. However, in some cases, circumstances may necessitate the hiring of a local property manager to oversee the day-to-day
operations at some properties.
Investment Philosophy and Selection Process
. Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process.

•
Location
. From a geographic perspective, we have the competitive advantage of flexibility, and we may invest where our advisor identifies unique opportunities, market dislocation or mispriced assets. Our advisor generally targets investment locations with enduring value and high barriers to entry (such as time-consuming regulatory hurdles for new construction), and where minimal competitive supply is planned or under construction and there exist opportunities to buy assets below replacement cost. Buying an asset below replacement cost offers a margin of safety for property owners, typically, ensuring that no new construction will be completed until values rise to justify new (competing) product. Our advisor also seeks to anticipate broader market capital flows and invest where economic growth is expected to drive resident demand, but new supply is not yet on the horizon. Additional investment location considerations by our advisor include:

•
Local Industry and Employment
. Certain employment sectors, such as financial services, information technology and healthcare, are better positioned for higher employee earnings potential, enhancing price elasticity of rents.

•	Demographics . Locations with a higher concentration of the prime renter demographic with above average incomes will drive increased demand for renting apartments.

•
Infill Locations
. Sites within markets or
sub-markets
undergoing redevelopment programs, land recycling initiatives or that generally exhibit high barrier to entry characteristics offer, in the opinion of our advisor, better investment prospects over the long run.

•
Accessibility to Key Attractions
. Focus on local
block-by-block
details (the
sub-market
within a
sub-market)
during the investment selection process, including walkability scores, public transportation, crime rates, projected employment growth and access to popular dining, entertainment and retail venues, as well as sought after school districts.

•
Time Horizon
. Our portfolio will generally consist of illiquid real estate investments. Though we expect the average holding period for our stabilized operating assets to be between five and ten years, an asset within our investment portfolio may experience short-term fluctuations in value. Nonetheless, our advisor believes purchasing and holding assets in enduring locations will ultimately create long-term value and capital appreciation. Our structure allows us to hold assets for periods of time sufficient to withstand short-term market volatility.

•
Asset-Specific Attributes
. The management team of our advisor has extensive experience investing in and managing institutional multifamily apartment communities. Our advisor investigates each investment opportunity in the context of comparable communities to assess relative market position, functionality, suite of amenity offerings, unit-specific features and obsolescence. Site inspections are an important aspect of our advisor’s underwriting process. For example, under-managed or under-capitalized assets represent a unique investment opportunity to stabilize and/or refurbish the community to maximize operating performance and long-term value.

•
Appropriate Leverage
. Downside risk of short-term fluctuations in market values or cash flow can be mitigated by using appropriately conservative leverage policies. Excess leverage during market corrections often results in property owners being forced to sell or liquidate assets at inopportune times. We anticipate that the aggregate loan-to-value
ratio for us to finance the purchase of our stabilized multifamily apartment communities or refinance our currently-owned multifamily apartment communities will be between 45% and 65%; provided, however we may obtain financing that exceeds such loan-to-value
ratio in our sole discretion.

Due Diligence Process
. Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (financial, physical, market, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas:

•
Financial Due Diligence
. A preliminary review of each investment opportunity will be conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions are developed from analysis of historical operating performance, communications with management, and analysis of research reports generated from real estate brokerage firms, investment banks, consultants and other pertinent resources. CCI Advisor will also leverage a broad network of contacts in developing investment projections, such as strategic partners, local developers, appraisers, industry experts, third-party consultants, outside counsel, accountants and tax advisors. As necessary, third-party accounting consultants may be used to review relevant books and records, confirm cash flow information provided by a seller and conduct other similar types of analysis.

•
Physical Due Diligence
. Our advisor will hire third-party consultants, as necessary, to prepare reports on environmental and engineering matters. Conclusions from such consultants’ reports may influence the financial projections for an investment or lead our advisor to terminate the pursuit of an investment. Our advisor and/or property manager will also spend time in the surrounding market and visit competitive properties to better understand market dynamics.

•
Legal and Tax Due Diligence
. Our advisor will work closely with outside counsel to review diligence materials and negotiate applicable legal and property specific documents pertaining to any investment opportunity. The scope of legal and tax diligence will be broad and include (as appropriate) review of property title and survey, existing and/or new loan documents, leases, management agreements and purchase contracts. Additionally, our advisor will work with tax advisors to structure investments in an efficient manner.

Financing Strategy
. We finance the purchase of our multifamily apartment communities obtained through purchase and sale agreements with proceeds of our offerings and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our stockholders. We target an aggregate loan-to-value
ratio of 45% to 65% at the REIT level to finance our stabilized multifamily apartment communities or refinance our currently-owned multifamily apartment communities; provided, however, that we may obtain financing that exceeds such loan-to-value
ratio in the sole discretion of our board of directors if our board deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with our conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse
to CROP and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse
carve-outs). We may obtain recourse debt in connection with certain development transactions.
We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.
At March 31, 2022, we have $450.4 million of fixed rate debt and $387.8 million of variable rate debt, including our revolving credit facility and $66.2 million of variable rate debt related to construction loans; $216.6 million, or 56% of our variable rate debt is accompanied by interest rate cap hedging instruments as required by the lenders. In addition, CROP has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $43.4 million at March 31, 2022.
Asset and Property Management; Operations
. Our advisor directly oversees the asset management of our investment portfolio. Our advisor’s responsibilities include strategic asset management initiatives such as capital enhancing projects and/or repositioning of an investment, identification of asset or portfolio-level risks or opportunities and the dedication of appropriate resources for potentially underperforming investments. Our advisor’s role as asset manager serves as a risk-management control function, helping diagnose problems or identify opportunities at an early stage and develop creative solutions to focus attention where it is needed most.
Our advisor works closely with our employees who perform property management services for our properties and oversee the day-to-day
operations of our stabilized operating communities. We assist our advisor in developing and aggregating community-level projections, pricing strategies, marketing campaigns and expense management initiatives, and synthesizing data into management reports and analysis to streamline the management of our investment portfolio and financial reporting.
Exit Strategies and Disposition Process
. Our advisor underwrites long-term hold periods for our investments (generally, five to 10 years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor evaluates development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash
returns and drive long-term cash flow and net asset value growth.
From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us. Our advisor and property manager closely monitor market conditions and any decision to sell an investment (earlier or later than, or in-line
with, underwritten expectations) will depend on a variety of factors. For example, the hold period may be influenced by events such as an anticipated change in the regulatory landscape in the jurisdiction in which the investment is located or an unfavorable expected shift in the investment’s sub-market
that may limit future potential upside for the investment. Similarly, the current value or status of the investment’s business plan may influence an investment’s hold period. For example, CCI Advisor may consider current market values relative to underwritten values as well as the opportunity cost of selling the investment immediately or holding the investment for a longer period of time relative to the status of any value creation plan that was established at acquisition.
Upon making the decision to sell an individual asset, portfolio of assets or the entire investment portfolio, our advisor generally believes that a broadly marketed sale through appropriate channels will maximize value for our stockholders. However, in the board of directors’ and advisor’s discretion, CCI Advisor may pursue a one-off
or private sale where it is believed that such execution will result in a more favorable outcome for us. In situations where we select a third-party brokerage firm to market an asset, our advisor will endeavor to select the best-in-class
firm in order to maximize value for us.
We currently anticipate holding and managing our investments indefinitely. If we seek and obtain stockholder approval for liquidation, then we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally, as well as the U.S. federal income tax consequences to our stockholders.
Property Management Services
Through CROP and its subsidiaries, we employ personnel to perform property management, property development oversight and certain construction management services for our properties. In addition, we provide property management services through CROP and its subsidiaries to unaffiliated owners of multifamily properties.

CROP’s property management business derives its revenues from the following principal sources:

•	Property management fees;

•	Asset management fees;

•	Construction management;

•	Development oversight;

•	Various ancillary businesses; and

•	Certain operating cost reimbursements.
CROP’s construction management business also includes rehabilitation and renovation services for properties in CROP’s managed portfolio and construction-related services for catastrophic events typically covered by property and casualty insurance.
As of March 31, 2022, CROP managed approximately 10,000 apartment units in 13 states, including 7,869 units owned by us and our affiliates.
Investments in Real-Estate Related Loans
We may invest in real-estate related loans including mortgage loans, preferred equity investments,
B-Notes,
mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community. We may structure, underwrite and originate the debt products in which we invest. Our underwriting process will involve a comprehensive due diligence process as described above to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment.
Described below are some of the types of loans we may originate or acquire:
Mortgage Loans
. We may originate or acquire mortgage loans secured by multifamily apartment communities. We may also acquire seasoned mortgage loans in the secondary market secured by multifamily assets.
B-Notes
.
B-Notes
are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an
A-Note.
Although a
B-Note
may be evidenced by its own promissory note, it shares a single borrower and mortgage with the
A-Note
and is secured by the same collateral. Though
B-Note
lenders have the same obligations, collateral and borrower as the
A-Note
lender, in most instances
B-Note
lenders are contractually limited in rights and remedies in the event of a default. The
B-Note
is subordinate to the
A-Note
by virtue of a contractual or intercreditor arrangement between the
A-Note
lender and the
B-Note
lender. For the
B-Note
lender to actively pursue its available remedies (if any), it must, in most instances, purchase the
A-Note
or maintain its performing status in the event of a default on the
B-Note.
The
B-Note
lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the
B-Note
holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the
A-Note
holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan.
B-Notes
may or may not be rated by a recognized rating agency.
B-Notes
typically are secured by a single property, and the associated credit risk is concentrated in that single property.
B-Notes
share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the
A-Note.

Mezzanine Loans
. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.
We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.
These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.
These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.
Preferred Equity
. We make investments that are subordinate to any mortgage or mezzanine loan, but senior to the common equity of the borrower. Preferred equity investments typically receive a preferred return from the issuer’s cash flow rather than interest payments and often have the right for such preferred return to accrue if there is insufficient cash flow for current payment. These investments are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effect a change of control with respect to the ownership of the property.
Underwriting Loans
. We will not make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.
We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may not be insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs or another third party.

In evaluating prospective acquisitions and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.
Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value
ratio meets our investment criteria and objectives. One of the real estate and debt finance professionals at our advisor or its subsidiary or their agent may inspect material properties during the loan approval process, if such an inspection is deemed necessary. Inspection of a property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties on our behalf.
Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.
Joint Venture Investments
We may enter into joint ventures, partnerships,
co-tenancies
and other
co-ownership
arrangements or participations with real estate developers, owners and other affiliated or non-affiliated
third parties for the purpose of owning or operating properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described above in “—Investment Philosophy and Selection Process” for the selection of our real property investments.
We have not established specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. The specific terms and conditions for each joint venture will be determined on a case-by-case
basis after our advisor and board of directors consider all facts they believe are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. Any joint ventures with our affiliates will result in certain conflicts of interest.
Charter-Imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We may not:

•
invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•
make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•
acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) will be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in our wholly owned subsidiaries or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•
issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•
issue redeemable equity securities (as defined in the Investment Company Act), which restriction has no effect on our share repurchase program or the ability of CROP to issue redeemable partnership interests; or

•
make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (i) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) our board of directors offers each stockholder the election of receiving such in kind distributions and (iii) in kind distributions are made only to those stockholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest
transactions and also includes restrictions on
roll-up
transactions, which are described under “Description of Capital Stock.”
Investment Limitations to Avoid Registration as an Investment Company
We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•
pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•
pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor CROP are required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we and CROP own or will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).
With respect to the primarily engaged test, we and CROP are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of CROP, we and CROP are primarily engaged in the non-investment
company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
If any of the subsidiaries of CROP fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action
letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action
letters. We expect that any of the subsidiaries of CROP relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. In reliance on SEC staff published guidance, we take the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages and other types of real estate-related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets.
If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.
Human Capital Resources
Our external advisor, CCI Advisor, through its team of real estate professionals, selects our investments and manages our business, subject to the direction and oversight of our board of directors. Until the effective time of the CRII Merger on May 7, 2021, we had no employees and relied entirely on the employees of our advisor and affiliated property manager to provide services related to our business and operations.
In connection with the CRII Merger, we acquired our affiliated property manager as well as the entity that employs certain individuals who provide services in connection with our operations. As of June 30, 2022, we employ 276 individuals, including our Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer, and Chief Development Officer with 203 employees serving as “site” employees at our properties responsible for maintenance and leasing and the remainder considered corporate-level employees supporting our operations. We continue to rely on employees of our advisor for the management of our business and the employment of certain of our executive officers.
Our employees are responsible for performing various operational services for us, including property management, legal, accounting, property development oversight and certain services relating to construction management, stockholders, human resources, and information technology. Although we did not have employees until May 7, 2021, many of the same individuals who are now our employees have been involved in our operations through their employment with our advisor, affiliated property manager and their affiliates for an average of over four years. Approximately 50% of our employees are women and approximately 45% are members of racial or ethnic minority groups. We consider our relations with our employees to be good; none of our employees are represented by a labor union.
We believe the caliber and well-being of our people to be critical to our ability to attract talent and sustain an appealing company culture that promotes diversity, inclusion, transparency, innovation, teamwork, and excellence. To support these goals and objectives we provide best-in-class
training resources, both in person and virtually, to develop the skills and talents of our people and to prevent discrimination and harassment. We dedicate significant time and attention to building a bench of talent that has a wide array of abilities and interests, and that is capable of promoting continuity and succession, when necessary.

We offer competitive and equitable compensation and benefits packages that include medical, dental, vision, disability and life insurance, 401k and HSA plans with Company matching contributions, equity grants, paid time off, as well as other resources and programs that support the health and well-being of our associates and their families. We frequently benchmark these compensation and benefits packages against industry peers and those of similar disciplines.
Economic Dependency
Although we employ individuals responsible for performing various operational services for us (as noted above), we are dependent on our advisor and its affiliates for certain services that are essential to us, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments, and management of our business. In the event that our advisor is unable to provide these services, we will be required to obtain such services from other sources.
Competitive Market Factors
The success of our investment portfolio depends, in part, on our ability to invest in multifamily apartment communities that provide attractive and stable returns. We face competition from various entities for investment opportunities in multifamily apartment community properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Although we believe that we are well-positioned to compete effectively in each facet of our business, there is competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.
Furthermore, we face competition from other multifamily apartment communities for tenants. This competition could reduce occupancy levels and revenues at our multifamily apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other multifamily apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of multifamily apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates.
Compliance with Federal, State and Local Environmental Law
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

We intend to subject our multifamily apartment communities to an environmental assessment prior to acquisition; however, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.
Available Information
Access to copies of our annual report on Form
10-K,
quarterly reports on Form
10-Q,
current reports on Form
8-K,
including exhibits to these reports, proxy statements and other filings with the SEC, including amendments to such filings, may be obtained free of charge at our website,
cottonwoodcommunities.com
, or through the SEC’s website,
 www.sec.gov
. These filings are available promptly after we file them with, or furnish them to, the SEC.
Legal Matters
From time to time, we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.
Government Regulations
Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CROP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from our U.S. federal income tax treatment.
Stockholder Information
The following tables shows the number of shares and holders of each class of common equity outstanding as of March 31, 2022, including shares held by our affiliates:

	Class
	T	I	A	TX
Outstanding shares	1,380,718	608,019	23,387,745	17,525
Number of stockholders	167	101	4,477	6
Market Information
Offering of Common Stock
We are offering up to $900.0 million of Class T, Class D and Class I shares of our common stock through an ongoing primary offering and up to $100.0 million of Class T, Class D, Class I, Class A, and Class TX shares of our common stock through our distribution reinvestment plan offering. Other than differences in upfront selling commissions, dealer manager fees, and ongoing distribution fees, each class of common stock has the same economics and voting rights. There is currently no public market for our shares and we currently have no plans to list our shares on a securities exchange.

The following table summarizes the upfront selling commission and dealer manager fee paid for each applicable share class in our primary offering as a percentage of the transaction price, which will generally be the most recently disclosed monthly NAV per share.

	Class T (1)	Class D	Class I
Maximum Upfront Selling Commissions as a % of Transaction Price	up to 3.0%	—	—
Maximum Upfront Dealer Manager Fees as a % of Transaction Price	0.5%	—	—

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.
In addition, we pay a wholesaling fee of up to 1.85% of the transaction price for the shares sold in the primary offering.
Subject to FINRA limitations on underwriting compensation and certain other limitations, the following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class D and Class I on an annualized basis as a percentage of our NAV.

	Class T (1)	Class D	Class I
Distribution Fee as a % of NAV	0.85%	0.25%	None

(1)
Consists of an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

The distribution fee on each share sold is subject to a cap based on the total upfront selling commissions, dealer manager fees, and distribution fees paid from the sale of that share. For Class T shares the cap is 8.5% and for Class D shares the cap is 8.0%. A lower cap may be agreed upon between our dealer manager and a participating broker-dealer. Once the cap is met, the Class T shares or Class D shares in each respective stockholder’s account (including shares purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares.
The dealer manager for the public offering anticipates that all or a portion of the upfront selling commissions, dealer manager and stockholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers.
The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. Please see “—Net Asset Value Calculation and Valuation Guidelines” below for a detailed description of our valuation guidelines.
Net Asset Value Calculations and Valuation Guidelines
Overview
Our board of directors, including a majority of our independent directors, has adopted these valuation guidelines, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted policies and procedures, which adjust the values of certain of our assets and liabilities from historical cost to fair value, as described below. As a result, our NAV may differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by our advisor in calculating our NAV and NAV per share. However, our valuation guidelines and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from total equity or stockholders’ equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.
Independent Valuation Advisor
With the approval of our board of directors, including a majority of our independent directors, we have engaged the Independent Valuation Advisor with respect to providing monthly real property asset appraisals, debt-related asset valuations, property management business valuations, reviewing annual third-party real property asset appraisals, helping us administer the valuation and review process described under “Real Property Assets” below for the real property assets in our portfolio, and assisting in the development and review of the related valuation guidelines contained herein. Altus Group U.S., Inc. (“Altus Group”) is a multidisciplinary provider of independent, commercial real estate appraisal, consulting, technology, and advisory services with multiple offices around the world, including in the United States, Canada, Europe and Asia Pacific. Altus Group is not affiliated with us or our advisor. The compensation we pay to the Independent Valuation Advisor is not based on the estimated values of our assets or liabilities. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Advisor at any time. We will promptly disclose any changes to the identity or role of the Independent Valuation Advisor in this prospectus and in reports we publicly file with the SEC.
Altus Group discharges its responsibilities with respect to real property asset appraisals in accordance with our real property asset valuation guidelines described below and with the oversight of our board of directors. Our board of directors is not involved in the day-to-day
valuation of the real property assets within our portfolio, but periodically receives and reviews such information about the valuations of the real property assets as it deems necessary to exercise its oversight responsibility. While the Independent Valuation Advisor is responsible for providing appraisals of our real property assets and reviews of appraisals of our real property assets performed by Third-Party Appraisal Firms, the Independent Valuation Advisor is not responsible for nor does it prepare our monthly NAV.
The Independent Valuation Advisor performs other roles under our valuation guidelines as described herein and may be engaged to provide additional services, including providing an independent appraisal of any of our other assets or liabilities (contingent or otherwise). The Independent Valuation Advisor may, from time to time, perform other commercial real estate and financial advisory services for our advisor and its related parties, or for transactions related to the properties that are the subject of appraisals being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report or the independence of the Independent Valuation Advisor.
Valuation of Consolidated Assets and Liabilities
Our NAV will reflect our pro rata ownership share of the fair values of certain consolidated assets and liabilities, as described below.

Real Property Assets.
The overarching principle of the real property asset appraisal process is to produce real property asset appraisals that represent credible estimates of fair value. The estimate of fair value developed in the appraisals of our real property assets may not always reflect the value of, or may materially differ from, the value at which we would agree to buy or sell such assets. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real property assets to any prospective or existing investor.
Each real property asset is appraised by a third-party appraiser (“Third-Party Appraisal Firm”) at least once per calendar year and reviewed by our advisor and the Independent Valuation Advisor. We seek to schedule the appraisals by the Third-Party Appraisal Firms evenly throughout the calendar year, such that an approximately equal portion of the real property assets in our portfolio are appraised by a Third-Party Appraisal Firm each month, although we may have more or fewer appraisals in an individual month. In its review, the Independent Valuation Advisor, will provide an opinion as to the reasonableness of each appraisal report from the Third-Party Appraisal Firms. In the event both our advisor and the Independent Valuation Advisor believe any appraisal completed by a Third-Party Appraisal Firm is materially incorrect, the appraisal can be rejected. In this event, the value indication from the prior month’s appraisal will be carried forward. Exercising this option requires both (i) written confirmation from the Independent Valuation Advisor documenting their consent to the course of action and (ii) engagement of a new Third Party Appraisal Firm to appraise the property within the two months following the rejected appraisal. The value provided by the newly engaged Third Party Appraisal Firm cannot be rejected. In no event will a calendar year pass without having each real property asset appraised by a Third-Party Appraisal Firm unless such asset is being bought or sold in such calendar year. Additionally, the real property assets not appraised by the Third-Party Appraisal Firm in a given calendar month will be appraised for such calendar month by our Independent Valuation Advisor, and such appraisals are reviewed by our advisor.
Newly acquired real properties are initially valued at cost during the month of acquisition, which is expected to represent fair value at that time. Each newly acquired real property will be subject to the regular monthly appraisal process described above starting the month following the month of acquisition. Furthermore, each newly acquired real property will first be appraised by a Third-Party Appraisal Firm in the calendar year following the year of acquisition.
All appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation and the Code of Ethics & Standards of Professional Practice of the Appraised Institute. Each appraisal must be reviewed, approved, and signed by an individual with the professional MAI designation conferred by the Appraisal Institute. Real property appraisals are reported on a free-and-clear
basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level debt or other financing ultimately are factored in and do impact our NAV in a manner described in more detail below.
We rely on the income approach as the primary methodology used by the Third Party Appraisal Firms and the Independent Valuation Advisor (together, the “Independent Appraisal Firms”) in valuing the real property assets within our portfolio, whereby value is derived by determining the present value of a real property asset’s future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable property rental rates and operating expense data, the appropriate capitalization and discount rates, and projections of future income and expenses based on market derived data and trends. Other methodologies that may also be used to value properties include sales comparisons and cost approaches. Because the methodologies utilized in valuing our real property assets involve significant professional judgment in the application of both observable and unobservable inputs, the estimated fair values of our real property assets may differ from their actual realizable values or future appraised values. Our real property valuations may not reflect the liquidation value or net realizable value of our real property assets because the valuations performed by the Independent Appraisal Firms involve subjective judgments about competitive market behavior and do not reflect transaction costs that would be incurred if we were to dispose of our real property assets today. Transaction costs related to an acquisition or disposition will generally be factored into our NAV no later than the closing date for such transaction, and in some circumstances such as when an asset is anticipated to be acquired or disposed, we may factor into our NAV calculation a portion of the potential transaction price and related closing costs given the likelihood that the transaction will close.
The Independent Appraisal Firms request and collect all reasonably available information that they deem relevant in valuing the real property assets in our portfolio from a variety of sources including, but not limited to information from management and other industry and market data. The Independent Appraisal Firms rely in part on property-level information provided by our advisor, including: (i) historical and budgeted operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures.
In conducting their investigation and analyses, our Independent Appraisal Firms take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the real property assets that are provided by us or our advisor. Although our Independent Appraisal Firms may review the information supplied or otherwise made available by us or our advisor for reasonableness, they assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and do not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Appraisal Firms, our Independent Appraisal Firms assume that such forecasts and other information and data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and rely upon us to advise our Independent Appraisal Firms promptly if any material information previously provided becomes inaccurate or is required to be updated during the valuation period.
In performing their analyses, our Independent Appraisal Firms make numerous other assumptions with respect to the behavior of market participants, industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Appraisal Firms may assume that we have clear and marketable title to each real property asset valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Appraisal Firms’ analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the appraisal, and any material change in such circumstances and conditions may affect our Independent Appraisal Firms’ analysis and conclusions. Our Independent Appraisal Firms’ appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.
Our Independent Appraisal Firms’ valuation reports are addressed solely to us and not to the public, may not be relied upon by any other person to establish an estimated value of our common stock, and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing their appraisal reports, our Independent Appraisal Firms do not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
Upon becoming aware of the occurrence of a material event impacting a real property asset, our advisor will promptly notify the Independent Valuation Advisor. The Independent Valuation Advisor determines the appropriate adjustment, if any, to be made to its estimated fair value of the real property asset during a given month and then updates its appraisal on the asset. For example, changes to underlying property fundamentals and overall market conditions, which may include: (i) a material change in collections (e.g. impacts from the
COVID-19
pandemic); (ii) a material change in vacancy levels; (iii) an unanticipated structural or environmental event at a real property asset; or (iv) material capital markets events, any of which may cause the value of a real property asset to change materially.

Each development real property asset will be valued monthly by the Independent Valuation Advisor at estimated fair value. Land cost and other factors such as the status of land entitlements, permitting processes, jurisdictional approvals, estimated overall development completion, and estimated development profit are considered in determining estimates of fair value. Upon the earlier of three months following the month of stabilization or twelve months after substantial completion, we will obtain an appraisal from a Third-Party Appraisal Firm, and thereafter the valuation process will follow the regular valuation process described above.
Real Estate-Related Assets and Other Assets.
Publicly traded debt and publicly traded equity securities related to real estate (collectively “Real Estate-Related Assets”) that are not restricted as to salability or transferability are fair valued monthly based on publicly available information. Generally, to the extent the information is available, such Real Estate-Related Assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of these Real Estate-Related Assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the asset.
Other assets include, but may not be limited to, derivatives, credit rated government securities, cash and cash equivalents and accounts receivable. Estimates of the fair values of other assets are determined using widely accepted methodologies and, where available, on the basis of publicly available pricing quotations and information. Subject to the board of directors’ approval, pricing sources may include third parties or our advisor or its affiliates.
Other assets also include individual investments in mortgages, mortgage participations and mezzanine loans, preferred equity or other hybrid-like investments and securities that are included in our determination of NAV at estimated fair value using widely accepted valuation methodologies.
Pursuant to our valuation guidelines, our board of directors, including a majority of our independent directors, approves the pricing sources of our Real Estate-Related Assets and other assets. In general, these sources are third parties other than our advisor. However, we may utilize our advisor as a pricing source if the asset is not considered material to the Company or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our advisor and any subsequent material adjustments made by our advisor. The Independent Valuation Advisor generally does not act as the third-party pricing source for these assets, although it may, under certain circumstances, be engaged to do so.
Our property management business, which we define as the income derived directly from our property management and development agreement contracts, will be valued by our Independent Valuation Advisor. The value of any additional income outside of such contracts will be valued by our advisor.
The value of promotional interests held by us will be determined by our advisor based on a hypothetical liquidation of the assets and the liabilities of the investment. With the exception of the development project promotional interests, for which our Independent Valuation Advisor provides the value for the development real property asset, our advisor will not obtain value information on the assets of the project from an Independent Appraisal Firm. Although the Independent Valuation Advisor may provide the information utilized to calculate the value of certain of our promotional interests, the Independent Valuation Advisor is not responsible for determining the value of the promotional interests.
Liabilities.
Except as noted below, we include an estimate of the fair values of our liabilities as part of our NAV calculation. These liabilities include, but may not be limited to, property-level mortgages and corporate-level credit facilities, fees and reimbursements payable to our advisor and its affiliates, accounts payable and accrued expenses, our preferred equity and other liabilities. Pursuant to our valuation guidelines, our board of directors, including a majority of our independent directors, approves the pricing sources of our liabilities which may include third parties or our advisor or its affiliates.

The estimated fair value of our property-level mortgages and corporate-level credit facilities are determined by our advisor using widely accepted valuation methodologies based on information provided by various qualified third-party debt valuation experts and market data sources. In determining the fair value of such debt our advisor relies primarily on a third-party expert to provide the fair value calculations for our property-level mortgages and corporate-level credit facilities.
Under applicable GAAP, we record liabilities for distribution fees (i) that we currently owe the dealer manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our dealer manager in future periods. However, we do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date. The Independent Valuation Advisor is not responsible for appraising or reviewing these liabilities.
Estimated NAV of Unconsolidated Investments
Unconsolidated real property assets held through joint ventures or partnerships are valued according to the valuation guidelines set by such joint ventures or partnerships. At least once per calendar year, each unconsolidated real property asset will be appraised by a Third-Party Appraisal Firm. If the valuation guidelines of the applicable joint ventures or partnerships do not accommodate a monthly determination of the fair value of real property assets, our advisor will determine the estimated fair value of the unconsolidated real property assets for those interim periods. Our advisor will also determine on a monthly basis the fair value of any other applicable assets and liabilities of the joint venture using similar practices that we utilize for our consolidated portfolio.
Once the associated estimated fair values of assets and liabilities are determined, the value of our interest in any joint venture or partnership is then determined by using a hypothetical liquidation calculation based on our ownership percentage of the joint venture or partnership’s estimated NAV. If deemed an appropriate alternative to fair valuing applicable assets and liabilities individually, unconsolidated assets and liabilities held in a joint venture or partnership that acquires multiple real property assets over time may be valued as a single investment.
The Independent Valuation Advisor is not responsible for providing monthly appraisals of unconsolidated real property assets, reviewing third-party appraisals of unconsolidated real property assets, or valuing our unconsolidated investments per these valuation guidelines; however, they may be engaged to do so.
Probability-Weighted Adjustments
In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from the property value being used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from the value of the loan being used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, and other items upon a successful closing. Our advisor may take such contingencies into account when determining the values of certain components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and our advisor may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.

NAV and NAV Per Share Calculation
Our NAV per share is calculated as of the last calendar day of each month for each of our outstanding classes of stock, and is available generally within 15 calendar days after the end of the applicable month. Our NAV per share is calculated by our advisor. Our board of directors, including a majority of our independent directors, may replace any party involved in our valuation guidelines with another party, including our advisor, if it is deemed appropriate to do so.
Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class or unit based on each class’ or units’ relative percentage of the previous aggregate NAV. Changes in the aggregate NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property asset portfolio, increases or decreases in Real Estate-Related Assets and other assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, advisory fees, and distribution fees) and distributions to investors.
Our most significant source of income is property-level net operating income. We accrue revenues and expenses on a monthly basis based on actual leases and operating expenses in that month. For the first month following a real property asset acquisition, we will calculate and accrue net operating income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For NAV calculation purposes, organization and offering costs incurred as part of our corporate-level expenses related to our offerings reduce NAV as incurred.
Following the calculation and allocation of changes in the aggregate NAV as described above, NAV for each class is adjusted for class-specific expenses such as accrued dividends and ongoing distribution fees that are currently payable, to determine the monthly NAV. Class specific expenses will be allocated on a class-specific basis and borne by all holders of such class. The allocation of different class-specific expenses may result in certain share classes having a different NAV per share than other classes. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to Class T shares and Class D shares relative to our other share classes. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of our Class T shares and Class D shares as they are the classes with class-specific expenses. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Because the purchase price of shares in the primary offering is equal to the transaction price, which is generally equals the prior month’s NAV per share, plus the upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and dealer manager fees will have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class on such day.
NAV of CROP and OP Units
Our valuation guidelines include the following methodology to determine the monthly NAV of CROP and the OP Units. CROP has certain classes or series of OP Units that are each economically equivalent to a corresponding class of shares. Accordingly, on the last day of each month, for such classes or series of OP Units, the NAV per OP Unit equals the NAV per share of the corresponding class. To the extent CROP has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of CROP on the last day of each month equals the sum of the NAVs of each fully-diluted outstanding OP Unit on such day. In calculating the fully-diluted outstanding OP Units we include all outstanding vested LTIP units, unvested time-based LTIP units and those performance-based LTIP units that would be earned based on the internal rate of return as of such day.
Oversight by our Board of Directors
All parties engaged by us in connection with our valuation guidelines, including the Independent Valuation Advisor, debt valuation experts and our advisor, are subject to the oversight of our board of directors. As part of this process, our advisor reviews the estimates of the fair values of our real property assets, Real Estate-Related Assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although the Third-Party Appraisal Firms, the Independent Valuation Advisor, or other pricing sources may consider any comments received from us or our advisor or other valuation sources for their individual valuations, the final estimated fair values of our real property assets are determined by the Third-Party Appraisal Firms and the Independent Valuation Advisor, and the final estimates of fair values of our Real Estate-Related Assets, our other assets, and our liabilities are determined by the applicable pricing source as described above. With respect to the valuation of our real property assets, the Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.
Review of and Changes to Our Valuation Guidelines
At least once each calendar year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines, including, with respect to the real property assets and real estate-related debt in our portfolio, with input from the Independent Valuation Advisor, where applicable. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
We will publicly announce material changes to our valuation guidelines.
Limitations on the Calculation of NAV
The most significant component of our NAV consists of the estimated fair values of real property assets and, as with any real property valuation protocol, the estimated fair values of real properties are based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions could result in a different estimate of the value of our real property assets. Although the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Our Current and Historical NAV Calculations
Our total NAV in the following table includes the NAV of our outstanding classes of common stock as of June 30, 2022 (Class T, Class D, Class I, Class A and Class TX) as well as the partnership interests of CROP held by parties other than us. The following table sets forth the components of our NAV as of June 30, 2022 and May 31, 2022:

	As of
Components of NAV*	June 30, 2022	May 31, 2022
Investments in Multifamily Operating Properties	$2,060,169,849	$1,997,817,426
Investments in Multifamily Development Properties	237,851,785	233,395,900
Investments in Real-estate Related Structured Investments	66,030,401	65,297,352
Operating Company, Land and Other Net Current Assets	118,528,743	102,133,450
Cash and Cash Equivalents	14,562,583	10,523,523
Secured Real Estate Financing	(1,070,208,155)	(1,001,249,924)
Subordinated Unsecured Notes	(43,443,000)	(43,443,000)
Preferred Equity	(127,294,852)	(127,294,852)
Accrued Performance Participation Allocation	(30,078,462)	(29,212,962)

Net Asset Value	$1,226,118,891	$1,207,966,913

Fully-diluted Shares/Units Outstanding	59,175,010	58,554,689

*	Presented as adjusted for our economic ownership percentage in each asset.
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2022 and May 31, 2022:

	Class
	T	D	I	A	TX	OP (1)	Total
As of June 30, 2022
Monthly NAV	$61,018,655	$21,108	$36,718,741	$476,816,053	$363,226	$651,181,108	$1,226,118,891
Fully-diluted Outstanding Shares/Units	2,944,885	1,019	1,772,122	23,012,120	17,530	31,427,334	59,175,010

NAV per Fully-diluted Share/Unit	$20.7202	$20.7202	$20.7202	$20.7202	$20.7202	$20.7202

As of May 31, 2022
Monthly NAV	$53,171,315	$21,016	$27,545,054	$478,478,063	$361,607	$648,389,858	$1,207,966,913
Fully-diluted Outstanding Shares/Units	2,577,413	1,019	1,335,212	23,193,627	17,528	31,429,890	58,554,689

NAV per Fully-diluted Share/Unit	$20.6297	$20.6297	$20.6297	$20.6297	$20.6297	$20.6297

(1)
Includes CROP Partnership Units held by High Traverse Holdings, an entity beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin and other CROP Partnership Units, including LTIP Units as described above, held by parties other than us.

Set forth below are the weighted averages of the key assumptions that were used by the Independent Appraisal Firms in the discounted cash flow methodology used in the June 30, 2022, valuations of our real property assets, based on property types.

	Discount Rate	Exit Capitalization Rate
Operating Assets	5.60%	4.40%
Development Assets	5.83%	4.40%

*	Presented as adjusted for our economic ownership percentage in each asset, weighted by gross value.
A change in these assumptions would impact the calculation of the value of our operating and development assets. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our operating and development asset values:

Sensitivities	Change	Operating Asset Values	Development Asset Values
Discount Rate	0.25% decrease	2.4%	2.2%
	0.25% increase	(2.4)%	(2.1)%
Exit Capitalization Rate	0.25% decrease	4.2%	4.4%
	0.25% increase	(3.6)%	(3.9)%

*	Presented as adjusted for our economic ownership percentage in each asset.
The following table presents our historical monthly NAV per share for our outstanding classes of shares and our OP units since we began reporting an NAV. Previously, we sold shares of our Class A and Class TX in our primary public offering at a fixed offering price of $10.00 per share.

Date	Class T	Class D	Class I	Class A	Class TX	OP (1)
May 31, 2022	$20.6297	$20.6297	$20.6297	$20.6297	$20.6297	$20.6297
April 30, 2022	$20.0794	—	$20.0794	$20.0794	$20.0794	$20.0794
March 31, 2022	$19.6324	—	$19.6324	$19.6324	$19.6324	$19.6324
February 28, 2022	$18.9882	—	$18.9882	$18.9882	$18.9882	$18.9882
January 31, 2022	$18.4071	—	$18.4071	$18.4071	$18.4071	$18.4071
December 31, 2021	—	—	$17.2839	$17.2839	$17.2839	$17.2839
November 30, 2021	—	—	—	$16.9316	$16.9316	$16.9316
October 31, 2021	—	—	—	$16.3305	$16.3305	$16.3305
September 30, 2021	—	—	—	$15.4799	$15.4799	$15.4799
August 31, 2021	—	—	—	$12.8855	$12.8855	$12.8855
July 31, 2021	—	—	—	$12.5373	$12.5373	$12.5373
June 30, 2021	—	—	—	$11.7865	$11.7865	$11.7865
May 31, 2021	—	—	—	$10.8488	$10.8488	$10.8488
May 7, 2021 (2)	—	—	—	$10.8315	$10.8315	$10.8315

(1)
Includes the CROP Partnership Units held by High Traverse, an entity beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin and other CROP Partnership Units, including LTIP units as described above, held by parties other than us.

(2)
All components of NAV are as of May 7, 2021 with the exception of the investments in multifamily operating properties, development properties and real-estate related structured investments which are based on information as of April 30, 2021.

Distribution Information
During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after, we will not be able to make distributions solely from our cash flow from operating activities. Further, because we may receive income from our investments at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our existence and from time to time during our operational stage, we will declare distributions in anticipation of cash flows that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds.
The following table shows distributions paid and cash flow provided by (used in) operating activities during the three months ended March 31, 2022 and the year ended December 31, 2021 (in thousands):

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Distributions paid in cash - common stockholders	$4,174	$9,482
Distributions paid in cash to noncontrolling interests - limited partners	5,460	10,591
Distributions of DRP (reinvested)	466	141

Total distributions (1)	$10,100	$20,214

Source of distributions (2)
Paid from cash flows provided by operations	$—	$11,044
Paid from revolving credit facility	—	5,000
Paid from offering proceeds	9,634	4,029
Offering proceeds from issuance of common stock pursuant to the DRP	466	141

Total sources	$10,100	$20,214

Net cash used in operating activities (2)	$(14,806)	$(2,816)

(1)	Distributions are paid on a monthly basis. In general, distributions for all record dates of a given month are paid on or about the fifth business day of the following month.
(2)
The allocation of total sources are calculated on a quarterly basis. Generally, for purposes of determining the source of our distributions paid, we assume first that we use positive cash flow from operating activities from the relevant or prior quarter to fund distribution payments. As such, amounts reflected above as distributions paid from cash flows provided by operations may be from prior quarters which had positive cash flow from operations.

For the three months ended March 31, 2022, distributions declared to common stockholders and limited partners were approximately $4.3 million and $5.5 million, respectively. For the three months ended March 31, 2022, we paid aggregate distributions to common stockholders and limited partners of approximately $4.2 million and $5.5 million. For the three months ended March 31, 2022, our net loss was approximately $6.9 million. Cash flows used in operating activities for the three months ended March 31, 2022 was approximately $14.8 million.
Generally, for purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.
Directors and Executive Officers
We have provided below certain information about our executive officers and directors.

Name	Position(s)	Age*
Daniel Shaeffer	Chief Executive Officer and Director	51
Chad Christensen	Executive Chairman of the Board of Directors and Director	49
Gregg Christensen	Chief Legal Officer and Secretary; Advisory Board Member	53
Glenn Rand	Chief Operating Officer; Advisory Board Member	61
Susan Hallenberg	Chief Accounting Officer and Treasurer; Advisory Board Member	54
Enzio Cassinis	President	44
Adam Larson	Chief Financial Officer	40
Stan Hanks	Executive Vice President	54
Eric Marlin	Executive Vice President, Capital Markets	48
Paul Fredenberg	Chief Investment Officer	45
Jonathan Gardner	Independent Director	45
John Lunt	Independent Director	49
Philip White	Independent Director	48

*	As of March 31, 2022
Daniel Shaeffer
has served as the Chief Executive Officer of CCI since May 2021 and as an affiliated director since July 2016. Mr. Shaeffer served as the Chief Executive Officer and a director of CRII and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Shaeffer also served as Chairman of the Board of CCI from October 2018 through May 2021 and was formerly the Chief Executive Officer of CCI from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger. He serves as a director and Chief Executive Officer of CMOF, positions he has held since CMOF’s formation in May 2016. In addition, in May 2021, Mr. Shaeffer was appointed Chief Executive Officer of CCA. Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning for CCI and its affiliates.
Before
co-founding
Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing since 2004.
Mr. Shaeffer holds an International Master of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Accounting from Brigham Young University.
Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shaeffer, in light of his day-to-day
company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the CCI Board.
Chad Christensen
has served as the Executive Chairman of the Board of CCI since May 2021 and as one of our affiliated directors since July 2016. Mr. Christensen served as President and a director of CRII and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Christensen was formerly President and Chairman of the Board of CCI from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger. He serves as President, Chairman of the Board, and a director of CMOF. In addition, in May 2021, Mr. Christensen was appointed Executive Chairman of CCA. Mr. Christensen oversees financial and general operations for CCI and its affiliates. He is also actively involved in acquisitions, marketing and capital raising activities for CCI and its affiliates.
Before
co-founding
Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 2004.
Mr. Christensen holds a Master of Business Administration from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a Bachelor of Arts in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.
Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Christensen, in light of his day-to-day
company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the CCI Board.
Gregg Christensen
has served as the Chief Legal Officer and Secretary of CCI since December 2016 and as an Advisory Board Member since May 2021. Mr. Christensen served as the Chief Legal Officer and Secretary (formerly Executive Vice President, Secretary and General Counsel) and a director of CRII and its predecessor entities from 2007 through the closing of the CRII Merger. Mr. Christensen was a director of CCI from December 2016 to June 2018. Mr. Christensen held similar officer positions with CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger and holds similar officer positions with CMOF. In addition, he was a director of CMRI and CMRII prior to the completion of the CMRI Merger and CMRII Merger and serves as a director of CMOF. In addition, in May 2021, Mr. Christensen was appointed Chief Legal Officer and Secretary of CCA. Mr. Christensen oversees and coordinates all legal aspects of CCI and its affiliates, and is also actively involved in operations, acquisitions and due diligence activities for CCI and its affiliates.
Prior to joining the Cottonwood organization, Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 1997.
Mr. Christensen holds an Honors Bachelor of Arts in English from the University of Utah and a Juris Doctorate from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.
Glenn Rand
has served as the Chief Operating Officer of CCI and an Advisory Board Member since May 2021. Mr. Rand also has served as the Chief Operating Officer of CROP (and in other roles with CROP) since September 2013. In addition, he serves as Chief Operating Officer of CCA as of May 2021. Mr. Rand brings over 30 years of property management experience to CCI. He directs operations and construction and provides strategic guidance with respect to acquisitions and asset management. Prior to joining CROP, he worked at Archstone, where he was responsible for the oversight of more than 30,000 apartment units. During his time at Archstone, Mr. Rand was President and Founder of Archstone Management Services, a third-party management company with over 50 assets under management, which was eventually sold to Gables Residential. As Chairman of Archstone’s Pricing Committee, he was influential in the creation and national acceptance of LRO (revenue management) within Archstone, and eventually the apartment industry. He served on the Virginia Tech Management Board for many years and is consistently requested as a speaker at industry events.
Susan Hallenberg
has served as the Chief Accounting Officer and Treasurer of CCI since October 2018 and as an Advisory Board Member since May 2021. Ms. Hallenberg served as the Chief Financial Officer and Treasurer of CRII and its predecessor entity from May 2005 until the closing of the CRII Merger. Ms. Hallenberg served as principal accounting officer and principal financial officer of CCI in her role as Chief Financial Officer from December 2016 through September 2018. Ms. Hallenberg also served as Chief Accounting Officer and Treasurer of CMRI and CMRII prior to the closing of the CMRI Merger and CMRII Merger. She is also Chief Financial Officer and Treasurer of CMOF and Chief Accounting Officer and Treasurer at CCA.
Prior to joining the Cottonwood organization, Ms. Hallenberg served as Acquisitions Officer for Phillips Edison & Company, a real estate investment company. She also served as Vice President for Lend Lease Real Estate Investments, where her responsibilities included financial management of a large mixed-use
real estate development project and the underwriting, financing and reporting on multifamily housing development opportunities in the Western United States using tax credit, tax-exempt
bond, and conventional financing. She also worked for Aldrich Eastman & Waltch for two years as an Assistant Portfolio Controller. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years.
Ms. Hallenberg holds a Bachelor of Arts in Economics/Accounting from The College of the Holy Cross.
Enzio Cassinis
has served as the President of CCI since May 2021. Mr. Cassinis served as Chief Executive Officer and President of CCI from October 2018 through May 2021. Mr. Cassinis also served as the Chief Executive Officer and President of CMRI and CMRII from October 2018 through the closing of the CMRI Merger and CMRII Merger. In addition, Mr. Cassinis served as the Chief Executive Officer of CCA from October 2018 through May 2021 and currently serves as CCA’s President since May 2021.
From June 2013 through September 2018, Mr. Cassinis served in various roles at the Cottonwood organization, including as the Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity. Prior to joining the Cottonwood organization in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.
Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA
®
charterholder.
Adam Larson
has served as the Chief Financial Officer of CCI since October 2018. Mr. Larson also has served as the Chief Financial Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the closing of the CMRI Merger and the CMRII Merger.
Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood Residential, Inc. in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting.

Mr. Larson holds a Master of Business Administration from the University of Chicago Booth School of Business, and a Bachelor of Science in Business Management from Brigham Young University where he also served as Student Body President.
Stan Hanks
has served as Chief Development Officer since December 2021. Prior to that he was one of our Executive Vice Presidents. Mr. Hanks also has served as Executive Vice President of CROP since September 2012 and of CCA since May 2021. Mr. Hanks has over 19 years of multi-family experience. He is responsible for development project oversight and strategic initiatives. Prior to joining CROP, Mr. Hanks was a Senior Vice President and Principal at RealSource, a boutique multi-family real estate firm in Salt Lake City where he was involved with acquisitions, financing, asset management and capital raising. Prior to RealSource, Mr. Hanks was Vice President of Finance/Corporate Controller for TenFold Corporation, a software company in Utah that completed its IPO in 1999. Prior to TenFold, Mr. Hanks spent 4 years as an auditor at Coopers & Lybrand. Mr. Hanks earned a Bachelor of Accounting degree from the University of Utah in 1992.
Eric Marlin
has served as Executive Vice President of Capital Markets of CCI since May 2021. Mr. Marlin also has served as Executive Vice President of Capital Markets of CROP since February 2007 and of CCA since May 2021. His responsibilities include interfacing with broker-dealers and all retail-focused capital raising activities for Cottonwood Residential and its affiliates. Previously, Mr. Marlin was Vice President of the Western Region for CORE Realty Holdings, LLC, a sponsor of tenant in common transactions. Prior to joining CORE, Mr. Marlin worked for Courtlandt Financial Group, a firm that specializes in Code Section 1031 exchanges. Prior to joining Courtlandt Financial Group, Mr. Marlin worked as a financial consultant with Merrill Lynch Private Client Group in Beverly Hills, California, where he focused primarily on financial planning and estate planning. Mr. Marlin holds a Bachelor of Arts in History of Public Policy from the University of California at Santa Barbara. He is a licensed securities representative with Series 7 and Series 66 licenses. Mr. Marlin also acted as a wholesaler internal to CRII in connection with the offerings.
Paul Fredenberg
has served as the Chief Investment Officer of CCI since October 2018. Mr. Fredenberg has also served as the Chief Investment Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the completion of the CMRI Merger and CMRII Merger.
Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc. Prior to joining the Cottonwood organization in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group.
Mr. Fredenberg holds a Master of Business Administration from the Wharton School at the University of Pennsylvania, a Master of Arts in Latin American Studies from the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Michigan, Ann Arbor.
Jonathan Gardner
is an independent director of CCI, a position he has held since May 2021. Mr. Gardner is a principal and founding partner at Gardner Batt, LLC, a Salt Lake City-based real estate development and investment firm. Mr. Gardner has developed or invested in over $2.0 billion of real estate in the last seven years, and he and his partners manage nearly two million square feet of office, multi-family, retail and warehouse space. Prior to starting Gardner Batt in 2014, Mr. Gardner spent four years with a family run real estate development office and, prior to that, four years as an investment banker handling corporate leveraged finance at CIBC World Markets’ Private Finance Group. Mr. Gardner graduated magna cum laude from the University of Utah’s David Eccles School of Business with an emphasis in Finance.
Mr. Gardner was a director-nominee of CRII in connection with the CRII Merger. In addition, our board of directors selected Mr. Gardner as an independent director for reasons including his significant experience in the real estate industry and prior knowledge of the portfolio of CRII as a non-affiliate
director. Mr. Gardner’s broad real estate experience provides him with key skills in responding to our business’s financial, strategic and operational challenges and opportunities, and overseeing management. The CCI Board believes that the depth and breadth of Mr. Gardner’s exposure to complex real estate, financial and strategic issues during his career make him a valuable asset to our board of directors.
John Lunt
is an independent director of CCI, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created
the methodology for four index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $20 billion pension fund, and from 2004 to 2007, he served as board President. From February 2013 to February 2022, Mr. Lunt served on the investment advisory committee for the $20 billion Utah Educational Savings Plan (My529) and from August 2017 to February 2022, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. He has been a featured speaker at investment conferences around the United States and has written extensively about financial markets.
Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a Bachelor of Arts in Economics, and he later received a Master of Business Administration in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.
The CCI Board selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.
Philip White
is an independent director of CCI, a position he has held since May 2021. Mr. White has been a partner at Inflection Financial LLC since 2020. His firm oversees more than $250 million for individuals and company retirement plans. Previously, Mr. White was a partner at Retirement Plan Fiduciaries LLC since 2015 and President at Ducere Capital, a wealth management practice he founded in 2006. Mr. White also previously directed executive compensation and company stock and retirement plans for Rackspace Hosting. Early in his career, Mr. White served his country as a civil engineer officer in the United States Air Force. Mr. White earned his Master of Business Administration degree with Honors from The Wharton School at The University of Pennsylvania and is also a Distinguished Graduate of The United States Air Force Academy. Mr. White is a CFA
®
charterholder and is also a CERTIFIED FINANCIAL PLANNER
™
practitioner.
Mr. White was a director-nominee of CRII in connection with the CRII Merger. In addition, our board of directors selected Mr. White as an independent director for reasons including his experience in the real estate industry, executive compensation experience, his professional and educational background and prior knowledge of the portfolio of CRII as a non-affiliate
director of CRII. With his background in executive compensation issues, Mr. White is particularly well-positioned to guide our board of directors on compensation issues and the employment of various individuals, including our Chief Accounting Officer and Chief Legal Officer. Our board of directors believes that these key attributes make him a valuable asset to our board of directors.

Compensation of Executive Officers
This section discusses the components of the compensation we provide to our “named executive officers” who are listed in the “Summary Compensation Table” below. In 2021, our named executive officers were Daniel Shaeffer, our Chief Executive Officer; Gregg Christensen, our Chief Legal Officer and Secretary; and Glenn Rand, our Chief Operating Officer.
Prior to the effective time of the CRII Merger on May 7, 2021, we had no employees, and all of our executive officers were employed by our advisor and its affiliates. As such, all of our executive officers were compensated by these entities, in part, for their services to us and our subsidiaries, and except for grants of equity incentive compensation that we made commencing with the fiscal year 2020, we did not provide compensation to our executive officers prior to May 7, 2021.
Following the CRII Merger, we employ certain of our executive officers, including two of our named executive officers, Mr. G. Christensen and Mr. Rand. Because we employed certain of our executive officers for less than a full year in 2021, the discussion below regarding executive compensation reflects the compensation approved by our compensation committee that we expect to pay for a full year commencing in 2022 with our executive compensation tables reflecting only those amounts paid in 2021.
Mr. Shaeffer, along with certain other of our executive officers, continues to be employed by our advisor and its affiliates. Except for grants of equity incentive compensation that we make to all of our executive officers, Mr. Shaeffer and those executive officers employed by our advisor and its affiliates are compensated by these entities (and not us), in part, for their service to us and our subsidiaries. See “—Certain Transactions with Related Persons” below for a discussion of the fees paid to CCI Advisor and its affiliates. All of our named executive officers are officers and/or employees of, or hold an indirect ownership interest in, CCI Advisor and/or its affiliates.
We are a “smaller reporting company” as defined in Rule
12b-2
under the Exchange Act and an “emerging growth company” as defined under the JOBS Act. As such, we are permitted to take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies.
Executive Compensation Process
Our compensation committee, which is composed of all of our independent directors, discharges the CCI Board’s responsibilities relating to the compensation that we pay to our named executive officers. This includes equity incentive compensation grants we make to all of our executive officers as well as additional compensation we pay to those named executive officers employed by us. Prior to the CRII Merger, except for annual grants of LTIP Units and Special LTIP Units (for purposes of our executive compensation discussion, referred to as required by context, collectively as the “LTIP Units”) under our partnership agreement in effect at the time of the award, our named executive officers did not receive any compensation from us.
Our compensation committee acknowledges that the real estate industry is highly competitive and that experienced professionals have significant career mobility. Commencing with fiscal year 2020, our compensation committee determined that through the annual grant of LTIP Units under our partnership agreement, we will attract, motivate and retain highly skilled executive officers who are committed to our core values of prudent risk-taking and integrity. Each year our compensation committee determines, in its sole discretion, the aggregate amount, type and terms of any equity grants to our executive officers, including our employees and employees of our advisor and its affiliates. For the initial grants of LTIP Units in 2020 our compensation committee consulted Ferguson Partners Consulting L.P., f/k/a FPL Associates, L.P. (“FPC”), a nationally recognized compensation consulting firm specializing in the real estate industry.
In making initial compensation decisions following the CRII Merger, the compensation committee reviewed market-based compensation data provided by FPC. The compensation committee also evaluated the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assessed the individual performance of the other executive and senior officers. While the compensation committee considers these recommendations, along with data provided by its other advisors, it retains full discretion to set all compensation to our named executive officers that we pay directly.
Engagement of Compensation Consultant
The compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The compensation committee has sole authority to hire, terminate and set the terms of any future engagement of FPC or any other compensation consultant.
For compensation advice following the CRII Merger, the compensation committee engaged FPC to provide market-based compensation data to assist the committee in the implementation of a comprehensive executive compensation program for those executive officers that we employ and an equity incentive compensation program for all of our executive officers that complements the compensation provided to our executive officers by our advisor and its affiliates. In connection with these efforts, FPC prepared for the compensation committee reports that included compensation analyses for each executive position, including those executive positions that are held by employees of our advisor and its affiliates, an analysis of a recommended peer group for the company and a description of the methodology used to provide the compensation analyses. FPC researched competitive market practices, reviewed the proxy statements of its recommended peer group and checked its own proprietary information data bases. The compensation committee reviewed the information provided to the company and approved the executive compensation program which included equity incentive compensation for all of our executive officers and full compensation for those executive officers that we employ.
Components of Executive Compensation
The key elements of our executive compensation program for our executive officers include annual cash compensation, short-term incentive plan compensation as well as equity incentive compensation in the form of time-based and performance-based LTIP Units. Each element is discussed in detail below.
Base Salary
. Compensation for each executive officer we employ was established by our compensation committee. We believe that our executive officers’ base salary levels are commensurate with their positions and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. Base salaries of our named executive officers periodically will be reviewed by the compensation committee. Information about base salary for our named executive officers for 2022 is as follows.

Name and Principal Position	Base Salary
Daniel Shaeffer, Chief Executive Officer	(1)
Gregg Christensen, Chief Legal officer and Secretary	$400,000
Glenn Rand, Chief Operating Officer	$400,000

(1)
Mr. Shaeffer, along with certain other of our executive officers, is employed by our advisor and its affiliates. Except for grants of equity incentive compensation that we make to all of our executive officers, Mr. Shaeffer is compensated by these entities, in part, for his service to us and our subsidiaries. See “—Certain Transactions with Related Persons” below for a discussion of the fees paid to our advisor and its affiliates.

Short-Term Incentive Plan.
The short-term incentive plan is intended to compensate our executive officers for achieving annual company and strategic performance goals. The compensation committee believes that the opportunity to earn an annual cash bonus encourages our executive officers to achieve company and strategic performance goals, which fosters a performance-driven company culture that aligns the executives’ interests with the stockholders’ interests.
The short-term incentive plan allows our executive officers to earn a cash bonus based on various pre-defined
and
pre-weighted
company and strategic performance goals established by the compensation committee (at least 50% of which are objective, calculable company performance measurements). Strategic performance goals are assessed subjectively.
The annual cash incentive bonus is the product of the named executive officer’s target bonus (which is a percentage of his base salary) and a formula number that is based on the achievement of predetermined targets. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than, but not greater than the target bonus. The compensation committee set Mr. G. Christensen’s target bonus at 90% of his base salary and Mr. Rand’s target bonus at 85% of his base salary.
The annual cash incentive bonus formula number for 2021 consists of the following components: (i) 25% capital formation, (ii) 25% capital deployment efficiency, (iii) 25% portfolio characteristics and objectives, (iv) 15% same store net operating income (NOI) growth relative to the same store NOI growth of a pre-selected
peer group, and (v) 10% completion of development projects. With respect to the specific formula components for 2021, the named executive officers received 93% of their target bonus based on the achievement of the predetermined targets.
Equity Incentive Compensation.
 The compensation committee has made and may make certain awards to the named executive officers in the form of LTIP Units. LTIP Units are a separate series of limited partnership units of CROP, which are convertible into common units upon achieving certain vesting and performance requirements. Awards of LTIP units are subject to the conditions and restrictions determined by our compensation committee, including continued employment or service, computation of financial metrics and/or achievement of pre-established
performance goals and objectives. If the conditions and/or restrictions included in an LTIP unit award agreement are not attained, holders will forfeit the LTIP units granted under such agreement. Unless otherwise provided, the LTIP unit awards (whether vested or unvested) will entitle the holder to receive current distributions from CROP, and the Special LTIP units (whether vested or unvested) will entitle the holder to receive 10% of the current distributions from CROP during the applicable performance period. When the LTIP units have vested and sufficient income has been allocated to the holder of the vested LTIP units, the LTIP units will automatically convert to common units in CROP on a one-for-one
basis.
The compensation committee has deemed LTIP unit awards to be an effective means to ensure alignment of the executives’ interests with those of the stockholders. LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, the LTIP units initially will not have full parity, on a per unit basis, with the common units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP units can, over time, achieve full parity with the common units in CROP and therefore, accrete to an economic value for the holder equivalent to the common units. If such parity is achieved, the LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one
basis into common units, which in turn may be exchanged, upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of our common stock or for shares of our common stock, on a one-for-one
basis, at our election. However, there are circumstances under which the LTIP units will not achieve parity with the common units, and until such parity is reached, the value that a holder could realize for a given number of LTIP units will be less than the value of an equal number of shares of our common stock and may be zero. The compensation committee believes that this characteristic of the LTIP units, that they achieve real value only if our share value appreciates, links executive compensation to our performance.

Our compensation committee has approved grants of LTIP units to certain executive officers for fiscal year 2020 and 2021; however, none of our named executive officers received a grant of LTIP units from our compensation committee for 2021 compensation and none have outstanding equity awards as of December 31, 2021.
Our compensation committee currently expects to continue to grant LTIP units awards to our named executive officers annually on the same terms and conditions; however, the committee’s decision whether to approve any such awards in the future will depend on our performance, market trends and practices and other considerations.
Time-Based LTIP Units
. The following table sets forth the number and value of the time-based LTIP Units granted to our named executive officers in January 2022. The time-based LTIP Units were issued on January 7, 2022 based on the grant date fair value determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). The time-based LTIP Units vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2023, subject to continued service. Time based LTIP Units (whether vested or unvested) receive the same distribution per unit as the CROP Common Units.

Executive Officer	Date of Grant	Number of Time-Based LTIP Units	Value of Time-Based LTIP Units
Daniel Shaeffer	January 7, 2022	23,589	$407,710
Gregg Christensen	January 7, 2022	7,959	$137,563
Glenn Rand	January 7, 2022	6,201	$107,177
Performance-Based LTIP Units.
The following table sets forth the number and value of the performance-based LTIP Units granted to our named executive officers in January 2022. The performance-based LTIP Units were issued on January 7, 2022 based on the grant date fair value determined in accordance with ASC Topic 718. The actual amount of each award will be determined at the conclusion of the three-year performance period on December 31, 2024 and will depend on our internal rate of return (as defined in the award agreements).

Executive Officer	Date of Grant	Number of Performance- Based LTIP Units	Value of Performance -Based LTIP Units
Daniel Shaeffer	January 7, 2022	43,809	$757,190
Gregg Christensen	January 7, 2022	14,780	$255,456
Glenn Rand	January 7, 2022	11,517	$199,059
Pursuant to the terms of the applicable award agreements, our named executive officers may earn up to 100% of the number of performance-based LTIP Units granted, plus deemed dividends on earned units, based on our internal rate of return during the performance period in accordance with the following schedule, with linear interpolation for performance between levels:

Internal Rate of Return	Percentage Earned
Less than 6%	—%
6%	50%
10% or greater	100%
None of the performance-based LTIP Units will be earned if our internal rate of return for the performance period is less than 6%, and the maximum number of performance-based LTIP Units will only be earned if our internal rate of return for the performance period is 10% or greater. The earned performance-based LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with us, or CCI Advisor or its affiliates. During the performance period, performance based LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distribution per unit paid to holders of the CROP Common Units (based on the total number of performance-based LTIP Units granted). At the end of the performance period, if the internal rate of return equals or exceeds the performance threshold (6%), the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned performance-based LTIP Units during the performance period.
Compensation from CCI Advisor
Our named executive officers are also officers and/or employees of, or hold an indirect ownership interest in, CCI Advisor and/or its affiliates, and our named executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “—Certain Transactions with Related Persons” below for a discussion of the fees paid to CCI Advisor and its affiliates.
Summary Compensation Table
The following table sets forth the information required by Item 402 of
Regulation S-K
promulgated by the SEC as of December 31, 2021. Prior to the effective time of the CRII Merger on May 7, 2021, we had no employees, and all of our executive officers were employed by our advisor and its affiliates. As such, all of our executive officers were compensated by these entities, in part, for their services to us and our subsidiaries and except for grants of equity incentive compensation that we made to certain of our executive officers commencing for the fiscal year 2020, we did not compensate our executive officers prior to May 7, 2021. Therefore, the table below reflects executive compensation that we paid for the partial year commencing May 7, 2021.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Total
Daniel Shaeffer	2021	(1)	(1)	(1)
Chief Executive Officer
Gregg Christensen	2021	$375,000	315,000	$690,000
Chief Legal Officer and Secretary
Glenn Rand	2021	$380,000	250,000	$630,000
Chief Operating Officer

(1)
Mr. Shaeffer is an officer and employee of our advisor and its affiliates, and is compensated by these entities, in part, for his services to us or our subsidiaries. We do not directly compensate Mr. Shaeffer other than through stock awards. See “—Certain Transactions with Related Persons” below for a discussion of the fees paid to CC Advisor and its affiliates.

Termination and Change in Control Arrangements
Accelerated Vesting of Time-Based LTIP-Units
. Pursuant to award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the company without “cause” (as defined in the award agreements), or by reason of death or disability, all outstanding time-based LTIP Units will become fully vested.
Accelerated Vesting of Performance-Based LTIP-Units
. Pursuant to the terms of award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the company without “cause” (as defined in the award agreements), or by reason of death or disability (each a “Qualified Termination”), after the grant date, but prior to the end of the performance period, the target number of award LTIP Units shall be deemed earned. Upon a Qualified

Termination after the end of the performance period, but prior to the vesting of the earned LTIP Units, all unvested earned LTIP Units will become fully vested.
Compensation of Directors
Following the CRII Merger, our compensation committee undertook a review of our director compensation and approved a revised compensation structure for our independent directors. The revised compensation structure was approved following a review of peer board compensation data provided FPC.
Annually, with a prorated amount for 2021 based on three quarters, we will pay a cash retainer of $50,000 to each independent director for their service as a director, as well as an equity grant of time-based LTIP Units in CROP with a value of approximately $85,000 at the time of grant. The equity will have a one-year
vesting schedule. The independent board members serving as chairperson of each of the audit, compensation and conflicts committees will receive an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.
Previously, each independent director received an annual retainer of $10,000 and we paid independent directors for attending board and committee meetings as follows, (i) $500 in cash for each board meeting attended (including if by teleconference); and (ii) $500 in cash for each committee meeting attended (if at a different time or place than a board meeting and including if by teleconference).
We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.
In addition, in 2020, the special committee of the CCI Board (the “CCI Special Committee”) was formed for the purpose of reviewing, considering, investigating, evaluating and, as determined by the CCI Special Committee, negotiating the 2021 Mergers or any alternative extraordinary transaction. The members of the CCI Special Committee were Gentry Jensen, R. Brent Hardy and John Lunt, with Gentry Jensen serving as the chairman of the CCI Special Committee. Effective on the closing date of the CRII Merger, R. Brent Hardy and Gentry Jensen resigned from the CCI Board. In 2021, we paid each member of the CCI Special Committee a $70,000 retainer for their service on the committee.
We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2021.

Name	Fees Earned or Paid in Cash in 2021	Stock Awards (1)(2)	Total
Daniel Shaeffer (3)	$—	$—	$—
Chad Christensen (3)	—	—	—
Jonathan Gardner	37,500	65,074	102,574
John Lunt	121,750	65,074	186,824
Philip White	37,500	65,074	102,574
Gentry Jensen (4)	73,000	—	73,000
R. Brent Hardy (4)	73,000	—	73,000

(1)	As of December 31, 2021, each of Mr. Gardner, Mr. Lunt and Mr. White held 3,765 unvested LTIP Units.
(2)
Represents 3,765 LTIP Units granted to each of Messrs. Gardner, Lunt, and White on January 7, 2022 for compensation for the year ended December 31, 2021. The dollar value is computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). See Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021, for a discussion of our accounting of LTIP Units and the assumptions used. The grant date fair value of each award granted on January 7, 2022 was $17.2839.

(3)	Directors who are not independent of us do not receive compensation for their services as a director.
(4)	Effective on the closing date of the CRII Merger, R. Brent Hardy and Gentry Jensen, two of our former independent directors, resigned from the board of directors.
Equity Compensation
LTIP Unit Awards
As of December 31, 2021, we have granted LTIP Units to certain of our executive officers and registered persons associated with the dealer manager for our public offering. The following table summarizes information, as of December 31, 2021, relating to our equity compensation plans pursuant to which we have granted LTIP Units. See “—Compensation of Executive Officers—Components of Executive Compensation” and “Summary of CROP Partnership Agreement—LTIP Units and Special LTIP Units” for additional information regarding the terms of our LTIP Units.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (3)	1,099,775	—	—

Total	1,099,775	—	—

(1)
Consists entirely of LTIP Units that, upon the satisfaction of certain conditions, are convertible into common units, which may then be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions. There is no exercise price associated with LTIP Units.

(2)	No additional securities have been reserved for issuance.
(3)	Our board of directors has granted awards of LTIP Units to our executive officers pursuant to the terms of award agreements and as contemplated in the CROP Partnership Agreement.
Equity Incentive Plan
On March 22, 2022, our board of directors adopted the 2022 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan provides for the granting of stock-based awards of our Class I shares of common stock, including restricted stock (consisting of restricted stock bonuses or restricted stock purchase rights), restricted stock unit awards and other stock-based awards to our employees, our directors, employees of our advisor or its affiliates, other advisors and consultants of ours and of our advisor selected by the plan administrator for participation in the Equity Incentive Plan. Although the Equity Incentive Plan permits us to grant awards to our executive officers and directors, we do not intend to issue awards to our executive officers or directors pursuant to the Equity Incentive Plan.
Our compensation committee administers the Equity Incentive Plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and determine all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Unless determined by the plan administrator, no award granted under the Equity Incentive Plan will be transferable except through the laws of descent and distribution.
An aggregate maximum of 300,000 shares of our common stock may be issued upon grant, vesting or exercise of awards under the Equity Incentive Plan. If any shares subject to an award are forfeited, repurchased

(for an amount not greater than the participant’s purchase price), cancelled, or expires, in whole or in part, without the delivery of shares, then the shares covered by such forfeited, repurchased, expired or terminated award shall again be available for awards under the Equity Incentive Plan. Shares will not be treated as issued pursuant to the Equity Incentive Plan (a) with respect to any portion of an award that is settled in cash or (b) to the extent such shares are withheld or reacquired by us in satisfaction of tax withholding obligations. In the event of certain changes to our capital structure, such as, for example, a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up,
split-off,
combination of shares, or exchange of shares, our board of directors will make appropriate and proportionate adjustments to the number and kind of shares subject to the Equity Incentive Plan and any outstanding awards, and to the purchase price under any outstanding awards.
Under the Equity Incentive Plan, the plan administrator will determine the treatment of awards in the event of a change in our control. Unless earlier terminated by our board of directors, the Equity Incentive Plan will automatically expire on the later of March 22, 2032, or ten years from the most recent approval by our board of directors of an increase in the maximum aggregate number of shares of common stock issuable under the plan. Our board of directors may terminate the Equity Incentive Plan at any time. The expiration or other termination of the Equity Incentive Plan will have no adverse impact on any award that is outstanding at the time the Equity Incentive Plan expires or is terminated without the consent of the holder of the outstanding award. Our board of directors may amend the Equity Incentive Plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to Equity Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Equity Incentive Plan. The same is true for any amendment to remove the prohibition on repricing. No amendment will be made that could jeopardize the status of the Company as a REIT under the Code.
Director Independence
Our charter provides that a majority of our directors must be independent. We currently have three independent directors of our five-member board of directors. A majority of the directors on any committees established by our board must also be independent. Our board of directors has three standing committees: the audit committee, the conflicts committee and the compensation committee.
Under our charter, an independent director is a person who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or our advisor or any of their affiliates. A director is deemed to be associated with our sponsor or our advisor if he or she owns an interest in, is employed by, or is an officer or director of, our sponsor or our advisor or any of their affiliates, performs services (other than as a director) for us, is a director for more than three REITs organized by our sponsor or advised by our advisor, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship will be deemed material if the annual gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds 5% of (i) the director’s annual gross revenue derived from all sources during either of the last two years or (ii) the director’s net worth on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law,
son-
or
daughter-in-law
or brother- or
sister-in-law
is or has been associated with our sponsor, our advisor or any of their affiliates or with us.
In addition, although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of our audit committee, conflicts committee and compensation committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that our current independent directors, Jonathan Gardner (appointed

May 7, 2021), John Lunt and Philip White (appointed May 7, 2021), each satisfies the New York Stock Exchange independence standards. Our board of directors had also affirmatively determined that R. Brent Hardy and Gentry Jensen, our former independent directors who served on our board of directors from June 2018 through the closing of the CRII Merger on May 7, 2021, each satisfied the New York Stock Exchange independence standards.
Advisory Board Members
The CCI Board has established advisory board members to provide advice and recommendations to our board with respect to matters as our board may from time to time request concerning our operations (the “Advisory Board Members”). Gregg Christensen, Glenn Rand and Susan Hallenberg have been appointed to serve as Advisory Board Members. The Advisory Board Members may attend board meetings at the invitation of our board, but will not be permitted to vote on any matter presented to our board or to bind us on any matter in their role as Advisory Board Members. Advisory Board Members will not be compensated for their service on the committee.
Capitalization of CROP
CROP has four classes of equity securities outstanding including general partner units, the CROP Common Units, the Series 2019 Preferred Units and CROP LTIP Units. In addition, CROP has issued the 2017 6% Notes and 2019 6% Notes. The Special Limited Partner, an affiliate of CCI Advisor, owns a special limited partner interest in CROP that entitles it to receive a performance participation allocation from CROP. The following table summarizes the capitalization of CROP as of March 31, 2022.

Equity (in number of units)	As of March 31, 2022
General Partner Units	25,297,131.86	(1)
CROP Common Units	30,042,194.77	(2)
Series 2016 Preferred Units	13,983,810.04	(3)
Series 2019 Preferred Units	12,733,485.20
CROP LTIP Units	1,357,850.50

Long-Term Debt (in dollars)
2017 6% Notes	$20,818,000
2019 6% Notes	$22,625,000

(1)	Reflects the general partner units issued to CCGP Subsidiary, as general partner of CROP, which correspond to the shares of our common stock issued and outstanding.
(2)
Includes (i) 3,481,505 CROP Common Units issued to High Traverse Holdings, LLC (“High Traverse”), an entity beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin (ii) vested LTIP units and (iii) CROP Common Units issued to persons who contributed real property to CROP in exchange for common limited partner units.

(3)	On April 18, 2022, CROP fully redeemed the Series 2016 Preferred Units for approximately $139.8 million.
In addition, each of our advisor and the Special Limited Partner may elect to receive units in CROP in lieu of cash for its management fee and performance participation interest, respectively. Our advisor and the Special Limited Partner may put these units back to CROP and receive cash or shares of our common stock. For each share purchased pursuant to this offering, we will acquire a corresponding common general partner unit of CROP. We believe that using an UPREIT structure provides us with flexibility regarding our future acquisitions. CROP may accept contributions of property in exchange for limited partnership units in CROP.

Security Ownership of Certain Beneficial Owners
The following table sets forth, as of March 31, 2022, the amount of CCI Common Stock, CROP Common Units and CROP LTIP Units beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors, (iii) our executive officers and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of all Shares (3)	Percent of all Shares and Common Units (4)
Daniel Shaeffer	4,283,211	(5)	16.87%	7.62%
Chad Christensen	4,283,211	(5)	16.87%	7.62%
Gregg Christensen	3,850,024	(5)	15.16%	6.85%
Glenn Rand	58,225	(6)	*	*
Enzio Cassinis	50,607	(6)	*	*
Adam Larson	39,069	(6)	*	*
Paul Fredenberg	18,412	(6)	*	*
Susan Hallenberg	50,509	(6)	*	*
Stan Hanks	41,938	(6)	*	*
Eric Marlin	3,567,178	(5)	14.05%	6.34%
Jonathan Gardner	10,625	(7)	*	*
John Lunt	8,683	(7)	*	*
Philip White	20,865	(8)	*	*
All directors and executive officers as a group (13 persons)	5,797,682		22.83%	10.31%

*	Indicates less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
(2)
Ownership consists of shares of our common stock, CROP Common Units and CROP LTIP Units. Subject to certain restrictions, once issued, common units may be redeemed for cash, or at our option, an equal number of shares of our common stock. Upon achieving parity with the common units and becoming “redeemable” in accordance with the terms of the CROP Partnership Agreement, LTIP units may be redeemed for cash, or at our option, an equal number of shares of our common stock, subject to certain restrictions.

(3)
Based on 25,394,008 shares of our common stock outstanding as of March 31, 2022. In computing the percentage ownership of a person or group, we have assumed that the common units and LTIP units held by that person or persons in the group have been redeemed for shares of our common stock and that those shares are outstanding, but that no common units or LTIP units held by other persons are redeemed for shares of our common stock, notwithstanding that not all of the LTIP units have vested to date.

(4)
Based on 56,242,685 shares of common stock and common units outstanding as of March 31, 2022 on a fully-diluted basis, comprised of 25,394,008 shares of common stock and 30,848,677 shares of common stock issuable upon exchange or conversion of outstanding common units and LTIP units, respectively.

(5)
Includes 93,963, 93,963, 43,850 and 31,339 common units held by each of Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, respectively, and 687,743, 687,743, 304,669 and 54,334 LTIP units held by each of Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, respectively. Not all of the LTIP units have vested. Includes 3,481,505 common units held by HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin. Also includes 20,000 shares of common stock held by CCA, which is beneficially owned by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin (through entities they own and control or directly). In addition, Messrs. Shaeffer, C. Christensen and G. Christensen comprise the board of managers of CCA and, as such, may be deemed to have had beneficial ownership of the shares held by CCA.

(6)
Includes 3,633, 18,814, 12,543, 7,840, 3,633 and 3,633 common units held by each of Messrs. Rand, Cassinis, Larson, Fredenberg and Hanks and Ms. Hallenberg, respectively, and 54,592, 31,793, 26,526, 10,572, 38,305 and 46,876 LTIP units held by each of Messrs. Rand, Cassinis, Larson, Fredenberg and Hanks and Ms. Hallenberg, respectively. Not all of the LTIP units have vested.

(7)	Includes 10,265 and 8,683 LTIP units held by Messrs. Gardner and Lunt, respectively. Not all of the LTIP units have vested.
(8)	Includes 10,600 shares of our common stock and 10,265 LTIP units held by Mr. White. Not all of the LTIP units have vested.
Our Policy Regarding Transactions with Related Persons
Our charter requires our conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to our Compliance Officer, currently our Chief Legal Officer, or directly to the audit committee chair, as appropriate.
Certain Transactions with Related Persons
The following describes all transactions since the beginning of 2020 and currently proposed transactions involving us, our directors, our sponsor or advisor or any of their affiliates.
As further described below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Until May 7, 2021, the effective date of the CRII Merger, CRII acted as our sponsor and was managed by its board of directors, three of the five members of which were Daniel Shaeffer, Chad Christensen and Gregg Christensen. Daniel Shaeffer and Chad Christensen are our affiliated directors and two of our executive officers. Gregg Christensen is one of our executive officers. CCM, our advisor through February 28, 2019 and our property manager through May 7, 2021, is an indirect, wholly owned subsidiary of CROP. Effective as of March 1, 2019, following the restructuring by our sponsor of the entity through which we receive our advisory services, CCI Advisor has acted as our advisor. CCI Advisor is a wholly owned subsidiary of CCA, and Daniel Shaeffer, Chad Christensen and Gregg Christensen currently beneficially own approximately 73.5% of CCA. All of our executive officers are also executive officers of CCA and CCI Advisor.
Also as further described below, on January 26, 2021, we entered into merger agreements to acquire each of CRII, CMRI and CMRII. All of the mergers were stock-for-stock
transactions whereby each of CRII, CMRI and CMRII were merged into a wholly owned subsidiary of us. Prior to their respective mergers, CMRI was externally managed by CC Advisors I, LLC and CMRII was externally managed by CC Advisors II, LLC. CC Advisors I, LLC and CC Advisors II, LLC were wholly owned subsidiaries of CCA. In addition, Daniel Shaeffer, Chad Christensen and Gregg Christensen were each affiliated directors of CMRI and CMRII.
Further, as a result of the merger with CRII, we acquired CRII’s property management business and currently manage approximately 9,600 units, including approximately 7,600 units for Cottonwood affiliates (including us).

Our Relationship with CCI Advisor
Our advisor provides
day-to-day
management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•
formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services to the extent our advisor deems appropriate in light of our employment of certain personnel;

•
maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies to the extent our advisor deems appropriate in light of our employment of certain personnel;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent to the extent our advisor deems appropriate in light of our employment of certain personnel; and

•	performing any other services reasonably requested by us.
Our advisor is subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent. We entered into our initial advisory agreement on August 13, 2018. Effective March 1, 2019, we amended our initial advisory agreement to remove the provision of property management services. Under the terms of the advisory agreements in effect from January 1, 2020 through May 7, 2021, and the Amended and Restated Advisory Agreement that was effective from May 7, 2021 through May 7, 2022, we paid the fees described below to our advisor from January 1, 2020 through March 31, 2022. On May 7, 2022, we renewed the advisory agreement by and among us, CROP and our advisor. The renewed advisory agreement is effective through May 7, 2023; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days’ written notice. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was previously in effect.
On May 7, 2021, the closing date of the CRII Merger, we entered into the Amended and Restated Advisory Agreement, which revises the compensation payable and the expenses that may be reimbursed to our advisor as described below and includes changes to reflect that as of the closing of the CRII Merger we acquired personnel who have historically performed certain services for us on behalf of our advisor, including property management, legal, accounting, property development oversight and certain services relating to construction management, stockholders, human resources, renter insurance and information technology. Our advisor no longer has the obligation to perform those services but instead will oversee and supplement those services to the extent our advisor (acting in its fiduciary capacity) deems appropriate. The Amended and Restated Advisory Agreement also removed a provision regarding the use of the Cottonwood name because following the CRII Merger, we hold the trademark. On the closing date of the CRII Merger, we also entered into the Trademark License Agreement described below whereby we granted to our advisor a non-exclusive
license to use and display certain Cottonwood trademarks.
Organization and Offering Expenses
. Pursuant to our advisory agreement that was in effect until May 7, 2021, our advisor was obligated to pay all of the organization and offering expenses associated with our initial public offering on our behalf (with the exception of costs associated with restructuring the offering and any equity incentive awards granted by us to registered persons associated with the dealer manager for the offering). As of May 7, 2021, our advisor incurred approximately $14.1 million in organizational and offering costs from the issuance of our common stock.
Pursuant to the Amended and Restated Advisory Agreement, we will reimburse our advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. Our advisor is no longer obligated to pay the organization and offering expenses associated with our initial public offering with the exception of the deferred selling commission associated with the Class TX shares sold. After termination of our primary offering, our advisor will reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from any public offering. From May 7, 2021 through December 31, 2021, organizational and offering costs incurred by our advisor were not significant.
Organization and offering costs with the
follow-on
offering are paid by purchasers of the shares through an adjustment to the purchase price of the share or their distribution (depending on the class of share purchased) or by us. They are recorded as an offset to equity. As of March 31, 2022, approximately $4.7 million in organization and offering costs had been incurred in connection with the follow-on
offering.
Organization and offering costs in the private offering for the Series 2019 Preferred Stock were paid by us. They are deferred and amortized up to the redemption date through interest expense. We incurred approximately $13.2 million of organization and offering costs related to the private offering, which was fully subscribed and terminated in March 2022.
Contingent Acquisition Fee
. Pursuant to our advisory agreement that was in effect until May 7, 2021, after our common stockholders had received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a cumulative, noncompounded annual return on their investment (“Required Return”), our advisor would receive a contingent acquisition fee that is a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: (i) 1% contingent acquisition fee if stockholders receive a 6% Required Return; and (ii) 2% additional contingent acquisition fee if stockholders receive a 13% Required Return. No contingent acquisition fees were incurred for the year ended December 31, 2020 or for the period from January 1, 2021 through May 7, 2021.
There are no contingent acquisition fees payable under the terms of the Amended and Restated Advisory Agreement.
Pursuant to our advisory agreement that was in effect until May 7, 2021, if our advisor was terminated within the first 10 years of operations for any reason other than the advisor’s fraud, gross negligence or willful misconduct, our advisor would receive a 3% contingent acquisition fee. If the Amended and Restated Advisory Agreement is terminated other than for cause (or non-renewal
or termination by our advisor), the contingent acquisition fees and contingent financing fees (described below) provided for in our advisory agreement that was in effect until May 7, 2021 will be due and payable in an amount equal to approximately $19.8 million (if the termination occurs prior to May 7, 2023) reduced by $2.2 million each year thereafter.
Acquisition Expense Reimbursement
. Subject to limitations in our charter, our advisor will be reimbursed for all out-of-pocket
expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated. Acquisition expenses reimbursed to our advisor during the years ended December 31, 2021 and December 31, 2020 were not significant, as we have generally incurred and paid such expenses directly.
Contingent Financing Fee
. After our common stockholders had received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital plus a Required Return of 13%, our advisor would receive a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us. No contingent financing fees were incurred for the year ended December 31, 2020 or for the period from January 1, 2021 through May 7, 2021.
There are no contingent financing fees payable under the terms of the Amended and Restated Advisory Agreement.
Asset Management Fee
. Pursuant to our advisory agreement that was in effect until May 7, 2021, our advisor received an annual asset management fee, paid monthly, of 1.25% of the gross book value of our assets. We incurred gross asset management fees of $2.8 million for the year ended December 31, 2020, and gross asset management fees of $1.2 million for the period from January 1, 2021 through May 7, 2021. Our advisor agreed to waive its asset management fee each month in an amount equivalent to the 6% discount provided to those who purchase shares of Class A common stock through certain distribution channels as specified in the prospectus for the initial public offering. This was to ensure that we received proceeds equivalent to those received for sales of shares outside of these channels. As a result, the asset management fee waived by our advisor for the year ended December 31, 2020 was $0.2 million. The asset management fee waived by our advisor for the period from January 1, 2021 through May 7, 2021 was minimal.
Pursuant to the Amended and Restated Advisory Agreement, our advisor receives a monthly asset management fee equal to 0.0625% of the gross asset value or GAV of CROP (subject to a cap of 0.125% of the net asset value or NAV of CROP), before giving effect to any accruals (related to the month for which the asset management fee is being calculated) for the asset management fee, distribution fees in connection with a securities offering, the Performance Allocation (as defined in the CROP Partnership Agreement and discussed below under “CROP Partnership Agreement”) or any distributions. The GAV and NAV of CROP are determined in accordance with the valuation guidelines adopted by our board of directors and reflective of the ownership interest held by CROP in such gross assets. If we own assets other than through CROP, we will pay a corresponding fee to our advisor.
The management fee may be paid, at our advisor’s election, in cash, shares of our common stock or CROP Common Units. To the extent that our advisor elects to receive any portion of its management fee in shares of our common stock or CROP Common Units, we or CROP may repurchase such shares or units at a later date if requested by our advisor. Shares of our common stock and CROP Common Units obtained by our advisor as compensation for the management fee payable will not be subject to the repurchase limits of our share repurchase program or any reduction or penalty for an early repurchase. Upon the request of our advisor, we or CROP will repurchase any such securities for cash unless our board determines that any such repurchase would be prohibited by applicable law, our charter, the CROP Partnership Agreement, or otherwise cause our cash levels or leverage levels to be imprudent as determined by our board. CROP will waive the one-year
holding period requirement with respect to the “Exchange Right” provided for in the CROP Partnership Agreement. Our advisor will have registration rights with respect to shares of our common stock. From May 7, 2021 through December 31, 2021, we incurred asset management fees of $6.9 million. Asset management fees to our advisor for the three months ended March 31, 2022 were approximately $3.8 million.
Other Fees and Reimbursable Expenses
. Pursuant to our advisory agreement that was in effect until May 7, 2021, we reimbursed our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us; provided, however, that we did not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who performed investment advisory services for us or served as our executive officers. In addition, subject to the approval of our board of directors, we reimbursed our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide. Reimbursable company operating expenses to our advisor or its affiliates for the year ended December 31, 2020 were $1.0 million, and were $0.3 million for the period from January 1, 2021 through May 7, 2021.
Pursuant to the Amended and Restated Advisory Agreement, subject to the limitations on total operating expenses described below, our advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our advisor is responsible for the expenses related to any and all of our advisor’s personnel who provide investment advisory services pursuant to the Amended and Restated Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided that we will be responsible for the personnel costs of our employees even if they are also directors or officers of our advisor or any of its affiliates except as provided for in the Reimbursement and Cost Sharing Agreement described below. We had no reimbursable company operating expenses to our advisor or its affiliates under the Amended and Restated Advisory Agreement for the period from May 7, 2021 through December 31, 2021, or for the three months ended March 31, 2022.
Our advisor is required to reimburse us the amount by which our aggregate total operating expenses for the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income (the “2%/25% Limitation”), unless our conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring
factors. “Average invested assets” means the average monthly book value of our assets during the
12-month
period before deducting depreciation, bad debts or other
non-cash
reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock, (ii) interest payments, (iii) taxes, (iv)
non-cash
expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
For the four consecutive quarters ended March 31, 2022, our total operating expenses exceeded the 2%/25% Limitation. Based upon a review of unusual and non-recurring
factors, including but not limited to outsized performance during this period resulting in increased performance participation allocation expense and the costs of the CRII Merger, the CMRI Merger and the CMRII Merger, our independent directors determined that the excess expenses were justified.

CROP Partnership Agreement
In addition to the compensation payable and expenses reimbursed to our advisor pursuant to the Amended and Restated Advisory Agreement, an affiliate of our advisor, as the “Special Limited Partner,” is entitled to receive a 12.5% promotional interest, subject to a 5% hurdle and certain limitations, under the terms of the amended and restated limited partnership agreement of CROP dated July 15, 2021, as described under “Summary of CROP Partnership Agreement—Performance Participation Interest” beginning on page [    ]. As of December 31, 2021, we had accrued $51.8 million for the Performance Allocation (as defined below). As of March 31, 2022, we had accrued $19.9 million for the Performance Allocation.
So long as the Amended and Restated Advisory Agreement has not been terminated (including by means of non-renewal),
the Special Limited Partner will be entitled to an annual distribution (the “Performance Allocation”), promptly following the end of each year (which will accrue on a monthly basis) in an amount equal to:

1.
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (A) the Hurdle Amount for that period and (B) any amount allocated to the Special Limited Partner pursuant to this clause; and

2.	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
For purposes of this section:
“Hurdle Amount” refers to, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the net asset value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger) and all Participating Partnership Units issued since the beginning of the applicable calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger), taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending net asset value of the Participating Partnership Units used in calculating the internal rate of return will be calculated. before giving effect to any allocation or accrual to the Participating Performance Allocation and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.
“Loss Carryforward Amount” refers to an amount initially equal to zero and which will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero, and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.
“Participating Partnership Units” refers to the CROP Common Units, the CROP LTIP Units, the CROP Special LTIP Units or the CROP general partner units, and excludes any CROP preferred units.
“Total Return” refers to for any period since the end of the prior calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger), the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger) plus (ii) the change in aggregate net asset value of such Participating Partnership Units since the beginning of such year (but for the year 2021, since the effective date of the CROP Merger), before giving effect to (A) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (B) any allocation or accrual to the Performance Allocation and (C) any applicable distribution fee expenses (including any payments made to the general partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of the Participating Partnership Units issued during the then-current calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger) but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.
The following special provisions will be applicable to the Performance Allocation:

•	Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

•
With respect to all CROP partnership units that are repurchased at the end of any month in connection with repurchases of shares of our common stock pursuant to our share repurchase plan, the Special Limited Partner will be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such CROP partnership units were outstanding, and proceeds for any such CROP partnership unit repurchase will be reduced by the amount of any such Performance Allocation.

•
The Performance Allocation may be payable in cash or CROP Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner will receive the number of CROP Common Units that results from dividing the Performance Allocation by the net asset value per CROP Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner may request CROP to redeem such CROP Common Units from the Special Limited Partner at any time thereafter pursuant to the CROP Partnership Agreement. Any CROP Common Units received by the Special Limited Partner will not be subject to the one-year
holding requirement with respect to the exchange right in the CROP Partnership Agreement.

•
The measurement of the change in net asset value for the purpose of calculating the Total Return is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in CROP’s capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in CROP’s net assets.

•	The Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of CROP.

•
In the event that the Amended and Restated Advisory Agreement is terminated (including by means of non-renewal),
the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all CROP partnership units as of the date of such termination.

Our Relationship with Cottonwood Communities Management, LLC
For property management services, we paid CCM, our advisor and property manager through February 28, 2019 and our affiliated property manager following the restructuring of our advisor through May 7, 2021, a property management fee in an amount up to 3.5% of the annual gross revenues of the multifamily apartment communities that it managed for us. A majority of our board of directors, including a majority of our conflicts committee approved the form of property management agreement with our property manager as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The conflicts committee believed that these arrangements with CCM were fair. We incurred property management fees of $0.4 million for the year ended December 31, 2020, and property management fees of $0.2 million for the period from January 1, 2021 through May 7, 2021.
As of the closing of the CRII Merger, property management services for our properties are performed by our employees; however, in some cases, circumstances may necessitate that we hire a local property manager to oversee the day-to-day
operations at some of our properties.
Our Relationship with Cottonwood Communities Advisors Promote, LLC
Prior to completion of the CROP Merger, under the terms of the partnership agreement of CCOP, Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”), an affiliate of our advisor, was entitled to receive a promotional interest equal to 15% of net income and cash distributions from CCOP, after our stockholders, together as a collective group, had received aggregate distributions sufficient to provide a return of their capital, plus a 6% cumulative, noncompounded annual return on their capital. In addition, CC Advisors Promote was entitled to a separate one-time
payment upon (i) the listing of our common stock on a national securities exchange or (ii) the occurrence of certain events that result in the termination or non-renewal
of the advisory agreement, in each case for an amount that CC Advisors Promote would have been entitled to receive, as described above, if CCOP had disposed of all of its assets at the market value of the shares of our common stock as of the date of the event triggering the payment. Previously this promotional interest was held by Cottonwood Communities Investor, LLC (“CC Investor”), the sole limited partner of CCOP. In connection with the restructuring of our advisor, CC Investor transferred this promotional interest to CROP who in turn transferred the interest to CC Advisors Promote effective March 1, 2019. CC Investor was not required to make any capital contributions to CCOP to obtain the promotional interest. As of the closing of the CROP Merger, the promotional interest in CCOP held by CC Advisors Promote was replaced by a performance participation held by an affiliate of our advisor pursuant to the CROP Partnership Agreement.
Merger with Cottonwood Residential II, Inc.
On January 26, 2021, we; CCOP, which was our operating partnership at the time; Merger Sub; CRII; and CROP, CRII’s then operating partnership, entered into an Agreement and Plan of Merger (the “CRII Merger Agreement”).
Subject to the terms and conditions of the CRII Merger Agreement, (i) CRII merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of us (the “CRII Company Merger”) and (ii) CCOP merged with and into CROP, with CROP surviving (the “CROP Merger” and, together with the CRII Company Merger, referred to as the “CRII Merger”). On May 7, 2021, the CRII Merger was completed. At such time, the separate existence of CRII and CCOP ceased.
At the effective time of the CRII Company Merger, (i) each issued and outstanding share of CRII’s common stock converted into 2.015 shares of our Class A common stock (ii) each issued and outstanding share of Series 2016 preferred stock of CRII converted into one share of our newly designated Series 2016 preferred stock, and (iii) each issued and outstanding share of Series 2017 preferred stock of CRII converted into one share of our newly designated Series 2017 preferred stock.
At the effective time of the CROP Merger, each participating partnership unit of CROP (i.e., all CROP partnership units other than preferred units) issued and outstanding immediately prior to the CROP Merger were split into 2.015 participating partnership units of CROP (the “CROP Unit Split”). Immediately following the CROP Unit Split, (i) each issued and outstanding Series 2019 preferred unit of CCOP (the “CCOP Series 2019 Preferred Units”) converted into one Series 2019 Preferred Unit, the terms of which mirror the CCOP Series 2019 Preferred Units, (ii) each issued and outstanding LTIP Unit of CCOP (the “CCOP LTIP Units”) converted into one LTIP Unit of CROP (the “CROP LTIP Units”), the terms and conditions of which mirror the CCOP LTIP Units, (iii) each issued and outstanding Special LTIP Unit of CCOP (the “CCOP Special LTIP Units”)

converted into one Special LTIP Unit of CROP (“CROP Special LTIP Units”), the terms and conditions of which mirror the CCOP Special LTIP Units, and (iv) except as set forth above, each issued and outstanding general partner unit and common limited partner unit of CCOP converted into one common limited partner unit of CROP (“CROP Common Units”). After giving effect to the CROP Unit Split, each CROP Common Unit, general partner unit and CROP LTIP Unit issued and outstanding immediately prior to the effective time of the CROP Merger remains outstanding, and each CROP preferred unit issued and outstanding immediately prior to the effective time of the CROP Merger remains outstanding and continues to be held by Merger Sub, as the entity surviving the CRII Company Merger.
Merger with Cottonwood Multifamily REIT I, Inc.
On January 26, 2021, we, CCOP, Merger Sub, CMRI and Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”) entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).
Subject to the terms and conditions of the CMRI Merger Agreement, (i) CMRI merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMRI Company Merger”) and (ii) CMRI OP merged with and into CROP, the successor of CCOP, with CROP surviving (the “CMRI OP Merger” and, together with the CMRI Company Merger, referred to as the “CMRI Merger”). On July 15, 2021, the CMRI Merger was completed. At such time, the separate existence of CMRI and CMRI OP ceased.
At the effective time of the CMRI Company Merger, each issued and outstanding share of CMRI’s common stock converted into 1.175 shares of our Class A common stock.
At the effective time of the CMRI OP Merger, each partnership unit of CMRI OP issued and outstanding immediately prior to the CMRI OP Merger was split so that the total number of partnership units of CMRI OP then outstanding was equal to 4,904,045, which was the total number of shares of CMRI common stock that were issued and outstanding immediately prior to the CMRI OP Merger (the “CMRI OP Unit Split”). Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP converted into 1.175 CROP Common Units. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMRI OP Merger remains outstanding.
Merger with Cottonwood Multifamily REIT II, Inc.
On January 26, 2021, we, CCOP, Merger Sub, CMRII and Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”) entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).
Subject to the terms and conditions of the CMRII Merger Agreement, (i) CMRII merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMRII Company Merger”) and (ii) CMRII OP merged with and into CROP, the successor of CCOP, with CROP surviving (the “CMRII OP Merger” and, together with the CMRII Company Merger, referred to as the “CMRII Merger”). On July 15, 2021, the CMRII Merger was completed. At such time, the separate existence of CMRII and CMRII OP ceased.
At the effective time of the CMRII Company Merger, each issued and outstanding share of Cottonwood Multifamily II’s common stock converted into 1.072 shares of our Class A common stock.
At the effective time of the CMRII OP Merger, each partnership unit of CMRII OP issued and outstanding immediately prior to the CMRII OP Merger was split so that the total number of partnership units of CMRII OP then outstanding was equal to 4,881,490, which was the total number of shares of Cottonwood Multifamily II common stock that were issued and outstanding immediately prior to the CMRII OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP converted into 1.072 CROP Common Units. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMRII OP Merger remains outstanding.

Additional Agreements Entered in Connection with the 2021 Mergers
Voting Agreement
Concurrently with the execution of the CRII Merger Agreement, CR Holdings, HT Holdings, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin (collectively, the “Affiliated Security Holders”), as the beneficial holders (through voting and investment power with respect to their interests in trusts or other entities they own or control) of 50 shares of CRII’s voting common stock and of 2,034,378 CROP Common Units as of January 26, 2021, entered into a voting agreement with us (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the Affiliated Security Holders delivered an irrevocable proxy to us with respect to CRII’s voting common stock beneficially owned by them to vote in favor of or act by written consent to approve the CRII Merger. The shares of CRII’s voting common stock held by the Affiliated Security Holders represented 100% of the issued and outstanding voting common stock of CRII and therefore, they provided the required stockholder approval for the CRII Merger without the approval of any other stockholders of CRII.
In addition, the Affiliated Security Holders delivered an irrevocable proxy to us with respect to the CROP Common Units beneficially owned by them to vote in favor of or act by written consent to approve the CRII Merger, the CROP Merger and the CROP Partnership Agreement; provided that such vote would only occur following the vote in favor of the matters by holders of a majority of the outstanding CROP Common Units held by disinterested limited partners. The CROP Common Units held by the Affiliated Security Holders represented approximately 17% of the total outstanding CROP Common Units as of January 26, 2021.
Second Amended and Restated Three-Party Agreement
Concurrently with the execution of the CRII Merger Agreement, we entered into the Second Amended and Restated Three-Party Agreement with CROP and our advisor to amend the obligation of our advisor to pay the organization and offering expenses relating to our initial public offering on our behalf as well as provide for the entry into the Amended and Restated Advisory Agreement upon the closing of the CRII Merger. Pursuant to the Second Amended and Restated Three-Party Agreement, organization and offering costs related to our initial public offering, with the exception of any costs associated with restructuring the terms of our initial public offering following the CRII Merger, would continue to be the obligation of our advisor until the Amended and Restated Advisory Agreement was executed. Pursuant to the Amended and Restated Advisory Agreement, our advisor is no longer obligated to pay the organization and offering expenses related to our initial public offering on our behalf except (i) as set forth in the Amended and Restated Advisory Agreement, which limits our organization and offering expenses to 15% of gross proceeds in the offering, and (ii) the deferred selling commission associated with our Class TX (formerly Class T) shares sold in the offering as currently structured will continue to be the obligation of our advisor.
Trademark License Agreement
We entered into a Trademark License Agreement with CROP and our advisor as of the closing of the CRII Merger. Pursuant to the Trademark License Agreement, we granted to our advisor a non-exclusive
license under our rights in certain trademarks related to the Cottonwood name to use and display the trademarks solely for the purpose of our advisor performing services identified in the agreement. The Trademark License Agreement provides for the payment of compensation by our advisor to us for the use of the trademarks. The Trademark License Agreement is co-terminus
with the Amended and Restated Advisory Agreement. No amounts were paid or payable under this agreement as of December 31, 2021 or as of March 31, 2022.
Reimbursement and Cost Sharing Agreement
As of the closing of the CRII Merger, Cottonwood Capital Management, a wholly owned subsidiary of CROP, entered into a Reimbursement and Cost Sharing Agreement with CCA, which owns our advisor, whereby Cottonwood Capital Management will make available to CCA on an as-needed
basis certain employees of

Cottonwood Capital Management to the extent the employees are not otherwise occupied in providing services for us or our subsidiaries. The employees will remain employees of Cottonwood Capital Management, and Cottonwood Capital Management will be responsible for all wages, salaries and other employee benefits provided to such employees. In performing work for CCA, the employees may use office space and office supplies and equipment of Cottonwood Capital Management. CCA will reimburse Cottonwood Capital Management for CCA’s allocable share of all direct and indirect costs related to the employees, including wages, salaries and other employee benefits and allocable overhead expenses. CCA will reimburse Cottonwood Capital Management for CCA’s allocable costs on a quarterly basis. The Reimbursement and Cost Sharing Agreement will terminate on the earlier of (i) the one-year
anniversary of the effective date of the agreement and (ii) the termination of the Amended and Restated Advisory Agreement. Thereafter, the Reimbursement and Cost Sharing Agreement may be renewed for an unlimited number of successive one-year
terms upon mutual consent of the parties. On May 7, 2022, we renewed the Reimbursement and Cost Sharing Agreement effective through May 7, 2023. Cottonwood Capital Management may, at any time and upon 60 days’ prior written notice to CCA, cease to make its employees available to CCA. As of December 31, 2021, there were $0.1 million of reimbursable costs under this agreement. As of March 31, 2022, there were $0.05 million of reimbursable costs under this agreement.
CROP Tax Protection Agreement
Concurrently with the execution of the CRII Merger Agreement, CROP and HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, entered into the CROP Tax Protection Agreement, which became effective as of the closing of the CROP Merger. Pursuant to the CROP Tax Protection Agreement, CROP agrees to indemnify the Protected Partners against certain tax consequences of a taxable transfer of all or any portion of the Protected Properties or any interest therein, subject to certain conditions and limitations. CROP’s tax obligations under the CROP Tax Protection Agreement will expire one day after the 10 th
anniversary of the effective date of the CROP Tax Protection Agreement, subject to certain limitations.
If CROP is required to indemnify a Protected Partner under the terms of the CROP Tax Protection Agreement, the sole right of such Protected Partner is to receive from CROP a payment in an amount equal to such Protected Partner’s tax liability using the highest U.S. federal income tax rate applicable to the character of the gain and state income tax rate in the state where the Protected Partner resides, such payment to be grossed up so that the net amount received after such gross-up
is equal to the required payment. CROP will permit the Protected Partners to guarantee up to $50.0 million in the aggregate of CROP’s liabilities to avoid certain adverse tax consequences. Either CROP or the Protected Partners may elect to transfer assets or receive a distribution of assets equal to the net fair market value of the CROP units held by the Protected Partners in full liquidation and redemption of the CROP Units held by the Protected Partners. The Protected Partners will have the right to select the assets of CROP necessary to effectuate the in-kind
redemption transaction, subject to certain limitations.
For purposes of the CROP Tax Protection Agreement:
“HT Holdings Units” refers to the limited partner interests in HT Holdings which were outstanding at the effective time of the CROP Merger.
“Permitted Transferee” refers to any person who holds HT Holdings Units and who acquired such HT Holdings Units from HT Holdings or another Permitted Transferee in a permitted disposition (generally includes transfers to family members, family trusts, beneficiaries of trusts and partners or members of entities), in which such person’s adjusted basis in such HT Holdings Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of HT Holdings (or such other Permitted Transferee) in such HT Holdings Units and who has notified CROP of its status as a Permitted Transferee, subject to certain conditions and limitations.
“Protected Partners” refers to HT Holdings and each Permitted Transferee.

“Protected Properties” refers to the properties owned by CROP on the effective date of the Tax Protection Agreement, including any and all replacement property received in exchange for all or any portion of the Protected Properties pursuant to Section 1031 or Section 1033 of the Code or any other Code provision that provides for the non-recognition
of income or gain or any transaction pursuant to which the tax basis of such property is determined in whole or in part by reference to the tax basis of all or any portion of the Protected Properties.
No amounts were paid or payable under this agreement as of December 31, 2021 or during the three months ended March 31, 2022.
Amended and Restated Promissory Note of CCA and CROP
CCA issued a $13.0 million promissory note payable to CROP dated January 1, 2021 (the “CCA Note”). The CCA Note has a
10-year
term with an interest rate of 7%. The CCA Note requires monthly payments of interest only through June 30, 2021 and thereafter, monthly payments of principal and interest in the amount of $150,941.02. CCA may prepay the principal balance under the CCA Note, in whole or in part, with all interest then accrued, at any time, without premium or penalty.
The CCA Note will accelerate upon termination of the Amended and Restated Advisory Agreement to the extent of amounts then owed by CROP to our advisor thereunder. If such acceleration occurs and CROP holds the CCA Note at such time, then we may offset any termination payments payable to our advisor under the Amended and Restated Advisory Agreement by the accelerated portion of the CCA Note.
Prior to the consummation of the CROP Merger, the CCA Note distribution was effected whereby the CCA Note was distributed by CROP to the holders of CROP’s participating partnership units of record immediately prior to the CROP Merger, including CRII. CRII subsequently distributed its share in the CCA Note to its common stockholders of record immediately prior to the CRII Merger.
Offset Agreement and Allonge to CCA Note
In connection with the CCA Note, our advisor and CROP entered into an Offset Agreement dated January 1, 2021, which provides that upon certain events related to the CCA Note, CROP will have the right to offset payments due to our advisor under the terms of the Amended and Restated Advisory Agreement. In particular, in the event CROP were to become obligated to pay any amounts to our advisor as a result of the termination of the Amended and Restated Advisory Agreement, then, until the CCA Note is paid in full, CROP has the right to assign all or a portion of the CCA Note to our advisor as payment for any amounts due from CROP to our advisor. The Offset Agreement terminates upon the earlier of (i) payment of the CCA Note in full and (ii) completion of the CCA Note distribution (discussed above). The CCA Note distribution was effected prior to the closing of the CRII Merger and the Offset Agreement was terminated.
As a result of the termination of the Offset Agreement, CROP and CCA entered into an agreement (the “Allonge”) with the CROP unitholders and the CRII stockholders of record who received an in-kind
distribution of the CCA Note in connection with the CCA Note distribution. The Allonge provides for an offset arrangement similar to the Offset Agreement, but modified to account for the fact that the CCA Note is held by the CROP unitholders and the CRII stockholders of record immediately prior to the CROP Merger and the CRII Merger.
Cottonwood Multifamily Opportunity Fund, Inc. Property Management
Cottonwood Capital Property Management II, LLC (“CCPM II”), a wholly owned subsidiary of CROP, acts as the sponsor, property manager and asset manager for Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”). Daniel Shaeffer, Chad Christensen and Gregg Christensen are each officers and directors of CMOF, and Susan Hallenberg is an officer of CMOF. Daniel Shaeffer and Chad Christensen are our affiliated directors and two of our executive officers. Gregg Christensen and Susan Hallenberg are two of our executive officers. As the property manager and asset manager for CMOF, CCPM II receives compensation for the acquisition, management and disposition of CMOF’s assets. Total compensation paid to CCPM II as the asset manager of CMOF for the years ended December 31, 2021 and December 31, 2020 were $0.8 million and $0.8 million, respectively. For the three months ended March 31, 2022, total compensation to CCPM II was $0.2 million. We did not receive fees from CMOF until our acquisition of CCPM II at the closing of the CROP Merger on May 7, 2021.
In addition, prior to the CRII Merger, CROP had made three investments through separate joint ventures with CMOF as follows: Park Avenue Joint Venture (development project), Broadway Joint Venture (development project) and Block C Joint Venture (land held for development) with a percentage ownership interest by CROP as of March 31, 2022 of 23.57%, 18.84%, and 37.02%, respectively, and the balance of a majority of the remaining interest held indirectly by CMOF. None of the joint ventures had any operating activity or distributions from inception through March 31, 2022.
Compensation to Executive Officers and Affiliated Directors
As of the effective time of the CRII Merger, we employ certain of our executive officers, including Gregg Christensen, the brother of Chad Christensen, our Executive Chairman of the Board. As our Chief Legal Officer, Mr. G. Christensen receives an annual base salary of $375,000 and received a discretionary bonus of $315,000. In addition, Mr. G. Christensen participates in our general welfare plans and we expect him to participate in annual equity incentive awards grants to our officers as to be determined by our compensation committee.
On January 7, 2022, our compensation committee approved grants of LTIP Units from CROP for fiscal year 2022 to our executive officers and certain of our employees. The compensation committee approved awards of time-based LTIP Units to our executive officers in an aggregate amount of $1,537,553, including $134,750 to Gregg Christensen, our Chief Legal Officer. Each award will vest approximately one-quarter
of the awarded amount on January 1, 2023, 2024, 2025 and 2026.
The compensation committee also approved awards of performance-based LTIP Units to our executive officers in an aggregate target amount of $2,773,749, including $250,250 to Gregg Christensen, our Chief Legal Officer. The actual amount of each performance-based LTIP Unit award will be determined at the conclusion of a three-year performance period and will depend on the internal rate of return as defined in the award agreement. The earned LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with CCI Advisor or its affiliates.
The number of units granted were valued by reference to our November 30, 2021 NAV per share as announced on December 15, 2021 of $16.9316.
Investment in 33rd and 13th - Millcreek
On October 26, 2021, we, through a wholly owned subsidiary of CROP, entered a real estate purchase contract with 33rd and 13th, LLC (the “Seller”) to purchase a multifamily development project located on 1.76 acres of land and referred to as 33rd and 13th – Millcreek in Millcreek, Utah (the “Project”) for $7.2 million. The Seller was directly or indirectly owned by the following individuals who are also our executive officers: Daniel Shaeffer (11.3636%), Chad Christensen (22.7273%), Gregg Christensen (11.3636%), Glenn Rand (2.2727%), Stan Hanks (2.2727%), Susan Hallenberg (1.8182%) and Eric Marlin (1.3636%). In addition, an unaffiliated third party owned 36.3636% of the Seller and the balance was owned by non-executive
employees of the Company or its affiliates. The purchase of the Project was approved by the conflicts committee. In addition, the purchase price for the Project was established based on an appraisal provided by an independent third-party appraisal firm. On October 29, 2021, the Company acquired the Project.

Membership Interest Purchase Agreement – Sugar House Commons, LLC
On November 1, 2021, we, through a wholly owned subsidiary of CROP, entered a Membership Interest Purchase Agreement to sell all of the membership interests of Sugar House Commons, LLC (“Windsor Court”) directly or indirectly to the following individuals who are also our executive officers: Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin for $510,000. The sole asset of Sugar House Commons, LLC is a
0.72-acre
parcel of land located in Salt Lake City, Utah valued at $510,000 pursuant to a recent third-party appraisal report. The sale was approved by the conflicts committee of the board of directors, which is comprised entirely of independent directors who have no interest in the transaction. The disposition of Windsor Court closed in the fourth quarter of 2021.
Alpha Mill Investment by Related Party
On November 2, 2021, we sold TIC interests in Alpha Mill totaling 43% to certain unaffiliated third parties through a private offering for $34.8 million. On April 7, 2022, we sold an additional 29% interest in Alpha Mill (while we retain a 28% interest) to certain third parties for a total purchase price of $23.3 million. One of the purchasers in the April 7, 2022 sale was Reed Christensen, the father of Chad Christensen, one of our directors and Executive Chairman, and Gregg Christensen, our Chief Legal Officer and Secretary. Mr. R. Christensen purchased his shares net of selling commissions in the amount of $244,444. Mr. R. Christensen’s interest is 10.3%, acquired at a purchase price of $8.2 million. The net proceeds received by us for the sale of the shares to Mr. R. Christensen were the same as what we received from unaffiliated third parties.
Apt Cowork
Certain of the Company’s officers and directors have an ownership interest in APT Cowork, LLC (“APT”), an entity recently formed to engage in the business of converting unused common space in multifamily apartment communities or retail space to revenue producing co-working
space.
We, through Cottonwood Capital Management, a wholly owned subsidiary of CROP, expect to enter into a Reimbursement and Cost Sharing Agreement with APT pursuant to which Cottonwood Capital Management will make certain employees available to APT to the extent they are not otherwise occupied in providing services to the Company and in exchange APT will reimburse Cottonwood Capital Management for APT’s allocable share of all direct and indirect costs related to the employees utilized by APT. Under the terms of the agreement as proposed, for any annual period, the amount of reimbursement pursuant to the agreement will not exceed $120,000. In addition, the agreement is expected to have a one-year
term, but may be renewed for an unlimited number of successive one-year
terms.
In addition to the Reimbursement and Cost Sharing Agreement, we, through our property owning subsidiaries, intend to enter one or more Coworking Space Agreements with APT. The agreement will provide for the terms on which APT may offer its services or lease space from us at our properties in order to operate its business.
Block C and Jasper Investments
On June 28, 2022, we, through our indirect subsidiaries, admitted entities affiliated with us and our advisor, Brickyard QOF, LLC (“Brickyard QOF”) and HV Millcreek, LLC (“Millcreek,” and together with Brickyard QOF, the “Affiliated Members”) as members in CW Block C, LLC, a development joint venture with CMOF (“Block C”), and CW Jasper, LLC, a development project owned 100% by CROP (“Jasper”). The Affiliated Members are owned directly or indirectly by Daniel Shaeffer, Chad Christensen, Gregg Christensen, Enzio Cassinis, Eric Marlin, Susan Hallenberg, Stan Hanks, Glenn Rand and Adam Larson, each of whom are our officers or directors, as well as certain employees of CROP and our advisor or its affiliates. In connection with their admission as members, the Affiliated Members made an aggregate capital contribution of $ 8,499,221.74 and $2,375,778.26 to Block C and Jasper, respectively. Following the admission of the Affiliated Members to Block C and Jasper, the Affiliated Members own a 21.0134% interest in Block C, with Mesrrs.

Shaeffer, C. Christensen, G. Christensen, Cassinis, Marlin, Hanks, Rand, Larson and Ms. Hallenberg having an indirect ownership interest of 4.6273%, 10.1125%, 3.5877%, 0.4831%, 0.3342%, 0.3000%, 0.1091%, 0.2387% and 0.6767%, respectively, in Block C, alongside our 64.4906% interest and CMOF’s 14.4960% interest, and a 20.1025% interest in Jasper, with Mesrrs. Shaeffer, C. Christensen, G. Christensen, Cassinis, Marlin, Hanks, Rand, Larson and Ms. Hallenberg having an indirect ownership interest of 4.4267%, 9.6742%, 3.4322%, 0.4621%, 0.3197%, 0.2870%, 0.1043%, 0.2284% and 0.6474% respectively, in Jasper, alongside our 79.8975% interest. The investment in the projects by the Affiliated Members was established at an amount no greater than the recent appraised value of the project, as determined by an independent third-party appraiser and approved by the conflicts committee. The Affiliated Members will participate in the economics of Block C and Jasper on the same terms and conditions as us. We intend to further amend the operating agreements of Block C and Jasper to reflect additional terms related to the admission of the Affiliated Members.
Currently Proposed Transactions
Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.
Cottonwood Multifamily Opportunity Fund, Inc.
Set forth below is a description of the business of CMOF. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “CMOF,” “we,” “us” or “our” refer to Cottonwood Multifamily Opportunity Fund, Inc. and its consolidated subsidiaries. Certain statements regarding CMOF’s future operations and its plans for future business may not be applicable to the extent the Mergers are completed.
Description of CMOF’s Business
CMOF is a Maryland corporation formed to invest in and/or make mezzanine loans or preferred equity investments in multifamily construction and development projects.
CCPM II acts as our sponsor, property manager and asset manager. We have no employees and are substantially reliant on CCPM II and its resources to implement our business strategy. Our sponsor is a subsidiary of CROP and has experience in operating multifamily construction and development projects. CROP is the operating partnership for CCI. CCI, as the sole member of the sole general partner of CROP, makes all decisions on behalf of CROP. CCI is controlled by its board of directors consisting of Daniel Shaeffer, Chad Christensen, John Lunt, Jonathan Gardner and Phillip White. Prior to May 7, 2021, when Cottonwood Residential II, Inc. (“CRII”) merged with and into CCI, CROP was the operating partnership for CRII and CRII made all decisions on behalf of CROP. CRII was controlled by its board of directors consisting of Daniel Shaeffer, Chad Christensen, Gregg Christensen, Jonathan Gardner and Phillip White.
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We have four members on our board of directors, three of whom are either officers, directors, or both, of CCI and one of whom is independent of our management. As a result, we do not have a majority of directors who are independent of management. The board of directors has the right, with input from our investment committee, to make decisions regarding investments by our operating partnership. We do not plan to engage an advisor.
In November 2017, we offered $50,000,000 in shares of our common stock at a purchase price of $10.00 per share through an offering qualified as a “Tier 2” offering pursuant to Regulation A under the Securities Act (the “Offering”). We completed the Offering in August 2019 after raising the full offering amount.
We may, in the CMOF Board’s sole discretion, elect to be taxed as a REIT under the Code, but are not required to do so.

Real Estate Investments
As of March 31, 2022, we had investments in two development projects and one investment in a land parcel held for development, all through separate Cottonwood Joint Ventures:

Property Name	Property Location	Units to be Built	Net Rentable Square Feet	Estimated Completion	Investme nt to Date	Joint Venture Interest	Dated Contracted
Park Avenue	Salt Lake City, UT	234	167,130	Second Quarter 2022	$18,119,178	76.4%	8/10/2018
Cottonwood on Broadway	Salt Lake City, UT	254	207,642	Fourth Quarter 2022	$25,929,117	81.2%	8/6/2019

Other Investment	Property Location	Description			Investment to Date	Joint Venture Interest	Dated Contracted
Block C (1)	Millcreek, UT	Land held for development			$3,656,378	63.0%	1/14/2021

(1)
See “–Certain Transactions with Related Persons – Block C ” for information regarding the restructuring of the ownership of Block C after March 31, 2022, to admit members affiliated with us and our advisor.

Park Avenue is a mix of
studio, one-bedroom, two-bedroom, and
three-bedroom units with a fitness center, clubhouse, and resort-style pool, game room, and rooftop sky lounge area. The total development cost of the project is expected to be approximately $61,200,000, of which approximately $24,200,000 is expected to be funded by capital contributions from CROP and us through the CW Park Avenue Joint Venture.
Cottonwood on Broadway is a mix of
studio, one-bedroom, and two-bedroom units
and has a fitness center, clubroom, and
a roof-top resort-style
pool. The total development cost of the project is expected to be approximately $76,600,000, of which approximately $31,900,000 is expected to be funded by capital contributions from CROP and us through the CW Broadway Joint Venture.
Block C is a collection of land parcels in Millcreek, Utah held for the purpose of developing a mixed-use multifamily
apartment and retail community in a qualified opportunity zone.
Investment Objectives and Strategy
We invest through joint ventures with CROP, which we refer to as the Cottonwood Joint Ventures. Affiliated executives have also participated directly and indirectly as members of certain Cottonwood Joint Ventures. The Cottonwood Joint Ventures may in turn enter into joint ventures with third party developers or a developer affiliated with CROP (an “Affiliated Developer”), which we refer to as the Development Joint Ventures.
Our investment objectives are to:

•	preserve, protect and return invested capital;

•	realize capital appreciation in the value of our investments over the long term; and

•	pay cash distributions to stockholders from our investments or upon stabilization of our properties.
Our board of directors may revise our investment policies without the approval of our stockholders.
We anticipate that our ultimate portfolio will be comprised primarily of (i) Class A multifamily construction and development projects and/or (ii) mezzanine loans to or preferred equity investments in entities that have been formed for the purpose of developing multifamily construction and development projects.

We will seek to develop and actively manage income-producing properties, with the objective of providing a stable and secure source of income for our stockholders and maximizing potential returns upon disposition of our assets through capital appreciation. We will primarily target projects that are located in major metropolitan areas in the western, southwestern and southeastern regions of the United States that have, in the opinion of the board of directors, attractive investment dynamics for developers and property owners. During the lease-up period
and/or after stabilization, we, or the Cottonwood Joint Ventures, may engage CCPM II to manage our multifamily construction and development projects and provide leasing and other related services. Alternatively, a third-party developer or an Affiliated Developer may manage the multifamily construction and development projects and provide leasing and other related services. We generally view these communities as long term opportunities and expect to hold them over the term of the fund, but we will be opportunistic in determining when to sell such community.
We may also make mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of developing multifamily construction and development projects. We anticipate that the mezzanine loans may have no security, may be directly or indirectly secured by the applicable multifamily construction and development project or may be structured so that we or the Cottonwood Joint Ventures have the right to foreclose on the ownership interests in the entity to which we are making the mezzanine loan. We anticipate that we will not have significant voting rights with respect to an entity in which we make a preferred equity investment and will have payment positions similar to subordinated debt.
Multifamily Construction and Development Projects
We identify multifamily construction and development projects based upon the following criteria:
Investment Criteria
. We will select multifamily construction and development projects by evaluating a number of property, design and market characteristics, including:

•	being located in a primary market or a secondary market (as defined below);

•	construction quality and design of the to be developed property;

•	occupancy rates and demand for similar existing properties in the area;

•	leasing rates and tenant trends, including median income, job growth and employment prospects in the local economy and other demographics;

•	complexity of the development plan and the stabilization strategy;

•
tax and regulatory issues related to developing and owning a multifamily construction and development project in the region, including potential tax incentives and credits from local, state and federal governments and agencies;

•	estimated construction timeline, construction budget, and expected timing and cost of lease-up and stabilization;

•	physical characteristics including quality of existing infrastructure and roadways and access to transportation, parks, schools, entertainment and other amenities;

•	availability and pricing of construction financing;

•	zoning, permitting and entitlement considerations;

•	environmental issues, including results of environmental site assessments;

•	the experience of, and our economic arrangement with, the proposed developer and operator;

•	expectations that the planned multifamily construction and development project will have a minimum occupancy of at least 85% following stabilization; and

•	expectations that the planned multifamily construction and development project will derive at least 75% of its projected stabilized net operating income from rental apartments.
Diversification Criteria
. The board of directors and the advisor will attempt to acquire multifamily construction and development projects in diverse locations so that we are not overly concentrated in a single area, to be determined in the board of directors’ sole discretion. However, we are not precluded from owning multiple projects in a particular area if our board of directors has determined that the ownership of such projects is in our best interests. Our board of directors may, in its sole discretion, approve an investment by our operating partnership in a multifamily construction and development project that does not satisfy the investment criteria and diversification criteria if the board of directors determines that the multifamily construction and development project otherwise satisfies our investment objectives.
Location and Markets
Primary Markets
. We consider the following metropolitan areas to be primary markets:

•	Orlando, Florida

•	Atlanta, Georgia

•	Dallas, Texas

•	Houston, Texas

•	Austin, Texas

•	Phoenix, Arizona

•	Denver, Colorado

•	Salt Lake City, Utah

•	Miami, Florida

•	Tampa, Florida

•	Portland, Oregon

•	Charlotte, North Carolina

•	Nashville, Tennessee

•	Raleigh, North Carolina

•	Durham, North Carolina

•	San Antonio, Texas
Secondary Markets
. We will also be able to opportunistically invest in secondary markets as selected by the board at their discretion.
Investment Committee
We have established an investment committee that will be charged with identifying and investigating potential investment opportunities for us. The investment committee will analyze and approve any investment to be made by us. The investment committee has three committee members and is comprised of Daniel Shaeffer, Chad Christensen, and Gregg Christensen. The investment committee may request information from third parties in making its recommendations.

Financing Strategy
We obtain the capital required to invest in multifamily construction and development projects and multifamily development-related assets and conduct our operations from the proceeds of the Offering, from capital provided by our joint venture partners, from secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations.
The CW Park Avenue Joint Venture and CW Broadway Joint Venture have non-revolving,
senior secured construction loan facilities of $37,000,000 and $44,625,000, respectively, for the construction of their projects that will be drawn upon as needed. As of March 31, 2022, the CW Park Avenue Joint Venture had drawn approximately $33,511,000 and the CW Broadway Joint Venture had drawn approximately $30,859,000 on their respective construction loan facilities.
We may leverage individual assets up to 50% to 70% of the cost of such assets. We may leverage a particular asset in an amount that is greater or less than the foregoing, in the board of directors’ sole discretion. However, we expect the debt financing for our entire portfolio to be no more than 70% of the cost of our tangible assets (before deducting depreciation or other non-cash
reserves). Our charter does not limit us from incurring debt.
In anticipation of rising construction costs and costs associated with the evaluation of a potential transaction with CCI, we determined we would have a short term liquidity deficiency in 2022. This deficiency was addressed through promissory notes issued to certain individuals associated with our sponsor. On April 11, 2022, we issued three unsecured promissory notes, each in the amount of $425,000 to certain individuals associated with our sponsor, for a total of $1,275,000. Interest and principal are due on June 1, 2023. The unpaid principal under the promissory notes bears simple interest at the rate of 8.71% per annum. We may prepay the unpaid principal balance and accrued interest, in whole or in part, at any time without premium or penalty.
Disposition and Liquidity Strategies
Our board of directors will try to determine which liquidity strategy would result in the greatest value for stockholders. A liquidity event will occur no later than June 30, 2025, which may be extended for two one-year
periods in the sole discretion of the board of directors and an additional two one-year
periods by a majority vote of the stockholders. If no extension is approved, an orderly sale of our assets will begin within a one-year
period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2029. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to stockholders.
In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the stockholders or any applicable provision of the MGCL. A listing shall mean the commencement of trading of the Company’s common stock on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the stockholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the stockholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the stockholders.
Joint Venture Investments
Our investment strategy anticipates that we will enter into joint ventures with CROP to acquire our properties. The joint ventures will be co-managed
by our operating partnership and CROP which means that we

will be dependent on CROP to make decisions with us regarding our investments. CROP will generally own at least a 10% interest in each joint venture, but its ownership may be greater in its sole discretion. As of December 31, 2021, all of our projects have been acquired through joint ventures with subsidiaries of CROP. As of March 31, 2022, we own a 63.0% interest in Block C, a 76.4% interest in Park Avenue, and an 81.2% interest in Cottonwood on Broadway.
Investment Limitations to Avoid Registration as an Investment Company
We intend to conduct our operations so that neither we, nor any of our subsidiaries, are required to register as investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We will conduct our businesses primarily through our operating partnership, a wholly-owned subsidiary, and we anticipate that we will hold real estate and real estate-related assets (i) directly, (ii) through direct or indirect wholly-owned subsidiaries, (iii) through direct or indirect majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through direct or indirect minority-owned joint venture subsidiaries.
We expect to use the proceeds of our offering to (i) invest directly or indirectly in multifamily construction and development projects located throughout the United States and/or (ii) make mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of developing multifamily construction and development projects.
We and the operating partnership will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.
We may in the future organize special purpose subsidiaries of our operating partnership that will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether our operating partnership satisfies the 40% test. However, we expect that even in such a situation most of our other majority-owned subsidiaries will not meet the definition of investment company or, if they meet that definition, they will not rely on the exclusions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities, and we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act, even if some special purpose subsidiaries do rely on Section 3(c)(7).
The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.
We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment
company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.
Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets.”
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) to the extent we meet the requirements of that section.
Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
Employees and Economic Dependency
We have no employees. Under various agreements, we have engaged or will engage our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.
Competition
Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.
Concentration of Credit Risk
The geographic concentration of our portfolio makes it particularly susceptible to adverse economic developments in the multifamily apartment community markets in which we own properties. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect our operating results and ability to make distributions to our stockholders.
Compliance with Federal, State and Local Environmental Laws
As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. We are not aware of any environmental liability that could have a material adverse effect on our financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of our properties, the activities of our residents and other environmental conditions of which we are unaware with respect to our properties could result in future environmental liabilities.
Legal Matters
From time to time, we are a party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition nor are we aware of any such legal proceedings contemplated by government agencies.
Governmental Regulations
Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CMOF OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from our federal income tax treatment.
Stockholder Information
As of March 31, 2022, we had 5,001,000 shares of common stock issued and outstanding.
Market Information
No public market currently exists for our shares of common stock. Until our shares are listed, if ever, our stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase requirements. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors. Consequently, there is the risk that our stockholders may not be able to sell their shares at a time or price acceptable to them.

Distribution Information
We expect that our board of directors may declare distributions once we begin to generate cash from operations or in anticipation of generating cash from operations from completed multifamily construction and development projects. We do not intend to pay distributions during the early stages of our existence as we have acquired multifamily construction and development projects with the proceeds from the Offering. If we do pay distributions during the early stage of our existence or from time to time during our operational stage, we expect to declare such distributions in anticipation of cash flow from operations of completed projects or sales of our properties and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may look to third party borrowings to fund our distributions.
Directors and Executive Officers
We have provided below certain information about our executive officers and directors.

Name (1)	Position(s)	Age (2)
Daniel Shaeffer	Chief Executive Officer, Director and Investment Committee Member	51
Chad Christensen	President, Chairman of the Board, Director and Investment Committee Member	49
Gregg Christensen	Chief Legal Officer, Secretary, Director and Investment Committee Member	53
Susan Hallenberg	Chief Financial Officer	54
Blake Bunker	Independent Director	44

(1)	The address of each director and executive officer listed is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
(2)	As of March 31, 2022.
For information about the persons listed above (other than Mr. Bunker), see “ —Cottonwood Communities, Inc.—Directors and Executive Officers” beginning on page [    ]. Information about Mr. Bunker is below.
Blake Bunker
has served as an independent director of CMOF since March 2022. Blake Bunker served as an independent director of Cottonwood Multifamily REIT II, Inc. (“CMRII”) from April 2020 through July 2021. Prior to his service as on the board of directors of CMRII, Mr. Bunker did not hold any positions with us or our affiliates. Mr. Bunker is a managing partner at Okland Capital, a position he has held since the summer of 2017 when he formed the company to invest in and develop real estate using the resources of Okland Construction and the Okland Family. In his position at Okland Capital, Mr. Bunker is responsible for the underwriting, investment, financing and development of real estate ventures. Prior to forming Okland Capital, from 2015 Mr. Bunker served as the Chief Investment and Development Officer for Avista Senior Living where he was responsible for the acquisition, development, financing and negotiation of senior living residential communities. Early in his career, Mr. Bunker worked at Shea Properties where he ultimately managed the development, acquisition, disposition and financial underwriting efforts for the multifamily and mixed use-division
of Shea in California. While at Shea, Mr. Bunker was an Assistant Professor for University of Southern California’s Masters in Real Estate Development Program, where he taught for three years in the multifamily development course. Mr. Bunker started his career in public accounting at PwC.
Compensation of Executive Officers
Our executive officers are not employed by us and each receives compensation for his or her services, including services performed for us on behalf of our sponsor and its affiliates from entities other than us. As executive officers of our sponsor, these individuals will manage our day-to-day affairs,
oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our sponsor, we do not pay any compensation directly to these individuals. More information regarding the compensation paid to our sponsor can be found in “— Certain Transactions with Related Persons” below. See “Where You Can Find More Information” on page [    ].
Compensation of Directors
If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors.
None of our directors received any compensation from us during fiscal year 2021. Mr. Bunker was appointed as independent director on January 21, 2022 and did not serve on the CMOF Board during 2021.
Cash Compensation
We have paid our independent director a retainer of $35,000 for his service as an independent director.
All directors receive reimbursement of reasonable
out-of-pocket
expenses incurred in connection with attendance at meetings of the CMOF Board.
Special Committee
The CMOF Special Committee was formed for the purpose of reviewing, considering, investigating, evaluating and, if deemed appropriate by the CMOF Special Committee, negotiating the proposed Mergers or any alternative extraordinary transaction. The sole member of the CMOF Special Committee is Blake Bunker.
Director Independence
We currently have one independent director on our four-member board of directors. Our board of directors has established a special committee for purposes of evaluating the merger with CCI. In addition, although our shares are not listed for trading on any national securities exchange, we have determined that our independent director qualifies as “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that Mr. Bunker satisfies the New York Stock Exchange standards.
Security Ownership of Certain Beneficial Owners
The following table shows, as of March 31, 2022, the amount of our common stock beneficially owned (unless otherwise indicated) by: (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) the CMOF Board, (iii) our executive officers and (iv) all of the CMOF Board and executive officers as a group.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage
Gregg Christensen	—	—
Susan Hallenberg	—	—
Daniel Shaeffer	—	—
Chad Christensen	—	—
Blake Bunker	—	—
All officers and directors as a group (five persons)	—	—

(1)	The address of each named beneficial owner is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
(2)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

In addition, immediately prior to the effective time of the OP Merger, CMOF OP intends to acquire the outstanding residual interests in the CW Park Avenue Joint Venture and the CW Broadway Joint Venture held by certain executive officers and directors in CCI and CMOF in exchange for an aggregate 461,023 CMOF OP Partnership Units. As a result of CMOF OP’s acquisition of the residual interests in the joint ventures, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Susan Hallenberg will directly or indirectly own 164,585, 164,585, 82,062, and 6,597 CMOF OP Partnership Units, respectively. The number of units to be issued was determined by reference to the underlying asset values supporting the negotiated exchange ratio of one CMOF OP Partnership Unit for 0.8669 CROP Common Units. Subject to certain restrictions, once issued, CROP Common Units may be redeemed for cash, or at CCI’s option, an equal number of shares of CCI Common Stock.
Policies and Procedures for Transactions with Related Persons
Prior to the appointment of Blake Bunker to our board of directors to serve as an independent director in connection with the proposed Mergers, our board of directors did not have any directors independent of management. In determining whether to approve or authorize a particular related party transaction, our board of directors will consider whether the transaction between CMOF and the related party is fair and reasonable to CMOF and has terms and conditions no less favorable to us than those available from unaffiliated third parties.
Certain Transactions with Related Persons
Set forth below is a description of the material transactions between our affiliates and us since 2020, as well as any currently proposed material transactions.
Our Relationship with Cottonwood Capital Property Management II, LLC
Our sponsor or its affiliates received compensation for services related to the Offering and will receive compensation for the acquisition, management and a possible promotional interest upon the disposition of our assets, subject to review and approval of the board of directors. No fees were incurred by us in the years ended December 31, 2021 and 2020, or in the three months ended March 31, 2022, except those noted below.
Property Management Fee
After stabilization of a project, our sponsor will provide property management services and receive a fee of 3.5% of the annual gross revenues of each property managed for these services, prorated for any partial year. The Park Avenue agreement also includes a minimum fee of $8,000 per month.
Lease-up Fee
Our sponsor will receive for its services
in leasing-up a
property
a lease-up fee
in an amount equal to 3.5% of projected stabilized revenues until such time as the project reaches stabilization, commencing two months before the opening of a temporary leasing office on the site.

Development Fees
For services provided in developing Park Avenue, CROP receives an amount equal to one-third of
3% of hard costs. For the years ended December 31, 2021 and 2020, development fees received by CROP for the Park Avenue project were $131,126 and $127,533, respectively. For the three months ended March 31, 2022, CROP received $1,291 in development fees.
For services provided in developing Cottonwood on Broadway, an affiliate of the sponsor is entitled to a fee of 5% of the project budget multiplied by our ownership percentage of the joint venture. This fee is paid entirely by us. For the years ended December 31, 2021 and 2020, development fees received by Cottonwood Capital Property Management II, LLC for the Cottonwood on Broadway project were $1,170,426 each year. For the three months ended March 31, 2022, development fees received by Cottonwood Capital Property Management II, LLC were $292,606.
The development fees incurred to date have been capitalized.
Cost Savings Development Fee
Should the Park Avenue development be completed below the budgeted hard costs, CROP will receive one-fourth of
the project cost savings, up to 1.5% of the project budgeted cost. It is anticipated that no costs savings will be achieved on the Park Avenue development project.
General Contractor Fees
For general contracting services provided in developing Cottonwood on Broadway, an affiliate of the sponsor is entitled to a fee of 5% of budgeted hard costs for the project multiplied by our ownership percentage of the joint venture. This fee is paid entirely by us. For the years ended December 31, 2021 and 2020, general contractor fees received by Cottonwood Capital Property Management II, LLC were $188,908 each year. For the three months ended March 31, 2022, these fees were $47,227. The general contractor fees incurred to date have been capitalized.
Construction Management Fees
For services in supervising any renovation or construction project in excess of $5,000 in or about the projects after stabilization, the Property Manager shall be entitled to a fee equal to 5% of the cost of the amount (including related professional services) that is expended. This fee is generally not payable for routine maintenance expenditures. No construction management fee will be paid in connection with the development of a project.
Asset Management Fee
Our sponsor receives an annual asset management fee of 0.75% of project costs during development and 0.75% of gross assets thereafter, defined initially as the gross book value of our assets and subsequently as the gross asset value once net asset value is established. This fee is paid by us. The asset management fee incurred in 2021 and 2020 was $805,538 and $799,441, respectively. For the three months ended March 31, 2022, the asset management fee was $202,893.
Distributions and Promotional Interests from Cottonwood Joint Ventures
CROP is a member of the Park Avenue Investor, the CW Park Avenue Joint Venture, and the CW Broadway Joint Venture and will receive distributions and allocations of profits in an amount that exceeds its proportional share of capital contributions to these entities. As outlined above, CROP may receive a promotional interest of the profits of the CW Park Avenue Joint Venture and the CW Broadway Joint Venture in exchange for identifying investment opportunities for us. In addition, affiliated executives have a residual interest and supplemental return in the CW Broadway Joint Venture and a residual interest in the CW Park Avenue Joint Venture allowing them to participate in the profits of the projects originally assigned to CROP.
Immediately prior to the effective time of the OP Merger, CMOF OP will amend and restate the CMOF OP Partnership Agreement to admit third party limited partners and acquire all residual interests in the CW Park Avenue Joint Venture and the CW Broadway Joint Venture, which interests are held by Daniel Shaeffer, Chad Christensen, Gregg Christensen, Susan Hallenberg, Glenn Rand and Stan Hanks, in exchange for an aggregate 461,023 CMOF OP Partnership Units. The number of units to be issued was determined by reference to the underlying asset values supporting the negotiated exchange ratio of one CMOF OP Partnership Unit for 0.8669 CROP Common Units.
Distributions and Promotional Interests from Development Joint Ventures
In 2021, CROP purchased the
co-general partner’s
interest of the development joint venture for Park Avenue and now will receive all of the promoted interest entitled to that entity.
Property Management Corporate Service Fee
Upon lease up, our sponsor will allocate a flat fee each month to the CW Park Avenue Joint Venture and the CW Broadway Joint Venture which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary each month and be dependent on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged.
Loan Coordination Fee
Our sponsor may receive for its services in making or acquiring and disposing a development-related mezzanine loan or arranging for and disposing a preferred equity investment a loan coordination fee in an amount equal to (i) upon origination of the investment, 1.0% of the principal amount of the mezzanine loan or face value of the preferred equity, and (ii) upon disposition of the investment, 1.0% of the principal amount of the mezzanine loan or face value of the preferred equity.
Fees from Other Services
We may retain third parties, including certain affiliates of our sponsor, for necessary services relating to investments or operations, including construction services, resident indemnification, utility management, internet and television services, and vendor verification and other similar operational matters. Any fees paid to affiliates of our sponsor for any such services will not reduce the management fee. Any such arrangements will be at market terms and rates.
Following consummation of the Mergers, property management for our properties will be performed by CCI’s employees.
Block C
On June 28, 2022, we, through our indirect subsidiaries, admitted entities affiliated with us and our advisor, Brickyard QOF, LLC (“Brickyard QOF”) and HV Millcreek, LLC (“Millcreek,” and together with Brickyard QOF, the “Affiliated Members”) as members in CW Block C, LLC, a development joint venture with CMOF (“Block C”). The Affiliated Members are owned directly or indirectly by Daniel Shaeffer, Chad Christensen, Gregg Christensen, and Susan Hallenberg, each of whom are our officers or directors, as well as certain employees of CROP and our advisor or its affiliates. In connection with their admission as members, the Affiliated Members made an aggregate capital contribution of $8,499,221.74 to Block C. Following the admission of the Affiliated Members to Block C, the Affiliated Members own a 21.0134% interest in Block C, with Messrs. Shaeffer, C. Christensen, G. Christensen, and Ms. Hallenberg having an indirect ownership interest of 4.6273%, 10.1125%, 3.5877%, and 0.6767%, respectively, in Block C, alongside our 14.490% interest and CROP’s 64.4906% interest. The investment in Block C by the Affiliated Members was established at an amount no greater than the recent appraised value of the project, as determined by an independent third-party appraiser and approved by the conflicts committee. The Affiliated Members will participate in the economics of Block C on the same terms and conditions as us. We intend to further amend the operating agreement of Block C to reflect additional terms related to the admission of the Affiliated Members.
Currently Proposed Transactions
Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

THE SPECIAL MEETING
This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the CMOF stockholders for use at the Special Meeting. This proxy statement/prospectus and accompanying form of proxy are first being mailed to the CMOF stockholders on or about [    ] , 2022.
Date, Time, Place and Purpose of the Special Meeting
The Special Meeting will be held at the corporate offices of CMOF located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106 commencing at [    ] Mountain Time on [    ], 2022.
At the Special Meeting, holders of CMOF Common Stock will be asked to consider and vote upon the following matters:

1.	a proposal to approve the Company Merger; and

2.
a proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting.

In accordance with the CMOF Bylaws and Maryland law, business transacted at the Special Meeting will be limited to those matters set forth in such notice.
Recommendation of the CMOF Board of Directors
Based on the recommendation of the CMOF Special Committee, the CMOF Board unanimously recommends that the CMOF stockholders vote (i) FOR the Merger Proposal and (ii) FOR the Adjournment Proposal. For the reasons for these recommendations, see “The Mergers—Recommendation of the CMOF Board and Its Reasons for the Mergers” beginning on page [    ].
Record Date; Who Can Vote at the Special Meeting
All holders of record of shares of CMOF Common Stock as of the close of business on the Record Date, [    ], 2022, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting.
Each share of CMOF Common Stock owned at the close of business on the Record Date is entitled to one vote on each proposal presented at the Special Meeting. As of the Record Date, there were 5,001,000 shares of CMOF Common Stock outstanding held by approximately 1,135 holders of record (which includes 1,000 shares of CMOF Common Stock held by CROP).
Required Vote; Quorum
Approval of the Merger Proposal requires the affirmative vote of at least a majority of all of the outstanding shares of CMOF Common Stock entitled to vote on such proposal at the Special Meeting.
Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of all of the votes cast on such proposal at the Special Meeting.
Regardless of the number of shares of CMOF Common Stock you own, your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

The CMOF Bylaws provide that the presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast at such meeting will constitute a quorum. Shares that are voted and shares abstaining from voting are treated as being present at the Special Meeting for purposes of determining whether a quorum is present.
No business may be conducted at the Special Meeting if a quorum is not present at the Special Meeting. Pursuant to the CMOF Bylaws, the chair of the meeting may adjourn the Special Meeting to a later date, time and place announced at the meeting, whether or not a quorum is present and without a vote of stockholders.
Abstentions and Broker
Non-Votes
Abstentions and broker
non-votes
will be counted in determining the presence of a quorum. Abstentions and broker non-votes,
if any, will have the same effect as votes AGAINST the Merger Proposal. Abstentions and broker non-votes
will have no effect on the Adjournment Proposal.
Manner of Submitting Proxy
CMOF stockholders may vote for or against or abstain from voting on the proposals submitted at the Special Meeting in person or by proxy. CMOF stockholders can authorize a proxy in the following ways:

•	Internet . CMOF stockholders may submit a proxy over the Internet by following the “Vote by Internet” instructions on the enclosed proxy card.

•	Telephone . CMOF stockholders may submit a proxy by following the “Vote by Phone” instructions on the enclosed proxy card.

•	Mail . CMOF stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the pre-addressed postage-paid envelope provided.
CMOF stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.
The Internet and telephone proxy submission procedures are designed to authenticate stockholders and allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail.
The method by which record holders of CMOF Common Stock submit a proxy will in no way limit their right to vote at the Special Meeting if they later decide to attend and vote at the meeting in person. If shares of CMOF Common Stock are held in the name of a broker or other nominee, the CMOF stockholders must obtain a proxy, executed in their favor, from the broker or other nominee, to be able to vote in person at the Special Meeting.
All shares of CMOF Common Stock entitled to vote and represented by properly completed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting as instructed on the proxies.
If the CMOF stockholders of record return properly executed proxies but do not indicate how their shares of CMOF Common Stock should be voted on a proposal, the shares of CMOF Common Stock represented by their properly executed proxy will be voted as the CMOF Board recommends and therefore, (i)
 FOR the Merger Proposal and (ii)
 FOR the Adjournment Proposal.
If you do not provide voting instructions to your broker or other nominee, your shares of CMOF Common Stock will NOT be voted and will be considered broker non-votes.
Abstentions and broker
non-votes
will have the same effect as a vote AGAINST the Merger Proposal.

Shares Held in “Street Name”
If the CMOF stockholders hold shares of CMOF Common Stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee.
If the CMOF stockholders hold shares of CMOF Common Stock in an account of a broker or other nominee and attend the Special Meeting, they should bring a letter from their broker or other nominee identifying them as the beneficial owner of such shares of CMOF Common Stock and authorizing them to vote.
If the CMOF stockholders hold their shares of CMOF Common Stock in “street name” and they fail to provide their broker or other nominee with any instructions regarding how to vote their shares of CMOF Common Stock, their shares of CMOF Common Stock held by brokers and other nominees will NOT be voted and may NOT be present for purposes of determining a quorum.
Delivery and Householding of Proxy Materials
CMOF may give a single notice of the Special Meeting to all CMOF stockholders who share an address, which single notice will be effective as to any CMOF stockholder at such address, unless such CMOF stockholder has objected to receiving the single notice or has revoked a prior consent to receiving such single notice. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
If, at any time, a CMOF stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of proxy materials, such CMOF stockholder should notify CMOF by directing written notice to Broadridge, the proxy solicitor.
Revocation of Proxies or Voting Instructions
CMOF stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the Special Meeting by:

•	submitting notice in writing to CMOF’s Secretary, Gregg Christensen, at CMOF’s offices located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106;

•	executing and delivering a later-dated, properly executed proxy card or submitting a later-dated proxy by telephone or on the Internet;

•	submitting another proxy via the Internet or by telephone; or

•	voting in person at the Special Meeting.
Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting. CMOF stockholders who hold shares of CMOF Common Stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.
Solicitation of Proxies; Payment of Solicitation Expenses
The solicitation of proxies from the CMOF stockholders is made on behalf of the CMOF Board. CMOF will pay the cost of soliciting proxies from the CMOF stockholders. CMOF has contracted with Broadridge Financial Solutions, Inc. to assist CMOF in the distribution of proxy materials and the solicitation of proxies. CMOF expects to pay Broadridge fees of approximately $87,000 to solicit and distribute proxies, which includes estimated postage of $9,450, plus other fees and expenses for other services related to this proxy solicitation, including, but not limited to, the review of proxy materials.

CMOF also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxy and solicitation materials to beneficial owners of shares of CMOF Common Stock.
Adjournment Proposal
In addition to the approval of the Merger Proposal, the CMOF stockholders are also being asked to approve a proposal to adjourn the Special Meeting to another date, time or place to solicit additional proxies in favor of the approval of the Merger Proposal, if necessary and as determined by the chair of the Special Meeting. If this proposal is approved, the Special Meeting could be successively adjourned to any date not more than 120 days after the Record Date.
If the Special Meeting is postponed or adjourned for the purpose of soliciting additional proxies, the CMOF stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the adjourned Special Meeting.
Dissenting Stockholders
No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL will be available to holders of shares of CMOF Common Stock with respect to the Company Merger.
Assistance
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please call CMOF’s proxy solicitor, Broadridge, at
833-501-4812.

PROPOSALS SUBMITTED TO THE CMOF STOCKHOLDERS
The Merger Proposal
(Proposal 1 on the CMOF Proxy Card)
CMOF stockholders are asked to consider and vote on a proposal to approve the Company Merger. For a summary and detailed information regarding this proposal, see the information about the Mergers and the Merger Agreement throughout this proxy statement/prospectus, including the information set forth in the sections entitled “The Mergers” beginning on page [    ] and “The Merger Agreement” beginning on page [    ]. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.
Pursuant to the Merger Agreement, approval of the Merger Proposal is a condition to the consummation of the Mergers. If this proposal is not approved, the Mergers will not be completed.
CMOF is requesting that the CMOF stockholders approve the Company Merger. Approval of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of CMOF Common Stock entitled to vote on such proposal at the Special Meeting.
Recommendation of the CMOF Board
The CMOF Board recommends that the CMOF stockholders vote FOR the Merger Proposal.
The Adjournment Proposal
(Proposal 2 on the CMOF Proxy Card)
CMOF stockholders are asked to consider and vote on a proposal to approve one or more adjournments of the Special Meeting to another date, time or place to solicit additional proxies in favor of the approval of the Merger Proposal, if necessary and as determined by the chair of the Special Meeting.
Approval of this proposal requires the affirmative vote of a majority of all votes cast at the Special Meeting.
If, at the Special Meeting, the number of shares of CMOF Common Stock present in person or represented by proxy and voting in favor of the approval of the Merger Proposal is insufficient to approve such proposal, CMOF intends to move to adjourn the Special Meeting in order to enable the CMOF Board to solicit additional proxies for approval of the Merger Proposal.
The Special Meeting may not be postponed or adjourned to a date that is more than 30 days after the date for which the Special Meeting was originally scheduled or more than 120 days from the Record Date for the Special Meeting.
CMOF retains full authority to the extent it is set forth in its bylaws and Maryland law to adjourn the Special Meeting, or to postpone the Special Meeting before it is convened, without the approval of any stockholder.
Recommendation of the CMOF Board
The CMOF Board recommends that the CMOF stockholders vote FOR the Adjournment Proposal.
Other Business
In accordance with the CMOF Bylaws and Maryland law, only the matters set forth in the accompanying Notice of Special Meeting of Stockholders may be transacted at the Special Meeting.

THE MERGERS
The following is a description of the material aspects of the Mergers. While CCI and CMOF believe that the following description covers the material terms of the Mergers, the description may not contain all of the information that is important to the CMOF stockholders. CCI and CMOF encourage the CMOF stockholders to carefully read this entire proxy statement/prospectus, including the Merger Agreement and the other documents attached to this proxy statement/prospectus, for a more complete understanding of the Mergers.
General
Based upon the recommendation of the CMOF Special Committee, the CMOF Board has unanimously declared advisable, and has unanimously approved, the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, based on, among other factors, the reasons described below under “—Recommendation of the CMOF Board and Its Reasons for the Mergers.”
In the Company Merger, CMOF will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity. In the OP Merger, CMOF OP will merge with and into CROP, with CROP continuing as the surviving partnership. The CMOF stockholders will receive the Merger Consideration described under “The Merger Agreement—Consideration to be Received in the Mergers.”
Background of the Mergers
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the CMOF Board, the CMOF Special Committee or CMOF representatives, or the CCI Board, the CCI Conflicts Committee or CCI representatives, and other parties.
The CMOF Board periodically reviews, with the assistance of financial and legal advisors, and, when advisable, revises its long-term strategy and objectives in light of developments in real estate markets, capital market conditions and its business and capabilities. As part of such reviews, CMOF considers various potential strategic alternatives with the goal of maximizing stockholder value, including potential acquisitions, dispositions and business combination transactions.
Beginning in the third quarter of 2021, the CCI Board and the CMOF Board began discussing, in general terms, the possibility of a transaction involving CCI and CMOF. The respective management teams discussed the appropriateness of forming a committee of independent and disinterested directors of each company to evaluate a possible combination involving CCI and CMOF. After discussion at their respective meetings, each of the boards of directors identified one or more independent and disinterested directors who could evaluate the proposed combination. The CCI Board determined that the CCI Conflicts Committee, comprised solely of independent directors, would fulfill this role, and the CMOF Board identified the sole independent director, Blake Bunker, as the potential member of a CMOF special committee.
By unanimous written consent dated January 21, 2022, the CMOF Board increased the size of the board of directors, appointed Blake Bunker to fill the vacancy, and formed the CMOF Special Committee, consisting of Mr. Bunker, who is an independent and disinterested member of the CMOF Board, for purposes of (i) exploring a potential merger with CCI and CMOF and (ii) selecting and retaining legal and financial advisors.
On January 25, 2022, Gregg Christensen, Chief Legal Officer of CMOF, contacted representatives of Snell & Wilmer L.L.P. (“Snell & Wilmer”) to inquire as to their interest and availability in representing CMOF in the potential transaction.
On February 14, 2022, the CMOF Special Committee, held a telephonic meeting with representatives of CMOF management and representatives of Snell & Wilmer to discuss the engagement of Snell & Wilmer as the independent legal advisor to the CMOF Special Committee.

On February 16, 2022, CMOF formally engaged Snell & Wilmer as its independent legal advisor to represent the CMOF Special Committee.
Between February 16, 2022, and March 18, 2022, the CMOF Special Committee considered CBRE Capital to serve as the financial advisor to the CMOF Special Committee in connection with the potential transaction. On March 18, 2022, the CMOF Special Committee formally engaged CBRE Capital as its financial advisor in connection with the potential transaction.
Effective as of March 25, 2022, CCI and CMOF entered into a reciprocal confidentiality agreement, which included customary restrictions on the use and disclosure of confidential information.
On March 25, 2022, Adam Larson, Chief Financial Officer of CCI, sent an email to outside advisors of CCI and CMOF which granted all parties access to a transaction data room containing, among other things, a financial model of the proposed transaction. The financial model included proposed exchange ratios reflective of the relative values of the companies, which values were based in part on “as stabilized” values for the CW Broadway Joint Venture and the CW Park Avenue Joint Venture as provided in the appraisals for each asset prepared by Altus Group or its affiliates used to determine CCI’s NAV (the “Altus Appraisals”).
On March 28, 2022, representatives of Snell & Wilmer received from representatives of DLA Piper LLP (US) (“DLA Piper”), counsel to the CCI Conflicts Committee, a non-binding
term sheet proposing a business combination involving CCI, CROP, CMOF and CMOF OP in a stock-for-stock
merger transaction at a negotiated exchange ratio. The initial draft term sheet contained a no-shop
provision (preventing CMOF from soliciting alternative acquisition proposals from third parties) and a termination fee payable by CMOF under certain circumstances in the amount of 4% of the equity value of CMOF, plus third-party expenses of CCI in pursuit of the Mergers.
The term sheet conditioned the proposed transaction on (i) approval of the Merger by the CCI Conflicts Committee and the CCI Board, (ii) approval of the Mergers by the CMOF Special Committee and the CMOF Board, (iii) approval of the Company Merger by the holders of a majority of the outstanding shares of CMOF Common Stock, (iv) receipt or waiver of certain third-party consents, (v) compliance with representations, warranties and covenants, (vi) receipt of a REIT opinion from CCI counsel regarding the REIT status of CCI and receipt of a 368(a) tax opinion from CCI counsel to CCI, (vii) receipt of a 368(a) tax opinion from counsel to CMOF (with language permitting CCI to rely on the opinion) and (viii) no material adverse change in CCI or CMOF.
The term sheet contemplated that the parties would agree to negotiate exclusively for a period of 30 calendar days.
On March 29, 2022, representatives of Snell & Wilmer inquired regarding additional information on the structure of the proposed transaction and the acquisition of the residual interests in the CW Broadway Joint Venture and the CW Park Avenue Joint Venture, which information was provided by DLA on April 4 and 5, 2022.
On April 9, 2022, the CMOF Special Committee held a telephonic meeting with representatives of Snell & Wilmer and representatives of CBRE Capital to discuss the term sheet.
On April 11, 2022, representatives of Snell & Wilmer sent a draft markup of the term sheet to the CMOF Special Committee.
On April 13, 2022, representatives of Snell & Wilmer sent to representatives of DLA Piper a markup of the draft term sheet providing for a combination of CCI and CMOF that, among other things, included the following: (i) the exclusivity agreement to include a fiduciary out, (ii) a reduced termination fee of 3% of the equity value of CMOF, plus a cap of 0.5% on third-party expenses of CCI in pursuit of the Mergers, (iii) plus an obligation for CCI to provide six-year
directors and officers insurance at current levels.
On April 20, 2022, representatives of DLA Piper sent representatives of Snell & Wilmer a revised draft of the term sheet removing the requirement that the exclusivity agreement include a fiduciary out and carving recovery expenses if CCI were to need to litigate to recover the termination fee, out of the cap on third-party expenses.
On April 22, 2022, affiliates of MacKenzie Capital Management launched a mini-tender offer for CMOF Common Stock. The CMOF Board delivered a letter to holders of CMOF Common Stock recommending that stockholders reject the tender offer of $5.05 per share of CMOF Common Stock.
On April 25, 2022, representative of Snell & Wilmer spoke with representatives of DLA Piper regarding the removal of the fiduciary out in the exclusivity agreement.
On May 2, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call to review broker opinions of value that were performed by CBRE as of May 2, 2022 (the “CBRE Capital BOVs”).
On May 3, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call to review further background and updates to the CBRE Capital BOVs and discussed the draft MAI appraisals that were commissioned by CBRE Capital from CBRE’s Valuation & Advisory Services Group (“CBRE VAS”) as of March 31, 2022 for each asset (the “CBRE Appraisals”).
On May 5, 2022, representatives of DLA Piper sent representatives of Snell & Wilmer a revised term sheet that reflected the inclusion of a fiduciary out in the exclusivity agreement and presented an exchange ratio of 0.7740x.
Following receipt of the term sheet, representatives of Snell & Wilmer provided the revised term sheet to the CMOF Special Committee and CBRE Capital for review. CBRE provided an updated Block C appraisal.
On May 6, 2022, the CBRE Capital BOVs that supported an exchange ratio of 0.9361x were shared with the CCI Conflicts Committee with CBRE Capital’s permission.
Also on May 6, 2022, representatives of Snell & Wilmer participated in a telephone call with DLA Piper to discuss the exchange ratio. DLA Piper requested that CBRE Capital and Scalar, LLC (“Scalar”), the financial advisor to the CCI Conflicts Committee, discuss the valuations underlying the exchange ratio.
On May 9, 2022, with the approval of the CMOF Special Committee, CBRE Capital participated in a telephone call with Scalar to discuss the valuations underlying the exchange ratios.
On May 11, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call where CBRE Capital reported its valuation discussion and differences with Scalar and indicated that CCI intended to propose a new exchange ratio.
On May 12, 2022, representatives of DLA Piper communicated to representatives of Snell & Wilmer that following a review of the additional information provided by CBRE Capital CCI was proposing an increase in the exchange ratio from 0.7740x to 0.8522x.
On May 13, 2022, representatives of DLA Piper delivered to representatives of Snell & Wilmer a proposed draft of an exclusivity agreement providing for an exclusive negotiation period of 30 days relating to the proposed transaction.

On May 16, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call where CBRE Capital provided its analysis of Scalar’s updated calculations and the comparison between what was in the term sheet, the CBRE Appraisals and the CBRE Capital BOVs. Also on May 16, 2022, CBRE Capital and the CMOF Special Committee proposed an exchange ratio of 0.8757x to Scalar via email.
On May 17, 2022, representatives of Snell & Wilmer sent a revised draft of the exclusivity agreement to representatives of DLA Piper. On May 17, 2022, representatives of DLA Piper indicated CCI’s acceptance of those revisions.
On May 19, 2022, representatives of Scalar proposed to CBRE Capital an exchange ratio of 0.8669x and both parties participated in a telephone conference to discuss the documentation used to support the proposed exchange ratio.
On May 19, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call to discuss the revised exchange ratio proposed by Scalar on behalf of the CCI Conflicts Committee.
On May 20, 2022, representatives of CBRE Capital and Scalar had further discussions regarding the exchange ratio.
Later on May 20, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call to discuss the exchange ratio, at which meeting the CMOF Special Committee determined to agree to an exchange ratio of 0.8669x.
On May 20, 2022, representatives of Snell & Wilmer communicated to representatives of DLA Piper that CMOF would agree to an exchange ratio of 0.8669x.
On May 26, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call to discuss support for the analysis and exchange ratio and the current condition of the Salt Lake City real estate market. CBRE provided background on their analysis.
On June 3, 2022, the CMOF Special Committee and representatives of Snell & Wilmer and CBRE Capital participated in a telephone call for CBRE to provide a follow-up
presentation on certain aspects of its valuation which were requested by the CMOF Special Committee.
On June 4, 2022, representatives of Snell & Wilmer communicated to representatives of DLA Piper that CMOF was moving forward with the 0.8669x exchange ratio.
On June 6, 2022, representatives of DLA Piper delivered to representatives of Snell & Wilmer an initial draft of the Merger Agreement providing for a combination of CCI and CMOF. The initial draft of the Merger Agreement contained terms substantially similar to those agreed to in the term sheet negotiated between the parties.
On June 13, 2022, representatives of Snell & Wilmer met telephonically with representatives of DLA Piper to discuss certain revisions made to the operating covenants and representations and warranties given by CCI in connection with the transaction.
On June 27, 2022, representatives of Snell & Wilmer sent to representatives of DLA Piper a revised draft of the proposed Merger Agreement which included additional representations and warranties and operating covenants not contemplated in the draft agreement provided to Snell & Wilmer.

On June 29, 2022, the CMOF Special Committee engaged Venable LLP (“Venable”) as special counsel on Maryland legal issues.
On June 30, 2022, management of CCI and CMOF participated in a telephone call to discuss timing of signing a merger agreement and closing a transaction. Following that call, representatives of DLA Piper and Snell & Wilmer and management for CMOF met to discuss the comments received from Snell & Wilmer on the Merger Agreement.
Between June 30, 2022, and July 7, 2022, representatives of Snell & Wilmer and representatives of DLA Piper exchanged drafts of the Merger Agreement to finalize the remaining open issues in the Merger Agreement, including (i) the scope of the representations and warranties and (ii) certain operating covenants of the parties between signing and closing of the Mergers.
On July 8, 2022, the CMOF Special Committee met telephonically with representatives of CBRE Capital, representatives of Snell & Wilmer and representatives of Venable. At this meeting, representatives of CBRE Capital reviewed with the CMOF Special Committee its financial analysis of the proposed business combination. At this meeting, representatives of CBRE Capital orally rendered CBRE Capital’s opinion to the CMOF Special Committee (which oral opinion was subsequently confirmed in writing by delivery of CBRE Capital’s written Opinion addressed to the CMOF Special Committee, dated July 8, 2022) to the effect that, as of such date and subject to the matters considered and the assumptions, limitations, qualifications and conditions set forth in the Opinion, the consideration to be received by the holders of CMOF Common Stock was fair, from a financial point of view, to the holders of CMOF Common Stock. See “—Opinion of CMOF Special Committee’s Financial Advisor” beginning on page [    ]. A representative of Snell & Wilmer reviewed with the CMOF Special Committee the terms of the Merger Agreement and related transaction documents. In addition, a representative from Venable reviewed with the CMOF Special Committee the legal standards, including fiduciary obligations, applicable to their consideration of the proposed business combination with CCI.
Immediately following such telephonic meeting, the CMOF Special Committee executed a consent in lieu of a meeting of the CMOF Special Committee whereby the CMOF Special Committee (i) declared the advisability of the Merger Agreement and proposed Mergers, (ii) recommended that the CMOF Board approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and the proposed Mergers and approve the consummation of the proposed Mergers and (iii) recommended that the CMOF Board submit the proposed Company Merger to the stockholders of CMOF for their approval.
Immediately following the telephonic meeting of the CMOF Special Committee, the CMOF Board met telephonically with representatives of CBRE Capital, representatives of Snell & Wilmer and representatives of Venable. At this meeting, the CMOF Special Committee informed the CMOF Board of its recommendations related to the proposed Mergers. Representatives of CBRE Capital reviewed with the CMOF Board CBRE Capital’s financial analysis of the proposed business combination and summarized the Opinion. See “—Opinion of CMOF Special Committee’s Financial Advisor” beginning on page [    ]. A representative of Snell & Wilmer reviewed with the CMOF Board the terms of the Merger Agreement and related transaction documents. In addition, a representative from Venable reviewed with the CMOF Board the legal standards, including fiduciary obligations, applicable to their consideration of the proposed business combination with CCI. Immediately following such telephonic meeting, the CMOF Board unanimously executed a consent in lieu of a meeting of the CMOF Board whereby the CMOF Board (i) declared the advisability of the Merger Agreement and proposed Mergers, (ii) recommended that the stockholders of CMOF approve the consummation of the proposed Company Merger and (iii) directed that the proposed Company Merger be submitted to the stockholders of CMOF for their approval.
On July 8, 2022, following approval by the CMOF Special Committee, the CMOF Board, the CCI Conflicts Committee and the CCI Board, each of CMOF and CCI executed the Merger Agreement.

Recommendation of the CMOF Board and Its Reasons for the Mergers
In evaluating the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement, the CMOF Board considered the recommendation of the CMOF Special Committee. The CMOF Special Committee, prior to making its recommendation, consulted with its independent legal and financial advisors. In reaching their respective determinations, the CMOF Special Committee and the CMOF Board considered a number of factors, including the following material factors that they viewed as supporting their respective decisions with respect to the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement:

•
CMOF’s limited mix of assets within its portfolio expose it to customary risks associated with a limited investment portfolio such as downturns in the geographic regions in which CMOF’s assets are concentrated.

•
The attractiveness of various alternatives considered was limited. Specifically, the CMOF Special Committee considered continuing existing operations, a separate stock-for-stock
merger with a public or
non-public
U.S. multifamily REIT, a sale of assets for cash, and an equity recapitalization by private investors, among other alternatives. Each of such alternatives presented valuation and execution challenges that made them less desirable than the Mergers.

•
The receipt of shares of CCI Common Stock as Merger Consideration provides the CMOF stockholders the opportunity to continue ownership in the Combined Company, which is expected to provide a number of significant potential benefits, including the following:

•	better positioning for the Combined Company to take advantage of business opportunities;

•	ability to receive regular income in the form of distributions from the Combined Company;

•	potential for CMOF stockholders to participate in the share repurchase program of the Combined Company and access broadened liquidity options;

•	the Combined Company will have significantly increased scale, including a more diversified portfolio (both in terms of asset type and geography);

•	improved access to capital markets, which can be used to support acquisitions that drive growth in stockholder value;

•	significant cost of capital advantages generally enjoyed by REITs with higher capitalizations; and

•
upon liquidation, a REIT is generally not subject to an entity level tax due to the application of the dividends paid deduction, compared to certain subchapter C corporations where tax may be imposed on both entity and shareholder level gains.

•
The integrated organizational structure of the Combined Company will allow CCI management and CCI Advisor to focus their efforts on the operation of the Combined Company, which is expected to result in operating and cost efficiencies.

•
(i) The recommendation made by the CMOF Special Committee related to the proposed Mergers, (ii) the financial analysis reviewed by CBRE Capital with the CMOF Special Committee, (iii) the opinion of CBRE Capital orally rendered to the CMOF Special Committee on July 8, 2022 (which oral opinion was subsequently confirmed in writing by delivery of CBRE Capital’s written Opinion addressed to the CMOF Special Committee, dated July 8, 2022) to the effect that, as of such date, the consideration to be received by the holders of CMOF Common Stock in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of CMOF Common Stock. See “—Opinion of CMOF Special Committee’s Financial Advisor” beginning on page [    ].

•	The Merger Consideration is fixed and will not be adjusted in the event of any change in the relative values of CMOF or CCI, which limits the impact of external forces on the Mergers.

•
The Merger Agreement provides CMOF the right, upon receipt of a written Acquisition Proposal that constitutes a Superior Proposal that did not result from a material breach of the non-solicitation
provisions of the Merger Agreement, to give notice of its intention to terminate the Merger Agreement to enter into an agreement for a Superior Proposal and/or effect an Adverse Recommendation Change (as defined in “The Merger Agreement—Covenants and Agreements— No Solicitation; Change in Recommendation”), subject to certain conditions.

•
The Merger Agreement provides the CMOF Board with the ability, under certain specified circumstances and subject to certain terms and conditions, (i) to consider an Acquisition Proposal if the CMOF Board or the CMOF Special Committee determines, in good faith, that it could reasonably be expected to lead to a Superior Proposal, (ii) to make an Adverse Recommendation Change, and (iii) to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal upon payment to CCI of a $2,696,600 termination fee plus reimbursement of CCI’s expenses up to $449,400.

•
The CMOF Board (or the CMOF Special Committee) may also make an Adverse Recommendation Change in response to a change in circumstance or development occurring or arising after the date of the Merger Agreement that materially affects the business, assets or operations of CMOF and its subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the CMOF Board prior to the execution of the Merger Agreement, which change in circumstances or development becomes known to the CMOF Board prior to receipt of the required CMOF stockholder approval, subject to specified terms and conditions.

•
The Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement were negotiated between the CMOF Special Committee and its advisors, on the one hand, and the CCI Conflicts Committee and its advisors, on the other hand.

•
The intent for the Company Merger to qualify as a reorganization for U.S. federal income tax purposes, resulting in the receipt of shares of CCI Common Stock in the Company Merger on a tax-deferred
basis.

•
The commitment on the part of each of CMOF and CCI to complete the Mergers as reflected in their respective obligations under the terms of the Merger Agreement and the absence of any required government consents.

The CMOF Special Committee and the CMOF Board also considered a variety of risks and other potentially negative factors in making their determinations with respect to the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, including the following material factors:

•
The risk that the value of the CCI Common Stock to be received by the CMOF stockholders may decline as a result of the Mergers if the Combined Company does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated.

•
The fact that the Company Merger is not a liquidity event for the CMOF stockholders, the risk that the Combined Company may not provide liquidity to the CMOF stockholders on favorable terms, and that certain alternatives considered (such as a cash sale of individual assets or a recapitalization) would, if successful, provide liquidity for the CMOF stockholders.

•
The risk that the liquidity options available to the Combined Company could, when coupled with expected general and administrative expenses of the Combined Company, result in lower investor returns than other strategic alternatives currently available to CMOF.

•
The terms of the Merger Agreement that limit the ability of CMOF to initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other activities that constitute an Acquisition Proposal, which has the potential to create more value for the CMOF stockholders than the Mergers.

•	The risk that, while the Mergers are expected to be completed, there is no assurance that all of the conditions to the parties’ obligations to complete the Mergers will be satisfied or waived.

•	The risk of diverting management’s focus and resources from operational matters and other strategic opportunities while working to implement the Mergers.

•	The risk of stockholder litigation relating to the Mergers.

•
The obligations under the Merger Agreement regarding the restrictions on the operation of CMOF’s business during the period between signing the Merger Agreement and the completion of the Mergers may delay or prevent CMOF from undertaking business opportunities that may arise or any other actions it would otherwise take with respect to its operations absent the pending completion of the Mergers.

•	The substantial costs to be incurred in connection with the Mergers, including the transaction expenses arising from the Mergers.

•
CMOF and CCI have affiliates in common and, therefore, conflicts of interest may have been involved when the individuals that comprised the management teams of each entity that assisted the respective companies in connection with the Mergers, and some of CMOF’s directors and executive officers have interests with respect to the Mergers that are different from, and in addition to, those of the CMOF stockholders generally, as more fully described in the section entitled “—Interests of CMOF’s and CCI’s Directors and Executive Officers in the Mergers” in this proxy statement/prospectus.

•	The risk that the CMOF stockholders do not approve the Company Merger.

•
The fact that the Merger Agreement provides that CMOF will pay CCI a termination fee equal to $2,696,000 plus reimbursement of CCI’s expenses up to $449,400 if the Merger Agreement is terminated under certain circumstances, including (i) for a Superior Proposal, (ii) for an Adverse Recommendation Change or (iii) if CMOF eventually consummates an Acquisition Proposal within 12 months of certain related circumstances (provided the various conditions and procedural requirements are met).

•
CCI is the indirect sponsor, property manager and asset manager for CMOF, and there are conflicts of interest inherent where the individuals who comprise the management teams of each entity assisted in connection with the Mergers.

•	The CMOF stockholders are not entitled to dissenters’ or appraisal rights in connection with the Company Merger.

•
CCI may continue to sell shares of CCI Common Stock at NAV, plus certain underwriting compensation, which may dilute the ownership interest of the CMOF stockholders in the Combined Company beyond what was contemplated by the Merger Consideration.

•
The Merger Consideration is fixed and will not fluctuate as a result of changes in the value of CMOF or CCI, such that a decline in the value of CCI unmatched by a similar decline in the value of CMOF, or an increase in the value of CMOF without a similar increase in the value of CCI, would impact the relative value of CCI in a manner adverse to CMOF.

•	The types and nature of the risks described under the section entitled “Risk Factors” in this proxy statement/prospectus.
The foregoing discussion of material factors considered by the CMOF Special Committee and the CMOF Board in reaching their conclusions is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered in connection with their respective evaluations of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and the complexity of these matters, the CMOF Special Committee and the CMOF Board did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the different factors considered, and the CMOF Special Committee and individual members of the CMOF Board may have given different weights to different material factors. The CMOF Special Committee and the CMOF Board conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks and negative consequences of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.
The explanation and reasoning of the CMOF Special Committee and the CMOF Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [    ].
After careful review and consideration and for the reasons set forth above, and based on the recommendation of the CMOF Special Committee, the CMOF Board unanimously recommends that the CMOF stockholders approve the Company Merger.
Opinion of CMOF Special Committee’s Financial Advisor
The CMOF Special Committee retained CBRE Capital to render an opinion to the CMOF Special Committee in connection with CMOF’s consideration of a possible business combination involving CCI. The CMOF Special Committee selected CBRE Capital because CBRE Capital is a nationally recognized investment banking and real estate brokerage firm that focuses on the real estate sector. CBRE Capital and its affiliates are regularly engaged in the valuation of real estate companies and their securities in connection with mergers and acquisitions and other real estate transactions.
On July 8, 2022, CBRE Capital rendered its oral opinion to the CMOF Special Committee (which oral opinion was subsequently confirmed in writing by delivery of CBRE Capital’s written Opinion dated July 8, 2022) at a meeting of the CMOF Special Committee. During such meeting, the CMOF Special Committee considered the Mergers and CBRE Capital advised to the effect that, as of such date and subject to the matters considered and the assumptions, limitations, qualifications and conditions set forth in the Opinion, the consideration to be received by the holders of CMOF Common Stock in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of CMOF Common Stock.
The full text of the Opinion is attached as Annex B to this proxy statement/prospectus. Holders of CMOF Common Stock are urged to read the Opinion carefully and in its entirety for a discussion of, among other matters, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by CBRE Capital in rendering the Opinion. The description of the Opinion set forth below is qualified in its entirety by reference to the full text of the Opinion. The Opinion was approved by CBRE Capital’s Fairness Opinion Review Committee.
The Opinion (i) is addressed to the CMOF Special Committee, (ii) is for the information and use of the CMOF Special Committee, CMOF and the CMOF Board in their evaluation of the Mergers, (iii) does not constitute a recommendation to any equity owner of CMOF (or any other entity) regarding how or whether such equity owner should approve the Mergers, (iv) does not confer rights or remedies upon CMOF, CCI or any of their affiliates or equity owners and (v) does not create any fiduciary duty on the part of CBRE Capital to any such party.
The Opinion (i) is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of CMOF Common Stock in the Company Merger pursuant to the Merger Agreement, (ii) expresses no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the CMOF Special Committee, CMOF and/or the CMOF Board to approve or consummate the Mergers pursuant to the terms of the Merger Agreement, (iii) expresses no opinion with respect to the fairness of the amount or nature of any compensation to any of CMOF’s directors, officers, principals, partners or employees, or any class of such persons, relative to the compensation to the holders of CMOF Common Stock or any other person or entity, (iv) considers only the consideration to be received by the holders of CMOF Common Stock in the Company Merger and (v) does not consider, and does not address, any other payments that may be made to CMOF or its directors, officers, principals, partners, employees or other stakeholders in connection with the Mergers.
The Opinion
In connection with rendering the Opinion, CBRE Capital understood and assumed that (i) the surviving entity following consummation of the Mergers will own all of the real estate properties and interests (the “Properties”) that were separately owned by CMOF and CCI immediately prior to consummation of the Mergers, and (ii) no material assets or properties of CMOF or CCI, as reflected in the information provided to CBRE Capital, will be sold, transferred or otherwise disposed of prior to consummation of the Mergers. The Opinion assumes that no adjustment to the Merger Consideration will occur with respect to the Company Merger pursuant to the Merger Agreement.
In connection with rendering the Opinion, CBRE Capital, among other things, (i) reviewed the principal financial terms set forth in the June 30, 2022, draft of the Merger Agreement (the “Draft Agreement”), which CBRE Capital assumed to be identical in all material respects to the agreement to be executed, (ii) reviewed the financial statements contained in certain public company filings of CMOF and CCI, (iii) reviewed the CBRE Appraisals, (iv) reviewed certain other financial and operating information with respect to the Properties, CMOF and CCI (including, but not limited to, the Altus Appraisals dated April 30, 2022 that were provided to CBRE Capital by CCI and certain of their advisors and representatives, (v) reviewed the financial terms of recent transactions involving properties that CBRE Capital deemed comparable in certain respects to the Properties, (vi) reviewed the CBRE Capital BOVs, (vii) reviewed certain publicly available information and industry research reports CBRE Capital deemed appropriate to arrive at the conclusions set forth in the Opinion, and (viii) performed such other analyses, and considered such other factors, as CBRE Capital considered appropriate.
In connection with rendering the Opinion, CBRE Capital also utilized the following sources in connection with its review of the Company Merger: (i) proprietary research, including geographic market and multi-family capitalization rate surveys and economic reports, prepared by affiliates of CBRE Capital; (ii) a proprietary comparable transaction database and public company information database maintained by CBRE Capital and its affiliates; and (iii) other documents made available to CBRE Capital by CMOF and CCI.
In rendering the Opinion, CBRE Capital, with the consent of the CMOF Special Committee, (i) assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to CBRE Capital by CMOF, CCI, their advisors and representatives and other third parties, (ii) assumed that there is no information or any facts that would make the information reviewed by CBRE Capital incomplete or misleading, and (iii) undertook no duty or responsibility to independently verify (and did not independently verify) any of such information. Other than the CBRE Appraisals and the CBRE Capital BOVs, CBRE Capital did not produce, obtain or seek an independent opinion of value of the assets (including the Properties) or liabilities (contingent or otherwise) of CMOF, CCI or any other entity involved in the Mergers. In rendering the Opinion, CBRE Capital assumed, with the consent of the CMOF Special Committee, that all financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Capital were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of CMOF, CCI and their advisors and representatives, as applicable. At the direction of the CMOF Special Committee, CBRE Capital assumed that all projections and estimates provided a reasonable basis on which to evaluate the Company Merger and CBRE Capital has, at the direction of the CMOF Special Committee, used and relied upon such projections and estimates for purposes of its analyses in arriving at its opinion. In rendering the Opinion, CBRE Capital expressed no view as to any such forecasts or other information or data or the bases and assumptions on which they were prepared. In connection with rendering the Opinion, CBRE Capital relied upon

CMOF, CCI and their advisors and representatives
to advise CBRE Capital promptly if any information previously provided to CBRE Capital became inaccurate or was required to be updated during the period of CBRE Capital’s review. In rendering the Opinion, CBRE Capital assumed, with the permission of the CMOF Special Committee, that the Mergers would be consummated in accordance with the terms of the Draft Agreement without waiver of any of the conditions thereof (if such waiver could reasonably be expected to affect the Opinion).
The Opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to CBRE Capital as of June 30, 2022, and any material change in such market, economic, financial and other circumstances and conditions would require a reevaluation of the Opinion, which CBRE Capital is under no obligation to undertake. The credit, financial, and stock markets have from time-to-time
experienced unusual volatility, and CBRE Capital expressed no opinion or view as to any potential effects of such volatility on the Mergers and the Opinion does not address potential developments in any such markets. In addition, CBRE Capital expressed no opinion or view as to any potential effects of the
COVID-19
pandemic on the Mergers.
In connection with rendering the Opinion, CBRE Capital did not, and was not requested to, solicit third-party indications of interest for the CMOF Common Stock or for the real estate properties and interests of CMOF and CBRE Capital expressed no opinion as to and assumed no responsibility for (i) the underlying business decision of CMOF (or any other party) to pursue or not to pursue any business strategy or to effect or not to effect the Mergers, (ii) the structure or the legal, regulatory, tax, accounting or other similar consequences of the Mergers or (iii) the availability or advisability of any alternatives to the Mergers. Although CBRE Capital did not structure the Mergers or participate in the negotiation of the terms of the Merger Agreement, CBRE Capital did advise and assist the CMOF Special Committee in its negotiation of certain of the principal business terms of the Mergers. The Opinion does not express any opinion as to the likely price or valuation of CMOF’s or CCI’s equity interests (or the equity interests of any other entity) following the announcement or consummation of the Mergers, which may vary depending on numerous factors that generally impact the price or valuation of equity interests or on the financial condition of CMOF and CCI (and any such other entities) at that time.
In connection with rendering the Opinion, CBRE Capital took into account such accepted financial and investment banking procedures and considerations as CBRE Capital deemed relevant, including the review of (i) historical and projected revenues, operating income and cash flows and certain other financial and operating metrics of the Properties, CMOF, CCI and the combined entity resulting from the Mergers that were provided to CBRE Capital by CMOF, CCI and their advisors and representatives and (ii) CBRE Capital’s assessment of the general condition of the real estate industry generally.
Preparing the Opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and applying those methods to the particular circumstance and is not necessarily susceptible to partial analysis or summary description. In rendering the Opinion, CBRE Capital did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor and, accordingly, believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all its analyses, would create an incomplete view of the process underlying the Opinion.
The Opinion, which is attached as Annex B to this proxy statement/prospectus, also sets forth certain additional information regarding the engagement letter pursuant to which CBRE Capital was engaged to render the Opinion, fees paid to CBRE Capital pursuant to such engagement letter (including a fee to be paid if the Mergers are consummated), the existence of certain material relationships during the two-year
period preceding June 30, 2022, the possibility that CBRE Capital may seek to provide services in the future to CMOF, CCI and other entities and the potential for conflicts of interest given CBRE Capital’s involvement (and the involvement of its affiliates) in the commercial real estate and related businesses.

The Opinion concludes that, based upon and subject to the matters considered and the assumptions, limitations, qualifications and conditions set forth in the Opinion, it is the opinion of CBRE Capital as investment bankers that, as of
July 8, 2022, the consideration to be received by the holders of the CMOF Common Stock pursuant to the Draft Agreement is fair, from a financial point of view, to such holders.
Summary of Financial Analysis of CBRE Capital
CBRE Capital’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to CBRE Capital as of, the dates thereof. Events occurring after the dates thereof could materially affect CBRE Capital’s views. Additionally, CBRE Capital has not been provided and does not expect to receive updated broker opinions of value beyond their date of value, May 2, 2022, with respect to the properties of CMOF. CBRE Capital has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the dates thereof. At no time did CBRE Capital express an opinion as to the value of the CMOF Common Stock or the CCI Common Stock. As used in this “Summary of Financial Analysis of CBRE Capital”, the term “opinion” refers to, unless the context otherwise requires, the Opinion. See “—Opinion of CMOF Special Committee’s Financial Advisor” above for a description of the Opinion.
In preparing its opinion to the CMOF Special Committee, CBRE Capital performed certain analyses described below. The summary of CBRE Capital’s analyses is not a complete description of the analyses underlying CBRE Capital’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither CBRE Capital’s opinion nor its underlying analyses is readily susceptible to summary description. CBRE Capital arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching CBRE Capital’s overall conclusion with respect to fairness, CBRE Capital did not make separate or quantifiable judgments regarding individual analyses. Accordingly, CBRE Capital believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying CBRE Capital’s analyses and opinion.
In conducting its review, CBRE Capital also considered certain information relating to the historical, current and estimated future operations, financial condition and prospects of each of CMOF and CCI as stand-alone entities (the “CMOF Projections” and “CCI Projections,” respectively), as provided by senior management of CCI and CMOF (“Senior Management”).
In performing its analyses, CBRE Capital also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of the CMOF Special Committee, CMOF, CCI and CBRE Capital. The analyses performed by CBRE Capital are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. CBRE Capital prepared its analyses solely for the purposes of rendering its opinion and provided such analyses to the CMOF Special Committee. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, CBRE Capital’s analyses do not necessarily reflect the value of the CMOF Common Stock or the CCI Common Stock or the prices at which the CMOF Common Stock or the CCI Common Stock may be sold at any time. The analyses of CBRE Capital and its opinion were among a number of factors taken into consideration by the CMOF Special Committee in making its determination to recommend the Mergers, and the analyses described below should not be viewed as determinative of the decision of the CMOF Special Committee with respect to the fairness of the consideration to be received by the holders of the CMOF Common Stock pursuant to the Company Merger.
CBRE Capital reviewed the financial terms of the proposed Mergers. In connection with rendering its opinion, CBRE Capital performed a variety of analyses with respect to CMOF, including an appraisal analysis based on the CBRE Appraisals, which utilized a (i) income (direct) capitalization approach, (ii) sales comparison approach and (iii) cost approach, and an analysis of the CBRE Capital BOVs, and, with respect to CCI, a review of the Altus Appraisals provided by CCI. These analyses derived various sets of implied exchange ratio ranges which helped inform CBRE Capital’s analysis and evaluation of the Merger Consideration.
The following is a summary of the material financial analyses performed by CBRE Capital in connection with the preparation of its Opinion which was reviewed with the CMOF Special Committee on July 8, 2022. See “—Opinion of CMOF Special Committee’s Financial Advisor” above for a description of the Opinion. The order of the analyses does not represent relative importance or weight given to those analyses by CBRE Capital.
Estimated financial data for CMOF and CCI and their portfolio properties were based on estimates prepared and provided to CBRE Capital by Senior Management.
Net Asset Value Analysis – Appraisals
In performing a net asset value analysis of CMOF, CBRE Capital relied on the stabilized equity values of the CMOF properties, net of associated costs to complete the projects and an implied lease-up discount to calculate an as-is gross asset value for the CW Park Avenue Joint Venture and the CW Broadway Joint Venture (together, the “CMOF Development Properties”) and land value for Block C, as determined by the CBRE Appraisals.
For each of the CMOF Development Properties, the determinations of stabilized value were derived by using the appraisal methodology cost approach, sales comparison approach and income capitalization approach.
For Block C, the determination of value was derived by using the appraisal methodology sales comparison approach. The same value determination regarding Block C per the sales comparison approach was applied alongside the CMOF Development Properties when indicating an imputed range of net asset value per share of CMOF Common Stock in the other approaches utilized.
Income Capitalization Approach
The income capitalization approach reflects the subject’s income-producing capabilities. This approach assumes that value is created by the expectation of benefits to be derived in the future. Specifically, the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over time is estimated in this approach.
The income capitalization approach is applicable to the CMOF Development Properties because each property is an income-producing property leased in the open market. Market participants are primarily analyzing properties based on their income generating capability. Therefore, the income capitalization approach is considered a reasonable and substantiated value indicator and has been given primary emphasis in the final value estimate.
The valuation technique associated with the income capitalization approach utilized is direct capitalization. Direct capitalization is a method used to convert a single year’s estimated stabilized net operating income into a value indication. In order to calculate implied values of the two CMOF Development Properties, the CBRE Appraisals implied stabilized capitalization rate ranges from 3.68% to 3.93%.

The analysis indicated an imputed range of net asset value per share of CMOF Common Stock of $17.42 to $18.59 when applying the range of assumed stabilized capitalization rates set forth above.
Sales Comparison Approach
The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using (i) physical units of comparison such as price per square foot or price per unit, or (ii) economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value.
In order to calculate implied values of the CMOF Development Properties, the CBRE Appraisals implied stabilized price per unit ranges between $459,000 and $480,000.
In order to calculate implied values of Block C, the CBRE Appraisals implied a price per square foot indication towards the middle of the sales comparison range of $77.00 and $100.00 and added back costs spent to date on completed design, entitlements and site work.
The analysis indicated an imputed range of net asset value per share of CMOF Common Stock of $17.86 to $18.69 when applying the range of price per unit to the CMOF Development Properties and the price per square foot for Block C set forth above.
Cost Approach
The cost approach is based on the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility.
In order to calculate implied values of the CMOF Development Properties, the CBRE Appraisals estimated the replacement cost for each development property using the comparative unit method (the Marshall Valuation Service (MVS) cost guide published by Marshall and Swift, LLC), the subject’s actual construction costs, and actual/budget construction cost figures available for comparable properties.
The analysis indicated a net asset value per share of CMOF Common Stock of $14.66 when applying the cost data set forth above.
Broker Opinions of Value
As an additional reference point to the appraisal values detailed above, and such corresponding net asset value analysis of CMOF, CBRE Capital also relied on the broker opinions of value methodology based on qualitative factors such as sector focus, asset quality, location and unit mix, as well as quantitative factors such as asset size.
The broker opinions of value methodology uses economic cap rates and unlevered and levered internal rate of return metrics for historical transactions involving comparable assets and applies them to relevant multifamily cash flow metrics, such as net operating income of the portfolio.
The broker opinions of value assumed an appropriate economic cap rate range based on a comparison to precedent transactions. In order to calculate implied values of the CMOF Development Properties, the broker opinions of value implied levered internal rate of return ranges between 9.6% and 10.4%.
The broker opinion of value evaluation for Block C is broadly based on the most pertinent land sale comparable. Given the relevant available land transaction data available, the market value was determined to be

$44,000 per entitled ownership unit of the entity holding Block C. The analysis indicated an imputed range of net asset value per share of CMOF Common Stock of $16.71 to $17.34 when applying the range of levered internal rate of return as set forth above.
Altus Appraisals
In performing a net asset value analysis of CCI, CBRE Capital relied on the equity values of CCI’s properties as determined by the Altus Appraisals that were commissioned by CCI, in conjunction with its process of determining CCI’s NAV pursuant to its valuation guidelines, as well as other relevant corporate level financial data as provided by senior management of CCI.
The analysis indicated an imputed net asset value per share of CCI Common Stock of $20.73 when applying the equity values and financial data set forth above.
Implied Exchange Ratio Ranges
The CBRE Appraisals, broker opinions of value and net asset value analysis described above indicated the following implied exchange ratio ranges:

•	Income (Direct) Capitalization Approach : 0.84x to 0.90x based on the results of the net asset value analysis of CMOF and the net asset value analysis of CCI, each on a standalone basis.

•	Sales Comparison Approach : 0.86x to 0.90x based on the results of the net asset value analysis of CMOF and the net asset value analysis of CCI, each on a standalone basis.

•	Cost Approach : 0.71x based on the results of the net asset value analysis of CMOF and the net asset value analysis of CCI, each on a standalone basis.

•	Broker Opinion of Value : 0.81x to 0.84x based on the results of the broker opinion of value analysis of CMOF and the net asset value analysis of CCI, each on a standalone basis.
Certain CMOF Unaudited Financial Projections
CMOF does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the inherent uncertainty and subjectivity underlying assumptions and estimates. In connection with the CMOF Special Committee’s consideration of the Mergers, CMOF’s management prepared certain non-public
unaudited financial projections, derived from CMOF’s property-level projections, regarding CMOF’s anticipated future performance on a stand-alone basis for fiscal years 2022 through 2026 (the “CMOF financial projections”), which are summarized below. The CMOF financial projections were provided, in whole or in part, to the CMOF Special Committee and CBRE Capital and to the CCI Conflicts Committees and its financial advisor.
The CMOF financial projections are summarized in this proxy statement/prospectus solely to give the CMOF stockholders access to information that was made available to the CMOF Special Committee in connection with its consideration of the Mergers and to CBRE Capital, who was authorized to use and rely upon such information for purposes of providing advice to the CMOF Special Committee, and are not included in this proxy statement/prospectus in order to influence any CMOF stockholder to make any investment or voting decision with respect to the Company Merger.
The CMOF financial projections were prepared solely for internal use and are subjective in many respects. The inclusion of a summary of the CMOF financial projections in this proxy statement/prospectus should not be regarded as an indication that any of CMOF, CCI or their respective special committees’ financial advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results or events.

The CMOF financial projections reflect numerous assumptions and estimates as to future events. The CMOF financial projections were based on assumptions and estimates that CMOF’s management believed were reasonable at the time the CMOF financial projections were prepared, taking into account relevant information available to CMOF’s management at the time, but these assumptions and estimates may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages [    ] and [    ], respectively. All of these uncertainties and contingencies are difficult to predict, and many are beyond the control of CMOF and will be beyond the control of the Combined Company.
In addition, the CMOF financial projections do not take into account any circumstances or events occurring after the date they were prepared. In particular, the CMOF financial projections set forth below do not give effect to the Mergers nor do they take into account the effect of any failure of the Mergers to occur.
The CMOF financial projections were not prepared with a view toward public disclosure or soliciting proxies, nor were they prepared with a view toward compliance with GAAP or with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, neither CMOF’s independent auditors nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the CMOF financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of CMOF contained in CMOF’s Annual Report on Form
1-K
for the year ended December 31, 2021 relates to CMOF’s historical financial statements. It does not extend to the CMOF financial projections and should not be read to do so.
The inclusion of a summary of the CMOF financial projections herein should not be deemed an admission or representation by CMOF or CCI that such financial projections are viewed by CMOF or CCI as material information of CMOF. The CMOF financial projections should be evaluated in conjunction with CMOF’s reported financial results and the risk factors with respect to the business of CMOF. See “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [    ] and “Where You Can Find More Information” on page [    ].
The following summarizes the CMOF financial projections:

	Twelve Months Ended December 31,
	2022	2023	2024	2025	2026
Total Revenues	$1,687,819	8,747,902	10,784,409	11,107,517	11,440,938
Real Estate Operating Expenses	(1,314,255)	(2,581,133)	(2,739,679)	(2,821,858)	(2,906,517)

Net Operating Income	373,564	6,166,769	8,044,730	8,285,659	8,534,421

REIT G&A and Other Expenses	(974,748)	(1,758,614)	(1,788,864)	(1,820,023)	(1,851,958)

EBITDA	(601,183)	4,408,155	6,255,866	6,465,637	6,682,463

Mortgage Interest Expense, net (1)	(840,802)	(3,030,081)	(3,019,819)	(3,887,589)	(3,887,589)
Unsecured Note Interest Expense

Funds from Operations (FFO)/Core Funds from Operations (Core FFO)	(1,441,986)	1,378,074	3,236,047	2,578,048	2,794,874

Maintenance Capital Improvements	(96,249)	(98,655)	(101,121)	(103,649)	(106,240)

Core Adjusted Funds from Operations (Core AFFO)	(1,538,234)	1,279,419	3,134,926	2,474,399	2,688,634

(1)	Assumes Park Ave. and Broadway properties are refinanced on January 1, 2023, and January 1, 2025, respectively at a fixed rate of 3.75%.

None of CMOF or its respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.
EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, CMOF DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).
Interests of CMOF’s and CCI’s Directors and Executive Officers in the Mergers
In addition to their interests in the Mergers as holders of operating partnership units in both CROP and CMOF OP, some of CMOF’s and CCI’s directors and executive officers have interests in the Merger that differ from, or are in addition to, the interests of the CMOF stockholders. The CMOF Special Committee and the CMOF Board were each aware of these interests and considered them, among other things, in reaching its decision to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.
Daniel Shaeffer and Chad Christensen are affiliated directors and executive officers of both CMOF and CCI. Gregg Christensen is a director and executive officer of CMOF and an executive officer of CCI. Susan Hallenberg is the Chief Financial Officer of CMOF and is Chief Accounting Officer and Treasurer of CCI.
Daniel Shaeffer, Chad Christensen and Gregg Christensen currently beneficially own approximately 73.5% of CCA, the sole owner of CCI Advisor. CCI Advisor earns fees and receives expense reimbursements pursuant to its advisory agreement with CCI, which will continue following consummation of the Merger. The asset management fee and the performance participation allocation that CCI Advisor or its affiliates receive from the Combined Company will likely increase due to the additional assets held by CCI following the Merger. As beneficial owners of CCA, Messrs. Shaeffer and C. and G. Christensen receive a greater portion of the advisory fees paid to CCI Advisor and may receive increased compensation related to the acquisition of the CMOF assets by CCI.
For information about the compensation paid to CCI Advisor, see “The Companies—Cottonwood Communities, Inc.—Certain Transactions with Related Persons—Our Relationship with CCI Advisor” beginning on page [    ]. For more information on the promotional interest to be received by an affiliate of CCI Advisor, see “Summary of CROP Partnership Agreement” beginning on page [    ].
In addition, certain outstanding promissory notes from CMOF held directly, or indirectly through affiliate entities, by Enzio Cassinis, Adam Larson and Eric Marlin, executive officers of CCI, each in the amount of $425,000, will be repaid at the time of the Mergers with cash from CCI.
In addition, immediately prior to the effective time of the OP Merger, CMOF OP intends to acquire the outstanding residual interests in the CW Park Avenue Joint Venture and the CW Broadway Joint Venture held by certain executive officers and directors in CCI and CMOF in exchange for an aggregate 461,023 CMOF OP Partnership Units. As a result of CMOF OP’s acquisition of the residual interests in the joint ventures, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Susan Hallenberg will directly or indirectly own 164,585, 164,585, 82,062, and 6,597 CMOF OP Partnership Units, respectively. The number of units to be issued was determined by reference to the underlying asset values supporting the negotiated exchange ratio of one CMOF OP Partnership Unit for 0.8669 CROP Common Units.
For a period of six years after the effective time of the Mergers, pursuant to the terms of the Merger Agreement and subject to certain limitations, CCI will cause the Surviving Entity to honor all rights to indemnification, advancement of expenses and limitation of liability now existing in favor of current and former directors or officers of CMOF and its subsidiaries and of individuals who served in certain capacities for other entities at the request of CMOF or its subsidiaries (the “Indemnified Parties”) with regard to any actual or alleged acts, errors, omissions or claims occurring prior to the effective time of the Mergers by reason of the Indemnified Parties’ position, such rights to be honored solely to the extent provided in (i) the governing documents of CMOF or similar organizational documents or agreements of any subsidiary of CMOF and (ii) any indemnification or similar agreements which CMOF or any of its subsidiaries is a party or bound and which are set forth in the CMOF disclosure letter.
For a period of six years after the effective time of the Mergers, CCI will, or will cause the Surviving Entity to, either (i) maintain the same limits for directors’ and officers’ liability insurance coverage with terms and conditions that are not less advantageous to CMOF’s directors and officers than as provided in CMOF’s existing policies or (ii) obtain pre-paid
“tail” insurance policies for current and former directors and officers of CMOF, with a claims period of at least six years from the effective time of the Mergers and with at least the same coverage and amount and containing terms and conditions that are not less advantageous to CMOF’s directors and officers than as provided in CMOF’s existing policies with respect to actions or omissions which occurred before or at the effective time of the Mergers (including the transactions contemplated by the Merger Agreement).
Relationship of CMOF and CCI
CCPM II, the sponsor, property manager and asset manager of CMOF, is indirectly owned and controlled by CROP, which is controlled by CCI as the sole member of the sole general partner of CROP. Daniel Shaeffer and Chad Christensen are affiliated directors and executive officers of both CMOF and CCI. Gregg Christensen is a director of CMOF and an executive officer of both CMOF and CCI. Susan Hallenberg is an executive officer of both CMOF and CCI. All of CMOF’s investments are owned through joint venture arrangements with CROP.
Directors and Management of the Combined Company After the Mergers
The CCI Board currently consists of five directors, including three independent directors. The current directors of the CCI Board are Chad Christensen (Executive Chairman), Daniel Shaeffer, John Lunt (independent director), Jonathan Gardner (independent director) and Philip White (independent director). All current directors of the CCI Board are expected to comprise the board of directors of the Combined Company following the Mergers.
The executive officers of CCI immediately prior to the effective time of the Mergers are expected to continue to serve as executive officers of the Combined Company after the Mergers, with Daniel Shaeffer continuing to serve as Chief Executive Officer, Chad Christensen continuing to serve as Executive Chairman of the Board of Directors, Enzio Cassinis continuing to serve as President, Adam Larson continuing to serve as Chief Financial Officer, Susan Hallenberg continuing to serve as Chief Accounting Officer and Treasurer, Gregg Christensen continuing to serve as Chief Legal Officer and Secretary, Glenn Rand continuing to serve as Chief Operating Officer, Stan Hanks continuing to serve as Chief Development Officer, Eric Marlin continuing to serve as Executive Vice President, Capital Markets, and Paul Fredenberg continuing to serve as Chief Investment Officer.
Regulatory Approvals Required for the Mergers
CMOF and CCI are not aware of any material federal or state regulatory requirements that must be complied with, or regulatory approvals that must be obtained, in connection with the Mergers.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of the Company Merger to U.S. holders and
non-U.S.
holders (each as defined below) of shares of CMOF Common Stock and of the ownership and disposition of CCI Common Stock received in the Company Merger.
This summary is for general information only and is not tax advice. This summary assumes that holders of CMOF Common Stock and CCI Common Stock hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code. This summary is based upon the Code, Treasury Regulations promulgated under the Code, referred to herein as Treasury Regulations, judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or
non-U.S.
taxes or (iii) tax reporting requirements, in each case, as applicable to the Company Merger. In addition, this discussion does not address U.S. federal income tax considerations applicable to persons or entities that are subject to special treatment under U.S. federal income tax law, including, for example:

•	banks, insurance companies, and other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons or entities who hold shares of CMOF Common Stock (or, following the Company Merger, CCI Common Stock) pursuant to the exercise of any employee stock option or otherwise as compensation;

•	individuals subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	broker, dealers or traders in securities;

•	United States expatriates and former citizens or long-term residents of the United States;

•
persons holding shares of CMOF Common Stock (or, following the Company Merger, CCI Common Stock) as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons or entities deemed to sell CMOF Common Stock (or, following the Company Merger, CCI Common Stock) under the constructive sale provisions of the Code;

•	United States persons or entities whose functional currency is not the U.S. dollar;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by one or more qualified foreign pension funds;

•	“qualified shareholders” as defined in Section 897(k)(3)(A) of the Code; or

•	persons or entities subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
For purposes of this summary, a “holder” means a beneficial owner of shares of CMOF Common Stock (or, following the Company Merger, of CCI Common Stock), and a “U.S. holder,” means a holder that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of the Code) or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this summary, a
“non-U.S.
holder” means a beneficial owner of shares of CMOF Common Stock that is not (i) a partnership, (ii) a U.S. holder or (iii) otherwise subject to special treatment under the Code.
If an entity treated as a partnership for U.S. federal income tax purposes holds shares of CMOF Common Stock (or, following the Company Merger, CCI Common Stock), the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of CMOF Common Stock (or, following the Company Merger, CCI Common Stock) and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
This discussion of material U.S. federal income tax consequences of the Company Merger and of the ownership and disposition of CCI Common Stock received in the Company Merger is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES OF THE COMPANY MERGER AND THE OWNERSHIP AND DISPOSITION OF CCI COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR
NON-U.S.
TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Material U.S. Federal Income Tax Consequences of the Company Merger
Qualification of the Company Merger as a Reorganization
The parties intend for the Company Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the Company Merger that Snell & Wilmer render an opinion to CMOF and DLA Piper render an opinion to CCI to the effect that the Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by CCI and CMOF regarding factual matters (including those contained in the tax representation letters provided by CCI and CMOF), and covenants undertaken by CCI and CMOF. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the Company Merger could differ from those described in the tax opinions and in this summary. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the Company Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. Accordingly, the tax opinions are not a guarantee of the legal outcome of the Company Merger or any tax benefits that may be derived from the Company Merger.

Consequences of the Company Merger
Holders of CMOF Common Stock
. The following discussion summarizes certain material U.S. federal income tax consequences of the Company Merger assuming the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.
U.S. Holders.
A U.S. holder of CMOF Common Stock will receive solely CCI Common Stock in exchange for shares of CMOF Common Stock pursuant to the Company Merger and generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of CCI Common Stock in exchange for shares of CMOF Common Stock in connection with the Company Merger.
A holder will have an aggregate tax basis in CCI Common Stock it receives in the Company Merger equal to the holder’s aggregate tax basis in its CMOF Common Stock surrendered pursuant to the Company Merger. If a holder acquired any of its shares of CMOF Common Stock at different prices and/or at different times, Treasury Regulations provide guidance on how such holder may allocate its tax basis to CCI Common Stock received in the Company Merger. Such holders should consult their tax advisors regarding the proper allocation of their basis among CCI Common Stock received in the Company Merger under these Treasury Regulations.
The holding period of CCI Common Stock received by a holder in connection with the Company Merger will include the holding period of CMOF Common Stock surrendered in connection with the Company Merger. Holders owning blocks of CMOF Common Stock acquired at different times or different prices should consult their tax advisors with respect to identifying the holding periods of the particular shares of CCI Common Stock received in the Company Merger.
Non-U.S.
Holders.
Non-U.S.
holders are generally expected to recognize gain or loss for U.S. federal income tax purposes upon the receipt of CCI Common Stock in exchange for shares of CMOF Common Stock in connection with the Company Merger. Such gain would be measured by the excess of (A) the sum of the fair market value of the Combined Company’s common stock received in the exchange over (B) the
non-U.S.
holder’s adjusted tax basis in its CMOF Common Stock.
CMOF and CCI
. Neither CMOF nor CCI will recognize gain or loss for U.S. federal income tax purposes upon the transfer of CMOF’s assets and liabilities to CCI pursuant to the Company Merger.
Certain Reporting Requirements
Under applicable Treasury Regulations, “significant holders” of CMOF Common Stock generally will be required to comply with certain reporting requirements. A U.S. holder is a “significant holder” if, immediately before the Company Merger, such holder held 1% or more, by vote or value, of the total outstanding CMOF Common Stock or had a basis in CMOF non-stock
securities of at least $1,000,000. Significant holders generally will be required to file a statement with the holder’s U.S. federal income tax return for the taxable year that includes the closing of the Company Merger. That statement must set forth the holder’s tax basis in, and the fair market value of, the shares of CMOF Common Stock surrendered pursuant to the Company Merger (both as determined immediately before the surrender of shares), the date of the Company Merger, and the name and employer identification number of CCI, CMOF and Merger Sub, and the holder will be required to retain permanent records of these facts. U.S. holders should consult their tax advisors as to whether they may be treated as a “significant holder.”
THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE COMPANY MERGER. HOLDERS OF CMOF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS

REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL,
NON-U.S.
AND OTHER APPLICABLE TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
REIT Qualification of CCI
Tax Opinion from Counsel Regarding REIT Qualification of CCI
It is a condition to the obligation of CMOF to complete the Mergers that CMOF receive an opinion of DLA Piper (or other counsel to CCI reasonably satisfactory to CMOF) to the effect that, commencing with CCI’s taxable year ended on December 31, 2019, CCI has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its current and proposed ownership, organization and method of operation have enabled and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and will be based on customary representations made by CCI. This opinion will not be binding on the IRS or the courts.
The Combined Company intends to continue to operate in a manner to qualify as a REIT following the Mergers, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon the ability of the Combined Company to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Combined Company, there can be no assurance that the actual operating results of the Combined Company will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.
Material U.S. Federal Income Tax Considerations Relating to the Combined Company’s Treatment as a REIT and to Holders of CCI Common Stock
This section summarizes the material U.S. federal income tax consequences generally resulting from the Combined Company being taxed as a REIT and the acquisition, ownership and disposition of CCI Common Stock. Note that “CCI” and “Combined Company” are interchangeable solely for purposes of this discussion.
The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. You are urged to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of the securities of the Combined Company and of the election of CCI to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.
Taxation of the Combined Company
CCI has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 2019. CCI believes that it has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with its taxable year ended December 31, 2019, and that its intended manner of operation will enable the Combined Company to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes. However, qualification and taxation as a REIT depend upon the Combined Company’s ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that CCI has been organized and has operated, or that the Combined Company will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if the Combined Company fails to qualify as a REIT.
Provided the Combined Company qualifies for taxation as a REIT, it generally will not be required to pay U.S. federal corporate income taxes on its REIT taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” (i.e. taxation at both the corporate and the stockholder levels) that generally results from investment in a C corporation. The Combined Company will, however, be subject to U.S. federal income taxes as follows:

•
First, the Combined Company will be required to pay regular U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that it does not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•
Second, if the Combined Company has (i) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, the Combined Company will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property the Combined Company acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property.”

•
Third, the Combined Company will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Fourth, if the Combined Company fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, it will be required to pay a tax equal to (i) the greater of (A) the amount by which it fails to satisfy the 75% gross income test and (B) the amount by which it fails to satisfy the 95% gross income test, multiplied by (ii) a fraction intended to reflect its profitability.

•
Fifth, if the Combined Company fails to satisfy any of the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test), as described below, due to reasonable cause and not due to willful neglect, and the Combined Company nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused the Combined Company to fail such test.

•
Sixth, if the Combined Company fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, the Combined Company may retain its REIT qualification, but it will be required to pay a penalty of $50,000 for each such failure.

•
Seventh, the Combined Company will be required to pay a 4% nondeductible excise tax to the extent it fails to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for the year, (ii) 95% of its capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.

•	Eighth, if the Combined Company acquires any asset from a corporation that is or has been a C corporation in a transaction in which the Combined Company’s tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which it acquired the asset, and it subsequently recognizes gain on the disposition of the asset during the five-year period beginning on the date on which it acquired the asset, then it generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) its adjusted tax basis in the asset, in each case determined as of the date on which it acquired the asset.

•	Ninth, the Combined Company’s subsidiaries that are C corporations, including its TRSs described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•	Tenth, the Combined Company will be required to pay a 100% excise tax on transactions with its TRSs that are not conducted on an arm’s-length basis.
The Combined Company and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on its assets and operations.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association that satisfied each of the following requirements:

(1)	It is managed by one or more trustees or directors;

(2)	Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial ownership;

(3)	It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	It is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	It is beneficially owned by 100 or more persons;

(6)
Not more than 50% in value of the outstanding stock or shares of beneficial interest of which are owned, actually or constructively, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of each taxable year;

(7)
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

(8)	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

(9)	It meets certain other requirements, described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.
The Code provides that requirements (1) through (4), and (8) must be satisfied during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT (which, in CCI’s case, was 2019). For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust. For purposes of requirement (8) above, CCI has and the Combined Company will continue to have a calendar taxable year, and thereby satisfies this requirement.

CCI believes that it has been organized and has operated in a manner that has allowed CCI, and will continue to allow the Combined Company, to satisfy conditions (1) through (9) during the relevant time periods. In addition, the CCI Charter provides for restrictions regarding ownership and transfer of CCI’s shares that are intended to assist it in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to the CCI Common Stock is contained in the discussion in this proxy statement/prospectus under “Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock” beginning on page [    ]. These restrictions, however, do not ensure that CCI has previously satisfied, and may not ensure that the Combined Company will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If the Combined Company fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. If, however, the Combined Company complies with the rules contained in applicable Treasury Regulations that require the Combined Company to ascertain the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it will be treated as having met this requirement. See “—Failure to Qualify.”
Ownership of Interests in Partnerships and Limited Liability Companies
The Combined Company owns various direct and indirect interests in entities that are partnerships and limited liability companies for state law purposes. A partnership or limited liability company that has a single owner, as determined under U.S. federal income tax laws, generally is disregarded from its owner for U.S. federal income tax purposes. Many of the partnerships and limited liability companies owned by the Combined Company currently are disregarded from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as its assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.
An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, its proportionate share of the assets and items of gross income of CROP or any other partnership, joint venture or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as the assets and items of gross income of the Combined Company for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), its proportionate share is based on its proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, its proportionate share is based on its proportionate interest in the capital of the entity. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Combined Company’s Ownership of Interests in Entities Taxable as Partnerships.”
The Combined Company has control of its operating partnerships and the subsidiary partnerships and limited liability companies and intends to operate them in a manner consistent with the requirements for the Combined Company’s qualification as a REIT. If the Combined Company becomes a limited partner or non-managing
member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize the Combined Company’s status as a REIT or require it to pay tax, the Combined Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Combined Company to fail a gross income or asset test, and that the Combined Company would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In such a case, the Combined Company could fail to qualify as a REIT unless it were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries
The Combined Company may from time to time own and operate certain properties through wholly owned subsidiaries that it intends to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as the Combined Company’s qualified REIT subsidiary if the Combined Company owns 100% of the corporation’s outstanding stock and does not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries the Combined Company owns are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as the Combined Company’s assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and the Combined Company’s ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in TRSs
The Combined Company and its operating partnerships, own interests in companies that have elected, together with the Combined Company, to be treated as the Combined Company’s TRSs, and it may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS.
Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length
basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of the REIT’s tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to its parent REIT that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to its parent REIT or on its behalf. Rents will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to a parent REIT from a TRS, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by the Combined Company and its subsidiaries in the aggregate and its ability to make distributions to its stockholders and may affect its compliance with the gross income tests and asset tests.
A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or the disposition of property held for sale to customers. See “—Gross Income Tests—Rents from Real Property” and “—Gross Income Tests—Prohibited Transaction Income.” A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% asset test, the 10% vote test or the 10% value test described below. See “—Asset Tests.”
Ownership of Interests in Subsidiary REITs
The Combined Company may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to the Combined Company. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on the Combined Company’s ability to comply with the REIT income and asset tests, and thus could impair the Combined Company’s ability to qualify as a REIT unless it could avail itself of certain relief provisions.
Gross Income Tests
The Combined Company must satisfy two gross income tests annually to qualify and maintain its qualification as a REIT. First, at least 75% of its gross income for each taxable year generally must consist of the following:

•	rents from real property;

•
interest on debt secured by mortgages on real property or on interests in real property and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets (other than gain from prohibited transactions);

•	income and gain derived from foreclosure property; and

•
income derived from the temporary investment of new capital attributable to the issuance of its stock or a public offering of its debt with a maturity date of at least five years and that the Combined Company received during the one-year
period beginning on the date on which the Combined Company received such new capital.

Second, in general, at least 95% of its gross income for each taxable year must consist of income that is qualifying for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (including interest and gain from Nonqualified Publicly Offered REIT Debt Instruments) or any combination of these.
Cancellation of indebtedness income and gross income from certain sales of property that the Combined Company holds primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.
The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to the Combined Company.
Rents from Real Property.
Rents the Combined Company receives from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount the Combined Company receives or accrues generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	Neither the Combined Company nor an actual or constructive owner of 10% or more of its capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate
tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents the Combined Company receives from such a tenant that is a TRS of the Combined Company, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by the Combined Company’s other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease;

•
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, the Combined Company may transfer a portion of such personal property to a TRS; and

•
The Combined Company generally may not operate or manage the property or furnish or render noncustomary services to its tenants, subject to a 1% de minimis exception and except as provided below. The Combined Company may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, the Combined Company may employ an independent contractor from whom it derives no revenue to provide customary services to the Combined Company’s tenants, or a TRS (which may be wholly or partially owned by the Combined Company) to provide both customary and non-customary
services to the Combined Company’s tenants without causing the rent the Combined Company receives from those tenants to fail to qualify as “rents from real property.”

The Combined Company generally does not intend, and, as the managing member of the general partner of its operating partnerships, it does not intend to permit its operating partnerships, to take actions it believes will cause it to fail to satisfy the rental conditions described above. However, there can be no assurance that the IRS would not challenge its conclusions, including the calculation of its personal property ratios, or that a court would agree with its conclusions. If such a challenge were successful, the Combined Company could fail to satisfy the 75% or 95% gross income test and thus potentially lose its REIT status.
Interest.
For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time the Combined Company committed to acquire the loan, the loan will be treated as secured by real property. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property will be treated as a wholly qualifying real estate asset and all interest will be qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.
Prohibited Transaction Income.
Any gain that the Combined Company realizes on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by its operating partnerships, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of the general partner of its operating partnerships, the Combined Company intends to cause its operating partnerships to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with its investment objectives. The Combined Company does not intend and does not intend to permit its operating partnerships or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions.
However, the IRS may successfully contend that some or all of the sales made by the Combined Company’s operating partnerships or its subsidiary partnerships or limited liability companies are prohibited transactions. The Combined Company would be required to pay the 100% penalty tax on its allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will generally be subject to regular U.S. federal corporate income tax.
Hedging Transactions.
From time to time, the Combined Company may enter into hedging transactions with respect to one or more of its assets or liabilities. The Combined Company’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (i) any transaction the Combined Company enters into in the normal course of its business primarily to manage risk of (A) interest rate changes or fluctuations with respect to borrowings made or to be made by it to acquire or carry real estate assets, or (B) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income tests or any property which generates such income and (ii) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that the Combined Company does not properly identify such transactions as hedges or it hedges with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. The Combined Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.
TRS Income.
To the extent the Combined Company’s TRSs pay dividends or interest, its allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property). The Combined Company will monitor the amount of the dividend and other income from its TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although the Combined Company expects these actions will be sufficient to prevent a violation of the gross income tests, it cannot guarantee that such actions will in all cases prevent such a violation.
Failure to Satisfy Gross Income Tests.
The Combined Company intends to monitor its sources of income, including any non-qualifying
income received by it, and manage its assets so as to ensure its compliance with the gross income tests. If the Combined Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Combined Company may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. The Combined Company generally may make use of the relief provisions if (i) its failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following its identification of the failure to meet the 75% or 95% gross income tests for any taxable year, it files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with the applicable Treasury Regulations.
It is not possible, however, to state whether in all circumstances the Combined Company would be entitled to the benefit of these relief provisions. As discussed above in “—Taxation of the Combined Company,” even if these relief provisions apply, and the Combined Company retains its status as a REIT, a tax would be imposed with respect to its nonqualifying income.
Asset Tests
At the close of each calendar quarter of its taxable year, the Combined Company must also satisfy certain tests relating to the nature and diversification of its assets.
First, at least 75% of the value of the Combined Company’s total assets must generally consist of:

•	Cash or cash items, including certain receivables and shares in certain money market funds;

•	Government securities;

•	Interests in real property, including leaseholds and options to acquire real property and leaseholds;

•
Interests in mortgage loans secured by real property, and interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	Stock or shares of beneficial interest in other REITs;

•
Investments in stock or debt instruments during the
one-year
period following its receipt of new capital that the Combined Company raises through equity offerings or public offerings of debt with at least a five-year term;

•	Debt instruments of publicly offered REITs; and

•	Personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, under the “5% asset test,” of the Combined Company’s assets that are not qualifying assets for purposes of the 75% asset test described above, the value of the Combined Company’s interest in any one issuer’s securities may not exceed 5% of the value of its total assets.
Third, of the Combined Company’s assets that are not qualifying assets for purposes of the 75% asset test described above, the Combined Company may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”
Fourth, no more than 20% of the value of the Combined Company’s total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of the Combined Company’s total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of the Combined Company’s total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments are not secured by real property or an interest in real property.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include securities that qualify under the 75% asset test, securities of a TRS and equity interests in an entity taxed as a partnership for U.S. federal income tax purposes. For purposes of the 10% value test, the term “securities” also does not include: certain “straight debt” securities; any loan to an individual or an estate; most rental agreements and obligations to pay rent; any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes in which the Combined Company is an owner to the extent of its proportionate interest in the debt and equity securities of the entity; and any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”
From time to time the Combined Company may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a TRS. The Combined Company intends that its ownership of any such securities will be structured in a manner that allows it to comply with the asset tests described above. The Combined Company believes that the assets that the Combined Company holds satisfy the foregoing asset test requirements. The Combined Company will not obtain, nor is the Combined Company required to obtain under the U.S. federal income tax laws, independent appraisals to support its conclusions as to the value of its assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that its ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Failure to Satisfy Asset Tests.
The Combined Company will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests. Nevertheless, if the Combined Company fails to satisfy the asset tests at the end of a calendar quarter, it will not lose its REIT status if (i) the Combined Company satisfied the asset tests at the end of the preceding calendar quarter and (ii) the discrepancy between the value of the Combined Company’s assets and the asset test requirements arose from changes in the market values of its assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying
assets. If the Combined Company did not satisfy the second condition described in the preceding sentence, the Combined Company still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
In the event that the Combined Company violates the 5% asset test, the 10% vote test or the 10% value test described above, the Combined Company will not lose its REIT status if (i) the failure is de minimis
(up to the lesser of 1% of its assets or $10 million) and (ii) the Combined Company disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which the Combined Company identifies such failure. In the event of a failure of any of such asset tests other than a de minimis
failure, as described in the preceding sentence, the Combined Company will not lose its REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) the Combined Company files a description of each asset causing the failure with the IRS, (iii) the Combined Company disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which the Combined Company identifies the failure and (iv) the Combined Company pays a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the non-qualifying
assets during the period in which the Combined Company failed to satisfy the asset tests.

Annual Distribution Requirements
To maintain the Combined Company’s qualification as a REIT, each taxable year it is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

•	90% of its REIT taxable income; and

•	90% of its after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of its REIT taxable income, computed without regard to the dividends paid deduction and its net capital gain.
For these purposes, the Combined Company’s REIT taxable income is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash
income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
The Combined Company generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. Dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by the Combined Company and received by its stockholders on December 31 of the year in which they are declared. Additionally, at the Combined Company’s election, a distribution will be treated as paid in a taxable year if it is declared before the Combined Company timely files its tax return for such year and is paid on or before the first regular dividend payment after such declaration, provided such payment is made during the
12-month
period following the close of such year. These distributions are treated as received by the Combined Company’s stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.
In order to be taken into account for purposes of the Combined Company’s distribution requirement, except as provided below, the amount distributed must not be preferential – i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by the Combined Company, provided it qualifies as a “publicly offered REIT.” CCI believes that it is, and expects the Combined Company will continue to be, a publicly offered REIT. However, Subsidiary REITs that the Combined Company may own from time to time may not be publicly offered REITs.
To the extent that the Combined Company does not distribute all of its net capital gain, or distributes at least 90%, but less than 100%, of its REIT taxable income, it will be required to pay regular U.S. federal corporate income tax on the undistributed amount. CCI believes that it has made, and the Combined Company intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize its corporate tax obligations. In this regard, the partnership agreements of the Combined Company’s operating partnerships authorize the Combined Company to take such steps as may be necessary to cause its operating partnerships to distribute to its partners an amount sufficient to permit the Combined Company to meet these distribution requirements and to minimize its corporate tax obligation.
Under some circumstances, the Combined Company may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to its stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In that case, the Combined Company may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, the Combined Company will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of the Combined Company’s REIT distribution requirements, it will be treated as an additional distribution to the Combined Company’s stockholders in the year such dividend is paid. In addition, if a dividend the Combined Company has paid is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.
Furthermore, the Combined Company will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year at least the sum of 85% of its ordinary income for such year, 95% of its capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
CCI expects that the Combined Company’s REIT taxable income will be less than its cash flow because of depreciation and other non-cash
charges included in computing REIT taxable income. Accordingly, CCI anticipates that the Combined Company generally will have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, the Combined Company may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining its taxable income. In addition, the Combined Company may decide to retain its cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, the Combined Company may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving its cash.
Like-Kind Exchanges
The Combined Company and/or its subsidiaries may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require the Combined Company to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Foreclosure Property
The foreclosure property rules permit the Combined Company (by its election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, the Combined Company would be subject to the U.S. federal corporate income tax on the net non-qualifying
income from “foreclosure property,” and the
after-tax
amount would increase the dividends it would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% gross income test.
Foreclosure property treatment will end on the first day on which the Combined Company enters into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% gross income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years.

Failure to Qualify
If the Combined Company discovers a violation of a provision of the Code that would result in its failure to qualify as a REIT, certain specified cure provisions may be available to it. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If the Combined Company fails to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be required to pay regular U.S. federal corporate income tax on its taxable income. Distributions to stockholders in any year in which the Combined Company fails to qualify as a REIT will not be deductible by it. As a result, CCI anticipates that the Combined Company’s failure to qualify as a REIT would reduce the cash available for distribution by it to its stockholders. In addition, if the Combined Company fails to qualify as a REIT, it will not be required to distribute any amounts to its stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of its current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate
stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income.
Non-corporate
stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations and a minimum 45 day holding period with respect to the Combined Company’s stock. If the Combined Company fails to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by it. Unless entitled to relief under specific statutory provisions, the Combined Company would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which it loses its qualification. It is not possible to state whether in all circumstances the Combined Company would be entitled to this statutory relief.
Tax Aspects of the Combined Company’s Ownership of Interests in Entities Taxable as Partnerships
The Combined Company may own interests in partnerships, including CROP. CROP is treated as a partnership for U.S. federal tax purposes. The following discussion summarizes the material U.S. federal income tax considerations that are applicable to the Combined Company’s direct and indirect investments in entities that are treated as partnerships for U.S. federal income tax purposes. The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.
Classification as Partnerships
The Combined Company is required to include in its income its distributive share of each partnership’s income and are allowed to deduct its distributive share of each partnership’s losses, but only if the partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it (i) is treated as a partnership under the Treasury Regulations relating to entity classification, or the
“check-the-box
regulations” and (ii) is not a “publicly traded partnership.”
Under the
check-the-box
regulations, an unincorporated domestic entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes. CROP intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association treated as a corporation.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. If any partnership, including an operating partnership, does not qualify for any safe harbor and is treated as a publicly traded partnership, CCI believes that such partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.
CCI has not requested, and does not intend to request, a ruling from the IRS that any of its subsidiary partnerships is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a subsidiary partnership was treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, the Combined Company may not be able to qualify as a REIT, unless it qualifies for certain statutory relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a subsidiary partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case CCI might incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of the subsidiary partnership would not pass through to CCI, and CCI would be treated as a stockholder for U.S. federal income tax purposes. Consequently, the subsidiary partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to CCI would constitute dividends that would not be deductible in computing the partnership’s taxable income.
Allocations of Income, Gain, Loss and Deduction
Although a partnership agreement (or limited liability company agreement) generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.
Tax Allocations With Respect to Contributed Properties
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value (or book value) of the contributed property, and its adjusted tax basis at the time of contribution (this difference is referred to as a book-tax
difference), as adjusted from time to time. As a result of the OP Merger, CMOF OP will be considered a contributing partner. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
CROP or other operating partnerships may, from time to time, acquire interests in property in exchange for interests in the acquiring operating partnership. In that case, the tax basis of these property interests generally will carry over to the acquiring operating partnership, notwithstanding their different book (
i.e.
, fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax
differences. Depending on the method the Combined Company chooses or has agreed to in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the operating partnerships (i) could cause the Combined Company to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (ii) could cause the Combined Company to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to it as a result of such sale, with a corresponding benefit to the other partners in the Combined Company’s operating partnerships. An allocation described in clause (ii) above might cause the Combined Company or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect the Combined Company’s ability to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by CROP or another operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply to the acquisition transaction.
Partnership Audit Rules
Under current partnership audit rules, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that this may result in partnerships in which the Combined Company directly or indirectly invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and the Combined Company, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though the Combined Company, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in the Combined Company’s common stock.
Material U.S. Federal Income Tax Consequences to Holders of the Combined Company’s Common Stock
The following summary describes the principal U.S. federal income tax consequences to stockholders of purchasing, owning and disposing of the Combined Company’s common stock. Stockholders should consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation as well as any consequences of the acquisition, ownership and disposition of the Combined Company’s common stock arising under the laws of any state, local or foreign taxing jurisdiction.
Taxation of Taxable U.S. Holders of the Combined Company’s Common Stock
Distributions Generally.
If the Combined Company qualifies as a REIT, distributions made out of its current or accumulated earnings and profits that it does not designate as capital gain dividends will be ordinary dividend income to taxable U.S. holders when actually or constructively received. A corporate U.S. holder will not qualify for the dividends-received deduction generally available to corporations. Ordinary dividends paid by the Combined Company also generally will not qualify for the preferential long-term capital gain tax rate applicable to “qualified dividends” unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by the Combined Company from non-REIT
corporations, such as any TRSs or (ii) income recognized by the Combined Company and on which the Combined Company has paid U.S. federal corporate income tax. The Combined Company does not expect a meaningful portion of its ordinary dividends to be eligible for taxation as qualified dividends. However, stockholders that are individuals, trusts or estates generally may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. This deduction is scheduled to expire after 2025.

Any distribution declared by the Combined Company in October, November or December of any year on a specified date in any such month will be treated as both paid by the Combined Company and received by the Combined Company’s stockholders on December 31 of that year, provided that the distribution is actually paid by the Combined Company no later than January 31 of the following year. Distributions made by the Combined Company in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by the Combined Company in excess of accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares of the Combined Company stock will be treated as gain from the sale of such shares. See “Dispositions of the Combined Company’s Common Stock” below.
Capital Gain Dividends.
Distributions to U.S. holders that the Combined Company properly designates as capital gain dividends will be taxed as long term capital gains (to the extent they do not exceed the Combined Company’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held the Combined Company’s shares. However, U.S. holders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.
Retention of Net Capital Gains.
If the Combined Company elects to retain and pay income tax on any net long-term capital gain, each of the Combined Company’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of the Combined Company’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by the Combined Company on such retained capital gains and increase the basis of its shares of the Combined Company’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.
Dispositions of the Combined Company’s Common Stock.
 If a U.S. holder sells or disposes of shares of the Combined Company’s common stock, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from the Combined Company which were required to be treated as long-term capital gains.
Redemption of Shares of the Combined Company’s Preferred Stock
. The treatment to be accorded to any redemption by the Combined Company of shares of preferred stock can only be determined on the basis of particular facts as to each U.S. holder of preferred stock at the time of redemption. In general, a U.S. holder of preferred stock will recognize capital gain or loss (provided the preferred stock are held as a capital asset) measured by the difference between the amount realized by the U.S. holder upon the redemption and such U.S. holder’s adjusted tax basis in the preferred stock redeemed if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of shares of the Combined Company under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate” with respect to the U.S. holder’s interest in the Combined Company under Section 302(b)(2) of the Code (which will not be the case if only preferred stock are redeemed, since they generally do not have voting rights) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of preferred stock under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. U.S. holders of preferred stock should consult their tax advisors regarding the application of these rules.
Taxation of
Tax-Exempt
Holders of the Combined Company’s Common Stock
Tax-exempt
entities are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by the

Combined Company and gain arising upon a sale of shares of the Combined Company’s common stock generally should not be UBTI to a tax-exempt
holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt
holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt
holder.
For
tax-exempt
holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in the Combined Company’s shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in the Combined Company’s shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of the Combined Company’s stock contained in the Combined Company’s charter, CCI does not expect the Combined Company to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to its holders.
Material U.S. Federal Income Tax Consequences of the Company Merger to
Non-U.S.
Holders
As CMOF is a “U.S. real property holding corporation” under Section 897(c)(2) and a “U.S. real property interest” under Section 897(c) of the Code (a “USRPI”), a
non-U.S.
holder of CMOF Common Stock would generally recognize gain or loss upon receipt of the Combined Company’s Common Stock in exchange for its CMOF Common Stock in connection with the Company Merger unless the following three requirements are satisfied:

•	The Combined Company’s Common Stock that the non-U.S. holder receives in the exchange is a USRPI.

•
Immediately following the exchange, the
non-U.S.
holder would be subject to U.S. taxation within the meaning of Treasury Regulations
Section 1.897-5T(d)(1)
on a disposition of the Combined Company’s Common Stock received in the exchange.

•	The non-U.S. holder complies with the filing requirement in Treasury Regulations Section §1.897-5T(d)(1)(iii).
As discussed below, CCI believes that it will be a “domestically controlled qualified investment entity” and thus not a USRPI. As such, the Section 368(a) nonrecognition provisions will likely not be applicable to the
non-U.S.
holder. If a
non-U.S.
holder were subject to tax on its exchange of CMOF Common Stock in the Company Merger, its gain would be measured by the excess of (A) the sum of the fair market value of the Combined Company’s common stock received in the exchange over (B) the
non-U.S.
holder’s adjusted tax basis in its CMOF Common Stock. The rules related to the disposition of USRPIs by
non-U.S.
holders are exceedingly complex and
non-U.S.
holders are urged to consult their own tax advisors on the applicability of these provisions.
Taxation of
Non-U.S.
Holders of the Combined Company’s Common Stock
The rules governing
non-U.S.
holders are complex and no attempt is made herein to provide more than a brief summary of such rules. The Combined Company urges
non-U.S.
holders to consult their tax advisors to determine the impact of U.S. federal, state, local and
non-U.S.
income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of its common stock, including any reporting requirements.

Distributions Generally.
 Distributions made by the Combined Company to
non-U.S.
holders that are not attributable to gains from sales or exchanges by the Combined Company of United States real property interests (“USRPIs”), and that are not designated by the Combined Company as capital gain dividends will be treated as ordinary dividends to the extent that they are made out of the Combined Company’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate on the gross amount of the dividend paid, unless reduced or eliminated by an applicable income tax treaty. The Combined Company expects to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such dividends paid to a
non-U.S.
holder unless a lower treaty rate applies and the
non-U.S.
holder has filed an applicable IRS Form
W-8
with CCI or the Combined Company, certifying the
non-U.S.
holder’s entitlement to treaty benefits.
If the investment in the Combined Company’s stock is treated as effectively connected with the conduct by the
non-U.S.
holder of a U.S. trade or business, the
non-U.S.
holder generally will be subject to a tax at the rates applicable to ordinary income, in the same manner as a U.S. holder is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a
non-U.S.
holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a
non-U.S.
holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of CCI stock unless such
non-U.S.
holder has filed an IRS Form
W-8ECI
with CCI or the Combined Company.
Distributions in excess of the Combined Company’s current and accumulated earnings and profits will not be taxable to a
non-U.S.
holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s common stock. Instead, the excess portion of such distribution will reduce the
non-U.S.
holder’s tax basis in its Combined Company stock. To the extent that such distributions exceed the
non-U.S.
holder’s adjusted tax basis in such common stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain
non-U.S.
holders. For withholding purposes, CCI expects the Combined Company to treat all distributions as made out of its current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of the Combined Company’s current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.
Distributions to a
non-U.S.
holder that the Combined Company properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•
the investment in the Combined Company’s common stock is treated as effectively connected with the conduct by the
non-U.S.
holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the
non-U.S.
holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the
non-U.S.
holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a
non-U.S.
holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•
the
non-U.S.
holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the
non-U.S.
holder will be subject to U.S. federal income tax at a rate of 30% on the
non-U.S.
holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such
non-U.S.
holder (even though the individual is not considered a resident of the United States), provided the
non-U.S.
holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a
non-U.S.
holder that are attributable to gain from sales or exchanges by the Combined Company of USRPIs,

whether or not designated as capital gain dividends, will cause the
non-U.S.
holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business.
Non-U.S.
holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. The Combined Company also will be required to withhold and to remit to the IRS 21% (under current law) of any distribution to
non-U.S.
holders attributable to gain from sales or exchanges by the Combined Company of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a
non-U.S.
holder that is a corporation. The amount withheld is creditable against the
non-U.S.
holder’s U.S. federal income tax liability. However, distributions to certain
non-U.S.
publicly traded stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Combined Company’s capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA.
Non-U.S.
holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.
 Although the law is not clear on the matter, it appears that amounts the Combined Company designates as retained net capital gains in respect of its common stock should be treated with respect to
non-U.S.
holders as actual distributions of capital gain dividends. Under this approach, the
non-U.S.
holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by the Combined Company on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Combined Company exceeds their actual U.S. federal income tax liability. If the Combined Company were to designate any portion of its net capital gain as retained net capital gain,
non-U.S.
holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Dispositions of the Combined Company’s Common Stock.
Gain realized by a
non-U.S.
holder upon the sale, exchange or other taxable disposition of the Combined Company’s common stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. The Combined Company’s common stock will not constitute a USRPI so long as it is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United
States persons, subject to certain rules. CCI believes, but cannot guarantee, that the Combined Company will be a “domestically controlled qualified investment entity.”
In addition, dispositions of the Combined Company’s common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Combined Company’s capital stock. Furthermore, dispositions of the Combined Company’s common stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA.
Non-U.S.
holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of the Combined Company’s common stock not otherwise subject to FIRPTA will be taxable to a
non-U.S.
holder if either:

•
the gain is treated as effectively connected with the conduct by the
non-U.S.
holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the
non-U.S.
holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the
non-U.S.
holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a
non-U.S.
holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items; or

•
the
non-U.S.
holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the
non-U.S.
holder will be subject to a 30% tax on its capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such
non-U.S.
holder (even though the individual is not considered a resident of the United States), provided the
non-U.S.
holder has timely filed U.S. federal income tax returns with respect to such losses.

If gain on the sale, exchange or other taxable disposition of the Combined Company’s common stock were subject to taxation under FIRPTA, the
non-U.S.
holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of the Combined Company’s common stock were subject to taxation under FIRPTA, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Information Reporting and Backup Withholding
U.S. Holders
The Combined Company will report to its U.S. holders and to the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) when such holder receives payments on the Combined Company’s common stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt
organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

A holder who does not provide the Combined Company with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S.
Holders
Payments of dividends on the Combined Company’s common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its
non-U.S.
status, such as by furnishing a valid IRS Form
W-8BEN,
W-8BEN-E
or
W-8ECI,
or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Combined

Company’s common stock paid to the
non-U.S.
holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a
non-U.S.
office of a
non-U.S.
broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the
non-U.S.
holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a
non-U.S.
holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. The temporary 20% deduction (scheduled to expire after 2025) with respect to ordinary REIT dividends received by noncorporate taxpayers is likely not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of the Combined Company’s common stock.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to
non-U.S.
financial institutions and certain other
non-U.S.
entities. Specifically, a 30% withholding tax may be imposed on dividends on the Combined Company’s common stock or gross proceeds from the sale or other disposition of the Combined Company’s common stock, in each case paid to a “foreign financial institution” or a
“non-financial
foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial
foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial
foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant
foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Combined Company’s common stock and to payments of gross proceeds from a sale or redemption of the Combined Company’s common stock. However, under recently proposed Treasury Regulations that may be relied on pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. Because the Combined Company may not know the extent to which a distribution is a dividend for U.S.

federal income tax purposes at the time it is made, for purposes of these withholding rules it may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Combined Company’s common stock.
Tax Reform Proposals
There are currently numerous competing legislative proposals that would make substantial and comprehensive changes in federal income taxation. It is not possible to determine at this point the effects that any of these proposals, if enacted, may have on the Combined Company, its stockholders and the business and economic environment in which it operates. Prospective investors are urged to consult their advisors regarding the potential impact of the pending proposals.
Other Tax Consequences
State, local and
non-U.S.
income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or
non-U.S.
jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and
non-U.S.
tax laws with respect to the Combined Company’s tax treatment as a REIT and on an investment in the Combined Company’s common stock.
ACCOUNTING TREATMENT
CCI prepares its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The Merger will be accounted for as an equity transaction as the projects CMOF has invested in with CROP are, or with respect to Block C, will be, consolidated by CCI at the time of the closing of the Mergers. On June 28, 2022, CCI obtained a controlling interest in Block C and consolidated the project. As of that date, CMOF’s ownership in all three of its joint ventures with CROP were presented as noncontrolling interests in CCI’s consolidated financial statements. In an equity transaction, no gain or loss from the acquisition of additional interests in a consolidated entity is recognized, nor is a step up to fair value recognized for the portion of the entity’s net assets that corresponds to the additional interests acquired. The difference between the consideration paid by CCI and the change in noncontrolling interest attributable to CMOF will be recorded as an adjustment to equity.
ISSUANCE OF SHARES IN THE COMPANY MERGER
CCI will appoint SS&C as the exchange agent to record the issuance on the stock records of CCI of the amount of CCI Common Stock equal to the Merger Consideration that is issuable to each holder of shares of CMOF Common Stock (including any fractional shares). Shares of CCI Common Stock issuable as Merger Consideration in exchange for shares of CMOF Common Stock will be in uncertificated book-entry form.
DISTRIBUTIONS
The Merger Agreement permits CCI to continue to pay regular distributions to its common stockholders in accordance with past practice and at a rate not in excess of the regular cash dividend most recently declared prior to the date of the Merger Agreement with respect to CCI Common Stock, subject to customary increases in accordance with past practices, for the period up to the closing date.

The Merger Agreement also permits CROP to continue to pay regular distributions in accordance with past practice.
EXIT REPORT FOR CMOF COMMON STOCK
If the Mergers are completed, CMOF will file an exit report on Form
1-Z
with the SEC and will no longer file reports with the SEC.

THE MERGER AGREEMENT
This section of this proxy statement/prospectus summarizes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. This summary is qualified in its entirety by reference to Annex A. As a stockholder, you are not a third-party beneficiary of the Merger Agreement, and therefore you may not directly enforce any of its terms and conditions.
This summary may not contain all of the information about the Merger Agreement that is important to you. CMOF and CCI urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the Mergers. The Merger Agreement is not intended to provide you with any factual information about CMOF or CCI. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by certain disclosure letters each of the parties delivered to the other in connection with the signing of the Merger Agreement, which modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. In addition, the representations and warranties are qualified by information that each of CMOF and CCI filed with the SEC prior to the effective date of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by stockholders or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of CMOF and CCI files with the SEC and the other information in this proxy statement/prospectus. See “Where You Can Find More Information” on page [    ].
CMOF and CCI acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, each of them is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement/prospectus not misleading.
The Mergers
Pursuant to the Merger Agreement, on the closing date, CMOF will be merged with and into Merger Sub and the separate existence of CMOF will cease. Merger Sub will continue as the Surviving Entity in the Company Merger and will remain a wholly owned subsidiary of CCI. At the effective time of the Company Merger, all of the properties, rights, privileges, powers and franchises of CMOF and Merger Sub will vest in the Surviving Entity, and all debts, liabilities, duties and obligations of CMOF and Merger Sub will become the debts, liabilities, duties and obligations of the Surviving Entity.
Pursuant to the Merger Agreement, on the closing date, CMOF OP will be merged with and into CROP and the separate existence of CMOF OP will cease. CROP will continue as the surviving partnership in the OP Merger and will remain a wholly owned subsidiary of CCI. At the effective time of the OP Merger, all of the properties, rights, privileges, powers and franchises of CMOF OP and CROP will vest in the surviving partnership, and all debts, liabilities, duties and obligations of CMOF OP and CROP will become the debts, liabilities, duties and obligations of the surviving partnership.
Effective Time; Closing Date
On the closing date, CMOF and Merger Sub will cause articles of merger (the “Articles of Merger”) to be executed and filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”). The Company Merger will become effective upon the later of the acceptance for record of the Articles of Merger by the SDAT or on such other date and time (not to exceed 30 days from the date the Articles of Merger are accepted for record by the SDAT) as may be agreed between the parties to the Merger Agreement and specified in the Articles of Merger.
Immediately following the effective time of the Company Merger, CMOF OP and CROP will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware. The OP Merger will become effective after the effective time of the Company Merger on the date and time at which the certificate of merger has been filed with, and accepted for record by, the Secretary of State of the State of Delaware or at such other date and time as is agreed between the parties to the Merger Agreement and specified in the certificate of merger. The parties to the Merger Agreement will cause the effective time of the OP Merger to occur immediately after the effective time of the Company Merger.
The Merger Agreement provides that the closing of the Mergers will take place at 10:00 a.m. Eastern time no later than the third business day following the date on which the last of the conditions to closing of the Mergers described below under “—Conditions to Completion of the Mergers” have been satisfied or waived (other than the conditions that by their terms are required to be satisfied and waived at the closing, but subject to the satisfaction or waiver of such conditions) or such other date as agreed to by CMOF and CCI.
Governing Documents
The CCI Charter, as supplemented and amended, will be the charter of CCI following the Mergers. The articles of organization and the operating agreement of Merger Sub will be unaffected by the Mergers. The certificate of limited partnership of CROP and the CROP Partnership Agreement will be unaffected by the Mergers. See “Summary of CROP Partnership Agreement” beginning on page [    ] for a summary of certain material terms of the amended and restated limited partnership agreement.
Consideration to be Received in the Mergers
Company Merger
At the effective time of the Company Merger and by virtue of the Company Merger, each share of CMOF Common Stock issued and outstanding immediately prior to the effective time of the Company Merger (other than shares of CMOF Common Stock owned by CCI or any wholly owned subsidiary of CCI or CMOF) will be converted automatically into the right to receive 0.8669 shares of CCI Common Stock. In accordance with the Merger Agreement, CCI will appoint SS&C as the exchange agent to record the issuance on the stock records of CCI of the amount of CCI Common Stock equal to the Merger Consideration that is issuable to each holder of shares of CMOF Common Stock (including any fractional shares thereof).
OP Merger
At the effective time of the OP Merger and by virtue of the OP Merger, each CMOF OP Partnership Unit issued and outstanding immediately prior to the effective time of the OP Merger (other than CMOF OP Partnership Units owned by CCI, CMOF or any wholly owned subsidiary of CCI or CMOF) will be converted automatically into the right to receive 0.8669 CROP Common Units.
Tax Withholding
Payment of the Merger Consideration under the Merger Agreement is subject to applicable tax withholding requirements.
No Appraisal Rights
No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL, will be available to holders of CMOF Common Stock with respect to the Company Merger.

Representations and Warranties
The Merger Agreement contains a number of representations and warranties made by each of the CMOF Parties and CCI Parties. The representations and warranties were made by the respective parties as of the date of the Merger Agreement and do not survive the effective time of the Mergers or any earlier termination of the Merger Agreement. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letters delivered in connection therewith.
Representations and Warranties of the CMOF Parties
The CMOF Parties made representations and warranties in the Merger Agreement relating to, among other things:

•	organization, valid existence, organizational documents, good standing, qualification to do business, and subsidiaries;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	CMOF Board and CMOF Special Committee approvals;

•	stockholder vote in connection with the Company Merger;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	capitalization;

•	SEC filings and financial statements;

•	inapplicability of the Investment Company Act;

•	absence of improper payments;

•	absence of certain changes to the conduct of CMOF’s business or any “material adverse effect” to CMOF, in each case, since December 31, 2021;

•	no undisclosed liabilities;

•	permits and compliance with law;

•	litigation;

•	real properties and leases;

•	environmental matters;

•	material contracts;

•	tax matters;

•	intellectual property;

•	insurance;

•	absence of employees and employee benefit plans;

•	related-party transactions;

•	broker’s, finder’s, investment banker’s or other similar fees;

•	receipt of CBRE Capital’s written Opinion; and

•	exemption of the Mergers from anti-takeover statutes.

Representations and Warranties of the CCI Parties
The CCI Parties made representations and warranties in the Merger Agreement relating to, among other things:

•	organization, valid existence, organizational documents, good standing, qualification to do business and subsidiaries;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	CCI Board and CCI Conflicts Committee approvals;

•	absence of any conflict with or violation of organizational documents or applicable laws;

•	capitalization;

•	availability of shares of CCI Common Stock and CROP Common Units to be issued as the Merger Consideration;

•	SEC filings and financial statements;

•	internal accounting controls, compliance with the Sarbanes-Oxley Act, and the absence of improper payments;

•	inapplicability of the Investment Company Act;

•	absence of any “material adverse effect” to CCI since December 31, 2021;

•	no undisclosed liabilities;

•	permits and compliance with law;

•	litigation;

•	real properties and leases;

•	environmental matters;

•	material contracts;

•	tax matters, including qualification as a REIT;

•	insurance;

•	broker’s, finder’s, investment banker’s, or other similar fees;

•	benefit plans;

•	related party transactions;

•	receipt of an opinion from the CCI Conflicts Committee’s financial advisor; and

•	the purposes, activities and ownership of Merger Sub.
Definition of “Material Adverse Effect”
Many of the representations of the CMOF Parties and the CCI Parties are qualified by a “material adverse effect” standard (for example, they will be deemed to be true and correct unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, “material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence, that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of CMOF and its subsidiaries, taken as a whole, or CCI and its subsidiaries, taken as a whole, as applicable, or (ii) would reasonably be expected to prevent or materially impair the ability of the CMOF Parties or the CCI Parties, as applicable, to consummate the Mergers before the Outside Date.

However, any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from the following will not be deemed to constitute, or be taken into account in determining whether a material adverse effect has occurred for the applicable party:

(i)
any failure of CMOF or CCI, as applicable, to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a material adverse effect),

(ii)	any changes that generally affect the residential real estate industry in which the CMOF and its subsidiaries or CCI and its subsidiaries, as applicable, operate,

(iii)	any changes in the U.S. or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates,

(iv)	any changes in the regulatory or political conditions in the United States or in any other country or region of the world,

(v)	the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date of the Merger Agreement,

(vi)	the taking of any action expressly required by the Merger Agreement,

(vii)	earthquakes, hurricanes, floods or other natural disasters,

(viii)
any epidemic, pandemic or disease outbreak (including the
COVID-19
pandemic or any
COVID-19
measures) and any material worsening of any epidemic, pandemic or disease outbreak threatened or existing as of the date hereof or any shutdown or material limiting of certain U.S. or foreign federal, state or local government services, declaration of martial law, quarantine or similar directive, guidance, policy or other similar action by any governmental authority in connection with any epidemic, pandemic or disease outbreak,

(ix)	changes or prospective changes in GAAP or in any law of general applicability unrelated to the Mergers (or the interpretation or enforcement of the foregoing), or

(x)
the public announcement of the Merger Agreement or the pendency of the Merger Agreement, including the impact thereof on the relationships of CMOF and its subsidiaries or CCI and its subsidiaries, as applicable, with their respective partners or other material third-party business relations;

provided, however, that if any event described in any of clauses (ii), (iii), (iv), (v), (vii), (viii) and (ix) has had a disproportionate adverse impact on CMOF and its subsidiaries, taken as a whole, or CCI and its subsidiaries, taken as a whole, relative to other companies in the residential real estate industry in the geographic regions in which CMOF and its subsidiaries or CCI and its subsidiaries operate, then only the disproportionate incremental impact of such event will be taken into account for the purpose of determining whether a material adverse effect has occurred.
Covenants and Agreements
Conduct of the Business of CMOF Pending the Mergers
CMOF has agreed to certain restrictions on itself and its subsidiaries until the earlier of the effective time of the Mergers or the valid termination of the Merger Agreement. In general, except with the prior written consent of CCI (which consent will not be unreasonably withheld, conditioned or delayed), or as may be expressly contemplated by the Merger Agreement or the disclosure letter attached thereto, or to the extent required by law, CMOF has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course of business, and use all reasonable efforts to (i) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties, and (ii) maintain its material assets and properties in their current condition (normal wear and tear and damage excepted).
Without limiting the foregoing, CMOF has also agreed that, except with CCI’s prior written approval (which consent will not be unreasonably withheld, conditioned or delayed), or as may be expressly contemplated by the Merger Agreement or the disclosure letter attached thereto, or to the extent required by law, it will not, and it will not permit any of its subsidiaries to:

•
amend or propose to amend the CMOF Charter or the CMOF Bylaws, the certificate of limited partnership of CMOF OP, the CMOF OP Partnership Agreement or such equivalent organizational or governing documents of any material subsidiary of CMOF, or waive the aggregate stock ownership limit or common stock ownership limit or create an excepted holder limit (as defined in the CMOF Charter) under the CMOF Charter, other than as contemplated by the Merger Agreement in connection with a Superior Proposal;

•
adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of CMOF or any subsidiaries of CMOF (other than a wholly owned subsidiary of CMOF);

•
declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of CMOF Common Stock or any other equity securities or ownership interests in CMOF or any CMOF subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (i) the declaration and payment of dividends or other distributions to CMOF or CMOF OP by any directly or indirectly wholly owned subsidiary of CMOF, and (ii) distributions by any CMOF subsidiary that is not wholly owned, directly or indirectly, by CMOF or CMOF OP, in accordance with the requirements of the organizational documents of such CMOF subsidiary;

•
except as required pursuant to the terms of any outstanding securities as set forth in the CMOF governing documents, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of CMOF Common Stock or other equity or debt interests of CMOF or a CMOF subsidiary or securities convertible or exchangeable into or exercisable therefor;

•
adopt a plan of merger or complete or partial liquidation or resolutions providing for or authorizing such merger, such liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by the Merger Agreement in a manner that would not reasonably be expected to be materially adverse to the CMOF Parties or to prevent or impair their ability to consummate the Mergers;

•
except for transactions among CMOF and one or more wholly owned subsidiaries of CMOF or among one or more wholly owned subsidiaries of CMOF, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of CMOF or any of the capital stock or equity interests of any CMOF subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any CMOF Common Stock or other equity securities or ownership interests of any CMOF subsidiary;

•	enter into any contract or understanding with respect to the voting of any shares of CMOF Common Stock or other equity securities or ownership interests in CMOF or any of the CMOF subsidiaries;

•
acquire or agree to acquire any material assets, except (i) acquisitions by CMOF or any wholly owned subsidiary of CMOF of or from an existing wholly owned subsidiary of CMOF and (ii) other acquisitions of personal property for a purchase price of less than $100,000 in the aggregate;

•
sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business, provided that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with the satisfaction of any margin call or the posting of collateral in connection with any contract to which CMOF or any CMOF subsidiary is a party will be considered to be done in the ordinary course of business;

•
incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or guarantee such indebtedness of another person (other than a wholly owned subsidiary of CMOF), except (i) indebtedness incurred under CMOF’s or any CMOF subsidiary’s existing credit facilities in the ordinary course of business, (ii)
 i
ndebtedness incurred in the ordinary course of business that does not, in the aggregate, exceed $100,000 and (iii) refinancing of existing indebtedness (provided that the terms of such new indebtedness will not be materially more onerous on CMOF compared to the existing indebtedness and the principal amount of such replacement indebtedness will not be materially greater than the indebtedness it is replacing);

•
make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, other than loans, advances or capital contributions to, or investments in, any wholly owned subsidiary of CMOF;

•	enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

•
enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any CMOF material contract (or any contract that, if existing as of the date of the Merger Agreement, would be a CMOF material contract) in any material respect, other than (i) in the ordinary course of business, (ii) any termination or renewal in accordance with the terms of any existing CMOF material contract that occurs automatically without any action (other than notice of renewal) by CMOF or any CMOF subsidiary, or (iii) as may be reasonably necessary to comply with the terms of the Merger Agreement;

•
authorize, make or commit to make any material capital expenditures other than in the ordinary course of business or to address obligations under existing contracts, or in conjunction with emergency repairs;

•
make any payment, direct or indirect, of any liability of CMOF or any CMOF subsidiary before it comes due in accordance with its terms, other than in the ordinary course of business or in connection with dispositions or refinancings of any indebtedness otherwise permitted by the Merger Agreement;

•
waive, release, assign, settle or compromise any material legal action or proceeding, other than waivers, releases, assignments, settlements or compromises that (i) (A) involve only the payment of monetary damages in an amount (less any portion of such payment payable under an existing property-level insurance policy or reserved for such matter by CMOF on the most recent balance sheet of CMOF made available to CCI as of the date of the Merger Agreement) no greater than $25,000 individually or $100,000 in the aggregate, (B) do not involve the imposition of injunctive relief against CMOF or any CMOF subsidiary or the Surviving Entity and (C) do not provide for any admission of material liability by CMOF or any of the CMOF subsidiaries, or (ii) are made with respect to any legal action or proceeding involving any present, former or purported holder or group of holders of capital stock of CMOF in accordance with the Merger Agreement;

•
(i) hire any officer or employee of CMOF or any CMOF subsidiary, (ii) except where due to cause, terminate any officer of CMOF or any CMOF subsidiary, (iii) increase in any manner the amount of compensation or benefits of any officer of CMOF or any CMOF subsidiary or of any employee or officer of CCPM II or any affiliate thereof or (iv) enter into or adopt, amend or terminate any bonus or other compensation or employee benefits arrangement for any officer of CMOF or any CMOF subsidiary or any employee or officer of CCPM II or any affiliate thereof;

•
fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2021, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP;

•	enter into any new line of business;

•	form any new funds, joint ventures or non-traded REITs or other pooled investment vehicles;

•
fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law or applicable rules and regulations;

•
enter into or modify in a manner adverse to CMOF any CMOF tax protection agreement; make, change or rescind any material election relating to taxes; change a material method of tax accounting; file or amend any material tax return; settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment; enter into any material closing agreement related to taxes; knowingly surrender any right to claim any material tax refund; or give or request any waiver of a statute of limitations with respect to any material tax return, with certain exceptions;

•
take any action, or fail to take any action, which action or failure would reasonably be expected to cause any CMOF subsidiary to cease to be treated as any of a partnership or disregarded entity for U.S. federal income tax purposes;

•
take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of CMOF Common Stock with respect to the Mergers or any other transactions contemplated by the Merger Agreement;

•	permit any liens or encumbrances other than those permitted by the Merger Agreement or that would not reasonably be expected to have a material adverse effect;

•	materially modify or reduce the amount of any insurance coverage provided by CMOF’s insurance policies;

•	enter into certain related-party transactions except in the ordinary course of business or as provided for in the Merger Agreement; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
Conduct of the Business of CCI Pending the Mergers
CCI has agreed to certain restrictions on itself and its subsidiaries until the earlier of the effective time of the Mergers or the valid termination of the Merger Agreement. In general, except with the prior written consent of the CMOF (which consent will not be unreasonably withheld, conditioned or delayed), or as may be expressly required or permitted pursuant to the Merger Agreement, or to the extent required by law, CCI has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course of business, and use all reasonable efforts to (i) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties, (ii) maintain the status of CCI as a REIT and (iii) maintain its material assets and properties in their current condition (normal wear and tear and damage excepted).

Without limiting the foregoing, CCI has also agreed that, except with CMOF’s prior written approval (which consent will not be unreasonably withheld, conditioned or delayed), or as may be contemplated by the Merger Agreement, or to the extent required by law, it will not, and it will not permit any of its subsidiaries to:

•
amend or propose to amend the CCI Charter or the CCI Bylaws, the certificate of limited partnership of CROP, the CROP Partnership Agreement, or such equivalent organizational or governing documents of any material subsidiary of CCI (other than any amendments necessary to effect the Mergers or in connection with the issuance of CCI Common Stock and CROP Common Units) in a manner that would materially and adversely affect the rights of the holders of CMOF Common Stock relative to the treatment of existing holders of CCI Common Stock or would prevent, materially delay or materially impair the ability of the CCI Parties to perform their obligations under the Merger Agreement or to consummate the Mergers;

•	amend the CCI distribution reinvestment plan or the CCI share repurchase program in a manner material to CCI;

•
waive the aggregate stock ownership limit or the common stock ownership limit (each as defined in the CCI Charter) or create an excepted holder limit (as defined in the CCI Charter) under the CCI Charter;

•	adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of CCI or CROP;

•
declare, set aside, or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of CCI Common Stock or other equity securities or ownership interests in CCI or CROP or otherwise make any payment to their stockholders or other equity holders in their capacity as such, except for (i) the declaration and payment by CCI of regular dividends in accordance with past practice and at a rate not in excess of the regular cash dividend most recently declared prior to the date of the Merger Agreement with respect to CCI Common Stock, subject to customary increases in accordance with past practices, for the period up to the closing date, (ii) the declaration and payment by CROP of regular distributions in accordance with past practice, (iii) the declaration and payment by CCI and CROP, as applicable, of the payments required under the terms of the Series 2019 Preferred Stock and the corresponding Series 2019 Preferred Units, (iv) the declaration and payment of dividends or other distributions to CCI or CROP by any directly or indirectly wholly owned subsidiary of CCI and (v) distributions by any CCI subsidiary that is not wholly owned, directly or indirectly, by CCI or CROP, in accordance with the requirements of the organizational documents of such CCI subsidiary; provided that, notwithstanding the foregoing restrictions and limitations, CCI and any CCI subsidiary will be permitted to make distributions reasonably necessary for CCI to maintain its status as a REIT under the Code (or applicable state law) and avoid or reduce the imposition of any entity level income or excise tax under the Code (or applicable state law);

•
except as required or contemplated, pursuant to the terms of (i) any outstanding securities as set forth in the CCI governing documents, (ii) the CCI share repurchase program or (iii) any securities or other awards issued under the Equity Incentive Plan or other CCI Benefit Plans, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of CCI Common Stock or any shares of capital stock or other securities of any CCI subsidiary or securities convertible or exchangeable into or exercisable therefor;

•
adopt a plan of merger or complete or partial liquidation or resolutions providing for or authorizing such merger, such liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction among CCI and one or more wholly owned CCI subsidiaries or among one or more wholly owned CCI subsidiaries, in each case, in a manner that would not reasonably be expected to be materially adverse to CCI or to prevent or impair the ability of the CCI Parties to consummate the Mergers;

•
except for (A) issuances of shares of CCI Common Stock registered with the SEC under the CCI Registration Statement on Form
S-11
(File
No. 333-258754),
as amended or supplemented from time to time, in accordance with the plan of distribution set forth in such registration statement, (B) issuances of shares of CCI Common Stock pursuant to the CCI distribution reinvestment plan, (C) issuances of shares of CCI Common Stock upon the exercise or settlement of any securities or other awards outstanding as of the date of the Merger Agreement in accordance with the terms of the Equity Incentive Plan or other CCI Benefit Plans, (D) grants of securities or other awards under the Equity Incentive Plan in the ordinary course of business consistent with past practice, (E) issuances of shares of CCI Common Stock upon the exchange or conversion of CROP Partnership Units, (F) other issuances of CCI Common Stock or CROP Partnership Units; provided, that the gross proceeds to CCI from such issuances (excluding selling commissions, fees and other offering costs) is not less than the then-current NAV per fully-diluted share/unit, and (F) issuances by one or more wholly owned CCI subsidiaries of its capital stock or other equity interests to its parent or to another wholly owned CCI subsidiary, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of CCI or the capital stock or equity interests of any of the CCI subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire capital stock of CCI or the common stock or other equity interests of any CCI subsidiary;

•	enter into any contract or understanding with respect to the voting of any shares of CCI or any of the CCI subsidiaries;

•
incur, create, assume, refinance, replace or prepay any indebtedness of another person (other than a wholly owned subsidiary of CCI), except (i) indebtedness incurred in the ordinary course of business, including indebtedness borrowed under CCI’s or any CCI subsidiary’s existing credit facilities, (ii) refinancing of existing indebtedness in the ordinary course of business (provided that the terms of such new indebtedness will not be materially more onerous on CCI compared to the existing indebtedness) and (iii) repayments of indebtedness in the ordinary course of business and mandatory payments under the terms of any indebtedness in accordance with its terms;

•	enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

•
other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any CCI material contract (or any contract that, if existing as of the date of the Merger Agreement, would be a CCI material contract) in any material respect, other than any termination or renewal in accordance with the terms of any existing CCI material contract that occurs automatically without any action or as may be reasonably necessary to comply with the terms of the Merger Agreement;

•
make any payment, direct or indirect, of any liability of CCI or any CCI subsidiary before it comes due in accordance with its terms, other than in the ordinary course of business or in connection with dispositions or refinancings of any indebtedness otherwise permitted by the Merger Agreement;

•
waive, release, assign, settle or compromise any material legal; action or proceeding, other than waivers, releases, assignments, settlements or compromises that (i) (A) involve only the payment of monetary damages in an amount (less any portion of such payment payable under an existing property-level insurance policy or reserved for such matter by CCI on the most recent balance sheet included in the CCI’s reports filed with SEC as of the date of the Merger Agreement) no greater than $500,000 individually or $1,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against CCI or any CCI subsidiary or the Surviving Entity and (C) do not provide for any admission of material liability by CCI or any of the CCI subsidiaries, or (ii) are made with respect to any legal action or proceeding involving any present, former or purported holder or group of holders of capital stock of CCI in accordance with the Merger Agreement;

•
fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2021, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP;

•	enter into any new line of business;

•	other than in the ordinary course of business, form any new funds or joint ventures or form non-traded REITs or other pooled investment vehicles;

•
modify in a manner adverse to CCI any CCI tax protection agreement; make, change or rescind any material election relating to taxes; change a material method of tax accounting; settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment; enter into any material closing agreement related to taxes; knowingly surrender any right to claim any material tax refund; or give or request any waiver of a statute of limitations with respect to any material tax return, with certain exceptions;

•
other than in the ordinary course of business, permit any liens or encumbrances other than those permitted by the Merger Agreement or that would not reasonably be expected to have a material adverse effect;

•	materially modify or reduce the amount of any insurance coverage provided by CCI’s insurance policies;

•	enter into certain related-party transactions except in the ordinary course of business or as provided for in the Merger Agreement;

•	fail to remain a “publicly offered” REIT under Section 562(c) of the Code;

•
fail to timely file all material reports and other material documents required to be filed with the SEC or any other governmental authority, subject to extensions permitted by law or applicable rules or regulations;

•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause CCI to fail to qualify as a REIT; or

•	authorize or enter into any contract or arrangement to do any of the foregoing.
Form
S-4;
Proxy Statement and Prospectus
CCI agreed to prepare (with CMOF’s reasonable cooperation) and cause to be filed with the SEC, the
Form S-4,
which will include the CMOF proxy solicitation materials, to register the shares of CCI Common Stock to be issued in the Company Merger. CCI and CMOF agreed to use their reasonable best efforts to (i) have the Form
S-4
declared effective under the Securities Act as promptly as practicable after filing, (ii) ensure that the Form
S-4
complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act and (iii) keep the Form
S-4
effective for so long as necessary to permit the CCI Common Stock to be issued in the Company Merger.
CMOF agreed to use its reasonable best efforts to mail this proxy statement/prospectus to the CMOF’s stockholders entitled to vote at the Special Meeting and to hold the Special Meeting as soon as practicable after the
Form S-4
is declared effective under the Securities Act. CMOF further agreed to include in this proxy statement/prospectus the CMOF Special Committee’s and the CMOF Board’s recommendation to CMOF stockholders that they approve the Company Merger and to use its reasonable best efforts to obtain the required CMOF stockholder approval.

Access to Information; Confidentiality
The Merger Agreement requires CMOF, on the one hand, and CCI, on the other, to provide, and to cause each of their respective subsidiaries to provide, with limited exceptions, to the other reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel, and records, and a copy of each report, schedule, registration statement and other document filed by it after the date of the Merger Agreement.
Each of CMOF and CCI will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of their existing confidentiality agreement.
No Solicitation; Superior Proposals
From the effective date of the Merger Agreement, CMOF will not, and will cause each of its subsidiaries and will direct each of its and their respective directors, officers, affiliates and representatives not to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into or engage in, continue or otherwise participate in any discussions or negotiations with any person regarding or otherwise in furtherance of, or furnish to any person other than the CCI Parties or their representatives, any information in connection with or for the purpose of encouraging or facilitating any inquiry, proposal, offer or other action that constitutes, or could reasonably be expected to lead to, or to otherwise obtain, an Acquisition Proposal, (iii) release any person from or fail to enforce any confidentiality agreement, standstill agreement or similar obligation (provided that CMOF will be permitted to waive or not enforce any provision of any confidentiality agreement, standstill agreement or similar obligation to permit a person to make a confidential Acquisition Proposal directly to the CMOF Special Committee if the CMOF Special Committee determines in good faith after consultation with outside legal counsel that any such failure to waive or not enforce would be inconsistent with the CMOF directors’ duties under applicable law), (iv) enter into any contract contemplating or otherwise relating to an Acquisition Proposal (other than certain acceptable confidentiality agreements), or (v) take any action to exempt any person from any takeover statute or similar restrictive provision of the CMOF Charter, the CMOF Bylaws or the organizational documents or agreements of any CMOF subsidiary. In furtherance of the foregoing, CMOF will, and will cause each CMOF subsidiary and each representative of CMOF and the CMOF subsidiaries to, immediately cease any discussions, negotiations or communications with any person with respect to any Acquisition Proposal or potential Acquisition Proposal and use reasonable efforts to cause such person to return or destroy all non-public
information concerning CMOF and the CMOF subsidiaries to the extent permitted pursuant to any confidentiality agreement with such person and promptly terminate all physical and electronic data room access granted to such person.
At any time prior to obtaining the required CMOF stockholder approval, CMOF and its representatives may, in response to an unsolicited, bona fide written Acquisition Proposal that did not result from a material breach of the Merger Agreement, (i) contact such person to clarify the terms and conditions of such Acquisition Proposal and (ii)(A) provide information in response to a request therefor by the person who made the written Acquisition Proposal, provided that (1) such information is provided pursuant to one or more acceptable confidentiality agreements and (2) CMOF provides such information to CCI prior to or at the same time the information is provided to such person, and (B) engage or participate in any discussions or negotiations with the person who made such written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the CMOF Special Committee has either determined that such Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal could reasonably be expected to lead to a Superior Proposal.

CMOF will promptly (and in any event no later than 24 hours after receipt thereof) notify CCI in writing if (i) any Acquisition Proposal is received by CMOF or any CMOF subsidiary, (ii) any request for information relating to CMOF or any CMOF subsidiary is received by CMOF or any CMOF subsidiary from any person who informs CMOF or any CMOF subsidiary that it is considering making or has made an Acquisition Proposal or (iii) any discussions or negotiations are sought to be initiated with CMOF or any CMOF subsidiary regarding any Acquisition Proposal, and thereafter will promptly (and in any event no later than 24 hours after the occurrence of such developments, discussions or negotiations or receipt of materials) keep CCI reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, request or inquiry.
Prior to the time that the required CMOF stockholder approval is obtained, the CMOF Board (or the CMOF Special Committee) may make an Adverse Recommendation Change and/or terminate the Merger Agreement to enter into a definitive acquisition agreement that constitutes a Superior Proposal only if (i) CMOF receives an Acquisition Proposal that did not result from a material breach of the Merger Agreement and such Acquisition Proposal is not withdrawn and (ii) the CMOF Special Committee has determined (A) that such Acquisition Proposal constitutes a Superior Proposal and (B) after consultation with outside legal counsel and its financial advisor, that failure to take such action would be inconsistent with the duties of the directors of CMOF under applicable law; provided, however, that in connection with any such Acquisition Proposal (1) CMOF has given CCI at least five business days’ prior written notice of its intention to take such action and (2) CCI and CMOF have negotiated in good faith during such notice period to enable CCI to propose in writing revisions to the terms of the Merger Agreement such that it would, in the good faith determination of the CMOF Board or the CMOF Special Committee, after consultation with outside legal counsel and its financial advisor, cause such Superior Proposal to no longer constitute a Superior Proposal.
Outside of the context of an Acquisition Proposal, prior to the time that the required CMOF stockholder approval is obtained, the CMOF Board (or the CMOF Special Committee) may also make an Adverse Recommendation Change in response to a change in circumstances or development occurring or arising after the date of the Merger Agreement that materially affects the business, assets or operations of CMOF and its subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the CMOF Board prior to the execution of the Merger Agreement, which change in circumstances or development becomes known to the CMOF Board prior to receipt of the required CMOF stockholder approval, provided that, (i) prior to making such recommendation, CMOF promptly notifies CCI in writing of its intention to take such action and negotiates in good faith with CCI for five business days regarding any revisions to the Merger Agreement, and (ii) the CMOF Special Committee and the CMOF Board have determined, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the duties of the directors of CMOF under applicable law.
Consents and Approvals
Each of CMOF and CCI has agreed to use its reasonable best efforts to take all actions advisable under applicable law or pursuant to any contract to consummate and make effective, as promptly as practicable, the Mergers, including the taking of all actions necessary to satisfy each party’s conditions to closing, obtaining of all necessary consents and approvals from governmental entities or other persons in connection with the consummation of the Mergers, defending any lawsuits or other legal proceedings challenging the consummation of the Mergers, and executing and delivering any additional instruments advisable to consummate the Mergers; provided, that neither CMOF nor CCI will have any obligation to effect the disposition of any assets or otherwise to take any actions that would limit its freedom with respect to its business or assets.
Each of CMOF and CCI has agreed to give any notices to any person, and each of CMOF and CCI will use its reasonable best efforts to obtain any consents from any person that are necessary or advisable to consummate the Mergers and the other transactions contemplated by the Merger Agreement. However, no party will be obligated to pay any third party whose approval or consent is being solicited any consideration, make any accommodation or commitment or incur any liability or other obligation to such third party other than commercially reasonable processing and consent fees in connection with obtaining the consent or approval of any lender with respect to certain indebtedness specified in the CMOF disclosure letter.
Notification of Certain Actions; Litigation
The parties have agreed to give prompt notice to each other:

•
in the event of any notice or other communication received by such party from (i) any governmental authority in connection with the Mergers or (ii) any person alleging that the consent of such person may be required in connection with the Mergers;

•
if (i) any representation or warranty made by such party in the Merger Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the closing conditions set forth in the Merger Agreement would be incapable of being satisfied by the Outside Date or (ii) such party fails to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it pursuant to the Merger Agreement; and

•
of any action commenced, or to the knowledge of such party, threatened against, relating to or involving such party or any of its subsidiaries, which relates to the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement.

The parties have each agreed to give the other party the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against such party and/or its directors relating to the Merger Agreement and the transactions contemplated thereby.
Publicity
CMOF and CCI have agreed, subject to certain exceptions, that they will obtain consent (which consent will not be unreasonably withheld, delayed or conditioned) from the other party before issuing any press release or other public announcement with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement.
Directors’ and Officers’ Insurance and Indemnification
For a period of six years after the effective time of the Mergers, pursuant to the terms of the Merger Agreement and subject to certain limitations, CCI will cause the Surviving Entity to honor all rights to indemnification, advancement of expenses and limitation of liability existing in favor of current and former directors or officers of CMOF and its subsidiaries and of individuals who served in certain capacities for other entities at the request of CMOF or its subsidiaries (the “Indemnified Parties”) with regard to any actual or alleged acts, errors, omissions or claims occurring prior to the effective time of the Mergers by reason of the Indemnified Parties’ position, such rights to be honored solely to the extent provided in (i) the governing documents of CMOF or similar organizational documents or agreements of any subsidiary of CMOF and (ii) any indemnification or similar agreements which CMOF or any of its subsidiaries is a party or bound and which are set forth in the CMOF disclosure letter.
For a period of six years after the effective time of the Mergers, CCI will, or will cause the Surviving Entity to, either (i) maintain the same limits for directors’ and officers’ liability insurance coverage with terms and conditions that are not less advantageous to CMOF’s directors and officers than as provided in CMOF’s existing policies or (ii) obtain pre-paid
“tail” insurance policies for current and former directors and officers of CMOF, with a claims period of at least six years from the effective time of the Mergers and with at least the same coverage and amount and containing terms and conditions that are not less advantageous to CMOF’s directors and officers than as provided in CMOF’s existing policies with respect to actions or omissions which occurred before or at the effective time of the Mergers (including the transactions contemplated by the Merger Agreement).

Amendment to the CMOF OP Partnership Agreement
Prior to the closing date, CMOF and CMOF OP shall enter into an amendment to the CMOF OP Partnership Agreement (in form and substance reasonably approved by CCI) and CMOF OP shall issue the CMOF OP Partnership Units (the terms of which have been reasonably approved by CCI) to the persons and in the amounts set forth in the CMOF disclosure letter accompanying the Merger Agreement. Promptly following the execution of the amendment to the CMOF OP Partnership Agreement and prior to the closing date, the CMOF Parties shall cause to be delivered to CCI evidence reasonably satisfactory to CCI of the execution of the amendment, the issuance of the CMOF OP Partnership Units and the ownership of each of CMOF OP, CW Investor at Sugar House, LLC and CW Broadway JV, LLC.
Conditions to Completion of the Mergers
Mutual Closing Conditions
The obligation of each of the CMOF Parties and the CCI Parties to complete the Mergers is subject to the satisfaction or waiver, on or prior to the closing date, of the following conditions:

•	the approval by holders of CMOF Common Stock of the Company Merger has been obtained;

•
no judgment, writ, stipulation, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers remains in effect, and no law has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement and remains in effect that prohibits, restrains, enjoins or makes illegal the consummation of the Mergers or the other transactions contemplated by the Merger Agreement; and

•
the Form
S-4
having been declared effective by the SEC, no stop order suspending the effectiveness of the Form
S-4
having been issued by the SEC and no proceedings for that purpose will have been initiated by the SEC and not withdrawn.

Additional Closing Conditions for the Benefit of the CMOF Parties
The obligation of the CMOF Parties to complete the Mergers is subject to the satisfaction or waiver, on or prior to the closing date, of the following additional conditions:

•
the accuracy in all material respects, as of the date of the Merger Agreement and the effective time of the Mergers, of certain representations and warranties made in the Merger Agreement by the CCI Parties regarding (i) certain aspects of the organization and qualification of the CCI Parties, (ii) authority to enter into and approval of the Mergers and the Merger Agreement, (iii) conflicts requirements in connection with the Mergers, (iv) certain aspects of CCI’s capital structure, (v) exemption from registration under the Investment Company Act of CCI and its subsidiaries, (vi) certain tax matters with respect to CCI and its subsidiaries, and (vii) the absence of certain broker’s, finder’s, or other similar fee or commission in connection with the Mergers and other transactions contemplated by the Merger Agreement, except, in each case, representations and warranties made as of a specific date will be true and correct in all material respects only on such date;

•
the accuracy in all but de minimis respects, as of the date of the Merger Agreement and the effective time of the Mergers, of certain representations and warranties made in the Merger Agreement by the CCI Parties regarding certain aspects of the organization and capital structure of the CCI Parties, except, in each case, representations and warranties made as of a specific date will be true and correct in all material respects only on such date;

•	the accuracy, as of the date of the Merger Agreement and the effective time of the Mergers, of all other representations and warranties made in the Merger Agreement by the CCI Parties, except

(i) representations and warranties made as of a specific date will be true and correct only on such date, and (ii) where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CCI and its subsidiaries, taken as a whole;

•
the CCI Parties must have performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the effective time of the Mergers;

•
from the date of the Merger Agreement through the effective time of the Mergers, no event, circumstance, change, effect, development, condition or occurrence will exist or have occurred that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a material adverse effect as to CCI and its subsidiaries, taken as a whole;

•
CMOF must have received a certificate, dated the closing date of the Mergers, signed by the chief executive officer and chief financial officer of CCI, certifying that the conditions described in the five preceding bullet points have been satisfied;

•
CMOF must have received the written opinion of DLA Piper, dated as of the closing date of the Mergers, regarding CCI’s qualification and taxation as a REIT under the Code commencing with CCI’s taxable year ended on December 31, 2019; and

•
CMOF must have received the written opinion of Snell & Wilmer, dated as of the closing date of the Mergers, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Additional Closing Conditions for the Benefit of the CCI Parties
The obligation of the CCI Parties to complete the Mergers is subject to the satisfaction or waiver, on or prior to the closing date, of the following additional conditions:

•
the accuracy in all material respects, as of the date of the Merger Agreement and the effective time of the Mergers, of certain representations and warranties made in the Merger Agreement by the CMOF Parties regarding (i) certain aspects of the organization and qualification of the CMOF Parties, (ii) authority to enter into and approval of the Mergers and the Merger Agreement, (iii) conflicts or consent requirements in connection with the Mergers, (iv) certain aspects of CMOF’s capital structure, (v) exemption from registration under the Investment Company Act of CMOF and its subsidiaries, and (vi) the absence of certain broker’s, finder’s, or other similar fee or commission in connection with the Mergers and other transactions contemplated by the Merger Agreement, except, in each case, representations and warranties made as of a specific date will be true and correct in all material respects only on such date;

•
the accuracy in all but de minimis respects, as of the date of the Merger Agreement and the effective time of the Mergers, of certain representations and warranties made in the Merger Agreement by the CMOF Parties regarding certain aspects of the organization and capital structure of the CMOF Parties, except representations and warranties made as of a specific date will be true and correct in all but de minimis respects only on such date;

•
the accuracy, as of the date of the Merger Agreement and the effective time of the Mergers, of all other representations and warranties made in the Merger Agreement by the CMOF Parties, except (i) representations and warranties made as of a specific date will be true and correct only on such date, and (ii) where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CMOF and its subsidiaries, taken as a whole;

•
the CMOF Parties must have performed in all material respects all obligations and complied in all material respects with all agreements and covenants required to be performed by them under the Merger Agreement on or prior to the closing date of the Mergers;

•
from the date of the Merger Agreement through the effective time of the Mergers, no event, circumstance, change, effect, development, condition or occurrence will exist or have occurred that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a material adverse effect as to CMOF and its subsidiaries, taken as a whole;

•
CCI must have received a certificate, dated the closing date of the Mergers, signed by the chief executive officer and chief financial officer of CMOF, certifying that the conditions described in the five preceding bullet points have been satisfied; and

•
CCI must have received the written opinion of DLA Piper, dated as of the closing date of the Mergers, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement
Termination by Mutual Agreement
CMOF and CCI may, by written consent, mutually agree to terminate the Merger Agreement before completing the Mergers, even after obtaining the required approval of holders of CMOF Common Stock.
Termination by Either CMOF or CCI
The Merger Agreement may also be terminated prior to the effective time of the Mergers by either CMOF or CCI, upon prior written notice to the other party, if any of the following occur:

•
the Mergers have not occurred on or before the Outside Date; provided, that this right to terminate will not be available to a party if the failure of such party to perform or comply in all material respects with any of its obligations, covenants or agreements under the Merger Agreement caused the failure of the Mergers to be consummated on the Outside Date;

•
there is any final,
non-appealable
order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the Merger Agreement; provided, that this right to terminate will not be available to a party if the issuance of such final, non-appealable
order was primarily due to the failure of such party to perform or comply in all material respects with any of its obligations, covenants or agreements under the Merger Agreement; or

•
the required approval of holders of CMOF Common Stock of the Company Merger was not obtained at the Special Meeting, duly convened or at any adjournment or postponement thereof at which a vote on the Merger Proposal was taken; provided, that this right to terminate will not be available to a party if such failure was primarily due to the failure of such party to perform or comply in all material respects with any of its obligations, covenants or agreements under the Merger Agreement.

Termination by CMOF
The Merger Agreement may also be terminated prior to the effective time of the Mergers by CMOF, upon prior written notice to CCI, if any of the following occur:

(1)
if a breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of the CCI Parties set forth in the Merger Agreement has occurred that would cause any of the closing conditions in the Merger Agreement not to be satisfied, which breach or failure to perform or comply cannot be cured or, if curable, is not cured by CCI by the earlier of 30 days following written notice thereof from CMOF to CCI and two business days before the Outside Date; provided, however, that CMOF will not have this right to terminate the Merger Agreement if CMOF is then in breach of any of its representations or agreements set forth in the Merger Agreement such that CCI had a right to terminate the Merger Agreement pursuant to clause (1) under “—Termination by CCI” below;

(2)
if, at any time prior to obtaining the required approval of holders of CMOF Common Stock, the CMOF Board (or any committee thereof) shall have effected an Adverse Recommendation Change with respect to a Superior Proposal in accordance with the Merger Agreement; provided, however, that the Merger Agreement may not be so terminated unless CMOF has complied in all material respects with its obligations described above in “—Covenants and Agreements—No Solicitation; Superior Proposals” and CMOF has paid the termination payment to CCI in full in accordance with the Merger Agreement, concurrently with the occurrence of such termination and entered into the definitive agreement providing for the implementation of the Superior Proposal, and, in the event that such payment is not concurrently made or the definitive agreement is not concurrently entered into, such termination shall be null and void; or

(3)
if (i) all of the closing conditions set forth in the Merger Agreement have been and continue to be satisfied or waived by CCI (other than those conditions that by their nature cannot be satisfied other than at closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of the notice referenced in clause (ii) if the closing were to occur on the date of such notice), (ii) on or after the date the closing should have occurred pursuant to the Merger Agreement, CMOF has delivered written notice to CCI to the effect that all of the applicable conditions have been satisfied or waived by CCI (other than those conditions that by their nature cannot be satisfied other than at closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of such notice if the closing were to occur on the date of such notice) and CMOF is prepared to consummate the closing, and (iii) the CCI Parties fail to consummate the closing within three business days after delivery of the notice referenced in the preceding clause (ii), and CMOF was ready, willing and able to consummate the closing during such three business day period.

Termination by CCI
The Merger Agreement may also be terminated prior to the effective time of the Mergers by CCI, upon prior written notice to CMOF, if any of the following occur:

(1)
if a breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of the CMOF Parties set forth in the Merger Agreement has occurred that would cause any of the closing conditions in the Merger Agreement not to be satisfied, which breach or failure to perform or comply cannot be cured or, if curable, is not cured by CMOF by the earlier of 30 days following of written notice thereof from CCI to CMOF and two business days before the Outside Date; provided, however, that CCI will not have this right to terminate the Merger Agreement if CCI is then in breach of any of its representations or agreements set forth in the Merger Agreement such that CMOF had a right to terminate the Merger Agreement pursuant to clause (1) under “—Termination by CMOF” above; or

(2)
if, at any time prior to obtaining the required approval of holders of CMOF Common Stock, (i) the CMOF Board has made an Adverse Recommendation Change, (ii) CMOF has failed to publicly recommend against any tender offer or exchange offer for CMOF Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including by taking no position with respect to the acceptance of such tender offer or exchange offer by CMOF’s stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (iii) at any time prior to the receipt of the required CMOF stockholder approval, the CMOF Board has failed to publicly reaffirm the CMOF board’s recommendation in favor of the Mergers within business days following the date an Acquisition Proposal has been first publicly announced (or if the Special Meeting- is scheduled to be held within 10 business days after the date an Acquisition Proposal is publicly announced, as far in advance of the date on which the Special Meeting is scheduled to be held as is reasonably practicable), (iv) CMOF enters into an alternative acquisition agreement, or (v) CMOF has materially violated any of its obligations described above in “—Covenants and Agreements—No Solicitation; Superior Proposals.”

Termination Payment and Expense Reimbursement
CMOF agreed to pay CCI a termination payment equal to (i) a termination payment of $2,696,600 plus (ii) reimbursement of CCI’s expenses up to $449,400, in the event that:

(3)
(i) the Merger Agreement is terminated by CCI upon CMOF’s terminating breach described above in clause (1) under “—Termination by CCI,” or by CCI or CMOF if the Mergers have not occurred prior to the Outside Date (and at the time of such termination CMOF would not have been entitled to terminate the Merger Agreement due to any failure to close by CCI described above in clause (3) under “—Termination by CMOF”), or the required approval of the holders of CMOF Common Stock has not been obtained, (ii) prior to the breach or failure to perform giving rise to such right of termination, a bona fide Acquisition Proposal (with all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the CMOF Board (or any committee thereof) or any person shall have publicly announced an intention (whether or not conditional) to make such an Acquisition Proposal (and, in the case of a termination due to the failure to obtain the required CMOF stockholder approval, such Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the Special Meeting (or any adjournment or postponement thereof)), and (iii) within 12 months following such termination, CMOF enters into a definitive written agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated;

(4)	the Merger Agreement is terminated by CMOF in order to accept a Superior Proposal pursuant to clause (2) under “—Termination by CMOF” above; or

(5)	the Merger Agreement is terminated by CCI pursuant to clause (2) under “—Termination by CCI” above.
Miscellaneous Provisions
Payment of Expenses
Subject to certain limited exceptions and except as described above, all expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses; provided that CMOF and CCI will share equally in any of the Form S-4 filing fees as may be required to consummate the transactions contemplated by the Merger Agreement.

Specific Performance
The parties to the Merger Agreement agree that irreparable harm would occur to the non-breaching
party if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy in the event of a breach. Accordingly, except as noted below, the parties agreed that, at any time prior to the termination of the Merger Agreement, each party will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, and each party waived any requirement for the securing or posting of any bond in connection with such remedy. The parties agreed that this remedy is in addition to any other remedy to which such party is entitled at law or in equity.
Amendment; Waiver
Prior to the effective time of the Mergers, the parties may, by written agreement, amend the Merger Agreement, extend the time for performance of any obligations of the other party, waive any inaccuracies in the representations and warranties of the other party or waive compliance with any agreement or condition contained in the Merger Agreement to the extent permitted by law.
Governing Law; Waiver of Jury Trial
The Merger Agreement is governed by and construed in accordance with the laws of the State of Maryland without giving effect to its conflicts of laws principles. Each party to the Merger Agreement agreed to waive, to the fullest extent permitted by applicable law, any right to a trial by jury in respect of any suit, action or other proceeding arising out of the Merger Agreement or the transactions contemplated thereby.

DESCRIPTION OF CAPITAL STOCK
When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to CCI and references to (i) “our common stock” refers to CCI Common Stock, (ii) “charter” refers to the CCI Charter, (iii) “board of directors” or “board” refers to the CCI Board, (iv) “conflicts committee” refers to the CCI Conflicts Committee, (v) “advisory agreement” refers to the Amended and Restated Advisory Agreement with CCI Advisor and (vi) “advisor” refers to CCI Advisor.
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following is a summary of all material provisions concerning our stock. You should refer to the MGCL, our charter and our bylaws with respect to certain charter provisions for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and our bylaws. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. To obtain copies of the CCI Charter and the CCI Bylaws, see “Where You Can Find More Information” on page [    ].
Under our charter, we have the authority to issue a total of 1,100,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 125,000,000 of which are classified as Class A shares, 50,000,000 of which are classified as Class TX shares, 275,000,000 of which are classified as Class T shares, 275,000,000 of which are classified as Class D shares, 275,000,000 of which are classified as Class I shares, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, 12,800,000 of which are classified as Series 2019 Preferred Stock. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of July 8, 2022, there were issued and outstanding 23,020,124.94 Class A shares of common stock, 1,018.72 Class D shares of common stock, 3,343,059.27 Class T shares of common stock, 17,531.59 Class TX shares of common stock, 2,186,819.25 Class I shares of common stock, and 12,729,485.20 shares of Series 2019 Preferred Stock.
Common Stock
Unless otherwise specified, the description of our common stock refers to our shares of Class A, Class TX, Class T, Class D and Class I common stock. Our classes of shares of common stock may be sold with different upfront selling commissions and dealer manager fees and differing ongoing distribution fees. Subject to the restrictions on the transfer and ownership of our common stock set forth in our charter and except as may otherwise be specified in our charter, and subject to the terms of any class or series of our preferred stock, the holders of our common stock have exclusive voting power and are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect all of our directors.
Holders of our common stock are entitled to such distributions as may be authorized by our board of directors and declared by us from time to time out of legally available funds, subject to any preferential rights of any preferred stock that is outstanding. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of our common stock have not been granted preemptive rights, which means that stockholders do not have an automatic option to purchase any new shares that we issue, nor do holders of our common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights unless, in the case of appraisal rights, our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights. In connection with the issuance of CCI Common Stock as Merger Consideration in the Company Merger, we have received an opinion from DLA Piper that when the shares of our common stock are issued in the manner contemplated in the Merger Agreement, they will be duly authorized, validly issued, fully paid and non-assessable.
Our board of directors has authorized the issuance of shares of our stock without certificates; therefore, we will not issue certificates for shares of our stock. Shares of our stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Cottonwood Communities, Inc., 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. SS&C acts as our registrar and as the transfer agent for shares of our stock. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.
Class T Shares
Under the current dealer manager agreement for our ongoing
follow-on
offering, each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price.
We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this distribution fee consists of an advisor distribution fee and a dealer distribution fee. The distribution fees are paid monthly in arrears.
The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be subject to the distribution fee payable with respect to all our outstanding Class T shares.
Under our charter, we will cease paying the distribution fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). At the end of such month, each such Class T share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.

Class D Shares
Under the current dealer manager agreement for our ongoing
follow-on
offering, no upfront selling commissions or dealer manager fees are paid for sales of any Class D shares.
We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The distribution fees are paid monthly in arrears. Class D shares sold pursuant to our distribution reinvestment plan will be subject to the distribution fee payable with respect to all our outstanding Class D shares.
Class D shares are generally available for purchase only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to the prospectus.
Under our charter, we will cease paying the distribution fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.0% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). At the end of such month, each such Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Class I Shares
No upfront selling commissions, dealer manager fees or distribution fees are paid for sales of any Class I shares.
Class I shares are generally available for purchase only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, business associates, and other individuals with whom they have a close pre-existing
relationship, as well as officers and employees of us and our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to our prospectus for our follow-on
offering.
Class A Shares
Class A shares were established on August 13, 2019, and all shares of our common stock outstanding as of such date were reclassified as shares of Class A common stock. In connection with the sale of our Class A shares in our primary initial public offering, our advisor paid the dealer manager selling commissions of up to 6% of the gross primary offering proceeds. In addition, our advisor also paid the dealer manager a dealer manager fee of up to 3% of the gross primary offering proceeds from the sale of our Class A shares as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. No upfront or deferred selling commissions or dealer manager fees are paid for shares of Class A common stock sold under our distribution reinvestment plan.
Class TX Shares
In connection with the sale of our Class TX shares in our primary initial public offering, our advisor paid the dealer manager selling commissions of up to 3% of the gross primary offering proceeds. In addition, our advisor also paid the dealer manager a dealer manager fee of up to 3% of the gross primary offering proceeds from the sale of our Class TX shares as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. No upfront or deferred selling commissions or dealer manager fees are paid for shares of Class TX common stock sold under our distribution reinvestment plan.
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, our advisor pays the dealer manager a deferred selling commission with respect to our outstanding Class TX shares sold in our primary offering equal to 1% per annum of the estimated value per share for the shares of Class TX common stock for three years from the date on which such share is issued. Our advisor agreed to pay the deferred selling commission with respect to the Class TX shares sold in the primary offering and as such, the fee has no impact on us or on holders of our Class TX shares.
Each Class TX share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of our Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iii) the last calendar day of the month in which we and our dealer manager, in conjunction with our transfer agent, determine that the deferred selling commission paid with respect to Class TX shares held by such stockholder within such account equals or exceeds 3% of the aggregate gross purchase price of the Class TX shares held by such stockholder within such account and purchased in a primary offering.
In addition, after termination of a primary offering registered under the Securities Act, each Class TX share sold in that primary offering, each Class TX share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class TX share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan will automatically and without any action on the part of the holder thereof convert into Class A shares on the last calendar day of the month in which we, with the assistance of our dealer manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. We cannot predict if or when certain of the foregoing events will occur.
With respect to the conversion of Class TX shares into Class A shares, each Class TX share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class TX share multiplied by a fraction, the numerator of which is the most recent NAV per share of a Class TX share and the denominator of which is the most recent NAV per share of a Class A share. Stockholders will receive notice that their Class TX shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion of each Class TX share will be on a one-for-one
basis, as we expect the NAV per share of Class A shares and Class TX shares will be the same as there are currently no class-specific expenses associated with the different share classes.

Other Terms of Common Stock
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees, and distribution fees paid with respect to such shares would equal or exceed the applicable limit as described in the “ —Class T Shares” and “ —Class D Shares” sections above, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control.
We currently have outstanding the Series 2019 Preferred Stock. Our board of directors has no present plans to issue additional preferred stock but may do so at any time in the future without stockholder approval.
Series 2019 Preferred Stock
We have designated 12,800,000 of our preferred stock as shares of Series 2019 Preferred Stock. The Series 2019 Preferred Stock ranks senior to our common stock with respect to distribution rights and rights upon liquidation, dissolution or winding up of us.
Preferred Dividend
. Holders of the Series 2019 Preferred Stock are entitled to receive a preferred dividend equal to a 5.5% cumulative but not compounded annual return on the purchase price per share of $10.00. In the event that we extend the term of the Series 2019 Preferred Stock beyond December 31, 2023, the preferred dividend will increase to 6% during such extended term.
Term
. Unless the Series 2019 Preferred Stock has been redeemed for cash in connection with an optional redemption or a special redemption event (each as described below), we will, on December 31, 2023 (which date may be extended for two successive one-year
terms in our sole discretion), redeem all shares of Series 2019 Preferred Stock for cash at a redemption price per share equal to $10.00 plus an amount equal to all accrued and unpaid dividends thereon through the redemption date to the extent there are funds legally available therefor, and subject to the preferential rights of the holders of any class or series of our stock ranking senior to the Series 2019 Preferred Stock with respect to priority of distributions.
Voting
. Holders of the Series 2019 Preferred Stock are not entitled to vote at any meeting of our stockholders for the election of directors or for any other purpose.
Optional Early Redemption
. Subject to the special redemption rights described below, we may, at our option, redeem shares of Series 2019 Preferred Stock, in whole or in part from time to time, for cash beginning on January 1, 2022 at a price per share equal to $10.00 plus an amount equal to all accrued and unpaid dividends thereon through the date on which such shares are redeemed. The redemption date will be selected by us and will be not less than 15 nor more than 60 days after the date on which we send notice of the optional redemption. Redemptions of some but not all of the shares of Series 2019 Preferred Stock will be made on a pro rata basis unless our board elects to provide the holders of such shares a “first come, first serve” redemption option.
Special Redemption Rights
. Upon a special redemption event, we have the right to redeem the Series 2019 Preferred Stock at any time on a date selected by us in our sole discretion at a redemption price equal to $10.00 plus an amount equal to all accrued and unpaid dividends thereon through the redemption date, even if the special redemption event occurs prior to January 1, 2022. A “special redemption event” means the date on which shares of our common stock are listed for trading on a national securities exchange with at least three market makers or a New York Stock Exchange specialist.
Repurchase Rights
. Upon the request of a holder of Series 2019 Preferred Stock and subject to certain hold periods and other restrictions, we may, in the sole discretion of our board of directors, repurchase shares of Series 2019 Preferred Stock from such stockholder at a repurchase price equal to 88%, 90%, 92%, 94% or 96% of the purchase price of $10.00 during the first, second, third, fourth and fifth years of ownership, respectively, and thereafter, at a repurchase price of 98% of the purchase price. In the event of the death or complete disability of a stockholder, we may, in the sole discretion of our board, repurchase the shares of Series 2019 Preferred Stock held by such stockholder at a repurchase price of $10.00, provided that such stockholder has held its shares for at least two years.
Meetings and Special Voting Requirements
An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of common stockholders holding the requisite number of shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the MGCL or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes cast by stockholders entitled to vote who are present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.
Our charter provides that the concurrence of our board of directors is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the MGCL does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.
With respect to common stock owned by our advisor, any director or any of their affiliates, neither our advisor nor any such director, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of our advisor, such directors or any of their affiliates or any transaction between us and any of them. To the extent permitted by the MGCL, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them will not be included.
The term of our advisory agreement with our advisor is one year but it may be renewed for an unlimited number of successive one-year
periods upon the mutual consent of our advisor and us, with the approval (by majority vote) of our conflicts committee. Our conflicts committee annually reviews our advisory agreement with our advisor. While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.
Advance Notice for Stockholder Nominations and Proposals of New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.
Inspection of Books and Records
Any stockholder will be permitted access to our corporate records to which it is entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. As a part of our books and records, we maintain at our principal office an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them. We update our stockholder list at least quarterly and it is available for inspection by any stockholder or its designated agent upon request. We will also mail a copy of the list to any stockholder within 10 days of the stockholder’s request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list must keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, will be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.
Under the MGCL, a common stockholder is also entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office.
Restrictions on Ownership of Shares of Capital Stock
Ownership Limit
To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per
12-month
taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.
To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the value of our aggregate outstanding shares of capital stock or 9.8% of the value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of common stock unless exempted (prospectively or retroactively) by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board of directors receives evidence, including certain representations required by our charter, that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.
Any attempted transfer of our shares that, if effective, would result in a violation of our shares being beneficially owned by fewer than 100 persons will be null and void and the prohibited transferee will not acquire any rights in such shares. Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the trust.
Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the prohibited transferee prior to our discovery that the shares have been transferred to the trustee and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that any of our shares of our stock have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee and by the amount of any costs incurred by us in connection with the transfer. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trustee, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount such prohibited transferee was entitled to receive as set forth in this paragraph, the excess will be paid to the trustee upon demand.
In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price (as defined in our charter) at the time of the devise or gift) and (ii) the market price (as defined in our charter) on the date we, or our designee, accept the offer, both as reduced by the amount of any costs incurred by us in connection with the transfer. We will have the right to accept the offer until the trustee has sold the shares held in trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must immediately notify us of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The foregoing restrictions will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock (or such lower percentage as required by law or regulation) will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.
These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.
Suitability Standards and Minimum Purchase Requirements
State securities laws and our charter require that purchasers of our common stock in a public offering meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. All sales must also comply with applicable state and federal securities laws.
Distributions
We expect to continue to pay distributions on a monthly basis. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. Through March 31, 2022, we have funded distributions in part with offering proceeds and additional borrowings. The rate will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established
a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.
During our offering stage, when we may raise capital in our offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. We may fund such distributions from offering proceeds, third party borrowings, the sale of assets or from the maturity, payoff or settlement of debt investments. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.
The per share amount of any distributions for any class of common stock relative to the other classes of common stock shall be determined as described in the most recent multiple class plan approved by our board of directors. Under our multiple class plan in effect, distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T, Class D, Class A and Class TX shares will not be identical because of class-specific distribution fees that are deducted from the gross distributions for Class T and Class D shares. Specifically, distributions on Class T and Class D shares will be lower than our other classes of common stock because we are required to pay ongoing distribution fees with respect to the Class T and Class D shares and they are allocated on a class-specific basis. We use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific fees accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class.
To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.
To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.
For more information with respect to our distributions, see “The Companies—Cottonwood Communities, Inc.—Distribution Information” beginning on page [    ].
Tender Offers by Stockholders
Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.
In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, all tendering stockholders will have the opportunity to rescind the tender of their shares to the noncomplying stockholder within 30 days of our issuance of a position statement on such noncompliant tender offer. The noncomplying stockholder will also be responsible for all of our expenses in connection with that stockholder’s noncompliance.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or (ii) an affiliate or associate of the corporation who, at any time within the two-year
period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of the voting stock of the corporation and
(ii) two-thirds
of the votes entitled to be cast by holders of the voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds
of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8 of the MGCL
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
Although our board of directors has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors, provided that the number is not less than three. Our board of directors has the exclusive power to amend our bylaws.

Exclusive Forum for Certain Litigation
Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or our charter or bylaws or (iv) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder who is a party to such an action or proceeding must cooperate in any request that we may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program.
The exclusive forum provision of our charter does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts or for claims under state securities laws.
Restrictions on
Roll-Up
Transactions
A
Roll-Up
Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of the transaction, which we refer to as a
Roll-Up
Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed
Roll-Up
Transaction, an appraisal of all of our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed
Roll-Up
Transaction. If the appraisal will be included in a prospectus used to offer the securities of a
Roll-Up
Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a
12-month
period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed
Roll-Up
Transaction.
In connection with a proposed
Roll-Up
Transaction, the person sponsoring the
Roll-Up
Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:
remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or
receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed
Roll-Up
Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-Up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the
Roll-Up
Entity, except to the minimum extent necessary to preserve the tax status of the
Roll-Up
Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the
Roll-Up
Entity on the basis of the number of shares of common stock that such investor had held in us;

•	in which investors’ rights of access to the records of the Roll-Up Entity would be less than those provided in our charter and described above in “—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction would not be approved by our common stockholders.
Note, however, that these restrictions on
Roll-Up
Transactions can be removed from our charter by a vote of the holders of a majority of our outstanding shares eligible to vote on the matter, which is the same standard required to approve a
Roll-Up
Transaction under Maryland law. Therefore, the restrictions are not likely to impede a proposed
Roll-Up
Transaction that does not meet the above requirements if it is nonetheless favored by the holders of a majority of our common stock.
Registrar and Transfer Agent
We have engaged SS&C to serve as the registrar and transfer agent for our common stock and preferred stock. The address and telephone number of our transfer agent is as follows:
SS&C Technologies, Inc.
430 W. 7
th
Street, Suite 219065
Kansas City, Missouri 64105
Attn: Group Vice President – Full Service
or
Attn: Cottonwood (for investor account changes)
Fax: (855)
338-1452
To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or distribution reinvestment plan election, as well as stockholder repurchase requests under our share repurchase program.
Share Repurchase Program
General
We have adopted a share repurchase program whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.
You may request that we repurchase shares of our common stock through your financial professional or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•	Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase program, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase program. Stockholders should contact their broker-dealer first if they want to request the repurchase of their shares.

•
Under our share repurchase program, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

•
A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free telephone number,
(844) 422-2584.
The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•
If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•
Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this proxy statement/prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase program filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part and which will also be available on our website,
cottonwoodcommunities.com
. Written requests should be sent to the transfer agent as provided at the following address:

Cottonwood Communities, Inc.
c/o SS&C Technologies, Inc.
PO Box 219065
Kansas City, MO 64121-9015
Overnight Address:
Cottonwood Communities, Inc.
c/o SS&C Technologies, Inc.
430 W. 7th Street
Kansas City, MO 64105

•
Corporate investors and other
non-individual
entities must have an appropriate certification on file authorizing repurchases. A medallion signature guarantee may be required in connection with repurchase requests.

•
For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•
Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•
A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) a stockholder wishes to have proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than such stockholder’s address of record for the past 30 days; or (3) our transfer agent cannot confirm a stockholder’s identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.
Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to the Early Repurchase Deduction.
Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of CCI Common Stock or CROP Partnership Units to the Special Limited Partner), and we have no limits on the amounts we may use to fund repurchases from such sources.
In an effort to have adequate cash available to support our share repurchase program, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.
Repurchase Limitations
Our share repurchase program limits the total amount of aggregate repurchases of our Class T, Class D, Class I, Class A and Class TX shares (all of our classes of common stock) will be limited to no more than 2% of the aggregate NAV of our common stock outstanding per month and no more than 5% of the aggregate NAV of our common stock outstanding per calendar quarter.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at
cottonwoodcommunities.com
and in prospectus supplements filed with the SEC.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase program if in its reasonable judgment it deems a suspension to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special, current or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase program is suspended, our board of directors must consider at least quarterly whether the continued suspension of the share repurchase program is in our best interest and the best interest of our stockholders. Our board of directors must affirmatively authorize the recommencement of the plan if it is suspended before stockholder requests will be considered again. Our board of directors cannot terminate our share repurchase program absent a liquidity event which results in stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.
Shares held by our advisor acquired as payment of CCI Advisor’s management fee will not be subject to the share repurchase program, including with respect to any repurchase limits or the Early Repurchase Deduction.
Early Repurchase Deduction
There is no minimum holding period for repurchase of the Class T, Class D and Class I shares and holders of such shares can request that we repurchase their shares at any time. Holders of Class A and Class TX shares must hold their shares at least one year before they are eligible to be repurchased. Repurchases will be made at the transaction price in effect on the Repurchase Date, with the following exceptions (collectively, the “Early Repurchase Deduction”): (i) Class T, Class D and Class I shares that have not been outstanding for at least one year will be repurchased at 95.0% of the transaction price, (ii) Class A and Class TX shares that have been outstanding for at least five years and less than six years will be repurchased at 95.0% of the transaction price, (iii) Class A and Class TX shares that have been outstanding for at least three years and less than five years will be repurchased at 90.0% of the transaction price and (iv) Class A and Class TX shares that have been outstanding for at least one year and less than three years will be repurchased at 85.0% of the transaction price. For purposes of the Early Repurchase Deduction, the holding period is measured from the date the stockholder acquired the share (the “Acquisition Date”) through the first calendar day immediately following the prospective repurchase date. With respect to holders of Class A shares who acquired their shares pursuant to a merger transaction, the Acquisition Date is the date the holder acquired the corresponding share that was exchanged in the merger transaction. In addition, with respect to Class A and Class TX shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend, the shares will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan share or stock dividend relate. The Acquisition Date for stockholders who received shares of CCI Common Stock in exchange for their CROP Partnership Units is measured as of the date the exchange occurred and they received shares of our common stock. The Early Repurchase Deduction will also generally apply to minimum account repurchases. With respect to Class T, Class D and Class I shares, the Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. In connection with repurchases resulting from death or qualifying disability, we may, from time to time, waive the Early Repurchase Deduction with respect to the Class T, Class D and Class I shares that have been outstanding for less than a year and the Class A and Class TX shares that have been outstanding for at least two years, and reduce the Early Repurchase Deduction for Class A and Class TX shares that have been outstanding for less than two years such that the shares are repurchased at 95% of the transaction price. In addition, we may, from time to time, waive the Early Repurchase Deduction with respect to all classes of shares in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.
As set forth above, we may waive or reduce the Early Repurchase Deduction in respect of the repurchase of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an individual retirement account (“IRA”) or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the waiver of the Early Repurchase Deduction upon death does not apply.
Furthermore, as set forth above, we may waive or reduce the Early Repurchase Deduction in respect of repurchase of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the stockholder, provided that the condition causing the qualifying disability was not pre-existing
on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the waiver of the Early Repurchase Deduction upon disability does not apply.
Items of Note
When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•
all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form
1099-B
the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by contacting our transfer agent at our toll-free telephone number, (844)
422-2584,
we will utilize the
first-in-first-out
method.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.
In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial professionals, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.
The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the
90-
or
180-day
suspension, any transaction restrictions placed on a stockholder may be removed.
Mail and Telephone Instructions
We will not be liable for any act done in good faith or for any good faith omission to act. We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial professional as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial professional of any liability with respect to the discrepancy.
Status of our Share Repurchases
During the calendar year ended December 31, 2021 and the three months ended March 31, 2022, we repurchased shares of our common stock in the following amounts at the then-applicable transaction price (reduced as applicable by the Early Repurchase Deduction):

Month of:	Total Number of Shares Repurchased (1)	Repurchases as a Percentage of CCI’s NAV (2)	Average Price Paid per Share	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs (3)
June 2021 (4)	—	0.1039128%	—	—
July 2021	16,389	0.2040498%	9.628325	—
August 2021	54,117	0.0259429%	11.0709	—
September 2021	7,272	0.083786%	10.865667	—
October 2021	23,451	0.1855739%	13.224029	—
November 2021	47,369	0.1930354%	14.94411	—
December 2021	51,193	0.0713941%	15.15376	—
January 2022	19,455	0.2515974%	15.1234	—
February 2022	64,094	0.3666583%	17.203538	—
March 2022	99,500	0.1039128%	17.13687	—
Total	382,840	—	$13.816733	—

(1)	All shares have been repurchased pursuant to our share purchase program.
(2)
Represents aggregate NAV of the shares repurchased under our share repurchase plan over aggregate NAV of all shares of our common stock outstanding, in each case, based on our NAV as of the last calendar day of the prior month. Pursuant to our share repurchase program, we may repurchase up to 2% of the aggregate NAV of our common stock outstanding per month and 5% of the aggregate NAV of our common stock outstanding per calendar quarter.

(3)	All repurchase requests under our share repurchase plan were satisfied. We funded our repurchases with cash available from operations, financing activities and capital raising activities.
(4)	Our share purchase program was suspended in December 2020 in connection with the 2021 Mergers and resumed with its current terms for repurchases for the month of June 30, 2021.

SUMMARY OF CROP PARTNERSHIP AGREEMENT
The following is a summary of the material provisions of the Sixth Amended and Restated Limited Partnership Agreement of CROP, which we refer to as the “CROP Partnership Agreement” and is qualified in its entirety by reference thereto. The following summary should be read in conjunction with the CROP Partnership Agreement for complete information on the rights, terms, conditions and obligations of the partners. To obtain a copy of the CROP Partnership Agreement, see “Where You Can Find More Information” on page [    ].
General Partner and Limited Partners
Cottonwood Communities GP Subsidiary, LLC (the “General Partner”), our wholly owned subsidiary, is the general partner of CROP. In connection with all issuances of CCI Common Stock or other securities, CCI will contribute to the General Partner and the General Partner will make capital contributions to CROP of the proceeds from such issuances.
CC Advisors – SLP, LLC (the “Special Limited Partner”) is the special limited partner of CROP. In addition, CROP has four classes of equity securities outstanding including general partner units, CROP Common Units, Series 2019 Preferred Units and CROP LTIP Units.
Operations
The CROP Partnership Agreement requires CROP to be operated in a manner that will enable it to (i) conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the DRULPA and in such a manner as to permit CCI at all times to qualify as a REIT and not be subject to any taxes under Section 857 or Section 4981 of the Code, (ii) enter into any partnership, joint venture or other similar arrangement and (iii) do anything necessary, convenient or incidental to the foregoing.
Capital Contributions and Issuances of Additional Partnership Units
The General Partner is authorized to cause CROP to issue additional partnership interests for any purpose and at any time, including, but not limited to, additional classes of partnership interests issued in connection with acquisitions of properties, to the partners or to other persons on terms and conditions established by the General Partner in its sole discretion and without the approval of any limited partner. The General Partner is authorized to cause CROP to issue partnership interests (i) upon the conversion, redemption or exchange of any debt or other securities issued by CROP, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and CROP and (iii) in connection with any merger of any other entity into CROP or any of its subsidiaries if set forth in the applicable merger agreement. Any additional partnership interests issued by CROP may be issued in one or more classes or series with designations, preferences and other rights that are senior to any limited partner interests.
CCI may not issue any additional securities other than to all holders of CCI Common Stock unless (i) CROP issues to the General Partner and the General Partner issues to CCI partnership interests or options, warrants, convertible or exchangeable securities or other rights of CROP having designations, preferences and other rights, with substantially similar economic interests as the additional securities and (ii) CCI contributes to the General Partner and the General Partner contributes to CROP the net proceeds from the issuance of such additional securities and from any exercise of rights contained in such additional securities. Notwithstanding the foregoing, CCI may issue additional securities in connection with an acquisition of property to be held directly by CCI but only if such acquisition and issuance have been approved and determined to be in the best interests of CCI, the General Partner and CROP by a majority of CCI’s independent directors. CCI generally may issue additional securities for less than fair market value, and cause CROP to issue to the General Partner corresponding partnership interests (and CCI to issue corresponding interests), if (i) CCI concludes in good faith that such issuance is in the best interests of CCI, the General Partner and CROP (including, by way of example, the issuance of shares of CCI Common Stock and corresponding CROP general partner units pursuant to an employee share purchase plan or stock option plan providing for purchases of CCI Common Stock at a discount from the fair market value) and (ii) CCI contributes to the General Partner and the General Partner contributes to CROP all proceeds from such issuance and exercise.
Distributions of Net Income and Net Loss
Distributions of Cash from Operations
Unless otherwise provided in the CROP Partnership Agreement, CROP will distribute cash from operations as follows:

(6)	First, to the Special Limited Partner until the Special Limited Partner has received an amount equal to the performance participation interest (as described below).

(7)	Second, to the holders of the Series 2019 Preferred Units as set forth in the partnership unit designations attached to the CROP Partnership Agreement; and

(8)	Thereafter, to the Common Limited Partners, the LTIP Limited Partners and the General Partner in proportion to their percentage interests.
So long as CCI qualifies as a REIT, CCI, and consequently, the General Partner and CROP, will be required to distribute at least 90% of their taxable income.
Distributions Upon Liquidation
Upon liquidation of CROP, after payment of, or adequate provision for, debts and obligations of CROP, including any partner loans and any preferred distributions required pursuant to the partnership unit designation and after payment of any accrued but undistributed performance participation interest, any remaining assets of CROP will be distributed to the Common Limited Partners, the LTIP Limited Partners and the General Partner as set forth above in “—Distributions of Cash from Operations.”
Performance Participation Interest
So long as the advisory agreement has not been terminated (including by means of non-renewal),
the Special Limited Partner holds a performance participation interest in CROP also referred to as a performance participation allocation that entitles it to an annual distribution, promptly following the end of each year (which will accrue on a monthly basis) in an amount equal to:

(9)
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (A) the Hurdle Amount for that period and (B) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a
“Catch-Up”);
and

(10)	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
For purposes of this section:
“Hurdle Amount” refers to, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the net asset value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year and all Participating Partnership Units issued since the beginning of the applicable calendar year, taking into account the timing and amount of all distributions accrued or paid

(without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending net asset value of the Participating Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the performance participation interest and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the performance participation allocation upon such repurchase as described below.
“Loss Carryforward Amount” refers to an amount initially equal to zero and which will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero, and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of calculation of the Special Limited Partner’s performance participation.
“Participating Partnership Units” refers to the CROP Common Units, the CROP LTIP Units, the CROP Special LTIP Units or the CROP general partner units, and excludes any CROP preferred units.
“Total Return” refers to for any period since the end of the prior calendar year, the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate net asset value of such Participating Partnership Units since the beginning of such year, before giving effect to (A) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (B) any allocation or accrual to the performance participation interest and (C) any applicable distribution fee expenses (including any payments made to the general partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of the Participating Partnership Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.
The following special provisions will be applicable to the performance participation interest:

•	Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

•
With respect to all partnership units that are repurchased at the end of any month in connection with repurchases of shares of CCI Common Stock pursuant to CCI’s share repurchase program, the Special Limited Partner will be entitled to a performance participation allocation in an amount calculated as described above calculated in respect of the portion of the year for which such CROP partnership units were outstanding, and proceeds for any such partnership unit repurchase will be reduced by the amount of any performance participation allocation.

•
The performance participation interest may be payable in cash or CROP Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner will receive the number of CROP Common Units that results from dividing the performance participation interest by the net asset value per CROP Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner may request CROP to redeem such CROP Common Units from the Special Limited Partner at any time thereafter pursuant to the CROP Partnership Agreement. Any CROP Common Units received by the Special Limited Partner will not be subject to the one-year
holding requirement with respect to the exchange right described below.

•
The measurement of the change in net asset value for the purpose of calculating the Total Return is subject to adjustment by the CCI Board to account for any dividend, split, recapitalization or any other similar change in CROP’s capital structure or any distributions that the CCI Board deems to be a return of capital if such changes are not already reflected in CROP’s net assets.

•	The Special Limited Partner will not be obligated to return any portion of the performance participation interest paid due to the subsequent performance of CROP.

•
In the event that the advisory agreement is terminated (including by means of non-renewal),
the Special Limited Partner will be allocated any accrued performance participation interest with respect to all CROP partnership units as of the date of such termination.

Rights, Obligations and Powers of the General Partner
The General Partner generally has full, complete and exclusive discretion to manage and control the business of CROP. The authority of the General Partner generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, manage, lease, dispose of and exchange any property and other assets;

•	develop land, construct buildings and make other improvements or renovations on property owned or leased by CROP;

•	authorize, issue, sell, redeem or otherwise purchase any partnership interests or any securities of CROP;

•	manage the financings of CROP and become a guarantor or co-maker on any indebtedness of the General Partners or its subsidiaries;

•	make loans or advances to any person, including affiliates of the General Partner and CROP, for any purpose pertaining to the business of CROP;

•	pay, either directly or by reimbursement, all administrative expenses to third parties, CCI, the General Partner or its affiliates;

•	use assets of CROP for any purpose consistent with the CROP Partnership Agreement;

•	lease all or any portion of any of CROP’s assets;

•	prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against CROP, its partners or its assets;

•	deal with any and all governmental agencies having jurisdiction over CROP’s assets or business;

•	make or revoke any election permitted or required of CROP by any taxing authority and file all federal, state and local income tax returns on behalf of CROP;

•	maintain such insurance coverage for the protection of CROP, its assets, or any other purpose convenient or beneficial to CROP and manage any insurance proceeds;

•	hire and dismiss employees and contractors of CROP;

•
retain legal counsel, accountants, consultants, real estate brokers and other persons for services of any kind in connection with CROP’s business and pay such remuneration as the General Partner deems reasonable;

•	negotiate and enter into agreements on behalf of CROP;

•	distribute cash or other assets of CROP in accordance with the CROP Partnership Agreement;

•	form or acquire an interest in, and contribute property to, any limited or general partnership, joint venture, limited liability company, corporation, subsidiary or other entity or relationship;

•	establish reserves for working capital, capital expenditures, contingent liabilities or any other purpose of CROP;

•	merge, consolidate or combine CROP with or into another entity;

•	take any and all actions necessary to adopt or modify any distribution reinvestment plan of CROP or CCI; and

•	take all acts necessary to ensure CROP will not be classified as a “publicly traded partnership.”
Reimbursement of Expenses
The General Partner is not compensated for its services as general partner of CROP. The General Partner and CCI are entitled to reimbursement by CROP for all administrative expenses incurred on behalf of CROP, including any salaries or other payments to directors or officers of the General Partner and CCI and any accounting and legal expenses of the General Partner and CCI, which such expenses the partners have agreed are expenses of CROP and not the General Partner or CCI. In addition to the reimbursement by CROP of all administrative expenses, CROP will pay or reimburse the General Partner and CCI for the following:

•
costs and expenses relating to the formation and operation of CCI, the General Partner and their subsidiaries, including any costs, expenses or fees payable to any director or officer of the General Partner or CCI;

•	costs and expenses relating to any offering, issuance or registration of securities by CCI or the General Partner and all statements, reports, fees and expenses incidental thereto;

•	costs and expenses associated with any repurchase of any securities by CCI or the General Partner;

•	costs and expenses associated with the preparation and filing of any periodic or other reports and communications by CCI or the General Partner under federal, state or local laws or regulations;

•	costs and expenses associated with compliance by CCI and the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC;

•
costs and expenses incurred by CCI or the General Partner relating to any issuance or redemption of any CROP partnership interests, CCI Common Stock or any other securities of CCI or the General Partner; and

•	all other operating or administrative costs of CCI and the General Partner incurred in the ordinary course of their business on behalf of or in connection with CROP.
Exchange Right
Subject to certain restrictions described below and in the CROP Partnership Agreement, each Common Limited Partner has the right to exchange its CROP Common Units for, at the option of CROP, an equivalent number of shares of Class I CCI Common Stock (the “REIT Shares Amount”), or cash equal to the fair market value of the Class I CCI Common Stock (the “Cash Amount”), which would have otherwise been received pursuant to such exchange. The exchange right will not be available until all of the following have occurred (the “Exchange Date”): (i) the Common Limited Partner has held its CROP Common Units for at least one year following the effective time of the CROP Merger (including, if applicable, the amount of time such Common Limited Partner held the CROP preferred units or CROP LTIP Units which were converted into such CROP Common Units), (ii) the shares of Class I CCI Common Stock to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iii) the exchange does not result in a violation of the restrictions on stock ownership set forth in the CCI Charter. A Common Limited Partner may not deliver more than two Exchange Notices during each calendar year and may not exercise the exchange right for less than 1,000 CROP Common Units or, if such Limited Partner owns less than 1,000 CROP Common Units, all of the CROP Common Units held by such Common Limited Partner. The General Partner has the right to assign this exchange right to CCI.

Call Right of the General Partner
In the event of a General Partner Liquidity Event (as defined below) or immediately prior to a General Partner Liquidity Event, the General Partner will have the right to purchase all of the CROP Common Units held by a Common Limited Partner and all of the CROP LTIP Units and/or CROP Special LTIP Units held by an LTIP Limited Partner at a price equal to the Cash Amount; provided, however, that the General Partner may, in its sole discretion, beginning on or after the Exchange Date, elect to purchase such called units by paying to such limited partner the REIT Shares Amount in lieu of the Cash Amount. A “General Partner Liquidity Event” means the (i) the sale of all or substantially all of (A) the General Partner partnership interests held by the General Partner or (B) the interests in the General Partner held by CCI, (ii) the sale, exchange or merger of the General Partner or CCI or (iii) any listing of the CCI Common Stock on a national securities exchange; provided, however, that each the foregoing does not include the liquidation of the General Partner and transfer of its General Partner interest to CCI or the transfer by CCI of all of its partnership interests in CROP to the General Partner. The General Partner has the right to assign this call right to CCI.
Amendment of CROP Partnership Agreement
The General Partner’s consent will be required for any amendment of the CROP Partnership Agreement. The General Partner, without the consent of any limited partner (other than the Special Limited Partner if such amendment adversely affects the economic rights of the Special Limited Partner), may amend the CROP Partnership Agreement in any respect; provided, however, that the following amendments will require a majority vote of the Common Limited Partners:

•	any amendment affecting the operation of the conversion factor or exchange right in a manner adverse to the Common Limited Partners;

•
any amendment that would adversely affect the rights of the Common Limited Partners to receive the distributions payable to them pursuant to the CROP Partnership Agreement (other than with respect to the issuance of additional Participating Partnership Units and CROP preferred units);

•
any amendment that would economically reduce CROP’s relative share of net income and net loss to the limited partners (other than with respect to the issuance of additional Participating Partnership Units and CROP preferred units); or

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CROP.
Term and Dissolution
CROP has perpetual duration, unless sooner dissolved upon the first to occur of the following:

•	the General Partner declares bankruptcy, is removed or withdraws from CROP, provided, however, that the remaining partners may decide to continue the business of CROP;

•	90 days after the sale or other disposition of all or substantially all of the assets of CROP (but not a transfer to a General Partner subsidiary); or

•	the determination by the General Partner that CROP should be dissolved.
Transferability of Interests
The limited partners of CROP generally may not transfer all or any portion of their limited partner interest in CROP without the consent of the General Partner. The General Partner also may not transfer all or any portion of its general partner interest in CROP or withdraw as the general partner, and CCI may not transfer its interest in the General Partner, other than as permitted in the CROP Partnership Agreement. In addition, the General Partner may not engage in any merger, consolidation or other combination with or into another entity, or sell all or substantially all of its assets, which in each case results in a change of control of the General Partner or CCI unless (i) the transaction is approved by a majority vote of the Common Limited Partners, (ii) as a result of the transaction, all Common Limited Partners will receive for each CROP Common Unit an amount of cash, securities or other property equal in value to the amount a holder of one share of Class I CCI Common Stock received in the transaction (or in the case of a purchase, tender or exchange offer accepted by more than 50% of the outstanding CCI Common Stock, the greatest amount the limited partner would have received had it exercised its exchange right and sold, tendered or exchanged pursuant to such offer), or (iii) the General Partner or CCI is the surviving entity in the transaction and either (A) the holders of shares of CCI Common Stock receive no consideration in the transaction or (B) the Common Limited Partners receive for each CROP Common Unit, an amount of cash, securities or other property that is no less than the amount a holder of one share of Class I CCI Common Stock receives in the transaction.
Limitation on Liabilities
The General Partner, its affiliates, or any of their respective officers, trustees, directors, stockholders, partners, members, employees, representatives or agents, and any officer, employee, representative or agent of CROP and its affiliates and such other persons designated by the General Partner will not be liable for monetary damages to CROP or any of its partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if acting in good faith.
Class T Units, Class D Units, Class I Units, Class A Units and Class TX Units
In general, the Class T units, Class D units, Class I units, Class A units and Class TX units are intended to correspond on a one-for-one
basis with our Class T shares, Class D shares, Class I shares, Class A shares and Class TX shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to CROP and receive CROP units that correspond to the classes of our shares sold.
In general, each Class T unit, Class D unit, Class I unit, Class A unit and Class TX unit will share in distributions from CROP when such distributions are declared by us, which decision will be made in our sole discretion. Upon CROP’s liquidation, Class T units and Class D units will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class, and the resulting Class I units, Class A units and Class TX units will share on a unit-by-unit
basis in the assets of CROP that are available for distribution as described under “—Distributions of Net Income and Net Loss – Distributions Upon Liquidation.” In addition, a portion of the items of income, gain, loss and deduction of CROP for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by CROP.
For each common unit, investors generally will be required to contribute money or property, with a net equity value determined by the General Partner or us. Holders of CROP Partnership Units will not be obligated to make additional capital contributions to CROP. Further, these holders will not have the right to make additional capital contributions to CROP or to purchase additional CROP Partnership Units without the consent of the General Partner or us.
Our advisor may elect to receive its management fee in cash, Class I shares or Class I units, and distributions on the Special Limited Partner’s performance participation allocation may be payable in cash or Class I units at the election of the Special Limited Partner. See “—Performance Participation Interest” above.
Series 2019 Preferred Units
CROP classified 12,800,000 of its preferred units as “Series 2019 Preferred Units.” The rights, powers, privileges, restrictions, qualifications and limitations of the Series 2019 Preferred Units are set forth in a partnership unit designation attached to the CROP Partnership Agreement. The Series 2019 Preferred Units rank senior to the CROP Common Units with respect to distribution rights and rights upon liquidation, dissolution or winding up of CROP. All Series 2019 Preferred Units are issued to CCI and correspond to the number of issued and outstanding shares of Series 2019 Preferred Stock.

Distributions
Holders of the Series 2019 Preferred Units are entitled to receive a distribution equal to a 5.5% cumulative but not compounded annual return on the purchase price of $10.00. In the event that the Series 2019 Preferred Units are outstanding on or after January 1, 2024, the distribution rate will increase to 6%.
Voting
Holders of the Series 2019 Preferred Units are not entitled to vote on any matters.
Mandatory Redemption
Unless the Series 2019 Preferred Units have been redeemed for cash in connection with an optional redemption or a special redemption event (each as described below), CROP will, on December 31, 2023 (which may be extended), redeem all of the Series 2019 Preferred Units for cash at a redemption price equal to $10.00 per unit plus all accrued and unpaid distributions thereon through the redemption date to the extent there are funds legally available therefor, and subject to the preferential rights of the holders of any partnership units that have a liquidation preference to the Series 2019 Preferred Units. The General Partner may, in its sole discretion and only if CCI extends the term of the Series 2019 Preferred Stock, extend the redemption date of the Series 2019 Preferred Units for up to two successive one-year
periods.
Optional Redemption
Subject to the special redemption rights described below, CROP may, in the sole discretion of the General Partner, redeem the Series 2019 Preferred Units at any time prior to January 1, 2022, in whole or in part, for cash at a redemption price equal to $10.00 per unit plus all accrued and unpaid distributions through the redemption date.
Special Redemption Event
Upon a special redemption event, CROP may, in the sole discretion of the General Partner, redeem the Series 2019 Preferred Units for cash at a redemption price equal to $10.00 per unit plus all accrued and unpaid distributions thereon through the redemption date. A “special redemption event” means the date that the shares of CCI Common Stock are listed for trading on a national securities exchange with at least three market makers or a New York Stock Exchange specialist.
Ownership Restrictions
The Series 2019 Preferred Units are transferable and must be owned and held at all times solely by the General Partner or CCI.
Adjustments
If the number of outstanding shares of Series 2019 Preferred Stock is adjusted at any time or from time to time as a result of any stock dividend, or any reclassification, subdivision or combination of the outstanding shares of Series 2019 Preferred Stock into a greater or smaller number of shares of Series 2019 Preferred Stock, then a similar adjustment to the number of outstanding Series 2019 Preferred Units will be made in order to preserve the economic equivalence of the Series 2019 Preferred Stock and the Series 2019 Preferred Units.
LTIP Units and Special LTIP Units
Prior to completion of the CRII Merger, CRII granted equity awards of LTIP Units and CROP Special LTIP Units (for purposes of this section referred to collectively as the “LTIP Units”) to certain senior officers of

CRII and CROP under its long-term incentive program. CCI also granted equity awards of CCOP LTIP Units and CCOP Special LTIP Units to certain of CCI’s senior officers prior to completion of the CRII Merger, which converted into the right to receive LTIP Units at the effective time of the CROP Merger. CCI expects to continue to grant equity awards of CROP LTIP Units and CROP Special LTIP Units to certain senior officers and directors. The LTIP Units are a separate series of limited partnership units of CROP, which are convertible into CROP Common Units upon achieving certain vesting and performance requirements. Awards of LTIP Units are subject to the conditions and restrictions determined by our compensation committee, including continued employment or service, computation of financial metrics and/or achievement of pre-established
performance goals and objectives. If the conditions and/or restrictions included in an LTIP Unit award agreement are not attained, holders will forfeit the LTIP Units granted under such agreement. Unless otherwise provided, the CROP LTIP Unit awards (whether vested or unvested) will entitle the holder to receive current distributions from CROP, and the CROP Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distributions from CROP. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to CROP Common Units on a one-for-one
basis.
The LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and CCI does not expect the grant, vesting or conversion of the LTIP Units to produce a tax deduction for CCI based on current U.S. federal income tax law. As profits interests, the LTIP Units initially will not have full parity, on a per unit basis, with the CROP Common Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can, over time, achieve full parity with the CROP Common Units and therefore, accrete to an economic value for the holder equivalent to the CROP Common Units. If such parity is achieved, the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one
basis into CROP Common Units, which in turn may be exchanged, upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of Class I CCI Common Stock or for shares of Class I CCI Common Stock, at CCI’s election. However, there are circumstances under which the LTIP Units will not achieve parity with the CROP Common Units, and until such parity is reached, the value that a holder could realize for a given number of LTIP Units will be less than the value of an equal number of shares of Class I CCI Common Stock and may be zero.

COMPARISON OF RIGHTS OF THE CMOF STOCKHOLDERS AND THE CCI STOCKHOLDERS
If the Mergers are consummated, the CMOF stockholders will become CCI stockholders. The rights of the CMOF stockholders are currently governed by and subject to the provisions of the MGCL, the CMOF Charter and the CMOF Bylaws. Upon consummation of the Mergers, the rights of the former CMOF stockholders who receive CCI Common Stock in connection with the Company Merger will continue to be governed by the MGCL and will be governed by the CCI Charter and the CCI Bylaws, rather than the CMOF Charter and the CMOF Bylaws.
The following is a summary of the material differences between the rights of the CMOF stockholders and the CCI stockholders (which will be the rights of the stockholders of the Combined Company following the Mergers), but does not purport to be a complete description of those differences or a complete description of the terms of CCI Common Stock subject to issuance in the Company Merger. The following summary is qualified in its entirety by reference to the relevant provisions of Maryland law, the CCI Charter, the CCI Bylaws, the CMOF Charter and the CMOF Bylaws.
Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing corporate instruments of each of CCI and CMOF, copies of which are available, without charge, to any person or entity, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information” on page [    ].
Authorized Capital Stock
CCI
. CCI is authorized to issue an aggregate of 1,100,000,000 shares of capital stock, consisting of (i) 125,000,000 shares classified as “Class A Common Stock,” par value of $0.01 per share, (ii) 50,000,000 shares classified as “Class TX Common Stock,” par value of $0.01 per share, (iii) 275,000,000 shares classified as “Class T Common Stock,” par value of $0.01 per share, (iv) 275,000,000 shares classified as “Class D Common Stock,” par value of $0.01 per share, (v) 275,000,000 shares classified as “Class I Common Stock,” par value of $0.01 per share, and (vi) 100,000,000 shares of preferred stock, par value of $0.01 per share, of which 12,800,000 have been classified as “Series 2019 Preferred Stock.” As of July 8, 2022, there were issued and outstanding 23,020,124.94 Class A shares of common stock, 1,018.72 Class D shares of common stock, 3,343,059.27 Class T shares of common stock, 17,531.59 Class TX shares of common stock, 2,186,819.25 Class I shares of common stock, and 12,729,485.20 shares of Series 2019 Preferred Stock.
CMOF
. CMOF is authorized to issue an aggregate of 1,100,000,000 shares of capital stock, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. As of July 8, 2022, there were 5,001,000 shares of CMOF Common Stock issued and outstanding and no shares of CMOF preferred stock issued and outstanding.
Term
CCI
. CCI intends to operate as a perpetual-life REIT. As such, the CCI Charter has no requirement for CCI to consider a liquidity event.
CMOF
. The CMOF Charter provides that CMOF will terminate on June 30, 2025 (as may be extended pursuant to CMOF’s Charter, the “Termination Date”) unless sooner terminated by the CMOF Board or otherwise extended. The CMOF Board may extend the Termination Date for two one-year
terms in its sole discretion and thereafter, the CMOF stockholders will have the option to extend the Termination Date, by a majority vote, for two additional one-year
terms. If the CMOF Board or stockholders do not approve of an extension, CMOF will begin an orderly sale of its assets within one year from the Termination Date. In the event a listing (i.e., the listing of the CMOF Common Stock on a national securities exchange or trading of the CMOF Common Stock in an over-the-counter
market) occurs on or before the termination date, CMOF will continue perpetually unless dissolved pursuant to a vote of the stockholders or any applicable provision of the MGCL.
Number of Directors; Director Experience
CCI
. The CCI Charter provides that the number of directors may be increased or decreased from time to time pursuant to the CCI Bylaws but may never be less than three. The current size of the CCI Board is five, including three independent directors. Directors who are not independent directors must have at least three years of relevant experience in acquiring and managing the type of assets being acquired by CCI.
CMOF
. The CMOF Charter provides that the number of directors may be increased or decreased from time to time pursuant to the CMOF Bylaws but may never be less than the minimum number required by the MGCL, nor more than 15. The current size of the CMOF Board is four. Directors are not required to have relevant experience to serve on the CMOF Board.
Classified Board and Term of Directors
CCI
. The CCI Board is not classified. Each CCI director will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms.
CMOF
. The CMOF Board is classified into three classes. Each class of directors will be elected for successive terms ending at the annual meeting of stockholders in the third year after election and until his or her successor is elected and qualified. Directors may be elected to an unlimited number of successive terms.
Independent Directors
CCI
. A majority of CCI’s directors must be independent directors. An “independent director” is a person who is not one of CCI’s officers or employees or an officer or employee of CCI Advisor, CCI’s sponsor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in the CCI Charter. CCI’s conflicts committee must nominate all individuals for independent director positions. At least one independent director must have three years of relevant real estate experience.
CMOF
. The CMOF Board is not required to have independent directors.
Election of Directors
CCI
. A majority of the votes cast by the CCI stockholders entitled to vote who are present in person or by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the CCI Board, vote to elect the directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
CMOF
. A plurality of all the votes cast at a meeting of CMOF stockholders duly called and at which a quorum is present will be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative voting.
Removal of Directors
CCI
. At any meeting of stockholders called expressly, but not necessarily solely, for the removal of directors, any director or the entire CCI Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

CMOF
. Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed for cause at an annual or special meeting of the stockholders by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For purposes of the relevant provision of the CMOF Charter, “cause” means, with respect to any director, a final judgment of a court of competent jurisdiction holding that the director committed fraud, gross negligence or willful misconduct.
Vacancies of Directors
CCI
. A vacancy on the CCI Board that results from the removal of a director may be filled by either the stockholders or a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the CCI Board for any other cause may be filled by a majority of the remaining directors, even if such majority is less than a quorum. The conflicts committee must nominate replacements for vacancies among the independent director positions. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified.
CMOF
. Subject to the rights of holders of one or more classes or series of preferred stock to elect directors and except for any rights of stockholders to fill a vacancy created by the removal of a director as may be required by statute, any and all vacancies on the CMOF Board resulting from any cause may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.
Conflicts Committee; Board Committees
CCI
. The CCI Board may establish any committees it deems appropriate provided that a majority of the members of each committee are independent directors. CCI must have a conflicts committee of the CCI Board composed of all of the independent directors if CCI is being advised by CCI Advisor. The approval of the conflicts committee is required for, among other matters, any changes to the provisions in the CCI Charter relating to CCI Advisor and CCI’s investment policies.
CMOF
. The CMOF Board may appoint from among its members one or more committees, composed of one or more directors, which committees will serve at the pleasure of the CMOF Board.
Annual Meetings of Stockholders
CCI
. An annual meeting of stockholders will be held at a date and time set by the CCI Board, provided that the annual meeting must be held at least 30 days after delivery of the annual report to the stockholders. The purpose of the annual meeting will be to elect directors and transact such other business as may properly come before the meeting. The CCI Board and the conflicts committee must take reasonable efforts to ensure this requirement is met.
CMOF
. An annual meeting of stockholders will be held at a date and time set by the CMOF Board. The purpose of the annual meeting will be the election of directors and the transaction of any other business that may properly come before such meeting. Failure to hold an annual meeting will not invalidate CMOF’s existence or affect any otherwise valid act of CMOF.
Special Meetings of Stockholders
CCI.
The president, the chief executive officer, a majority of the CCI directors or a majority of the independent directors may call special meetings of stockholders. Special meetings must be called by the secretary of CCI to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast in the aggregate not less than 10% of the votes entitled to be cast on such matter at such meeting. Such request must state the purpose of the meeting and the matters proposed to be acted upon at such meeting. The secretary must, within 10 days of receipt of such written notice, provide the stockholders written notice of the meeting and the purpose of such meeting, which must be held not less than 15 nor more than 60 days after distribution of the notice of the special meeting, and held at the time and place specified in the request, or if none is specified, at a time and place convenient to the stockholders.
CMOF
. The chairman of the board, the chief executive officer, the president and the CMOF Board may call a special meeting of the stockholders. Special meetings must be called by the secretary of CMOF to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders who are entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Any stockholder of record seeking to have stockholders request a special meeting must also, by sending written notice to the secretary, request the CMOF Board to fix a request record date to determine the stockholders entitled to request a special meeting. In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting signed by stockholders of record as of the request record date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting must be delivered to the secretary within 60 days after the request record date. The meeting must be held at such place, date and time as may be designated by the CMOF Board; provided, however, that the date of any such meeting will be not more than 90 days after the record date for such meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals
CCI
. The CCI Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the CCI Board and the proposal of business to be considered by stockholders may be made only (i) pursuant to CCI’s notice of the meeting, (ii) by or at the direction of the CCI Board or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the CCI Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the CCI Bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.
In general, a stockholder’s notice must be delivered to the secretary at CCI’s principal executive office no earlier than 150 days nor later the 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered no earlier than 150 days nor later the 120 days prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.
Generally, only such business will be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to CCI’s notice of said meeting. Nominations of individuals for election to the CCI Board may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the CCI Board or (ii) provided that the special meeting has been called in accordance with the CCI Bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in the CCI Bylaws.
CMOF
. The CMOF Bylaws provide that nominations of individuals for election to the CMOF Board and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) by or at the direction of the CMOF Board, (ii) by any stockholder who was a stockholder of record both at the time of giving of notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with notice procedures in the CMOF Bylaws or (iii) to the extent required by applicable law by the persons and subject to the applicable requirements provided for therein.
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) above, the stockholder must have given timely notice thereof in writing to the CMOF secretary and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice must be delivered to the secretary at CMOF’s principal executive office no earlier than 150 days nor later than 5:00 p.m., Local Time, 120 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered no earlier than 150 days nor later than 5:00 p.m., Local Time, on the later of the 120 th
day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
Nominations of individuals for election to the CMOF Board may be made at a special meeting of stockholders at which one or more directors are to be elected only (i) by or at the direction of the CMOF Board or (ii) by a stockholder that has requested that a special meeting be called for the election of one or more directors in compliance with the procedures set forth in the CMOF Bylaws, but only with respect to an individual identified as a proposed nominee in the record date request notice submitted by such stockholder with respect to such special meeting.
Voting Rights
CCI
. Each holder of CCI Common Stock is entitled to one vote per share on all matters upon which stockholders are entitled to vote, except that CCI Advisor, any CCI director or any of their affiliates may not vote or consent on matters submitted to stockholders regarding the removal of CCI Advisor, the CCI directors or any of their affiliates or any transaction between CCI and CCI Advisor, a CCI director or any of their affiliates. Unless a greater vote is otherwise required or permitted under the MGCL, the CCI Charter or the CCI Bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter that may properly come before the meeting.
CMOF
. Each holder of CMOF Common Stock is entitled to one vote per share on all matters upon which stockholders are entitled to vote. Unless a greater vote is otherwise required or permitted under the MGCL, the CMOF Charter or the CMOF Bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter that may properly come before the meeting, except that a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.
Distributions
CCI
. Dividends and other distributions upon the stock of CCI may be authorized by the CCI Board and declared by CCI, subject to the provisions of the MGCL and the CCI Charter. Dividends and other distributions may be paid in cash, property or stock of CCI, subject to the provisions of the MGCL and the CCI Charter. Distributions in kind are prohibited except for (i) distributions of readily marketable securities, (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of CCI and the liquidation of its assets in accordance with the terms of the CCI Charter or (iii) distributions in which (A) the CCI Board advised each common stockholder of the risks associated with direct ownership of the property, (B) the CCI Board offers each common stockholder the election of receiving such in-kind
distributions and
(C) in-kind
distributions are made only to those common stockholders who accept such offer.
CMOF
. Dividends and other distributions upon the stock of CMOF may be authorized by the CMOF Board and declared by CMOF, subject to the provisions of applicable law and the CMOF Charter. Dividends and other distributions may be paid in cash, property or stock of CMOF, subject to the provisions of applicable law and the CMOF Charter.
Inspection of Books and Records; Reports to Stockholders
CCI
. Any common stockholder and any designated representative thereof will be permitted access to the records of CCI to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Under the MGCL, the CCI Bylaws, the minutes of the proceedings of stockholders, the annual statement of affairs and any voting trust agreements deposited with CCI are open to inspection by stockholders at CCI’s offices during reasonable business hours. The MGCL also permits any stockholder to present to any officer or resident agent of CCI a written request for a statement showing all stock and securities issued by CCI during a specified period of not more than 12 months before the date of the request. An alphabetical stockholder list with the names, addresses, telephone numbers and number of shares held will be available for inspection by any common stockholder or its designated agent if the stockholder represents to CCI that the list will not be used for commercial purposes unrelated to the stockholder’s interest in CCI.
The CCI Charter requires the directors (including the independent directors) to take reasonable steps to ensure that CCI causes to be prepared and mailed or delivered to each common stockholder within 120 days after the end of the fiscal year to which it relates an annual report including: (i) financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to CCI Advisor and any affiliate thereof by CCI, including fees or charges paid to CCI Advisor and any affiliate thereof by third parties doing business with CCI; (iv) the total operating expenses of CCI, stated as a percentage of average invested assets and as a percentage of net income; (v) a report from the conflicts committee that the policies being followed by CCI are in the best interests of the common stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving CCI and CCI Advisor, CCI’s sponsor, a director or any affiliate thereof occurring in the year for which the annual report is made, and the conflicts committee has the duty to examine and comment in the report on the fairness of such transactions.
CMOF
. Under the MGCL, the CMOF Bylaws, the minutes of the proceedings of stockholders, the annual statement of affairs and any voting trust agreements deposited with CMOF are open to inspection by stockholders at CMOF’s offices during reasonable business hours. The MGCL also permits any stockholder to present to any officer or resident agent of CMOF a written request for a statement showing all stock and securities issued by CMOF during a specified period of not more than 12 months before the date of the request. In addition, stockholders of record for at least six months of at least 5% of the outstanding stock of any class of CMOF have the right to inspect CMOF’s books of account and stock ledger, as permitted by the laws of the state of Maryland, subject to and in accordance with the MGCL.
Business Combinations
CCI
. Under the MGCL, certain “business combinations” (which include mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities) between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. None of the business combination provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the CCI Board prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, CCI has elected to opt out of the business combination provisions by resolution of the CCI Board. For more information regarding the business combination provisions under the MGCL, see “Description of Capital Stock—Business Combinations” beginning on page [    ].
CMOF
. CMOF has opted out of the business combination provisions under the MGCL by resolution of the CMOF Board.

Subtitle 8 of the MGCL
CCI
. Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, to any or all of the following provisions: (i) a classified board, (ii) a two-thirds
vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and (v) a majority requirement for the calling of a special meeting of stockholders. The CCI Board has no current intention to opt in to any of the above provisions, however, the CCI Charter does not prohibit the CCI board from doing so. Through provisions in the CCI Charter and the CCI Bylaws unrelated to Subtitle 8, CCI vests in the CCI Board the exclusive power to fix the number of directors, provided that the number is not less than three.
CMOF
. Through provisions in the CMOF Charter and the CMOF Bylaws unrelated to Subtitle 8, CMOF already (i) has a classified board, (ii) vests in the CMOF Board the exclusive power to fix the number of directors and (iii) requires the secretary to call a special meeting of stockholders upon the written request of stockholders who are entitled to cast not less than a majority of the votes entitled to be cast on any matter at such special meeting. Under the CMOF Charter, CMOF has elected, at such time as it becomes eligible to make such election under Subtitle 8, to provide that vacancies on the CMOF Board may be filled only by a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred.
Directors’ Fiduciary Requirements
CCI
. The CCI Charter requires the CCI directors to be fiduciaries of CCI and its stockholders. The CCI directors have a fiduciary duty to the CCI stockholders to supervise the relationship between CCI and CCI Advisor.
CMOF
. The CMOF Charter does not include any fiduciary requirements for the CMOF Board.
Liability and Indemnification of Directors and Officers
CCI
. The CCI Charter contains provisions limiting the liability of director and officers such that no director or officer of CCI will be liable to CCI or its stockholders for money damages, subject to certain conditions.
Subject to certain restrictions, CCI will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of CCI, (ii) any individual who, while a director of CCI and at the request of CCI, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, or (iii) the CCI Advisor or any of its affiliates acting as an agent of CCI, from and against any claim or liability to which such person may become subject or may incur by reason of such person’s service in such capacity.
CCI will not provide for indemnification of its directors or CCI Advisor or any of its affiliates for any liability or loss suffered by such indemnitee or hold its directors or CCI Advisor or any of its affiliates harmless for any loss or liability suffered by CCI unless all of the following conditions are met: (i) such indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of CCI; (ii) such indemnitee was acting on behalf of or performing services for CCI, (iii) such liability or loss was not the result of the negligence or misconduct by the directors (excluding CCI’s independent directors) or of the gross negligence or willful misconduct by the independent directors; and (iv) such indemnification is recoverable only out of CCI’s net assets and not from its common stockholders. Additionally, CCI will not indemnify its directors, CCI Advisor or any of its affiliates or any person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless certain conditions are met including, without limitation, a successful adjudication of each count involving alleged securities law violations as to the particular indemnitee and such claims have been dismissed by a court of competent jurisdiction as to such indemnitee.
The CCI Charter provides that CCI will pay or reimburse reasonable legal expenses and other costs incurred by the directors or CCI Advisor or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of CCI, (ii) the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iii) the directors or CCI Advisor or its affiliates undertake to repay the amount paid or reimbursed by CCI, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.
CMOF
. The CMOF Charter contains provisions limiting the liability of directors and officers such that, to the maximum extent permitted by the MGCL in effect from time to time, no present or former director or officer of CMOF will be liable to CMOF or its stockholders for money damages.
CMOF will, to the maximum extent permitted by the MGCL in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of CMOF or (ii) any individual who, while a director or officer of CMOF and at the request of CMOF, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of such person’s service in such capacity. CMOF will have the power, with the approval of the CMOF Board, to provide such indemnification and advancement of expenses to an individual who served a predecessor of CMOF in any of the capacities described in (i) or (ii) above and to any employee or agent of CMOF or a predecessor of CMOF.
Investor Suitability Standards
CCI
. The CCI Charter requires that purchasers of CCI Common Stock in a public offering meet standards regarding net worth or income and minimum purchase amounts. These suitability and minimum purchase requirements are applicable until the CCI Common Stock is listed on a national securities exchange.
CMOF
. The CMOF Charter does not include any investor suitability standards.
Advisor and Advisory Agreement Provisions
CCI
. The CCI Charter contemplates that CCI will be advised and managed by an external advisor and includes a number of provisions that govern the relationship between CCI and CCI Advisor and affiliates. Among other things, these provisions limit the term of the advisory agreement to no more than one year, require the CCI Board to evaluate the performance of the advisor before entering into or renewing the advisory agreement, require that the advisory agreement be terminable on 60 days’ written notice without cause or penalty, require CCI’s conflicts committee to supervise the advisor and limit the amount of fees that CCI may pay and expenses that CCI may reimburse to the advisor. In addition, CCI’s conflicts committee must determine at least annually whether the total fees and expenses incurred by CCI are reasonable in light of its investment performance and whether the compensation to be paid to the advisor and its affiliates is reasonable in relation to the nature and quality of services performed and is within the limits set forth in the CCI Charter. CCI may not enter into, renew, amend or terminate the advisory agreement without the approval (by majority vote) of CCI’s conflicts committee.

The CCI Charter also includes numerous provisions that limit CCI’s ability to engage in transactions with, among others, CCI’s advisor, sponsor, directors or their respective affiliates. These provisions require that such “affiliated transactions” be approved by a majority of the disinterested directors and CCI’s conflicts committee, which is composed solely of independent directors. They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such affiliated persons. These provisions address a number of transactions including sales, transfers, leases and loans to and from CCI and joint venture investments made by CCI, as well as general restrictions on affiliated transactions with CCI’s advisor, sponsor, directors and their respective affiliates.
CMOF
. The CMOF Charter limits the amount of fees CMOF may pay to a Cottonwood affiliate as discussed below. In addition, the CMOF Charter requires that if CMOF or its subsidiaries acquire any asset from a Cottonwood affiliate, the purchase price must be based on a third party appraisal, a third party broker opinion of value, or a third party fairness opinion or, in the case of an asset that was purchased with the intention of transferring the asset to CMOF, at cost. The CMOF Charter also states that any loan to CMOF from a Cottonwood affiliate shall have an interest rate no greater than the
10-year
Treasury rate plus 600 basis points and 9%, which rate may be increased to market rates if the CMOF Board determines that market interest rates have increased above such rates.
Limitations on Fees
CCI
. In the event that CCI’s advisor, sponsor or a director or any affiliate thereof provides a substantial amount of the services in the effort to sell a property of CCI, the CCI Charter provides that such person may receive a disposition fee in an amount up to 3% of the sales price of such property or properties, provided, however, that the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale must not exceed the lesser of (i) the customary competitive real estate commission and (ii) an amount equal to 6% of the sales price of such property or properties.
The CCI Charter provides that CCI may not acquire a property or invest in or make a mortgage loan if the acquisition fees and expenses incurred in connection therewith are not reasonable or exceed 6% of the contract purchase price or, in the case of a mortgage loan, 6% of the funds advanced unless a majority of the CCI Board (including a majority of CCI’s conflicts committee) not otherwise interested in the transaction approves the acquisition fees and expenses and determines the transaction to be commercially competitive, fair and reasonable to CCI.
The CCI Charter provides that an interest in the gain from the sale of assets of CCI (“incentive fee”) (as opposed to disposition fees) may be paid to CCI Advisor or its affiliate provided that the incentive fee is reasonable and, if multiple advisors are involved, such incentive fee must be distributed by a proportional method reasonably designed to reflect the value added to CCI’s assets by each respective advisor and its affiliates. An incentive fee will be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to the common stockholders, in the aggregate, of a return of their capital plus a 6% cumulative annual return.
The CCI Charter provides that CCI’s conflicts committee has the fiduciary responsibility of limiting total operating expenses to amounts that do not exceed the greater of 2% of CCI’s average invested assets and 25% of its net income (the “2%/25% Guidelines”) for the four consecutive fiscal quarters then ended. The advisor must reimburse CCI for any amount by which CCI’s total operating expenses exceed the 2%/25% Guidelines in the expense year, unless the conflicts committee has determined that such expenses were justified based on unusual and non-recurring
factors.
CMOF
. The CMOF Charter limits the fees that may be paid to Cottonwood Residential, Inc. (“CRI”) or its subsidiaries for services to CMOF as follows: (i) following stabilization of a project, any property management fee (excluding ancillary services) may not exceed 3.5% of the annual gross revenues of the multifamily construction and development projects managed; (ii) following stabilization of a project, any construction management fee for services in supervising any renovation or construction project in excess of $5,000 in or about each property may not exceed 5% of the cost of the amount that is expended; (iii) any asset management fee may not exceed 0.75% of the projected project cost during development and 0.75% of the gross book value of CMOF’s assets thereafter (until such time as the CMOF Board has established a net asset value of CMOF’s assets, at which point the asset management fee may not exceed 0.75% of the gross asset value determined pursuant to the most recent net asset value); and (iv) following the stabilization of a project, any fee paid for services as the general contractor for construction related to loss events at a property may not exceed the amount of the insurance award related to the applicable loss, provided that the
CRI-affiliated
entity performing the services will have the right to retain any excess of the amount actually incurred by the
CRI-affiliated
entity to perform the required repairs over the contracted amount.
Investment Policy and Limitations
CCI
. The CCI Charter provides that the CCI Board will establish written policies on investments and borrowing and monitor the administrative procedures, investment operations and performance of CCI and CCI Advisor to ensure the policies are being carried out. CCI’s conflicts committee will review such investment policies at least annually to determine they are in the best interests of the common stockholders. The CCI Charter contains a number of limitations and restrictions on CCI’s ability to make certain types of investments (including investments in certain mortgage loans, unimproved property and equity securities) and requires that a majority of the disinterested directors of the CCI Board and a majority of the CCI’s conflicts committee approve the transaction as being fair, competitive and commercially reasonable.
The consideration paid for any real property acquired by CCI will generally be based on the fair market value of such property as determined by a majority of the CCI Board. If CCI’s conflicts committee so determines, or the seller is CCI Advisor, CCI’s sponsor, a director of an affiliate thereof, then the fair market value will be determined by an independent expert. CCI may not make or invest in mortgage loans unless an appraisal is obtained on the underlying property (excluding loans insured or guaranteed by a government agency) and the aggregate amount of all mortgage loans on such property do not exceed 85% of the appraised value of the property unless the CCI Board determines that a substantial justification exists.
CMOF
. The CMOF Charter does not include any provisions relating to investment policy or investment limitations.
Exclusive Forum
CCI
. The CCI Charter provides that unless CCI consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of CCI, (ii) any action or proceeding asserting a claim of breach of any duty owed by any of the CCI directors or officers or other employees to CCI or to the CCI stockholders, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or the CCI Charter or the CCI Bylaws or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of CCI who is a party to such an action or proceeding must cooperate in any request that CCI may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program.
CMOF
. The CMOF Bylaws provide that unless CMOF consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of CMOF, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of CMOF to CMOF or to the CMOF stockholders,

(iii) any action asserting a claim against CMOF or any director or officer or other employee of CMOF arising pursuant to any provision of the MGCL, the CMOF Charter or the CMOF Bylaws, (iv) any action asserting a claim against CMOF or any director or officer or other employee of CMOF that is governed by the internal affairs doctrine or (v) any other action asserting a claim of any nature brought by or on behalf of any record or beneficial stockholder of CMOF, in its capacity as a stockholder, against CMOF or any director or officer or other employee of CMOF. CMOF is entitled to specific performance of this exclusive forum provision if any action is filed in violation thereof, and to temporary, preliminary or permanent injunctive relief to specifically enforce the exclusive forum provision.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
2022 CMOF Annual Meeting of Stockholders
CMOF will not hold an annual meeting of stockholders in 2022 if the Mergers are completed because CMOF will have merged out of existence in accordance with the Mergers. However, if the Merger Agreement is terminated for any reason, CMOF expects to hold an annual meeting of stockholders in the fourth quarter of 2022.
Any proposals by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of CMOF stockholders must be received by CMOF’s Secretary, Gregg Christensen, at CMOF’s executive offices within a reasonable time before CMOF begins to print its proxy materials. The mailing address of CMOF’s executive office is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106. If a stockholder wishes to present a proposal at the next annual meeting of CMOF stockholders, whether or not the proposal is intended to be included in the next proxy materials, the CMOF Bylaws require that the stockholder give advance written notice to CMOF’s Secretary no earlier than the 150th day and no later than 5:00 p.m., local time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, if the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, then advance written notice must be delivered no earlier than the 150th day and no later than 5:00 p.m., local time, on the later of the 120th day prior to the date of the annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

LEGAL MATTERS
It is a condition to the Mergers that (i) CMOF receives opinions from Snell & Wilmer (or such other counsel reasonably satisfactory to CMOF) concerning the U.S. federal income tax consequences of the Company Merger and from DLA Piper (or such counsel reasonably satisfactory to CCI) regarding CCI’s qualification as a REIT and (ii) CCI receives an opinion from DLA Piper (or such other counsel reasonably satisfactory to CCI) concerning the U.S. federal income tax consequences of the Company Merger. The opinions in (i) and (ii) above will be issued (A) in the Form
S-4
of which this proxy statement/prospectus is a part and (B) upon the closing of the Mergers. The validity of the shares of CCI to be issued in the Company Merger will be passed upon for CCI by DLA Piper.

EXPERTS
The audited consolidated financial statements of Cottonwood Communities, Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year
period ended December 31, 2021, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of Cottonwood Multifamily REIT I, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year
period ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of Cottonwood Residential II, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year
period ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of Cottonwood Multifamily REIT II, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year
period ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The statements included in this prospectus under the caption “The Companies – Cottonwood Communities, Inc. – Net Asset Value Calculation and Valuation Guidelines — Independent Valuation Advisor” and “The Companies – Cottonwood Communities, Inc. – Net Asset Value Calculation and Valuation Guidelines — Valuation of Consolidated Assets and Liabilities—Real Property Assets” relating to the description of the role of Altus Group U.S., Inc. as the Independent Valuation Advisor have been reviewed by Altus Group U.S., Inc., an independent valuation firm, and are included in this proxy statement/prospectus given the authority of such firm as experts in property valuations. Altus Group U.S., Inc. does not admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION
CMOF files annual, semiannual and current reports and other information with the SEC. CCI files annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this proxy statement/prospectus is a part is, and any other reports and documents filed by CMOF and CCI with the SEC are, available to the public at the SEC’s website at
www.sec.gov
. The reports and other information filed by CCI with the SEC are also available on CCI’s website (
cottonwoodcommunities.com
). Information included on these websites is not incorporated by reference into this proxy statement/prospectus.
CCI has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of CCI Common Stock to be issued to the CMOF stockholders in connection with the Company Merger. The registration statement, including the attached annexes and exhibits, contains additional relevant information about CCI and the CCI Common Stock.
This proxy statement/prospectus incorporates important business and financial information about CMOF and CCI from documents that are not included or delivered with this proxy statement/prospectus. You can obtain these documents, without charge, by requesting them in writing, by telephone or by email from CMOF or CCI at the following:

Cottonwood Communities, Inc. 1245 Brickyard Road, Suite 250 Salt Lake City, UT 84106 (801) 278-0770 ir@cottonwoodres.com	Cottonwood Multifamily Opportunity Fund, Inc. 1245 Brickyard Road, Suite 250 Salt Lake City, UT 84106 (801) 278-0770 ir@cottonwoodres.com
In addition, if you have any questions regarding the Mergers or the other transactions contemplated by the Merger Agreement or you need additional copies of this proxy statement/prospectus, you may contact CCI or CMOF as provided above.

COTTONWOOD COMMUNITIES, INC.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Cottonwood Communities, Inc.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Cottonwood Communities, Inc. and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year
period ended December 31, 2021, and the related notes and financial statement schedule III (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year
period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/KPMG LLP
We have served as the Company’s auditor since 2016.
Denver, Colorado
March 29, 2022

Cottonwood Communities, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Real estate assets, net	$1,408,483	$161,092
Investments in unconsolidated real estate entities	190,733	30,000
Investments in real-estate related loans	13,035	8,255
Cash and cash equivalents	27,169	4,362
Restricted cash	18,221	271
Other assets	29,249	825

Total assets	$1,686,890	$204,805

Liabilities, Equity, and Noncontrolling Interests
Liabilities
Mortgage notes and revolving credit facility, net	$642,107	$70,320
Construction loans, net	116,656	—
Preferred stock, net	245,268	29,825
Unsecured promissory notes, net	43,543	—
Performance participation allocation due to affiliate	51,761	—
Accounts payable, accrued expenses and other liabilities	46,886	2,577

Total liabilities	1,146,221	102,722
Commitments and contingencies (Note 12)
Equity and noncontrolling interests
Stockholders’ equity
Common stock, Class I shares, $0.01 par value per share, 275,000,000 shares authorized; 151,286 shares issued and outstanding at December 31, 2021. No Class I shares were outstanding at December 31, 2020	2	—
Common stock, Class A shares, $0.01 par value per share, 125,000,000 authorized; 23,445,174 and 12,214,771 shares issued and outstanding as of December 31, 2021 and 2020, respectively	234	122
Common stock, Class TX shares, $0.01 par value per share, 50,000,000 authorized; 17,520 and 17,518 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	252,035	121,677
Accumulated distributions	(17,273)	(7,768)
Accumulated deficit	(55,864)	(11,948)

Total stockholders’ equity	179,134	102,083

Noncontrolling interests
Limited partners	291,258	—
Partially owned entities	70,277	—

Total noncontrolling interests	361,535	—

Total equity and noncontrolling interests	540,669	102,083

Total liabilities, equity and noncontrolling interests	$1,686,890	$204,805

See accompanying notes to consolidated financial statements

Cottonwood Communities, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
Revenues
Rental and other property revenues	$73,129	$10,749
Property management revenues	8,597	—
Other revenues	1,455	576

Total revenues	83,181	11,325
Operating expenses
Property operations expense	27,759	4,570
Property management expense	11,302	—
Reimbursable operating expenses	331	1,030
Asset management fee	8,052	2,799
Performance participation allocation	51,761	—
Depreciation and amortization	63,397	6,966
General and administrative expenses	9,880	3,354

Total operating expenses	172,482	18,719

Loss from operations	(89,301)	(7,394)
Equity in earnings (losses) of unconsolidated real estate entities	(533)	2,113
Interest income	207	198
Interest expense	(26,954)	(3,665)
Gain on sale of real estate assets	10,912	—
Other (expense) income	2	197

Loss before income taxes	(105,667)	(8,551)
Income tax expense	(1,238)	—

Net loss	(106,905)	(8,551)
Net loss attributable to noncontrolling interests:
Limited partners	58,923	—
Partially owned entities	4,066	—

Net loss attributable to common stockholders	$(43,916)	$(8,551)

Weighted-average common shares outstanding	17,603,981	10,781,487

Net loss per common share - basic and diluted	$(2.49)	$(0.79)

See accompanying notes to consolidated financial statements

Cottonwood Communities, Inc.
Consolidated Statements of Stockholders’ Equity
(in thousands, except share data)

	Cottonwood Communities, Inc. Stockholders’ Equity								Noncontrolling interests
	Shares	Par Value			Additional Paid-In Capital	Accumulated Distributions	Accumulated Deficit	Total Stockholders’ Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
		Common Stock Class I	Common Stock Class A	Common Stock Class TX
Balance at December 31, 2019	8,851,759	$—	$89	$—	$87,974	$(2,370)	$(3,397)	$82,296	$—	$—	$82,296
Issuance of common stock	3,301,213	—	33	—	32,795	—	—	32,828	—	—	32,828
Distribution reinvestment	110,624	—	1	—	1,105	—	—	1,106	—	—	1,106
Common stock repurchased	(31,307)	—	(1)	—	(268)	—	—	(269)	—	—	(269)
Share-based compensation	—	—	—	—	71	—	—	71	—	—	71
Distributions to investors	—	—	—	—	—	(5,398)	—	(5,398)	—	—	(5,398)
Net loss	—	—	—	—	—	—	(8,551)	(8,551)	—	—	(8,551)

Balance at December 31, 2020	12,232,289	—	122	—	121,677	(7,768)	(11,948)	102,083	—	—	102,083
Issuance of common stock	151,286	2	—	—	2,532	—	—	2,534	—	—	2,534
Offering costs	—	—	—	—	(1,705)	—	—	(1,705)	—	—	(1,705)
Distribution reinvestment	8,662	—	—	—	141	—	—	141	—	—	141
Common stock/OP Units repurchased	(203,537)	—	(2)	—	(2,624)	—	—	(2,626)	(2,386)	—	(5,012)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	—	869	869
Acquisition of noncontrolling interests	—	—	—	—	—	—	—	—	(1,271)	(280)	(1,551)
CRII Merger	430,070	—	4	—	4,654	—	—	4,658	363,278	218,380	586,316
CMRI Merger	5,762,253	—	58	—	70,036	—	—	70,094	—	(79,447)	(9,353)
CMRII Merger	5,232,957	—	52	—	57,324	—	—	57,376	—	(63,752)	(6,376)
Share-based compensation	—	—	—	—	—	—	—	—	1,570	—	1,570
Distributions to investors	—	—	—	—	—	(9,505)	—	(9,505)	(11,010)	(1,427)	(21,942)
Net loss	—	—	—	—	—	—	(43,916)	(43,916)	(58,923)	(4,066)	(106,905)

Balance at December 31, 2021	23,613,980	$2	$234	$—	$252,035	$(17,273)	$(55,864)	$179,134	$291,258	$70,277	$540,669

See accompanying notes to consolidated financial statements

Cottonwood Communities, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(106,905)	$(8,551)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	63,397	6,966
Gain on sale of real estate assets	(10,912)	—
Share-based compensation	1,570	71
Other operating	1,932	729
Equity in losses (earnings) of unconsolidated real estate entities	533	(2,113)
Distributions from unconsolidated real estate entities - return on capital	5,429	—
Changes in operating assets and liabilities:
Other assets	(862)	(646)
Performance participation allocation	51,761	—
Accounts payable, accrued expenses and other liabilities	(519)	728

Net cash provided by (used in) operating activities	5,424	(2,816)

Cash flows from investing activities:
Cash, cash equivalents and restricted cash acquired in connection with the CRII Merger	51,943	—
Acquisition of real estate	—	(53,905)
Acquisition of noncontrolling interest	(1,500)	—
Capital expenditures and development activities	(84,692)	(210)
Investments in unconsolidated real estate entities	(23,545)	(22,925)
Proceeds from sale of real estate assets	16,812	—
Contributions to investments in real-estate related loans	(14,173)	(6,244)
Proceeds from settlement of investments in real-estate related loans	9,332	—
Other investing activities	1,526	—

Net cash used in investing activities	(44,297)	(83,284)

Cash flows from financing activities:
Principal payments on mortgage notes	(642)	—
Proceeds from refinances, net	4,925	—
Proceeds from revolving credit facility	8,500	12,000
Repayments on revolving credit facility	(24,000)	(26,500)
Proceeds from construction loans	52,542	—
Proceeds from issuance of Series 2019 Preferred Stock, net of issuance costs	70,528	28,548
Repurchase of preferred stock	(1,421)	—
Repurchase of unsecured promissory notes	(5,092)	—
Proceeds from issuance of common stock, net	829	33,357
Repurchase of common stock/OP Units	(5,012)	(269)
Distributions to common stockholders	(9,482)	(4,145)
Distributions to noncontrolling interests - limited partners	(10,591)	—
Distributions to noncontrolling interests - partially owned entities	(1,454)	—

Net cash provided by financing activities	79,630	42,991

Cottonwood Communities, Inc.
Consolidated Statements of Cash Flows (continued)
(in thousands)

	For the Year Ended December 31,
	2021	2020
Net increase (decrease) in cash and cash equivalents and restricted cash	40,757	(43,109)
Cash and cash equivalents and restricted cash, beginning of period	4,633	47,742

Cash and cash equivalents and restricted cash, end of period	$45,390	$4,633

Reconciliation of cash and cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$27,169	$4,362
Restricted cash	18,221	271

Total cash and cash equivalents and restricted cash	$45,390	$4,633

Supplemental disclosure of cash flow information:
Cash paid for interest	$24,659	$2,779
Income taxes paid	$1,068	$—
Supplemental disclosure of non-cash investing and financing activities:
CRII Merger
Fair value of assets acquired and liabilities assumed with the CRII Merger:
Real estate assets	$1,291,030	$—
Investments in unconsolidated real estate entities	$120,775	$—
Intangibles	$32,122	$—
Debt	$734,852	$—
Preferred stock	$143,979	$—
Other assets acquired	$62,147	$—
Other liabilities assumed	$40,926	$—
Fair value of equity issued to CRII Shareholders in the CRII Merger	$4,658	$—
Fair value of noncontrolling interests from the CRII Merger	$581,659	$—
CMRI Merger
Settlement of promote upon closing of the CMRI Merger	$5,585	$—
Settlement of CMRI promissory notes and interest with CROP	$1,545	$—
Net liabilities assumed with the CMRI Merger	$2,223	$—
CMRII Merger
Settlement of promote upon closing of the CMRII Merger	$2,424	$—
Settlement of CMRII promissory notes and interest with CROP	$2,475	$—
Net liabilities assumed with the CMRII Merger	$1,477	$—
Credit facility entered into in conjunction with acquisition of real estate	$—	$49,616
See accompanying notes to consolidated financial statements

Cottonwood Communities, Inc.
Notes to Consolidated Financial Statements
1. Organization and Business
Cottonwood Communities, Inc. (the “Company,” “CCI,” “we,” “us,” or “our”) invests in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets throughout the United States. We are externally managed by our advisor, CC Advisors III, LLC (“CC Advisors III”), a wholly owned subsidiary of our sponsor, Cottonwood Communities Advisors, LLC (“CCA”). We were incorporated in Maryland in 2016. We hold all of our assets through our Operating Partnership. Our Operating Partnership was Cottonwood Communities O.P., LP (“CCOP”) prior to the CRII Merger and is Cottonwood Residential O.P., LP (“CROP”) after the CRII Merger, as described below. We are the sole member of the sole general partner of the Operating Partnership and own general partner interests in the Operating Partnership alongside third party limited partners.
Cottonwood Communities, Inc. is a
non-traded
perpetual-life, net asset value (“NAV”) real estate investment trust (“REIT”). We qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
From August 13, 2018 to December 22, 2020 we conducted an initial public offering of our Class A and Class TX (formerly Class T) common stock (the “Initial Offering”), for which received gross proceeds of $122.0 million. The Initial Offering ended December 2020 as we pursued the Mergers described below. On November 4, 2021, after the Mergers were completed, we registered with the SEC an offering of up to $1.0 billion of shares of common stock (the
“Follow-on
Offering”), consisting of up to $900.0 million in shares of common stock offered in a primary offering (the “Primary Offering”) and $100.0 million in shares under our distribution reinvestment plan (the “DRP Offering”).
Shares in the Initial Offering had different underwriting compensation structures, which compensation was paid by our advisor on our behalf. Underwriting compensation for Class T, Class D, and Class I shares offered in the
Follow-on
Offering are paid by investors through an adjustment to the purchase price or their distribution (depending on the share class) or borne by us, subject to certain limitations.
On November 8, 2019, we commenced a private placement offering exempt from registration under the Securities Act pursuant to which we offered a maximum of $128.0 million in shares of Series 2019 Preferred Stock to accredited investors at a purchase price of $10.00 per share (the “Private Offering”). Offering-related expenses in the Private Offering were paid by us. As December 31, 2021, we had received gross proceeds of $111.9 million from the Private Offering. The offering was fully subscribed by March 2022.
We own and operate a diverse portfolio of investments in multifamily apartment communities located in targeted markets throughout the United States. As of December 31, 2021, our portfolio consists of ownership interests or structured investment interests in 33 multifamily apartment communities in 13 states with 9,746 units, including 1,373 units in four multifamily apartment communities in which we have a structured investment interest and another 1,079 units in four multifamily apartment communities under construction. In addition, we have an ownership interest in three parcels of land planned for development.
The Mergers
On January 26, 2021, we entered into
stock-for-stock
and
unit-for
unit merger agreements with three affiliated REITs. The merger with Cottonwood Residential II, Inc. (“CRII,” the “CRII Merger”) closed on May 7, 2021. The merger with Cottonwood Multifamily REIT I, Inc. (“CMRII,” the “CMRII Merger”) closed on July 7,

2021. The merger with Cottonwood Multifamily REIT II, Inc. (“CMRII,” the “CMRII Merger”) also closed on July 7, 2021. We refer to the CRII Merger, the CMRI Merger and the CMRII Merger as the “Mergers.”
CRII stockholders received (i) 2.015 shares of our Class A common stock in exchange for their shares of common stock, (ii) one share of our Series 2016 preferred stock in exchange for their CRII Series 2016 preferred stock, and (iii) one share of our Series 2017 preferred stock in exchange for their CRII Series 2017 preferred stock.
Cottonwood Residential O.P., LP (“CROP”), the Operating Partnership of CRII, replaced Cottonwood Communities O.P., LP (“CCOP”) as our Operating Partnership. The participating partnership units of CROP, which excluded preferred units, were split by a ratio of 2.015 (“CROP Unit Split”). Issued and outstanding partnership units of CCOP, which included Series 2019 Preferred Units, LTIP units, Special LTIP units, general partner units and common limited partnership units converted into corresponding units at CROP, the terms of which were identical to the converted CCOP partnership unit.
After giving effect of the CROP Unit Split, each preferred unit, general partner unit, common limited partnership unit, and LTIP unit of CROP remained issued and outstanding
CMRI stockholders received 1.175 shares of our Class A common stock in exchange for their CMRI common stock. CMRII’s stockholders received 1.072 shares of our Class A common stock in exchange for their CMRII common stock. Each partnership unit in the Operating Partnership of the respective REIT, the equivalent number of respective common stock in CMRI and CMRII, converted into common limited partner units in CROP at the same exchange ratio. Each asset held by CMRI and CMRII was owned through joint ventures with CROP. As a result of the consummation of the CMRI Merger and the CMRII Merger, our ownership interest in the properties held through joint ventures with CMRI and CMRII increased to 100% on July 15, 2021.
Through the Mergers we acquired interests in 22 stabilized multifamily apartment communities, four multifamily development projects, one structured investment, and land held for development. We also acquired CRII’s property management business and its employees, an advisory contract with Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”), and personnel who performed certain administrative and other services for us on behalf of CCA III.
CCA III continues to manage our business as our external advisor pursuant to an amended and restated advisory agreement. With the exception of our Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer and Executive Vice President, we do not employ our executive officers.
Much of our structure and agreements have changed materially as a result of the Mergers. Accordingly, information presented in these consolidated financial statements may not be directly comparable to prior periods.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of management, the accompanying consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with GAAP.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and subsidiaries under its control. The Operating Partnership and its subsidiaries are consolidated as they are controlled by CCI. All intercompany balances and transactions have been eliminated in consolidation.

Some of our partially owned and unconsolidated properties are owned through a tenant in common (“TIC interest”) structure. TIC interests constitute separate and undivided interests in real property. TIC interests in properties for which we exercise significant influence are accounted for using the equity method of accounting until we have acquired a 100% interest in the property.
Number of units and certain other measures used to describe real estate assets included in the notes to the consolidated financial statements are presented on an unaudited basis.
Certain amounts in the prior year consolidated financial statements and notes to the consolidated financial statements have been reclassified to conform to the current year presentation. Such reclassifications did not impact previously reported net loss or accumulated deficit or change net cash provided by or used in operating, investing or financing activities.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Variable Interest Entities
We invest in entities that qualify as variable interest entities (“VIEs”). All VIEs for which we are the primary beneficiary are consolidated. VIEs for which we are not the primary beneficiary are accounted for under the equity method. A VIE is a legal entity in which the equity investors at risk lack sufficient equity to finance the entity’s activities without additional subordinated financial support or, as a group, the equity investors at risk lack the power to direct the entity’s activities and the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.
CROP is a VIE as the limited partners lack substantive
kick-out
rights and substantive participating rights. We are the primary beneficiary of CROP as we have the power to direct the activities that most significantly impact economic performance and the rights to receive economic benefits. Substantially all of our assets and liabilities are held in CROP.
In cases where we become the primarily beneficiary of a VIE, we recognized a gain or loss for the difference between the sum of (1) the fair value of any consideration paid, the fair value of the noncontrolling interest, and the reported amount of our equity method investment and (2) the net fair value of identifiable assets and liabilities of the VIE.
Investments in Real Estate
In accordance with Accounting Standards Codification Topic 805,
Business Combinations
, we determine whether an acquisition qualifies as a business combination or as an asset acquisition.
We account for business combinations by recognizing assets acquired and liabilities assumed at their fair values as of the acquisition date and expensing transaction costs. Differences between the transaction price and the fair value of identifiable assets acquired, the liabilities assumed, and any non-controlling
interest in the acquiree, are accounted for as goodwill, or conversely, as a gain on bargain purchase. Transaction costs are included within general and administrative expenses on our consolidated statements of operations as incurred. The CRII Merger was accounted for as a business combination.

We account for asset acquisitions by allocating the total cost to the individual assets acquired and liabilities assumed on a relative fair value basis. Real estate assets and liabilities include land, building, furniture, fixtures and equipment, other personal property, in-place
lease intangibles and debt. Asset acquisition accounting is also used when we acquire a controlling interest through the acquisition of additional interests in partially owned real estate.
Fair values are determined using methods similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income. The fair value of debt assumed is determined using a discounted cash flow analysis based on remaining loan terms and principal. Discount rates are based on management’s estimates of current market interest rates for instruments with similar characteristics, and consider remaining loan term and loan-to-value
ratio. The fair value of debt is a present value application which discounts the difference between the remaining contractual and market debt service payments at an equity discount rate. The equity discount rate is an estimated levered return and is calculated using the LTV, unlevered property discount rate, and a market rate.
Real Estate Assets, Net
We state real estate assets at cost, less accumulated depreciation and amortization. We capitalize costs related to the development, construction, improvement, and significant renovation of properties, which include capital replacements such as scheduled carpet replacement, new roofs, HVAC units, plumbing, concrete, masonry and other paving, pools and various exterior building improvements. We also capitalize salary costs directly attributable to significant renovation work.
We compute depreciation on a straight-line basis over the estimated useful lives of the related assets. Intangible lease assets are amortized to depreciation and amortization over the remaining lease term. The useful lives of our real estate assets are as follows (in years):

Land improvements	5–15
Buildings	30
Building improvements	5–15
Furniture, fixtures and equipment	5–15
Intangible lease assets	Over lease term
We expense ordinary maintenance and repairs to operations as incurred. We capitalize significant renovations and improvements that improve and/or extend the useful life of an asset and amortize over their estimated useful life, generally five to 15 years.
Impairment of Long-Lived Assets
Long-lived assets include real estate assets, acquired intangible assets, and investments in real-estate related loans. Intangible assets are amortized on a straight-line basis over their estimated useful lives. On an annual basis, we assess potential impairment indicators of long-lived assets. We also review for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Indicators that may cause an impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results and significant market or economic trends. When we determine the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators, we determine recoverability by comparing the carrying amount of the asset to the net future undiscounted cash flows the asset is expected to generate. We recognize, if appropriate, an impairment equal to the amount by which the carrying amount exceeds the fair value of the asset. No impairment losses were recognized for the years ended December 31, 2021 and 2020 related to our long-lived assets.

Investments in Unconsolidated Real Estate Entities
Real estate investments where we have significant noncontrolling influence and VIEs where we are not the primary beneficiary are accounted for under the equity method.
Equity method investments in unconsolidated real estate entities are recorded at cost, adjusted for our share of net earnings or losses each period, and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the unconsolidated real estate entities. We follow the “look through” approach for classification of distributions from unconsolidated real estate entities in the consolidated statements of cash flows. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.
We assess potential impairment of investments in unconsolidated real estate entities whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. No impairment losses were recognized for the years ended December 31, 2021 and 2020 related to our investments in unconsolidated real estate entities.
Evaluation of Acquisition, Construction and Development Investments
We evaluate our investments in real-estate related loans at the time of origination to determine whether these arrangements represent, in economic substance, an investment in real estate or a loan using the guidance for acquisition, development, and construction (“ADC”) arrangements. This includes evaluating the risks and rewards of each arrangement and the characteristics of an owner of real estate versus those of a lender.
Investments in Real-Estate Related Loans
We carry our investment in real-estate related loans at amortized cost with an assessment made for impairment in the event recoverability of the principal amount becomes doubtful. If, upon testing for impairment, the fair value result of our investments in real-estate related loans or its collateral is lower than the carrying amount of the loan, an allowance is recorded to lower the carrying amount to fair value, with a loss recorded in earnings. The amortized cost of our investments in real-estate related loans on the consolidated balance sheets consists of drawn amounts on the loans, net of unamortized costs and fees directly associated with the origination of the loan. Costs we incur associated with originating investments in real-estate related loans are deferred and amortized on a straight-line basis, which approximates the effective interest method, over the term of the corresponding investment in real-estate related loan as an adjustment to interest income and are reflected on our consolidated statements of operations as other revenues. Interest income on our investments in real-estate related loans is recognized on an accrual basis over the life of the loan.
Cash and Cash Equivalents
We consider all cash on deposit, money market funds and short-term investments with original maturities of three months or less to be cash and cash equivalents. We maintain cash in demand deposit accounts at several major commercial banks where balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.
Restricted Cash
Restricted cash includes a construction bond, residents’ security deposits, cash in escrow for self-insurance retention, cash in escrow for acquisitions, escrow deposits held by lenders for property taxes, insurance, debt service and replacement reserves, and utility deposits.

Other Assets
Other assets consist primarily of intangible assets acquired in connection with the CRII Merger, as well as receivables, deferred tax assets, prepaid expenses, equipment, related party notes, related party receivables and other assets.
Unsecured Promissory Notes
The 2017 6% Notes and the 2019 6% Notes are unsecured notes issued to investors outside of the United States. These unsecured promissory notes are described in Note 6. These instruments are similar in nature, have fixed interest rates and maturity dates, and are denominated in U.S. dollars.
Preferred Stock
Series 2016 Preferred Stock, Series 2017 Preferred Stock and Series 2019 Preferred Stock are described in Note 8. These instruments are similar in nature and are classified as liabilities on the consolidated balance sheet due to the mandatory redemption of these instruments on a fixed date for a fixed amount. Preferred stock distributions are recorded as interest expense.
Debt Financing Costs
Debt financing costs are presented as a direct deduction from the carrying amount of the associated debt liability, which includes mortgage notes, unsecured promissory notes, our revolving credit facility and preferred stock. Debt financing costs are amortized over the life of the related liability through interest expense.
Revenue Recognition
We lease our multifamily residential units with rents generally due on a monthly basis. Terms are one year or less, renewable upon consent of both parties on an annual or monthly basis. Rental and other property revenues is recognized in accordance with Accounting Standards Codification (“ASC”) No. 842,
Leases
(“Topic 842”). Rental and other property revenues represented 88% of our total revenue for the year ended December 31, 2021.
Our
non-lease
related revenue consists of income earned from our property management, development, asset management and interest income from our investments in real-estate related loans. Property management and development revenue is derived primarily from our property management services, development and construction work, and internet services. Other revenues consists of interest revenue from our investments in real-estate related loans and asset management revenue, which is derived from our asset management agreement with Cottonwood Multifamily Opportunity Fund, Inc.
Non-lease
revenues are recognized in accordance with Accounting Standards Update
No. 2014-09,
Revenue from Contracts with Customers
(“Topic 606”) (“ASU
2014-09”),
as subsequently amended. The guidance requires that revenue (outside of the scope of Topic 842) is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services.
Income Taxes
We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the year ending December 31, 2019. CCI, as a REIT, is not subject to federal income tax with respect to that portion of its income that meets certain criteria and is distributed annually to stockholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the REIT’s taxable income, excluding net capital gains, to stockholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.

If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants relief under certain statutory provisions. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. In addition, taxable income from activities managed through our taxable REIT subsidiary (“TRS”) are subject to federal, state and local income taxes. Provision for such taxes has been included in income tax expense on our consolidated statements of operations.
CROP is generally not subject to federal and state income taxes. OP Unit holders, including CCI, are subject to tax on their respective allocable shares of CROP’s taxable income. However, there are certain states that require an entity level tax on CROP.
We determine deferred tax assets and liabilities applicable to the TRS based on differences between financial reporting and tax bases of existing assets and liabilities. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, only to the extent that it is more likely than not that future taxable profits will be available against which they can be utilized. We recognize interest and penalties relating to uncertain tax positions in income tax expense when incurred.
Our deferred tax assets in 2020 were fully allowed for. For the year ended December 31, 2021, we had an income tax provision of $1.2 million of which $1.1 million was current and $0.1 million was deferred. As of December 31, 2021, our net deferred tax liability was $2.1 million.
Noncontrolling Interests
The portion of ownership interests in consolidated entities not held by CCI are reported as noncontrolling interests. Equity and net income (loss) attributable to CCI and to noncontrolling interests are presented separately on the consolidated financial statements. Changes in noncontrolling ownership interests, as in the case of the CMRI Merger and CMRII Merger, are accounted for as equity transactions.
Noncontrolling interest—limited partners
—These noncontrolling interests represent ownership interest in CROP (“OP Unit”) not held by CCI, the general partner. Net income or loss is allocated to these limited partners of CROP based on their ownership percentage. Issuance of additional common stock by CCI or OP Units to limited partners changes the ownership interests of both CCI and the limited partners of CROP.
Consistent with the
one-for-one
relationship between the OP Units issued to CCI, limited partners are attributed a share of net income or loss in CROP based on their weighted-average ownership interest in CROP during the period.
Noncontrolling interest—partially owned entities
—These noncontrolling interests represent ownership interests that are not held by us in consolidated entities. Net income (loss) is allocated to noncontrolling interests in partially owned entities based on ownership percentage in those entities.
Refer to Note 11 for more information on our noncontrolling interests.
Organization and Offering Costs
Organization and offering costs in the Initial Offering were paid by our advisor, which totaled $14.1 million. Organization and offering costs with the
Follow-on
Offering are paid by purchasers of the shares through an adjustment to the purchase price of the share or their distribution (depending on the class of share purchased) or by us. They are recorded as an offset to equity. As of December 31, 2021, we had incurred $1.7 million of organization and offering costs with the
Follow-on
Offering.

Organization and offering costs in the Private Offering are paid by us. They are deferred and amortized up to the redemption date through interest expense. As of December 31, 2021, we had incurred $11.6 million of organization and offering costs with the Private Offering.
Recent Accounting Pronouncements
The following table provides a brief description of recent accounting pronouncements that could have a material effect on our consolidated financial statements:

Standard	Description	Required date of adoption	Effect on the Financial Statements or Other Significant Matters
ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments	This ASU requires entities to estimate a lifetime expected credit loss for most financial assets, including trade and other receivables and other long term financings including available for sale and held-to-maturity
debt securities, and loans. Subsequently, the FASB issued ASU
2018-19,
Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which amends the scope of ASU
2016-13
and clarified that receivables arising from operating leases are not within the scope of the standard and should continue to be accounted for in accordance with the leases standard (Topic 842).	January 1, 2023	ASU
2016-13
affects entities holding financial assets and net investments in leases that are not accounted for at fair value through net income. The amendments in ASU
2016-13
require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. We are evaluating the impact of adopting ASU
2016-13
on our financial statements.
3. Real Estate Assets, Net
The following table summarizes the carrying amounts of our consolidated real estate assets ($ in thousands):

	December 31, 2021		December 31, 2020
Land	$202,531		$23,894
Building and improvements	1,074,126		139,110
Furniture, fixtures and equipment	37,463		3,983
Intangible assets	34,905		3,809
Construction in progress (1)	127,493		—

	1,476,518		170,796
Less: Accumulated depreciation and amortization	(68,035	) (2)	(9,704)

Real estate assets, net	$1,408,483		$161,092

(1)	Includes construction in progress for our development projects and capitalized costs for improvements not yet placed in service at our stabilized properties.
(2)	Includes the amortization of $33.2 million of in-place lease assets acquired with the CRII Merger over a period of six months in 2021.
CRII Merger
On May 7, 2021, we completed the CRII Merger. The CRII Merger was accounted for as a business combination in accordance with ASC 805,
Business Combinations
(“ASC 805”). Based on an evaluation of the relevant factors and the guidance in ASC 805, CCI was determined to be both the legal and accounting acquirer.

In order to make this consideration, various factors have been analyzed including which entity issued its equity interests, relative voting rights, existence of noncontrolling interests, control of the board of directors, management composition, relative size, transaction initiation, operational structure, relative composition of employees, and other factors. The most significant factor identified was the relative voting rights, as CCI stockholders hold the majority of the controlling financial (voting) interests. CCI also initiated the transaction and was the entity issuing common equity interests in the merger.
The consideration given in exchange for CRII is as follows ($ in thousands, except share and per share data):

CRII Common stock issued and outstanding	213,434
Exchange ratio	2.015

CCI common stock issued as consideration	430,070
CCI’s estimated value per share as of May 7, 2021	$10.83

Value of CCI common stock issued as consideration	$4,658

The allocation of the purchase price below requires significant judgment and represents management’s best estimate of the fair value as of the acquisition date. The following table shows the purchase price allocation of CRII’s identifiable asset and liabilities assumed as of May 7, 2021 ($ in thousands):

Assets
Real estate assets (1)	$1,291,030
Investments in unconsolidated real estate entities	120,775
Cash and cash equivalents	31,799
Restricted cash	20,144
Other assets (2)	42,325

Total assets acquired	$1,506,073
Liabilities
Mortgage notes, net	$622,095
Construction loans	64,114
Preferred stock	143,979
Unsecured promissory notes	48,643
Accounts payable, accrued expenses and other liabilities	40,926

Total liabilities assumed	919,757

Consolidated net assets acquired	586,316
Noncontrolling interests (3)	(581,659)

Net assets acquired	$4,657

(1)
Real estate assets acquired in connection with the CRII Merger include $33.2 million of intangible lease assets, which have a weighted-average amortization period of 0.5 years. As such, based on the May 7, 2021 merger date, the intangible lease assets acquired from the CRII Merger have been fully amortized by December 31, 2021.

(2)
Other assets includes $32.1 million of intangible assets from the CRII Merger. Of this amount, $8.0 million relates to a promote asset which was removed upon the closing of the CMRI and CMR II Mergers on July 15, 2021. The remaining $24.1 million of intangible assets have a weighted-average amortization period of 8.8 years, and include $22.2 million related to the acquisition of CRII’s property management and ancillary businesses (with a weighted-average amortization period of 9.2 years) and $1.9 million related to acquired disposition fees on certain properties and promotes on development assets (with a weighted-average amortization period of 3.8 years).

(3)
The fair value of noncontrolling interests is based on the fair value of assets and liabilities held by the noncontrolling interests at their ownership share. These values were determined using methods similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income.

As a result of the CRII Merger we consolidated 17 multifamily apartment communities and four development projects as well as added six multifamily apartment communities accounted for under the equity method of accounting.
The revenue and net loss generated from the assets acquired and liabilities assumed with the CRII Merger since the May 7, 2021 acquisition date to December 31, 2021 are as follows (unaudited, in thousands):

Revenue	$70,211
Net loss	$(36,830)
Pro Forma Financial Information (unaudited)
The following condensed pro forma operating information is presented as if the CRII Merger occurred in 2020 and had been included in operations as of January 1, 2020. The pro forma operating information excludes certain nonrecurring adjustments, such as acquisition fees and expenses incurred, to reflect the pro forma impact the acquisition would have on earnings on a continuous basis (in thousands):

	Year Ended December 31,
	2021	2020
Pro forma revenue:
Historic results	$83,181	$11,325
CRII Merger (excluding those in historic results)	34,140	88,535

Total	$117,321	$99,860

Pro forma net loss:
Historic results	$(106,904)	$(8,551)
CRII Merger (excluding those in historic results)	(13,298)	(70,902)

Total	$(120,202)	$(79,453)

The pro forma information is not necessarily indicative of the results which actually would have occurred if the business combination had occurred on the first day of the periods presented, nor does the pro forma financial information purport to represent the results of operations for future periods. Pro forma net losses for the year ended December 31, 2020 include the amortization of $33.2 million of intangible lease assets, which have a weighted-average amortization period of 0.5 years.
CMRI Merger and CMRII Merger
We consolidated the properties that CMRI and CMRII invested in through joint ventures with CROP with the closing of the CRII Merger in May 2021. As a result of the CMRI Merger and the CMRII Merger in July 2021, our ownership interest in these properties increased to 100%. The acquisition of an additional ownership interest of a consolidated entity is accounted for as an equity transaction. Accordingly, CMRI’s and CMRII’s noncontrolling interest in the properties was reduced by its carrying amount and the difference between the carrying amount and the consideration paid was recorded as an adjustment to our equity through additional paid-in
capital. Information regarding these equity transactions is as follows (in thousands, except share and per share data):

Consideration	CMRI Merger	CMRII Merger
Common stock issued and outstanding	4,904,045	4,881,490
Exchange ratio	1.175	1.072

CCI common stock issued as consideration	5,762,253	5,232,957
Per share value of CCI Common Stock	$11.7865	$11.7865

Fair value of CCI Common Stock issued	$67,917	$61,678
Settlement of promote	5,585	2,424
Settlement of CMRI and CMRII promissory notes and interest with CROP	1,545	2,475
Net liabilities assumed	2,223	1,477

Total consideration	$77,270	$68,054

Change in equity	CMRI Merger	CMRII Merger
Carrying amount of noncontrolling interest	$79,447	$63,752
Total consideration	77,270	68,054

Additional paid in capital adjustment	$2,177	$(4,302)

Fair value of CCI Common Stock issued	$67,917	$61,678
Additional paid in capital adjustment	2,177	(4,302)

Total change in equity	$70,094	$57,376

Asset acquisitions
During 2020, we acquired Cottonwood One Upland, a multifamily community in the Greater Boston area for $103.6 million, excluding closing costs. We funded the purchase with an initial draw of $50.0 million from our $67.6 million credit facility with JP Morgan and proceeds from our offerings. Acquired assets and liabilities were recorded at relative fair value as an asset acquisition (Note 2). The following table summarizes the purchase price allocation Cottonwood One Upland during the year ended December 31, 2020 (in thousands):

	Allocated Amounts
Property	Building	Land	Land Improvements	Personal Property	Intangible	Total
Cottonwood One Upland	$82,146	$14,515	$3,009	$1,967	$2,305	$103,942
The weighted-average amortization period for the intangible lease assets acquired in connection with the Cottonwood One Upland acquisition was 0.5 years after the March 19, 2020 acquisition date. As such, the intangible lease assets acquired from the Cottonwood One Upland acquisition have been fully amortized by December 31, 2020.
Alpha Mill Transaction
On November 2, 2021, we sold TIC interests in Alpha Mill totaling 43% to certain unaffiliated third parties through a private offering for $34.8 million. Under the terms of the private offering, we have the option to re-acquire
the TIC interests at fair value beginning on the second anniversary after the sale. The purchaser may elect to receive limited partnership units in CROP (our Operating Partnership) or cash in the event we exercise our option.

As
a result of this transaction, Alpha Mill was deconsolidated and we recorded a gain on sale of $10.8 million. After November 2, 2021, our remaining ownership interest in Alpha Mill is recorded as an investment in unconsolidated real estate.
4. Investments in Unconsolidated Real Estate Entities
Our investments in unconsolidated real estate entities consist of ownership interests in stabilized properties and preferred equity investments as follows as of December 31, 2021 and 2020 (in thousands):

			Balance at December 31,
Property / Development	Location	% Owned	2021	2020
Stabilized Properties
3800 Main	Houston, TX	50.0%	$10,347	$—
Alpha Mill (1)	Charlotte, NC	57.2%	22,034	—
Cottonwood Bayview (1)	St. Petersburg, FL	71.0%	31,399	—
Cottonwood Ridgeview (1)	Plano, TX	90.5%	34,352	—
Fox Point (1)	Salt Lake City, UT	52.8%	16,056	—
Toscana at Valley Ridge (1)	Lewisville, TX	58.6%	9,370	—
Melrose Phase II (1)	Nashville, TN	79.8%	15,523	—
Preferred Equity Investments
Lector85	Ybor City, FL		13,010	11,396
Vernon Boulevard	Queens, NY		18,079	15,886
Riverfront	West Sacramento, CA		16,884	2,718
Other			3,679	—

Total			$190,733	$30,000

(1)	We account for our tenant in common interests in these properties as equity method investments. Refer to Note 2.
Our investments in unconsolidated real estate entities for the stabilized assets above were acquired on May 7, 2021 as part of the CRII Merger. Equity in losses for our stabilized assets during the period from the CRII Merger closing on May 7, 2021 to December 31, 2021 was $6.1 million. During 2021, we bought an additional 54.9% interest in Melrose Phase II for $10.6 million, increasing our ownership to 79.8%.
We acquired equity method investments in stabilized properties with the CRII Merger in May 2021 and recorded an equity method investment in Alpha Mill with the November 2021 transaction mentioned in Note 3. The following is a summary of certain balance sheet and operating data of these stabilized properties ($ in thousands):

For the Period Held as Equity Method Investments
Operating data:
Total revenues	$23,514
Total operating expenses	9,941
Total other expenses	(24,672)
Net loss	(11,099)

December 31, 2021
Balance sheet data:
Real estate assets	$440,853
Cash and cash equivalents	6,361
Total assets	452,972
Mortgage notes, net	250,224
Total liabilities	255,768
Our preferred equity investments, which are in development projects, have liquidation rights and priorities that are different from ownership percentages. As such, equity in earnings is determined using the hypothetical liquidation book value (“HLBV”) method. Income or loss is recorded based on changes in what would be received should the entity liquidate all of its assets (as valued in accordance with GAAP) and distribute the resulting proceeds based on the terms of the respective agreements. The HLBV method is a balance sheet focused approach commonly applied to equity investments where cash distribution percentages vary at different points in time and are not directly linked to an equity holder’s ownership percentage.
Equity in earnings for our preferred equity investments for the years ended December 31, 2021 and 2020 were $5.6 million and $2.1 million, respectively. During the year ended December 31, 2021, we funded the remaining $12.4 million commitment on our Riverfront preferred equity investment. As of December 31, 2021, we had fully funded our commitments on all of our preferred equity investments.
5. Investments in Real-Estate Related Loans
Dolce B Note
On May 7, 2021, the borrower of the Dolce B Note prepaid in full the outstanding principal balance plus accrued interest as a result of refinancing the project upon completion.
During the period from January 1, 2021 to May 7, 2021, we issued $1.1 million, bringing the total amount funded on the $10.0 million B Note to $9.3 million prior to repayment by the borrower in full on May 7, 2021.
During the period from January 1, 2021 to the May 7, 2021 repayment date, net interest income from the Dolce B Note was $0.3 million. Net interest income from the Dolce B Note was $0.6 million for the year ended December 31, 2020, and is classified within other revenues on our consolidated statements of operations. No allowance was recorded on the Dolce B Note during the years ended December 31, 2021 and 2020.
Integra Peaks Mezzanine Loan
On June 30, 2021, we entered into a
co-lender
agreement to participate in a $19.5 million mezzanine loan originated for the purpose of developing a
300-unit
multifamily apartment community located in Reno, Nevada. The project is expected to consist of five
4-story
elevator serviced garden-style apartments situated on a 12.1 acre site. The borrower, an unaffiliated third party, will use the mezzanine loan proceeds, along with $14.1 million in common equity and $42.5 million in construction loan proceeds to complete the project.
We committed to fund a total of $13.0 million of the mezzanine loan, with the remaining $6.5 million funded by an unaffiliated co-lender.
Generally, we and our
co-lender
participate on parity with respect to draw requests, interest and priority in repayment at maturity. The mezzanine loan bears interest at a rate of 12.0% per annum, compounded monthly, and, subject to certain limitations and fees, may be prepaid in whole or in part.
As of December 31, 2021, we had funded all $13.0 million of our commitment under the co-lender
agreement. The mezzanine loan has an original maturity date of March 30, 2024 with two one-year
extension options.

Net interest income from the Integra Peaks Mezzanine Loan was $0.6 million for the year ended December 31, 2021 and is classified within other revenues on our consolidated statements of operations. No allowance was recorded on the Integra Peaks Mezzanine Loan during the year ended December 31, 2021.
6. Debt
Mortgage Notes and Revolving Credit Facility
The following table is a summary of the mortgage notes and revolving credit facility secured by our properties as of December 31, 2021 and 2020 ($ in thousands):

			Principal Balance Outstanding
Indebtedness	Weighted-Average Interest Rate	Weighted-Average Remaining Term (1)	December 31, 2021	December 31, 2020
Fixed rate loans
Fixed rate mortgages	4.03%	3.7 Years	$213,009	$35,995

Total fixed rate loans			213,009	35,995
Variable rate loans (2)
Floating rate mortgages	2.86%	6.2 Years	407,022	—
Variable rate revolving credit facility (3)	1.63%	3.2 Years	20,000	35,500

Total variable rate loans			427,022	35,500

Total secured loans			640,031	71,495
Unamortized debt issuance costs			(940)	(1,175)
Premium on assumed debt, net			3,016	—

Mortgage notes and revolving credit facility, net			$642,107	$70,320

(1)	For loans where we have the ability to exercise extension options at our own discretion, the maximum maturity date has been assumed.
(2)	The interest rate of our variable rate loans is primarily based on one-month LIBOR.
(3)
We may obtain advances secured against Cottonwood One Upland up to $74.9 million on our variable rate revolving credit facility, as well as finance other future acquisitions up to $125.0 million in total revolving debt capacity, as long as certain loan-to-value
ratios and other requirements are maintained.

The aggregate maturities, including amortizing principal payments on mortgage notes for years subsequent to December 31, 2021 are as follows (in thousands):

Year	Total
2022	$1,592
2023 (1)	102,731
2024	139,686
2025	3,374
2026	39,087
Thereafter	353,561

$640,031

(1)
$20.0 million of the amount maturing in 2023 relates to the amount outstanding at December 31, 2021 on our variable rate revolving credit facility. The maturity date on the variable rate revolving credit facility can be extended for two one-year
periods, subject to the satisfaction of certain conditions.

We are in compliance with all covenants associated with our mortgage notes and revolving credit facility as of December 31, 2021.
Construction Loans
Information on our construction loans are as follows ($ in thousands):

Development	Interest Rate	Final Expiration Date	Loan Amount	Amount Drawn at December 31, 2021
Sugarmont (1)	One-Month USD Libor + 3.0%	September 30, 2022	$63,250	$59,660
Park Avenue	One-Month USD Libor + 1.75%	November 30, 2023	37,000	29,520
Cottonwood on Broadway	One-Month USD Libor + 1.9%	May 15, 2024	44,625	27,476
Cottonwood on Highland	One-Month USD Libor + 2.75% (2)	December 1, 2024	37,000	—

			$181,875	$116,656

(1)	The Sugarmont construction loan was refinanced in January 2022. Refer to Note 13.
(2)	The Libor rate for the Cottonwood on Highland construction loan is subject to a minimum floating index embedded floor rate of 0.5%, resulting in a minimum interest rate of 3.25%.
Unsecured Promissory Notes, Net
CROP issued notes to foreign investors outside of the United States. These notes are unsecured and subordinate to all of CROP’s debt. Each note has two one-year
extension options during which the interest rate will increase 0.25% each additional period.
Information on our unsecured promissory notes are as follows ($ in thousands):

	Offering Size	Interest Rate	Maturity Date	December 31, 2021
2017 6% Notes	$35,000	6.00%	December 31, 2022	$20,918
2019 6% Notes	25,000	6.00%	December 31, 2023	22,625

	$60,000			$43,543

Our previously issued 2017 6.25% Notes were fully redeemed in December 2021 for $5.0 million prior to their December 31, 2021 maturity date.
7. Fair Value of Financial Instruments
We estimate the fair value of our financial instruments using available market information and valuation methodologies we believe to be appropriate. As of December 31, 2021 and 2020, the fair values of cash and cash equivalents, restricted cash, other assets, related party payables, and accounts payable, accrued expenses and other liabilities approximate their carrying values due to the short-term nature of these instruments.
Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. Fair value measurements are categorized into one of three levels of the fair value hierarchy based on the lowest level of significant input used. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Considerable judgment and a high degree of subjectivity are involved in developing these estimates. These estimates may differ from the actual amounts that we could realize upon settlement.
The fair value hierarchy is as follows:
Level 1—Quoted (unadjusted) prices in active markets for identical assets or liabilities.
Level 2—Other observable inputs, either directly or indirectly, other than quoted prices included in Level 1, including:

•	Quoted prices for similar assets/liabilities in active markets;

•	Quoted prices for identical or similar assets/liabilities in non-active markets (e.g., few transactions, limited information, non-current prices, high variability over time);

•	Inputs other than quoted prices that are observable for the asset/liability (e.g., interest rates, yield curves, volatilities, default rates); and

•	Inputs that are derived principally from or corroborated by other observable market data.
Level 3—Unobservable inputs that cannot be corroborated by observable market data.
The table below includes the carrying value and fair value for our financial instruments for which it is practicable to estimate fair value (in thousands):

	As of December 31, 2021		As of December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Asset:
Investments in real-estate related loans	$13,035	$13,035	$8,206	$8,206
Financial Liability:
Fixed rate mortgages	$213,009	$216,566	$35,995	$38,658
Floating rate mortgages	$407,022	$409,377	$—	$—
Variable rate revolving credit facility	$20,000	$20,000	$35,500	$35,500
Construction loans	$116,656	$116,656	$—	$—
Series 2016 Preferred Stock	$139,996	$139,996	$—	$—
Series 2017 Preferred Stock	$2,586	$2,586	$—	$—
Series 2019 Preferred Stock	$111,863	$111,863	$32,933	$32,933
Unsecured promissory notes, net	$43,543	$43,543	$—	$—
Our investments in real-estate related loans, fixed and floating rate mortgages, variable rate revolving credit facility, construction loans, preferred stock and unsecured promissory notes are categorized as Level 3 in the fair value hierarchy.
8. Preferred Stock
We have three classes of preferred stock, Series 2016, Series 2017 and Series 2019, each of which were offered at a price of $10.00 per share. Our Series 2016 Preferred Stock and the Series 2017 Preferred Stock were issued in connection with the CRII Merger in exchange for the corresponding series of preferred stock held at CRII.
Each class of preferred stock receives a fixed preferred dividend based on a cumulative, but not compounded, annual return. Each class has a fixed redemption date with extension options at our discretion, subject to an increase in the preferred dividend rate, and is classified as a liability on the consolidated balance sheets. We can also redeem our preferred stock early for cash plus all accrued and unpaid dividends. Our preferred stock ranks senior to our common stock and on parity with each other with respect to distribution rights and rights upon liquidation, dissolution or winding up.
Information on our preferred stock is as follows:

					Shares Outstanding at
	Dividend Rate	Extension Dividend Rate	Redemption Date	Maximum Extension Date	December 31, 2021	December 31, 2020
Series 2016 Preferred Stock (1)	6.5%	7.0%	January 31, 2022	January 31, 2023	13,999,560	—
Series 2017 Preferred Stock	7.5%	8.0%	January 31, 2022	January 31, 2024	258,550	—
Series 2019 Preferred Stock	5.5%	6.0%	December 31, 2023	December 31, 2025	11,186,301	3,308,326

(1)	As of December 31, 2021, we are currently in the first extension period on our Series 2016 Preferred Stock resulting in an extension dividend rate of 7.0%.
Subsequent to year end, our Series 2017 Preferred Stock was fully redeemed for approximately $2.6 million immediately after the January 31, 2022 redemption date.
During the years ended December 31, 2021 and 2020 we issued $78.9 million and $31.7 million of Series 2019 Preferred Stock, respectively. During the years ended December 31, 2021 and 2020, we incurred $3.6 million and $0.8 million in dividends on our Series 2019 Preferred Stock, respectively. During the period from the CRII Merger closing on May 7, 2021 to December 31, 2021, we incurred $6.4 million and $0.1 million in dividends on our Series 2016 Preferred Stock and Series 2017 Preferred Stock, respectively.
During the year ended December 31, 2021, we repurchased 10,000 shares of Series 2019 Preferred Stock for $0.1 million and during the period from the CRII Merger closing on May 7, 2021 to December 31, 2021 we repurchased 139,740 shares of Series 2016 Preferred Stock for $1.3 million. No shares of Series 2019 Preferred Stock were repurchased during the year ended December 31, 2020.

9. Stockholders’ Equity
Common Stock
The following table summarizes the changes in the shares outstanding for each class of outstanding common stock for the periods presented below:

	Class
	I	A	TX	Total
Balance at December 31, 2019	—	8,851,759	—	8,851,759
Issuance of common stock	—	3,283,713	17,500	3,301,213
Distribution reinvestment	—	110,606	18	110,624
Repurchases of common stock	—	(31,307)	—	(31,307)

Balance at December 31, 2020	—	12,214,771	17,518	12,232,289

Issuance of common stock	151,286	—	—	151,286
Distribution reinvestment	—	8,660	2	8,662
Repurchases of common stock	—	(203,537)	—	(203,537)
CRII Merger	—	430,070	—	430,070
CMRI Merger	—	5,762,253	—	5,762,253
CMRII Merger	—	5,232,957	—	5,232,957

Balance at December 31, 2021	151,286	23,445,174	17,520	23,613,980

Common Stock Distributions
Distributions on our common stock are determined by the board of directors based on our financial condition and other relevant factors. Common stockholders may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. For the year ended December 31, 2021, we paid aggregate distributions of approximately $9.6 million, including $9.5 million distributions paid in cash and $0.1 million of distributions reinvested through our distribution reinvestment plan. For the year ended December 31, 2020, we paid aggregate distributions of approximately $5.2 million, including $4.1 million distributions paid in cash and $1.1 million of distributions reinvested through our distribution reinvestment plan.
Distributions were at a daily rate of $0.00013699, or $0.50 annually, per common share during the year ended December 31, 2020 and for the period of January 1, 2021 through August 30, 2021. In September 2021, we began declaring monthly distributions for each share of our common stock as shown in the table below:

Shareholder Record Date	Monthly Rate	Annually
September 25, 2021	$0.04333333	$0.52
October 29, 2021	0.04333333	0.52
November 30, 2021	0.05416667	0.65
December 31, 2021	0.05666667	0.68
For the year ended December 31, 2021, 100% (unaudited) of distributions to stockholders were reported as a return of capital or, to the extent they exceed a stockholder’s adjusted tax basis, as gains from the sale or exchange of property.
Repurchases
During the year ended December 31, 2021, we repurchased 203,537 shares of Class A common stock pursuant to our share repurchase program for $2.6 million, at an average repurchase price of $12.90. During the year ended December 31, 2020, we repurchased 31,307 shares of Class A common stock pursuant to our share repurchase program for $0.3 million, at an average repurchase price of $8.58. No shares of Class TX common stock were repurchased during the years ended December 31, 2021 and 2020. No shares of Class I common stock were repurchased during the year ended December 31, 2021.
10. Related-Party Transactions
Advisory Agreement
CCA III manages our business as our external advisor and, as of the CRII Merger described above, was initially the Special Limited Partner owning a special partner interest in CROP. Effective November 12, 2021, CCA III assigned its special limited partner interest to its affiliate, CC Advisors — SLP, LLC. Following the CRII Merger, we became the property manager for our stabilized multifamily apartment communities and employ certain personnel who manage our operations directly. These activities are all subject to oversight by our board of directors. Per the terms of our advisory agreement, our advisor is entitled to receive the fees for the services which are mentioned below.
Asset Management Fee
Under the amended and restated advisory agreement entered May 7, 2021, CROP pays our advisor a monthly management fee equal to 0.0625% of GAV (gross asset value of CROP, calculated pursuant to our valuation guidelines and reflective of the ownership interest held by CROP in such gross assets), subject to a cap of 0.125% of net asset value of CROP. Prior to May 7, 2021, we paid our advisor an annual asset management fee in an amount equal to 1.25% per annum (paid monthly) of the gross book value of our assets as of the last day of the prior month.
Asset management fees to our advisor for the years ended December 31, 2021 and 2020 were $8.1 million and $2.8 million, respectively.
Acquisition Expense Reimbursement
We will reimburse our advisor for
out-of-pocket
expenses in connection with the selection, evaluation, structuring, acquisition, financing and development of investments, whether or not such investments are acquired, and make payments to third parties or possibly certain of our advisor’s affiliates in connection with providing services to us.
Performance Participation Allocation
The Special Limited Partner, so long as the advisory agreement has not been terminated, holds a performance participation interest in CROP that entitles it to receive an allocation of CROP’s total return to its capital account. Total return is defined as all distributions accrued or paid (without duplication) on Participating Partnership units (all units in CROP with the exception of preferred units) plus the change in the aggregate net asset value of such Participating Partnership units. The annual total return will be allocated solely to the Special Limited Partner only after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Special Limited Partner and all other unit holders is equal to 12.5% and 87.5%, respectively. Thereafter, the Special Limited Partner will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest is ultimately determined at the end of each calendar year, accrues monthly and will be paid in cash or Class I units at the election of the Special Limited Partner after the completion of each calendar year.
During the period from the CRII Merger closing on May 7, 2021 to December 31, 2021, we recognized $51.8 million of performance participation expense as a result of the increase in the value of our net assets and dividends paid to stockholders. The full amount was paid in cash subsequent to year end. No performance participation allocation was recognized prior to the CRII Merger as it was not a part of our operating partnership agreement.

Reimbursable Operating Expenses
Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Our
conflicts committee determined that no reimbursement was required as of December 31, 2021.
Other
As a result of the CRII Merger, employees who had previously provided services to us and for which we reimbursed related expenses to our advisor are now our employees. As such, we had no reimbursable company operating expenses from the May 7, 2021 CRII Merger date onward. Reimbursable company operating expenses to our advisor or its affiliates for the years ended December 31, 2021 and 2020 were $0.3 million and $1.0 million, respectively.
Independent Director Compensation
Annually, each independent director is paid a cash retainer of $50,000 for their service (prorated in 2021) and a grant of time-based LTIP Units with a value of $85,000 at the time of grant. The LTIP Units have a one-year
vesting schedule. Independent board members serving as chairperson of each of the audit, compensation and conflicts committees receive an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.
11. Noncontrolling Interests
Noncontrolling Interests—Limited Partners
Common Limited OP Units and LTIP Units are CROP units not owned by CCI and collectively referred to as “Noncontrolling Interests—Limited Partners.”
Common Limited OP Units
—Common Limited OP Units share in the profits, losses and cash distributions of CROP as defined in the partnership agreement, subject to certain special allocations and receive distributions equivalent to distributions declared to the holders of CCI common stock.
During the period from the CRII Merger closing on May 7, 2021 to December 31, 2021, we paid aggregate distributions to noncontrolling OP Unit holders of $10.6 million.
LTIP Units
—Certain executives, directors and key employees receive LTIP Units in CROP as equity incentive compensation. LTIP Units are a separate series of limited partnership units, which are convertible into Common Limited OP Units upon achieving certain time vesting and performance requirements. Unless otherwise provided, the time vesting LTIP Units (whether vested or unvested) entitle the holder to receive current distributions from CROP, and the performance LTIP Units (whether vested or unvested) entitle the holder to receive 10% of the current distributions from CROP during the applicable performance period. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to Common Limited OP Units in CROP on a one-for-one
basis. LTIP Units constitute profits interests and have no voting rights in CROP.
In conjunction with the CRII Merger, 528,451 time vesting LTIP units were awarded to executives as retention grants. As of December 31, 2021, there were 719,137 unvested time LTIP awards and 380,637 unvested performance LTIP awards outstanding. Share-based compensation was $1.6 million and $0.1 million for the years ended December 31, 2021 and 2020, respectively. Total unrecognized compensation expense for LTIP Units at December 31, 2021 is $6.5 million and is expected to be recognized on a straight-line basis through June 2025.

Noncontrolling Interests—Partially Owned Entities
As of December 31, 2021, noncontrolling interests in entities not wholly owned by us ranged from 1% to 81%, with the average being 24%.
12. Commitments and Contingencies
Economic Dependency
We are dependent on our advisor and its affiliates and the dealer manager for certain services that are essential to us, including the sale of our shares in our public and private offering; the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of our investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, we will be required to obtain such services from other sources.
Litigation
We are subject to a variety of legal actions in the ordinary course of our business, most of which are covered by liability insurance. While the resolution of these matters cannot be predicted with certainty, as of December 31, 2021, we believe the final outcome of such legal proceedings and claims will not have a material adverse effect on our liquidity, financial position or results of operations.
Environmental
As an owner of real estate, we are subject to various federal, state and local environmental laws. Compliance with existing laws has not had a material adverse effect on us. However, we cannot predict the impact of new or changed laws or regulations on our properties or on properties that we may acquire in the future.
COVID-19
Pandemic
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus
(COVID-19)
pandemic. During the year ended December 31, 2021, we did not experience significant disruptions in our operations from the
COVID-19
pandemic; however we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact our tenants and multifamily communities.
Distribution Reinvestment Plan
Our distribution reinvestment plan allows common stockholders to apply their dividends and other distributions towards the purchase of additional shares of common stock. The purchase price for shares purchased pursuant to our distribution reinvestment plan is the transaction price for such shares in effect on the distribution date, which is generally the most recently disclosed NAV per share. We suspended our distribution reinvestment plan in December 2020 and resumed our distribution reinvestment plan on November 4, 2021 when the SEC declared the
Follow-on
Offering effective.
Share Repurchase Programs
Preferred Stock
Our board of directors has adopted a share repurchase program with respect to our preferred stock whereby, upon the request of a holder of our Series 2016, Series 2017 or Series 2019 preferred stock, we may, at the sole discretion of the board of directors, repurchase their shares at the following prices, which are dependent on how long such preferred stockholder has held each share:

Share Purchase Anniversary	Repurchase Price
Less than 1 year	$8.80
1 year	$9.00
2 years	$9.20
3 years	$9.40
4 years	$9.60
5 years	$9.80
A stockholder’s death or complete disability, 2 years or more (Series 2019), 6 years or more (Series 2016 and Series 2017)	$10.00
Repurchase information on our Preferred Stock is disclosed in Note 8 above.
Common Stock
We suspended our share repurchase program in December 2020. Our board of directors approved the resumption of the share repurchase program effective for repurchases for the month ended June 30, 2021 onward.
Our share repurchase program provides that we may make repurchases, at our discretion, with an aggregate value of up to 2% of our aggregate net asset value or “NAV” each month and up to 5% of our NAV each quarter. We have no restrictions on the source of funds used to repurchase shares pursuant to our share repurchase program.
For our Class T, Class D and Class I shares, the repurchase price will be equal to the transaction price at the date of repurchase, or 95% of the transaction price on the repurchase date if the shares have been held for less than a year. For our Class A and Class TX shares, the repurchase price will be equal to the transaction price at the date of repurchase, subject to the following: (i) shares that have been outstanding six years or more will be repurchased at 100% of the transaction price, (ii) shares that have been outstanding for at least five years and less than six years will be repurchased at 95.0% of the transaction price, (iii) shares that have been outstanding for at least three years and less than five years will be repurchased at 90.0% of the transaction price and (iv) shares that have been outstanding for at least one year and less than three years will be repurchased at 85.0% of the transaction price. The transaction price is the then-current offering price per share, which is generally the most recently disclosed NAV per share.
Common Limited OP Units
Beginning one year after acquiring any Common Limited OP Units, common limited partners have the right to request CROP repurchase their Common Limited OP Units as described below. We may, in our sole discretion, honor the repurchase request at the following prices:

1.
Beginning one year after acquisition of a Common Limited OP Unit and continuing for the three-year period thereafter, the purchase price for the repurchased Common Limited OP Unit shall be equal to 80% of the NAV of the Common Limited OP Units.

2.
Beginning four years after acquisition of a Common Limited OP Unit and continuing for the two-year
period thereafter, the purchase price for the repurchased Common Limited OP Units shall be equal to 85% of the NAV of the CROP Common Units.

3.
Beginning six years after acquisition of a Common Limited OP Unit and continuing thereafter, the purchase price for the repurchased Common Limited OP Unit shall be equal to 90% of the NAV of the Common Limited OP Units.

Subject to our sole discretion, in the case of the death or complete disability of a limited partner, the repurchase of the Common Limited OP Units may occur at any time after acquisition of a Common Limited OP Unit and, if accepted by us, the purchase price for the repurchased Common Limited OP Units will be equal to 95% of the NAV of the Common Limited OP Units.
13. Subsequent Events
We have evaluated subsequent events from December 31, 2021 up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than those mentioned below.
Series 2016 Preferred Stock Extension
In January 2022, we extended our Series 2016 Preferred Stock redemption date to the maximum extension date of January 31, 2023. On March 22, 2022, our board of directors approved the full redemption of our Series 2016 Preferred Stock which we expect to occur before the end of April 2022. We will continue to pay the extension dividend rate of 7.0% until the earlier of January 31, 2023 or the full redemption of the Series 2016 Preferred Stock. We intend to use funds from our
Follow-on
Offering, proceeds from financing activities discussed below, and our revolving credit facility to redeem the Series 2016 Preferred Stock.
Series 2017 Preferred Stock Payoff
Our Series 2017 Preferred Stock was fully redeemed on February 1, 2022 for approximately $2.6 million.
Financing Activities
On January 28, 2022, we refinanced Parc Westborough and placed it on our revolving credit facility, drawing an additional $1.7 million on that line. We also refinanced Sugarmont’s construction loan to a permanent $105.0 million mortgage, receiving net proceeds of $43.8 million.
In March 2022, we refinanced seven properties through individual, uncrossed loans with one lender for $362.2 million, receiving net proceeds of $111.7 million. All of the loans are on a 5 year term and carry a 3.4% fixed interest rate. Two of the properties are unconsolidated.
Performance Participation Allocation Payment
On January 31, 2021, the accrued $51.8 million performance participation allocation was paid in cash.
Status of the Private Offering
We sold 1,547,184 shares of Series 2019 Preferred Stock for aggregate gross offering proceeds of $15.4 million. In connection with the sale of these shares in the Private Offering, the Company paid aggregate selling commissions of $1.0 million and placement fees of $0.3 million. The offering was fully subscribed and terminated in March 2022.
Status of the
Follow-on
Offering
We sold the following through our
Follow-on
Offering ($ in thousands):

	Class
	T	I	A	TX	Total
Shares issued through Primary Offering	1,394,087	442,888	—	—	1,836,975
Shares issued through DRP Offering	19	456	26,120	—	26,595
Gross Proceeds	$25,000	$7,888	$458	$—	$33,346

Distributions Declared—Common Stock
We declared the following monthly distributions after December 31, 2021:

Shareholder Record Date	Monthly Rate	Annually
January 31, 2022	$0.05833333	$0.70
February 28, 2022	$0.05916667	$0.71
March 31, 2022	$0.05916667	$0.71
Grant of LTIP Unit Awards and RSU Awards
On January 7, 2022, grants of 105,826 time-based LTIP Units and 170,731 performance-based LTIP units were issued to executives, directors and employees.
Equity Incentive Plan
On March 22, 2022, our board of directors approved the Cottonwood Communities, Inc. 2022 Equity Incentive Plan (the “Plan”) to attract, retain and reward certain employees, consultants and/or directors for services they perform on behalf of the Company. The plan allows for the issuance of a maximum of 300,000 shares of common stock issued through restricted stock units or restricted stock awards. Awards may (but need not) be subject to service or performance vesting conditions. Upon adoption of the Plan, the compensation committee of the board of directors approved an aggregate grant of 20,038 restricted stock units with a four-year vesting schedule. The Company does not intend to issue awards to executive officers or directors pursuant to the Plan.

Cottonwood Communities, Inc.
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2021 ($ in thousands)

					Initial Cost to Company			Gross Amount Carried as of December 31, 2021
Description	Location	Ownership Percent	Number of Units	Encumbrances	Land	Buildings, Intangibles and Improvements	Cost Capitalized Subsequent to Acquisition	Land	Buildings, Intangibles and Improvements	Total (1)	Accumulated Depreciation and Amortization (2)	Year(s) Built	Date Acquired
Stabilized Multifamily Apartment Communities:
Cason Estates	Murfreesboro, TN	100.0%	262	$(33,594)	$4,806	$46,666	$139	$4,806	$46,805	$51,611	$(2,869)	2005	5/7/2021
Cottonwood	Salt Lake City, UT	100.0%	264	(21,645)	6,556	40,745	776	6,556	41,521	48,077	(2,178)	1986	5/7/2021
Cottonwood One Upland	Boston, MA	100.0%	262	(20,000)	14,515	89,428	335	14,515	89,763	104,278	(8,137)	2016	3/19/2020
Cottonwood Reserve	Charlotte, NC	91.1%	352	(38,314)	12,634	64,986	269	12,634	65,255	77,889	(3,967)	2004	5/7/2021
Cottonwood West Palm	West Palm Beach, FL	100.0%	245	(35,995)	9,380	57,073	366	9,380	57,439	66,819	(6,934)	2018	5/30/2019
Cottonwood Westside	Atlanta, GA	100.0%	197	(25,506)	8,641	39,324	106	8,641	39,430	48,071	(2,358)	2014	5/7/2021
Enclave on Golden Triangle	Keller, TX	98.9%	273	(34,000)	4,888	46,712	168	4,888	46,880	51,768	(2,410)	2006	5/7/2021
Heights at Meridian	Durham, NC	100.0%	339	(33,750)	5,971	74,022	172	5,971	74,194	80,165	(4,158)	2015	5/7/2021
Melrose	Nashville, TN	100.0%	220	(47,100)	8,822	58,676	96	8,822	58,772	67,594	(4,057)	2015	5/7/2021
Parc Westborough	Boston, MA	100.0%	249	(38,010)	12,759	61,302	65	12,759	61,367	74,126	(4,088)	2016	5/7/2021
Pavilions	Albuquerque, NM	96.4%	240	(37,350)	5,924	55,177	241	5,924	55,418	61,342	(2,688)	1992	5/7/2021
Raveneaux	Houston, TX	97.0%	382	(26,675)	6,249	51,251	147	6,249	51,398	57,647	(2,983)	2000	5/7/2021
Regatta	Houston, TX	100.0%	490	(35,367)	8,449	39,651	601	8,449	40,252	48,701	(2,677)	1968-1976	5/7/2021
Retreat at Peachtree City	Peachtree City, GA	100.0%	312	(48,719)	5,669	66,888	282	5,669	67,170	72,839	(4,090)	1999	5/7/2021
Scott Mountain	Portland, OR	95.8%	262	(48,373)	6,952	63,758	151	6,952	63,909	70,861	(2,995)	1997, 2000	5/7/2021
Stonebriar of Frisco	Frisco, TX	84.2%	306	(36,400)	5,737	53,463	290	5,737	53,753	59,490	(2,715)	1999	5/7/2021
Summer Park	Buford, GA	98.7%	358	(44,620)	9,474	66,200	252	9,474	66,452	75,926	(4,029)	2001	5/7/2021
The Marq Highland Park	Tampa, FL	100.0%	239	(34,613)	6,280	59,424	149	6,280	59,573	65,853	(3,763)	2015	5/7/2021
Development Projects:
Cottonwood on Broadway	Salt Lake City, UT	18.8%	254	(27,476)	11,042	30,958	20,026	11,042	50,984	62,026	—	N/A	5/7/2021
Park Avenue	Salt Lake City, UT	23.6%	234	(29,520)	11,369	30,931	19,019	11,369	49,950	61,319	—	N/A	5/7/2021
Sugarmont (3)	Salt Lake City, UT	99.0%	341	(59,660)	17,838	94,662	21,193	17,838	115,855	133,693	(939)	N/A	5/7/2021
Cottonwood on Highland	Millcreek, UT	36.9%	250	—	7,405	1,695	15,797	7,405	17,492	24,897	—	N/A	5/7/2021
Other Developments	Various	Various	N/A	—	11,171	—	355	11,171	355	11,526	—	N/A	Various

		Total	6,331	$(756,687)	$202,531	$1,192,992	$80,995	$202,531	$1,273,987	$1,476,518	$(68,035)

(1)	The aggregate cost of real estate for federal income tax purposes was $1.0 billion (unaudited) as of December 31, 2021.
(2)
Depreciation is recognized on a straight-line basis over the estimated useful asset lives of the related assets, which is 30 years for buildings and ranges from five to 15 years for land improvements, building improvements and furniture, fixtures and equipment. Intangible assets are amortized to depreciation and amortization over the remaining lease term.

(3)
Lease-up
on initial available units at Sugarmont began in Q2 2021, with the completion of construction expected in Q2 2022. Sugarmont includes 341 units, of which 293 had been placed in service as of December 31, 2021. We own 99.0% of Sugarmont and the remaining one percent interest not owned by us has limited rights, including the right to control on behalf of the joint venture the prosecution and resolution of all litigation, claims, or causes of action that the joint venture has or may have against certain third parties associated with the design and construction of Sugarmont, as well as the obligation to defend any crossclaims resulting from these actions.

Cottonwood Communities, Inc.
Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2021 ($ in thousands)
The following table summarized the changes in our consolidated real estate assets and accumulated depreciation for the years ended December 31, 2021 and 2020 (in thousands):

	2021	2020
Real estate assets:
Balance at beginning of the year	$170,796	$66,644
Additions during the year:
Acquisitions	1,295,086 (1)	103,942
Improvements and development costs	80,775	210
Dispositions and deconsolidations during the year:
Dispositions and deconsolidations	(70,139)	—

Balance at end of the year	$1,476,518	$170,796

Accumulated depreciation and amortization:
Balance at beginning of the year	$(9,704)	$(2,738)
Depreciation and amortization	(61,243)	(6,966)
Dispositions and deconsolidations	2,912	—

Balance at end of the year	$(68,035)	$(9,704)

(1)
Aside from a portion of the other development real estate assets listed on our “Schedule III—Real Estate and Accumulated Depreciation,” all of our 2021 acquisitions of real estate were from the merger with CRII, which was an affiliated entity. The CRII Merger was accounted for as a business combination in accordance with ASC 805. See Note 3 for additional information regarding the CRII Merger including the amount of real estate assets acquired as part of the merger.

Cottonwood Communities, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets	(Unaudited)
Real estate assets, net	$1,416,553	$1,408,483
Investments in unconsolidated real estate entities	152,596	190,733
Investments in real-estate related loans	13,031	13,035
Cash and cash equivalents	121,890	27,169
Restricted cash	28,295	18,221
Other assets	30,655	29,249

Total assets	$1,763,020	$1,686,890

Liabilities, Equity, and Noncontrolling Interests
Liabilities
Mortgage notes and revolving credit facility, net	$769,061	$642,107
Construction loans, net	66,174	116,656
Preferred stock, net	257,585	245,268
Unsecured promissory notes, net	43,443	43,543
Performance participation allocation due to affiliate	19,934	51,761
Accounts payable, accrued expenses and other liabilities	58,320	46,886

Total liabilities	1,214,517	1,146,221
Commitments and contingencies (Note 11)
Equity and noncontrolling interests
Stockholders’ equity
Common stock, Class T shares, $0.01 par value, 275,000,000 shares authorized; 1,383,342 shares issued and outstanding at March 31, 2022. No Class T shares were outstanding at December 31, 2021.	14	—
Common stock, Class I shares, $0.01 par value, 275,000,000 shares authorized; 608,019 and 151,286 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	6	2
Common stock, Class A shares, $0.01 par value, 125,000,000 shares authorized; 23,288,245 and 23,445,174 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	232	234
Common stock, Class TX shares, $0.01 par value, 50,000,000 shares authorized; 17,525 and 17,520 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	—	—
Additional paid-in capital	279,347	252,035
Accumulated distributions	(21,587)	(17,273)
Accumulated deficit	(58,869)	(55,864)

Total stockholders’ equity	199,143	179,134

Noncontrolling interests
Limited partners	282,549	291,258
Partially owned entities	66,811	70,277

Total noncontrolling interests	349,360	361,535

Total equity and noncontrolling interests	548,503	540,669

Total liabilities, equity and noncontrolling interests	$1,763,020	$1,686,890

See accompanying notes to condensed consolidated financial statements

Cottonwood Communities, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental and other property revenues	$26,820	$3,172
Property management revenues	3,124	—
Other revenues	615	245

Total revenues	30,559	3,417
Operating expenses
Property operations expense	9,672	1,348
Property management expense	4,952	—
Asset management fee	3,792	886
Performance participation allocation	19,934	—
Depreciation and amortization	11,268	1,338
General and administrative expenses	3,223	2,503

Total operating expenses	52,841	6,075

Loss from operations	(22,282)	(2,658)
Equity in earnings of unconsolidated real estate entities	2,670	951
Interest income	16	—
Interest expense	(11,117)	(1,330)
Promote from incentive allocation agreement	30,309	—
Loss on debt extinguishment	(551)	—
Other income	1,530	27

Income (loss) before income taxes	575	(3,010)
Income tax expense	(7,463)	—

Net loss	(6,888)	(3,010)
Net loss attributable to noncontrolling interests:
Limited partners	3,828	—
Partially owned entities	55	—

Net loss attributable to common stockholders	$(3,005)	$(3,010)

Weighted-average common shares outstanding	24,654,085	12,232,289

Net loss per common share—basic and diluted	$(0.12)	$(0.25)

See accompanying notes to condensed consolidated financial statements

Cottonwood Communities, Inc.
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited)
(in thousands, except share data)

	Cottonwood Communities, Inc. Stockholders’ Equity									Noncontrolling interests
		Par Value				Additional Paid-In Capital	Accumulated Distributions	Accumulated Deficit	Total Stockholders’ Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Common Stock Class T	Common Stock Class I	Common Stock Class A	Common Stock Class TX
Balance at January 1, 2022	23,613,980	$—	$2	$234	$—	$252,035	$(17,273)	$(55,864)	$179,134	$291,258	$70,277	$540,669
Issuance of common stock	1,839,600	14	4	—	—	32,769	—	—	32,787	—	—	32,787
Offering costs	—	—	—	—	—	(2,958)	—	—	(2,958)	—	—	(2,958)
Distribution reinvestment	26,600	—	—	—	—	607	—	—	607	—	—	607
Common stock/OP Units repurchased	(183,049)	—	—	(2)	—	(3,106)	—	—	(3,108)	(286)	—	(3,394)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	—	—	662	662
Share-based compensation	—	—	—	—	—	—	—	—	—	865	—	865
Distributions to investors	—	—	—	—	—	—	(4,314)	—	(4,314)	(5,460)	(4,073)	(13,847)
Net loss	—	—	—	—	—	—	—	(3,005)	(3,005)	(3,828)	(55)	(6,888)

Balance at March 31, 2022	25,297,131	$14	$6	$232	$—	$279,347	$(21,587)	$(58,869)	$199,143	$282,549	$66,811	$548,503

	Cottonwood Communities, Inc. Stockholders’ Equity									Noncontrolling interests
		Par Value				Additional Paid-In Capital	Accumulated Distributions	Accumulated Deficit	Total Stockholders’ Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Common Stock Class T	Common Stock Class I	Common Stock Class A	Common Stock Class TX
Balance at January 1, 2021	12,232,289	$—	$—	$122	$—	$121,677	$(7,768)	$(11,948)	$102,083	$—	$—	$102,083
Share-based compensation	—	—	—	—	—	45	—	—	45	—	—	45
Distributions to investors	—	—	—	—	—	—	(1,511)	—	(1,511)	—	—	(1,511)
Net loss	—	—	—	—	—	—	—	(3,010)	(3,010)	—	—	(3,010)

Balance at March 31, 2021	12,232,289	$—	$—	$122	$—	$121,722	$(9,279)	$(14,958)	$97,607	$—	$—	$97,607

See accompanying notes to condensed consolidated financial statements

Cottonwood Communities, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(6,888)	$(3,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,268	1,338
Share-based compensation	865	45
Other operating	1,312	350
Loss on debt extinguishment	551	—
Equity in earnings of unconsolidated real estate entities	(2,670)	(951)
Distributions from unconsolidated real estate entities—return on capital	2,235	—
Changes in operating assets and liabilities:
Other assets	(1,170)	401
Performance participation allocation	19,934	—
Performance participation allocation payment	(51,761)	—
Accounts payable, accrued expenses and other liabilities	11,518	1,625

Net cash used in operating activities	(14,806)	(202)

Cash flows from investing activities:
Capital expenditures and development activities	(18,488)	(36)
Investments in unconsolidated real estate entities	(197)	(2,512)
Distributions from unconsolidated real estate entities—return on capital	38,769	—
Contributions to investments in real-estate related loans	—	(824)

Net cash provided by (used in) investing activities	20,084	(3,372)

Cash flows from financing activities:
Principal payments on mortgage notes	(404)	—
Borrowings from revolving credit facility	52,800	3,500
Repayments on revolving credit facility	(72,800)	(5,000)
Borrowings under mortgage notes and term loans	369,500	—
Repayments of mortgage notes and term loans	(218,693)	—
Deferred financing costs on mortgage notes and term loans	(4,036)	—
Borrowings from construction loans	9,178	—
Repayments of construction loans	(59,660)	—
Proceeds from issuance of Series 2019 Preferred Stock	14,162	10,427
Redemption of preferred stock	(2,738)	—
Offering costs paid on issuance of preferred stock	(1,693)	(1,064)
Repurchase of unsecured promissory notes	(96)	—
Proceeds from issuance of common stock	33,395	—
Repurchase of common stock/OP Units	(3,394)	—
Offering costs paid on issuance of common stock	(2,959)	—
Contributions from noncontrolling interests	662	—
Distributions to common stockholders	(4,174)	(1,503)
Distributions to noncontrolling interests—limited partners	(5,460)	—
Distributions to noncontrolling interests—partially owned entities	(4,073)	—

Net cash provided by financing activities	99,517	6,360

Net increase in cash and cash equivalents and restricted cash	104,795	2,786
Cash and cash equivalents and restricted cash, beginning of period	45,390	4,633

Cash and cash equivalents and restricted cash, end of period	$150,185	$7,419

Reconciliation of cash and cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$121,890	$7,134
Restricted cash	28,295	285

Total cash and cash equivalents and restricted cash	$150,185	$7,419

See accompanying notes to condensed consolidated financial statements

Cottonwood Communities, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.	Organization and Business
Cottonwood Communities, Inc. (the “Company,” “CCI,” “we,” “us,” or “our”) invests in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets throughout the United States. We are externally managed by our advisor, CC Advisors III, LLC (“CC Advisors III”), a wholly-owned subsidiary of our sponsor, Cottonwood Communities Advisors, LLC (“CCA”). We were incorporated in Maryland in 2016. We hold all of our assets through our Operating Partnership. Our Operating Partnership was Cottonwood Communities O.P., LP (“CCOP”) prior to the CRII Merger (as defined below) and is Cottonwood Residential O.P., LP (“CROP”) after the CRII Merger, as described below. The Operating Partnership, together with its subsidiaries, holds the Company’s real estate interests and conducts the ongoing operations of the Company. We are the sole member of the sole general partner of the Operating Partnership and own general partner interests in the Operating Partnership alongside third party limited partners.
We are a
non-traded
perpetual-life, net asset value (“NAV”) real estate investment trust (“REIT”). We qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
From August 13, 2018 to December 22, 2020 we conducted an initial public offering of our common stock (the “Initial Offering”), for which received gross proceeds of $122.0 million. The Initial Offering ended in December 2020 as we pursued the 2021 Mergers described below. On November 4, 2021, after the 2021 Mergers were completed, we registered with the SEC an offering of up to $1.0 billion of shares of common stock (the
“Follow-on
Offering”), consisting of up to $900.0 million in shares of common stock offered in a primary offering (the “Primary Offering”) and $100.0 million in shares under our distribution reinvestment plan (the “DRP Offering”).
On November 8, 2019, we commenced a private placement offering exempt from registration under the Securities Act pursuant to which we offered a maximum of $128.0 million in shares of Series 2019 Preferred Stock to accredited investors at a purchase price of $10.00 per share (the “Private Offering”). As of March 31, 2022, we had received gross proceeds of $127.3 million from the Private Offering. The offering was fully subscribed in March 2022.
We own and operate a diverse portfolio of investments in multifamily apartment communities located in targeted markets throughout the United States. As of March 31, 2022, our portfolio consists of ownership interests or structured investment interests in 33 multifamily apartment communities with a total of 9,746 units, including 1,373 units in four multifamily apartment communities in which we have a structured investment interest and another 1,079 units in four multifamily apartment communities under construction. In addition, we have an ownership interest in three parcels of land planned for development.
The 2021 Mergers
On January 26, 2021, we entered into
stock-for-stock
and
unit-for
unit merger agreements with three affiliated REITs. The merger with Cottonwood Residential II, Inc. (“CRII,” the “CRII Merger”) closed on May 7, 2021. The merger with Cottonwood Multifamily REIT I, Inc. (“CMRI,” the “CMRI Merger”) closed on July 7, 2021. The merger with Cottonwood Multifamily REIT II, Inc. (“CMRII,” the “CMRII Merger”) also closed on July 7, 2021. We refer to the CRII Merger, the CMRI Merger and the CMRII Merger as the “2021 Mergers.”

CRII stockholders received (i) 2.015 shares of our Class A common stock in exchange for their shares of common stock, (ii) one share of our Series 2016 preferred stock in exchange for their CRII Series 2016 preferred stock, and (iii) one share of our Series 2017 preferred stock in exchange for their CRII Series 2017 preferred stock.
CROP, the Operating Partnership of CRII, replaced CCOP as our Operating Partnership. The participating partnership units of CROP, which excluded preferred units, were split by a ratio of 2.015 (“CROP Unit Split”). Issued and outstanding partnership units of CCOP, which included Series 2019 Preferred units, LTIP units, Special LTIP units, general partner units and common limited partnership units converted into corresponding units at CROP, the terms of which were identical to the converted CCOP partnership unit.
After giving effect to the CROP Unit Split, each preferred unit, general partner unit, common limited partnership unit, and LTIP unit of CROP remained issued and outstanding
CMRI stockholders received 1.175 shares of our Class A common stock in exchange for their CMRI common stock. CMRII’s stockholders received 1.072 shares of our Class A common stock in exchange for their CMRII common stock. In connection with the mergers of the operating partnerships of each of CMRI and CMRII with and into CROP, the partnership units outstanding, which were split to equal the amount of the common stock outstanding, were converted into CROP common units at the same ratio as the common stock. Each asset held by CMRI and CMRII was owned through joint ventures with CROP. As a result of the consummation of the CMRI Merger and the CMRII Merger, our ownership interest in the properties held through joint ventures with CMRI and CMRII increased to 100% on July 15, 2021.
Through the 2021 Mergers we acquired interests in 22 stabilized multifamily apartment communities, four multifamily development projects, one structured investment, and land held for development. We also acquired CRII’s property management business and its employees, an advisory contract with Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”), and personnel who performed certain administrative and other services for us on behalf of CC Advisors III.
CC Advisors III continues to manage our business as our external advisor pursuant to an amended and restated advisory agreement. With the exception of our Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer and Chief Development Officer, we do not employ our executive officers.
Much of our structure and agreements have changed materially as a result of the 2021 Mergers. Accordingly, information presented in these condensed consolidated financial statements may not be directly comparable to prior periods.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information and the instructions to Rule
10-01
of Regulation
S-X.
The condensed consolidated financial statements, including the condensed notes thereto, are unaudited and exclude some of the disclosures required in audited financial statements. The condensed consolidated balance sheet as of December 31, 2021 has been derived from the Company’s audited financial statements as of that date, but does not include all of the information and footnotes required by GAAP for complete financial statements.
In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with GAAP. The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included herein.

The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries for which we have a controlling interest. All intercompany balances and transactions have been eliminated in consolidation.
Certain amounts in the prior year condensed consolidated financial statements and notes to the condensed consolidated financial statements have been reclassified to conform to the current year presentation. Such reclassifications did not impact previously reported net loss or accumulated deficit or change net cash provided by or used in operating, investing or financing activities.
Organization and Offering Costs
Organization and offering costs in the Initial Offering were paid by our advisor, which totaled $14.1 million. Organization and offering costs with the
Follow-on
Offering are paid by purchasers of the shares through an adjustment to the purchase price of the share or their distribution (depending on the class of share purchased) or by us. They are recorded as an offset to equity. As of March 31, 2022, approximately $4.7 million in organization and offering costs had been incurred in connection with the
Follow-on
Offering.
Organization and offering costs in the Private Offering for our Series 2019 Preferred Stock were paid by us. They are deferred and amortized up to the redemption date through interest expense. We incurred approximately $13.2 million of organization and offering costs related to the Private Offering, which was fully subscribed and terminated in March 2022.
Income Taxes
As a REIT, we are not subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. Taxable income from activities managed through our taxable REIT subsidiary (“TRS”) are subject to federal, state and local income taxes. Provision for such taxes has been included in income tax expense on our condensed consolidated statements of operations. In 2018, we entered into an incentive allocation agreement with a real estate firm who bought a portfolio of twelve assets from us. The agreement allowed us to participate in distributions from the portfolio should returns on the portfolio exceed certain amounts. In March 2022, the firm sold the portfolio and our TRS realized a promote distribution of $30.3 million. Income tax expense accrued for this discrete item was $7.3 million.
3. Real Estate Assets, Net
The following table summarizes the carrying amounts of our consolidated real estate assets (in thousands):

	March 31, 2022	December 31, 2021
Land	$202,531	$202,531
Buildings and improvements	1,076,901	1,074,126
Furniture, fixtures and equipment	43,629	37,463
Intangible assets	34,905	34,905
Construction in progress (1)	137,040	127,493

	1,495,006	1,476,518
Less: Accumulated depreciation and amortization (2)	(78,453)	(68,035)

Real estate assets, net	$1,416,553	$1,408,483

(1)	Includes construction in progress for our development projects and capitalized costs for improvements not yet placed in service at our stabilized properties.

(2)	Includes the amortization of $33.2 million of in-place lease assets acquired with the CRII Merger over a period of six months in 2021.
We did not have real estate asset acquisitions or business combinations during the three months ended March 31, 2022. Below is a description of the mergers that occurred in 2021.
CRII Merger
On May 7, 2021, we completed the CRII Merger, which was accounted for as a business combination in accordance with ASC 805,
Business Combinations
(“ASC 805”). Based on an evaluation of the relevant factors and the guidance in ASC 805, CCI was determined to be both the legal and accounting acquirer. In order to make this consideration, various factors were analyzed including which entity issued its equity interests, relative voting rights, existence of noncontrolling interests, control of the board of directors, management composition, relative size, transaction initiation, operational structure, relative composition of employees, and other factors. The most significant factor identified was the relative voting rights, as CCI stockholders hold the majority of the controlling financial (voting) interests. CCI also initiated the transaction and was the entity issuing common equity interests in the merger.
The consideration given in exchange for CRII was as follows ($ in thousands, except share and per share data):

CRII Common stock issued and outstanding	213,434
Exchange ratio	2.015

CCI common stock issued as consideration	430,070
CCI’s estimated value per share as of May 7, 2021	$10.83

Value of CCI common stock issued as consideration	$4,658

The allocation of the purchase price below required significant judgment and represented management’s best estimate of the fair value as of the acquisition date. The following table shows the purchase price allocation of CRII’s identifiable asset and liabilities assumed as of May 7, 2021 ($ in thousands):

Assets
Real estate assets (1)	$1,291,030
Investments in unconsolidated real estate entities	120,775
Cash and cash equivalents	31,799
Restricted cash	20,144
Other assets (2)	42,325

Total assets acquired	$1,506,073
Liabilities
Mortgage notes, net	$622,095
Construction loans	64,114
Preferred stock	143,979
Unsecured promissory notes	48,643
Accounts payable, accrued expenses and other liabilities	40,926

Total liabilities assumed	919,757

Consolidated net assets acquired	586,316
Noncontrolling interests (3)	(581,659)

Net assets acquired	$4,657

(1)
Real estate assets acquired in connection with the CRII Merger include $33.2 million of intangible lease assets, which have a weighted-average amortization period of 0.5 years. As such, based on the May 7, 2021 merger date, the intangible lease assets acquired from the CRII Merger have been fully amortized by December 31, 2021.
(2)
Other assets includes $32.1 million of intangible assets from the CRII Merger. Of this amount, $8.0 million relates to a promote asset which was removed upon the closing of the CMRI Merger and CMR II Merger on July 15, 2021. The remaining $24.1 million of intangible assets have a weighted-average amortization period of 8.8 years, and include $22.2 million related to the acquisition of CRII’s property management and ancillary businesses (with a weighted-average amortization period of 9.2 years) and $1.9 million related to acquired disposition fees on certain properties and promotes on development assets (with a weighted-average amortization period of 3.8 years).

(3)
The fair value of noncontrolling interests is based on the fair value of assets and liabilities held by the noncontrolling interests at their ownership share. These values were determined using methods similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income.

As a result of the CRII Merger we consolidated 17 multifamily apartment communities and four development properties as well as added six multifamily apartment communities accounted for under the equity method of accounting.
The results of operations for the CRII Merger are included in the Company’s statements of operations beginning on the May 7, 2021 merger closing date onward. For the three months ended March 31, 2022, the accompanying statements of operations include the following revenue and net income generated from the assets acquired and liabilities assumed with the CRII Merger (unaudited, in thousands):

Revenue	$26,396
Net income	$20,114
Pro Forma Financial Information (unaudited)
The following condensed pro forma operating information is presented as if the CRII Merger occurred in 2020 and had been included in operations as of January 1, 2020. The pro forma operating information excludes certain nonrecurring adjustments, such as acquisition fees and expenses incurred, to reflect the pro forma impact the acquisition would have on earnings on a continuous basis (in thousands):

	Three Months Ended March 31,
	2022	2021
Pro forma revenue:
Historic results	$30,559	$3,417
CRII Merger (excluding those in historic results)	—	25,147

Total	$30,559	$28,564

Pro forma net loss:
Historic results	$(6,888)	$(3,010)
CRII Merger (excluding those in historic results)	—	(7,959)

Total	$(6,888)	$(10,969)

The pro forma information is not necessarily indicative of the results which actually would have occurred if the business combination had occurred on the first day of the periods presented, nor does the pro forma financial information purport to represent the results of operations for future periods.

CMRI Merger and CMRII Merger
With the closing of the CRII Merger in May 2021, we consolidated the properties that CMRI and CMRII invested in through joint ventures with CROP. As a result of the consummation of the CMRI Merger and the CMRII Merger in July 2021, our ownership interest in these properties increased to 100%. The acquisition of an additional ownership interest of a consolidated entity is accounted for as an equity transaction. Accordingly, CMRI’s and CMRII’s noncontrolling interest in the properties was reduced by its carrying amount and the difference between the carrying amount and the consideration paid was recorded as an adjustment to our equity through additional paid-in
capital. Information regarding these equity transactions is as follows (in thousands, except share and per share data):

2021 Consideration	CMRI Merger	CMRII Merger
Common stock issued and outstanding	4,904,045	4,881,490
Exchange ratio	1.175	1.072

CCI common stock issued as consideration	5,762,253	5,232,957
Per share value of CCI Common Stock	$11.7865	$11.7865

Fair value of CCI Common Stock issued	$67,917	$61,678
Settlement of promote	5,585	2,424
Settlement of CMRI and CMRII promissory notes and interest with CROP	1,545	2,475
Net liabilities assumed	2,223	1,477

Total consideration	$77,270	$68,054

2021 Change in equity	CMRI Merger	CMRII Merger
Carrying amount of noncontrolling interest	$79,447	$63,752
Total consideration	77,270	68,054

Additional paid in capital adjustment	$2,177	$(4,302)

Fair value of CCI Common Stock issued	$67,917	$61,678
Additional paid in capital adjustment	2,177	(4,302)

Total change in equity	$70,094	$57,376

4. Investments in Unconsolidated Real Estate Entities
Our investments in unconsolidated real estate entities consist of ownership interests in stabilized properties and preferred equity investments as follows as of March 31, 2022 and December 31, 2021 (in thousands):

			Balance at
Property / Development	Location	% Owned	March 31, 2022	December 31, 2021
Stabilized Assets
3800 Main	Houston, TX	50.0%	$10,227	$10,347
Alpha Mill (1)	Charlotte, NC	57.2%	21,876	22,034
Cottonwood Bayview (1)	St. Petersburg, FL	71.0%	31,450	31,399
Cottonwood Ridgeview (1)	Plano, TX	90.5%	3,881	34,352
Fox Point (1)	Salt Lake City, UT	52.8%	15,742	16,056
Toscana at Valley Ridge (1)	Lewisville, TX	58.6%	9,625	9,370
Melrose Phase II (1)	Nashville, TN	79.8%	6,945	15,523
Preferred Equity Investments
Lector85	Ybor City, FL		13,425	13,010
Vernon Boulevard	Queens, NY		18,658	18,079
Riverfront	West Sacramento, CA		17,569	16,884
Other			3,198	3,679

Total			$152,596	$190,733

(1)	We account for our tenant-in-common interests in these properties as equity method investments.
Our investments in unconsolidated real estate entities for the stabilized assets above were acquired on May 7, 2021 as part of the CRII Merger. Equity in earnings for our stabilized assets for the three months ended March 31, 2022 was $0.8 million. During the three months ended March 31, 2022, we received $30.4 million and $8.3 million in distributions as a return of capital from debt refinances at Cottonwood Ridgeview and Melrose Phase II, respectively.
Our preferred equity investments, which are in development projects, have liquidation rights and priorities that are different from ownership percentages. As such, equity in earnings is determined using the hypothetical liquidation book value (“HLBV”) method. Equity in earnings for our preferred equity investments for the three months ended March 31, 2022 and 2021 were approximately $1.7 million and $1.0 million, respectively. By the end of 2021, we had fully funded our commitments on all of our preferred equity investments.

5. Debt
Mortgage Notes and Revolving Credit Facility
The following table is a summary of the mortgage notes and revolving credit facility secured by our properties as of March 31, 2022 and December 31, 2021 ($ in thousands):

			Principal Balance Outstanding
Indebtedness	Weighted-Average Interest Rate	Weighted-Average Remaining Term (1)	March 31, 2022	December 31, 2021
Fixed rate loans
Fixed rate mortgages	3.68%	4.5 Years	$450,431	$213,009

Total fixed rate loans			450,431	213,009
Variable rate loans (2)
Floating rate mortgages	2.44%	6.5 Years	321,592	407,022
Variable rate revolving credit facility (3)	1.85%	3.0 Years	—	20,000

Total variable rate loans			321,592	427,022

Total secured loans			772,023	640,031
Unamortized debt issuance costs			(4,712)	(940)
Premium on assumed debt, net			1,750	3,016

Mortgage notes and revolving credit facility, net			$769,061	$642,107

(1)	For loans where we have the ability to exercise extension options at our own discretion, the maximum maturity date has been assumed.
(2)	The interest rate of our variable rate loans is primarily based on one-month LIBOR or one-month SOFR.
(3)
We may obtain advances secured against Cottonwood One Upland and Parc Westborough up to $125.0 million on our variable rate revolving credit facility, as long as certain loan-to-value
ratios and other requirements are maintained.

We are in compliance with all covenants associated with our mortgage notes and revolving credit facility as of March 31, 2022.
Construction Loans
Information on our construction loans are as follows ($ in thousands):

Development	Interest Rate	Final Expiration Date	Loan Amount	Amount Drawn at March 31, 2022
Park Avenue	One-Month USD Libor + 1.75%	November 30, 2023	$37,000	$33,512
Cottonwood on Broadway	One-Month USD Libor + 1.9%	May 15, 2024	44,625	30,859
Cottonwood on Highland	One-Month USD Libor + 2.75% (1)	December 1, 2024	37,000	1,803

			$118,625	$66,174

(1)	The Libor rate for the Cottonwood on Highland construction loan is subject to a minimum floating index embedded floor rate of 0.5%, resulting in a minimum interest rate of 3.25%.

Unsecured Promissory Notes, Net
CROP issued notes to foreign investors outside of the United States. These notes are unsecured and subordinate to all of CROP’s debt. Each note has two one-year
extension options during which the interest rate will increase 0.25% each additional period.
Information on our unsecured promissory notes are as follows ($ in thousands):

	Offering Size	Interest Rate	Maturity Date	March 31, 2022
2017 6% Notes	$35,000	6.00%	December 31, 2022	$20,818
2019 6% Notes	25,000	6.00%	December 31, 2023	22,625

	$60,000			$43,443

The aggregate maturities, including amortizing principal payments on our debt for years subsequent to March 31, 2022 are as follows (in thousands):

Year	Total
2022 (1)	$55,518
2023 (2)	111,344
2024	22,186
2025	2,877
2026	143,221
Thereafter	546,494

$881,640

(1)
$20.8 million of the amount maturing in 2022 relates to the amount outstanding at March 31, 2022 on our 2017 6% Unsecured Promissory Notes. The maturity date on these notes can be extended for two one-year
periods to a fully-extended maturity date of December 31, 2024.

(2)
$22.6 million of the amount maturing in 2023 relates to the amount outstanding at March 31, 2022 on our 2019 6% Unsecured Promissory Notes. The maturity date on these notes can be extended for two one-year
periods to a fully-extended maturity date of December 3,1 2025.

6. Fair Value of Financial Instruments
We estimate the fair value of our financial instruments using available market information and valuation methodologies we believe to be appropriate. As of March 31, 2022 and December 31, 2021, the fair values of cash and cash equivalents, restricted cash, other assets, related party payables, and accounts payable, accrued expenses and other liabilities approximate their carrying values due to the short-term nature of these instruments.
Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. Fair value measurements are categorized into one of three levels of the fair value hierarchy based on the lowest level of significant input used. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Considerable judgment and a high degree of subjectivity are involved in developing these estimates. These estimates may differ from the actual amounts that we could realize upon settlement.
The fair value hierarchy is as follows:
Level 1—Quoted (unadjusted) prices in active markets for identical assets or liabilities.

Level 2—Other observable inputs, either directly or indirectly, other than quoted prices included in Level 1, including:

•	Quoted prices for similar assets/liabilities in active markets;

•	Quoted prices for identical or similar assets/liabilities in non-active markets (e.g., few transactions, limited information, non-current prices, high variability over time);

•	Inputs other than quoted prices that are observable for the asset/liability (e.g., interest rates, yield curves, volatility, default rates); and

•	Inputs that are derived principally from or corroborated by other observable market data.
Level 3—Unobservable inputs that cannot be corroborated by observable market data.
The table below includes the carrying value and fair value for our financial instruments for which it is practicable to estimate fair value (in thousands):

	March 31, 2022		December 31, 2021
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Asset:
Investments in real-estate related loans	$13,031	$13,031	$13,035	$13,035
Financial Liability:
Fixed rate mortgages	$450,431	$448,954	$213,009	$216,566
Floating rate mortgages	$321,592	$320,466	$407,022	$409,377
Variable rate revolving credit facility	$—	$—	$20,000	$20,000
Construction loans	$66,174	$66,174	$116,656	$116,656
Series 2016 Preferred Stock	$139,838	$139,838	$139,996	$139,996
Series 2017 Preferred Stock	$—	$—	$2,586	$2,586
Series 2019 Preferred Stock	$127,335	$127,335	$111,863	$111,863
Unsecured promissory notes	$43,443	$43,443	$43,543	$43,543
Our investments in real-estate related loans, fixed and floating rate mortgages, variable rate revolving credit facility, construction loans, preferred stock and unsecured promissory notes are categorized as Level 3 in the fair value hierarchy.
7. Preferred Stock
Information on our preferred stock as of March 31, 2022 and December 31, 2021 is as follows:

					Shares Outstanding at
	Dividend Rate	Extension Dividend Rate	Redemption Date	Maximum Extension Date	March 31, 2022	December 31, 2021
Series 2016 Preferred Stock (1)	6.5%	7.0%	January 31, 2022	January 31, 2023	13,983,810	13,999,560
Series 2017 Preferred Stock (2)	7.5%	8.0%	January 31, 2022	January 31, 2024	—	258,550
Series 2019 Preferred Stock	5.5%	6.0%	December 31, 2023	December 31, 2025	12,733,485	11,186,301

(1)
As of March 31, 2022, we were in the second extension period on our Series 2016 Preferred Stock resulting in an extension dividend rate of 7.0%. Subsequent to March 31, 2022, we fully redeemed our Series 2016 Preferred Stock on April 18, 2022 for approximately $139.8 million.

(2)	We fully redeemed our Series 2017 Preferred Stock immediately after the January 31, 2022 redemption date for approximately $2.6 million.

During the three months ended March 31, 2022 and 2021 we issued approximately $15.4 million and $10.8 million of Series 2019 Preferred Stock, respectively. The Private Offering for our Series 2019 Preferred Stock was fully subscribed and terminated in March 2022. During the three months ended March 31, 2022 and 2021, we incurred approximately $1.7 million and $0.5 million in dividends on our Series 2019 Preferred Stock, respectively. During the three months ended March 31, 2022, we incurred approximately $2.4 million in dividends on our Series 2016 Preferred Stock, and we incurred an insignificant amount in dividends on our Series 2017 Preferred Stock prior to their full redemption immediately after the January 31, 2022 redemption date.
No shares of Series 2019 Preferred Stock were repurchased during the three months ended March 31, 2022. We fully redeemed our Series 2017 Preferred Stock immediately after the January 31, 2022 redemption date for approximately $2.6 million. During the three months ended March 31, 2022, we repurchased 15,750 shares of Series 2016 Preferred Stock for approximately $152,000. Subsequent to March 31, 2022, we fully redeemed our Series 2016 Preferred Stock on April 18, 2022 for approximately $139.8 million.
8. Stockholders’ Equity
Common Stock
The following table details the movement in the Company’s outstanding shares for each class of common stock:

	Three Months Ended March 31, 2022
	Class T	Class I	Class A	Class TX	Total
December 31, 2021	—	151,286	23,445,174	17,520	23,613,980
Issuance of common stock	1,383,323	456,277	—	—	1,839,600
Distribution reinvestment	19	456	26,120	5	26,600
Repurchases of common stock	—	—	(183,049)	—	(183,049)

March 31, 2022	1,383,342	608,019	23,288,245	17,525	25,297,131

Common Stock Distributions
Distributions on our common stock are determined by the board of directors based on our financial condition and other relevant factors. Common stockholders may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. For the three months ended March 31, 2022, we paid aggregate distributions of approximately $4.6 million, including $4.2 million distributions paid in cash and approximately $0.4 million of distributions reinvested through our distribution reinvestment plan. For the three months ended March 31, 2021, we paid aggregate distributions of approximately $1.5 million, all paid in cash due to our distribution reinvestment plan being suspended.
We declared the following monthly distributions for each share of our common stock as shown in the table below:

Shareholder Record Date	Monthly Rate	Annually
January 31, 2022	$0.05833333	$0.70
February 28, 2022	$0.05916667	$0.71
March 31, 2022	$0.05916667	$0.71
For the three months ended March 31, 2021, distributions were at a daily rate of $0.00013699, or $0.50 annually, per common share.

Repurchases
During the three months ended March 31, 2022, we repurchased 183,049 shares of common stock pursuant to our share repurchase program for approximately $3.1 million, at an average repurchase price of $16.98. No shares of common stock were repurchased during the three months ended March 31, 2021.
9. Related-Party Transactions
Asset Management Fee
Under the amended and restated advisory agreement entered May 7, 2021, CROP pays our advisor a monthly management fee equal to 0.0625% of GAV (gross asset value of CROP, calculated pursuant to our valuation guidelines and reflective of the ownership interest held by CROP in such gross assets), subject to a cap of 0.125% of net asset value of CROP. Prior to May 7, 2021, we paid our advisor an annual asset management fee in an amount equal to 1.25% per annum (paid monthly) of the gross book value of our assets as of the last day of the prior month.
Asset management fees to our advisor for the three months ended March 31, 2022 and 2021 were approximately $3.8 million and $0.9 million, respectively.
Performance Participation Allocation
CC Advisors—SLP, LLC, an affiliate of our advisor and the Special Limited Partner at CROP, holds a performance participation interest in CROP that entitles it to receive an allocation of CROP’s total return to its capital account as long as the advisory agreement has not been terminated. Total return is defined as all distributions accrued or paid (without duplication) on the Participating Partnership units (all units in our Operating Partnership with the exception of preferred units) plus the change in the aggregate net asset value of such Participating Partnership units. Under the Operating Partnership agreement, the annual total return will be allocated solely to the Special Limited Partner only after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Special Limited Partner and all other unit holders is equal to 12.5% and 87.5%, respectively. Thereafter, the Special Limited Partner will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest is ultimately determined at the end of each calendar year, accrues monthly and will be paid in cash or Class I units at the election of the Special Limited Partner after the completion of each calendar year.
On January 31, 2022, the performance participation allocation incurred during the period from the CRII Merger closing on May 7, 2021 to December 31, 2021 of $51.8 million was paid in cash. During the three months ended March 31, 2022, we recognized $19.9 million of performance participation expense as a result of the increase in the value of our net assets and dividends paid to stockholders. CROP’s Operating Partnership agreement was amended with the CRII Merger in May 2021 to provide for the performance participation allocation. Therefore, no performance participation allocation was recognized prior to the CRII Merger.
10. Noncontrolling Interests
Noncontrolling Interests—Limited Partners
Common Limited OP Units and LTIP Units are CROP units not owned by CCI and collectively referred to as “Noncontrolling Interests – Limited Partners.”
Common Limited OP Units
—During the three months ended March 31, 2022, we paid aggregate distributions to noncontrolling OP Unit holders of $5.5 million. We did not have any distributions to noncontrolling OP Unit holders during the three months ended March 31, 2021 as that period was prior to the CRII Merger.

LTIP Units
—As of March 31, 2022, there were 806,482 unvested time LTIP awards and 551,368 unvested performance LTIP awards outstanding. Share-based compensation was approximately $0.9 million and $45,000 for the three months ended March 31, 2022 and 2021, respectively. Total unrecognized compensation expense for LTIP Units at March 31, 2022 is approximately $10.9 million and is expected to be recognized on a straight-line basis through December 2025.
Noncontrolling Interests—Partially Owned Entities
As of March 31, 2022, noncontrolling interests in consolidated entities not wholly owned by us ranged from 1% to 81%, with the average being 24%.

11.	Commitments and Contingencies
Litigation
We are subject to a variety of legal actions in the ordinary course of our business, most of which are covered by liability insurance. While the resolution of these matters cannot be predicted with certainty, as of March 31, 2022, we believe the final outcome of such legal proceedings and claims will not have a material adverse effect on our liquidity, financial position or results of operations.
12. Subsequent Events
We evaluate subsequent events up until the date the condensed consolidated financial statements are issued and have determined there are none to be reported or disclosed in the condensed consolidated financial statements other than those mentioned below.
Series 2016 Preferred Stock Payoff
Our Series 2016 Preferred Stock was fully redeemed on April 18, 2022 for approximately $139.8 million, utilizing available cash on hand, cash from asset-level refinances, funds raised in the
Follow-on
Offering and a $70.0 million draw on our JP Morgan Revolving Credit facility.
Distributions Declared—Common Stock
On May 10, 2022, our board of directors declared a gross distribution for the month of May of $0.06000000, or $0.72 annually, for each class of our common stock to holders of record on May 31, 2022, to be paid in June. Each class of our common stock will receive the same aggregate gross distribution per share. The net distribution varies for each class based on applicable distribution fees, which are deducted from the monthly distribution per share and paid directly to the applicable distributor.
Distributions Declared—CROP Units
As the sole member of the sole general partner of CROP, we declared distributions on Common Limited OP Units an Preferred OP Units to correspond to the distributions declared on our common stock and preferred stock.
Alpha Mill Transaction
On April 7, 2022, we sold to certain unaffiliated third parties approximately 28.9% of our 57.2% ownership interest in Alpha Mill apartments. We will retain at least a 20% ownership interest in Alpha Mill apartments under the terms of the offering and financing documents, and will also continue to provide property and asset management services. Among other material terms, the offering provides that each purchaser of an interest in Alpha Mill apartments will enter into an option agreement which provides us the right (but not the obligation) to re-acquire
such purchasers interest at fair value beginning on October 31, 2023 (but only after any purchaser has owned their interest in Alpha Mill apartments for at least two years). The purchaser may elect to receive limited partnership units in CROP (our operating partnership) or cash in the event we exercise our option.
Financing Activities
On May 5, 2022, we completed a
borrow-up
on our 2018 Fannie Facility in the amount of $9.2 million.

Annex A
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
COTTONWOOD COMMUNITIES, INC.,
COTTONWOOD COMMUNITIES GP SUBSIDIARY, LLC,
COTTONWOOD RESIDENTIAL O.P., LP,
COTTONWOOD MULTIFAMILY OPPORTUNITY FUND, INC.,
AND
COTTONWOOD MULTIFAMILY OPPORTUNITY FUND O.P., LP
DATED AS OF JULY 8, 2022

A-i

A-ii

DISCLOSURE LETTERS
CMOF Disclosure Letter
CCI Disclosure Letter

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 8, 2022 (this “
Agreement
”), is entered into by and among Cottonwood Communities, Inc., a Maryland corporation (“
CCI
”), Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company and a wholly owned subsidiary of CCI (“
Merger Sub
”), Cottonwood Residential O.P., LP, a Delaware limited partnership and a subsidiary of Merger Sub (“
CROP
” and, together with CCI and Merger Sub, the “
CCI Parties
”), Cottonwood Multifamily Opportunity Fund, Inc., a Maryland corporation (“
CMOF
”), and Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership and subsidiary of CMOF (“
CMOF OP
” and, together with CMOF, the “
CMOF Parties
”). Each of the CCI Parties and the CMOF Parties is sometimes referred to herein as a “
Party
,” and, collectively, the CCI Parties and the CMOF Parties are referred to herein as the “
Parties
.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in
Article 1
.
RECITALS
WHEREAS, the Parties wish to effect a business combination in which CMOF will be merged with and into Merger Sub (the “
Company Merger
”), with Merger Sub being the surviving entity, and each share of CMOF Common Stock (as defined below) issued and outstanding immediately prior to the Company Merger Effective Time (as defined below) that is not cancelled and retired pursuant to this Agreement will be converted into the right to receive the Company Merger Consideration (as defined below), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “
MGCL
”) and the Maryland Limited Liability Company Act (the “
MLLCA
”);
WHEREAS, prior to the Closing Date, the CMOF Parties intend to enter into an amendment to the CMOF OP Partnership Agreement (as defined below) (in form and substance reasonably approved by CCI) in connection with the issuance of a total of 461,022.639 CMOF OP Partnership Units (as defined below) in exchange for certain outstanding residual interests in CW Investor at Sugar House, LLC and CW Broadway JV, LLC, in accordance with
Section
 7.11
;
WHEREAS, the Parties wish to effect a business combination in which CMOF OP will be merged with and into CROP (the “
Partnership Merger
” and, together with the Company Merger, the “
Mergers
”), with CROP being the surviving entity, and each CMOF OP Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined below) that is not cancelled and retired pursuant to this Agreement will be converted into the right to receive CROP Common Units (as defined below), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “
DRULPA
”);
WHEREAS, on the recommendation of the special committee (the “
CMOF Special Committee
”) of the board of directors of CMOF (the “
CMOF Board
”), the CMOF Board has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of CMOF, its stockholders and the limited partners of CMOF OP, (b) authorized and approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (c) directed that the approval of the Company Merger be submitted for consideration by the holders of CMOF Common Stock at the CMOF Stockholders Meeting (as defined below), and (d) recommended the approval of the Company Merger by the holders of CMOF Common Stock;
WHEREAS, on the recommendation of the conflicts committee (the “
CCI Conflicts Committee
”) of the board of directors of CCI (the “
CCI Board
”), the CCI Board has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of CCI, (b) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are fair and reasonable to CCI and on terms and conditions no less favorable to CCI than those available from unaffiliated third parties, and (c) authorized and approved this Agreement, the Mergers and the other transactions contemplated by this Agreement;
WHEREAS, CCI, in its capacity as the sole member of Merger Sub, and Merger Sub, in its capacity as the sole general partner of CROP, have taken all actions required for the execution of this Agreement by Merger Sub and CROP and to approve this Agreement and the consummation by Merger Sub and CROP of the Mergers and the other transactions contemplated by this Agreement;
WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “
Code
”), and this Agreement shall be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code;
WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the Partnership Merger shall be treated as a transfer by CMOF OP of all of the assets and liabilities of CMOF OP to CROP in exchange for CROP Common Units, which exchange is described in Section 721 of the Code; and
WHEREAS, each of the Parties desires to make certain representations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1
Definitions
.
(a)    For purposes of this Agreement:
“
Acceptable NDA
” means a confidentiality agreement with a term of at least one year and terms that (i) are not materially less favorable in the aggregate to CMOF than those terms set forth in the Confidentiality Agreement (except that such confidentiality agreement need not prohibit the making or amending of a confidential Acquisition Proposal), and (ii) do not in any respect restrict CMOF from complying with its obligations under this Agreement.
“
Action
” means any claim, action, cause of action, demand, suit, litigation, investigation, audit, proceeding, arbitration, mediation, interference, audit, assessment, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before any Governmental Authority).
“
Acquisition Proposal
” means any bona fide proposal or offer from any Person (other than CCI or any CCI Subsidiaries) made after the date of this Agreement, whether in one transaction or a series of related transactions, relating to any (i) merger, consolidation, share exchange, business combination or similar transaction involving CMOF or any CMOF Subsidiary that would constitute a “significant subsidiary” (as defined in Rule
1-02
of Regulation
S-X)
representing 20% or more of the consolidated assets of CMOF, (ii) sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of CMOF or any CMOF Subsidiaries that are significant subsidiaries representing 20% or more of the consolidated assets of CMOF, (iii) issue, sale or other disposition by CMOF of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding CMOF Common Stock, (iv) tender offer or exchange offer in which any Person or “
group
” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule
13d-3
under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding CMOF Common Stock, or (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to CMOF in which a third party shall acquire beneficial ownership of 20% or more of the outstanding shares of CMOF Common Stock;
provided
,
however
, that the term “Acquisition Proposal” shall not include (A) the Mergers or any of the other transactions contemplated by this Agreement, or (B) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among CMOF and one or more of the CMOF Subsidiaries or solely among the CMOF Subsidiaries.
“
Affiliate
” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. Notwithstanding the foregoing, the CCI Parties shall not be deemed Affiliates of the CMOF Parties.
“
Alternative Acquisition Agreement
” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (other than an Acceptable NDA) relating to any Acquisition Proposal.
“
Anti-Corruption Laws
” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, and (ii) any applicable anti-bribery, anti-money laundering, anti-corruption or similar Law of any other jurisdiction.
“
Benefit Plan
” means, with respect to a Person, any benefit or compensation plan, program, policy, practice, Contract or other obligation, whether or not funded, that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by such Person or any of its subsidiaries including, but not limited to, “employee benefit plans” (within the meaning of Section 3(3) of ERISA), and any employment, consulting, termination, severance, change in control, separation, retention equity option, equity appreciation rights, restricted equity, phantom equity, equity-based compensation, profits interest unit, outperformance, equity purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy, practice, understanding or other arrangement, whether or not subject to ERISA.
“
Business Day
” means any day ending at 11:59 p.m., New York City time, other than a Saturday, a Sunday or any day on which the SDAT or banks located in New York, New York are authorized or required by Law to be closed.
“
CCI Benefit Plan
” means a Benefit Plan sponsored or maintained by CCI, CROP or a CCI Subsidiary or for which any of the foregoing may have any liability or obligation.
“
CCI Bylaws
” means the Bylaws of CCI, adopted by the CCI Board as of December 19, 2016.
“
CCI Charter
” means the Articles of Amendment and Restatement of CCI, dated as of June 18, 2018, including all articles of amendment and articles supplementary, as in effect on the date hereof.
“
CCI Distribution Reinvestment Plan
” means the distribution reinvestment plan of CCI, effective as of August 10, 2021.
“
CCI Equity Incentive Plan
” means the Cottonwood Communities, Inc. 2022 Equity Incentive Plan, including any amendments.

“
CCI Expenses
” means all reasonable and documented third-party
out-of-pocket
Expenses incurred by a CCI Party or on its behalf.
“
CCI Fundamental Representations
” means the representations and warranties contained in
Section
 5.1
(
Organization and Qualification; Subsidiaries
),
Section
 5.2
 (
Authority
),
Section
 5.3
(
No
 Conflict
),
Section
 5.4
(
Capital Structure
),
Section
 5.6(h)
 (
Investment Company Act
),
Section
 5.14(b)
 (
Taxes
), and
Section
 5.16
(
Brokers
).
“
CCI Governing Documents
” means the CCI Charter, CCI Bylaws, the articles of organization of Merger Sub, the operating agreement of Merger Sub, the certificate of limited partnership of CROP and the CROP Partnership Agreement, in each case, as in effect on the date hereof.
“
CCI Material Adverse Effect
” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of CCI and the CCI Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair the ability of CCI and CROP to consummate the Mergers before the Outside Date;
provided
,
however
, that the following shall not be deemed to constitute, or be taken into account in determining, whether a CCI Material Adverse Effect has occurred: (A) any failure of CCI to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (
provided
, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a CCI Material Adverse Effect), (B) any changes that generally affect the residential real estate industry in which CCI and the CCI Subsidiaries operate, (C) any changes in the U.S. or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the taking of any action expressly required by this Agreement, (G) earthquakes, hurricanes, floods or other natural disasters, (H) any epidemic, pandemic or disease outbreak (including the
COVID-19
pandemic or any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, policy, guideline or recommendation by any Governmental Authority in connection with, or in response to, the
COVID-19
pandemic (“
COVID-19
Measures
”)), and any material worsening of any epidemic, pandemic or disease outbreak threatened or existing as of the date hereof, or any shutdown or material limiting of certain U.S. or foreign federal, state or local government services, declaration of martial law, quarantine or similar directive, guidance, policy or other similar action by any Governmental Authority in connection with any epidemic, pandemic or disease outbreak, (I) changes or prospective changes in GAAP or in any Law of general applicability unrelated to the Mergers (or the interpretation or enforcement of the foregoing), or (J) the public announcement of this Agreement or the pendency of this Agreement, including the impact thereof on the relationships of CCI and its Subsidiaries with their respective partners or other material third-party business relations, provided
,
further
, that if any event described in any of clauses (B), (C), (D), (E), (G), (H) and (I) has had a disproportionate adverse impact on CCI and the CCI Subsidiaries, taken as a whole, relative to others in the residential real estate industry in the geographic regions in which CCI and the CCI Subsidiaries operate, then only the incremental disproportionate impact of such event shall be taken into account for the purpose of determining whether a CCI Material Adverse Effect has occurred.
“
CCI Net Asset Value
” means the net asset value of CCI as determined in accordance with the valuation guidelines adopted by the CCI Board and described in the CCI Registration Statement on Form
S-11
(File no.
333-258754),
as amended and supplemented from time to time.
“
CCI Properties
” means each real property, or interest therein, owned, or leased (including ground leased) as lessee or sublessee, by CCI or any CCI Subsidiary as of the date of this Agreement (including all of CCI’s or any CCI Subsidiary’s right, title and interest in and to buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).

“
CCI Series 2019 Preferred Stock
” means “Series 2019 Preferred Stock” as defined in the CCI Charter.
“
CCI Share Repurchase Program
” means the Cottonwood Communities Inc. Share Repurchase Program, effective as of October 7, 2021.
“
CCI Subsidiary
” means (i) any corporation of which more than 50% of the outstanding voting securities is directly or indirectly owned by CCI or CROP, and (ii) any partnership, limited liability company, joint venture or other entity of which more than 50% of the total equity interest is directly or indirectly owned by CCI or CROP or of which CCI or any CCI Subsidiary is a general partner, a manager, a managing member or the equivalent.
“
CMOF Bylaws
” means the Amended and Restated Bylaws of CMOF, adopted by the CMOF Board as of August 17, 2017.
“
CMOF Charter
” means the Second Articles of Amendment and Restatement of CMOF, dated as of December 20, 2017, including all articles of amendment and articles supplementary, as in effect on the date hereof.
“
CMOF Fundamental Representations
” means the representations and warranties contained in
Section
 4.1
(other than subsection (e)) (
Organization and Qualification; Subsidiaries
),
Section
 4.2
 (
Authority; Approval Required
),
Section
 4.3
(
No Conflict
),
Section
 4.4
(
Capital Structure
),
Section
 4.5(f)
(
Investment Company Act
), and
Section
 4.18
(
Brokers
).
“
CMOF Governing Documents
” means the CMOF Charter, CMOF Bylaws, the certificate of limited partnership of CMOF OP and the CMOF OP Partnership Agreement, in each case, as in effect on the date hereof.
“
CMOF Material Adverse Effect
” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of CMOF and the CMOF Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair the ability of CMOF and CMOF OP to consummate the Mergers before the Outside Date;
provided
,
however
, that the following shall not be deemed to constitute, or be taken into account in determining, whether a CMOF Material Adverse Effect has occurred: (A) any failure of CMOF to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (
provided
, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a CMOF Material Adverse Effect), (B) any changes that generally affect the residential real estate industry in which CMOF and the CMOF Subsidiaries operate, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the taking of any action expressly required by this Agreement, (G) earthquakes, hurricanes, floods or other natural disasters, (H) any epidemic, pandemic or disease outbreak (including the
COVID-19
pandemic or any
COVID-19
Measures) and any material worsening of any epidemic, pandemic or disease outbreak threatened or existing as of the date hereof or any shutdown or material limiting of certain U.S. or foreign federal, state or local government services, declaration of martial law, quarantine or similar directive, guidance, policy or other similar action by any Governmental Authority in connection with any epidemic, pandemic or disease outbreak, (I) changes or prospective changes in GAAP or in any Law of general applicability unrelated to the Mergers (or the interpretation or enforcement of the foregoing), or (J) the public announcement of this Agreement or the pendency of this Agreement, including the impact thereof on the relationships of CMOF and its Subsidiaries with their respective partners or other material third-party business relations, provided
,
further
, that if any event described in any of clauses (B), (C), (D), (E), (G), (H) and (I) has had a disproportionate adverse impact on CMOF and the CMOF Subsidiaries, taken as a whole, relative to others in the residential real estate industry in the geographic regions in which CMOF and the CMOF Subsidiaries operate, then only the disproportionate incremental impact of such event shall be taken into account for the purpose of determining whether a CMOF Material Adverse Effect has occurred.
“
CMOF OP Partnership Unit
” means a limited partnership interest in CMOF OP under an amendment to the CMOF OP Partnership Agreement (the terms of which have been reasonably approved by CCI), which units will be issued by CMOF OP prior to the Closing Date in accordance with
Section
 7.11
.
“
CMOF OP General Partnership Unit
” means a general partnership interest in CMOF OP under the CMOF OP Partnership Agreement.
“
CMOF OP Partnership Agreement
” means the Amended and Restated Agreement of Limited Partnership of CMOF OP, dated August 17, 2017, among CMOF and the other partners named therein.
“
CMOF Properties
” means each real property, or interest therein, owned, or leased (including ground leased) as lessee or sublessee, by CMOF or any CMOF Subsidiary as of the date of this Agreement (including all of CMOF’s or any CMOF Subsidiary’s right, title and interest in and to buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).
“
CMOF Stockholders Meeting
” means the meeting of the holders of shares of CMOF Common Stock for the purpose of seeking the Stockholder Approval, including any postponement or adjournment thereof.
“
CMOF Subsidiary
” means (i) any corporation of which more than 50% of the outstanding voting securities is directly or indirectly owned by CMOF or CMOF OP, and (ii) any partnership, limited liability company, joint venture or other entity of which more than 50% of the total equity interest is directly or indirectly owned by CMOF or CMOF OP or of which CMOF or any CMOF Subsidiary is a general partner, manager, managing member or the equivalent.
“
Confidentiality Agreement
” means the Confidentiality Agreement, effective as of March 25, 2022, between CCI and CMOF.
“
Contract
” means any written or oral contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, binding commitment or other obligation.
“
CROP Common Unit
” means a partnership interest in CROP designated as a “Common Unit” under the CROP Partnership Agreement and held by a limited partner.
“
CROP General Partner Unit
” means a partnership interest in CROP designated as a “Common Unit” under the CROP Partnership Agreement and held by a general partner in CROP.
“
CROP LTIP Unit
” means a limited partnership interest in CROP designated as a “LTIP Unit” under the CROP Partnership Agreement.
“
CROP Partnership Agreement
” means the Sixth Amended and Restated Limited Partnership Agreement of CROP, dated as of July 15, 2021, among CCI and the other partners named therein, as amended by the First Amendment to the Sixth Amended and Restated Limited Partnership Agreement, dated as of October 20, 2021, the Second Amendment to the Sixth Amended and Restated Limited Partnership Agreement, dated as of January 1, 2022, and the Third Amendment to the Sixth Amended and Restated Limited Partnership Agreement, dated as of February 7, 2022, as it may be amended from time to time.
“
CROP Partnership Unit
” means a limited partnership interest in CROP designated as a “Limited Partnership Unit” as defined in the CROP Partnership Agreement.

“
CROP Series 2019 Preferred Unit
” means a preferred limited partnership interest in CROP designated as a “Series 2019 Preferred Unit” under the CROP Partnership Agreement.
“
CROP Special Limited Partner Interest
” means a limited partnership interest in CROP designated as a “Special Limited Partner Interest” as defined in the CROP Partnership Agreement.
“
CROP Special LTIP Unit
” means a CROP LTIP Unit designated as a “Special LTIP Unit” under the CROP Partnership Agreement.
“
Environmental Law
” means any Law (including common law) relating to the investigation, pollution (or cleanup or other remediation thereof), restoration or protection of the natural resources, endangered or threatened species, or environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to (i) the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of Hazardous Substances and (ii) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.
“
Environmental Permit
” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, given, authorized by or required under any applicable Environmental Law.
“
ERISA
” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“
ERISA Affiliate
” means, with respect to an entity (the “
Referenced Entity
”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“
Exchange Ratio
” means 0.8669, as such ratio may be adjusted in accordance with
Section
 3.1(c)
.
“
Excluded Shares
” means all shares of CMOF Common Stock held, as of immediately prior to the Company Merger Effective Time, by CCI, any wholly owned subsidiary of CCI or any wholly owned subsidiary of CMOF.
“
Excluded Units
” means the CMOF OP General Partnership Units and the CMOF OP Partnership Units held, as of immediately prior to the Partnership Merger Effective Time, by CCI, any wholly owned subsidiary of CCI, CMOF or any wholly owned subsidiary of CMOF.
“
Expenses
” means all expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing and filing of all proxy statements and SEC filings pursuant to and in connection with consummating such agreements and all regulatory filing fees incurred in connection therewith, obtaining any third-party consents and all other matters related to the Closing and the other transactions contemplated by this Agreement.
“
GAAP
” means U.S. generally accepted accounting principles.
“
Governmental Authority
” means the U.S. government, all state and local governments within the United States, and all agencies thereof, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, body, department, self-regulatory organization, arbitration panel or similar entity or subdivision thereof.

“
Hazardous Substances
” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made,
that are listed, designated, classified or regulated as hazardous or toxic under any Environmental Law, (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof, and lead-containing paint or plumbing, and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, methane, asbestos in any form, radioactive materials or wastes and radon.
“
Indebtedness
” means, with respect to CMOF and the CMOF Subsidiaries and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations of CMOF or any of the CMOF Subsidiaries for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by CMOF or any of the CMOF Subsidiaries, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) net cash payment obligations of CMOF or any of the CMOF Subsidiaries under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument on behalf of any Person, other than CMOF or any of the CMOF Subsidiaries, and (viii) any agreement to provide any of the foregoing.
“
Intellectual Property
” means all U.S. and foreign (i) patents, patent applications and all related continuations, continuations-in-part,
divisionals, reissues,
re-examinations,
substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and rights in copyrightable works, (iv) rights in confidential and proprietary information, including trade secrets, know-how,
ideas, formulae, invention disclosure, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.
“
Intervening Event
” means a change in circumstances or development occurring or arising after the date of this Agreement that materially affects the business, assets or operations of CMOF and the CMOF Subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the CMOF Board prior to the execution of this Agreement, which change in circumstances or development becomes known to the CMOF Board prior to receipt of the Stockholder Approval;
provided
,
however
, that in no event shall the following events, circumstances or changes in circumstances constitute an Intervening Event: (i) the receipt by CMOF, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof; and (ii) any effect arising out of the announcement or pendency of, or any actions required to be taken pursuant to, this Agreement.
“
Investment Company Act
” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“
IRS
” means the Internal Revenue Service or any successor agency.
“
Knowledge of CCI
” means, whether or not capitalized, or any similar expressions with respect to CCI, the actual knowledge of the persons named in
Section
 1.1(a)
of the CCI Disclosure Letter, after reasonable inquiry.
“
Knowledge of CMOF
” means, whether or not capitalized, or any similar expressions with respect to CMOF, the actual knowledge of the persons named in
Section
 1.1(a)
of the CMOF Disclosure Letter, after reasonable inquiry.
“
Law
” means any and all domestic (federal, state or local) or foreign laws, statutes, common laws, rules, ordinances, codes, regulations and Orders promulgated by any Governmental Authority.

“
Lien
” means with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, hypothecation, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than transfer restrictions arising under applicable securities Laws.
“
Order
” means a judgment, writ, stipulation, injunction, order or decree of any Governmental Authority or arbitrator.
“
Permitted Liens
” means any of the following: (i) Liens for current Taxes or governmental assessments, charges or claims of payment not yet delinquent or that are being contested in good faith and for which adequate accruals or reserves have been established as of the date of this Agreement; (ii) Liens that are carriers’, suppliers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other similar Liens arising in the ordinary course of business if the underlying obligations are not delinquent, or are being contested in good faith; (iii) with respect to any real property, Liens that are zoning, building or other regulations, requirements, entitlements or other land use or environmental regulations by any Governmental Authority that do not materially impact the use of the real property as currently conducted; (iv) with respect to CMOF, Liens that are disclosed on
Section
 4.10
of the CMOF Disclosure Letter; (v) with respect to CMOF, Liens that are disclosed in its most recent Annual Report on Form
1-K
and, with respect to CCI, Liens that are disclosed in its most recent Quarterly Report on Form
10-Q;
(vi) with respect to CMOF, Liens arising pursuant to any CMOF Material Contract and, with respect to CCI, Liens arising pursuant to any CCI Material Contract; (vii) with respect to the CMOF Properties, Liens that are recorded in a public record or disclosed on existing title policies made available to CCI prior to the date hereof and any unrecorded easements (including reciprocal easement agreements), rights of way and other similar restrictions; (viii) with respect to CMOF and CCI, Liens that were incurred in the ordinary course of business since December 31, 2021 and that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the CMOF Properties or the CCI Properties of CMOF and the CMOF Subsidiaries and CCI and the CCI Subsidiaries, respectively, in each case, taken as a whole; (ix) Liens with respect to pledges or deposits under workers’ compensation legislation, unemployment insurance, social security, ERISA or similar Laws; (x) statutory Liens of landlords for amounts not yet delinquent; (xi) Liens attaching to inventory held by consignees in the ordinary course of business, (xii) Liens of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distribution boxes and equipment in, over, under, and/or upon any portion of the CMOF Properties or the CCI Properties; (xiii) Liens related to matters of recorded plats with respect to the CMOF Properties or the CCI Properties; and (xiv) easements, rights-of-way,
covenants, conditions, restrictions and other similar matters affecting title and other title defects, none of which materially impairs the use or occupancy of the CMOF Properties or the CCI Properties.
“
Person
” or “
person
” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).
“
REIT
” means a “real estate investment trust” within the meaning of Section 856 of the Code.
“
Representatives
” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.
“
SEC
” means the Securities and Exchange Commission (including the staff thereof).
“
Securities Act
” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“
Stockholder Approval
” means the affirmative vote of the holders of a majority of the outstanding shares of CMOF Common Stock entitled to vote on the matter at the CMOF Stockholders Meeting to approve the Company Merger.
“
Superior Proposal
” means a written Acquisition Proposal (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be replaced with “50%”) that the CMOF Board (based on the recommendation of the CMOF Special Committee) determines in its good faith judgment (after consultation with its outside legal and financial advisors, and after taking into account (i) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by CCI), and (ii) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account such legal, financial, regulatory and other aspects of such Acquisition Proposal and conditions to consummation thereof as the CMOF Special Committee determines in good faith to be material to such analysis), to be more favorable from a financial point of view to the stockholders of CMOF (in their capacities as stockholders) than the Mergers and the other transactions contemplated by this Agreement (as it may be proposed to be amended by CCI).
“
Tax
” or “
Taxes
” means any federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts by the U.S. or any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis.
“
Tax Return
” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.
“
Termination Payment
” means $2,696,600, plus CCI Expenses in an amount not to exceed $449,400.

(b)    In addition to the terms defined in
Section
 1.1(a)
, the following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Term	Location of Definition
Adverse Recommendation Change	Section 7.3(d)
Agreement	Preamble
Articles of Merger	Section 2.3(a)
CCI	Preamble
CCI Board	Recitals
CCI Class A Common Stock	Section 5.4(a)
CCI Class D Common Stock	Section 5.4(a)
CCI Class I Common Stock	Section 5.4(a)
CCI Class T Common Stock	Section 5.4(a)
CCI Class TX Common Stock	Section 5.4(a)
CCI Common Stock	Section 5.4(a)
CCI Conflicts Committee	Recitals
CCI Disclosure Letter	Article 5
CCI Financial Advisor	Section 5.19
CCI Insurance Policies	Section 5.15
CCI Material Contract	Section 5.13(a)
CCI Parties	Preamble
CCI Permits	Section 5.9(a)
CCI SEC Documents	Section 5.6(a)
CCI Subsidiary Partnership	Section 5.14(f)
CCI Tax Protection Agreement	Section 5.14(f)
CCI Terminating Breach	Section 9.1(c)(i)
CCI Voting Debt	Section 5.4(e)
Certificate of Merger	Section 2.3(b)
Closing	Section 2.2
Closing Date	Section 2.2
Company Merger	Recitals
Company Merger Consideration	Section 3.1(a)(i)
Company Merger Effective Time	Section 2.3(a)
CMOF	Preamble
CMOF Board	Recitals
CMOF Board Recommendation	Section 4.2(c)
CMOF Change Notice	Section 7.3(e)(i)
CMOF Common Stock	Section 4.4(a)
CMOF Disclosure Letter	Article 4
CMOF Financial Advisor	Section 4.19
CMOF Insurance Policies	Section 4.15
CMOF Material Contract	Section 4.12(a)
CMOF OP	Preamble
CMOF Parties	Preamble
CMOF Permits	Section 4.8(a)
CMOF Preferred Stock	Section 4.4(a)
CMOF Proxy Materials	Section 7.1(a)
CMOF SEC Documents	Section 4.5(a)
CMOF Special Committee	Recitals
CMOF Subsidiary Partnership	Section 4.13(f)
CMOF Tax Protection Agreements	Section 4.13(f)

Defined Term	Location of Definition
CMOF Terminating Breach	Section 9.1(d)(i)
CMOF Voting Debt	Section 4.4(d)
CROP	Preamble
Delaware Secretary	Section 2.3(b)
DRULPA	Recitals
Escrow Agreement	Section 9.3(e)
Form S-4	Section 7.1(a)
Indemnified Parties	Section 7.7(a)
Interim Period	Section 6.1(a)
Mergers	Recitals
Merger Sub	Preamble
MGCL	Recitals
MLLCA	Recitals
Outside Date	Section 9.1(b)(i)
Partnership Merger	Recitals
Partnership Merger Consideration	Section 3.1(b)(ii)
Partnership Merger Effective Time	Section 2.3(b)
Party(ies)	Preamble
Permits	Section 4.8(a)
Qualified REIT Subsidiary	Section 5.14(d)
Qualifying REIT Income	Section 9.3(e)(i)
Recovery Costs	Section 9.3(d)
Registered Securities	Section 7.1(a)
Sarbanes-Oxley Act	Section 5.6(a)
SDAT	Section 2.3(a)
Surviving Company	Section 2.1(a)
Surviving OP	Section 2.1(b)
Takeover Statutes	Section 4.20
Taxable REIT Subsidiary	Section 5.14(d)
Transfer Agent	Section 3.2(a)
Transfer Taxes	Section 7.10(d)
Section 1.2
Interpretation and Rules of Construction.
In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)    when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated;
(b)    the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;
(d)    “or” shall be construed in the inclusive sense of “and/or”;
(e)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(f)    all references herein to “$” or dollars shall refer to U.S. dollars;
(g)    no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;
(h)    it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;
(i)    the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” and shall refer to business similar in nature and magnitude to actions customarily taken without any authorization by the board of directors in the course of normal day-to-day
operations, subject to any commercially reasonable modifications to past practice made in good faith to respond to the actual or anticipated effects of the
COVID-19
pandemic or any
COVID-19
Measures;
(j)    the phrase “wholly owned subsidiary” shall be deemed to be preceded with “directly or indirectly”;
(k)    references to a Person are also to its successors and permitted assigns;
(l)    except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re- enacted, consolidated or replaced from time to time and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; and
(m)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
ARTICLE 2
THE MERGERS
Section 2.1
The Mergers
.
(a)    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL and the MLLCA, at the Company Merger Effective Time, CMOF shall be merged with and into Merger Sub, whereupon the separate existence of CMOF will cease, with Merger Sub surviving the Company Merger (Merger Sub, as the surviving entity upon consummation of the Company Merger, the “
Surviving Company
”), such that following the Company Merger, the Surviving Company will be a wholly owned subsidiary of CCI. The Company Merger shall have the effects set forth in the applicable provisions of the MGCL, the MLLCA and this Agreement.
(b)    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, which shall occur after the Company Merger Effective Time, CMOF OP shall be merged with and into CROP, whereupon the separate existence of CMOF OP will cease, with CROP surviving the Partnership Merger (CROP, as the surviving entity upon consummation of the Partnership Merger, the “
Surviving OP
”). The Partnership Merger shall have the effects set forth in the applicable provisions of the DRULPA and this Agreement.
Section 2.2
Closing
. The closing of the Mergers (the “
Closing
”) will take place (a) by electronic exchange of documents and signatures at 10:00 a.m., New York City time, no later than the third Business Day after all the conditions set forth in
Article 8
(other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), or (b) at such physical location or on such date as may be agreed in writing by CMOF and CCI. The date on which the Closing actually takes place is referred to herein as the “
Closing Date
.”
Section 2.3
Effective Time
.
(a)    On the Closing Date, CMOF and Merger Sub shall (i) cause articles of merger with respect to the Company Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “
SDAT
”) in accordance with the MGCL and the MLLCA (the “
Articles of Merger
”), and (ii) make any other filings, recordings or publications required to be made by CMOF or Merger Sub under the MGCL and the MLLCA in connection with the Company Merger. The Company Merger shall become effective at such time as the Articles of Merger are accepted for record by the SDAT or on such other date and time (not to exceed 30 days after the Articles of Merger are accepted for record by the SDAT) as specified in the Articles of Merger (such date and time, the “
Company Merger Effective Time
”), it being understood and agreed that the Parties shall cause the Company Merger Effective Time to occur on the Closing Date.
(b)    On the Closing Date, CMOF OP and CROP shall (i) cause a certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Secretary of State of the State of Delaware (the “
Delaware Secretary
”) in accordance with the DRULPA (the “
Certificate of Merger
”), and (ii) make any other filings, recordings or publications required to be made by CMOF OP or CROP under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective at the time set forth in the Certificate of Merger (such date and time, the “
Partnership Merger Effective Time
”), it being understood and agreed that the Parties shall cause the Partnership Merger Effective Time to occur on the Closing Date after the Company Merger Effective Time.
Section 2.4
Organizational Documents of the Surviving Entities
.
(a)    At the Company Merger Effective Time, the CCI Charter, as in effect immediately prior to the Company Merger Effective Time, shall be the charter of CCI until thereafter amended in accordance with applicable Law and the applicable provisions of the CCI Charter.
(b)    At the Company Merger Effective Time, unless otherwise jointly determined by CCI and CMOF prior to the Company Merger Effective Time: (i) the articles of organization and operating agreement of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the articles of organization and operating agreement of the Surviving Company, until thereafter amended in accordance with applicable Law and the applicable provisions of such articles of organization and operating agreement, and (ii) from and after the Company Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger Sub immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Company.
(c)    At the Partnership Merger Effective Time, the certificate of limited partnership of CROP and the CROP Partnership Agreement, as in effect immediately prior to the Partnership Merger Effective Time, shall be the certificate of limited partnership and agreement of limited partnership of the Surviving OP, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of limited partnership and agreement of limited partnership.
Section 2.5
Tax Treatment of Merger
.
(a)    The Parties intend that, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the Company Merger shall qualify as a reorganization within the meaning of

Section 368(a) of the Code, and this Agreement shall be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), all Parties shall file all U.S. federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Company Merger described in this
Section
 2.5(a)
, and no Party shall take a position inconsistent with such treatment.
(b)    The Parties intend that, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the Partnership Merger shall be treated as a transfer by CMOF OP of all of the assets and liabilities of CMOF OP to CROP in exchange for CROP Common Units, which exchange is described in Section 721 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), all Parties shall file all U.S. federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Partnership Merger described in this
Section
 2.5(b)
, and no Party shall take a position inconsistent with such treatment.
ARTICLE 3
EFFECTS OF THE MERGERS
Section 3.1
Effects of the Mergers
.
(a)
Company Merger
. At the Company Merger Effective Time and by virtue of the Company Merger and without any further action on the part of CMOF, CCI or Merger Sub or the holders of any securities of CMOF, CCI or Merger Sub:
(i)    subject to
Section
 3.1(c)
and
Section
 3.3
, each share of CMOF Common Stock issued and outstanding immediately prior to the Company Merger Effective Time (other than Excluded Shares) will be converted automatically into the right to receive from CCI, in accordance with the terms of this Agreement, a number of shares of CCI Class A Common Stock equal to the Exchange Ratio, subject to the treatment of fractional shares in accordance with
Section
 3.1(e)
(the “
Company Merger Consideration
”);
(ii)    as of the Company Merger Effective Time, all such shares of CMOF Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except for the right to receive the Company Merger Consideration therefor in accordance with this Agreement;
(iii)    all Excluded Shares shall automatically be cancelled and shall cease to exist, and no Company Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto, in connection with or as a consequence of the Company Merger; and
(iv)    each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall remain outstanding and shall constitute the only issued and outstanding limited liability company interest of the Surviving Company.
(b)
Partnership Merger
. At the Partnership Merger Effective Time and by virtue of the Partnership Merger and without any further action on the part of CROP, CMOF OP or the holders of any securities of CROP or CMOF OP;
(i)    each CROP Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding;

(ii)    subject to
Section
 3.1(c)
and
Section
 3.3
, each CMOF OP Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Units, but including the CMOF OP Partnership Units that will be issued pursuant to
Section
 7.11
) will be converted automatically into the right to receive from CROP, in accordance with the terms of this Agreement, a number of CROP Common Units equal to the Exchange Ratio, subject to the treatment of fractional units in accordance with
Section
 3.1(e)
(the “
Partnership Merger Consideration
”);
(iii)    as of the Partnership Merger Effective Time, all such CMOF OP Partnership Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except for the right to receive the Partnership Merger Consideration therefor in accordance with this Agreement; and
(iv)    all Excluded Units shall automatically be cancelled and shall cease to exist, and no Partnership Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto, in connection with or as a consequence of the Partnership Merger.
(c)
Adjustment of the Merger Consideration
. Between the date of this Agreement and the Company Merger Effective Time, if the issued and outstanding shares of CMOF Common Stock, CMOF OP Partnership Units, securities convertible or exchangeable into or exercisable for shares of CMOF Common Stock or CMOF OP Partnership Units, shares of CCI Class A Common Stock or CROP Common Units or securities convertible or exchangeable into or exercisable for shares of CCI Class A Common Stock or CROP Common Units shall have been changed into a different number of shares or other securities or a different class by reason of any stock split (whether forward or reverse), combination, reclassification, reorganization, recapitalization, merger or exchange or other similar transaction, or a stock dividend (including any distribution in securities convertible or exchangeable into or exercisable for CMOF Common Stock, CMOF OP Partnership Units, CCI Class A Common Stock or CROP Common Units) having a record date within such period shall have been declared, then (without limiting any other rights of the Parties hereunder) the Exchange Ratio shall be ratably adjusted to reflect fully the effect of any such change, and thereafter all references to the Exchange Ratio shall be deemed to be the Exchange Ratio as so adjusted.
(d)
Transfer Books
. From and after the Company Merger Effective Time, the equity transfer books of CMOF and CMOF OP shall be closed, and thereafter there shall be no further registration of transfers of CMOF Common Stock or CMOF OP Partnership Units. From and after the Company Merger Effective Time and the Partnership Merger Effective Time, as applicable, Persons who held outstanding shares of CMOF Common Stock or CMOF OP Partnership Units immediately prior to the Company Merger Effective Time and the Partnership Merger Effective Time, as applicable, shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable Law.
(e)
Fractional Shares
. Notwithstanding anything to the contrary in this Agreement, no fractional shares of CCI Class A Common Stock or CROP Common Units less than 1/1,000th of a share or unit shall be issued pursuant to this Agreement and, in lieu thereof, such fractional shares or units a Person would otherwise be entitled to receive pursuant to this Agreement, but for this
Section
 3.1(e)
, shall be aggregated and rounded up to the nearest 1/1,000th of a share or unit.
Section 3.2
Exchange Procedures
.
(a)    At or promptly following the Company Merger Effective Time, CCI shall cause DST Systems, Inc., or any successor transfer agent of CCI (the “
Transfer Agent
”), to record on the stock records of CCI the issuance of shares of CCI Class A Common Stock (including any fractional shares thereof) equal to the Company Merger Consideration that is issuable to each holder of shares of CMOF Common Stock pursuant to
Section
 3.1(a)
. For the avoidance of doubt, delivery of the Company Merger Consideration shall only be made to the Person in whose name the relevant shares of CMOF Common Stock are registered in the stock transfer books of CMOF as of the Company Merger Effective Time.

(b)    At or promptly following the Partnership Merger Effective Time, CCI and the Surviving OP shall take such action as may be reasonably necessary to issue CROP Common Units (including fractional units thereof) equal to the Partnership Merger Consideration that is issuable to each holder of CMOF OP Partnership Units pursuant to
Section
 3.1(b)
, subject to the receipt of customary representations from such holders. For the avoidance of doubt, delivery of the Partnership Merger Consideration shall only be made to the Person in whose name the relevant CMOF OP Partnership Units are registered in the transfer books of CMOF OP as of the Partnership Merger Effective Time.
(c)    All securities issuable pursuant to this Agreement shall be in book-entry form.
(d)    None of CCI, CMOF, the Surviving Company, the Surviving OP, the Transfer Agent or any employee, officer, director, agent or Affiliate of such entities, shall be liable to any Person in respect of any Company Merger Consideration or Partnership Merger Consideration (or the appropriate portion thereof) that has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts so delivered that remain unclaimed by holders of shares of CMOF Common Stock or CMOF OP Partnership Units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of CCI and CROP, as applicable, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.
(e)    No interest shall be paid or accrued on the Company Merger Consideration (or any amounts in respect thereof, including any dividends payable on shares of CCI Class A Common Stock) or the Partnership Merger Consideration (or any amounts in respect thereof, including any distributions payable on CROP Common Units) for the benefit of the holders thereof.
Section 3.3
Withholding Rights
. Each and any of CCI, CMOF, the Surviving Company, CROP, CMOF OP, the Surviving OP or the Transfer Agent, or any of their agents, as applicable, shall be entitled to deduct and withhold from the Company Merger Consideration and the Partnership Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of CMOF Common Stock or CMOF OP Partnership Units such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be timely paid to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.4
Dissenters Rights
. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.
Section 3.5
General Effects of the Mergers
.
(a)    At the Company Merger Effective Time, the effect of the Company Merger shall be as set forth in this Agreement and the Articles of Merger and as provided in the applicable provisions of the MGCL and the MLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all of the property, rights, privileges, powers and franchises of CMOF and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of CMOF and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
(b)    At the Partnership Merger Effective Time, the effect of the Partnership Merger shall be as set forth in this Agreement and the Certificate of Merger and as provided in the applicable provisions of the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all of the property, rights, privileges, powers and franchises of CMOF OP and CROP shall vest in the Surviving OP, and all debts, liabilities and duties of CMOF OP and CROP shall become the debts, liabilities and duties of the Surviving OP.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE CMOF PARTIES
Except as set forth in (a) the disclosure letter delivered by the CMOF Parties to the CCI Parties prior to the execution and delivery of this Agreement (the “
CMOF Disclosure Letter
”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the CMOF Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face, or (b) the CMOF SEC Documents publicly filed with or publicly furnished to the SEC on or after January 1, 2021 and prior to the date of this Agreement and available on the SEC’s Electronic Data Gathering and Retrieval System, excluding any information or documents incorporated by reference therein or filed as exhibits thereto and any disclosures set forth or referenced in any risk factor section, forward-looking statements section or in any other section therein to the extent they are forward-looking statements or cautionary, non-specific,
predictive or forward-looking in nature (and then only to the extent that the relevance of any disclosed event, item or occurrence in such filings to a matter covered by a representation or warranty set forth in this
Article 4
is reasonably apparent on its face), the CMOF Parties hereby jointly and severally represent and warrant to the CCI Parties that:
Section 4.1
Organization and Qualification; Subsidiaries
.
(a)    CMOF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. CMOF is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
(b)    Each CMOF Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each CMOF Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
(c)
Section 4.1(c)
of the CMOF Disclosure Letter sets forth a true and complete list of the CMOF Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which CMOF and the CMOF Subsidiaries are qualified or licensed to do business, and the percentage of interest held, directly or indirectly, by CMOF in each CMOF Subsidiary.
(d)    Neither CMOF nor any CMOF Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the CMOF Subsidiaries and investments in short-term investment securities).
(e)    CMOF has made available to the CCI Parties complete and correct copies of the CMOF Governing Documents, which are in full force and effect as of the date of this Agreement. Each of the CMOF Parties is in compliance with the terms of its applicable CMOF Governing Documents in all material respects. If and to the extent requested by the CCI Parties, true and complete copies of CMOF’s minute books, since January 1, 2019, have been made available by CMOF to CCI upon the written request of CCI.

(f)    CMOF has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the CMOF Charter, which exemption or Excepted Holder Limit is currently in effect.
Section 4.2
Authority; Approval Required
.
(a)    Each of the CMOF Parties has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by the CMOF Parties and the consummation by them of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, limited liability company or partnership actions, as applicable, and no other proceedings on the part of any of the CMOF Parties are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject to receipt of the Stockholder Approval, the filing of the Articles of Merger with, and acceptance for record of such Articles of Merger by, the SDAT and the filing of the Certificate of Merger with, and acceptance for record of such Certificate of Merger by, the Delaware Secretary.
(b)    This Agreement has been duly executed and delivered by the CMOF Parties and, assuming due authorization, execution and delivery by the CCI Parties, constitutes a legally valid and binding obligation of the CMOF Parties, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)    On the recommendation of the CMOF Special Committee, the CMOF Board (including a majority of directors not otherwise interested in the Mergers) has adopted resolutions (i) declaring that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of CMOF, its stockholders and the limited partners of CMOF OP, (ii) authorizing and approving this Agreement, the Mergers and the other transactions contemplated by this Agreement, (iii) directing that the Company Merger be submitted for consideration at the CMOF Stockholders Meeting, and (iv) recommending the approval of the Company Merger by the holders of CMOF Common Stock (the recommendation in this clause (iv), the “
CMOF Board Recommendation
”).
(d)    The Stockholder Approval is the only vote or consent of the holders of any class of securities of CMOF or any CMOF Subsidiary necessary to approve the Mergers and the other transactions contemplated by this Agreement.
Section 4.3
No Conflict; Required Filings and Consents
.
(a)    Except as set forth in
Section
 4.3(a)
of the CMOF Disclosure Letter, the execution and delivery of this Agreement by the CMOF Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) assuming receipt of the Stockholder Approval, conflict with or violate any provision of (A) the CMOF Governing Documents or (B) any equivalent organizational or governing documents of any other CMOF Subsidiary, (ii) assuming that all filings and notifications described in
Section
 4.3(b)
have been made, conflict with or violate any Law applicable to CMOF or any CMOF Subsidiary or by which any property or asset of CMOF or any CMOF Subsidiary is bound, or (iii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, or a default under, or give rise to any Lien, acceleration of remedies, right of termination, purchase, first offer or forced sale under, any Contract of CMOF or any CMOF Subsidiary except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
(b)    The execution and delivery of this Agreement by each of the CMOF Parties do not, and the performance of this Agreement by each of the CMOF Parties will not, require any consent, approval,

authorization or permit of, or filing with or notification to, any Governmental Authority by the CMOF Parties, except (i) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and the MLLCA, (ii) the filing of the Certificate of Merger with, and the acceptance for record of the Certificate of Merger by, the Delaware Secretary pursuant to the DRULPA, (iii) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
Section 4.4
Capital Structure
.
(a)    The authorized capital stock of CMOF consists of (i) 1,000,000,000 shares of common stock, $0.01 par value per share (“
CMOF Common Stock
”), and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share (“
CMOF Preferred Stock
”). As of the close of business on the date hereof, (i) 5,001,000 shares of CMOF Common Stock were issued and outstanding, and (ii) no shares of CMOF Preferred Stock were issued and outstanding. All of the outstanding shares of CMOF Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this
Section
 4.4(a)
, as of the date hereof, there is no other outstanding capital stock of CMOF.
(b)    As of the close of business on the date hereof, all of the outstanding CMOF OP Partnership Units were held by CMOF or a wholly owned subsidiary of CMOF. As of the date hereof, there are no other outstanding CMOF OP Partnership Units. Prior to the Closing Date, in connection with the execution of an amendment to the CMOF OP Partnership Agreement, CMOF OP shall issue the CMOF OP Partnership Units in the amounts and to the Persons set forth in
Section
 4.4(b)
of the CMOF Disclosure Letter. Upon execution of such amendment and the issuance of the CMOF OP Partnership Units, (i) CMOF will own 91.56% of CMOF OP and other limited partners holding CMOF OP Partnership Units will own the remaining 8.44% of CMOF OP, and (ii) CMOF will own all of the residual interests in CW Investor at Sugar House, LLC and CW Broadway JV, LLC.
(c)    All of the outstanding shares of capital stock of each of the CMOF Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the CMOF Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued and holders thereof have no obligation to make any further payments solely by reason of their ownership thereof. All shares of capital stock of (or other ownership interests in) each of the CMOF Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and, to the extent applicable, nonassessable. All of the issued and outstanding capital stock and other ownership interests of each of the CMOF Subsidiaries that are owned, directly or indirectly, by CMOF are owned free and clear of all Liens, other than Permitted Liens, and free of preemptive rights.
(d)    There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of CMOF or any CMOF Subsidiary issued and outstanding (“
CMOF Voting Debt
”). There are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which CMOF or any CMOF Subsidiary is a party or by which any of them is bound obligating CMOF or any of the CMOF Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of CMOF or any CMOF Subsidiary or securities convertible into or exchangeable for such shares or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, CMOF Voting Debt or other equity interests.

(e)    Neither CMOF nor any CMOF Subsidiary is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of CMOF or any of the CMOF Subsidiaries. Neither CMOF nor any CMOF Subsidiary has granted any registration rights on any of its capital stock. No capital stock of CMOF is owned by any CMOF Subsidiary.
(f)    CMOF does not have a “poison pill” or similar stockholder rights plan.
(g)    All dividends or other distributions on the shares of capital stock of CMOF or CMOF OP Partnership Units and any material dividends or other distributions on any securities of any CMOF Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends or other distributions have been publicly announced and are not yet due and payable).
(h)    All of the outstanding securities of the CMOF Parties were issued in compliance with applicable securities Laws.
Section 4.5
SEC Documents; Financial Statements;
Off-Balance
Sheet Arrangements; Investment Company Act; Anti-Corruption Laws
.
(a)    CMOF has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, certifications, statements, schedules and reports required to be filed or furnished by CMOF under Regulation A of the Securities Act since January 1, 2019 (the forms, documents, certifications, statements, schedules, reports (including the financial statements referenced in
Section
 4.5(d)
) filed with the SEC since January 1, 2019, including those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “
CMOF SEC Documents
”).
(b)    As of their respective filing dates, the CMOF SEC Documents (i) complied, or with respect to CMOF SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of Regulation A of the Securities Act, and (ii) did not, or with respect to CMOF SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the CMOF SEC Documents is, to the Knowledge of CMOF, the subject of ongoing SEC review or threatened review, and CMOF does not have any unresolved comments from the SEC with respect to any CMOF SEC Documents. None of the CMOF SEC Documents is the subject of any confidential treatment request by CMOF.
(c)    If and to the extent requested by CCI, CMOF has made available to CCI complete and correct copies of all written correspondence between the SEC, on the one hand, and CMOF, on the other hand, since December 31, 2019. Neither CMOF nor any CMOF Subsidiary is subject to the periodic reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(d)    The consolidated audited and unaudited financial statements of CMOF and the CMOF Subsidiaries included, or incorporated by reference, in the CMOF SEC Documents, including the related notes and schedules, (i) have been prepared from, are in accordance with, and accurately reflect the books and records of CMOF and the CMOF Subsidiaries in all material respects, (ii) complied as of their respective dates in all material respects with the then-applicable accounting requirements applicable to a “Tier 2” issuer under Regulation A of the Securities Act, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end
adjustments and as may be permitted by the SEC on Form
1-SA
or any successor form, which such adjustments are not, individually or in the aggregate, material to CMOF) and (iv) fairly present in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end
adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of CMOF and the CMOF Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of CMOF and the CMOF Subsidiaries for the periods presented therein.
(e)    CMOF is not, and none of the CMOF Subsidiaries is, a party to, and neither CMOF nor any CMOF Subsidiary has any commitment to become a party to, any joint venture, off-balance
sheet partnership or any similar Contract or arrangement, including any arrangement relating to any transaction or relationship between or among CMOF and any CMOF Subsidiary, on the one hand, and any unconsolidated Affiliate of CMOF or any CMOF Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any
“off-balance
sheet arrangements” (as defined in Item 303(a) of Regulation
S-K
of the SEC), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, CMOF, any CMOF Subsidiary or CMOF’s or such CMOF Subsidiary’s audited financial statements or other CMOF SEC Documents.
(f)    Neither CMOF nor any CMOF Subsidiary is required to be registered as an investment company under the Investment Company Act.
(g)    CMOF and the CMOF Subsidiaries (including in each case any of their officers and directors) have complied and are in compliance with applicable Anti-Corruption Laws. Neither CMOF nor any CMOF Subsidiary nor, to the Knowledge of CMOF, any director, officer or Representative of CMOF or any CMOF Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither CMOF nor any CMOF Subsidiary has received any written communication that alleges that CMOF or any CMOF Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.
Section 4.6
Absence of Certain Changes or Events
. Except as set forth in
Section
 4.6
of the CMOF Disclosure Letter, since December 31, 2021 through the date of this Agreement, (a) CMOF and each CMOF Subsidiary have conducted their respective business in all material respects in the ordinary course of business, (b) there has not been any CMOF Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a CMOF Material Adverse Effect, and (c) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of CMOF.
Section 4.7
No Undisclosed Liabilities
. Except (a) as set forth in
Section
 4.7
of the Disclosure Letter, (b) as disclosed, reflected or reserved against on the balance sheet of CMOF dated as of December 31, 2021 (including the notes thereto), (c) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, and (d) for liabilities or obligations incurred in the ordinary course of business since December 31, 2021, neither CMOF nor any CMOF Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) that either alone or in the aggregate has had, or would reasonably be expected to have, a CMOF Material Adverse Effect.

Section 4.8
Permits; Compliance with Law
.
(a)    Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of
Section
 4.11
, which are addressed solely in that Section, CMOF and each CMOF Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority (“
Permits
”) necessary for CMOF and each CMOF Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted (the “
CMOF Permits
”), and all such CMOF Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the CMOF Permits, individually, or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect. CMOF has paid all fees and assessments due and payable, in each case, in connection with all such Permits except where failure to pay, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect. No event has occurred with respect to any of the CMOF Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such CMOF Permits. Neither CMOF nor any of the CMOF Subsidiaries has received any notice indicating, nor to the Knowledge of CMOF, is there any pending applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of CMOF or the CMOF Subsidiaries or the CMOF Properties that impairs the validity of any CMOF Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any CMOF Permit, except where the impairment or revocation of any such CMOF Permits, individually, or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
(b)    Since January 1, 2019, neither CMOF nor any CMOF Subsidiary has been in conflict with, or in default or violation of, any Law applicable to CMOF or any CMOF Subsidiary or by which any property or asset of CMOF or any CMOF Subsidiary is bound (except for compliance with Laws addressed in
Section
 4.10
,
Section
 4.11
,
Section
 4.13
and
Section
 4.16
, which are solely addressed in those Sections) except, in each case, for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
Section 4.9
Litigation
. There is no material Action to which CMOF or any CMOF Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of CMOF, overtly threatened before any Governmental Authority and, to the Knowledge of CMOF, there is no basis for any such Action. Neither CMOF nor any CMOF Subsidiary has been permanently or temporarily enjoined by any Order from engaging in or continuing to conduct the business of CMOF or the CMOF Subsidiaries. No Order has been issued in any Action to which CMOF or any of the CMOF Subsidiaries is or was a party, or, to the Knowledge of CMOF, in any other Action, that enjoins or requires CMOF or any of the CMOF Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Since December 31, 2021, neither CMOF nor any CMOF Subsidiary has received or made any settlement offer for any Action to which CMOF or any CMOF Subsidiary is a party or potentially could be a party (in each case, either as plaintiff or defendant), other than settlement offers that do not exceed $100,000 individually.
Section 4.10
Properties
.
(a)    The CMOF Properties are free and clear of Liens, except for Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a CMOF Material Adverse Effect, (i) neither CMOF nor any CMOF Subsidiary has received written notice of any uncured violation of any Law affecting any portion of any of the CMOF Properties issued by any Governmental Authority and (ii) neither CMOF nor any CMOF Subsidiary has received written notice to the effect that there is any (A) condemnation or rezoning proceeding that is pending or, to the Knowledge of CMOF as of the date hereof, threatened with respect to any of the CMOF Properties or (B) zoning, building or similar Law that is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the CMOF Properties or by the continued maintenance, operation or use of the parking areas associated with the CMOF Properties.

(b)    CMOF has not received written notice of any defects or adverse physical conditions affecting any of the CMOF Properties or the improvements thereon and, to the Knowledge CMOF, there are no such defects or adverse physical conditions, except as has not had and would not reasonably be expected to have a CMOF Material Adverse Effect.
(c)    CMOF and the CMOF Subsidiaries have good title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them except as would not reasonably be expected to be material to CMOF or the CMOF Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to CMOF or the CMOF Subsidiaries, taken as a whole, neither CMOF’s nor the CMOF Subsidiaries’ ownership of any such personal property is subject to any Liens, other than Permitted Liens.
(d)    A policy of title insurance has been issued for each CMOF Property insuring, as of the effective date of such insurance policy, (i)(A) fee simple title interest held by CMOF or the applicable CMOF Subsidiary with respect to CMOF Properties that are not subject to ground leases and (B) a valid leasehold estate held by CMOF or the applicable CMOF Subsidiary that are subject to ground leases and (ii) to the Knowledge of CMOF, such insurance policies are in full force and effect, and no material claim has been made against any such policy that remains outstanding.
Section 4.11
Environmental Matters
. Except as set forth in
Section
 4.11
of the CMOF Disclosure Letter and except as, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect: (a) no written notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of CMOF, is threatened, in each case relating to CMOF or any of the CMOF Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; and (b) CMOF and the CMOF Subsidiaries are, and for the past year, have been, in compliance with all Environmental Laws and all applicable Environmental Permits.
Section 4.12
Material Contracts
.
(a)    Each Contract required to be filed (or incorporated by reference) as an exhibit to any CMOF SEC Document filed on or after January 1, 2021 pursuant to Regulation A promulgated under the Securities Act has been so filed (or incorporated by reference) (such Contracts, together with those Contracts described in
Section
 4.12(b)
, “
CMOF Material Contracts
”).
(b)    Other than the Contracts described in
Section
 4.12(a)
and except for this Agreement,
Section
 4.12(b)
of the CMOF Disclosure Letter sets forth a true, correct and complete list of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto, to which CMOF or any CMOF Subsidiary is a party or by which it is bound or to which any CMOF Property or other material asset is subject, that:
(i)    obligates CMOF or any CMOF Subsidiary to make
non-contingent
aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $100,000 and is not cancelable within 90 days without material penalty to CMOF or any CMOF Subsidiary;
(ii)    contains any
non-compete
or exclusivity provisions with respect to any line of business or geographic area that materially restricts the business of CMOF or any CMOF Subsidiary, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by CMOF or any CMOF Subsidiary or the geographic area in which CMOF or any CMOF Subsidiary may conduct business;

(iii)    obligates CMOF or any CMOF Subsidiary to indemnify any past or present directors, officers, or employees of CMOF or any CMOF Subsidiary, other than the CMOF Governing Documents or any equivalent organizational or governing documents of any other CMOF Subsidiary;
(iv)    constitutes (A) an Indebtedness obligation of CMOF or any CMOF Subsidiary with a principal amount greater than $100,000 or (B) a Contract under which (1) any Person (including CMOF or a CMOF Subsidiary) has directly or indirectly guaranteed Indebtedness, liabilities or obligations of CMOF or a CMOF Subsidiary or (2) CMOF or a CMOF Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person (other than CMOF or any CMOF Subsidiary);
(v)    provides for the pending purchase or sale, option to purchase or sell or other right to purchase, sell, dispose of or ground lease (by merger, by purchase or sale of assets or stock, by lease or otherwise) (other than any right of first refusal or right of first offer) of (A) any real property (including any CMOF Property or any portion thereof) or (B) any other asset of CMOF or any CMOF Subsidiary or equity interests of any Person, in the case of (A) and (B), with a purchase or sale price greater than $100,000;
(vi)    constitutes a loan to any Person (other than a wholly owned subsidiary of CMOF) by CMOF or any CMOF Subsidiary;
(vii)    sets forth any joint venture, partnership, limited liability company or strategic alliance of CMOF or any CMOF Subsidiary with a third party;
(viii)    prohibits the pledging of the CMOF Common Stock or the capital stock of any CMOF Subsidiary or prohibits the issuance of guarantees by any CMOF Subsidiary;
(ix)    contains covenants limiting the ability of CMOF or any CMOF Subsidiary to sell, transfer, pledge or otherwise, dispose of any material assets or business of CMOF or any CMOF Subsidiary;
(x)    contains restrictions on the ability of CMOF or any CMOF Subsidiary to pay dividends or other distributions, other than the CMOF Governing Documents or any equivalent organizational or governing documents of any other CMOF Subsidiary;
(xi)    has continuing
“earn-out”
or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $100,000;
(xii)    provides for the management or operation of any of the CMOF Properties by any third party;
(xiii)    is a lease, sublease, license or other rental agreement or occupancy agreement that grants any possessory interest in and to any space situated on or in the CMOF Properties or that otherwise gives rights with regard to the use of the CMOF Properties pursuant to which CMOF or any CMOF Subsidiary expects to receive annualized rental income per year in excess of $100,000;
(xiv)    is a ground lease under which CMOF or a CMOF Subsidiary holds a leasehold interest in the CMOF Properties or any portion thereof;
(xv)    provides a right of first refusal or right of first offer of any real property;
(xvi)    is with a Governmental Authority other than a utility agreement with a Governmental Authority; or
(xvii)    is both (A) not made in the ordinary course of business and (B) material to CMOF and the CMOF Subsidiaries, taken as a whole.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a CMOF Material Adverse Effect, each CMOF Material Contract is legal, valid, binding on and enforceable against CMOF or the CMOF Subsidiary that is a party thereto and, to the Knowledge of CMOF, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Neither CMOF nor any of the CMOF Subsidiaries nor, to the Knowledge of CMOF, any other party thereto, is in breach or violation of, or default under, any CMOF Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any CMOF Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect. Neither CMOF nor any CMOF Subsidiary has received written notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any CMOF Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect.
Section 4.13
Taxes
.
(a)    CMOF and each CMOF Subsidiary has timely filed with the appropriate Governmental Authority all U.S. federal and state income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns are complete and correct in all material respects. CMOF and each CMOF Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. If and to the extent requested by CCI, true and complete copies of all U.S. federal income Tax Returns that have been filed with the IRS by CMOF and each CMOF Subsidiary with respect to the taxable years ending on or after CMOF’s or such CMOF Subsidiary’s formation, as applicable, have been made available to CCI. No written claim has been proposed by any Governmental Authority in any jurisdiction where CMOF or any CMOF Subsidiary do not file Tax Returns that CMOF or any CMOF Subsidiary is or may be subject to Tax by such jurisdiction.
(b)    (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or threatened in writing with regard to any material Taxes or material Tax Returns of CMOF or any CMOF Subsidiary; (ii) no material deficiency for any material Taxes of CMOF or any CMOF Subsidiary has been claimed, proposed or assessed, in each case, in writing by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect; (iii) neither CMOF nor any CMOF Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither CMOF nor any CMOF Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return, other than automatic extensions; and (v) neither CMOF nor any CMOF Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(c)    Each CMOF Subsidiary that is a partnership, joint venture or limited liability company has been, since it became a CMOF Subsidiary, treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for U.S. federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. No CMOF Subsidiary is a corporation for U.S. federal income tax purposes.
(d)    Since its inception, CMOF has not, and none of the CMOF Subsidiaries have, incurred any material liability for Tax other than (i) in the ordinary course of business, or (ii) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and to the Knowledge of CMOF no condition or circumstances exists, which presents a material risk that any material liability for Taxes described in the preceding sentence will be imposed upon CMOF or any CMOF Subsidiary.
(e)    CMOF and the CMOF Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(f)    There are no CMOF Tax Protection Agreements in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of CMOF threatened to raise, a material claim against CMOF or any CMOF Subsidiary for any breach of any CMOF Tax Protection Agreements. As used herein, “
CMOF Tax Protection Agreement
” means any written agreement to which CMOF or any CMOF Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests or limited liability company interests in a CMOF Subsidiary Partnership (as defined below) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company interests in a CMOF Subsidiary Partnership, CMOF or any CMOF Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “
CMOF Subsidiary Partnership
” means a CMOF Subsidiary that is a partnership for U.S. federal income tax purposes.
(g)    There are no Tax Liens upon any property or assets of CMOF or any CMOF Subsidiary except Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
(h)    There are no Tax allocation or sharing agreements or similar arrangements (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes or any such agreement between or among solely CMOF and the CMOF Subsidiaries) with respect to or involving CMOF or any CMOF Subsidiary.
(i)    Neither CMOF nor any CMOF Subsidiary has requested or received any private letter ruling or other similar written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither CMOF nor any CMOF Subsidiary is subject to any such private letter ruling or other similar written ruling of a Governmental Authority.
(j)    Neither CMOF nor any CMOF Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any CMOF Subsidiary) under (A) Treasury Regulation
Section 1.1502-6
(or any similar provision of state, local or foreign law), (B) as a transferee or successor, or (C) by Contract (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), or otherwise.
(k)    Neither CMOF nor any CMOF Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation
Section 1.6011-4(b)(2).
(l)    Neither CMOF nor any CMOF Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free
treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution that could otherwise constitute part of a “plan” or “series of related transaction” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(m)    No written power of attorney that has been granted by CMOF or any CMOF Subsidiary (other than to CMOF or a CMOF Subsidiary) currently is in force with respect to any matter relating to material Taxes.
(n)    CMOF does not own a direct or indirect interest in an entity that is treated as a REIT for U.S. federal and applicable state and local income tax purposes.
(o)    Neither CMOF nor any CMOF Subsidiary has taken any action or failed to take any action which action or failure would reasonably be expected to prevent, nor to the Knowledge of CMOF is there any other fact or circumstance that could reasonably be expected to prevent, the Company Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 4.14
Intellectual Property
. Neither CMOF nor any CMOF Subsidiary: (a) owns any registered trademarks, patents or copyrights, (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to use by CMOF or any CMOF Subsidiary of any trademarks or patents of any third party. Except as, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect, to the Knowledge of CMOF (i) no Intellectual Property used by CMOF or any CMOF Subsidiary infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) no Person is misappropriating, infringing or otherwise violating any Intellectual Property of CMOF or any CMOF Subsidiary, and (iii) CMOF and the CMOF Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of CMOF and the CMOF Subsidiaries as it is currently conducted. Since January 1, 2019, neither CMOF nor any CMOF Subsidiary has received any written or, to the Knowledge of CMOF, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party.
Section 4.15
Insurance
.
Section
 4.15
of the CMOF Disclosure Letter sets forth, for all material insurance policies and all material fidelity bonds of CMOF and the CMOF Subsidiaries, the general type of insurance, insurer, policy number and aggregate limit (the “
CMOF Insurance Policies
”). All such insurance policies are in full force and effect and no written notice of cancellation or termination has been received by CMOF or any CMOF Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except as, individually, or in the aggregate, would not reasonably be expected to be material to CMOF and the CMOF Subsidiaries, taken as a whole, (a) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default under any CMOF Insurance Policy, or permit termination or modification thereof, (b) all premiums currently due and payable under all CMOF Insurance Policies have been paid, and (c) CMOF and the CMOF Subsidiaries have otherwise complied in all material respects with the terms and conditions of all CMOF Insurance Policies.
Section 4.16
Benefit Plans
.
(a)    CMOF and the CMOF Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Neither CMOF nor any CMOF Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Benefit Plan.
(b)    None of CMOF, any CMOF Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code).
(c)    Neither CMOF nor any CMOF Subsidiary has, or has ever had, any employees.
Section 4.17
Related-Party Transactions
. Except as set forth in
Section
 4.17
of the CMOF Disclosure Letter, prior to the date hereof, no agreements, arrangements or understandings between CMOF or any CMOF

Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among CMOF and CMOF Subsidiaries), are in existence that would be required to be disclosed under Item 404 of Regulation
S-K
promulgated by the SEC if CMOF were subject to such regulation.
Section 4.18
Brokers
. No broker, investment banker or other Person (other than the Persons listed in
Section
 4.18
of the CMOF Disclosure Letter, pursuant to the terms of the engagement letter between CMOF and such Person, true, correct and complete copies of which have been provided to CCI prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMOF or any CMOF Subsidiary.
Section 4.19
Opinion of Financial Advisor
. The CMOF Special Committee has received the oral opinion of CBRE Capital Advisors, Inc. (the “
CMOF Financial Advisor
”), which was confirmed in writing as of the date of this Agreement, to the effect that, as of the date specified in such written opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in such written opinion, the Exchange Ratio is fair, from a financial point of view, to such holders. CMOF will deliver to CCI a complete and correct copy of such opinion promptly after receipt thereof by the CMOF Special Committee solely for informational purposes and on a non-reliance
basis (though such delivery need not be prior to entering into this Agreement).
Section 4.20
Takeover Statutes; Appraisal Rights
. The CMOF Board has taken all action necessary to render inapplicable to the Company Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “
Takeover Statutes
”) are applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of CMOF Common Stock with respect to the Mergers and the other transactions contemplated by this Agreement.
Section 4.21
No Other Representations and Warranties;
Non-Reliance
.
(a)    Except for the representations and warranties expressly set forth in this
Article 4
, or any document, agreement, certificate or other instrument contemplated by this Agreement, no CMOF Party nor any Person on behalf of a CMOF Party has made any representation or warranty, expressed or implied, with respect to CMOF, any CMOF Subsidiary, including their respective businesses, operations, assets (including the CMOF Properties), liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or the accuracy or completeness of any information regarding CMOF or any CMOF Subsidiary.
(b)    Notwithstanding anything contained in this Agreement to the contrary, the CMOF Parties acknowledge and agree with the representation of the CCI Parties in
Section
 5.21(a)
, and hereby acknowledge and confirm that, other than the representations and warranties expressly set forth in
Article 5
, or any document, agreement, certificate or other instrument contemplated by this Agreement, none of the CCI Parties or any other Person has made or is making, and the CMOF Parties are not relying on, any representations or warranties relating to the CCI Parties whatsoever, express or implied, by operation of law or otherwise, including any implied representation or warranty as to the accuracy or completeness of any information furnished or made available to the CMOF Parties or any of their Representatives by the CCI Parties or their Representatives.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE CCI PARTIES
Except as set forth in (a) the disclosure letter delivered by the CCI Parties to the CMOF Parties prior to the execution and delivery of this Agreement (the “
CCI Disclosure Letter
”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the CCI Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face, or (b) the CCI SEC Documents publicly filed with or publicly furnished to the SEC on or after January 1, 2021 and prior to the date of this Agreement and available on the SEC’s Electronic Data Gathering and Retrieval System, excluding any information or documents incorporated by reference therein or filed as exhibits thereto and any disclosures set forth or referenced in any risk factor section, forward-looking statements section or in any other section therein to the extent they are forward-looking statements or cautionary, non-specific,
predictive or forward-looking in nature (and then only to the extent that the relevance of any disclosed event, item or occurrence in such filings to a matter covered by a representation or warranty set forth in this
Article 5
is reasonably apparent on its face), the CCI Parties hereby jointly and severally represent and warrant to the CMOF Parties that:
Section 5.1
Organization and Qualification; Subsidiaries
.
(a)    Each of the CCI Parties is a corporation or other entity that is duly incorporated or organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate or limited liability company, as the case may be, power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of the CCI Parties is duly qualified or licensed to do business and is in good standing (to the extent applicable) in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect.
(b)    Except as set forth in
Section
 5.1(b)
of the CCI Disclosure Letter, neither CCI nor any CCI Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the CCI Subsidiaries and investments in short term investment securities).
(c)    CCI has made available to the CMOF Parties complete and correct copies of the CCI Governing Documents, which are in full force and effect as of the date of this Agreement. Each of the CCI Parties is in compliance with the terms of its applicable CCI Governing Documents in all material respects.
(d)    CCI has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit” as such terms are defined in the CCI Charter, which exemption or Excepted Holder Limit is currently in effect.
Section 5.2
Authority
.
(a)    Each of the CCI Parties has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by the CCI Parties and the consummation by them of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, limited liability company or partnership actions, as applicable, and no other proceedings on the part of the CCI Parties are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject to the filing of the Articles of Merger with, and acceptance for record of such Articles of Merger by, the SDAT and the filing of the Certificate of Merger with, and acceptance for record of such Certificate of Merger by, the Delaware Secretary.

(b)    This Agreement has been duly executed and delivered by the CCI Parties and, assuming due authorization, execution and delivery by the CMOF Parties, constitutes a legally valid and binding obligation of the CCI Parties, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)    On the recommendation of the CCI Conflicts Committee, the CCI Board (including a majority of directors not otherwise interested in the Mergers) adopted resolutions (i) declaring that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of CCI and its stockholders and are fair and reasonable to CCI and on terms and conditions no less favorable to CCI than those available from unaffiliated third parties, and (ii) authorizing and approving this Agreement, the Mergers and the other transactions contemplated by this Agreement.
Section 5.3
No Conflict; Required Filings and Consents
.
(a)    The execution and delivery of this Agreement by the CCI Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of the CCI Governing Documents or any equivalent organizational or governing documents of any other CCI Subsidiary, or (ii) conflict with or violate any Law applicable to the CCI Parties or by which any property or asset of the CCI Parties is bound, except, as to clause (ii) above, for any such conflicts or violations, which, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect.
(b)    The execution and delivery of this Agreement by each of the CCI Parties do not, and the performance of this Agreement by each of the CCI Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the CCI Parties, except (i) the filing with the SEC of the Form
S-4
and such other reports under or compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and the MLLCA, (iii) the filing of the Certificate of Merger with, and the acceptance for record of the Certificate of Merger by, the Delaware Secretary pursuant to the DRULPA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect. No vote of CCI’s equity or debt holders is necessary to adopt this Agreement or to approve the Mergers or any of the transactions contemplated by this Agreement.
Section 5.4
Capital Structure
.
(a)    The authorized capital stock of CCI consists of (i) 1,000,000,000 shares of common stock, $0.01 par value per share, of which (A) 125,000,000 shares are classified as Class A common stock, $0.01 par value per share (“
CCI Class
 A Common Stock
”), (B) 275,000,000 shares are classified as Class D common stock, $0.01 par value per share (“
CCI Class
 D Common Stock
”), (C) 275,000,000 shares are classified as Class I common stock, $0.01 par value per share (“
CCI Class
 I Common Stock
”), (D) 275,000,000 shares are classified as Class T common stock, $0.01 par value per share (“
CCI Class
 T Common Stock
”), and (E) 50,000,000 shares are classified as Class TX common stock, $0.01 par value per share (“
CCI Class
 TX Common Stock
” and together with the CCI Class A Common Stock, CCI Class D Common Stock, CCI Class I Common Stock and CCI Class T Common Stock, the “
CCI Common Stock
”), and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share, of which (A) 12,800,000 shares are designated as Series 2019 Preferred Stock, $0.01 par value per share (“
CCI Series 2019 Preferred Stock
”). As of the close of business on the date hereof, (i) 23,020,124.94 shares of CCI Class A Common Stock were issued and outstanding, (ii) 1,018.72 shares of CCI Class D Common Stock were issued and outstanding, (iii) 2,186,819.25 shares of CCI Class I Common Stock were issued and outstanding, (iv) 3,343,059.27 shares of CCI Class T Common Stock were issued and outstanding, (v) 17,531.59 shares of CCI Class TX Common Stock were issued and outstanding, (vi) 12,729,485.20 shares of CCI Series 2019 Preferred Stock were issued and outstanding. All of the outstanding shares of CCI Common Stock and CCI Series 2019 Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.
(b)    As of the close of business on the date hereof, (i) 30,149,254.11 CROP Common Units were outstanding, (ii) 12,729,485.20 CROP Series 2019 Preferred Units were outstanding, (v) 1,221,918.14 CROP LTIP Units were outstanding, (vi) the CROP Special Limited Partnership Interest was outstanding, and (viii) 28,568,533.77 CROP General Partner Units were outstanding, all of which were held by CCI.
(c)    All of the outstanding equity interests in Merger Sub are duly authorized and validly issued. CCI owns all of the issued and outstanding capital stock of, or other equity interests in, Merger Sub, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights.
(d)    All of the outstanding shares of capital stock of each CCI Subsidiary that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding equity interests in each of the CCI Subsidiary that is a partnership or limited liability company are duly authorized and validly issued and holders thereof have no obligations to make any further payments solely by reason of their ownership thereof. CCI owns, directly or indirectly, all of the outstanding shares of capital stock of, or equity interests in, each of the CCI Subsidiaries, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights.
(e)    There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of CCI or any CCI Subsidiary issued and outstanding (“
CCI Voting Debt
”). Except for the equity interests of the CCI Parties issued pursuant to CCI’s outstanding equity plans, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which CCI or any CCI Subsidiary is a party or by which any of them is bound obligating CCI or any of the CCI Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of CCI or any CCI Subsidiary or securities convertible into or exchangeable for such shares or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, CCI Voting Debt or other equity interests (other than CCI Common Stock reserved for issuance in respect of CROP Common Units).
(f)    Neither CCI nor any CCI Subsidiary is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of CCI or any CCI Subsidiary.
(g)    All dividends or other distributions on the shares of capital stock of CCI or CROP Partnership Units and any material dividends or other distributions on any securities of any CCI Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends or other distributions have been publicly announced and are not yet due and payable).
(h)    All of the outstanding securities of the CCI Parties were issued in compliance with applicable securities Laws.
Section 5.5
Availability
.
(a)    At the Company Merger Effective Time, CCI will have sufficient authorized but unissued shares of CCI Common Stock for CCI to meet its obligation to deliver the Company Merger Consideration under this

Agreement and such shares of CCI Common Stock will be duly authorized and, when issued in accordance with this Agreement, validly issued, fully paid and nonassessable.
(b)    At the Partnership Merger Effective Time, the CROP Common Units to be issued by CROP as Partnership Merger Consideration, will be duly authorized and, when issued in accordance with this Agreement, validly issued.
Section 5.6
SEC Documents; Financial Statements;
Off-Balance
Sheet Arrangements; Internal Controls; Investment Company Act; Anti-Corruption Laws
.
(a)    CCI has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, certifications, statements, schedules and reports required to be filed or furnished by CCI under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “
Sarbanes-Oxley Act
”)) since January 1, 2019 (the forms, documents, certifications, statements, schedules, reports (including the financial statements referenced in
Section
 5.6(e)
) filed with the SEC since January 1, 2019, including those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “
CCI SEC Documents
”).
(b)    As of their respective filing dates, the CCI SEC Documents (i) complied, or with respect to CCI SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act, and (ii) did not, or with respect to CCI SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the CCI SEC Documents is, to the Knowledge of CCI, the subject of ongoing SEC review, and CCI does not have any unresolved comments from the SEC with respect to any CCI SEC Documents. None of the CCI SEC Documents is the subject of any confidential treatment request by CCI.
(c)    If and to the extent requested by CMOF, CCI has made available to CMOF complete and correct copies of all written correspondence between the SEC, on the one hand, and CCI, on the other hand, since December 31, 2019. No CCI Subsidiary is separately subject to the periodic reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(d)    At all applicable times, CCI has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
(e)    The consolidated audited and unaudited financial statements of CCI and the CCI Subsidiaries included, or incorporated by reference, in the CCI SEC Documents, including the related notes and schedules, (i) have been prepared from, are in accordance with, and accurately reflect the books and records of CCI and the CCI Subsidiaries in all material respects, (ii) complied as of their respective dates in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end
adjustments and as may be permitted by the SEC on Form
10-Q
or any successor form under the Exchange Act, which such adjustments are not, individually or in the aggregate, material to CCI) and (iv) fairly present, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end
adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of CCI and the CCI Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of CCI and the CCI Subsidiaries for the periods presented therein.
(f)    CCI maintains disclosure controls and procedures (as defined in Rules
13a-15(e)
and
15d-15(e)
under the Exchange Act) to provide reasonable assurance that material information required to be disclosed by

CCI in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to CCI’s management as appropriate to allow timely decisions regarding required disclosure. CCI has designed and maintains a system of internal control over financial reporting (as defined in Rule
13a-15(f)
and
15d-15(f)
under the Exchange Act) reasonably designed to provide reasonable assurances regarding the reliability of financial reporting for CCI and the consolidated CCI Subsidiaries. To the Knowledge of CCI, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of CCI to material information required to be included in CCI’s periodic reports required under the Exchange Act. To the Knowledge of CCI as of the date of this Agreement, the principal executive officer and principal financial officer of CCI have disclosed to CCI’s auditors and the audit committee of the CCI Board (and made summaries of such disclosures available to CMOF), (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect CCI’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting.
(g)    CCI is not, and none of the CCI Subsidiaries is, a party to, and neither CCI nor any CCI Subsidiary has any commitment to become a party to, any joint venture, off-balance
sheet partnership or any similar Contract or arrangement, including any arrangement relating to any transaction or relationship between or among CCI and any CCI Subsidiary, on the one hand, and any unconsolidated Affiliate of CCI or any CCI Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any
“off-balance
sheet arrangements” (as defined in Item 303(a) of Regulation
S-K
of the SEC), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, CCI, any CCI Subsidiary or CCI’s or such CCI Subsidiary’s audited financial statements or other CCI SEC Documents.
(h)    Neither CCI nor any CCI Subsidiary is required to be registered as an investment company under the Investment Company Act.
(i)    Except as would not, individually or in the aggregate, reasonably be expected to have a CCI Material Adverse Effect, neither CCI nor any of the CCI Subsidiaries nor, to the Knowledge of CCI, any director, officer or employee of CCI or any CCI Subsidiary, in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee, or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither CCI nor any CCI Subsidiary has received any written communication that alleges that CCI or any CCI Subsidiary is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.
Section 5.7
Absence of Certain Changes or Events
. Except as expressly contemplated by this Agreement, since December 31, 2021 through the date of this Agreement, there has not been any CCI Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a CCI Material Adverse Effect.
Section 5.8
No Undisclosed Liabilities
. Except (a) as disclosed, reflected or reserved against on the balance sheet of CCI dated as of March 31, 2022 (including the notes thereto) contained in the CCI SEC Documents, (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or obligations incurred in the ordinary course of business since March 31, 2022, neither CCI nor any CCI Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) that either alone or in the aggregate has had, or would reasonably be expected to have, a CCI Material Adverse Effect.

Section 5.9
Permits; Compliance with Law
.
(a)    Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of
Section
 5.12
, which are addressed solely in that Section, CCI and each CCI Subsidiary is in possession of all Permits necessary for CCI and each CCI Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted (the “
CCI Permits
”), and all such CCI Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the CCI Permits, individually, or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect. CCI has paid all fees and assessments due and payable, in each case, in connection with all such Permits except where failure to pay, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect. No event has occurred with respect to any of the CCI Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such CCI Permits. Neither CCI nor any of the CCI Subsidiaries has received any notice of, nor, to the Knowledge of CCI, is there pending, any applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of CCI or the CCI Subsidiaries or the CCI Properties that impairs the validity of any CCI Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any CCI Permit, except where the impairment or revocation of any such CCI Permits, individually, or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect.
(b)    Since January 1, 2019, neither CCI nor any CCI Subsidiary has been in conflict with, or in default or violation of, any Law applicable to CCI or any CCI Subsidiary or by which any property or asset of CCI or any CCI Subsidiary is bound, (except for compliance with Laws addressed in
Section
 5.11
,
Section
 5.12
, and
Section
 5.14
, which are solely addressed in those Sections), except, in each case, for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect.
Section 5.10
Litigation
. As of the date hereof, there is no material Action to which CCI or any CCI Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of CCI, overtly threatened before any Governmental Authority and, to the Knowledge of CCI, there is no basis for any such Action that would reasonably be expected to have a CCI Material Adverse Effect. As of the date hereof, (a) neither CCI nor any CCI Subsidiary has been permanently or temporarily enjoined by any Order from engaging in or continuing to conduct the business of CCI or the CCI Subsidiaries, (b) no Order has been issued in any Action to which CCI or any of the CCI Subsidiaries is or was a party, or, to the Knowledge of CCI, in any other Action, that enjoins or requires CCI or any of the CCI Subsidiaries to take action of any kind with respect to its businesses, assets or properties.
Section 5.11
Properties
.
(a)    The CCI Properties are free and clear of all Liens, except for Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a CCI Material Adverse Effect, to the Knowledge of CCI as of the date hereof, (i) neither CCI nor any CCI Subsidiary has received written notice of any uncured violation of any Law affecting any portion of any of the CCI Properties issued by any Governmental Authority, and (ii) neither CCI nor any CCI Subsidiary has received written notice to the effect that there is any (A) condemnation or rezoning proceeding that is pending or threatened with respect to any of the CCI Properties, or (B) zoning, building or similar Law that is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the CCI Properties or by the continued maintenance, operation or use of the parking areas associated with the CCI Properties.
(b)    Except as would not, individually or in the aggregate, reasonably be expected to have a CCI Material Adverse Effect, with respect to the CCI Properties as of the date hereof, CCI and the CCI Subsidiaries have good title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them except as would not reasonably be expected to be material to CCI or the CCI Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to CCI or the CCI Subsidiaries, taken as a whole, neither CCI’s nor the CCI Subsidiaries’ ownership of any such personal property is subject to any Liens, other than Permitted Liens.
(c)    A policy of title insurance has been issued for each CCI Property insuring, as of the effective date of such insurance policy, (i)(A) fee simple title interest held by CCI or the applicable CCI Subsidiary with respect to CCI Properties that are not subject to ground leases and (B) a valid leasehold estate held by CCI or the applicable CCI Subsidiary that are subject to ground leases and (ii) to the Knowledge of CCI, such insurance policies are in full force and effect, and no material claim has been made against any such policy that remains outstanding.
Section 5.12
Environmental Matters
. Except as, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect: (a) no written notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of CCI, is threatened, in each case relating to CCI or any of the CCI Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; and (b) CCI and the CCI Subsidiaries are, and for the past year have been, in compliance with all Environmental Laws and all applicable Environmental Permits.
Section 5.13
Material Contracts
.
(a)    Each Contract required to be filed (or incorporated by reference) as an exhibit to any CCI SEC Document filed on or after January 1, 2021 pursuant to Item 601(b)(1), (2), (4), (9) or (10) of Regulation
S-K
promulgated under the Securities Act has been so filed (or incorporated by reference) (such Contracts, “
CCI Material Contracts
”).
(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a CCI Material Adverse Effect, each CCI Material Contract is legal, valid, binding on and enforceable against CCI or the CCI Subsidiary that is a party thereto and, to the Knowledge of CCI, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Neither CCI nor any of the CCI Subsidiaries nor, to the Knowledge of CCI, any other party thereto, is in breach or violation of, or default under, any CCI Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any CCI Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect. Neither CCI nor any CCI Subsidiary has received written notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any CCI Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect.
Section 5.14
Taxes
.
(a)    CCI and each CCI Subsidiary has timely filed with the appropriate Governmental Authority all U.S. federal and state income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns are complete and correct in all material respects. CCI and each CCI Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. No written claim has been proposed by any Governmental Authority in any jurisdiction where CCI or any CCI Subsidiary do not file Tax Returns that CCI or any CCI Subsidiary is or may be subject to Tax by such jurisdiction.
(b)    Beginning with CCI’s taxable year ending on December 31, 2019, (i) CCI has been organized and operated in conformity with the requirements to qualify as a REIT under the Code, (ii) the current and proposed method of operation for CCI is expected to enable CCI to continue to meet the requirements for qualification as a REIT, and (iii) CCI has not taken any action that would, or omitted to take any action the omission of which would reasonably be expected to, result in CCI’s failure to qualify as a REIT, and no challenge to CCI’s status as a REIT is pending or threatened in writing.
(c)    (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or threatened in writing with regard to any material Taxes or material Tax Returns of CCI or any CCI Subsidiary; (ii) no material deficiency for any material Taxes of CCI or any CCI Subsidiary has been claimed, proposed or assessed, in each case, in writing by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect; (iii) neither CCI nor any CCI Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither CCI nor any CCI Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return, other than automatic extensions; and (v) neither CCI nor any CCI Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(d)    Each CCI Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code (a “
Taxable REIT Subsidiary
”) has been, since it became a CCI Subsidiary, treated for U.S. federal income tax purposes as a partnership, disregarded entity, or a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (a “
Qualified REIT Subsidiary
”), as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for U.S. federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. No CCI Subsidiary is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary.
(e)    Neither CCI nor any CCI Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation
Section 1.337(d)-7,
nor has it disposed of any such asset during its current taxable year.
(f)    Except as, individually or in the aggregate, would not reasonably be expected to have a CMOF Material Adverse Effect, there are no CCI Tax Protection Agreements in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of CCI threatened to raise, a material claim against CCI or any CCI Subsidiary for any breach of any CCI Tax Protection Agreements. As used herein, “
CCI Tax Protection Agreement
” means any written agreement to which CCI or any CCI Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests or limited liability company interests in a CCI Subsidiary Partnership (as defined below) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company interests in a CCI Subsidiary Partnership, CCI or any CCI Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “
CCI Subsidiary Partnership
” means a CCI Subsidiary that is a partnership for U.S. federal income tax purposes.
(g)    Except as, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect, there are no Tax allocation or sharing agreements or similar arrangements (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes or any such agreement between or among solely CCI and the CCI Subsidiaries) with respect to or involving CCI or any CCI Subsidiary.
(h)    Except as, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect, neither CCI nor any CCI Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any CCI Subsidiary) under (A) Treasury Regulation
Section 1.1502-6
(or any similar provision of state, local or foreign law), (B) as a transferee or successor, or (C) by Contract (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), or otherwise.
(i)    Neither CCI nor any CCI Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation
Section 1.6011-4(b)(2).
(j)    CCI’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year (other than the current taxable year), taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the sum of (i) CCI’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (ii) CCI’s net capital gain for such year.
(k)    Neither CCI nor any CCI Subsidiary has taken any action or failed to take any action which action or failure would reasonably be expected to prevent, nor to the Knowledge of CCI, is there any other fact or circumstance that could reasonably be expected to prevent, the Company Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 5.15
Insurance
. Except as, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect, (a) all material insurance policies and all material fidelity bonds of CCI and the CCI Subsidiaries (the “
CCI Insurance Policies
”) are in full force and effect, (b) from January 1, 2020 through the date hereof, no written notice of cancellation or termination has been received by CCI or any CCI Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation, (c) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default under any CCI Insurance Policy, or permit termination or modification thereof, (d) all premiums currently due and payable under all CCI Insurance Policies have been paid, and (e) CCI and the CCI Subsidiaries have otherwise complied in all material respects with the terms and conditions of all CCI Insurance Policies.
Section 5.16
Brokers
. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission payable by the CMOF Parties or any of their Affiliates or any of their respective stockholders in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of CCI or any CCI Subsidiary.
Section 5.17
Benefit Plans.
Each CCI Benefit Plan has been established, administered, and maintained in all material respects in accordance with its terms and in all materials respects with the applicable provisions of ERISA, the Code and other applicable Laws and has no unfunded liabilities.
Section 5.18
Related Party Transactions.
Except as described in the publicly available CCI SEC Documents filed with or furnished to the SEC on or after January 1, 2021 and prior to the date hereof and as set forth at
Section
 5.18
of the CCI Disclosure Letter, no agreements, arrangements or understanding between CCI or any CCI Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among CCI and CCI Subsidiaries), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation
S-K
promulgated by the SEC.

Section 5.19
Opinion of Financial Advisor
. The CCI Conflicts Committee has received the oral opinion of Scalar, LLC, which was confirmed in writing as of the date of this Agreement, to the effect that, as of the date of this Agreement and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Exchange Ratio provided for in the Company Merger is fair, from a financial point of view, to CCI. CCI will deliver to CMOF a complete and correct copy of such opinion promptly after receipt thereof by the CCI Conflicts Committee solely for informational purposes and on a non-reliance
basis (though such delivery need not be prior to entering into this Agreement).
Section 5.20
Ownership of Merger Sub; Prior Activities
.
(a)    Merger Sub was formed to act as the general partner of CROP. All of the limited liability company membership interests of Merger Sub are owned, directly or indirectly, by CCI.
(b)    Except for the obligations or liabilities incurred in connection with its organization, its business activities engaged in as the general partner of CROP and the transactions contemplated by this Agreement, Merger Sub has not, and will not have prior to the Company Merger Effective Time, incurred, directly or indirectly through any subsidiary, any obligations or liabilities or engaged in any other business activities.
Section 5.21
No Other Representations and Warranties;
Non-Reliance
.
(a)    Except for the representations and warranties expressly set forth in this
Article 5
, or any document, agreement, certificate or other instrument contemplated by this Agreement, no CCI Party nor any Person on behalf of a CCI Party, has made any representation or warranty, expressed or implied, with respect to CCI or any CCI Subsidiary, including their respective businesses, operations, assets (including the CCI Properties), liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or the accuracy or completeness of any information regarding CCI or any CCI Subsidiary.
(b)    Notwithstanding anything contained in this Agreement to the contrary, the CCI Parties acknowledge and agree with the representation of the CMOF Parties in
Section
 4.21(a)
, and hereby acknowledge and confirm that, other than the representations and warranties expressly set forth in
Article 5
, or any document, agreement, certificate or other instrument contemplated by this Agreement, none of the CMOF Parties or any other Person has made or is making, and the CCI Parties are not relying on, any representations or warranties relating to the CMOF Parties whatsoever, express or implied, by operation of law or otherwise, including any implied representation or warranty as to the accuracy or completeness of any information furnished or made available to the CCI Parties or any of their Representatives by the CMOF Parties or their Representatives.
ARTICLE 6
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS
Section 6.1
Conduct of Business by the CMOF Parties
.
(a)    The CMOF Parties covenant and agree that, between the date of this Agreement and the earlier to occur of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to
Section
 9.1
(the “
Interim Period
”), except (i) to the extent required by applicable Law, (ii) as may be consented to in advance in writing by CCI (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated by this Agreement, or (iv) as set forth in
Section
 6.1(a)
of the CMOF Disclosure Letter, CMOF shall, and shall cause each CMOF Subsidiary to, (A) conduct its business in all material respects in the ordinary course of business, and (B) use all reasonable efforts to (1) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties, and (2) maintain its material assets and properties in their current condition (normal wear and tear and damage excepted).
(b)    Without limiting the foregoing, the CMOF Parties further covenant and agree that, during the Interim Period, except (i) to the extent required by applicable Law, (ii) as may be consented to in advance in writing by CCI (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated by this Agreement, or (iv) as set forth in
Section
 6.1(b)
of the CMOF Disclosure Letter, the CMOF Parties shall not, nor shall they cause or permit any CMOF Subsidiary to, do any of the following:
(i)    except as set forth in
Section
 6.1(b)(i)
of the CMOF Disclosure Letter or as contemplated in
Section
 7.3
in connection with a Superior Proposal, amend or propose to amend the CMOF Governing Documents or the equivalent organizational or governing documents of any CMOF Subsidiary or waive the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” (each, as defined in the CMOF Charter) or create an Excepted Holder Limit (as defined in the CMOF Charter) under the CMOF Charter;
(ii)    adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of CMOF or any CMOF Subsidiary (other than a wholly owned subsidiary of CMOF);
(iii)    declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of CMOF Common Stock or any other equity securities or ownership interests in CMOF or any CMOF Subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment of dividends or other distributions to CMOF or CMOF OP by any directly or indirectly wholly owned subsidiary of CMOF, and (B) distributions by any CMOF Subsidiary that is not wholly owned, directly or indirectly, by CMOF or CMOF OP, in accordance with the requirements of the organizational documents of such CMOF Subsidiary;
(iv)    except as set forth in
Section
 6.1(b)(iv)
of the CMOF Disclosure Letter or as required pursuant to the terms of any outstanding securities as set forth in the CMOF Governing Documents, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of CMOF Common Stock or other equity or debt interests of CMOF or a CMOF Subsidiary or securities convertible or exchangeable into or exercisable therefor;
(v)    adopt a plan of merger or complete or partial liquidation or resolutions providing for or authorizing such merger, such liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization except in connection with any transaction permitted by
Section
 6.1(b)(vi)
in a manner that would not reasonably be expected to be materially adverse to the CMOF Parties or to prevent or impair the ability of the CMOF Parties to consummate the Mergers;
(vi)    except as set forth in
Section
 6.1(b)(vi)
of the CMOF Disclosure Letter, except for transactions among CMOF and one or more wholly owned subsidiaries of CMOF or among one or more wholly owned subsidiaries of CMOF, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of CMOF or any of the capital stock or equity interests of any CMOF Subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any CMOF Common or other equity securities or ownership interests of any CMOF Subsidiary;
(vii)    enter into any Contract or understanding with respect to the voting of any shares of CMOF Common Stock or other equity securities or ownership interests in CMOF or any CMOF Subsidiary;
(viii)    acquire or agree to acquire any material assets, except (A) acquisitions by CMOF or any wholly owned subsidiary of CMOF of or from an existing wholly owned subsidiary of CMOF, (B) acquisitions described in
Section
 6.1(b)(viii)
of the CMOF Disclosure Letter, and (C) other acquisitions of personal property for a purchase price of less than $100,000 in the aggregate;

(ix)    except as permitted by
Section
 6.1(b)(x)
, sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business, provided that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with the satisfaction of any margin call or the posting of collateral in connection with any Contract to which CMOF or any CMOF Subsidiary is a party shall be considered to be done in the ordinary course of business;
(x)    incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or guarantee such Indebtedness of another Person (other than a wholly owned subsidiary of CMOF) except (A) Indebtedness incurred under CMOF’s or any CMOF Subsidiary’s existing credit facilities in the ordinary course of business, (B) Indebtedness incurred in the ordinary course of business that does not, in the aggregate, exceed $100,000, and (C) refinancing of existing Indebtedness (
provided
, that the terms of such new Indebtedness shall not be materially more onerous on CMOF compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing);
(xi)    make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, other than loans, advances or capital contributions to, or investments in, any wholly owned subsidiary of CMOF;
(xii)    enter into any “keep well” or similar agreement to maintain the financial condition of another entity;
(xiii)    except as set forth in
Section
 6.1(b)(xiii)
of the CMOF Disclosure Letter, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any CMOF Material Contract (or any Contract that, if existing as of the date hereof, would be a CMOF Material Contract) in any material respect, other than (A) in the ordinary course of business, (B) any termination or renewal in accordance with the terms of any existing CMOF Material Contract that occurs automatically without any action (other than notice of renewal) by CMOF or any CMOF Subsidiary, or (C) as may be reasonably necessary to comply with the terms of this Agreement;
(xiv)    authorize, make or commit to make any material capital expenditures other than in the ordinary course of business or to address obligations under existing Contracts, or in conjunction with emergency repairs;
(xv)    make any payment, direct or indirect, of any liability of CMOF or any CMOF Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business or in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;
(xvi)    waive, release, assign, settle or compromise any material Action, other than waivers, releases, assignments, settlements or compromises that (A) (1) involve only the payment of monetary damages in an amount (less any portion of such payment payable under an existing property-level insurance policy or reserved for such matter by the CMOF on the most recent balance sheet of CMOF made available to CCI as of the date of this Agreement) no greater than $25,000 individually or $100,000 in the aggregate, (2) do not involve the imposition of injunctive relief against CMOF or any CMOF Subsidiary or the Surviving Company and (3) do not provide for any admission of material liability by CMOF or any of the CMOF Subsidiaries, or (B) are made with respect to any Action involving any present, former or purported holder or group of holders of capital stock of CMOF in accordance with
Section
 7.6(c)
;
(xvii)    (A) hire any officer or employee of CMOF or any CMOF Subsidiary, (B) except where due to cause, terminate any officer of CMOF or any CMOF Subsidiary, (C) increase in any manner the amount of compensation or benefits of any officer of CMOF or any CMOF Subsidiary or of any employee or officer of Cottonwood Capital Management II, LLC or any Affiliate thereof or (D) enter into or adopt, amend or terminate any bonus or other compensation or employee benefits arrangement for any officer of CMOF or any CMOF Subsidiary or any employee or officer of Cottonwood Capital Management II, LLC or any Affiliate thereof;
(xviii)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2021, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP;
(xix)    enter into any new line of business;
(xx)    form any new funds, joint ventures or
non-traded
real estate investment trusts or other pooled investment vehicles;
(xxi)    fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;
(xxii)    enter into or modify in a manner adverse to CMOF any CMOF Tax Protection Agreement; make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; file or amend any material Tax Return; settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment; enter into any material closing agreement related to Taxes; knowingly surrender any right to claim any material Tax refund; or give or request any waiver of a statute of limitations with respect to any material Tax Return except, in each case, (A) to the extent required by Law or (B) to the extent necessary to qualify or preserve the status of any CMOF Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes;
(xxiii)    take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause any CMOF Subsidiary to cease to be treated as any of a partnership or disregarded entity for U.S. federal income tax purposes;
(xxiv)    take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of the CMOF Common Stock with respect to the Company Merger or any other transactions contemplated by this Agreement;
(xxv)    permit any Liens, except Permitted Liens or Liens that would not reasonably be expected to have a CMOF Material Adverse Effect;
(xxvi)    materially modify or reduce the amount of any insurance coverage provided by the CMOF Insurance Policies;
(xxvii)    except as set forth in
Section
 6.1(b)(xxvii)
of the CMOF Disclosure Letter, enter into any transaction that would be disclosable under item 404(a) of Regulation
S-K
promulgated under the Exchange Act if CMOF were subject to such regulation except in the ordinary course of business or as contemplated by this Agreement; or
(xxviii)    authorize, or enter into any Contract or arrangement to do any of the foregoing.
(c)    Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit CMOF from taking any action, or refraining to take any action, at any time or from time to time (i) if, in the reasonable judgment of the CMOF Board, such action or inaction is reasonably necessary (A) for CMOF to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code (or applicable state Law), or (B) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that CMOF or any CMOF Subsidiary be registered as an investment company under the Investment Company Act, including making dividend or any other actual, constructive or deemed distribution payments to stockholders of CMOF in accordance with this Agreement or otherwise as permitted pursuant to
Section
 6.1(b)(iii)
, or (ii) to take actions in good faith to respond to the actual or anticipated effects of the
COVID-19
pandemic or any
COVID-19
Measures on CMOF or any CMOF Subsidiary.
Section 6.2
Conduct of Business by the CCI Parties
.
(a)    CCI covenants and agrees that during the Interim Period, except (i) to the extent required by applicable Law, (ii) as may be consented to in advance in writing by CMOF (which consent shall not be unreasonably withheld, conditioned or delayed), or (iii) as may be expressly contemplated by this Agreement, CCI shall, and shall cause each CCI Subsidiary to, (A) conduct its business in all material respects in the ordinary course of business, and (B) use all reasonable efforts to (1) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties, (2) maintain the status of CCI as a REIT, and (3) maintain its material assets and properties in their current condition (normal wear and tear and damage excepted).
(b)    Without limiting the foregoing, CCI further covenants and agrees that, during the Interim Period, except (i) to the extent required by applicable Law, (ii) as may be consented to in advance in writing by CMOF (which consent shall not be unreasonably withheld, conditioned or delayed), or (iii) as may be expressly contemplated by this Agreement, CCI shall not, nor shall it cause or permit any CCI Subsidiary to, do any of the following:
(i)    amend or propose to amend the CCI Governing Documents or the equivalent organizational or governing documents of any CCI Subsidiary (other than any amendments necessary to effect the Mergers or in connection with the issuance of CCI Common Stock and CROP Common Units) in a manner that would materially and adversely affect the rights of the holders of CMOF Common Stock relative to the treatment of existing holders of CCI Common Stock or would prevent, materially delay or materially impair the ability of the CCI Parties to perform their obligations under this Agreement or to consummate the Mergers;
(ii)    amend the CCI Distribution Reinvestment Plan or the CCI Share Repurchase Program, in each case, in a manner material to CCI;
(iii)    waive the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” (each, as defined in the CCI Charter) or create an Excepted Holder Limit (as defined in the CCI Charter) under the CCI Charter;
(iv)    adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of CCI or CROP;
(v)    declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of CCI Common Stock or other equity securities or ownership interests in CCI or CROP or otherwise make any payment to their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by CCI of regular dividends in accordance with past practice and at a rate not in excess of the regular cash dividend most recently declared prior to the date of this Agreement with respect to CCI Common Stock, subject to customary increases in accordance with past practices, for the period up to the Closing Date, (B) the declaration and payment by CROP of regular distributions in accordance with past practice, (C) the declaration and payment by CCI and CROP, as applicable, of the payments required under the terms of the CCI Series 2019 Preferred Stock and the corresponding CROP Series 2019 Preferred Units, (D) the declaration and payment of dividends or other distributions to CCI or CROP by any directly or indirectly wholly owned subsidiary of CCI, and (E) distributions by any CCI Subsidiary that is not wholly owned, directly or indirectly, by CCI or CROP, in accordance with the requirements of the organizational documents of such CCI Subsidiary;
provided
, that, notwithstanding the restriction on dividends and other distributions in this
Section
 6.2(b)(v)
, CCI and any CCI Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for CCI to maintain its status as a REIT under the Code (or applicable state Law) and avoid or reduce the imposition of any entity level income or excise Tax under the Code (or applicable state Law);
(vi)    except as required or contemplated, pursuant to the terms of (A) any outstanding securities as set forth in the CCI Governing Documents, (B) the CCI Share Repurchase Program or (C) any securities or other awards issued under the CCI 2022 Equity Incentive Plan or other CCI Benefit Plans, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of CCI Common Stock or any shares of capital stock or other securities of any CCI Subsidiary or securities convertible or exchangeable into or exercisable therefor;
(vii)    adopt a plan of merger or complete or partial liquidation or resolutions providing for or authorizing such merger, such liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction among CCI and one or more wholly owned CCI Subsidiaries or among one or more wholly owned CCI Subsidiaries, in each case, in a manner that would not reasonably be expected to be materially adverse to CCI or to prevent or impair the ability of the CCI Parties to consummate the Mergers;
(viii)    except for (A) issuances of shares of CCI Common Stock registered with the SEC under the CCI Registration Statement on Form
S-11
(File
No. 333-258754),
as amended or supplemented from time to time, in accordance with the plan of distribution set forth in such registration statement, (B) issuances of shares of CCI Common Stock pursuant to the CCI Distribution Reinvestment Plan, (C) issuances of shares of CCI Common Stock upon the exercise or settlement of any securities or other awards outstanding as of the date of this Agreement in accordance with the terms of the CCI Equity Incentive Plan or other CCI Benefit Plans, (D) grants of securities or other awards under the CCI Equity Incentive Plan in the ordinary course of business consistent with past practice, (E) issuances of shares of CCI Common Stock upon the exchange or conversion of CROP Partnership Units, (F) other issuances of CCI Common Stock or CROP Partnership Units;
provided
, that the gross proceeds to the Company from such issuances (excluding selling commissions, fees and other offering costs) is not less than the then-current CCI Net Asset Value per fully-diluted share/unit, and (F) issuances by one or more wholly owned CCI Subsidiaries of its capital stock or other equity interests to its parent or to another wholly owned CCI Subsidiary, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of CCI or the capital stock or equity interests of any of the CCI Subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire capital stock of CCI or the common stock or other equity interests of any CCI Subsidiary;
(ix)    enter into any Contract or understanding with respect to the voting of any shares of CCI or any of the CCI Subsidiaries;
(x)    incur, create, assume, refinance, replace or prepay any Indebtedness of another Person (other than a wholly owned CCI Subsidiary), except for (A) Indebtedness incurred in the ordinary course of business, including Indebtedness borrowed under CCI’s or any CCI Subsidiary’s existing credit facilities, (B) refinancing of existing Indebtedness in the ordinary course of business (provided, that the terms of such new Indebtedness shall not be materially more onerous on CCI compared to the existing Indebtedness), and (C) repayments of Indebtedness in the ordinary course of business and mandatory payments under the terms of any Indebtedness in accordance with its terms;
(xi)    enter into any “keep well” or similar agreement to maintain the financial condition of another entity;
(xii)    other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any CCI Material

Contract (or any Contract that, if existing as of the date hereof, would be a CCI Material Contract) in any material respect, other than (A) any termination or renewal in accordance with the terms of any existing CCI Material Contract that occurs automatically without any action (other than notice of renewal) by CCI or any CCI Subsidiary or (B) as may be reasonably necessary to comply with the terms of this Agreement;
(xiii)    make any payment, direct or indirect, of any liability of CCI or any CCI Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;
(xiv)    except as set forth in
Section
 6.2(b)(xiv)
of the CCI Disclosure Letter, waive, release, assign, settle or compromise any material Action, other than waivers, releases, assignments, settlements or compromises that (A) (1) involve only the payment of monetary damages in an amount (less any portion of such payment payable under an existing property-level insurance policy or reserved for such matter by CCI on the most recent balance sheet included in the CCI SEC Documents as of the date of this Agreement) no greater than $500,000 individually or $1,000,000 in the aggregate, (2) do not involve the imposition of injunctive relief against CCI or any CCI Subsidiary or the Surviving Corporation and (3) do not provide for any admission of material liability by CCI or any of the CCI Subsidiaries, or (B) are made with respect to any Action involving any present, former or purported holder or group of holders of capital stock of CCI in accordance with
Section
 7.6(c)
;
(xv)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2021, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP;
(xvi)    enter into any new line of business;
(xvii)    other than in the ordinary course of business, form any new funds or joint ventures or form non-traded
real estate investment trusts or other pooled investment vehicles;
(xviii)    modify in a manner adverse to CCI any CCI Tax Protection Agreement; make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment; enter into any material closing agreement related to Taxes; knowingly surrender any right to claim any material Tax refund; or give or request any waiver of a statute of limitations with respect to any material Tax Return except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve CCI’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any CCI Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(xix)    other than in the ordinary course of business, permit any Liens, except Permitted Liens or Liens that would not reasonably be expected to have a CCI Material Adverse Effect;
(xx)    materially modify or reduce the amount of any insurance coverage provided by the CCI Insurance Policies;
(xxi)    except as set forth in
Section
 6.2(b)(xxi)
of the CCI Disclosure Letter, enter into any transaction disclosable under item 404(a) of Regulation
S-K
promulgated under the Exchange Act except in the ordinary course of business or as contemplated by this Agreement;
(xxii)    fail to remain a “publicly offered” REIT under Section 562(c) of the Code;

(xxiii)    fail to timely file all material reports and other material documents required to be filed with the SEC or any other Governmental Authority, subject to extensions permitted by Law or applicable rules or regulations;
(xxiv)    take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause CCI to fail to qualify as a REIT; or
(xxv)    authorize or enter into any Contract or arrangement to do any of the foregoing.
(c)    Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit CCI from taking any action, or refraining to take any action, at any time or from time to time (i) if, in the reasonable judgment of the CCI Board, such action or inaction is reasonably necessary (A) for CCI to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code (or applicable state Law) or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time, (B) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that CCI or any CCI Subsidiary be registered as an investment company under the Investment Company Act, including making dividend or any other actual, constructive or deemed distribution payments to stockholders of CCI in accordance with this Agreement or otherwise as permitted pursuant to
Section
 6.2(b)(iii)
, or (ii) to take actions in good faith to respond to the actual or anticipated effects of the
COVID-19
pandemic or any
COVID-19
Measures on CCI or any CCI Subsidiary.
Section 6.3
No Control of Other Parties
’
Business
. Nothing contained in this Agreement shall give (a) any CCI Party, directly or indirectly, the right to control or direct CMOF or any CMOF Subsidiary’s operations prior to the Company Merger Effective Time, or (b) any CMOF Party, directly or indirectly, the right to control or direct CCI or any CCI Subsidiary’s operations prior to the Company Merger Effective Time. Prior to the Company Merger Effective Time, (a) CMOF shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the CMOF Subsidiaries’ respective operations, and (b) CCI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the CCI Subsidiaries’ respective operations.
ARTICLE 7
ADDITIONAL COVENANTS
Section 7.1
Preparation of the Form
S-4
and the CMOF Proxy Materials; Stockholder Approval
.
(a)    As promptly as reasonably practicable following the date of this Agreement, CCI shall prepare (with CMOF’s reasonable cooperation) and cause to be filed with the SEC, a registration statement on
Form S-4
under the Securities Act (the “
Form
 S
-4
”), which will include applicable CMOF proxy solicitation materials (“
CMOF Proxy Materials
”), to register under the Securities Act the shares of CCI Class A Common Stock to be issued in the Company Merger (the “
Registered Securities
”). Each of CCI and CMOF shall use its reasonable best efforts to (i) have the
Form S-4
declared effective under the Securities Act as promptly as practicable after such filing, (ii) ensure that the
Form S-4
complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (iii) keep the
Form S-4
effective for so long as necessary to permit the CCI Class A Common Stock to be issued in the Company Merger, unless this Agreement is terminated pursuant to
Section
 9.1
. Each of CCI and CMOF shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to such other Party and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the
Form S-4
and the CMOF Proxy Materials and shall provide to their and each other’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The
Form S-4
and the CMOF Proxy Materials shall include all information reasonably requested by such other Party to be included therein. CCI shall promptly notify CMOF upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the
Form S-4,
and shall, as promptly as practicable after receipt thereof, provide CMOF with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the
Form S-4
received from the SEC and advise the other Party of any oral comments with respect to the
Form S-4
received from the SEC. CCI shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the
Form S-4,
and CMOF shall reasonably cooperate in responding to such comments. Notwithstanding the foregoing, prior to filing the
Form S-4
(or any amendment or supplement thereto) with the SEC or responding to any comments of the SEC with respect thereto, each of CMOF and CCI shall cooperate and provide the other Party a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable comments provided by the other Party. CCI shall notify CMOF, promptly after it receives notice thereof, of the time of effectiveness of the
Form S-4,
the issuance of any stop order relating thereto or the suspension of the qualification for offering or sale in any jurisdiction of the Registered Securities, and CCI and CMOF shall use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. CCI shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Registered Securities, and CMOF shall furnish all information concerning CMOF and its stockholders as may be reasonably requested in connection with any such actions.
(b)    None of the information supplied or to be supplied in writing by or on behalf of the CCI Parties for inclusion or incorporation by reference in (i) the CMOF Proxy Materials will, at the time it is first mailed to the holders of CMOF Common Stock or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the
Form S-4
will, at the time such document is declared effective by the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that CCI is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to CCI and the CCI Subsidiaries (or other information supplied by or on behalf of CCI or any CCI Subsidiaries for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The covenants contained in this
Section
 7.1(b)
will not apply to statements or omissions to the extent based upon information supplied to the CCI Parties by or on behalf of the CMOF Parties.
(c)    None of the information supplied or to be supplied in writing by or on behalf of the CMOF Parties for inclusion or incorporation by reference in (i) the CMOF Proxy Materials will, at the time it is first mailed to the holders of CMOF Common Stock or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the
Form S-4
will, at the time such document is declared effective by the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The covenants contained in this
Section
 7.1(c)
will not apply to statements or omissions to the extent based upon information supplied to the CCI Parties by or on behalf of the CMOF Parties.
(d)    If, at any time prior to the receipt of the Stockholder Approval, any information relating to CCI or CMOF, as the case may be, or any of their respective Affiliates, should be discovered by CCI or CMOF which, in the reasonable judgment of CCI or CMOF, should be set forth in an amendment of, or a supplement to, either the
Form S-4
or the CMOF Proxy Materials, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and CCI and CMOF shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the
Form S-4
or modification of the CMOF Proxy Materials and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of CCI or CMOF. Nothing in this
Section
 7.1(d)
shall limit the obligations of any Party under
Section
 7.1(a)
.
(e)    As promptly as practicable following the date of this Agreement, CMOF shall, in accordance with applicable Law and the CMOF Governing Documents, establish a record date for, duly call, give notice of, convene and hold the CMOF Stockholders Meeting for the purpose of obtaining the Stockholder Approval (and other matters that shall be submitted to the holders of CMOF Common Stock at such meeting);
provided
, that such record date shall not be more than 90 days prior to the date of the CMOF Stockholders Meeting. CMOF shall use its reasonable best efforts to cause the CMOF Proxy Materials to be mailed to CMOF’s stockholders entitled to vote at the CMOF Stockholders Meeting and to hold the CMOF Stockholders Meeting as soon as practicable after the
Form S-4
is declared effective under the Securities Act. CMOF shall, through the CMOF Board, recommend to its stockholders that they give the Stockholder Approval, include the CMOF Board Recommendation in the CMOF Proxy Materials and solicit and use its reasonable best efforts to obtain the Stockholder Approval, except to the extent that the CMOF Board shall have made an Adverse Recommendation Change as permitted by
Section
 7.3
;
provided
,
however
, that CMOF’s obligation to duly call, give notice of, convene and hold the CMOF Stockholders Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms and shall not be affected by any Adverse Recommendation Change. Notwithstanding the foregoing provisions of this
Section
 7.1(c)
, if, on a date for which the CMOF Stockholders Meeting is scheduled, CMOF has not received proxies representing a sufficient number of shares of CMOF Common Stock to obtain the Stockholder Approval, whether or not a quorum is present, CMOF shall make one or more successive postponements or adjournments of the CMOF Stockholders Meeting (
provided
,
however
, that the CMOF Stockholders Meeting shall not be postponed or adjourned to a date that is (i) more than 30 days after the date for which the CMOF Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) or (ii) more than 120 days from the record date for the CMOF Stockholders Meeting);
provided
,
further
, the CMOF Stockholders Meeting may not be postponed or adjourned on the date the CMOF Stockholders Meeting is scheduled if CMOF shall have received proxies in respect of an aggregate number of shares of CMOF Common Stock, which have not been withdrawn, such that the Stockholder Approval would be obtained at such meeting.
Section 7.2
Access to Information; Confidentiality
.
(a)    During the period from the date of this Agreement to and including the Company Merger Effective Time, each of the Parties shall, and shall cause each of their respective subsidiaries to, subject to applicable Law and any
COVID-19
Measures, afford to the other Parties and to their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books and records that the other Party may reasonably request and, during such period, each of the Parties shall, and shall cause each of their respective subsidiaries to and shall use their reasonable best efforts to cause its Representatives to, furnish reasonably promptly to the other Parties a copy of any report, schedule, registration statement or other document filed by it during such period pursuant to the requirements of federal or state securities Laws as the other Party may reasonably request. In connection with such reasonable access to information, each of the Parties shall use their reasonable best efforts to cause its respective Representatives to participate in meetings and telephone conferences with the other Parties and their Representatives prior to the mailing of the CMOF Proxy Materials and the Prospectus included in the Registration Statement on Form
S-4
and at such other times as may be reasonably requested. No investigation under this
Section
 7.2(a)
or otherwise shall affect any of the representations and warranties of the Parties contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, none of the Parties shall be required by this
Section
 7.2(a)
to provide the other Parties or their respective Representatives with access to or to disclose information (i) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business in accordance with this Agreement (
provided
,

however
, that the withholding Party shall use its commercially reasonable efforts (without payment of any consideration, fees or expenses) to obtain the required consent of such third party to such access or disclosure), (ii) of a sensitive or personal nature that would reasonably be expected to expose the CMOF Parties or the CCI Parties to the risk of liability, (iii) the disclosure of which would violate any Law applicable to such Party or any of its Representatives (
provided
,
however
, that the withholding Party shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty), (iv) that is subject to any attorney-client, attorney work product or other legal privilege (
provided
,
however
, that the withholding Party shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege) or (v) for the purpose of allowing Parties or their respective Representatives to collect samples of soil, air, water, groundwater or building materials. The Parties will use their reasonable best efforts to minimize any disruption to the businesses of the other Parties and any of their respective subsidiaries that may result from the requests for access, data and information hereunder.
(b)    Each Party will hold, and will cause its respective Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this
Section
 7.2
, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.
Section 7.3
No Solicitation; Superior Proposals
.
(a)    Except as expressly permitted by this
Section
 7.3
, CMOF shall not, and shall cause each of the CMOF Subsidiaries and shall direct each of its and their respective directors, officers, Affiliates and Representatives not to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into or engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding or otherwise in furtherance of, or furnish to any Person other than the CCI Parties or their Representatives, any information in connection with or for the purpose of encouraging or facilitating any inquiry, proposal, offer or other action that constitutes, or could reasonably be expected to lead to, or to otherwise obtain, an Acquisition Proposal, (iii) release any Person from or fail to enforce any confidentiality agreement, standstill agreement or similar obligation (provided that CMOF shall be permitted to waive or not enforce any provision of any confidentiality agreement, standstill agreement or similar obligation to permit a Person to make a confidential Acquisition Proposal directly to the CMOF Special Committee if the CMOF Special Committee determines in good faith after consultation with outside legal counsel that any such failure to waive or not enforce would be inconsistent with the CMOF directors’ duties under applicable Law), (iv) enter into any Contract contemplating or otherwise relating to an Acquisition Proposal (other than an Acceptable NDA), or (v) take any action to exempt any Person from any Takeover Statute or similar restrictive provision of the CMOF Charter, the bylaws of CMOF or the organizational documents or agreements of any CMOF Subsidiary. In furtherance of the foregoing, CMOF shall, and shall cause each CMOF Subsidiary and each Representative of CMOF and the CMOF Subsidiaries to, immediately cease any discussions, negotiations or communications with any Person with respect to any Acquisition Proposal or potential Acquisition Proposal and use reasonable efforts to cause such Person to return or destroy all non-public
information concerning CMOF and the CMOF Subsidiaries to the extent permitted pursuant to any confidentiality agreement with such Person and promptly terminate all physical and electronic data room access granted to such Person.
(b)    Notwithstanding anything in this Agreement to the contrary, at any time prior to the time, but not after, the Stockholder Approval is obtained, CMOF and its Representatives may, in response to an unsolicited, bona fide
written Acquisition Proposal that did not result from a material breach of this
Section
 7.3
, (i) contact

such Person to clarify the terms and conditions of such Acquisition Proposal and (ii)(A) provide information in response to a request therefor by the Person who made such written Acquisition Proposal, provided that (1) such information is provided pursuant to (and only pursuant to) one or more Acceptable NDAs, and (2) CMOF, prior to or concurrently with the time such information is provided, provides such information to CCI, and (B) engage or participate in any discussions or negotiations with the Person who made such written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the CMOF Special Committee has either determined that such Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal could reasonably be expected to lead to a Superior Proposal.
(c)    CMOF will promptly (and in any event no later than 24 hours after receipt thereof) notify CCI in writing if (i) any Acquisition Proposal is received by CMOF or any CMOF Subsidiary, (ii) any request for information relating to CMOF or any CMOF Subsidiary is received by CMOF or any CMOF Subsidiary from any Person who informs CMOF or any CMOF Subsidiary that it is considering making or has made an Acquisition Proposal or (iii) any discussions or negotiations are sought to be initiated with CMOF or any CMOF Subsidiary regarding any Acquisition Proposal, and thereafter shall promptly (and in any event no later than 24 hours after the occurrence of such developments, discussions or negotiations or receipt of materials) keep CCI reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, request or inquiry.
(d)    Except as expressly provided herein, neither the CMOF Board, nor any committee thereof, nor any group of directors, formally or informally, shall: (i) change, withhold, withdraw, qualify or modify or announce its intention to change, withhold, withdraw, qualify or modify, in each case in a manner adverse to CCI, the CMOF Board Recommendation, (ii) authorize, approve, endorse, declare advisable, adopt or recommend or announce its intention to authorize, approve, endorse, declare advisable, adopt or recommend, any Acquisition Proposal, (iii) authorize, cause or permit CMOF or any CMOF Subsidiary to enter into any Alternative Acquisition Agreement, (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer for CMOF Common Stock other than a recommendation against such offer, or (v) fail to make the CMOF Board Recommendation or to include the CMOF Board Recommendation in the CMOF Proxy Materials (any event described in clauses (i)-(v), an “
Adverse Recommendation Change
”).
(e)    Notwithstanding anything in this Agreement to the contrary, if CMOF receives an Acquisition Proposal, which Acquisition Proposal did not result from a material breach of this
Section
 7.3
and is not withdrawn, and the CMOF Special Committee determines that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel and its financial advisor, that failure to effect an Adverse Recommendation Change in connection with such Superior Proposal or that failure to terminate this Agreement to enter into an Alternative Acquisition Agreement for such Superior Proposal would be inconsistent with the CMOF directors’ duties under applicable Law, then, provided that the Stockholder Approval has not yet been obtained, the CMOF Board (or the CMOF Special Committee) may (x) effect an Adverse Recommendation Change and/or (y) enter into an Alternative Acquisition Agreement relating to or implementing the Superior Proposal and terminate this Agreement in accordance with
Section
 9.1(c)(ii)
(
Superior Proposal
);
provided
, that, in the case of each of clause (x) and (y), the CMOF Board may not take action contemplated by this
Section
 7.3(e)
unless:
(i)    CMOF has notified CCI in writing that the CMOF Board intends to take such action at least five Business Days in advance of effecting an Adverse Recommendation Change and/or entering into an Alternative Acquisition Agreement, which notice shall specify in reasonable detail the reasons for such action, describe the material terms of the Superior Proposal and attach the most current version of such agreements (including any amendments, supplements or modifications) between CMOF and the party making such Superior Proposal (a “
CMOF Change Notice
”); and

(ii)    during the five Business Day period following CCI’s receipt of a CMOF Change Notice, CMOF shall, and shall direct its outside financial and outside legal advisors to, negotiate in good faith with CCI (to the extent CCI wishes to negotiate) to make adjustments to the terms and conditions of this Agreement such that the Superior Proposal ceases to constitute (in the good faith determination of the CMOF Board or the CMOF Special Committee, after consultation with outside legal counsel and outside financial advisors) a Superior Proposal;
provided,
that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and CMOF may not enter into any agreement relating to the Superior Proposal pursuant to this
Section
 7.3(e)
or make an Adverse Recommendation Change pursuant to this
Section
 7.3(e)
or terminate this Agreement pursuant to
Section
 9.1(c)(ii)
(
Superior Proposal
) unless CMOF has complied with the requirements of this
Section
 7.3(e)
with respect to such new Acquisition Proposal including sending an additional CMOF Change Notice (except that the new negotiation period under this
Section
 7.3(e)(ii)
shall be three Business Days instead of five Business Days). Notwithstanding anything in this
Section
 7.3(e)(ii)
, neither CCI’s acceptance nor rejection of CMOF’s offer to negotiate pursuant to this
Section
 7.3(e)(ii)
shall have any bearing on CCI’s right to terminate this Agreement pursuant to
Section
 9.1(d)(ii)
(
Adverse Recommendation Change/Other Company Actions
) herein.
(f)    Notwithstanding anything in this Agreement to the contrary, at any time after the date of this Agreement and before the Stockholder Approval is obtained, the CMOF Board (or the CMOF Special Committee) may, if the CMOF Board (or the CMOF Special Committee) determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the duties of directors under applicable Law, make an Adverse Recommendation Change in response to an Intervening Event;
provided
, that (i) prior to making such Adverse Recommendation Change, CMOF shall have (A) promptly notified CCI in writing of its intention to take such action (it being understood that such a notification shall not, itself, constitute an Adverse Recommendation Change), and (B) negotiated in good faith with CCI (if requested by CCI in writing) for five Business Days following such notice regarding any revisions to the terms of this Agreement proposed by CCI, and (ii) the CMOF Special Committee and the CMOF Board shall not effect any Adverse Recommendation Change involving or relating to an Intervening Event unless, after the period of five Business Days described in the foregoing clause (B), the CMOF Special Committee and the CMOF Board determine in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the duties of the CMOF directors under applicable Law.
(g)    Nothing in this
Section
 7.3
or elsewhere in this Agreement shall prevent the CMOF Special Committee, the CMOF Board or the CMOF Parties, directly or indirectly, from (i) taking and disclosing to the stockholders of CMOF a position with respect to an Acquisition Proposal as contemplated by Rule
14e-2(a)
promulgated under the Exchange Act, or (ii) making any required disclosure to the stockholders of CMOF under applicable Law, if the CMOF Board (or the CMOF Special Committee) determines in good faith after consultation with its outside legal counsel that the failure to do so would be inconsistent with the duties of the CMOF directors under applicable Law;
provided
,
however
, that to the extent any such disclosure affirmatively addresses the approval, recommendation or declaration of advisability by the CMOF Special Committee or the CMOF Board with respect to this Agreement or an Acquisition Proposal, such disclosure shall be deemed to be an Adverse Recommendation Change if not accompanied by an express public affirmation of the CMOF Board Recommendation.
(h)    Notwithstanding anything to the contrary contained in this Agreement, none of CMOF, any CMOF Subsidiary or their respective Affiliates or Representatives shall reimburse or agree to reimburse the fees or expenses of any Person in connection with an Acquisition Proposal (including, for the avoidance of doubt, in connection with any Acceptable NDA but excluding, for the avoidance of doubt, in connection with any acquisition agreement or merger with respect to a Superior Proposal entered into pursuant to this
Section
 7.3
and resulting in termination of this Agreement pursuant to
Section
 9.1(c)
).
(i)    CMOF agrees that in the event any Representative of CMOF or any CMOF Subsidiary takes any action that, if taken by CMOF would constitute a violation of this
Section
 7.3
, then CMOF shall be deemed to be in violation of this
Section
 7.3
for all purposes of this Agreement.

Section 7.4
Public Announcements
. Except with respect to any Adverse Recommendation Change or any action taken pursuant to, and in accordance with,
Section
 7.1
or
Section
 7.3
, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned), provided, that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law if it is not possible to consult with the other Party before doing so.
Section 7.5
Appropriate Action; Consents; Filings
.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, CCI shall and shall cause each CCI Subsidiary and each of their respective Affiliates to, and CMOF shall and shall cause each CMOF Subsidiary and each of their respective Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to Closing set forth in
Article 8
to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement, (iii) obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iv) subject to
Section
 7.6(c)
, defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible, and (v) executing and delivering any additional instruments reasonably necessary or advisable to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement;
provided
, that, notwithstanding anything to the contrary in this Agreement, no Party will have any obligation (A) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or other disposition of any assets or businesses of such Party, any of its subsidiaries or their Affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such Party, its subsidiaries (including subsidiaries of CCI after the Closing) or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.
(b)    In connection with and without limiting the foregoing
Section
 7.5(a)
, each of the Parties shall give (or shall cause their respective Affiliates to give) any notices to third parties, and each of the Parties shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other Parties such necessary information and reasonable assistance as the other Parties may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between such Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the other Parties on, all the information relating to the other Parties and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, no Party shall, nor shall any Party permit its respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Parties prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.
(c)    Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Mergers and the other transactions contemplated by this Agreement, none of the Parties or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person other than commercially reasonable processing and consent fees and any other expenses required to be paid in connection with obtaining the consent or approval of any lender with respect to any Indebtedness set forth on
Section
 4.3(a)(iii
)
of the CMOF Disclosure Letter. Subject to the immediately foregoing sentence, the Parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents.
Section 7.6
Notification of Certain Matters; Transaction Litigation
.
(a)    The CCI Parties shall give prompt notice to CMOF, and the CMOF Parties shall give prompt notice to CCI, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.
(b)    The CCI Parties shall give prompt notice to CMOF, and the CMOF Parties shall give prompt notice to CCI, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;
provided
, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the CMOF Parties or the CCI Parties to provide such prompt notice under this
Section
 7.6(b)
shall not constitute a breach of covenant for purposes of
Section
 8.2(b)
,
Section
 8.3(b)
,
Section
 9.1(c)(i)
(
CCI Terminating Breach
), or
Section
 9.1(d)(i)
(
CMOF Terminating Breach
).
(c)    The CCI Parties shall give prompt notice to CMOF, and the CMOF Parties shall give prompt notice to CCI, of any Action commenced or, to such Party’s knowledge, threatened against, relating to or involving such Party or any CCI Subsidiary or CMOF Subsidiary, respectively, or any of their respective directors, officers or partners that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. CMOF shall give CCI the opportunity to reasonably participate in the defense and settlement of any Action against CMOF or its directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and shall consider in good faith CCI’s advice with respect to such Action, and no settlement in respect of any such Action shall be agreed to without CCI’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). CCI shall give CMOF the opportunity to reasonably participate in the defense and settlement of any Action against CCI or its directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and shall consider in good faith CMOF’s advice with respect to such Action, and no settlement in respect of any such Action shall be agreed to without CMOF’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
Section 7.7
Indemnification; Directors
’
and Officers
’
Insurance
.
(a)    From the Company Merger Effective Time until the sixth anniversary of the Company Merger Effective Time, CCI shall cause the Surviving Company to honor, and the Surviving Company immediately following the Company Merger Effective Time shall honor, all rights to indemnification, advancement of expenses, and limitation of liability now existing in favor of any individual who, at or prior to the Company Merger Effective Time, was a director or officer of CMOF or any of the CMOF Subsidiaries or who, at the request of CMOF or any of the CMOF Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “
Indemnified Parties
”) solely to the extent provided in the respective governing documents and the indemnification or similar agreements to which CMOF or any of the CMOF Subsidiaries is a party or bound and as set forth in
Section
 7.7
of the CMOF Disclosure Letter, with regard to any
pre-Closing
actual or alleged acts, errors, omissions in their capacity of, or claims by reason of, such position. These obligations shall survive the Mergers and shall continue in full force and effect for a period of six years from the Company Merger Effective Time and such rights of the Indemnified Parties shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Parties thereunder;
provided
, that in the event any claim or claims are asserted or made within such six-year
period, all rights to indemnification, advancement of expenses, and limitation of liability in respect of any such claim or claims shall continue until final disposition of any and all such claims. Notwithstanding anything to the contrary set forth in this Agreement, CCI or the Surviving Company, as applicable, (i) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim against an Indemnified Party for which indemnification may be sought under this
Section
 7.7
without the Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such Action that is subject to indemnification by the Surviving Company under this
Section
 7.7
, (ii) shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (iii) shall not have any obligation hereunder to any Indemnified Party to the extent that such indemnification is prohibited by applicable Law.
(b)    During the
six-year
period following the Company Merger Effective Time, CCI shall, or shall cause the Surviving Company to, either: (i) maintain the same limits for directors’ and officers’ liability insurance coverage with terms and conditions that are not less advantageous to the directors and officers of CMOF as CMOF’s existing policies covering the Indemnified Parties with respect to actions or omissions occurring prior to the Closing Date; or (ii) obtain pre-paid
“tail” insurance policies for current and former directors and officers of CMOF (the cost and expense of which shall be an Expense), with a claims period of at least six years from the Effective Time with at least the same coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of CMOF as CMOF’s existing policies with respect to claims with respect to actions or omissions which occurred before or at the Effective Time (including in connection with the transactions contemplated hereby).
(c)    If CCI or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up,
or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of CCI or the Surviving Company, as applicable, assume the obligations set forth in this
Section
 7.7
.

(d)    The provisions of this
Section
 7.7
are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party, shall be binding on all successors and assigns of CCI, CMOF and the Surviving Company and shall not be amended in a manner that is adverse to the Indemnified Party without the prior written consent of the Indemnified Party affected thereby. The exculpation and indemnification provided for by this
Section
 7.7
shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, Contract or otherwise.
Section 7.8
Dividends
. In the event that a distribution with respect to the shares of capital stock of CCI permitted under the terms of this Agreement has a record date prior to the Company Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of capital stock of CCI on the Closing Date immediately prior to the Company Merger Effective Time.
Section 7.9
Takeover Statutes
. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other transactions contemplated by this Agreement.
Section 7.10
Tax Matters
.
(a)    Each of CCI and CMOF shall use its reasonable best efforts (before and, as applicable, after the Company Merger Effective Time) to cause the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code.
(b)    CCI shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions referred to in
Section
 8.2(e)
and
Section
 8.3(e)
, (ii) use its reasonable best efforts to obtain opinions of counsel consistent with the opinions of counsel referred to in
Section
 8.2(e)
and
Section
 8.3(e)
, but dated as of the effective date of the Form
S-4,
to the extent required for the Form
S-4
to be declared effective by the SEC, and (iii) deliver to DLA Piper LLP (US), or other tax counsel delivering such opinions, tax representation letters, dated as of the effective date of the Form
S-4
and the Closing Date, as applicable, and signed by an officer of CCI, in form and substance mutually agreeable to CMOF and CCI (such agreement not to be unreasonably withheld, conditioned or delayed), containing representations reasonably necessary or appropriate to enable such counsel to render the applicable tax opinions described herein.
(c)    CMOF shall (i) use its reasonable best efforts to obtain or cause to be provided the opinion referred to in
Section
 8.3(e)
, (ii) use its reasonable best efforts to obtain or cause to be obtained an opinion of counsel consistent with the opinion of counsel referred to in
Section
 8.3(f)
, but dated as of the effective date of the Form
S-4,
to the extent required for the Form
S-4
to be declared effective by the SEC, and (iii) deliver to Snell & Wilmer L.L.P., or other tax counsel delivering such opinions, tax representation letters, dated as of the effective date of the Form
S-4
and the Closing Date, as applicable, and signed by an officer of CMOF, in form and substance mutually agreeable to CMOF and CCI (such agreement not to be unreasonably withheld, conditioned or delayed), containing representations reasonably necessary or appropriate to enable such counsel to render the applicable tax opinions described herein.
(d)    CCI and CMOF shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “
Transfer Taxes
”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes.

Section 7.11
Amendment to the CMOF OP Partnership Agreement
. Prior to the Closing Date, CMOF and CMOF OP shall enter into an amendment to the CMOF OP Partnership Agreement (in form and substance reasonably approved by CCI) and CMOF OP shall issue the CMOF OP Partnership Units (the terms of which have been reasonably approved by CCI) to the Persons and in the amounts set forth on
Section
 4.4(b)
of the CMOF Disclosure Letter. Promptly following the execution of the amendment to the CMOF OP Partnership Agreement and prior to the Closing Date, the CMOF Parties shall cause to be delivered to CCI evidence reasonably satisfactory to CCI of the execution of such amendment, the issuance of the CMOF OP Partnership Units and the ownership of each of CMOF OP, CW Investor at Sugar House, LLC and CW Broadway JV, LLC.
ARTICLE 8
CONDITIONS
Section 8.1
Conditions to Each Party
’
s Obligation to Effect the Mergers
. The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Company Merger Effective Time of the following conditions:
(a)
Stockholder Approval
. The Stockholder Approval shall have been obtained in accordance with applicable Law and the applicable CMOF Governing Documents.
(b)
No Injunctions or Restraints
. No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement and shall be in effect that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers or the other transactions contemplated by this Agreement.
(c)
Form
S-4
. The Form
S-4
shall have been declared effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form
S-4
shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.
Section 8.2
Conditions to Obligations of the CCI Parties
. The obligations of the CCI Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by CCI, at or prior to the Company Merger Effective Time, of the following additional conditions:
(a)
Representations and Warranties
. (i) The representations and warranties of the CMOF Parties set forth in the CMOF Fundamental Representations (except the first sentence of
Section
 4.1(a)
(
Organization and Qualification; Subsidiaries
) and
Section
 4.4(a)-(b)
(
Capital Structure
)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, (ii) the representations and warranties set forth in the first sentence of
Section
 4.1(a)
(
Organization and Qualification; Subsidiaries
) and
Section
 4.4(a)-(b)
(
Capital Structure
) shall be true and correct in all but
de minimis
respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, and (iii) each of the other representations and warranties of the CMOF Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, except where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or CMOF Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a CMOF Material Adverse Effect;
provided
,
however
, that representations and warranties that are made as of a specific date shall be true and correct in accordance with clauses (i) through (iii) only on and as of such date.

(b)
Performance of Covenants and Obligations of the CMOF Parties
. The CMOF Parties shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Closing Date.
(c)
Absence of Material Adverse Change
. Since the date of this Agreement, no event, circumstance, change, effect, development, condition or occurrence shall exist or have occurred that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a CMOF Material Adverse Effect.
(d)
Delivery of Certificate
. CMOF shall have delivered to CCI a certificate, dated as of the Closing Date and signed by its chief executive officer and chief financial officer on behalf of CMOF, certifying that the conditions set forth in
Section
 8.2(a)-(c)
have been satisfied.
(e)
Tax Opinion
. CCI shall have received a written opinion of DLA Piper LLP (US), or other nationally recognized tax counsel to CCI, dated as of the Closing Date, in form and substance reasonably acceptable to CCI, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will expressly permit reliance by CMOF and be subject to customary exceptions, assumptions and qualifications (it being agreed and understood that any exceptions, assumptions and qualifications set forth in the draft opinion delivered to Snell & Wilmer L.L.P. on or prior to the date hereof and determined to be reasonably acceptable to Snell & Wilmer L.L.P. shall be deemed to be customary for this purpose). In rendering such opinion, such counsel may rely upon the tax representation letters described in
Section
 7.10(b)
.
Section 8.3
Conditions to Obligations of CMOF Parties
. The obligations of the CMOF Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by CMOF at or prior to the Company Merger Effective Time, of the following additional conditions:
(a)
Representations and Warranties
. (i) The representations and warranties of the CCI Parties set forth in the CCI Fundamental Representations (except the first sentence of
Section
 5.1(a)
(
Organization and Qualification; Subsidiaries
) and
Section
 5.4(a)-(b)
(
Capital Structure
)), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, (ii) the representations and warranties set forth in the first sentence of
Section
 5.1(a)
(
Organization and Qualification; Subsidiaries
) and
Section
 5.4(a)-(b)
(
Capital Structure
) shall be true and correct in all but
de minimis
respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, and (iii) each of the other representations and warranties of the CCI Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, except where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or CCI Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a CCI Material Adverse Effect;
provided
,
however
, that representations and warranties that are made as of a specific date shall be true and correct in accordance with clauses (i) through (iii) only on and as of such date.
(b)
Performance of Covenants and Obligations of the CCI Parties
. The CCI Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Closing Date.
(c)
Absence of Material Adverse Change
. Since the date of this Agreement, no event, circumstance, change, effect, development, condition or occurrence shall exist or have occurred that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a CCI Material Adverse Effect.
(d)
Delivery of Certificate
. CCI shall have delivered to CMOF a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of CCI certifying to the effect that the conditions set forth in
Section
 8.3(a)-(d)
have been satisfied.

(e)
Tax Opinion
. CMOF shall have received a written opinion of Snell & Wilmer L.L.P., or other nationally recognized tax counsel to CMOF, dated as of the Closing Date, in form and substance reasonably acceptable to CMOF, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will expressly permit reliance by CCI and will be subject to customary exceptions, assumptions and qualifications (it being agreed and understood that any exceptions, assumptions and qualifications set forth in the draft opinion delivered to DLA Piper LLP (US) and determined to be reasonably acceptable to DLA Piper LLP (US) on or prior to the date hereof shall be deemed to be customary for this purpose). In rendering such opinion, such counsel may rely upon the tax representation letters described in
Section
 7.10(c)
.
(f)
REIT Opinion
. CMOF shall have received a written opinion of DLA Piper LLC (US), or other nationally recognized tax counsel to CCI reasonably satisfactory to CMOF, dated as of the Closing Date and in form and substance reasonably satisfactory to CMOF, to the effect that, commencing with CCI’s taxable year ended December 31, 2019, CCI has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its current and proposed ownership, organization and method of operation have enabled and will enable CCI to continue to meet the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, such counsel may rely upon the tax representation letters described in
Section
 7.10(b)
.
ARTICLE 9
TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER
Section 9.1
Termination
. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Company Merger Effective Time, notwithstanding receipt of the Stockholder Approval (except as otherwise specified in this
Section
 9.1
):
(a)    by mutual written consent of each of CCI and CMOF;
(b)    by either CCI or CMOF, upon prior written notice to the other Party:
(i)    if the Mergers shall not have occurred on or before 11:59 p.m., New York City time, on April 8, 2023 (the “
Outside Date
”);
provided
, that the right to terminate this Agreement pursuant to this
Section
 9.1(b)(i)
shall not be available to any Party if the failure of such Party to perform or comply in all material respects with the obligations, covenants or agreements of such Party set forth in this Agreement shall have been the primary cause of, or resulted in, the failure of the Mergers to be consummated by the Outside Date;
(ii)    if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable;
provided
, that the right to terminate this Agreement under this
Section
 9.1(b)(ii)
shall not be available to a Party if the issuance of such final, non-appealable
Order was primarily due to the failure of such Party (and, in the case of each of CCI and CMOF, including the failure of the other CCI Parties and the CMOF Parties, respectively) to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement; or
(iii)    if the Stockholder Approval shall not have been obtained at the CMOF Stockholders Meeting, duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Company Merger was taken;
provided
, that the right to terminate this Agreement under this
Section
 9.1(b)(iii)
shall not be available to a Party if the failure to receive the Stockholder Approval was primarily due to the failure of a Party to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement.

(c)    by CMOF, upon prior written notice to CCI:
(i)    if a breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of any of the CCI Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in
Section
 8.1
or
Section
 8.3
not to be satisfied (a “
CCI Terminating Breach
”), which breach or failure to perform or comply cannot be cured, or, if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from CMOF to CCI and two Business Days before the Outside Date;
provided
,
however
, that CMOF shall not have such right to terminate this Agreement pursuant to this
Section
 9.1(c)(i)
if a CMOF Terminating Breach shall have occurred and be continuing at the time CMOF delivers notice of its election to terminate this Agreement pursuant to this
Section
 9.1(c)(i)
; or
(ii)    if, at any time before the Stockholder Approval is obtained, the CMOF Board (or any committee thereof) shall have effected an Adverse Recommendation Change with respect to a Superior Proposal in accordance with the provisions of
Section
 7.3
;
provided
,
however
, that this Agreement may not be so terminated unless CMOF has complied in all material respects with
Section
 7.3
and CMOF has paid the Termination Payment to CCI in full in accordance with
Section
 9.3
concurrently with the occurrence of such termination and entered into the definitive agreement providing for the implementation of the Superior Proposal, and, in the event that such payment is not concurrently made or the definitive agreement is not concurrently entered into, such termination shall be null and void; or
(iii)    if (A) all of the conditions set forth in
 Section
 8.1
 and
 Section
 8.2
 have been and continue to be satisfied or waived by CCI (other than those conditions that by their nature cannot be satisfied other than at Closing, provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this
 Section
 9.1(c)(iii)
 if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to
 Section
 2.2
, CMOF has delivered written notice to CCI to the effect that all of the conditions set forth in
 Section
 8.1
 and
 Section
 8.2
 have been satisfied or waived by CCI (other than those conditions that by their nature cannot be satisfied other than at Closing, provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and CMOF is prepared to consummate the Closing, and (C) the CCI Parties fail to consummate the Closing within three Business Days after delivery of the notice referenced in the preceding clause (B), and CMOF was ready, willing and able to consummate the Closing during such three Business Day period; or
(d)    by CCI, upon prior written notice to CMOF:
(i)    if there has been a breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of a CMOF Party set forth in this Agreement has occurred that would cause any of the conditions set forth in
Section
 8.1
or
Section
 8.2
not to be satisfied (a “
CMOF Terminating Breach
”), which breach or failure to perform or comply cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from CCI to CMOF and two Business Days before the Outside Date;
provided
,
however
, that CCI shall not have such right to terminate this Agreement if a CCI Terminating Breach shall have occurred and be continuing at the time CCI delivers notice of its election to terminate this Agreement pursuant to this
Section
 9.1(d)(i)
; or
(ii)    if, at any time prior to the receipt of the Stockholder Approval, (A) the CMOF Board (or any committee thereof) has made an Adverse Recommendation Change, (B) CMOF shall have failed to publicly recommend against any tender offer or exchange offer for CMOF Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by CMOF’s stockholders) within 10 Business Days after the commencement (within the meaning of Rule
14d-2
under the Exchange Act) of such tender offer or exchange offer, (C) at any time prior to the receipt of the Stockholder Approval, the CMOF Board shall have failed to publicly reaffirm the CMOF Board Recommendation within 10 Business Days following the date an Acquisition Proposal shall have been first publicly announced (or if the CMOF Stockholders Meeting is scheduled to be held within 10 Business Days after the date an Acquisition Proposal shall have been publicly announced, as far in advance of the date on which the CMOF Stockholders Meeting is scheduled to be held as is reasonably practicable), (D) CMOF enters into an Alternative Acquisition Agreement, or (E) CMOF shall have breached or failed to comply in any material respect with any of its obligations under
Section
 7.3
.
Section 9.2
Effect of Termination
. In the event of termination of this Agreement as provided in
Section
 9.1
, written notice thereof shall forthwith be given to the other Parties, in accordance with the provisions of
Section
 10.2
, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the CCI Parties or the CMOF Parties, except that the Confidentiality Agreement and the provisions of
Section
 4.21
(
No Other Representations and Warranties;
Non-Reliance
),
Section
 5.21
(
No Other Representations and Warranties;
Non-Reliance
), this
Section
 9.2
,
Section
 9.3
(
Fees and Expenses
) and
Article 10
(
General Provisions
) shall survive the termination of this Agreement;
provided
, that no such termination shall relieve any Party from any liability or damages resulting from any fraud or any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching
Party shall be entitled to all rights and remedies available at Law or in equity. For the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; provided that each of the CCI Parties and the CMOF Parties shall each be treated as if they were a party thereto to the same extent as CCI and CMOF, respectively.
Section 9.3
Fees and Expenses
.
(a)    Except as otherwise provided in this
Section
 9.3
, all Expenses shall be paid by the Party incurring such Expenses, whether or not the Mergers are consummated;
provided
that the Parties will share equally any Form
S-4
filing fees as may be required to consummate the transactions contemplated by this Agreement.
(b)    In the event that:
(i)    (A) this Agreement is terminated by CCI pursuant to
Section
 9.1(d)(i)
(
CMOF Terminating Breach
) or by CCI or CMOF pursuant to
Section
 9.1(b)(i)
(
Outside Date
) (and at the time of such termination CMOF would not have been entitled to terminate this Agreement pursuant to
 Section
 9.1(c)(iii)
(
CCI Failure to Close
))
or
Section
 9.1(b)(iii)
(
Failure to Obtain Stockholder Approval
), (B) after the date hereof and prior to the breach or failure to perform giving rise to such right of termination, a bona fide Acquisition Proposal (with, for all purposes of this
Section
 9.3(b)(i)
, all percentages included in the definition of “Acquisition Proposal” shall be increased to 50%) has been publicly announced, disclosed or otherwise communicated to the CMOF Board (or any committee thereof) or any Person shall have publicly announced an intention (whether or not conditional) to make such an Acquisition Proposal (and, in the case of a termination pursuant to
 Section
 9.1(b)(iii)
(
Failure to Obtain Stockholder Approval
), such Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the CMOF Stockholders Meeting (or any adjournment or postponement thereof)), and (C) within 12 months following such termination, CMOF enters into a definitive written agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated;
(ii)    this Agreement is terminated by CMOF pursuant to
Section
 9.1(c)(ii)
(
Superior Proposal
); or
(iii)    this Agreement is terminated by CCI pursuant to
Section
 9.1(d)(ii)
(
Adverse Recommendation Change/Other Company Actions
); then CMOF shall pay, as directed by CCI, the Termination Payment. Payment of the Termination Payment pursuant to
Section
 9.3(b)
shall be made by wire transfer of same day funds to the account or accounts designated by CCI as follows: (i) in the case of
Section
 9.3(b)(i)
, within the earlier of (A) three Business Days after the entry into a definitive agreement in respect of the Acquisition

Proposal referred to in clause (B) of
Section
 9.3(b)(i)
, and (B) concurrently with the consummation of such Acquisition Proposal; (ii) in the case of
Section
 9.3(b)(ii)
, prior to or concurrently with termination of this Agreement pursuant to
Section
 9.1(c)(ii)
(
Superior Proposal
); and (iii) in the case of
Section
 9.3(b)(iii)
, within three Business Days after termination of this Agreement pursuant to
Section
 9.1(d)(ii)
(
Adverse Recommendation Change/Other Company Actions
).
(c)    For the avoidance of doubt, any payment made by CMOF under
Section
 9.3(b)
shall be payable only once with respect to
Section
 9.3(b)
, and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that CCI shall receive full payment of the Termination Payment pursuant to
Section
 9.3(b)
, the receipt of the Termination Payment (and the costs and expenses contemplated by
Section
 9.3(d)
) shall be deemed to be liquidated damages and shall be the CCI Parties’ sole and exclusive remedy for any and all losses or damages suffered or incurred by the CCI Parties or any of their respective Affiliates or Representatives in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and CMOF and its Affiliates and Representatives shall have no further liability, whether pursuant to a claim at Law or in equity, to the CCI Parties or any of their respective Affiliates or Representatives in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the CCI Parties or any of their respective Affiliates or Representatives shall be entitled to bring or maintain any Action against CMOF or any of its Affiliates or Representatives for damages or any equitable relief arising out of or in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matters forming the basis for such termination.
(d)    Each of the Parties acknowledges that the agreements contained in this
Section
 9.3
are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other Parties would not enter into this Agreement. In the event that the CMOF Parties shall fail to pay the Termination Payment when due, the CMOF Parties shall (i) reimburse CCI for all reasonable costs and expenses actually incurred or accrued by CCI (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this
Section
 9.3
, and (ii) if, in order to obtain any payment due to CCI pursuant to
Section
 9.3(b)
, CCI commences an Action that results in a judgment against a CMOF Party for the payments set forth in this
Section
 9.3
, the CMOF Parties shall pay to CCI its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at a rate per annum equal to the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment (collectively, the “
Recovery Costs
”).
(e)    If the CMOF Parties become obligated to pay the Termination Payment plus the Recovery Costs, if any, under this
Section
 9.3
, then, if requested by CCI, the CMOF Parties shall deposit into escrow an amount in cash equal to the Termination Payment plus the Recovery Costs, if any, with an escrow agent selected by CCI, after reasonable consultation with the CMOF Parties, and pursuant to a written escrow agreement (the “
Escrow Agreement
”) reflecting the terms set forth in this
Section
 9.3(e)
and otherwise reasonably acceptable to CMOF and the escrow agent. The payment or deposit into escrow of the Termination Payment plus the Recovery Costs, if any, shall be made by the CMOF Parties in accordance with the timing set forth in
Section
 9.3(b)
or, at CCI’s reasonable request, promptly after receipt of notice from CMOF that the Escrow Agreement has been executed by the parties thereto. The Escrow Agreement shall provide that the Termination Payment and the Recovery Costs, if any, in escrow or the applicable portion thereof shall be released to CCI on an annual basis based upon the delivery by CCI to the escrow agent of any one (or a combination) of the following:
(i)    a letter from CCI’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to CCI without causing CCI to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of CCI determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(I) or 856(c)(3)(A)-(I) of the Code (such income, “
Qualifying REIT Income
”), in which case the escrow agent shall release to CCI such maximum amount stated in the accountant’s letter;

(ii)    a letter from CCI’s counsel indicating that CCI received a private letter ruling from the IRS holding that the receipt by CCI of the Termination Payment would either constitute Qualifying REIT Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to CCI the remainder of the Termination Payment; or
(iii)    a letter from CCI’s counsel indicating that CCI has received a tax opinion from CCI’s outside counsel or accountant, respectively, to the effect that the receipt by CCI of the Termination Payment should either constitute Qualifying REIT Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to CCI the remainder of the Termination Payment.
The CMOF Parties agree to cooperate in good faith to amend this
Section
 9.3(e)
at the reasonable request of CCI in order to (A) maximize the portion of the Termination Payment that may be distributed to CCI hereunder without causing CCI to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve CCI’s chances of securing the favorable private letter ruling from the IRS described in this
Section
 9.3(e)
, or (C) assist CCI in obtaining the favorable tax opinion from its outside counsel or accountant described in this
Section
 9.3(e)
. The Escrow Agreement shall provide that CCI shall bear all costs and expenses under the Escrow Agreement and that the funds will be deposited into a non-interest
bearing account. The CMOF Parties shall not be a party to the Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the Escrow Agreement.
ARTICLE 10
GENERAL PROVISIONS
Section 10.1
Non-survival
of Representations and Warranties and Certain Covenants
. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Company Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This
Section
 10.1
shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Company Merger Effective Time or the full force and effect of
Article 1
, this
Article 10
or the definitions of capitalized terms not substantively defined in
Article 1
.
Section 10.2
Notices
. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given or made on the date of receipt by the recipient thereof if received on or prior to 11:59 p.m., New York City time, if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by
e-mail
of a portable document form (pdf) attachment (providing confirmation of transmission (other than by automatic response)) at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to CMOF or CMOF OP to:
CMOF Special Committee
1245 Brickyard Road, Suite 250
Salt Lake City, UT 84106
Attention:     Blake Bunker
E-mail:
        Blake.Bunker@okland.com
with copies (which shall not constitute notice) to:
Snell & Wilmer L.L.P.
15 West South Temple, Suite 1200
Salt Lake City, UT 84101-1531
Attention:     John Weston, Esq.
E-mail:
        jweston@swlaw.com

(b)	if to CCI, CROP or Merger Sub to:
CCI Conflicts Committee
1245 Brickyard Road, Suite 250
Salt Lake City, UT 84106
Attention:     Jonathan Gardner, Chair
E-mail:
        jgardner@gardnerbatt.com
with copies (which shall not constitute notice) to:
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, NC 27612
Attention:     Laura Sirianni, Esq.
                     Kerry Johnson, Esq.
E-mail:
        laura.sirianni@dlapiper.com
                     kerry.johnson@dlapiper.com
Section 10.3
Severability
. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 10.4
Counterparts
. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (electronically by email or facsimile) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in portable document form (pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 10.5
Entire Agreement; No Third-Party Beneficiaries
. This Agreement (including the CMOF Disclosure Letter and the CCI Disclosure Letter) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and (b) except for the provisions of
Section
 7.7
(
Indemnification; Directors
’
and Officers
’
Insurance
), which, from and after the Company Merger Effective Time, shall be for the benefit of the Indemnified Parties, are not intended to confer upon any Person other than the Parties hereto any rights or remedies. The representations and warranties in this Agreement are the product of negotiations among the Parties and any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with
Section
 10.6
without notice or liability to any other Person. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.6
Amendment; Extension; Waiver
. At any time prior to the Company Merger Effective Time, the Parties may, to the extent permitted under applicable Law and except as otherwise set forth herein, (a) amend any provision of this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other Parties, (c) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (d) waive compliance with any of the agreements or conditions contained in this Agreement. Any such amendment of this Agreement shall be valid only if specifically set forth in an instrument in writing signed on behalf of all Parties. Any such grant by a Party of an extension or waiver in respect of any provision of this Agreement shall be valid only if specifically set forth in an instrument in writing by such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 10.7
Governing Law; Venue
.
(a)    This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).
(b)    All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such Action except in such courts, (iii) agrees that any claim in respect of any Action may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Action, (v) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such dispute and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in
Section
 10.2
. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
Section 10.8
Assignment
. Except as may be required to satisfy the obligations contemplated by
Section
 7.7
(
Indemnification; Directors
’
and Officers
’
Insurance
), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns, and any attempted or purported assignment or delegation in violation of this
Section
 10.8
shall be null and void.
Section 10.9
Specific Performance
. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the effective time of any termination of this Agreement pursuant to
Article 9
, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such Party is entitled at Law or in equity. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.
Section 10.10
Waiver of Jury Trial
. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS
SECTION
 10.10
.
Section 10.11
Authorship
. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

COTTONWOOD COMMUNITIES, INC.		COTTONWOOD MULTIFAMILY OPPORTUNITY FUND, INC.

By:	/s/ Daniel Shaeffer	By:	/s/ Gregg Christensen
Name:	Daniel Shaeffer	Name:	Gregg Christensen
Title:	Chief Executive Officer	Title:	Chief Legal Officer

COTTONWOOD COMMUNITIES GP SUBSIDIARY, LLC				COTTONWOOD MULTIFAMILY OPPORTUNITY FUND O.P., LP

By:	COTTONWOOD COMMUNITIES, INC. , its sole member			By:	COTTONWOOD MULTIFAMILY OPPORTUNITY FUND, INC. , its general partner

	By:	/s/ Daniel Shaeffer			By:	/s/ Gregg Christensen
	Name:	Daniel Shaeffer			Name:	Gregg Christensen
	Title:	Chief Executive Officer			Title:	Chief Legal Officer

COTTONWOOD RESIDENTIAL O.P., LP

By:	COTTONWOOD COMMUNITIES GP SUBSIDIARY, LLC, its general partner

	By:	COTTONWOOD COMMUNITIES, INC., its sole member

		By:	/s/ Daniel Shaeffer
		Name:	Daniel Shaeffer
		Title:	Chief Executive Officer

Annex B
July 8, 2022
STRICTLY CONFIDENTIAL
Special Committee of the Board of Directors
Cottonwood Multifamily Opportunity Fund, Inc.
1245 Brickyard Road, Suite 250
Salt Lake City, UT 84106
Ladies and Gentlemen:
You have requested the opinion of CBRE Capital Advisors, Inc. (“
CBRE Cap
”) as to the fairness, from a financial point of view, of the consideration to be received by the holders (the “
Holders
”) of the issued and outstanding shares (excluding the Excluded Shares, the “
Shares
”) of common stock, $0.01 par value per share, of Cottonwood Multifamily Opportunity Fund, Inc., a Maryland corporation (the “
Company
”), in a proposed merger transaction (the “
Transaction
”) pursuant to which, among other things, (i) the Company will merge with and into a wholly owned merger subsidiary of Cottonwood Communities, Inc., a Maryland corporation (the “
Buyer
”), with such merger subsidiary surviving and (ii) all of the issued and outstanding Shares will be converted into shares of Class A common stock, $0.01 par value per share (“
Class
 A Common Stock
”), of the Buyer. The Transaction will be consummated pursuant to an Agreement and Plan of Merger between, among other parties, the Company and the Buyer, substantially in the form of the draft dated as of June 30, 2022 (the “
Draft Agreement
”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Draft Agreement.
We understand and assume that (i) the surviving entity following consummation of the Transaction will own all of the real estate properties and interests (the “
Properties
”) that were separately owned by the Company and the Buyer immediately prior to consummation of the Transaction and (ii) no material assets or properties of the Company or the Buyer, as reflected in the information provided to us, will be sold, transferred or otherwise disposed of prior to consummation of the Transaction. The opinion of CBRE Cap expressed herein regarding the Transaction assumes that no adjustment to the Exchange Ratio will occur with respect to the Transaction pursuant to the Draft Agreement.
Pursuant to the terms and subject to the conditions set forth in the Draft Agreement, each issued and outstanding Share will be converted into 0.8669 shares of Class A Common Stock of the Buyer.
In connection with our review of the Transaction and the preparation of our opinion expressed herein, we have, among other things:

1.
reviewed the principal financial terms set forth in the Draft Agreement, which for purposes of this opinion we have, with your permission, assumed to be identical in all material respects to the agreement to be executed;

2.	reviewed the financial statements contained in certain public company filings of the Company and the Buyer;

3.	reviewed MAI appraisals that were commissioned by CBRE Cap from CBRE’s Advisory Valuation and Services Group as of March 31, 2022 (the “MAI Appraisals”);

4.
reviewed certain other financial and operating information with respect to the Properties, the Company and the Buyer (including, but not limited to, the Buyer’s third-party appraisals dated April 30, 2022 (the “
Altus Appraisals
”) that were provided to us by the Company, the Buyer and certain of their advisors and representatives;

5.	reviewed the financial terms of recent transactions involving properties that we deemed comparable in certain respects to the Properties;

6.	reviewed BOVs that were performed by CBRE’s multifamily brokers as of May 2, 2022 (the “BOVs”);

7.	reviewed certain publicly available information and industry research reports we deemed appropriate to arrive at the conclusions set forth herein; and

8.	performed such other analyses, and considered such other factors, as we considered appropriate.
We have also utilized the following sources in connection with our review of the Transaction and the preparation of our opinion expressed herein:

1.	proprietary research, including geographic market and multi-family capitalization rate surveys and economic reports, prepared by affiliates of CBRE Cap;

2.	a proprietary comparable transaction database maintained by CBRE Cap and its affiliates; and

3.	other documents made available to us by the Company and the Buyer.
We have spoken with certain members of the management teams of the Company and the Buyer and certain of their respective representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters. We participated in financial and business diligence calls with executive management of the Company and the Buyer, regarding, among other things, certain financial projections created by the Company, the business and financial results and outlook of the Company and the Transaction structure and background.
With your consent, (i) we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, the Buyer, their advisors and representatives and other third parties, (ii) we have assumed that there is no information or any facts that would make the information reviewed by us incomplete or misleading and (iii) we have undertaken no duty or responsibility to independently verify (and have not independently verified) any of such information. Other than the Appraisals and BOVs, we have not made, obtained or sought any independent opinions of value of the assets (including the Properties) or liabilities (contingent or otherwise) of the Company, the Buyer or any other entity involved in the Transaction. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company, the Buyer and their advisors and representatives, as applicable. At your direction, we have assumed that all projections and estimates provide a reasonable basis on which to evaluate the Transaction and we have, at your direction, used and relied upon such projections and estimates for purposes of our analyses and in arriving at our opinion set forth herein. We express no view as to any such forecasts or other information or data or the bases and assumptions on which they were prepared. We have relied upon the Company, the Buyer and their advisors and representatives to advise us promptly if any information previously provided to us becomes inaccurate or is required to be updated during the period of our review. We have assumed, with your permission, that the Transaction will be consummated in accordance with the terms of the Draft Agreement without waiver of any of the conditions thereof (if such waiver could reasonably be expected to affect our opinion set forth herein).
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of June 30, 2022 and any material change in such market, economic, financial and other circumstances and conditions would require a reevaluation of our opinion, which we are under no obligation to undertake. As you are aware, the credit, financial, and stock markets have from time-to-time
experienced unusual volatility, and we express no opinion or view as to any potential effects of such volatility on the Transaction and the opinion set forth herein does not address potential developments in any such markets. In addition, we express no opinion or view as to any potential effects of the
COVID-19
pandemic on the Transaction.

We did not, and were not requested to, solicit third party indications of interest for the Shares or for the real estate properties and interests of the Company and we express no opinion as to and assume no responsibility for (i) the underlying business decision of the Company (or any other party) to pursue or not to pursue any business strategy or to effect or not to effect the Transaction, (ii) the structure or the legal, regulatory, tax, accounting or other similar consequences of the Transaction or (iii) the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or participate in the negotiation of the terms of the Draft Agreement. We did advise and assist the Special Committee of the Board of Directors of the Company in its negotiation of certain of the principal business terms of the Transaction. This letter does not express any opinion as to the likely price or valuation of the Company’s or the Buyer’s equity interests (or the equity interests of any other entity) following the announcement or consummation of the Transaction, which may vary depending on numerous factors that generally impact the price or valuation of equity interests or on the financial condition of the Company and the Buyer (and any such other entities) at that time. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders in the Transaction pursuant to the Draft Agreement. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Company, the Board of Directors of the Company, the Special Committee of the Board of Directors of the Company or the Buyer (or any other entity) to approve or consummate the
Transaction. We also express no opinion with respect to the fairness of the amount or nature of any compensation to any of the Company’s directors, officers, principals, partners or employees, or any class of such persons, relative to the compensation to the Holders or any other person or entity. In formulating our opinion, we have considered only what we understand to be the consideration to be received by the Holders in the Transaction, and we have not considered, and this opinion does not address, any other payments that may be made to the Company or its directors, officers, principals, partners, employees or other stakeholders in connection with the Transaction.
In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating income and cash flows and certain other financial and operating metrics of the Properties, the Company, the Buyer and the combined entity resulting from the Transaction that were provided to us by the Company, the Buyer and their advisors and representatives and (ii) our assessment of the general condition of the real estate industry generally.
Preparing a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and applying those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. In arriving at this opinion, CBRE Cap did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all our analyses, would create an incomplete view of the process underlying this opinion.
CBRE Cap is actively engaged in investment banking activities and is in the business of undertaking the valuation of commercial properties and related securities in connection with public offerings, private placements, business combinations and similar transactions. CBRE Cap was engaged by the Company and the Special Committee of the Board of Directors of the Company pursuant to an engagement letter (the “
Engagement Letter
”) dated March 18, 2022, and our engagement and this opinion are subject to the terms and conditions of the Engagement Letter. Pursuant to the Engagement Letter, CBRE Cap received a fee upon execution of the Engagement Letter, will receive a further fee upon the delivery of this opinion and will receive a further fee if the Transaction is consummated (and will be reimbursed for certain expenses incurred) and the Company has agreed to indemnify CBRE Cap against certain liabilities arising out of its engagement under the Engagement Letter. We have in the past provided investment banking, financial advisory and/or other financial or consulting services to the Buyer and the Company. We provided M&A advisory services to an affiliate of the Company and received fees in the third quarter of 2020, fourth quarter of 2020 and third quarter of 2021 in connection with a transaction between affiliates of the Buyer and the Company. CBRE Group (defined below) affiliates have also entered into transactions with and provided advisory services to the Buyer with respect to certain asset sales and received fees associated with such transactions and services in the past two years.

In the future, CBRE Cap may seek to provide services to the Company, the Buyer and other entities involved in the Transaction. Any such future services would be provided by CBRE Cap pursuant to an agreement (to be entered into at the time) that would provide for market rate compensation to CBRE Cap for services rendered.
In the ordinary course of our business, we and our directors, officers and employees (and our affiliates and their directors, officers and employees) may trade or otherwise structure and/or effect transactions in the equity interests or assets of the Company, the Buyer and/or their affiliates (including the surviving entity following consummation of the Transaction), whether for our account or for their account or for the accounts of our customers or their customers and, accordingly, may at any time hold long and short positions, finance positions or otherwise structure and/or effect transactions in the equity interests or assets of the Company, the Buyer and/or their affiliates.
CBRE Cap is an affiliate of CBRE Group, Inc. (“
CBRE Group
”). CBRE Group is the ultimate parent company of a group of affiliated companies that are in the ordinary course engaged in business in many areas related to commercial real estate and related services. Through its affiliates, CBRE Group may have in the past, and may from time to time in the future, perform one or more roles in transactions related to the Company, the Buyer and/or their affiliates.
This letter is for the information and use of the Company, the Board of Directors of the Company and the Special Committee of the Board of Directors of the Company in evaluating the Transaction. This letter does not constitute a recommendation to any equity owner of the Company (or any other entity) regarding how or whether such equity owner should approve the Transaction, nor does this letter confer rights or remedies upon the Company, the Buyer or any of their affiliates or equity owners. Furthermore, this letter should not be construed as creating (and does not create) any fiduciary duty on the part of CBRE Cap to any such party. Except as set forth in the Engagement Letter or as may be required in connection with the Transaction by the securities laws of the United States (including the rules and regulations of the U.S. Securities and Exchange Commission), this opinion is not to be used, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose by the Company, the Buyer and/or their affiliates (or their management, directors, officers, representatives or attorneys), nor shall any public references to CBRE Cap be made by the Company, the Buyer and/or their affiliates (or their management, directors, officers, representatives or attorneys) without our prior written consent (which consent shall not be unreasonably withheld or delayed).
Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of
June 30, 2022, the consideration to be received by the Holders pursuant to the Draft Agreement is fair, from a financial point of view, to the Holders. This opinion has been approved by our Fairness Opinion Review Committee.
Very truly yours,

CBRE CAPITAL ADVISORS, INC.

By:	/s/ James E. Scott
Printed Name:	James E. Scott
Title:	Managing Principal

Annex C
COTTONWOOD COMMUNITIES, INC.
MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
When used in this Annex C, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us,” “our,” or the “Company” refer to Cottonwood Communities, Inc. (“CCI”) and its consolidated subsidiaries. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto, included in the proxy statement/prospectus. References to “Notes” in this section are to the notes to CCI’s Financial Statements as of and for the Years ended December 31, 2021and 2020 or to CCI’s Financial Statements as of and for the Three Months ended March 30, 2022 and 2021, as applicable, included in the proxy statement/prospectus. See also “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” in the proxy statement/prospectus.
Management’s Discussion and Analysis of
Financial Condition and Results of Operations
For the Year Ended December 31, 2021
Overview
Cottonwood Communities, Inc. invests in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets throughout the United States. We are externally managed by our advisor, CC Advisors III, LLC (“CC Advisors III”), a wholly owned subsidiary of our sponsor, Cottonwood Communities Advisors, LLC (“CCA”). We were incorporated in Maryland in 2016. We hold all of our assets through our Operating Partnership. Our Operating Partnership was Cottonwood Communities O.P., LP (“CCOP”) prior to the CRII Merger and is Cottonwood Residential O.P., LP (“CROP”) after the CRII Merger. We are the sole member of the sole general partner of the Operating Partnership and own general partner interests in the Operating Partnership alongside third party limited partners.
Cottonwood Communities, Inc. is a
non-traded
perpetual-life, net asset value (“NAV”), real estate investment trust (“REIT”). We qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
As December 31, 2021, we had received net proceeds of $124.5 million from the sale of common stock and $111.9 million from the sale of Series 2019 Preferred Stock. We have contributed our net proceeds to CROP in exchange for a corresponding number of mirrored OP units. CROP has primarily used the net proceeds to make investments in real estate, multifamily real estate-related assets, and real estate related operations.
As December 31, 2021, we had a portfolio of $2.1 billion in total assets, with 83.3% of our equity value in operating properties, 10.4% in development and 6.3% in real estate-related investments. Refer to the section “Our Investments” below for further description of our portfolio.
COVID-19
Pandemic
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease
(COVID-19)
pandemic. During the year ended December 31, 2021 we did not experience significant disruptions in our operations from the
COVID-19
pandemic; however, we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact our tenants and multifamily communities.

2021 Activities
The following highlights activities that occurred during the year ended December 31, 2021:
Merged with Cottonwood Residential II, Inc., Cottonwood Multifamily REIT I, Inc, and Cottonwood Multifamily REIT II, Inc.

•	Acquired $1.5 billion of real estate and real estate-related assets.

•	Assumed $622.1 million in property-level financing.

•	Assumed $64.1 million in construction loans.

•	Assumed $144.0 million in Series 2016 and Series 2017 Preferred Stock.

•	Assumed $48.6 million of unsecured promissory notes.
Implemented an
NAV-Based
Perpetual-Life Strategy

•	Restructured the classes of shares we offer.

•	Revised our compensation arrangements with our advisor and its affiliates.

•	Adopted a monthly NAV policy beginning on May 7, 2021. NAV was $10.8315 per share as of May 7, 2021 compared to $17.2839 as of December 31, 2021.

•	Amended our share repurchase program to provide additional liquidity to our stockholders.

•	Received shareholder approval to remove liquidation provisions in our charter.
Invested and Disposed of Real Estate Assets

•	Invested $81.8 million in seven projects under various stages of development in the Salt Lake City, UT market.

•	Contributed $12.4 million of preferred equity to Riverfront, a development in West Sacramento, CA.

•	Provided a $13.0 mezzanine loan to Integra Peaks, a development in Reno, NV.

•	Acquired an additional 54.9% interest in Melrose Phase II for $10.6 million, increasing our ownership to 79.8%.

•	Loaned an additional $1.1 million in B Notes to Dolce Twin Creeks, Phase II prior to being repaid the full $9.3 million of those notes.

•	Sold a 43% interest in Alpha Mill for $34.8 million.
Raised Capital and Managed Financing

•	Closed an aggregate of $13.4 million in property-level financing and repaid $24.6 million.

•	Drew an additional $52.5 million on construction loans.

•	Raised $78.9 million of proceeds from the sale of our Series 2019 Preferred Stock.

•	Repaid $5.1 million of unsecured promissory notes.

•	Launched our Follow-on Offering of up to $1.0 billion of shares of our common stock on November 4, 2021, raising $2.5 million through the end of the year.
Our Investments
Our portfolio of investments consists of ownership interests or structured investment interests in 33 multifamily apartment communities in 13 states with 9,746 units, including 1,373 units in four multifamily apartment communities in which we have a structured investment interest and another 1,079 units in four multifamily apartment communities under construction. In addition, we have an ownership interest in three parcels of land planned for development.
Information regarding our investments as of December 31, 2021 is as follows:
Stabilized Properties ($ in thousands, except net effective rents)

Property Name	Location	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Date Property Value	Mortgage Debt Outstanding (1)	Net Effective Rent	Physical Occupancy Rate	Percentage Owned by CROP
3800 Main	Houston, TX	319	831	May 2021	$58,100	$35,861	$1,449	93.7%	50.0%
Alpha Mill	Charlotte, NC	267	830	May 2021	69,500	39,044	1,438	95.5%	57.2%
Cason Estates	Murfreesboro, TN	262	1,078	May 2021	51,400	33,594	1,299	98.1%	100.0%
Cottonwood	Salt Lake City, UT	264	834	May 2021	47,300	21,645	1,216	96.6%	100.0%
Cottonwood Bayview	St. Petersburg, FL	309	805	May 2021	95,900	47,205	2,163	98.1%	71.0%
Cottonwood One Upland	Boston, MA	262	1,160	March 2020	103,600	20,000	2,460	93.1%	100.0%
Cottonwood Reserve	Charlotte, NC	352	1,021	May 2021	77,500	38,314	1,299	94.3%	91.1%
Cottonwood Ridgeview	Plano, TX	322	1,156	May 2021	70,000	29,800	1,551	96.6%	90.5%
Cottonwood West Palm	West Palm Beach, FL	245	1,122	May 2019	66,900	35,995	1,987	95.1%	100.0%
Cottonwood Westside	Atlanta, GA	197	860	May 2021	47,900	25,506	1,558	92.9%	100.0%
Enclave on Golden Triangle	Keller, TX	273	1,048	May 2021	51,600	34,000	1,443	96.0%	98.9%
Fox Point	Salt Lake City, UT	398	841	May 2021	79,400	46,000	1,234	95.2%	52.8%
Heights at Meridian	Durham, NC	339	997	May 2021	79,900	33,750	1,379	96.5%	100.0%
Melrose	Nashville, TN	220	951	May 2021	67,400	47,100	1,683	96.4%	100.0%
Melrose Phase II	Nashville, TN	139	617	May 2021	40,350	21,500	1,505	92.1%	79.8%
Parc Westborough	Boston, MA	249	1,008	May 2021	74,000	38,010	2,076	98.4%	100.0%
Pavilions	Albuquerque, NM	240	1,162	May 2021	61,100	37,350	1,669	96.7%	96.4%
Raveneaux	Houston, TX	382	1,065	May 2021	57,500	26,675	1,274	92.4%	97.0%
Regatta	Houston, TX	490	862	May 2021	48,100	35,367	982	95.7%	100.0%
Retreat at Peachtree City	Peachtree City, GA	312	980	May 2021	72,500	48,719	1,530	94.9%	100.0%
Scott Mountain	Portland, OR	262	927	May 2021	70,700	48,373	1,537	90.8%	95.8%
Stonebriar of Frisco	Frisco, TX	306	963	May 2021	59,200	36,400	1,350	96.1%	84.2%
Summer Park	Buford, GA	358	1,064	May 2021	75,500	44,620	1,336	98.0%	98.7%
The Marq Highland Park (2)	Tampa, FL	239	999	May 2021	65,700	34,613	1,768	95.0%	100.0%
Toscana at Valley Ridge	Lewisville, TX	288	738	May 2021	47,700	30,700	1,113	98.6%	58.6%

Total / Weighted-Average		7,294	961		$1,638,750	$890,141	$1,495	95.5%

(1)	Mortgage debt outstanding is shown as if CROP owned 100% of the property.
(2)	Excludes the commercial data in units count and physical occupancy.
Development Properties ($ in thousands)

Property Name	Location	Units to be Built	Average Unit Size (Sq Ft)	Purchase Date	Estimated Completion Date	Investment Amount	Percentage Owned by CROP
Cottonwood on Broadway	Salt Lake City, UT	254	817	May 2021	4Q2022	$6,020	18.84	% (1)
Park Avenue	Salt Lake City, UT	234	714	May 2021	1Q2022	7,824	23.56	% (1)
Sugarmont	Salt Lake City, UT	341	904	May 2021	2Q2022	67,034	99.00	% (3)
Cottonwood on Highland (2)	Millcreek, UT	250	757	May 2021	1Q2023	8,221	36.93%

Total		1,079				$89,099

(1)	Cottonwood Multifamily Opportunity Fund, Inc., a fund sponsored by a subsidiary of CROP, indirectly owns a majority of the remaining interest.

(2)	Intended to qualify as a qualified opportunity zone investment. Excludes the commercial data in unit count.
(3)
The one percent interest not owned by us has limited rights, including the right to control on behalf of the joint venture the prosecution and resolution of all litigation, claims, or causes of action that the joint venture has or may have against certain third parties associated with the design and construction of Sugarmont, as well as the obligation to defend any cross claims resulting from these actions.

Land Held for Development ($ in thousands)

Property Name	Location	Purchase Date	Investment Amount	Percentage Owned by CROP
Block C (1)	Salt Lake City, UT	May 2021	$1,946	37.02%
Jasper	Salt Lake City, UT	June 2021	3,307	100.00%
3300 Cottonwood	Salt Lake City, UT	October 2021	7,521	100.00%

Total			$12,774

(1)	Cottonwood Multifamily Opportunity Fund, Inc., a fund sponsored by a subsidiary of CROP, indirectly owns a majority of the remaining interest.
Structured Investments ($ in thousands)

Property Name	Location	Investment Type	Date of Initial Investment	Number of Units	Funding Commitment	Amount Funded to Date
Lector85	Ybor City, FL	Preferred Equity	August 2019	254	$9,900	$9,900
Vernon Boulevard	Queens, NY	Preferred Equity	July 2020	534	15,000	15,000
Riverfront	West Sacramento, CA	Preferred Equity	November 2020	285	15,092	15,092
Integra Peaks at Damonte	Reno, NV	Mezzanine Loan	June 2021	300	13,000	13,000

Total				1,373	$52,992	$52,992

Results of Operations
Our results of operations for the years ended December 31, 2021 and 2020 are as follows ($ in thousands, except share and per share data):

	Year Ended December 31,
	2021	2020	Change
Revenues
Rental and other property revenues	$73,129	$10,749	$62,380
Property management revenues	8,597	—	8,597
Other revenues	1,455	576	879

Total revenues	83,181	11,325	71,856
Operating expenses
Property operations expense	27,759	4,570	23,189
Property management expense	11,302	—	11,302
Reimbursable operating expenses	331	1,030	(699)
Asset management fee	8,052	2,799	5,253
Performance participation allocation	51,761	—	51,761
Depreciation and amortization	63,397	6,966	56,431
General and administrative expenses	9,880	3,354	6,526

Total operating expenses	172,482	18,719	153,763

	Year Ended December 31,
	2021	2020	Change
Loss from operations	(89,301)	(7,394)	(81,907)
Equity in earnings (losses) of unconsolidated real estate entities	(533)	2,113	(2,646)
Interest income	207	198	9
Interest expense	(26,954)	(3,665)	(23,289)
Gain on sale of real estate assets	10,912	—	10,912
Other (expense) income	2	197	(195)

Loss before income taxes	(105,667)	(8,551)	(97,116)
Income tax expense	(1,238)	—	(1,238)

Net loss	(106,905)	(8,551)	(98,354)
Net loss attributable to noncontrolling interests:
Limited partners	58,923	—	58,923
Partially owned entities	4,066	—	4,066

Net loss attributable to common stockholders	$(43,916)	$(8,551)	$(35,365)

Weighted-average common shares outstanding	17,603,981	10,781,487	6,822,494

Net loss per common share—basic and diluted	$(2.49)	$(0.79)	$(1.70)

Rental and Other Property Revenues, Property Operations Expense
Due to the Mergers in 2021 our rental and other property revenues and property operating expenses for the years ended December 31, 2021 and 2020 are not comparable. The assets acquired with the Mergers brought additional rental and property revenues of $59.6 million corresponding with additional property operation expenses of $22.3 million. A full year of activity for One Upland, acquired in March 2020, provided $2.1 million of additional revenue and $872.0 thousand of additional operating expenses in 2021 when compared to 2020.
Property Management Revenues and Property Operations Expense
The property management revenues of $8.6 million and property operations expense of $11.3 million are from CRII’s property management business acquired with the Mergers in 2021.
Asset Management Fee
Asset management fees prior to the advisory agreement restructuring on May 7, 2021 were 1.25% of gross book value. The current asset management fee is the lesser of 0.0625% gross asset value or 0.125% of net asset value each month (0.75% and 1.5% annually), with values updated monthly. The increase in asset management fees of $5.3 million is due to the increase in assets acquired through the Mergers and the increase in value of the portfolio from May to December as well as the revised fee structure. From May 7, 2021 through December 31, 2021, we incurred asset management fees of $6.9 million.
Performance Participation Allocation
Upon the CRII merger in May and the admission of CROP as our Operating Partnership, the Advisor received a special limited partner interest in CROP which was subsequently transferred to an affiliate of the Advisor. This special limited partnership interest entitles the holder to receive an allocation of CROP’s total return to its capital account of 12.5% over a 5% hurdle with a catch up, so long as the advisory agreement has not been terminated. The performance participation allocation is measured annually and any amount earned by the Special Limited Partner becomes payable as of December 31 of the applicable year. See Note 10 of the consolidated financial statements for additional information on the allocation. The performance participation allocation of $51.8 million is due to the growth of our NAV from May to December 2021.
Depreciation and Amortization
Due to the Mergers in 2021 depreciation and amortization for the years ended December 31, 2021 and 2020 are not comparable. The assets acquired with the Mergers brought additional depreciation and amortization of $57.3 million. A full year of ownership in One Upland provided additional depreciation in 2021 when compared to 2020. These increases were offset by $2.3 million of in-place
leases recorded with the acquisition of One Upland in March 2020 that were fully amortized that year.
General and Administrative Expenses
General and administrative expenses increased $6.5 million for the years ended December 31, 2021 and 2020 primarily due to the Mergers and resulting increase in various corporate level expenses related to the increased size of the Company. Merger costs, professional services, share-based compensation, legal, and insurance expenses all increased during the year ended December 31, 2021 when compared to the corresponding period in 2020.
Equity in Earnings/Losses of Unconsolidated Real Estate Entities
Due to the Mergers in 2021 equity in earnings for the years ended December 31, 2021 and 2020 are not comparable. Equity method investments acquired with the Mergers brought $6.6 million of equity in losses, primarily due to our share of depreciation and amortization in those investments. This was partially offset by increased equity in earnings from additional preferred equity investments.
Interest Expense
Due to the Mergers in 2021 interest expense for the years ended December 31, 2021 and 2020 is not comparable. Interest from property-level debt, Series 2016 Preferred Stock, Series 2017 Preferred Stock, and unsecured promissory notes acquired with the Mergers totaled $18.8 million. We also incurred additional interest expense of $4.7 million from additional Series 2019 Preferred Stock raised during the year ended December 31, 2021. This was partially offset by a reduction in interest expense from non-merger
properties as a result of lower interest rates on variable rate debt.
Gain on Sale of Real Estate Assets
The $10.9 million gain on sale of real estate assets is primarily from the sale of a 43% interest in Alpha Mill.
Policies Regarding Operating Expenses
Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income (the 2%/25% Limitation), unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring
factors. For the four consecutive quarters ended December 31, 2021, our total operating expenses exceeded the 2%/25% Limitation.
Based upon a review of unusual and
non-recurring
factors, including but not limited to outsized performance during this period resulting in increased performance participation allocation expense and the costs of the CRII Merger, the CMRI Merger and the CMRII Merger, our independent directors determined that the excess expenses were justified.
Liquidity and Capital Resources
Our principal demands for funds during the short and long-term are and will be for the acquisition of multifamily apartment communities and investments in multifamily real estate-related assets; operating expenses, including the management fee we pay to our advisor and the performance participation allocation, capital expenditures and general and administrative expenses; payments under debt obligations; repurchases of common and preferred stock; and payments of distributions to stockholders. We will obtain the capital required to purchase multifamily apartment communities and make investments in multifamily real estate-related assets and conduct our operations from the proceeds of the Private Offering, the
Follow-on
Offering, from our credit facilities, other secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations, all of which may be adversely affected by the impact
COVID-19.
We intend to strengthen our capital and liquidity positions by continuing to focus on our core fundamentals at the property level. Factors which could increase or decrease our future liquidity include but are not limited to operating performance of the properties owned by our joint ventures, including the impact of
COVID-19
on the properties owned by the joint ventures, volatility in interest rates, and the satisfaction of REIT dividend requirements.
As of December 31, 2021, we have $213.0 million of fixed rate debt and $543.7 million of variable rate debt, which includes $116.7 million of construction loans. We have interest rate cap hedging instruments on $407.0 million, or 74.9% of our variable rate debt. In addition, CROP has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $43.5 million as of December 31, 2021.
We have various credit facilities in place that provide us with additional liquidity. Our JP Morgan Revolving Credit Facility has a variable rate and is secured by Cottonwood One Upland. We may obtain advances secured against One Upland up to $74.9 million on the JP Morgan Revolving Credit Facility, as well as finance other future acquisitions up to $125.0 million in total revolving debt capacity. We can draw upon or pay down the JP Morgan Revolving Credit Facility at our discretion, subject to loan-to-value
requirements, debt service coverage ratios and other covenants and restrictions as set forth in the loan documents. As of December 31, 2021, we had advances of $20.0 million on the JP Morgan Revolving Credit Facility. Additionally, we have three other credit facilities through Fannie Mae that may provide additional liquidity if necessary, as long as we maintain certain loan-to-value
ratios and other requirements as set forth in the loan documents.
We must redeem the Series 2019 Preferred Stock for cash at a redemption price per share equal to $10.00 plus any accrued and unpaid dividends, to the extent there are funds legally available, on December 31, 2023. This date may be extended by two one-year
extension options. In addition, we must redeem the Series 2016 Preferred Stock and Series 2017 Preferred Stock for cash at a redemption price equal to $10.00 per share plus any accrued and unpaid dividends to the extent there are any funds legally available, on their respective redemption dates. The initial redemption date was January 31, 2021 for the Series 2016 Preferred Stock and it was extended to January 31, 2023. The Series 2017 Preferred Stock was redeemed on February 1, 2022. Our board of directors has approved the full redemption of the Series 2016 Preferred Stock which we expect to occur by April 30, 2022.
In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to pay offering costs in connection with the Private Offering and the
Follow-on
Offering, as well as make certain payments to our advisor pursuant to the terms of our advisory management agreement.
To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Material Cash Requirements
Our expected material cash requirements for the twelve months ended December 31, 2022 and thereafter are comprised of (i) contractually obligated expenditures; (ii) other required expenditures; and (iii) capital expenditures.
Contractually Obligated Expenditures
The following table summarizes our debt payments (excluding extension options), redeemable preferred stock (excluding extension options, deferred financing costs and offering costs), interest payment obligations (excluding debt premiums and discounts, unused fees and deferred financing costs) and obligations under non-cancelable
operating leases (excluding renewal options) as of December 31, 2021 ($ in thousands):

	Twelve Months Ended December 31, 2022	Thereafter
Debt repayments (1)	$82,170	$718,060
Preferred Stock redemptions	142,582	111,863
Interest payments	32,630	113,443
Operating leases	217	147

	$257,599	$943,513

(1)
Includes mortgages notes, revolving credit facilities, construction loans and unsecured promissory notes. Scheduled interest payments included in these amounts for variable rate loans are presented using rates (including the impact of interest rate swaps) as of December 31, 2021.

Refer to subsequent events below for information on refinances, redemptions, or exercised extension options after December 31, 2021.
Other Required Expenditures
We incur certain other required expenditures in the ordinary course of business, such as utilities, insurance, real estate taxes, third-party management fees, certain capital expenditures related to the maintenance of our properties, and corporate level expenses. Additionally, we carry comprehensive insurance to protect our properties against various losses. The amount of insurance expense that we incur depends on the assessed value of our properties, prevailing market rates, changes in risk. Furthermore, we incur real estate taxes in the various jurisdictions in which we operate. The amount of real estate taxes that we incur depends on changes in the assessed value of our properties, changes in tax rates assessed by certain jurisdictions.
In order to continue to qualify as a REIT for federal income tax purposes, we must meet several organizational and operational requirements, including a requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. We intend to continue to satisfy this requirement and maintain our REIT status.

The following table shows distributions paid and cash flow provided by (used in) operating activities during the years ended December 31, 2021 and 2020 ($ in thousands):

	December 31,
	2021	2020
Distributions paid in cash—common stockholders	$9,482	$4,145
Distributions paid in cash to noncontrolling interests—limited partners	10,591	—
Distributions of DRP (reinvested)	141	1,107

Total distributions (1)	$20,214	$5,252

Source of distributions (2)
Paid from cash flows provided by operations	$11,044	$572
Paid from revolving credit facility	5,000	—
Paid from offering proceeds	4,029	3,573
Offering proceeds from issuance of common stock pursuant to the DRP	141	1,107

Total sources	$20,214	$5,252

Net cash provided by (used in) operating activities (2)	$5,424	$(2,816)

(1)	Distributions are paid on a monthly basis. In general, distributions for all record dates of a given month are paid on or about the fifth business day of the following month.
(2)
The allocation of total sources are calculated on a quarterly basis. Generally, for purposes of determining the source of our distributions paid, we assume first that we use positive cash flow from operating activities from the relevant or prior quarter to fund distribution payments. As such, amounts reflected above as distributions paid from cash flows provided by operations may be from prior quarters which had positive cash flow from operations.

For the year ended December 31, 2021, distributions declared to common stockholders and limited partners were $9.5 million and $11.0 million, respectively. For the year ended December 31, 2021, we paid cash distributions to common stockholders of $9.5 million and limited partners of $10.6 million. For the year ended December 31, 2021, our net loss was $106.9 million. Cash flows provided by operating activities for the year ended December 31, 2021 was $5.4 million.
Capital Expenditures
We deployed $84.7 million during the year ended December 31, 2021 for capital expenditures, funded by debt, proceeds from our offerings and sale of assets, joint venture partners, and property operations. The properties in which we deployed the most capital during the year ended December 31, 2021 are listed separately and the capital expenditures made on all other properties are aggregated in “All other properties” below ($ in thousands):

	2021		2022
Property Name, Location	Total Capital Deployed	CCI/CROP Funded	Capital Budgeted	CCI/CROP Funded
Cottonwood on Broadway	$19,273	$—	$17,333	$—
Sugarmont	17,622	—	10,000	10,000
Park Avenue	15,676	1,907	7,480	1,305
Cottonwood on Highland	16,181	—	27,049	739
All other properties	15,939	10,767	1,005	1,005

	$84,691	$12,674	$62,867	$13,049

Cash Flows
The net change in our cash and cash equivalents and restricted cash is summarized as follows ($ in thousands):

	For the Year Ended December 31,
	2021	2020
Net cash provided by (used in) operating activities	$5,424	$(2,816)
Net cash used in investing activities	(44,297)	(83,284)
Net cash provided by financing activities	79,630	42,991

Net increase (decrease) in cash and cash equivalents and restricted cash	40,757	(43,109)

Net cash flows provided by operating activities were $5.4 million during the year ended December 31, 2021, primarily as a result of the Mergers which resulted in increased tenant receipts and property management fees. Net cash inflows were also due to income from structured investments partially offset by transaction costs associated with the Mergers, operating expenses and payment of Preferred Stock interest. Cash flows used in operating activities for the same period in 2020 were $2.8 million, primarily as a result of transaction costs associated with the Mergers and increased operating costs offset by tenant receipts, interest income received on the Dolce
B-Note,
and interest received for cash on deposit combined with the deferral of payment on accounts payable, accrued expenses, and other liabilities.
Cash flows used in investing activities were $44.3 million during the year ended December 31, 2021, primarily due to investments in development projects and capital improvements, funding of preferred equity at Riverfront, purchase of additional interests in Melrose Phase II, and draws on the Integra Peaks mezzanine loan, largely offset by the cash acquired in connection with the CRII Merger, repayment on the Dolce
B-Notes,
and proceeds from the sale of an interest in Alpha Mill. Cash flows used in investing activities were $83.3 million for the same period in 2020 due to our purchase of Cottonwood One Upland, funding preferred equity investments in Vernon, Lector85, and Riverfront and the Dolce
B-Note,
as well as cash invested in capital improvements.
Cash flows provided by financing activities were $79.6 million during the year ended December 31, 2021, as a result of net proceeds we received from the issuance of Series 2019 Preferred Stock, proceeds from construction loans and refinances, offset partially by distributions paid to both common stockholders and noncontrolling interest holders, net repayments made on our JP Morgan Revolving Credit Facility, and repurchases of preferred stock, common stock and OP Units. Cash flows provided by financing activities were $43.0 million for the same period in 2020, driven mainly by the net proceeds we received from the issuance of our common stock and our Series 2019 Preferred Stock, offset partially by distributions paid to common stockholders and net repayments made on our JP Morgan Credit Facility.
Critical Accounting Estimates
A critical accounting estimate is one that is both important to our financial condition and results of operations and that involves some degree of uncertainty. The preceding discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and the notes thereto, which have been prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make a number of estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. On an ongoing basis, we evaluate our estimates and assumptions based upon historical experience and various other factors and circumstances. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may differ from these estimates and assumptions.

We believe that the estimates and assumptions summarized below are most important to the portrayal of our financial condition and results of operations because they involve a significant level of estimation uncertainty and they have had, or are reasonably likely to have, a material impact on our financial condition or results of operations. For a discussion of all of our significant accounting policies, see Note 2 of the consolidated financial statements included in the proxy statement/prospectus.
Investments in Real Estate
In accordance with Accounting Standards Codification Topic 805,
Business Combinations
, we determine whether an acquisition qualifies as a business combination or as an asset acquisition. We account for business combinations by recognizing assets acquired and liabilities assumed at their fair values as of the acquisition date. We account for asset acquisitions by allocating the total cost to the individual assets acquired and liabilities assumed on a relative fair value basis. Acquired assets and liabilities include land, building, furniture, fixtures and equipment, identified intangible assets, and debt.
We may use significant subjective inputs in determining fair values. The methods we use are similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income. The fair value of debt is a present value application which discounts the difference between the remaining contractual and market debt service payments at an equity discount rate. The equity discount rate is an estimated levered return and is calculated using the LTV, unlevered property discount rate, and a market rate.
Subsequent Events
The following events occurred subsequent to December 31, 2021:
Series 2016 Preferred Stock Extension
In January 2022, we extended our Series 2016 Preferred Stock redemption date to the maximum extension date of January 31, 2023. On March 22, 2022, our board of directors approved the full redemption of our Series 2016 Preferred Stock which we expect to occur before the end of April 2022. We will continue to pay the extension dividend rate of 7.0% until the earlier of January 31, 2023 or the full redemption of the Series 2016 Preferred Stock. We intend to use funds from our
Follow-on
Offering, proceeds from financing activities discussed below, and our revolving credit facility to redeem the Series 2016 Preferred Stock.
Series 2017 Preferred Stock Payoff
Our Series 2017 Preferred Stock was fully redeemed on February 1, 2022 for approximately $2.6 million.
Financing Activity
On January 28, 2022, we refinanced Parc Westborough and placed it on our revolving credit facility, drawing an additional $1.7 million on that line. We also refinanced Sugarmont’s construction loan to a permanent $105.0 million mortgage, receiving net proceeds of $43.8 million.
In March 2022, we refinanced seven properties through individual, uncrossed loans with one lender for $362.2 million, receiving net proceeds of $111.7 million. All of the loans are on a 5 year term and carry a 3.4% fixed interest rate. Two of the properties are unconsolidated.
Performance Participation Allocation Payment
On January 31, 2021, the accrued $51.8 million performance participation allocation was paid in cash.

Loss of Third-Party Management Contracts
On February 14, 2022, a portfolio of 12 properties which we managed for a third-party was sold to another group, resulting in the loss of approximately 3,500 units under management.
Status of the Private Offering
We sold 1,547,184 shares of Series 2019 Preferred Stock for aggregate gross offering proceeds of $15.4 million. In connection with the sale of these shares in the Private Offering, the Company paid aggregate selling commissions of $1.0 million and placement fees of $0.3 million. The offering was fully subscribed in March 2022.
Status of the
Follow-on
Offering
We sold the following through our
Follow-on
Offering ($ in thousands):

	Class				Total
	T	I	A	TX
Shares issued through Primary Offering	1,394,087	442,888	—	—	1,836,975
Shares issued through DRP Offering	19	456	26,120	—	26,595
Gross Proceeds	$25,000	$7,888	$458	$—	$33,346
Distributions Declared—Common Stock
We declared the following monthly distributions after December 31, 2021:

Shareholder Record Date	Monthly Rate	Annually
January 31, 2022	$0.05833333	$0.70
February 28, 2022	$0.05916667	$0.71
March 31, 2022	$0.05916667	$0.71
Grant of LTIP Unit Awards
On January 7, 2022, grants of 105,826 time-based LTIP Units and 170,731 performance-based LTIP units were issued to executives, directors and employees. An additional grant of 14,7554 time-based LTIP units were issued to directors on February 7, 2022.
Equity Incentive Plan
On March 22, 2022, our board of directors approved the Cottonwood Communities, Inc. 2022 Equity Incentive Plan (the “Plan”) to attract, retain and reward certain employees, consultants and/or directors for services they perform on behalf of the Company. The plan allows for the issuance of a maximum of 300,000 shares of common stock issued through restricted stock units or restricted stock awards. Awards may (but need not) be subject to service or performance vesting conditions. Upon adoption of the Plan, the compensation committee of the board of directors approved an aggregate grant of 20,038 restricted stock units with a four-year vesting schedule. We do not intend to issue awards to executive officers or directors pursuant to the Plan.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations
For the Three Months Ended March 31, 2022
Overview
Cottonwood Communities, Inc. invests in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets throughout the United States. We are externally managed by our advisor, CC Advisors III, LLC (“CC Advisors III”), a wholly-owned subsidiary of our sponsor, Cottonwood Communities Advisors, LLC (“CCA”). We were incorporated in Maryland in 2016. We hold all of our assets through our Operating Partnership. Our Operating Partnership was Cottonwood Communities O.P., LP (“CCOP”) prior to the CRII Merger and is Cottonwood Residential O.P., LP (“CROP”) after the CRII Merger. We are the sole member of the sole general partner of the Operating Partnership and own general partner interests in the Operating Partnership alongside third party limited partners.
We are a
non-traded
perpetual-life, net asset value (“NAV”), real estate investment trust (“REIT”). We qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
As of March 31, 2022, we raised approximately $122.0 million from the sale of our common stock in an initial public offering that we conducted from August 2018 through December 2020; we raised gross proceeds of approximately $127.3 million from the sale of our Series 2019 Preferred Stock in a private offering to accredited investors only; and we raised approximately $36.1 million in our follow-on
offering that we commenced in November 2021 (including shares issued through the distribution reinvestment plan offering). We have primarily used the net proceeds to make investments in real estate related assets as further described below under Our Investments.
As of March 31, 2022, we had a portfolio of $2.4 billion in total assets, with 86.2% of our equity value in operating properties, 7.7% in development and 6.1% in real estate-related investments. Refer to the section “Our Investments” below for further description of our portfolio.
The 2021 Mergers
On January 26, 2021, we entered into separate agreements with three affiliated REITs and their respective operating partnerships to merge through the exchange of stock-for-stock
and
units-for-units,
respectively. The merger with Cottonwood Residential II, Inc. (“CRII,” the “CRII Merger”) closed on May 7, 2021. The mergers with Cottonwood Multifamily REIT I, Inc. (“CMRI,” the “CMRI Merger”) and with Cottonwood Multifamily REIT II, Inc. (“CMRII,” the “CMRII Merger”) closed on July 15, 2021. We refer to the CRII Merger, the CMRI Merger and the CMRII Merger as the “2021 Mergers.”
Through the 2021 Mergers we acquired interests in 22 stabilized multifamily apartment communities, four multifamily development projects, one structured investment, and land held for development. We also acquired CRII’s property management business and its employees, which currently manage approximately 9,600 units, including 7,300 units we own or have ownership interests in, an advisory contract with Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”), and personnel who performed certain administrative and other services for us, including legal, accounting, property development oversight and certain services relating to construction management, shareholder relations, human resources, renter insurance and information technology.
CC Advisors III continues to manage our business as our external advisor pursuant to an amended and restated advisory agreement. With the exception of our Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer, and Chief Development Officer, we do not employ our executive officers.

See Note 1 of the consolidated financial statements for the three months ended March 31, 2021 included in the proxy statement/prospectus for further description of the 2021 Mergers.
First Quarter Results
The following highlights activities that occurred during the three months ended March 31, 2022:

•	Attained net loss attributable to common stockholders of $0.12 per diluted share, representing a 52% improvement compared to the same period in the prior year.

•
Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $0.11 per diluted share. Core FFO was also $0.06 per diluted share, representing a 100.0% increase compared to the same period in the prior year.

•	NAV increased from $17.2839 as of December 31, 2021 to $19.6324 as of March 31, 2022, representing an increase of 13.6%.

•	Closed an aggregate of $369.5 million in property-level financing and repaid $218.7 million.

•	Construction loan draws equal to $9.2 million and repaid $59.7 million with permanent debt upon refinancing.

•	Raised $14.2 million of net proceeds from the sale of our Series 2019 Preferred Stock.

•	Fully redeemed our 2017 Preferred Stock for $2.7 million.

•	Raised $33.4 million of net proceeds from the sale of stock issued under our Follow-on Offering.

•	Realized a promote of $30.3 million from an incentive allocation agreement with a real estate firm.

•	Paid the performance participation allocation of $51.8 million that was accrued during 2021.
Our Investments
Information regarding our investments as of March 31, 2022 is as follows:
Stabilized Properties ($ in thousands)

Property Name	Location	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Date Property Value	Mortgage Debt Outstanding (1)	Physical Occupancy Rate	Percentage Owned by CROP
3800 Main	Houston, TX	319	831	May 2021	$58,100	$35,703	91.54%	50.00%
Alpha Mill	Charlotte, NC	267	830	May 2021	69,500	39,044	94.76%	57.21%
Cason Estates	Murfreesboro, TN	262	1,078	May 2021	51,400	33,594	97.71%	100.00%
Cottonwood	Salt Lake City, UT	264	834	May 2021	47,300	21,645	94.70%	100.00%
Cottonwood Bayview	St. Petersburg, FL	309	805	May 2021	95,900	46,953	95.79%	71.00%
Cottonwood One Upland	Boston, MA	262	1,160	March 2020	103,600	—	96.56%	100.00%
Cottonwood Reserve	Charlotte, NC	352	1,021	May 2021	77,500	38,187	96.07%	91.14%
Cottonwood Ridgeview	Plano, TX	322	1,156	May 2021	70,000	65,300	95.34%	90.45%
Cottonwood West Palm	West Palm Beach, FL	245	1,122	May 2019	66,900	35,995	95.92%	100.00%
Cottonwood Westside	Atlanta, GA	197	860	May 2021	47,900	25,383	91.88%	100.00%
Enclave on Golden Triangle	Keller, TX	273	1,048	May 2021	51,600	48,400	96.70%	98.93%
Fox Point	Salt Lake City, UT	398	841	May 2021	79,400	46,000	96.48%	52.75%
Heights at Meridian	Durham, NC	339	997	May 2021	79,900	36,180	93.81%	100.00%
Melrose	Nashville, TN	220	951	May 2021	67,400	56,600	93.18%	100.00%
Melrose Phase II	Nashville, TN	139	675	May 2021	40,350	32,400	96.40%	79.82%
Parc Westborough	Boston, MA	249	1,008	May 2021	74,000	—	96.79%	100.00%
Pavilions	Albuquerque, NM	240	1,162	May 2021	61,100	58,500	93.33%	96.35%
Raveneaux	Houston, TX	382	1,065	May 2021	57,500	47,400	91.62%	96.97%
Regatta	Houston, TX	490	862	May 2021	48,100	35,367	94.68%	100.00%
Retreat at Peachtree City	Peachtree City, GA	312	980	May 2021	72,500	48,719	92.95%	100.00%

Property Name	Location	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Date Property Value	Mortgage Debt Outstanding (1)	Physical Occupancy Rate	Percentage Owned by CROP
Scott Mountain	Portland, OR	262	927	May 2021	70,700	48,373	94.66%	95.80%
Stonebriar of Frisco	Frisco, TX	306	963	May 2021	59,200	53,600	96.41%	84.19%
Summer Park	Buford, GA	358	1,064	May 2021	75,500	44,620	98.60%	98.68%
The Marq Highland Park (2)	Tampa, FL	239	999	May 2021	65,700	34,459	99.16%	100.00%
Toscana at Valley Ridge	Lewisville, TX	288	738	May 2021	47,700	30,700	99.31%	58.60%

Total / Weighted-Average		7,294	962		$1,638,750	$963,122	95.34%

(1)	Mortgage debt outstanding is shown as if CROP owned 100% of the property.
(2)	Excludes the commercial data in units count and physical occupancy.
Development Properties ($ in thousands)

Property Name	Location	Units to be Built	Average Unit Size (Sq Ft)	Purchase Date	Estimated Completion Date	Investment Amount	Percentage Owned by CROP
Cottonwood on Broadway	Salt Lake City, UT	254	817	May 2021	4Q2022	$6,020	18.84	% (1)
Park Avenue	Salt Lake City, UT	234	714	May 2021	2Q2022	8,017	23.57	% (1)
Sugarmont	Salt Lake City, UT	341	904	May 2021	2Q2022	69,599	99.00	% (3)
Cottonwood on Highland (2)	Millcreek, UT	250	757	May 2021	1Q2023	8,221	36.93%

Total		1,079				$91,857

(1)	Cottonwood Multifamily Opportunity Fund, Inc., a fund sponsored by a subsidiary of CROP, indirectly owns a majority of the remaining interest.
(2)	Intended to qualify as a qualified opportunity zone investment. Excludes the commercial data in unit count.
(3)
The one percent interest not owned by us has limited rights, including the right to control on behalf of the joint venture the prosecution and resolution of all litigation, claims, or causes of action that the joint venture has or may have against certain third parties associated with the design and construction of Sugarmont, as well as the obligation to defend any crossclaims resulting from these actions.

Structured Investments ($ in thousands)

Property Name	Location	Investment Type	Date of Initial Investment	Number of Units	Funding Commitment	Amount Funded to Date
Lector85	Ybor City, FL	Preferred Equity	August 2019	254	$9,900	$9,900
Vernon Boulevard	Queens, NY	Preferred Equity	July 2020	534	15,000	15,000
Riverfront	West Sacramento, CA	Preferred Equity	November 2020	285	15,092	15,092
Integra Peaks at Damonte	Reno, NV	Mezzanine Loan	June 2021	300	13,000	13,000

Total				1,373	$52,992	$52,992

Land Held for Development ($ in thousands)

Property Name	Location	Purchase Date	Investment Amount	Percentage Owned by CROP
Block C (1)	Salt Lake City, UT	May 2021	$2,149	37.02%
Jasper	Salt Lake City, UT	June 2021	3,307	100.00%
3300 Cottonwood	Salt Lake City, UT	October 2021	7,521	100.00%

Total			$12,977

(1)	Cottonwood Multifamily Opportunity Fund, Inc., a fund sponsored by a subsidiary of CROP, indirectly owns a majority of the remaining interest.

Results of Operations
Our results of operations for the three months ended March 31, 2022 and 2021 are as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021	Change
Revenues
Rental and other property revenues	$26,820	$3,172	$23,648
Property management revenues	3,124	—	3,124
Other revenues	615	245	370

Total revenues	30,559	3,417	27,142
Operating expenses
Property operations expense	9,672	1,348	8,324
Property management expense	4,952	—	4,952
Asset management fee	3,792	886	2,906
Performance participation allocation	19,934	—	19,934
Depreciation and amortization	11,268	1,338	9,930
General and administrative expenses	3,223	2,503	720

Total operating expenses	52,841	6,075	46,766

Loss from operations	(22,282)	(2,658)	(19,624)
Equity in earnings of unconsolidated real estate entities	2,670	951	1,719
Interest income	16	—	16
Interest expense	(11,117)	(1,330)	(9,787)
Promote from incentive allocation agreement	30,309	—	30,309
Loss on debt extinguishment	(551)	—	(551)
Other income	1,530	27	1,503

Income (loss) before income taxes	575	(3,010)	3,585
Income tax expense	(7,463)	—	(7,463)

Net loss	(6,888)	(3,010)	(3,878)
Net loss attributable to noncontrolling interests:			—
Limited partners	3,828	—	3,828
Partially owned entities	55	—	55

Net loss attributable to common stockholders	$(3,005)	$(3,010)	$5

Weighted-average common shares outstanding	24,654,085	12,232,289	12,421,796

Net loss per common share—basic and diluted	$(0.12)	$(0.25)	$0.13

Comparison of the Three Months Ended March 31, 2022 and 2021
Rental and Other Property Revenues, Property Operations Expense
Due to the 2021 Mergers, our rental and other property revenues and property operating expenses for the three months ended March 31, 2022 and 2021 are not comparable. The assets acquired with the 2021 Mergers brought additional rental and property revenues of $23.2 million corresponding with additional property operation expenses of $6.9 million. The remaining increase relates to improved rents at the properties we owned prior to the 2021 Mergers.
Property Management Revenues and Property Management Expense
The property management revenues of $3.1 million and property management expense of $5.0 million are from CRII’s property management business acquired with the 2021 Mergers. Our consolidated properties are managed by us. The property management income received from those properties is eliminated with the associated expense at those properties.
Asset Management Fee
Asset management fees prior to May 7, 2021 were 1.25% of gross book value. After May 7, 2021 the asset management fee was the lesser of 0.0625% gross asset value or 0.125% of net asset value each month (0.75% and 1.5% annually), with values updated monthly. The increase in asset management fees of $2.9 million is due to the increase in assets acquired through the 2021 Mergers, the increase in other assets and capital raised, and overall increases in real estate values in combination with the revised fee structure.
Performance Participation Allocation
An affiliate of the Advisor receives a special limited partner interest in CROP. This special limited partnership interest entitles the holder to receive an allocation of CROP’s total return to its capital account of 12.5% over a 5% hurdle with a catch up, so long as the advisory agreement has not been terminated. See Note 9 of the consolidated financial statements for additional information on the allocation. The performance participation allocation of $19.9 million is due to the growth of our NAV over the three month period ended March 31, 2022.
Depreciation and Amortization
Due to the 2021 Mergers, depreciation and amortization for the three months ended March 31, 2022 and 2021 is not comparable. The assets acquired with the 2021 Mergers brought additional depreciation and amortization of $9.9 million.
General and Administrative Expenses
General and administrative expenses increased $0.7 million for the three months ended March 31, 2022 when compared to the same period in the prior year, primarily due to increased professional services, share-based compensation, legal, and insurance expenses, offset by decreased transaction costs.
Interest Expense
Due to the 2021 Mergers, interest expense for the three months ended March 31, 2022 and 2021 is not comparable. Interest from property-level debt, preferred stock, and unsecured promissory notes acquired with the Mergers totaled $7.6 million. We also incurred additional interest expense of $2.1 million from additional Series 2019 Preferred Stock raised.
During the first quarter of 2022, we refinanced debt on multiple stabilized properties from floating rate debt to fixed rate debt, reducing our overall floating rate mortgage balance by $85.4 million and decreasing our overall weighted-average fixed interest rate by 35 basis points. We also refinanced certain higher rate variable mortgages, reducing our weighted-average variable interest rate by 42 basis points.
Promote from Incentive Allocation Agreement , Income Tax Expense
In 2018, we sold a portfolio of twelve properties to an unrelated real estate firm. Under the sales arrangement, we entered into an incentive allocation agreement that entitled us to to participate in distributions from the portfolio should returns exceed certain amounts. The real estate firm sold the portfolio during the first quarter of 2022. Our taxable REIT subsidiary realized a promote distribution of $30.3 million from the sale and recognized income tax expense of $7.3 million. We managed the portfolio on behalf of the real estate firm prior to the portfolio being sold.
Funds from Operations
We believe funds from operations, or FFO, is a beneficial indicator of the performance of an equity REIT and of our company. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), gains and losses from change in control, impairment losses on real estate assets, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for our share of unconsolidated partnerships and joint ventures.
We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.
Our management also uses Core FFO as a measure of our operating performance. Core FFO is further adjusted from FFO for the following items included in GAAP net income: amortization of issuance costs associated with investments in real-estate related loans and debt, accretion of discounts on preferred stock, the performance participation allocation, acquisition fees and expenses, and amortization of above or below intangible lease assets and liabilities. Our calculation of Core FFO may differ from the methodology used for calculating Core FFO by other REITs and, accordingly, our Core FFO may not be comparable. We believe these measures are useful to investors because they facilitate an understanding of our operating performance after adjusting for non-cash expenses and
other items not indicative of ongoing operating performance.
Neither FFO nor Core FFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and Core FFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor Core FFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The following table presents the calculation of FFO and Core FFO (in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021
Net loss attributable to common stockholders	$(3,005)	$(3,010)
Adjustments to arrive at FFO:
Real estate related depreciation and amortization	10,424	1,338
Depreciation and amortization from unconsolidated real estate entities	2,343	—
Loss allocated to noncontrolling interests—limited partners	(3,828)	—
Amount attributable to above from noncontrolling interests—partially owned entities	337	—

Funds from operations attributable to common stockholders and unit holders	6,271	(1,672)

Adjustments:
Amortization of intangible assets	844	—
Accretion of discount on preferred stock	1,281	278
Performance participation allocation	19,934	—
Promote from incentive allocation agreement (tax effected)	(23,047)
Acquisition fees and expenses (1)	73	1,709
Loss on debt extinguishment	551	—
Gains on derivatives	(1,427)
Other adjustments	76	71
Amount attributable to above from unconsolidated real estate entities	(1,012)	—
Amount attributable to above from noncontrolling interests—partially owned entities	53

Core funds from operations attributable to common stockholders and unit holders	$3,597	$386

FFO per common share and unit—basic and diluted	$0.11	$(0.14)
Core FFO per common share and unit—basic and diluted	$0.06	$0.03
Weighted-average common shares and units outstanding	56,059,856	12,232,289

(1)	Acquisition fees and expenses during the three months ended March 31, 2021 included costs associated with the CRII Merger, the CMRI Merger, and the CMRII Merger.
See “Results of Operations” above for further detail.
Net Asset Value
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our net asset value (“NAV”). Pursuant to these valuation procedures, we computed a March 31, 2022 NAV per share for our outstanding Class T, Class I, Class A and Class TX shares of $19.6324. As of March 31, 2022, we had no outstanding Class D shares. Until Class D shares are outstanding as of the date our NAV is determined, we will deem the NAV per share of our Class D shares to be the NAV per share of our Class I, Class A and Class TX shares.
The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. Please see “Net Asset Value Calculation and Valuation Guidelines” in our prospectus for a detailed description of our valuation guidelines.
CROP has certain classes or series of OP Units that are each economically equivalent to a corresponding class of shares. Accordingly, on the last day of each month, for such classes or series of OP Units, the NAV per OP Unit equals the NAV per share of the corresponding class. To the extent CROP has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with our valuation procedures. The NAV of CROP on the last day of each month equals the sum of the NAVs of each fully-diluted outstanding OP Unit on such day. In calculating the fully-diluted outstanding OP Units we include all outstanding vested LTIP Units, unvested time-based LTIP Units and those performance-based LTIP Units that would be earned based on the internal rate of return as of such day.
Our total NAV in the following table includes the NAV of our Class T, Class I, Class A and Class TX common stockholders, as well as the partnership interests of CROP held by parties other than us. The following table sets forth the components of our NAV as of March 31, 2022 (in thousands except share data):

Components of NAV*	As of 3/31/2022
Investments in Multifamily Operating Properties	$1,973,186
Investments in Multifamily Development Properties	220,520
Investments in Real-estate Related Structured Investments	63,832
Operating Company, Land and Other Net Current Assets	76,021
Cash and Cash Equivalents	75,508
Secured Real Estate Financing	(965,051)
Subordinated Unsecured Notes	(43,443)
Preferred Equity	(267,173)
Accrued Performance Participation Allocation	(19,934)

NAV	$1,113,467

Fully-diluted Shares/Units Outstanding	56,715,620

*	Presented as adjusted for the Company’s economic ownership percentage in each asset.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of March 31, 2022 (in thousands, except share and per share data):

	Class					Total
	T	I	A	TX	OP (1)
As of March 31, 2022
Monthly NAV	$27,158	$12,299	$457,206	$344	$616,460	$1,113,467
Fully-diluted Outstanding Shares/Units	1,383,342	626,463	23,288,245	17,525	31,400,045	56,715,620

NAV per Fully-diluted Share/Unit	$19.6324	$19.6324	$19.6324	$19.6324	$19.6324

(1)
Includes the partnership interests of CROP held by High Traverse Holdings, an entity beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin and other CROP interests, including LTIP Units as described above, held by parties other than us.

Set forth below are the weighted averages of the key assumptions that were used by the independent appraisal advisor in the discounted cash flow methodology used in the March 31, 2022, valuations of our real property assets, based on property types.

	Discount Rate	Exit Capitalization Rate
Operating Assets	5.74%	4.44%
Development Assets	5.92%	4.40%

*	Presented as adjusted for the Company’s economic ownership percentage in each asset, weighted by gross value.
A change in these assumptions would impact the calculation of the value of our operating and development assets. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our operating and development asset values:

Sensitivities	Change	Operating Asset Values	Development Asset Values
Discount Rate	0.25% decrease	2.5%	2.2%
	0.25% increase	(2.5)%	(2.2)%

Exit Capitalization Rate	0.25% decrease	4.8%	4.5%
	0.25% increase	(4.1)%	(4.1)%

*	Presented as adjusted for the Company’s economic ownership percentage in each asset.

The following table reconciles stockholders’ equity and CROP partners’ capital per our condensed consolidated balance sheet to our NAV (in thousands):

March 31, 2022
Stockholders’ equity	$199,143
Non-controlling interests attributable to limited partners	282,549

Total partners’ capital of CROP under U.S. GAAP	481,692
Adjustments at share:
Accumulated depreciation and amortization, consolidated and unconsolidated entities	94,356
Goodwill	(439)
Deferred tax liability	3,661
Discount on preferred stock	(9,588)
Unrealized net real estate and debt appreciation	543,785

NAV	$1,113,467

The following details the adjustments to reconcile GAAP stockholders’ equity and CROP partners’ capital per our condensed consolidated balance sheet to our NAV:

•	Our preferred stock is accounted for as a liability with associated issuance costs deferred and amortized under GAAP. These issuance costs are excluded for purposes of determining our NAV.

•
We recorded goodwill for the difference between the transaction price of the CRII Merger and the fair value of identifiable assets acquired, liabilities assumed, and non-controlling
interests. Goodwill was not included for purposes of determining our NAV.

•
We recorded deferred tax liabilities for the tax effects on the difference in the value of certain assets recorded with the CRII Merger and their underlying tax basis. These deferred tax liabilities were excluded for purposes of determining our NAV.

•
We depreciate our investments in real estate and amortize certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization is not recorded for purposes of determining our NAV.

•	Accumulated depreciation and amortization associated with our investments in unconsolidated real estate entities is also not recorded for purposes of determining our NAV.

•
We manage properties on behalf of third parties and under certain agreements have contractual rights to receive promotional interests subject to minimum return hurdles. We do not recognize promotes under GAAP until a liquidation transaction is probable, but do include the fair value of promotes, using a hypothetical liquidation valuation method, for purposes of determining our NAV.

•
Our investments in real estate are presented under historical cost in our GAAP consolidated financial statements. Additionally, our mortgage notes, revolving credit facility and construction loans (“Debt”) are presented at their carrying value in our consolidated GAAP financial statements. As such, any increases or decreases in the fair market value of our investments in real estate or our Debt are not included in our GAAP results. For purposes of determining our NAV, our investments in real estate and our Debt are recorded at fair value.

Policies Regarding Operating Expenses
Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income (the 2%/25% Limitation), unless the conflicts committee has determined that such excess expenses were justified based on unusual and
non-recurring
factors. For the four consecutive quarters ended March 31, 2022, our total operating expenses exceeded the 2%/25% Limitation.
Based upon a review of unusual and
non-recurring
factors, including but not limited to outsized performance during this period resulting in increased performance participation allocation expense and the costs of the CRII Merger, the CMRI Merger and the CMRII Merger, our independent directors determined that the excess expenses were justified.
Liquidity and Capital Resources
Our principal demands for funds during the short and long-term are and will be for the acquisition of multifamily apartment communities and investments in multifamily real estate-related assets; operating expenses, including the management fee we pay to our advisor and the performance participation allocation, capital expenditures and general and administrative expenses; payments under debt obligations; repurchases of common and preferred stock; and payments of distributions to stockholders. We will obtain the capital required to purchase multifamily apartment communities and make investments in multifamily real estate-related assets and conduct our operations from the proceeds of the Private Offering, the
Follow-on
Offering, from our credit facilities, other secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations.
We intend to strengthen our capital and liquidity positions by continuing to focus on our core fundamentals at the property level. Factors which could increase or decrease our future liquidity include but are not limited to operating performance of the properties owned by our joint ventures, including the impact of
COVID-19
on the properties owned by the joint ventures, volatility in interest rates, and the satisfaction of REIT dividend requirements.
As of March 31, 2022, we have $450.4 million of fixed rate debt and $387.8 million of variable rate debt, which includes $66.2 million of construction loans. $216.6 million, or 56% of our variable rate debt is accompanied by interest rate cap hedging instruments. In addition, CROP has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $43.4 million as of March 31, 2022.
We have various credit facilities in place that provide us with additional liquidity. Our JP Morgan Revolving Credit Facility has a variable rate and is secured by Cottonwood One Upland and Parc Westborough. We may obtain advances secured against Cottonwood One Upland and Parc Westborough up to $125.0 million on the JP Morgan Revolving Credit Facility. We can draw upon or pay down the JP Morgan Revolving Credit Facility at our discretion, subject to loan-to-value
requirements, debt service coverage ratios and other covenants and restrictions as set forth in the loan documents. As of March 31, 2022, we had no advances on the JP Morgan Revolving Credit Facility. Additionally, we have three other credit facilities through Fannie Mae that may provide additional liquidity if necessary as long as we maintain certain loan-to-value
ratios and other requirements as set forth in the loan documents.
We must redeem the Series 2019 Preferred Stock for cash at a redemption price per share equal to $10.00 plus any accrued and unpaid dividends, to the extent there are funds legally available, on December 31, 2023. This date may be extended by two one-year
extension options. In addition, we must redeem the Series 2016 Preferred Stock for cash at a redemption price equal to $10.00 per share plus any accrued and unpaid dividends to the extent there are any funds legally available, on the redemption date. The initial redemption date for the Series 2016 Preferred Stock was January 31, 2021, and it was extended to January 31, 2022. In January 2022, we extended our Series 2016 Preferred Stock redemption date to the maximum extension date of January 31, 2023. Subsequent to March 31, 2022, we fully redeemed the Series 2016 Preferred Stock on April 18, 2022 for approximately $139.8 million, utilizing available cash on hand, funds raised in the
Follow-on
Offering and a $70.0 million draw on our JP Morgan Revolving Credit facility. Our Series 2017 Preferred Stock was fully redeemed in the first quarter of 2022 immediately following the January 31, 2022 redemption date for approximately $2.6 million.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to pay offering costs in connection with the Private Offering and the
Follow-on
Offering, as well as make certain payments to our advisor pursuant to the terms of our advisory management agreement.
To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Cash Flows
The following table provides a breakdown of the net change in our cash and cash equivalents and restricted cash (in thousands):

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(14,806)	$(202)
Net cash provided by (used in) investing activities	20,084	(3,372)
Net cash provided by financing activities	99,517	6,360

Net increase in cash and cash equivalents and restricted cash	$104,795	$2,786

Net cash flows used in operating activities were $14.8 million during the three months ended March 31, 2022. Net cash inflows increased as a result of the 2021 Mergers which resulted in increased tenant receipts and property management fees, income from structured investments and an increase in accounts payable and accrued liabilities, offset by the performance participation allocation payment of $51.8 million, additional operating expenses and payment of preferred stock interest. Cash flows used in operating activities for the same period in 2021 were $202,000. Cash inflows came primarily from tenant receipts and interest income received on the Dolce
B-Note
and our preferred equity investments, offset primarily with transaction costs from the 2021 Mergers.
Cash flows provided by investing activities were $20.1 million during the three months ended March 31, 2022, primarily due to a return on capital from investments in unconsolidated entities upon refinance, offset by investments in development projects and capital improvements. Cash flows used in investing activities were $3.4 million for the same period in 2021 due to additional investments in the Dolce
B-Note
and our preferred equity investments.
Cash flows provided by financing activities were $99.5 million during the three months ended March 31, 2022, as a result of net proceeds we received from the issuance of Series 2019 Preferred Stock, the issuance of common stock, net borrowings under mortgage notes and term loans, offset by distributions paid to both common stockholders and noncontrolling interest holders, net repayments made on our JP Morgan Revolving Credit Facility, repayment on construction loans, and repurchases of preferred stock, common stock and OP Units. Cash flows provided by financing activities were $6.4 million for the same period in 2021, driven mainly by the net proceeds we received from the issuance of our Series 2019 Preferred Stock, offset partially by distributions paid to common stockholders and net repayments made on our JP Morgan Credit Facility.

Distributions
The following table shows distributions paid and cash flow provided by (used in) operating activities during the three months ended March 31, 2022 and the year ended December 31, 2021 (in thousands):

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Distributions paid in cash—common stockholders	$4,174	$9,482
Distributions paid in cash to noncontrolling interests—limited partners	5,460	10,591
Distributions of DRP (reinvested)	466	141

Total distributions (1)	$10,100	$20,214

Source of distributions (2)
Paid from cash flows provided by operations	$—	$11,044
Paid from revolving credit facility	—	5,000
Paid from offering proceeds	9,634	4,029
Offering proceeds from issuance of common stock pursuant to the DRP	466	141

Total sources	$10,100	$20,214

Net cash used in operating activities (2)	$(14,806)	$(2,816)

(1)	Distributions are paid on a monthly basis. In general, distributions for all record dates of a given month are paid on or about the fifth business day of the following month.
(2)
The allocation of total sources are calculated on a quarterly basis. Generally, for purposes of determining the source of our distributions paid, we assume first that we use positive cash flow from operating activities from the relevant or prior quarter to fund distribution payments. As such, amounts reflected above as distributions paid from cash flows provided by operations may be from prior quarters which had positive cash flow from operations.

For the three months ended March 31, 2022, distributions declared to common stockholders and limited partners were approximately $4.3 million and $5.5 million, respectively. For the three months ended March 31, 2022, we paid aggregate distributions to common stockholders and limited partners of approximately $4.2 million and $5.5 million. For the three months ended March 31, 2022, our net loss was approximately $6.9 million. Cash flows used in operating activities for the three months ended March 31, 2022 was approximately $14.8 million.
Critical Accounting Policies
Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the period ending December 31, 2021 for discussions of our critical accounting estimates. As of March 31, 2022, our critical accounting estimates have not changed from those described.
Subsequent Events
Series 2016 Preferred Stock Payoff
Our Series 2016 Preferred Stock was fully redeemed on April 18, 2022 for approximately $139.8 million, utilizing available cash on hand, cash from asset-level refinances, funds raised in the
Follow-on
Offering and a $70.0 million draw on our JP Morgan Revolving Credit facility.

Distributions Declared—Common Stock
On May 10, 2022, our board of directors declared a gross distribution for the month of May of $0.06000000, or $0.72 annually, for each class of our common stock to holders of record on May 31, 2022, to be paid in June. Each class of our common stock will receive the same aggregate gross distribution per share. The net distribution varies for each class based on applicable distribution fees, which are deducted from the monthly distribution per share and paid directly to the applicable distributor.
Distributions Declared—CROP Units
As the sole member of the sole general partner of CROP, we declared distributions on Common Limited OP Units and Preferred OP Units to correspond to the distributions declared on our common stock and preferred stock.
Alpha Mill Transaction
On April 7, 2022, we sold to certain unaffiliated third parties approximately 28.9% of our 57.2% ownership interest in Alpha Mill apartments, a
267-unit
apartment community located in Charlotte, North Carolina. We will retain at least a 20% ownership interest in Alpha Mill apartments under the terms of the offering and financing documents, and will also continue to provide property and asset management services. Among other material terms, the offering provides that each purchaser of an interest in Alpha Mill apartments will enter into an option agreement which provides us the right (but not the obligation) to re-acquire
such purchasers interest at fair value beginning on October 31, 2023 (but only after any purchaser has owned their interest in Alpha Mill apartments for at least two years). The purchaser may elect to receive limited partnership units in CROP (our operating partnership) or cash in the event we exercise our option.
Financing Activities
On May 5, 2022, we completed a
borrow-up
on our 2018 Fannie Facility in the amount of $9.2 million.

Annex D
CCI Significant Business Acquisition Financial Statements and
Related Pro Forma Financial Information

Cottonwood Residential II, Inc.
Audited Consolidated Financial Statements
Years Ended December 31, 2020 and 2019

Independent Auditors’ Report
The Board of Directors and Stockholders
Cottonwood Residential II, Inc.:
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Cottonwood Residential II, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cottonwood Residential II, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
Report on Other Legal and Regulatory Requirements
Our audit was conducted for the purpose of forming an opinion on the basic financial statements as a whole. The Appendix A: Real Estate and Accumulated Depreciation and Appendix B: Selected Financial Data on Unconsolidated Stabilized Property Investments are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we do not express an opinion or provide any assurance on it.
/s/KPMG LLP
Denver, Colorado
May 4, 2021

Cottonwood Residential II, Inc.
Consolidated Balance Sheets
(Amounts in Thousands, Except Share Data)

	December 31,
	2020	2019
Assets
Real estate assets, net	$823,569	$675,821
Investments in unconsolidated real estate entities	44,723	73,015
Cash and cash equivalents	36,359	44,568
Restricted cash	20,643	8,127
Related party notes	9,177	9,208
Related party receivables	1,187	1,485
Deficiency notes	—	10,130
Other assets	36,163	38,378

Total assets	$971,821	$860,732

Liabilities, Equity, and Noncontrolling Interests
Liabilities
Mortgage notes, net	$628,042	$568,451
Construction loans, net	50,007	—
Preferred stock, net	143,532	139,986
Unsecured promissory notes, net	46,642	44,829
Accounts payable, accrued expenses and other liabilities	34,582	20,394

Total liabilities	902,805	773,660

Commitments and contingencies ( Note 11 )
Equity and Noncontrolling Interests
Stockholders’ equity
Common stock, $0.01 par value per share; 1,100,000,000 shares authorized, 213,484 and 297,650 shares issued and outstanding at December 31, 2020 and 2019, respectively	2	3
Additional paid-in capital	3,554	5,355
Cumulative distributions	(380)	(166)
Accumulated deficit	(1,897)	(930)

Total stockholders’ equity	1,279	4,262

Noncontrolling interests
Limited partners	(70,856)	(35,634)
Partially owned entities	138,593	118,444

Total noncontrolling interests	67,737	82,810

Total equity and noncontrolling interests	69,016	87,072

Total liabilities, equity and noncontrolling interests	$971,821	$860,732
See accompanying notes to consolidated financial statements

Cottonwood Residential II, Inc.
Consolidated Statements of Operations
(Amounts in Thousands)

	For the Year Ended December 31,
	2020	2019
Revenues
Rental and other property revenues	$85,851	$85,203
Property management and development	15,532	12,545
Advisory services	5,316	2,717

Total revenues	106,699	100,465
Operating expenses
Property operations	34,266	35,189
Property management	14,732	14,070
Depreciation and amortization	32,858	32,793
General and administrative	14,245	14,568

Total operating expenses	96,101	96,620

Income from operations	10,598	3,845
Equity in earnings of unconsolidated real estate entities	589	1,179
Interest income	4,137	1,412
Interest expense	(41,704)	(41,488)
Gain on sale of unconsolidated real estate entities	—	6,823
Loss on consolidation of variable interest entity	(2,543)	—
Other expenses, net	(2,387)	(148)

Loss before income taxes	(31,310)	(28,377)
Income tax benefit (loss)	3,590	(292)

Net loss	(27,720)	(28,669)
Net loss attributable to noncontrolling interests:
Limited partners	24,065	22,194
Partially owned entities	2,688	5,546

Net loss attributable to common stockholders	$(967)	$(929)

See accompanying notes to consolidated financial statements

Cottonwood Residential II, Inc.
Consolidated Statements of Stockholders’ Equity
(Amounts in Thousands, Except Share Data)

	Cottonwood Residential II, Inc. Stockholders’ Equity						Noncontrolling Interests
	Common Stock		Additional Paid-In-Capital	Cumulative Distributions	Accumulated Deficit	Total Stockholders’ Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Amount
Balance at December 31, 2018	50	$—	$1	$—	$(1)	$0	$2,989	$65,018	$68,007
Acquisition of consolidated real estate assets	—	—	—	—	—	—	—	28,866	28,866
OP Units issued for interests in unconsolidated real estate entities	—	—	—	—	—	—	9,697	—	9,697
Development contributions from noncontrolling interests	—	—	—	—	—	—	—	30,416	30,416
Advisor contributions from noncontrolling interests	—	—	—	—	—	—	—	6,457	6,457
Issuance of common stock, net of issuance costs	297,600	3	5,354	—	—	5,357	—	—	5,357
Repurchase of OP Units	—	—	—	—	—	—	(15,492)	—	(15,492)
Share based compensation	—	—	—	—	—	—	2,302	—	2,302
Other comprehensive income	—	—	—	—	—	—	143	—	143
Net loss	—	—	—	—	(929)	(929)	(22,194)	(5,546)	(28,669)
Distributions	—	—	—	(166)	—	(166)	(13,079)	(6,767)	(20,012)

Balance at December 31, 2019	297,650	$3	$5,355	$(166)	$(930)	$4,262	$(35,634)	$118,444	$87,072

Development contributions from noncontrolling interests	—	—	—	—	—	—	—	20,453	20,453
Consolidation upon change of control ( Note 3 )	—	—	—	—	—	—	—	15,430	15,430
Consolidation upon exchange of senior executive notes ( Note 5 )		—	—	—	—	—	—	(2,800)	(2,800)
Interest acquired upon exchange of senior executive notes ( Note 5)	—	—	—	—	—	—	1,714	(1,714)	—
Redemption of common stock	(84,166)	(1)	(1,801)	—	—	(1,802)	—	—	(1,802)
Repurchase of OP Units	—	—	—	—	—	—	(2,792)	—	(2,792)
Share based compensation	—	—	—	—	—	—	2,987	—	2,987
Other	—	—	—	—	—	—	356	—	356
Net loss	—	—	—	—	(967)	(967)	(24,065)	(2,688)	(27,720)
Distributions	—	—	—	(214)	—	(214)	(13,422)	(8,532)	(22,168)

Balance at December 31, 2020	213,484	$2	$3,554	$(380)	$(1,897)	$1,279	$(70,856)	$138,593	$69,016

See accompanying notes to consolidated financial statements

Cottonwood Residential II, Inc.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	For the Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(27,720)	$(28,669)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	32,858	32,793
Amortization of deferred financing costs	6,632	6,301
Loss on consolidation of variable interest entity	2,543	—
Gain on sale of unconsolidated real estate entities	—	(6,823)
Share based compensation	2,987	2,302
Other operating	(64)	126
Equity in earnings of unconsolidated real estate entities	(589)	(1,179)
Distributions from unconsolidated real estate entities—return on capital	4,310	4,389
Changes in operating assets and liabilities:
Other assets	715	4,920
Accounts payable, accrued and other liabilities	7,288	259

Net cash provided by operating activities	28,960	14,419

Cash flows from investing activities
Acquisition of interests in consolidated real estate assets, net of cash and restricted cash acquired	—	(1,675)
Capital expenditures and development activities	(56,343)	(19,933)
Contributions to developments from noncontrolling interests	22,168	21,525
Investment in unconsolidated real estate entities	(274)	(9,186)
Cash and restricted cash from consolidation of variable interest entity	8,681	—
Distributions from unconsolidated real estate entities—return of capital	—	11,140
Related party receivables	451	(1,056)
Related party notes	(4,484)	(4,553)
Issuance of deficiency notes	(30,942)	(10,130)
Contributions to Advisor from noncontrolling interests	—	6,457
Sponsored offering costs	(3,992)	(11,374)
Other investing activities	(15)	(114)

Net cash used in investing activities	(64,750)	(18,899)

Cash flows from financing activities
Principal payments on mortgage notes	(829)	(918)
Proceeds from mortgage notes, net of issuance costs	218,291	117,132
Proceeds from construction loans	8,361	—
Repayment of mortgage notes	(158,834)	(95,679)
Redemption of preferred stock	(1,192)	(1,640)
Issuance of unsecured promissory notes, net of issuance costs	947	21,819
Issuance of common stock	—	5,665
Redemption of common stock	(1,802)	—
Repurchase of OP Units	(2,792)	(15,492)
Distributions to common stockholders	(214)	(166)
Distributions to noncontrolling interest holders	(21,963)	(19,908)
Other financing activity	124	467

Net cash provided by financing activities	40,097	11,280

Cottonwood Residential II, Inc.
Consolidated Statements of Cash Flows (continued)
(Amounts in Thousands)

	For the Year Ended December 31,
	2020	2019
Net increase in cash, cash equivalents and restricted cash	4,307	6,800
Cash, cash equivalents, and restricted cash at the beginning of period	52,695	45,895

Cash, cash equivalents, and restricted cash at the end of period	$57,002	$52,695

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$36,359	$44,568
Restricted cash	20,643	8,127

Total cash, cash equivalents and restricted cash	$57,002	$52,695

Supplemental schedule of cash flow information
Interest paid	$33,813	$34,688
Income taxes paid (refunded), net	(2,907)	90
Supplemental schedule of noncash investing and financing activities
Consolidation upon change of control
Capitalized development costs	$119,532	$—
Construction loan	41,646	—
Elimination of deficiency notes	41,072	—
Acquisition of investments in unconsolidated entities
Value of OP Units issued for investments in unconsolidated real estate entities	—	9,697
Note receivable exchanged for investment in unconsolidated real estate entity	—	2,474
Related party note issuance	—	4,655
Related party notes extinguished on exchange	4,514	—
As of January 1, 2019, our cash and cash equivalents balance was $33,052 and our restricted cash balance was $12,843.
See accompanying notes to consolidated financial statements

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)
1. Organization and Business
Cottonwood Residential II, Inc. (“CRII”) is a Maryland real estate investment trust (“REIT”) dedicated to acquiring, developing, managing and investing in multifamily apartment properties located throughout the United States. Cottonwood Residential O.P., L.P. is our Operating Partnership and together with its subsidiaries holds the Company’s real estate interests and conducts the ongoing operations of the Company. CRII is the general partner, and owns interests in, our Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes CRII, our Operating Partnership and its subsidiaries, unless the context indicates otherwise.
This chart illustrates our corporate structure and ownership percentages as of December 31, 2020:

The Company is structured as an umbrella partnership REIT and contributes all net proceeds from its equity offerings to the Operating Partnership. In return for those contributions, the Company receives Operating Partnership Units (“OP Units”) in the Operating Partnership equal to the number of shares of Common Stock it has issued. Interests in properties can be contributed directly to the Operating Partnership through tax-deferred
transactions, which is one of the reasons why we are structured in the manner shown above. OP Units can be exchanged for Common Stock on a one-for-one
basis after certain criteria are met. OP Units can also be redeemed for cash at the discretion of the board of directors. We maintain a one-for-one
relationship between the OP Units issued to CRII and Common Stock. Therefore, holders of Common Stock share in the profits, losses and cash distributions of the Operating Partnership similarly to holders of OP Units.
At December 31, 2020, we held controlling and noncontrolling investments in 28 multifamily apartment properties representing approximately 8,200 apartment units and managed 20 properties for third parties, bringing the total number of properties which we owned interests in or managed to 48, representing approximately 14,000 units located in 13 states. This number includes structured investment interests in two properties as well as investments in four development projects.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

We perform advisory services for Cottonwood Communities, Inc. (“CCI”), Cottonwood Multifamily REIT I, Inc. (“CMRI”), Cottonwood Multifamily REIT II, Inc. (“CMRII”), and Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”). These are separately sponsored REITs that we have joint ventured with and have small ownership interests in. CCI, CMRI, and CMR II are advised by Cottonwood Communities Advisors, LLC (the “Advisor”). We own 50.005% of the Advisor with the remaining being owned by senior executives. We also invested $2,000 of promotional interests in CCI, CMRI, CMRII in an entity and receive a 5% cumulative but not compounded return on this contribution. Executives are entitled to receive a percentage membership interest in this entity should certain performance thresholds be met. In such case, our percentage interest will be reduced.
2. Basis of Presentation and Principles of Consolidation
The consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and subsidiaries under its control. The Operating Partnership and its subsidiaries are consolidated as they are controlled by CRII. All intercompany balances and transactions have been eliminated in consolidation.
Some of our partially owned and unconsolidated properties are owned through a tenant in common (“TIC interest”) structure. TIC interests constitute separate and undivided interests in real property. TIC interests in properties for which we exercise significant influence are accounted for using the equity method of accounting until we have acquired a 100% interest in the property.
Number of units and certain other measures used to describe real estate assets included in the notes to the consolidated financial statements are presented on an unaudited basis.
Certain amounts in the prior year consolidated financial statements and supporting note disclosures have been reclassified to conform to the current year presentation. Specifically, other liabilities of $1,101 are now included in the accounts payable, accrued expenses, and other liabilities line on the consolidated balance sheet. Items reclassified on the consolidated statement of operations include $2,033 from loss on debt extinguishment to interest expense, and $1,412 of interest income into its own line. Such reclassifications did not impact previously reported net loss or accumulated deficit or change net cash provided by or used in operating, investing or financing activities.
In the opinion of management, the accompanying consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with GAAP.
Use of Estimates
We make estimates and assumptions in preparing these consolidated financial statements that affect reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well, as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.
Variable Interest Entities
We invest in entities that qualify as variable interest entities (“VIEs”). All VIEs for which we are the primary beneficiary are consolidated. VIEs for which we are not the primary beneficiary are accounted for under the equity method. A VIE is a legal entity in which the equity investors at risk lack sufficient equity to finance

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

the entity’s activities without additional subordinated financial support or, as a group, the equity investors at risk lack the power to direct the entity’s activities and the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.
The Operating Partnership is a VIE as the limited partners lack substantive kick-out
rights and substantive participating rights. We are the primary beneficiary of the Operating Partnership as we have the power to direct the activities that most significantly impact economic performance and the rights to receive economic benefits. Substantially all of our assets and liabilities are held in the Operating Partnership.
In cases where we become the primarily beneficiary of a VIE, we recognized a gain or loss for the difference between the sum of (1) the fair value of any consideration paid, the fair value of the noncontrolling interest, and the reported amount of our equity method investment and (2) the net fair value of identifiable assets and liabilities of the VIE.
Acquisition of Real Estate Assets
Our real estate acquisitions qualify as asset acquisitions and are recorded at cost based on relative fair value. Real estate assets and liabilities include land, building, furniture, fixtures and equipment, other personal property, in-place
lease intangibles and debt. The value of land, buildings and improvements are determined as if vacant using methods similar to those used by independent appraisers. These methods include third-party appraisals, replacement cost estimates less depreciation, discounted cash flows, and direct capitalization of net operating income.
In-place
leases are valued based on current rental rates and the average time necessary to lease a unit and are amortized over the estimated remaining term. We generally do not record an asset or liability for above or below market leases as acquired leases approximate market rates due to lease terms generally not extending beyond one year. The fair value of debt assumed is determined using a discounted cash flow analysis based on remaining loan terms and principal. Discount rates are based on management’s estimates of current market interest rates for instruments with similar characteristics, and consider remaining loan term and loan-to-value
ratio. Transactional costs are capitalized.
Asset acquisition accounting is also used when we acquire a controlling interest through the acquisition of additional interests in partially owned real estate.
Real Estate Assets, Net
Real estate assets are reported at cost, less accumulated depreciation. We capitalize costs related to the development, construction, improvement, and significant renovation of properties, which include capital replacements such as scheduled carpet replacement, new roofs, HVAC units, plumbing, concrete, masonry and other paving, pools and various exterior building improvements. We also capitalize salary costs directly attributable to significant renovation work.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

We compute depreciation on a straight-line basis over the estimated useful lives of the related assets as follows (in years):

Land improvements	5-15
Building	30
Building improvements	5-15
Furniture, fixtures, and equipment	5-15
We expense ordinary maintenance and repairs to operations as incurred. We capitalize significant renovations and improvements that improve and/or extend the useful life of an asset and amortize over their estimated useful life, generally five to 15 years.
Impairment of Long-Lived Assets
Long-lived assets include real estate assets and acquired intangible assets. Intangible assets are amortized on a straight-line basis over their estimated useful lives. We review for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Indicators that may cause an impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results and significant market or economic trends. When we determine the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators, we determine recoverability by comparing the carrying amount of the asset to the net future undiscounted cash flows the asset is expected to generate. We recognize, if appropriate, an impairment charge equal to the amount by which the carrying amount exceeds the fair value of the asset. No impairment losses were recognized for the years ended December 31, 2020 or 2019 related to long-lived assets.
Investments in Unconsolidated Real Estate Entities
Real estate investments where we have significant noncontrolling influence and VIEs where we are not the primary beneficiary are accounted for under the equity method.
Equity method investments in unconsolidated real estate entities are recorded at cost, adjusted for our share of net earnings or losses each period, and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the unconsolidated real estate entities. We follow the “look through” approach for classification of distributions from unconsolidated real estate entities in the consolidated statements of cash flows. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.
We assess potential impairment of investments in unconsolidated real estate entities whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. No impairment losses were recognized for the years ended December 31, 2020 or 2019 related to our investments in unconsolidated real estate entities.
Transaction costs incurred for investments in unconsolidated real estate entities not related to the issuance of OP Units are included in the carrying amount of that investment.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Cash and Cash Equivalents
We consider all cash on deposit, money market funds and short-term investments with original maturities of three months or less to be cash and cash equivalents.
We maintain cash in demand deposit accounts at several major commercial banks where balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.
Restricted Cash
Restricted cash includes a construction bond, residents’ security deposits, cash in escrow for self-insurance retention, cash in escrow for acquisitions, escrow deposits held by lenders for property taxes, insurance, debt service and replacement reserves, and utility deposits.
Other Assets
Other assets consist primarily of sponsored offering costs, intangible assets and goodwill acquired in connection with the acquisition of affiliated companies in 2011, receivables, deferred tax assets, prepaid expenses, equipment and other assets.
Sponsored offering costs are organizational and offering costs for our sponsored REITs. We pay the organizational and offering costs for these offerings and in return earn asset management fees and receive promotional interests should returns be met above certain thresholds when the company terminates. We may also serve as the property manager, which entitles us to earn property management and ancillary fees. These organizational and offering costs are deferred and amortized over the expected life of the sponsored company. As of December 31, 2020 and 2019, we had $21,059 and $20,530 of unamortized sponsored offering costs, respectively.
Unsecured Promissory Notes
The 2017 and 2019 6% Notes and 2017 6.25% Notes are unsecured notes issued to investors outside of the United States. These notes are described in Note 7. These instruments are similar in nature, have fixed interest rates and maturity dates, and are denominated in U.S. dollars.
Preferred Stock
Series 2016 Preferred Stock and Series 2017 Preferred Stock are described in Note 8. These instruments are similar in nature and classified as liabilities on the consolidated balance sheet due to the mandatory redemption of these instruments on a fixed date for a fixed amount. Preferred stock distributions are recorded as interest expense.
Debt Financing Costs
Debt financing costs are presented as a direct deduction from the carrying amount of the associated debt liability, which includes mortgage notes, unsecured promissory notes, and preferred stock. Debt financing costs are amortized over the life of the related debt through interest expense.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Revenue Recognition
We lease our multifamily residential units with rents generally due on a monthly basis. Terms are one year or less, renewable upon consent of both parties on an annual or monthly basis. Rental and other property revenues is recognized in accordance with Accounting Standards Codification (“ASC”) No. 842,
Leases
(“Topic 842”). Rental and other property revenues represented approximately 80% of our total revenue for the year ended December 31, 2020.
Our
non-lease
related revenue consists of income earned from our property management, development, and advisory services. Property management and development revenue is derived primarily from our property management services, development and construction work, and internet services. Advisory services revenue is derived from services provided to our sponsored REITs and based on a percent of gross asset value, as defined in the advisory services agreements.
Non-lease
revenues are recognized in accordance with Accounting Standards Update
No. 2014-09,
Revenue from Contracts with Customers
(“Topic 606”) (“ASU
2014-09”),
as subsequently amended. We adopted this standard on January 1, 2020 using the modified retrospective approach. The guidance requires that revenue (outside of the scope of Topic 842) is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. The adoption of this ASU did not have a material impact on our consolidated financial statements or our accounting policies and did not result in an opening adjustment to retained earnings.
Leases
On January 1, 2020, we adopted Topic 842 using the modified retrospective transition approach. This standard established new principles, presentation and disclosure requirements for lease accounting for both the lessee and lessor. Under the new standard, lessors generally account for leases in a similar manner as previous lease accounting guidance. Lessees recognize a lease obligation liability and a right-of-use
asset for all leases with terms of more than twelve months, and record lease expense in a similar manner to past practice.
The adoption of the new lease standard did not result in a significant change in the accounting for our rental revenues. We have elected the practical expedient to account for separate lease and non-lease
components as a single lease component and report as one line item, “Rental and other property revenues”.
We are also the lessee of office and other operating leases which are immaterial to us.
Income Taxes
CRII, as a REIT, is not subject to federal income tax with respect to that portion of its income that meets certain criteria and is distributed annually to stockholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the REIT’s taxable income, excluding net capital gains, to stockholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the years ended December 31, 2020 and 2019, 100% (unaudited) of all distributions to stockholders were reported as a return of capital. In addition, taxable income from activities managed through our taxable REIT subsidiary (“TRS”) are subject to federal, state and local income taxes. Provision for such taxes has been included in income tax expense on our consolidated statements of operations.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

The Operating Partnership is generally not subject to federal and state income taxes. OP Unit holders, including CRII, are subject to tax on their respective allocable shares of the Operating Partnership’s taxable income. However, there are certain states that require an entity level tax on the Operating Partnership.
We determine deferred tax assets and liabilities applicable to the TRS based on differences between financial reporting and tax bases of existing assets and liabilities. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, only to the extent that it is more likely than not that future taxable profits will be available against which they can be utilized. We recognize interest and penalties relating to uncertain tax positions in income tax expense when incurred.
Our net deferred tax assets were fully allowed for in 2019. In 2020, we released the full valuation allowance primarily as a result of the passage of the CARES act and projected fees from our development services. The release created a benefit of $1,214. For the year ended December 31, 2020, we had an income tax benefit of $3,590, of which $2,050 was current and $1,540 was deferred. For the year ended December 31, 2020, we had an income tax provision of $292, of which all was current. As of December 31, 2020, our net deferred tax asset was $1,540.
Noncontrolling Interests
The portion of ownership interests in consolidated entities not attributable to CRII are reported as noncontrolling interests. Equity and net income (loss) directly attributable to CRII and to noncontrolling interests are presented separately on the consolidated financial statements. Changes in noncontrolling ownership interests are accounted for as equity transactions.
Noncontrolling interest—limited partners
—These noncontrolling interests represent OP Units not held by CRII, the general partner. Net income or loss is allocated to noncontrolling interests in the Operating Partnership based on ownership percentage. It is calculated by dividing the weighted average number of OP Units held by the limited partners by the total number of OP Units outstanding (i.e. OP Units held by CRII and the limited partners). Issuance of additional Common Stock and OP Units changes the ownership interests of both CRII and the limited partners in the Operating Partnership.
Consistent with the
one-for-one
relationship between the OP Units issued to CRII, limited partners are attributed a share of net income or loss in the Operating Partnership based on their weighted average ownership interest in the Operating Partnership during the period.
Noncontrolling interest—partially owned entities
—These noncontrolling interests represent ownership interests that are not held by us in consolidated entities. Net income (loss) is allocated to noncontrolling interests in partially owned entities based on ownership percentage in those entities.
Refer to Note 10 for more information on our noncontrolling interests.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Recent Accounting Pronouncements
The following table provides a brief description of recent accounting pronouncements that could have a material effect on our consolidated financial statements:

Standard	Description	Required date of adoption	Effect on the Financial Statements or Other Significant Matters
ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments	This ASU requires entities to estimate a lifetime expected credit loss for most financial assets, including trade and other receivables and other long term financings including available for sale and held-to-maturity
debt securities, and loans. Subsequently, the FASB issued ASU
2018-19,
Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which amends the scope of ASU
2016-13
and clarified that receivables arising from operating leases are not within the scope of the standard and should continue to be accounted for in accordance with the leases standard (Topic 842).	January 1, 2023	ASU
2016-13
affects entities holding financial assets and net investments in leases that are not accounted for at fair value through net income. The amendments in ASU
2016-13
require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. We are evaluating the impact of adopting ASU
2016-13
on our financial statements.
3. Real Estate Assets
The following table summarizes the carrying amounts of our consolidated real estate assets:

	December 31,
	2020	2019
Land	$121,029	$103,372
Construction in progress	168,836	15,570
Depreciable property:
Buildings and improvement	624,672	624,671
Furniture, fixtures, and equipment	30,114	26,302
Intangible assets	17,976	17,976

	962,627	787,891
Less: Accumulated depreciation and amortization	(139,058)	(112,070)

Real estate assets, net	$823,569	$675,821

Includes construction in progress for our development projects and capitalized costs for improvements not yet placed in service at our stabilized properties.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Change of Control
Sugarmont is a development in Salt Lake City, UT that we invested in through a joint venture (the “Sugarmont JV”) with a third-party developer (the “Sugarmont JV Partner”). The project commenced in July 2016. Due to continued delays, Sugarmont JV terminated the initial general contractor and engaged a replacement general contractor in 2019. In November 2020, we became the primary beneficiary and consolidated Sugarmont JV, a VIE, by replacing the Sugarmont JV Partner as the manager and obtaining control. The assets and liabilities of Sugarmont JV were recorded at fair value, along with a loss of $2,543 related to the difference between the (1) the reported amount of our equity method investment in Sugarmont JV and the fair value of noncontrolling interest; and (2) the net fair value of Sugarmont JV’s identifiable assets and liabilities. The consolidation of Sugarmont JV added $119,532 of capitalized development costs to the consolidated balance sheet.
Asset Acquisition
In January 2019, we consolidated Heights at Meridian through the purchase of a 10% controlling ownership interest. The Heights at Meridian interest was purchased for approximately $3,200 in cash. We had no ownership of or investment in Heights at Meridian prior to the acquisition. Acquired assets were recorded at relative fair value as follows:

		Allocated Amounts
Property	Consolidation Date	Land	Building	Property Improvements	Intangible	Net Other
Heights at Meridian	January 8, 2019	$5,855	$52,920	$4,153	$1,658	$942
4. Investments in Unconsolidated Real Estate Entities
Stabilized Properties
Our equity method investments consisted of the following as of December 31, 2020 and 2019, respectively:

		December 31,
Property	% Owned	2020	2019
Stabilized Assets
3800 Main	50.0%	$6,152	$6,892
Cottonwood Bayview	71.0%	21,127	22,368
Cottonwood Ridgeview	90.5%	3,086	3,974
Fox Point	52.8%	5,428	5,640
Toscana at Valley Ridge	58.6%	3,689	3,988
Development Projects
Sugarmont JV		—	24,690
Melrose Phase II		4,175	4,175
Other		1,066	1,288

Total		$44,723	$73,015

In 2019, we recognized gains of $6,823 from the sale of two equity method investments. Selected information on our stabilized assets is found in Appendix B to these consolidated financial statements (unaudited).

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Other Projects and Investments
For the years ended December 31, 2020 and 2019, we had equity method investments in development projects and other real estate related investments. These investments have various capital commitments, promotes and preferred returns as outlined in their respective governing documents. The decrease in our investments in unconsolidated real estate entities during the year ended December 31, 2020 was driven primarily by the consolidation of Sugarmont, which was previously accounted for as an equity method investment. Refer to Note 3.
5. Transactions with Related Parties
Related Party Notes
As of December 31, 2020 and 2019, our Operating Partnership had outstanding notes to senior executives. These notes were created under an executive compensation plan whereby the Operating Partnership could lend money to senior executives so they could purchase interests in affiliated real estate and business related entities. The loans cover the senior executives’ equity investment and additional capital commitments, if necessary, for their acquired interests. Half of the loans are nonrecourse and secured by the executive’s interest in the respective entity, the other half are recourse and secured by certain collateral. Nonrecourse loans cannot exceed 50% of the applicable executive’s investment in the applicable entity. The nonrecourse loans and recourse loans bear interest at a rate of 5.75% and 4.75%, respectively. They mature no later than June 30, 2024.
The Advisor has also issued a $2,000 unsecured revolving note to CMRI and a $2,600 unsecured revolving note to CMRII that bear interest of 6% per annum and mature on June 30, 2021. These sponsored REITs may draw on this note as needs required.
The following table summarized the related party notes as described above:

			December 31,
Lender	Debtor	Investment Type	2020	2019
Operating Partnership	Senior Executives	Cottonwood Communities Advisor	$6,457	$6,457
Operating Partnership	Senior Executives	Park Avenue Development	—	1,811
Operating Partnership	Senior Executives	Broadway Development	—	940
Cottonwood Communities Advisor	Cottonwood Multifamily REIT I, Inc.	Sponsored REIT	996	—
Cottonwood Communities Advisor	Cottonwood Multifamily REIT II, Inc.	Sponsored REIT	1,724	—

			$9,177	$9,208

In 2020, the notes provided to certain senior executives for their investment in the Park Avenue and Broadway developments increased to $2,800 and $1,714, respectively. On October 1, 2020, the executives transferred to the Operating Partnership the rights to a 5% preferred return and the capital interest associated with their respective investments in exchange for the notes. Each of these senior executives continue to hold residual interests in Park Avenue and Broadway.
The exchange of the Broadway investment was accounted for as an equity transaction as we acquired an additional interest in a previously consolidated entity. The entity holding the employee’s interest in Park Avenue

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

is a VIE. We acquired an ownership interest in this entity through the exchange and consolidated it as the new primary beneficiary.
Related Party Receivables
As of December 31, 2020 and 2019, we had receivables of $1,187 and $1,485 from entities for which we sponsor, manage or to which we are affiliated. These receivables are generally short term in nature and cover operating and other obligations on behalf of these entities.
Other Transactions with Related Parties
We own a de minimis number of shares in our sponsored REITs. We received asset management fees of $5,316 and $2,717 during the years ended December 31, 2020 and 2019, respectively, for our advisory services to these sponsored REITs.
6. Deficiency Notes
In 2019, we began funding Sugarmont JV’s capital calls in the form of deficiency notes, which included the Sugarmont JV Partner’s capital commitment, under the terms of our joint venture agreement. The notes bear interest at 10% for the first 90 days and 18% thereafter. The notes can be converted to capital contributions at any time after 180 days of making the deficit loan.
As of 12/31/2019, we had outstanding deficiency notes to Sugarmont JV of $10,130. The deficiency notes remain outstanding but were eliminated when Sugarmont JV was consolidated in 2020. Refer to Note 3.
7. Debt
Mortgage Notes, Net
Our mortgage notes are summarized as follows:

	December 31,
	2020	2019
Fixed rate mortgage notes	$193,032	$252,275
Variable rate mortgage notes	440,813	321,317

Total mortgage notes	633,845	573,592
Unamortized debt financing costs	(5,803)	(5,141)

Mortgage notes, net	$628,042	$568,451

Each mortgage note is collateralized or cross-collateralized by real estate. The mortgage notes outstanding at December 31, 2020 mature at various dates from 2022 through 2030, with a weighted average remaining term of approximately 6.2 years. The weighted average interest rate of our fixed rate mortgage notes was 4.03% and 4.14% at December 31, 2020 and 2019, respectively. The weighted average interest rate of our variable rate mortgage notes was 2.57% and 3.92% at December 31, 2020 and 2019, respectively.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Principal payments on mortgage notes for years subsequent to December 31, 2020, are as follows:

Year	Total
2021	$1,371
2022	17,187
2023	83,465
2024	140,383
2025	4,135
Thereafter	387,304

$633,845

Construction Loans, Net
In 2020, we began drawing on construction loan facilities for two development projects. Information on those construction loans are as follows:

Development	Interest Rate	Final Expiration Date	Loan Amount	Amount Drawn as of December 31, 2020
Sugarmont	3.50%	October 1, 2022	$63,250	$41,646
Park Ave	Daily Libor + 1.9%	May 15, 2023	37,000	8,361

			$100,250	$50,007

Unsecured Promissory Notes, Net
Our Operating Partnership has issued unsecured promissory notes to investors outside of the United States. These notes are subordinate to all debt of the Operating Partnership. Each note has two
1-year
extension options during which the interest rate will increase 0.25% each additional period.
Information on our unsecured promissory notes are as follows:

				December 31,
	Offering Size	Interest Rate	Maturity Date	2020	2019
2017 6.25% Notes	$5,000	6.25%	December 31, 2021	$5,000	$4,000
2017 6% Notes	35,000	6.00%	December 31, 2022	20,918	20,918
2019 6% Notes	25,000	6.00%	December 31, 2023	22,725	22,675
Unamortized debt financing costs				(2,001)	(2,764)

	$65,000			$46,642	$44,829

8. Preferred Stock
Our Series 2016 Preferred Stock and Series 2017 Preferred Stock receive a fixed preferred dividend based on a cumulative, but not compounded, annual return, have a fixed redemption date and are classified as liabilities on the consolidated balance sheets. We have the option to extend redemption of preferred stock for two
1-year
extension periods, subject to an increase in the preferred dividend rate. We can also redeem the preferred stock early for cash at $10.20 per share plus all accrued and unpaid dividends. Dividends to preferred stockholders are classified as interest expense on the consolidated statement of operations.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Information on our preferred stock is as follows:

				Shares Outstanding at December 31,
	Dividend Rate	Extension Dividend Rate	Redemption Date	2020	2019
Series 2016 Preferred Stock	6.5%	7.0%	January 31, 2021	14,149,943	14,277,566
Series 2017 Preferred Stock	7.5%	8.0%	January 31, 2022	258,550	258,550
During the years ended December 31, 2020 and 2019, we incurred $9,239 and $9,349 in dividends on our Series 2016 Preferred Stock, and $194 and $197 in dividends on our Series 2017 Preferred Stock, respectively. We also redeemed 127,622 shares of Series 2016 Preferred Stock for $1,192 and 174,150 shares of Series 2016 Preferred Stock for $1,640 during the years ended December 31, 2020 and 2019. In December 2020, we elected to exercise our first one-year
extension option on the Series 2016 Preferred Stock.
Series 2016 Preferred Stock and Series 2017 Preferred Stock have priority over common stock. Series 2016 Preferred Stock has a priority that is equal to Series 2017 Preferred Stock, except with respect to the earlier redemption date.
9. Stockholders’ Equity
The Company’s authorized and outstanding shares are summarized below:

		Shares Outstanding at December 31,
Class	Shares Authorized	2020	2019
Common Stock Total	1,100,000,000	213,484	297,650
Voting Common Stock	50	50	50
Non-Voting Common Stock	2,000,000	213,434	213,434
Non-Voting Series B Common Stock	100,000	—	84,166
Voting Common Stock
At December 31, 2020 and 2019, 50 voting shares of Common Stock were outstanding. These shares are indirectly owned by senior executives of the Company.
Non-Voting
Common Stock
At December 31, 2020, there were 213,434 shares of
non-voting
Common Stock outstanding. During 2020 we redeemed the shares designated as Series B Common Stock for $1,802. At December 31, 2019, there were 297,600 shares of non-voting
Common Stock outstanding, of which 84,166 shares were Series B Common Stock.
10. Noncontrolling Interests
Noncontrolling Interests—Limited Partners
Common Limited OP Units and LTIP Units are Operating Partnership units not owned by CRII and collectively referred to as “Noncontrolling Interests—Limited Partners”.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Common Limited OP Units
—Common Limited OP Units share in the profits, losses and cash distributions of the Operating Partnership as defined in the partnership agreement, subject to certain special allocations.
During 2019, we issued approximately 493,700 OP Units for real estate interests. We also repurchased approximately 820,800 OP Units for $15,492, of which $11,526 related to OP Units issued to employees with the conversion of their LTIP Units as a result of a restructuring transaction in 2018.
During the year ended December 31, 2020, we declared distributions to noncontrolling OP Unit holders of $13,422, of which $12,310 were paid and $1,112 were accrued. During the year ended December 31, 2019, we declared distributions to noncontrolling OP Unit holders of $13,079, of which $11,978 were paid and $1,101 were accrued.
LTIP Units
—Certain executives and key employees receive Time-Based LTIP Unit Awards (“Time Awards”) and Performance-Based LTIP Unit Awards (“Performance Awards”), together “LTIP Units”, as a form of share based compensation. LTIP Units are partnership interests in the Operating Partnership constituting profits interests and have no voting rights in the Company.
Vesting of Time Awards is based on continued service. Vesting of Performance Awards is based on internal rate of return hurdles over a specified period. Time Awards receive the same distributions on a per unit basis as holders of OP Units. During the performance period, 10% of the Performance Awards receive the same distributions as holders of OP Units. At the end of the performance period additional LTIP Units are issued to cover unpaid distributions on actual LTIP Units earned.
Vested awards that receive the requisite allocation of book income through the operation of tax rules automatically convert into OP Units on a one-for-one
basis and may in turn be converted into shares of Common Stock of CR II upon certain events.
As of December 31, 2020, there were 352,277 unvested Time Awards and 250,618 unvested Performance Awards outstanding. Share based compensation was $2,987 and $2,302 for the years ended December 31, 2020 and 2019, respectively. Total unrecognized compensation expense for LTIP Units at December 31, 2020 is $3,379 and is expected to be recognized on a straight-line basis through December 2023.
The fair value of Time and Performance Awards is determined based on a combination of third-party appraisals, third-party valuations and other market data points, such as the price used for the Restructuring Transactions and LTIP Unit redemptions.
Noncontrolling Interests—Partially Owned Entities
As of December 31, 2020, noncontrolling interests in entities not wholly owned by us ranged from 1% to 91%, with the average being 50%.
11. Commitments and Contingencies
Legal Proceedings
We are subject to a variety of legal actions for personal injury, property damage, or other matters arising in the ordinary course of its business, most of which are covered by liability insurance. Various claims of employment and resident discrimination are also periodically brought, most of which also are covered by

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

insurance. While the resolution of these matters cannot be predicted with certainty, we believe the final outcome of such legal proceedings and claims will not have a material adverse effect on our liquidity, financial position or results of operations.
Operating Leases
We have operating leases for office space and office equipment with remaining terms of one to three years. Future minimum lease payments on these operating leases are not significant.
Environmental
As an owner of real estate, we are subject to various federal, state and local environmental laws. Compliance with existing laws has not had a material adverse effect on us. However, we cannot predict the impact of new or changed laws or regulations on our properties or on properties that we may acquire in the future.
COVID-19
Pandemic
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus
(COVID-19)
pandemic. During the year ended December 31, 2020, we did not experience significant disruptions in our operations from the
COVID-19
pandemic; however we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact our tenants and multifamily communities.
12. Subsequent Events
We had the following activity subsequent to December 31, 2020:
Merger with CCI
In March 2021, the holders of Common Limited OP Units voted in favor of merging CRII with CCI and our Operating Partnership with Cottonwood Communities’s Operating Partnership (“CCOP”) in a stock for stock and unit for unit transaction. The exchange ratio was 2.015 of CCI shares and units for one of ours. As a result of these mergers, the separate existence of CRII and CCOP will cease. Our Operating Partnership will survive as the new operating partnership of CCI. Refer to CCI’s filings furnished to the U.S. Securities and Exchange Commission for further information regarding these mergers.
LTIP Grants
On January 2, 2021, we issued 57,290 Time Awards and 114,575 Performance Awards to board members, certain executives and key employees.
Sale of Timber Ridge
On April 13, 2021, Timber Ridge was sold for $33,350. We received proceeds of $4,434 related to our investment in the property.

Cottonwood Residential II, Inc.
Notes to Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Sugarmont
On April 19, 2021, we entered into a settlement agreement and release (the “Settlement Agreement”) with the Sugarmont JV Partner on the Sugarmont project whereby we acquired all but one percent of the Sugarmont JV Partner’s interest in the project for $4,950. The one percent interest retained by the Sugarmont JV Partner is limited in that it holds no membership or economic rights other than the right to control on behalf of Sugarmont JV the prosecution and resolutions of all litigation, claims, or causes of action that Sugarmont JV has or may have against certain third parties associated with the design and construction of Sugarmont (“Third-Party Claims”), as well as the obligation to defend any cross-claims resulting from these actions (“Third-Party Cross Claims”). The Sugarmont JV Partner will be responsible for payment of all upfront legal costs and expenses but will be reimbursed to the extent there is sufficient recover. Proceeds from any settlement of these claims will be split 70% to the Sugarmont JV Partner and 30% to us, after the payment of Third-Party Cross Claims, legal fees and other expenses as outlined in the Settlement Agreement. As a result of the settlement, all lawsuits and disputes between us and the Sugarmont JV Partner were settled and we were confirmed as the sole manager of Sugarmont JV. We have the right to purchase the Sugarmont JV Partner’s remaining one percent interest upon the settlement or final resolution of all Third-Party Claims or Third-Party Cross Claims.

Cottonwood Residential II, Inc.
Appendix A: Real Estate and Accumulated Depreciation (Unaudited)
(Amounts in Thousands, Except Property, Share and Unit Data)

					Initial Cost to Company			December 31, 2020
Property Name	Property Location	Number of Units	Year(s) Built	Percent Owned by the Operating Partnership	Land	Buildings, Intangibles and Improvements	Cost Capitalized Subsequent to Acquisition	Land	Buildings and Fixtures	Total	Accumulated Depreciation and Amortization	Total Cost, Net	Encumbrances
Stabilized Multifamily Communities
Alpha Mill	Charlotte, NC	267	2007, 2014	10.0%	$8,156	$43,770	$1,427	$8,156	$45,163	$53,319	$(8,549)	$44,770	$(36,265)
Cason Estates	Murfreesboro, TN	262	2005	100.0%	1,865	25,028	440	1,865	25,463	27,328	(4,568)	22,760	(33,594)
Cottonwood	Salt Lake City, UT	264	1986	100.0%	3,290	20,645	1,278	3,290	21,921	25,211	(3,992)	21,219	(21,645)
Cottonwood Reserve	Charlotte, NC	352	2004	91.1%	2,911	34,987	11,277	3,757	45,411	49,168	(10,180)	38,988	(38,788)
Cottonwood Westside	Atlanta, GA	197	2014	10.0%	5,894	37,107	852	5,894	37,954	43,848	(6,901)	36,947	(25,655)
Enclave at Golden Triangle	Keller, TX	273	2006	98.9%	2,523	23,984	1,565	2,523	25,545	28,068	(7,226)	20,842	(34,000)
Heights at Meridian	Durham, NC	339	2015	10.0%	5,882	58,703	308	5,882	59,008	64,890	(6,093)	58,797	(33,750)
Melrose	Nashville, TN	220	2015	100.0%	6,181	52,920	458	6,181	53,371	59,552	(10,036)	49,516	(47,100)
Parc Westborough	Westborough, MA	249	2016	35.7%	10,221	55,179	269	10,221	55,444	65,665	(7,068)	58,597	(38,010)
Pavilions	Albuquerque, NM	240	1992	96.4%	2,100	24,437	5,222	2,100	29,651	31,751	(12,454)	19,297	(37,350)
Raveneaux	Houston, TX	382	2000	97.0%	3,423	45,308	2,387	3,423	47,688	51,111	(9,816)	41,295	(26,675)
Regatta	Houston, TX	490	1968-1976	100.0%	4,633	21,033	2,037	4,633	23,053	27,686	(3,697)	23,989	(35,367)
Retreat at Peachtree	Peachtree City, GA	312	1999	100.0%	6,415	38,790	1,666	6,415	40,446	46,861	(9,979)	36,882	(48,719)
Scott Mountain	Portland, OR	262	1997, 2000	95.8%	3,500	34,672	2,496	3,500	37,163	40,663	(9,352)	31,311	(48,373)
Stonebriar of Frisco	Frisco, TX	306	1999	84.2%	3,785	22,843	3,110	3,785	25,958	29,743	(7,922)	21,821	(36,400)
Summer Park	Buford, GA	358	2001	98.7%	6,596	30,116	529	6,596	30,640	37,236	(3,713)	33,523	(44,620)
Timber Ridge	Mobile, AL	320	1998, 2000	30.4%	1,833	21,614	3,521	1,833	25,135	26,968	(7,865)	19,103	(15,274)
The Marq Highland Park	Tampa, FL	239	2015	10.0%	2,962	43,039	868	2,962	43,906	46,868	(9,647)	37,221	(32,260)
Development Projects
Sugarmont	Salt Lake City, UT	341	N/A	60.6%	15,037	113,179	—	15,037	113,460	128,497	—	128,497	(41,646)
Broadway	Salt Lake City, UT	254	N/A	18.8%	6,215	31,796	—	6,215	31,796	38,011	—	38,011	(8,361)
Other Developments	Various	484	N/A	Various	16,761	22,373	—	16,761	23,422	40,183	—	40,183	—

		6,411			$120,183	$801,523	$39,710	$121,029	$841,598	$962,627	$(139,058)	$823,569	$(683,852)

Cottonwood Residential II, Inc.
Appendix B: Selected Financial Data on Unconsolidated Stabilized Property Investments (Unaudited)
(Amounts in Thousands, Except Property, Share and Unit Data)

				Balance Sheet Information as of December 31, 2020					Operating data for the period ending December 31, 2020
Property	Location	% Owned	Apartment Units	Real Estate Assets, Net	Other Assets	Mortgage Debt	Other Liabilities	Equity	Revenue	Direct Expenses	Interest	Management Fee	Net Operating Income	Depreciation	Other Income (Loss)	Property Income (Loss)
3800 Main	Houston, TX	50.0%	319	$44,850	$2,435	$36,283	$1,673	$9,329	$5,623	$2,937	$1,165	$148	$1,373	$1,721	$(48)	$(300)
Cottonwood Bayview	St. Petersburg, FL	71.0%	309	66,240	1,073	48,163	341	18,809	7,109	2,919	1,897	213	2,080	2,522	29	(471)
Cottonwood Ridgeview	Plano, TX	90.5%	322	36,369	1,744	30,394	1,294	6,425	5,740	2,516	1,330	172	1,722	1,689	57	(24)
Fox Point	Salt Lake City, UT	52.8%	398	25,263	1,171	20,809	338	5,287	5,461	1,721	705	218	2,817	1,226	8	1,583
Toscana at Valley Ridge	Lewisville, TX	58.6%	288	24,103	1,355	18,157	806	6,495	4,019	1,698	824	121	1,376	1,150	(50)	276

			1,636	$196,825	$7,778	$153,806	$4,452	$46,345	$27,952	$11,791	$5,921	$872	$9,368	$8,308	$(4)	$1,064

Cottonwood Multifamily REIT I, Inc.
Audited Consolidated Financial Statements
Years Ended December 31, 2020 and 2019

Independent Auditors’ Report
The Board of Directors and Stockholders
Cottonwood Multifamily REIT I, Inc.:
We have audited the accompanying consolidated financial statements of Cottonwood Multifamily REIT I, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cottonwood Multifamily REIT I, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
/s/KPMG LLP
Denver, Colorado
April 8, 2021

Cottonwood Multifamily REIT I, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and par value data)

	December 31,
	2020	2019
Assets
Investments in joint ventures	$27,126	$31,478
Cash and cash equivalents	301	260
Related party receivables	—	13
Other assets	58	46

Total assets	$27,485	$31,797

Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	259	327
Related party payables	1,675	1,044
Promissory note to advisor	996	—

Total liabilities	2,930	1,371
Commitments and contingencies (Note 7)
Equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,904,045 and 4,941,345 shares issued and outstanding at December 31, 2020 and 2019, respectively	49	49
Additional paid in capital	48,948	49,365
Accumulated distributions	(11,525)	(8,693)
Accumulated deficit	(12,917)	(10,295)

Total equity	24,555	30,426

Total liabilities and equity	$27,485	$31,797

See accompanying notes to consolidated financial statements

Cottonwood Multifamily REIT I, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Equity in losses of joint ventures	$(885)	$(1,323)
Asset management fee to related party	(1,108)	(1,054)
Other expenses	(629)	(277)

Net loss	$(2,622)	$(2,654)

Net loss per basic and diluted common shares	$(0.53)	$(0.53)
Weighted average common shares outstanding, basic and diluted	4,924,904	4,974,184
See accompanying notes to consolidated financial statements

Cottonwood Multifamily REIT I, Inc
Consolidated Statements of Equity
(Amounts in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2018	4,984,700	$50	$49,802	$(5,836)	$(7,641)	$36,375

Common stock repurchases	(43,355)	(1)	(437)	—	—	(438)
Distributions to investors	—	—	—	(2,857)	—	(2,857)
Net loss	—	—	—	—	(2,654)	(2,654)

Balance at December 31, 2019	4,941,345	$49	$49,365	$(8,693)	$(10,295)	$30,426

Common stock repurchases	(37,300)	—	(417)	—	—	(417)
Distributions to investors	—	—	—	(2,832)	—	(2,832)
Net loss	—	—	—	—	(2,622)	(2,622)

Balance at December 31, 2020	4,904,045	$49	$48,948	$(11,525)	$(12,917)	$24,555

See accompanying notes to consolidated financial statements

Cottonwood Multifamily REIT I, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(2,622)	$(2,654)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of joint ventures	885	1,323
Distributions of capital from joint ventures	3,467	3,009
Changes in operating assets and liabilities:
Related party receivables	13	(13)
Other assets	(12)	(21)
Accounts payable and accrued liabilities	(66)	38
Related party payables	631	913

Net cash provided by operating activities	2,296	2,595
Financing activities
Promissory note to advisor	996	—
Common stock repurchases	(417)	(438)
Distributions to common stockholders	(2,834)	(2,859)

Net cash used in financing activities	(2,255)	(3,297)
Net increase (decrease) in cash and cash equivalents	41	(702)
Cash and cash equivalents at beginning of period	260	962

Cash and cash equivalents at end of period	$301	$260

See accompanying notes to consolidated financial statements

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)
Note 1—Organization and Business
Cottonwood Multifamily REIT I, Inc. (the “Company”) is a Maryland corporation formed on June 22, 2015 to invest in multifamily apartment communities and real estate related assets in the United States primarily through joint ventures with Cottonwood Residential O.P., LP (“CROP”). Substantially all of the Company’s business is conducted through Cottonwood Multifamily REIT I O.P., LP (the “Operating Partnership”), a Delaware limited partnership. The Company is a limited partner and the sole member of the general partner of the Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes the Company, the Operating Partnership and its subsidiaries, unless the context indicates otherwise.
A subsidiary of CROP, Cottonwood Capital Property Management II, LLC (“CCPM II” or “our sponsor”), sponsored the formation of the Company and the offering of up to $50 million in shares of common stock at a purchase price of $10.00 per share through a Tier 2 Regulation A plus offering with the SEC (“our Offering”). The SEC qualified the offering in May 2016. We completed our Offering in April 2017, raising the full $50 million.
Our sponsor paid all of the selling commissions and managing broker-dealer fees and the organizational and offering expenses related to our Offering. We have an asset management agreement whereby we pay an affiliate of our sponsor an asset management fee. Our sponsor is also the sole property manager for the properties acquired by the joint ventures.
Restructuring of Asset Manager
As a result of the determination by CROP to restructure the ownership of our asset manager, effective March 1, 2019, our asset management agreement was assigned to an affiliate of CROP, CC Advisors I, LLC (“CC Advisors I”). As our new asset manager, CC Advisors I is responsible for the asset management services rendered to us. Property management services will continue to be provided by CCPM II.
CROP continues to have an indirect ownership interest in the new asset manager, CC Advisors I; however, two additional entities in which employees of CROP and its affiliates have an ownership interest also have an indirect ownership interest in our new asset manager. As our asset manager is an affiliate of CROP, our new asset manager will rely on the expertise and experience of CROP to provide our asset management services. In addition, as part of the restructuring, a new entity, Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”), owns the promotional interest in us previously held by CROP. The fees and services to be provided to us remain unchanged following these changes.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

The following chart illustrates our corporate structure and ownership percentages as of December 31, 2020:

The Company is structured as an umbrella partnership REIT and contributed all net proceeds from our Offering to the Operating Partnership. In return for those contributions, the Company received Operating Partnership Units (“OP Units”) in the Operating Partnership equal to the number of shares of common stock (“Common Stock”) the Company issued, maintaining a one-for-one
relationship in OP Units issued to the Company and Common Stock issued by the Company. Therefore, holders of Common Stock share in the profits, losses and cash distributions of the Operating Partnership in the same proportion as their ownership in the Company.
COVID-19
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease
(COVID-19)
pandemic. During the year ended December 31, 2020, the multifamily apartment communities owned by our joint ventures did not experience significant disruptions in our operations from the
COVID-19
pandemic; however we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact tenants at the multifamily apartment communities owned by our joint ventures.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

Note 2—Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
The joint ventures are variable interest entities (“VIEs”). Generally, VIEs are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.
The Company consolidates the Operating Partnership and control of the joint ventures is shared equally between CROP and us. We are not considered the primary beneficiary of the joint ventures as our sponsor, who is a subsidiary of CROP, is most closely associated with joint venture activities through their asset and property management agreements. As a result, our investments in joint ventures are recorded under the equity method of accounting on the consolidated financial statements.
Use of Estimates
We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.
Organization and Offering Costs
Organization costs include all expenses incurred in connection our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the offering, including managing broker-dealer fees and selling commissions. All organization and offering costs were paid by our sponsor. We will not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,176. Organizational costs incurred by our sponsor were not significant.
Investments in Joint Ventures
Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.
Cash and Cash Equivalents
We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.
Income Taxes
We elected to be taxed as a REIT as of January 1, 2016. As a REIT, we are not subject to federal income tax with respect to that portion of our income that meet certain criteria and is distributed annually to shareholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income, excluding net capital gains, to shareholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.
If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the years ended December 31, 2020 and 2019, 100% (unaudited) of all distributions to stockholders qualified as a return of capital.
Note 3—Investments in Joint Ventures
Our investment activity in our joint ventures is as follows:

	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
2018 carrying value	$11,405	$13,469	$10,936	$35,810
Equity in losses	(440)	(522)	(361)	(1,323)
Distributions	(1,016)	(840)	(1,153)	(3,009)

2019 carrying value	$9,949	$12,107	$9,422	$31,478
Equity in losses	(326)	(406)	(153)	(885)
Distributions	(1,169)	(873)	(1,425)	(3,467)

2020 carrying value	$8,454	$10,828	$7,844	$27,126

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

Operational information for the properties owned by our joint ventures for the years ended December 31, 2020 and 2019 is as follows:

Year Ended December 31, 2020	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total	Equity in Earnings (Losses) at 90%
Revenues
Rental and other operating income	$4,417	$3,539	$4,717	$12,673	$11,406
Operating expenses
Rental operations expense	1,371	1,486	1,825	4,682	4,214
Advertising and marketing	63	47	58	168	151
General and administrative	77	64	59	200	180
Property management fees	155	124	165	444	400

Total operating expenses	1,666	1,721	2,107	5,494	4,945
Net operating income	2,751	1,818	2,610	7,179	6,461
Non operating expenses
Interest on Fannie Mae facility	1,204	859	1,052	3,115	2,804
Depreciation and amortization	1,734	1,376	1,692	4,802	4,322
Mark to market adjustments on interest rate caps	23	17	17	57	51
Other non operating expenses	152	17	19	188	169

Net loss	$(362)	$(451)	$(170)	$(983)	$(885)

Year Ended December 31, 2019	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total	Equity in Earnings (Losses) at 90%
Revenues
Rental and other operating income	$4,476	$3,619	$4,656	$12,751	$11,476
Operating expenses
Rental operations expense	1,312	1,482	1,772	4,566	4,109
Advertising and marketing	60	57	57	174	157
General and administrative	85	67	63	215	194
Property management fees	157	126	163	446	401

Total operating expenses	1,614	1,732	2,055	5,401	4,861
Net operating income	2,862	1,887	2,601	7,350	6,615
Non operating expenses
Interest on Fannie Mae facility	1,410	992	1,210	3,612	3,251
Depreciation and amortization	1,708	1,364	1,676	4,748	4,273
Mark to market adjustments on interest rate caps	217	105	107	429	386
Other non operating expenses	16	5	10	31	28

Net loss	$(489)	$(579)	$(402)	$(1,470)	$(1,323)

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

Summarized balance sheet information for the properties owned by the joint ventures is as follows:

December 31, 2020	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
Real estate assets, net	$45,028	$37,105	$37,326	$119,459
Other assets	766	710	743	2,219
Fannie Mae facility	36,265	25,655	32,260	94,180
Other liabilities	345	217	244	806
Equity	9,184	11,943	5,565	26,692

December 31, 2019	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
Real estate assets, net	$46,574	$38,436	$38,952	$123,962
Other assets	870	814	938	2,622
Fannie Mae facility	36,265	25,655	32,260	94,180
Other liabilities	333	230	312	875
Equity	10,846	13,365	7,318	31,529
The excess of cost over our share of net assets of our investments in joint ventures is approximately $3,100 at December 31, 2020 and 2019, and relates to acquisition date accounting differences.
Note 4—Stockholders’ Equity
Our charter authorizes the issuance of up to 1,000,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.
Voting Common Stock
Holders of our common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board, subject to certain restrictions. As of December 31, 2020, and 2019, we had outstanding shares of 4,904,045 and 4,941,345, respectively. Our sponsor owns 1,021 shares.
Preferred Stock
The board of directors is authorized, without approval of common shareholders, to provide for the issuance of preferred stock, in one or more classes or series, with such rights, preferences and privileges as the board of directors approves. No preferred stock was issued and outstanding as of December 31, 2020 and 2019.
Distributions
Distributions are determined by the board of directors based on the Company’s financial condition and other relevant factors. Should cash flows from operations not cover distributions, we may look to third party borrowings, including CROP or its affiliates, to fund distributions. We may also use funds from the sale of assets or from the maturity, payoff or settlement of debt investments for distributions not covered by operating cash. Distributions for the years ended December 31, 2020 and 2019 were $2,832 and $2,857, respectively.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

Note 5—Joint Venture Distributions
Cash from operations of the individual joint ventures after payment of property management fees shall be distributed to provide a preferred return of up to 8% on invested capital in the joint venture. Profits will then be allocated 50% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 50% to CC Advisors Promote until CC Advisors Promote has received an amount equal to 20% of all distributions. Profits after the above distributions will be allocated 80% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 20% to CC Advisors Promote.
Note 6—Related Party Transactions
Our affiliated directors and officers hold key positions at CROP and its affiliates, including at our property manager and asset manager. They are not compensated by us but are responsible for the management and affairs of the Company.
Asset Management Fee
CC Advisors I, which certain officers and our affiliated directors have an indirect ownership interest in, provides asset management services for the Company subject to the board of directors’ supervision. As compensation for those services, CC Advisors I receives a fee of 0.75% of gross assets, defined initially as the gross book value of our assets and subsequently as gross asset value once NAV is established. For the years ended December 31, 2020 and 2019, we incurred asset management fees of $1,108 and $1,054, respectively.
Property Management Fee
Our sponsor provides property management services for multifamily apartment communities acquired by the joint ventures and receives a fee of 3.5% of gross revenues of each property managed for these services. Our sponsor is also reimbursed for expenses incurred on behalf of their management duties in accordance with the property management agreement. During the years ended December 31, 2020 and 2019, property management fees charged to the three properties were $444 and $446, respectively.
Construction Management Fee
Our sponsor will receive for its services in supervising any renovation or construction project in excess of $5 in or about each property a construction management fee equal to 5% of the cost of the amount that is expended. Construction management fees were not significant for the years ended December 31, 2020 and 2019.
Property Management Corporate Service Fee
Our sponsor allocates a flat fee each month to each of the joint ventures which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary depending on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged. Property management corporate service fees were not significant for the years ended December 31, 2020 and 2019.
Insurance Fee
A licensed insurance broker affiliated with our sponsor receives 20% of the brokerage fee charged with respect to the placement of all insurance policies for the multifamily apartment communities. Insurance fees were not significant for the years ended December 31, 2020 and 2019.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

Promotional Interest
CC Advisors Promote, which certain officers and our affiliated directors have an indirect ownership interest in, and will receive a 20% promotional interest after an 8% preferred return on invested capital.
Promissory Note to Advisor
On April 20, 2020, we borrowed $579 from Cottonwood Communities Advisors, LLC, the parent entity of CC Advisors I, LLC, our asset manager. In connection with the borrowing, we executed a promissory note in favor of Cottonwood Communities Advisors, LLC. Pursuant to the promissory note, we agreed to repay any advances, up to an aggregate principal amount of $1,000, plus any interest on the unpaid principal advanced under the note, by September 30, 2020. On June 30, 2020, we amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $1,400, plus any interest on the unpaid principal advanced under the note, by December 31, 2020. On December 30, 2020, we again amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $2,000, plus any interest on the unpaid principal advanced under the note, by June 30, 2021. The unpaid principal under the promissory note bears simple interest from the date advanced at the rate of 6% per annum, or the maximum amount of interest allowed under the laws of the State of Utah, whichever is less. We may prepay the unpaid principal balance under the promissory note, in whole or in part, together with all interest then accrued under the note, at any time, without premium or penalty. Cottonwood Communities Advisors, LLC may upon written demand require us to prepay outstanding amounts under the promissory note, in whole or in part, provided that funds are available from the Fannie Mae facility. The promissory note is unsecured. As of December 31, 2020, the outstanding principal balance on the promissory note was $996 plus accrued interest of $35. Effective January 1, 2021, Cottonwood Communities Advisors, LLC assigned this note to CROP. If the CMRI Merger discussed in Note 8 is not consummated prior to the maturity date, we expect to either extend the maturity date with CROP or refinance the promissory note.
Note 7—Commitments and Contingencies
Economic Dependency
Under various agreements, we have engaged or will engage our sponsor or affiliates of our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.
Liquidity Strategy
Our board of directors will try to determine which liquidity strategy would result in the greatest value for shareholders. A liquidity event will occur no later than December 31, 2023, which may be extended for two one-year
periods in the sole discretion of our board of directors and an additional two one-year
periods by a majority vote of the shareholders. If no extension is approved, an orderly sale of the Company’s assets will begin within a one-year
period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2027. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to shareholders.
In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the shareholders or any applicable provision of the Maryland General Corporation

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

Law. A listing shall mean the commencement of trading of our common stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the shareholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders.
Right of First Refusal
If we or CROP desire to transfer all or a portion of membership interests in a joint venture, the non-transferring
member shall have the option to purchase the transferring member’s membership interest on the same terms the transferring member intends to sell its interest to a third-party.
Share Repurchase Program
We have a share repurchase program that may enable stockholders to sell back to us up to 3% of the weighted average number of shares of common stock outstanding during the prior calendar year at the sole discretion and option of the board of directors. The board of directors may amend, suspend, or terminate the repurchase plan at any time in its sole discretion, upon 30 days’ written notice to the shareholders, if it believes that such action is in the best interest of the shareholders. In connection with the evaluation of the CMRI Merger (as defined below), the board of directors determined not to repurchase any shares during the fourth quarter of 2020 and suspended the share repurchase program upon entry into the CMRI Merger Agreement. If the CMRI Merger is not consummated, we expect our board of directors to resume the share repurchase program. Following the CMRI Merger, we expect that holders of our common stock may participate in the share repurchase program adopted by the board of directors of the acquiring company.
The repurchase price is subject to the following discounts, depending upon when the shares are repurchased:

Share Purchase Anniversary	Repurchase Price As a Percentage of Estimated Value
Less than 1 year	No repurchase allowed
1 year	80%
2 years	85%
3 years	90%
4 years and thereafter	95%
In the event of a shareholder’s death or complete disability	95%
Estimated value equals Net Asset Value (“NAV”) as determined and disclosed by the board of directors. On December 13, 2019, the board of directors determined the value of our shares of common stock at $12.21 per share as of September 30, 2019, based on our net asset value. See the Form 1-U filed with the SEC on December 16, 2019 for additional information on our most recent NAV. Due to the negotiations and subsequent entry into the merger agreement discussed below in Note 8, the board of directors determined not to update our September 30, 2019 NAV. If the proposed merger is not consummated, our board of directors intends to update our NAV as of a more recent date.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

The purchase price will further be reduced by amounts distributed to shareholders as a result of the sale of one or more of assets constituting a return of capital. During the year ended December 31, 2020, we repurchased 37,300 shares of our common stock for an average purchase price of approximately $11.19.
Note 8—Subsequent Events
We have evaluated subsequent events up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than as mentioned below.
Pending Merger
On January 26, 2021, we (Cottonwood Multifamily REIT I, Inc. (“CMRI”)), Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities O.P., LP (“CCOP”) and Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).
Subject to the terms and conditions of the Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRI OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “OP Merger” and, together with the Company Merger referred to as the “Merger”). At such time, the separate existence of us and our operating partnership will cease.
At the effective time of the Company Merger, each issued and outstanding share of our common stock (the “CMRI Common Stock”) will be converted into the right to receive 1.175 shares of common stock of CCI (the “CCI Common Stock”).
At the effective time of the OP Merger, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the OP Merger will be split so that the total number of partnership units of CMRI OP then outstanding equals the number of shares of CMRI Common Stock that were outstanding immediately prior to the effective time of the OP Merger (the “CMRI OP Unit Split”). Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the OP Merger will convert into the right to receive 1.175 common limited partner units in CCOP (“CCOP Common Units”). As described below, CCI is also party to a merger agreement to acquire Cottonwood Residential II, Inc. (“CRII”) by merger, which we refer to as the CRII Merger. If the CRII Merger closes before the Merger, as is expected, CMRI OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRI OP partnership units will receive common limited partner units in CROP at the same exchange ratio.
On January 26, 2021, CCI, CCOP and Merger Sub also entered into merger agreements to acquire each of CRII and Cottonwood Multifamily REIT II, Inc. (“CMRII”). All of the mergers are stock-for-stock
transactions whereby each of CMRI, CRII and CMRII will be merged into a wholly owned subsidiary of CCI (collectively, the “Mergers”). None of the Mergers are contingent upon the closing of any of the other Mergers; however, under certain circumstances, CMRI may opt not to close if the CRII merger does not occur. CMRII has a similar option. Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
If approved by the stockholders of each of CMRI, CRII and CMRII and, in the case of CRII, the unitholders of its operating partnership, and the other closing conditions are met or waived, the Mergers will combine four

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(
Amounts in thousands, except share data)

portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States.
See the Form 1-U filed with the SEC on February 1, 2021 for additional information regarding the CMRI Merger Agreement.
There is no guarantee that the Mergers will be consummated.
Suspension of Share Repurchase Program
In connection with our entry into the CMRI Merger Agreement, our board of directors suspended our share repurchase program.

Cottonwood Multifamily REIT II, Inc.
Audited Consolidated Financial Statements
Years Ended December 31, 2020 and 2019

Independent Auditors’ Report
The Board of Directors and Stockholders
Cottonwood Multifamily REIT II, Inc.:
We have audited the accompanying consolidated financial statements of Cottonwood Multifamily REIT II, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cottonwood Multifamily REIT II, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
/s/KPMG LLP
Denver, Colorado
April 8, 2021

Cottonwood Multifamily REIT II, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and par value data)

	December 31,
	2020	2019
Assets
Investments in joint ventures	$37,676	$40,668
Cash and cash equivalents	169	141
Other assets	87	38

Total assets	$37,932	$40,847

Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	301	339
Related party payables	1,131	697
Promissory note to advisor	1,725	—

Total liabilities	$3,157	$1,036
Commitments and contingencies (Note 7)
Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,881,490 and 4,969,990 shares issued and outstanding at December 31, 2020 and 2019, respectively	49	50
Additional paid in capital	48,915	49,676
Accumulated distributions	(7,397)	(4,813)
Accumulated deficit	(6,792)	(5,102)

Total equity	34,775	39,811

Total liabilities and equity	$37,932	$40,847

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenues
Interest income	$—	$14
Expenses
Equity in losses of joint ventures	(262)	(2,350)
Asset management fee to related party	(807)	(745)
Other expenses	(621)	(522)

Net loss	$(1,690)	$(3,603)

Net loss per basic and diluted common shares	$(0.34)	$(0.72)
Weighted average common shares outstanding, basic and diluted	4,920,913	4,982,816
See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc
Consolidated Statements of Equity
(Amounts in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2018	4,993,600	$50	$49,891	$(2,195)	$(1,499)	$46,247

Common stock repurchases	(23,610)	—	(215)	—	—	(215)
Distributions to investors	—	—	—	(2,618)	—	(2,618)
Net loss	—	—	—	—	(3,603)	(3,603)

Balance at December 31, 2019	4,969,990	$50	$49,676	$(4,813)	$(5,102)	$39,811

Common stock repurchases	(88,500)	(1)	(761)	—	—	(762)
Distributions to investors	—	—	—	(2,584)	—	(2,584)
Net loss	—	—	—	—	(1,690)	(1,690)

Balance at December 31, 2020	4,881,490	$49	$48,915	$(7,397)	$(6,792)	$34,775

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(1,690)	$(3,603)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of joint ventures	262	2,350
Distributions of capital from joint ventures	2,730	2,965
Changes in operating assets and liabilities:
Related party receivables	—	9
Other assets	(49)	46
Accounts payable and accrued liabilities	(34)	101
Related party payables	434	695

Net cash provided by operating activities	1,653	2,563
Investing activities
Investments in joint ventures	—	(27,461)

Net cash used in investing activities	—	(27,461)
Financing activities
Promissory note to advisor	1,725	—
Common stock repurchases	(762)	(215)
Distributions to common stockholders	(2,588)	(2,619)

Net cash used in financing activities	(1,625)	(2,834)
Net increase (decrease) in cash and cash equivalents	28	(27,732)
Cash and cash equivalents at beginning of period	141	27,873

Cash and cash equivalents at end of period	$169	$141

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)
Note 1—Organization and Business
Cottonwood Multifamily REIT II, Inc. (the “Company”) is a Maryland corporation formed on June 10, 2016 to invest in multifamily apartment communities and real estate related assets in the United States primarily through joint ventures with Cottonwood Residential O.P., LP (“CROP”). Substantially all of the Company’s business is conducted through Cottonwood Multifamily REIT II O.P., LP (the “Operating Partnership”), a Delaware limited partnership. The Company is a limited partner and the sole member of the general partner of the Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes the Company, the Operating Partnership and its subsidiaries, unless the context indicates otherwise.
A subsidiary of CROP, Cottonwood Capital Property Management II, LLC (“CCPM II” or “our sponsor”), sponsored the formation of the Company and the offering of up to $50 million in shares of common stock at a purchase price of $10.00 per share through a Tier 2 Regulation A plus offering with the SEC (“our Offering”). We completed our Offering in August 2018, raising the full $50 million.
Our sponsor paid all of the selling commissions and managing broker-dealer fees and the organizational and offering expenses related to our Offering. We have an asset management agreement whereby we pay an affiliate of our sponsor an asset management fee. Our sponsor is also the sole property manager for the properties acquired by the joint ventures.
Restructuring of Asset Manager
As a result of the determination by CROP to restructure the ownership of our asset manager, effective March 1, 2019, our asset management agreement was assigned to an affiliate of CROP, CC Advisors II, LLC (“CC Advisors II”). As our new asset manager, CC Advisors II is responsible for the asset management services rendered to us. Property management services will continue to be provided by CCPM II.
CROP continues to have an indirect ownership interest in the new asset manager, CC Advisors II; however, two additional entities in which employees of CROP and its affiliates have an ownership interest also have an indirect ownership interest in our new asset manager. As our asset manager is an affiliate of CROP, our new asset manager will rely on the expertise and experience of CROP to provide our asset management services. In addition, as part of the restructuring, a new entity, Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”), owns the promotional interest in us previously held by CROP. The fees and services to be provided to us remain unchanged following these changes.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

The following chart illustrates our corporate structure and ownership percentages as of December 31, 2020:

COVID-19
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease
(COVID-19)
pandemic. During the year ended December 31, 2020, the multifamily apartment communities owned by our joint ventures did not experience significant disruptions in our operations from the
COVID-19
pandemic; however we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact the tenants at the multifamily apartment communities owned by our joint ventures.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

Note 2—Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
The joint ventures are variable interest entities (“VIEs”). Generally, VIEs are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.
The Company consolidates the Operating Partnership and control of the joint ventures is shared equally between CROP and us. We are not considered the primary beneficiary of the joint ventures as our sponsor, who is a subsidiary of CROP, is most closely associated with joint venture activities through their asset and property management agreements. As a result, our investments in joint ventures are recorded under the equity method of accounting on the consolidated financial statements.
Use of Estimates
We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.
Organization and Offering Costs
Organization costs include all expenses incurred in connection our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the offering, including managing broker-dealer fees and selling commissions. All organization and offering costs are paid by our sponsor. We will not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,448. Organizational costs incurred by our sponsor were not significant.
Investments in Joint Ventures
Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.
Cash and Cash Equivalents
We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.
Income Taxes
We elected to be taxed as a REIT beginning with the taxable year ending December 31, 2018. As a REIT, we are not subject to federal income tax with respect to that portion of our income that meet certain criteria and is distributed annually to shareholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income, excluding net capital gains, to shareholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.
If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the years ended December 31, 2020 and 2019, 100% (unaudited) of all distributions to stockholders qualified as a return of capital.
Note 3—Investments in Joint Ventures
On January 8, 2019, we acquired a 90% interest in a joint venture with CROP that purchased Heights at Meridian. On June 29, 2018, we acquired a 99% interest in a joint venture with CROP that owns a 65% tenant in common interest in Parc Westborough. A wholly owned subsidiary of CROP owns the remaining 35% tenant in common interest.
Our investment activity in our joint ventures is as follows:

	Parc Westborough	Heights at Meridian	Total
2018 carrying value	$17,117	$—	$17,117
Investment in Heights at Meridian	—	28,866	28,866
Equity in losses	(475)	(1,875)	(2,350)
Distributions	(850)	(2,115)	(2,965)

2019 carrying value	$15,792	$24,876	$40,668
Equity in losses	116	(378)	(262)
Distributions	(1,163)	(1,567)	(2,730)

2020 carrying value	$14,745	$22,931	$37,676

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

Operational information for the properties owned by our joint ventures for the year ended December 31, 2020 is as follows:

Year Ended December 31, 2020	Parc Westborough	Heights at Meridian	Total	Equity in Earnings (Losses)
Revenues
Rental and other operating income	$5,751	$5,614	$11,365	$8,753
Operating expenses
Rental operations expense	2,161	1,861	4,022	3,065
Advertising and marketing	43	31	74	56
General and administrative	93	104	197	153
Property management fees	201	197	398	307

Total operating expenses	2,498	2,193	4,691	3,581
Net operating income	3,253	3,421	6,674	5,172
Non operating expenses
Interest on Fannie Mae facility	841	1,628	2,469	2,006
Depreciation and amortization	2,052	2,208	4,260	3,308
Mark to market adjustments on interest rate cap	1	—	1	1
Other non operating expenses	178	5	183	119

Net loss	$181	$(420)	$(239)	$(262)

Represents equity in earnings (losses) attributable to our 64.35% and 90% joint venture interest in Parc Westborough and Heights at Meridian, respectively.
Operational information for the properties owned by our joint ventures for the year ended December 31, 2019 is as follows:

Year Ended December 31, 2019	Parc Westborough	Heights at Meridian	Total	Equity in Earnings (Losses)
Revenues
Rental and other operating income	$5,604	$5,527	$11,131	$8,580
Operating expenses
Rental operations expense	2,176	1,818	3,994	3,036
Advertising and marketing	48	28	76	56
General and administrative	96	117	213	167
Property management fees	196	193	389	300

Total operating expenses	2,516	2,156	4,672	3,559
Net operating income	3,088	3,371	6,459	5,021
Non operating expenses
Interest on Fannie Mae facility	1,474	1,593	3,067	2,382
Depreciation and amortization	2,038	3,847	5,885	4,774
Mark to market adjustments on interest rate cap	111	—	111	71
Other non operating expenses	204	14	218	144

Net loss	$(739)	$(2,083)	$(2,822)	$(2,350)

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

Represents equity in earnings (losses) attributable to our 64.35% and 90% joint venture interest in Parc Westborough and Heights at Meridian, respectively.
Operational information for Heights at Meridian is for the period from January 8, 2019, the date of acquisition by the joint venture, to December 31, 2019.
Summarized balance sheet information for the properties owned by our joint ventures, of which we are partial owners through our joint venture interests, is as follows:

December 31, 2020	Parc Westborough	Heights at Meridian	Total
Real estate assets, net	$58,848	$59,016	$117,864
Other assets	1,574	688	2,262
Fannie Mae facility	38,010	33,750	71,760
Other liabilities	376	345	721
Equity	22,036	25,609	47,645

December 31, 2019	Parc Westborough	Heights at Meridian	Total
Real estate assets, net	$60,829	$61,168	$121,997
Other assets	1,332	737	2,069
Fannie Mae facility	38,010	33,750	71,760
Other liabilities	488	385	873
Equity	23,663	27,770	51,433
The excess of cost over our share of net assets of our investments in joint ventures is approximately $450 at December 31, 2020 and 2019, and relates to acquisition date accounting differences.
Note 4—Stockholders’ Equity
Our charter authorizes the issuance of up to 1,000,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.
Voting Common Stock
Holders of our common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board, subject to certain restrictions. As of December 31, 2020, and 2019, the Company had issued 4,881,490 shares and 4,969,990 shares, respectively. Our sponsor owns 2,375 shares.
Preferred Stock
The board of directors is authorized, without approval of common shareholders, to provide for the issuance of preferred stock, in one or more classes or series, with such rights, preferences and privileges as the board of directors approves. No preferred stock was issued and outstanding as of December 31, 2020 and 2019.
Distributions
Distributions are determined by the board of directors based on the Company’s financial condition and other relevant factors. Should cash flows from operations not cover distributions, we may look to third party

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

borrowings, including CROP or its affiliates, to fund distributions. We may also use funds from the sale of assets or from the maturity, payoff or settlement of debt investments for distributions not covered by operating cash. Distributions for the years ended December 31, 2020 and 2019 were $2,584 and $2,618, respectively.
Note 5—Joint Venture Distributions
Cash from operations of the Company’s individual joint ventures after payment of property management fees shall be distributed to provide a preferred return of up to 8% on invested capital in the joint venture. Profits will then be allocated 50% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 50% to CC Advisors Promote until CC Advisors Promote has received an amount equal to 20% of all distributions. Profits after the above distributions will be allocated 80% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 20% to CC Advisors Promote.
Note 6—Related Party Transactions
Our affiliated directors and officers hold key positions at CROP and its affiliates, including at our property manager and asset manager. They are not compensated by us but are responsible for the management and affairs of the Company.
Asset Management Fee
CC Advisors II, which certain officers and our affiliated directors have an indirect ownership interest in, provides asset management services for the Company subject to the board of directors’ supervision. As compensation for those services, CC Advisors II receives a fee of 0.75% of gross assets, defined initially as the gross book value of our assets and subsequently as gross asset value once NAV is established. For the years ended December 31, 2020 and 2019, we incurred asset management fees of $807 and $745, respectively.
Property Management Fee
Our sponsor provides property management services for the multifamily apartment communities acquired by the joint ventures and receives a fee of 3.5% of gross revenues of each property managed for these services. Our sponsor is also reimbursed for expenses incurred on behalf of their management duties in accordance with the property management agreement. During the years ended December 31, 2020 and 2019, property management fees charged to the two properties were $398 and $389, respectively.
Construction Management Fee
Our sponsor will receive for its services in supervising any renovation or construction project in excess of $5 in or about each property a construction management fee equal to 5% of the cost of the amount that is expended. Construction management fees were not significant for the years ended December 31, 2020 and 2019.
Property Management Corporate Service Fee
Our sponsor allocates a flat fee each month to each of the joint ventures which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary depending on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged. Property management corporate service fees were not significant for the years ended December 31, 2020 and 2019.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

Insurance Fee
A licensed insurance broker affiliated with our sponsor receives 20% of the brokerage fee charged with respect to the placement of all insurance policies for the multifamily apartment communities. Insurance fees were not significant for the years ended December 31, 2020 and 2019.
Promotional Interest
CC Advisors Promote, which certain officers and our affiliated directors have an indirect ownership interest in, and will receive a 20% promotional interest after an 8% preferred return on invested capital.
Promissory Note to Advisor
On April 20, 2020, we borrowed $945 from Cottonwood Communities Advisors, LLC, the parent entity of CC Advisors II, LLC, our asset manager. In connection with the borrowing, we executed a promissory note in favor of Cottonwood Communities Advisors, LLC. Pursuant to the promissory note, we agreed to repay any advances, up to an aggregate principal amount of $1,600, plus any interest on the unpaid principal advanced under the note, by September 30, 2020. On June 30, 2020, we amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $2,600, plus any interest on the unpaid principal advanced under the note, by December 31, 2020. On December 30, 2020, we again amended and restated our promissory note to update the maturity date to June 30, 2021. The other terms of the note were unchanged in this amended agreement. The unpaid principal under the promissory note bears simple interest from the date advanced at the rate of 6% per annum, or the maximum amount of interest allowed under the laws of the State of Utah, whichever is less. We may prepay the unpaid principal balance under the promissory note, in whole or in part, together with all interest then accrued under the note, at any time, without premium or penalty. Cottonwood Communities Advisors, LLC may upon written demand require us to prepay outstanding amounts under the promissory note, in whole or in part, provided that funds are available from the Fannie Mae facility. The promissory note is unsecured. As of December 31, 2020, the outstanding principal balance on the promissory note was $1,725 plus accrued interest of $63. Effective January 1, 2021, Cottonwood Communities Advisors, LLC assigned this note to CROP. If the CMRII Merger discussed in Note 8 is not consummated prior to the maturity date, we expect to either extend the maturity date with CROP or refinance the promissory note.
Note 7—Commitments and Contingencies
Economic Dependency
Under various agreements, we have engaged or will engage our sponsor or affiliates of our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.
Liquidity Strategy
Our board of directors will try to determine which liquidity strategy would result in the greatest value for shareholders. A liquidity event will occur no later than December 31, 2024, which may be extended for two one-year
periods in the sole discretion of our board of directors and an additional two one-year
periods by a majority vote of the shareholders. If no extension is approved, an orderly sale of the Company’s assets will begin within a one-year
period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2028. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to shareholders.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the shareholders or any applicable provision of the Maryland General Corporation Law. A listing shall mean the commencement of trading of our common stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the shareholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders.
Right of First Refusal
If we or CROP desire to transfer all or a portion of membership interests in a joint venture, the non-transferring
member shall have the option to purchase the transferring member’s membership interest on the same terms the transferring member intends to sell its interest to a third-party.
Share Repurchase Program
We have a share repurchase program that may enable stockholders to sell back to us up to 3% of the weighted average number of shares of common stock outstanding during the prior calendar year at the sole discretion and option of the board of directors. The board of directors may amend, suspend, or terminate the repurchase plan at any time in its sole discretion, upon 30 days’ written notice to the shareholders, if it believes that such action is in the best interest of the shareholders. In connection with the evaluation of the CMRII Merger (as defined below), the board of directors determined not to repurchase any shares during the fourth quarter of 2020 and suspended the share repurchase program upon entry into the CMRII Merger Agreement. If the CMRII Merger is not consummated, we expect our board of directors to resume the share repurchase program. Following the CMRII Merger, we expect that holders of our common stock may participate in the share repurchase program adopted by the board of directors of the acquiring company.
The repurchase price is subject to the following discounts, depending upon when the shares are repurchased:

Share Purchase Anniversary	Repurchase Price As a Percentage of Estimated Value
Less than 1 year	No repurchase allowed
1 year	80%
2 years	85%
3 years	90%
4 years and thereafter	95%
In the event of a shareholder’s death or complete disability	95%
Estimated value equals Net Asset Value (“NAV”) as determined and disclosed by the board of directors. On December 13, 2019, the board of directors determined the value of our shares of common stock at $10.46 per share as of September 30, 2019, based on our net asset value. See the Form 1-U filed with the SEC on December 17, 2019 for additional information on our most recent NAV. Prior to December 2019, our estimated value per share was equal to the purchase price of shares in our offering. Due to the negotiations and subsequent

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

entry into the merger agreement discussed below in Note 8, the board of directors determined not to update our September 30, 2019 NAV. If the proposed merger is not consummated, our board of directors intends to update our NAV as of a more recent date.
The purchase price will further be reduced by amounts distributed to shareholders as a result of the sale of one or more of assets constituting a return of capital. During the year ended December 31, 2020, we repurchased 88,500 shares of our common stock for an average purchase price of approximately $8.61.
Note 8—Subsequent Events
We have evaluated subsequent events up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than as mentioned below.
Pending Merger
On January 26, 2021, we (Cottonwood Multifamily REIT II, Inc. (“CMRII”)), Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities O.P., LP (“CCOP”) and Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).
Subject to the terms and conditions of the Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRII OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “OP Merger” and, together with the Company Merger referred to as the “Merger”). At such time, the separate existence of us and our operating partnership will cease.
At the effective time of the Company Merger, each issued and outstanding share of our common stock (the “CMRII Common Stock”) will be converted into the right to receive 1.072 shares of common stock of CCI (the “CCI Common Stock”).
At the effective time of the OP Merger, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the OP Merger will be split so that the total number of partnership units of CMRII OP then outstanding equals the number of shares of CMRII Common Stock that were outstanding immediately prior to the effective time of the OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the OP Merger will convert into the right to receive 1.072 common limited partner units in CCOP (“CCOP Common Units”). As described below, CCI is also party to a merger agreement to acquire Cottonwood Residential II, Inc. (“CRII”) by merger, which we refer to as the CRII Merger. If the CRII Merger closes before the Merger, as is expected, CMRII OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRII OP partnership units will receive common limited partner units in CROP at the same exchange ratio.
On January 26, 2021, CCI, CCOP and Merger Sub also entered into merger agreements to acquire each of CRII and Cottonwood Multifamily REIT I, Inc. (“CMRI”). All of the mergers are stock-for-stock
transactions whereby each of CMRII, CRII and CMRI will be merged into a wholly owned subsidiary of CCI (collectively, the “Mergers”). None of the Mergers are contingent upon the closing of any of the other Mergers; however, under certain circumstances, CMRII may opt not to close if the CRII merger does not occur. CMRI has a similar option. Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share data)

If approved by the stockholders of each of CMRII, CRII and CMRI and, in the case of CRII, the unitholders of its operating partnership, and the other closing conditions are met or waived, the Mergers will combine four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States.
See the Form 1-U filed with the SEC on February 1, 2021 for additional information regarding the CMRII Merger Agreement.
There is no guarantee that the Mergers will be consummated.
Suspension of Share Repurchase Program
In connection with our entry into the CMRII Merger Agreement, our board of directors suspended our share repurchase program.

Cottonwood Residential II, Inc.
Unaudited Consolidated Financial Statements
For the Three Months Ended March 31, 2021 and 2020

Cottonwood Residential II, Inc.
Condensed Consolidated Balance Sheets
(
Amounts in Thousands, Except Share Data
)

	March 31, 2021	December 31, 2020
Assets	(unaudited)
Real estate assets, net	$842,613	$823,569
Investments in unconsolidated real estate entities	40,532	44,723
Cash and cash equivalents	29,484	36,359
Restricted cash	20,195	20,643
Related party notes	9,927	9,177
Related party receivables	874	1,187
Other assets	34,587	36,163

Total assets	$978,212	$971,821

Liabilities, Equity, and Noncontrolling Interests
Liabilities
Mortgage notes, net	$628,023	$628,042
Construction loans, net	56,509	50,007
Preferred stock, net	143,952	143,532
Unsecured promissory notes, net	46,861	46,642
Accounts payable and accrued liabilities	34,879	34,582

Total liabilities	910,224	902,805

Commitments and contingencies ( Note 10 )
Equity and noncontrolling Interests
Stockholders’ equity
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized, 213,484 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	3,554	3,554
Cumulative distributions	(428)	(380)
Accumulated deficit	(2,107)	(1,897)

Total stockholders’ equity	1,021	1,279

Noncontrolling interests
Limited partners	(76,685)	(70,856)
Partially owned entities	143,652	138,593

Total noncontrolling interests	66,967	67,737

Total equity and noncontrolling interests	67,988	69,016

Total liabilities, equity and noncontrolling interests	$978,212	$971,821
See accompanying notes.

Cottonwood Residential II, Inc.
Condensed Consolidated Statements of Operations
(
Amounts in Thousands
)
(
Unaudited
)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental and other property revenues	$21,605	$21,614
Property management and development	3,198	3,507
Advisory services	1,534	1,002

Total revenues	26,337	26,123
Operating expenses
Property operations	8,299	8,201
Property management	3,309	3,820
Depreciation and amortization	8,259	8,112
General and administrative	4,598	3,690

Total operating expenses	24,465	23,823

Income from operations	1,872	2,300
Equity in earnings of unconsolidated real estate entities	146	254
Interest income	2,157	585
Interest expense	(8,432)	(10,907)
Gain from distribution in excess of investment in unconsolidated real estate entity	2,689	—
Gain on sale of unconsolidated real estate assets	—	(1,059)
Other income (expenses), net	(1,836)	(160)

Loss before income taxes	(3,404)	(8,987)
Income tax benefit (loss)	(341)	—

Net loss	(3,745)	(8,987)
Net loss attributable to noncontrolling interests:
Limited partners	3,110	7,755
Partially owned entities	425	840

Net loss attributable to common stockholders	$(210)	$(392)

See accompanying notes.

Cottonwood Residential II, Inc.
Condensed Consolidated Statements of Equity
For the Three Months Ended March 31, 2021 and 2020
(Amounts in Thousands, Except Share Data)
(Unaudited)

	Cottonwood Residential II, Inc. Stockholders’ Equity						Noncontrolling Interests
	Common Stock		Additional Paid-In- Capital	Cumulative Distributions	Accumulated Deficit	Total Stockholders’ Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Amount
Balance at December 31, 2020	213,484	$2	$3,554	$(380)	$(1,897)	$1,279	$(70,856)	$138,593	$69,016
Development contributions from noncontrolling interests	—	—	—	—	—	—	—	6,789	6,789
Repurchase of OP Units	—	—	—	—	—	—	(250)	—	(250)
Share based compensation	—	—	—	—	—	—	879	—	879
Net loss	—	—	—	—	(210)	(210)	(3,110)	(425)	(3,745)
Distributions	—	—	—	(48)	—	(48)	(3,348)	(1,305)	(4,701)

Balance at March 31, 2021	213,484	$2	$3,554	$(428)	$(2,107)	$1,021	$(76,685)	$143,652	$67,988

	Cottonwood Residential II, Inc. Stockholders’ Equity						Noncontrolling Interests
	Common Stock		Additional Paid-In- Capital	Cumulative Distributions	Accumulated Deficit	Total Stockholders’ Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Amount
Balance at December 31, 2019	297,650	$3	$5,355	$(166)	$(930)	$4,262	$(35,634)	$118,444	$87,072
Development contributions from noncontrolling interests	—	—	—	—	—	—	—	5,206	5,206
Repurchase of OP Units	—	—	—	—	—	—	(281)	—	(281)
Share based compensation	—	—	—	—	—	—	745	—	745
Other	—	—	(13)	—	—	(13)	193	—	180
Net loss	—	—	—	—	(392)	(392)	(7,755)	(840)	(8,987)
Distributions	—	—	—	(66)	—	(66)	(3,366)	(2,307)	(5,739)

Balance at March 31, 2020	297,650	$3	$5,342	$(232)	$(1,322)	$3,791	$(46,098)	$120,503	$78,196

See accompanying notes.

Cottonwood Residential II, Inc.
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(3,745)	$(8,987)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	8,259	8,112
Amortization of deferred financing costs	852	1,668
Share based compensation	879	745
Equity in earnings of unconsolidated real estate entities	(146)	(254)
Distributions from unconsolidated real estate entities - return on capital	4,337	773
Changes in operating assets and liabilities:
Other assets	247	1,330
Accounts payable, accrued and other liabilities	294	(2,166)

Net cash provided by operating activities	10,977	1,221

Cash flows from investing activities
Capital expenditures and development activities	(25,846)	(5,010)
Contributions to developments from noncontrolling interests	6,789	5,206
Investment in unconsolidated real estate entities	—	(28)
Related party receivables	286	(792)
Related party notes	(750)	(705)
Issuance of deficiency notes	—	(5,747)
Sponsored offering costs	(36)	(1,493)
Other investing activities	(67)	1

Net cash used in investing activities	(19,624)	(8,568)

Cash flows from financing activities
Principal payments on mortgage notes	(231)	(238)
Proceeds from mortgage notes and construction loans, net of issuance costs	6,504	64,735
Repayment of mortgage notes	—	(39,996)
Loss on debt extinguishment	—	412
Redemption of preferred stock	—	(433)
Issuance of unsecured promissory notes, net of issuance costs	—	945
Repurchase of OP Units	(250)	(281)
Distributions to common stockholders	(48)	(66)
Distributions to noncontrolling interest holders	(4,649)	(5,665)
Other financing activities	(3)	177

Net cash provided by financing activities	1,323	19,590

Net (decrease) increase in cash, cash equivalents and restricted cash	(7,324)	12,243
Cash, cash equivalents, and restricted cash at the beginning of period	57,003	52,695

Cash, cash equivalents, and restricted cash at the end of period	$49,679	$64,938

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$29,484	$54,687
Restricted cash	20,195	10,251

Total cash, cash equivalents and restricted cash	$49,679	$64,938

As of January 1, 2021, our cash and cash equivalents balance was $36,359 and our restricted cash balance was $20,644.
As of January 1, 2020, our cash and cash equivalents balance was $44,568 and our restricted cash balance was $8,127.
See accompanying notes.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)
March 31, 2021
1. Organization and Business
Cottonwood Residential II, Inc. (“CRII”) is a Maryland real estate investment trust (“REIT”) dedicated to acquiring, developing, managing and investing in multifamily apartment properties located throughout the United States. Cottonwood Residential O.P., L.P. is our Operating Partnership and together with its subsidiaries holds the Company’s real estate interests and conducts the ongoing operations of the Company. CRII is the general partner, and owns interests in, our Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes CRII, our Operating Partnership and its subsidiaries, unless the context indicates otherwise.
At March 31, 2021, we held controlling and noncontrolling investments in 28 multifamily apartment properties representing approximately 8,200 apartment units and managed 20 properties for third parties, bringing the total number of properties which we owned interests in or managed to 48, representing approximately 14,000 units located in 13 states. This number includes structured investment interests in two properties as well as investments in four development projects.
We perform advisory services for Cottonwood Multifamily REIT I, Inc. (“CMRI”), Cottonwood Multifamily REIT II, Inc. (“CMRII”) and Cottonwood Communities, Inc. (“CCI”). These are separate sponsored real estate programs that we have joint ventured with and have small ownership interests in. We own 50.005% of Cottonwood Communities Advisors, LLC (the “Advisor”), with the remaining being owned by our senior executives. We also invested $2,000 of promotional interests in CMRI, CMRII and CCI in an entity and receive a 5% cumulative but not compounded return on this contribution. Executives are entitled to receive a percentage membership interest in this entity should certain performance thresholds be met. In such case, our percentage interest will be reduced.
2. Basis of Presentation and Principles of Consolidation
We are a private company. The interim condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and, with few exceptions, prepared in a similar manner to those of public companies subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. These interim condensed consolidated financial statements, including the notes thereto, are unaudited and exclude some of the disclosures required in audited financial statements. The consolidated balance sheet as of December 31, 2020 has been derived from our audited financial statements as of that date, but does not include all of the information and footnotes required by GAAP for complete financial statements.
The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the period ending December 31, 2020. The interim condensed consolidated financial statements have not been reviewed by our independent auditors.
In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with GAAP.
Merger with CCI
In March 2021, the holders of Common Limited OP Units voted in favor of merging CRII with CCI (the “CRII Company Merger”) and our Operating Partnership with Cottonwood Communities’s Operating Partnership

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

(“CCOP”) (the “CROP Merger,” and together with the CRII Company Merger, the “CRII Merger”) in a stock-for-stock
and
unit-for-unit
transaction. The exchange ratio was 2.015 of CCI shares and units for one of ours. As a result of these mergers, the separate existence of CRII and CCOP will cease and our Operating Partnership will survive as the new operating partnership of CCI. The CRII Merger closed on May 7, 2021 and is further described in Note 11.
As a result, much of the historical information regarding our structure and agreements presented in this Note 2 and throughout the rest of these notes to the condensed consolidated financial statements has materially changed as a result of the CRII Merger, but did apply as of March 31, 2021.
Revenue Recognition
We lease our multifamily residential units with rents generally due on a monthly basis. Terms are one year or less, renewable upon consent of both parties on an annual or monthly basis. Rental and other property revenues is recognized in accordance with Accounting Standards Codification (“ASC”) No. 842, Leases (“Topic 842”). Rental and other property revenues represented approximately 82% of our total revenue for the three months ended March 31, 2021.
Our
non-lease
related revenue consists of income earned from our property management, development, and advisory services. Property management and development revenue is derived primarily from our property management services, development and construction work, and internet services. Advisory services revenue is derived from services provided to our sponsored REITs and based on a percent of gross asset value, as defined in the advisory services agreements.
Non-lease
revenues are recognized in accordance with Accounting Standards Update
No. 2014-09,
Revenue from Contracts with Customers (“Topic 606”) (“ASU
2014-09”),
as subsequently amended. We adopted this standard on January 1, 2020 using the modified retrospective approach. The guidance requires that revenue (outside of the scope of Topic 842) is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. The adoption of this ASU did not have a material impact on our condensed consolidated financial statements or our accounting policies and did not result in an opening adjustment to retained earnings.
Leases
On January 1, 2020, we adopted Topic 842 using the modified retrospective transition approach. This standard established new principles, presentation and disclosure requirements for lease accounting for both the lessee and lessor. Under the new standard, lessors generally account for leases in a similar manner as previous lease accounting guidance. Lessees recognize a lease obligation liability and a right-of-use
asset for all leases with terms of more than twelve months, and record lease expense in a similar manner to past practice.
The adoption of the new lease standard did not result in a significant change in the accounting for our rental revenues. We have elected the practical expedient to account for separate lease and non-lease
components as a single lease component and report as one line item, “Rental and other property revenues”.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

3. Real Estate Assets
The following table summarizes the carrying amounts of our consolidated real estate assets:

	March 31, 2021	December 31, 2020
Land	$121,029	$121,029
Construction in progress	193,838	168,835
Depreciable property:
Buildings and improvement	624,671	624,671
Furniture, fixtures, and equipment	30,957	30,116
Intangible assets	17,976	17,976

	988,471	962,627
Less: Accumulated depreciation and amortization	(145,858)	(139,058)

Real estate assets, net	$842,613	$823,569

Includes construction in progress for our development projects and capitalized costs for improvements not yet placed in service at our stabilized properties.
4. Investments in Unconsolidated Real Estate Entities
Stabilized Properties
Our equity method investments consisted of the following:

Property	% Owned	March 31, 2021	December 31, 2020
Stabilized Assets
3800 Main	50.0%	$5,918	$6,152
Cottonwood Bayview	71.0%	20,821	21,127
Cottonwood Ridgeview	90.5%	3,043	3,086
Fox Point	52.8%	5,519	5,428
Toscana at Valley Ridge	58.6%	—	3,689
Development Project
Melrose Phase II		4,175	4,175
Other		1,056	1,066

Total		$40,532	$44,723

Toscana at Valley Ridge was refinanced on February 1, 2021. We recognized a $2,689 gain on the condensed consolidated statement of operations related to the amount of distributions received from the refinance that exceeded the equity method balance for that property.
Other Projects and Investments
For the three months ended March 31, 2021, we had equity method investments a development project and other real estate related investments. These investments have various capital commitments, promotes and preferred returns as outlined in their respective governing documents.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

5. Transactions with Related Parties
Related Party Notes
Our Operating Partnership has outstanding notes to senior executives. These notes were created under an executive compensation plan whereby the Operating Partnership could lend money to senior executives so they could purchase interests in Cottonwood Communities Advisor. The loans cover the senior executives’ equity investment and additional capital commitments, if necessary, for their acquired interests. Half of the loans are nonrecourse and secured by the executive’s interest in the respective entity, the other half are recourse and secured by certain collateral. Nonrecourse loans cannot exceed 50% of the applicable executive’s investment in the applicable entity. The nonrecourse loans and recourse loans bear interest at a rate of 5.75% and 4.75%, respectively.
The Advisor has also issued a $2,000 unsecured revolving note to CMRI and a $2,600 unsecured revolving note to CMRII that bear interest of 6% per annum and mature on June 30, 2021. Effective January 1, 2021, the Advisor assigned these notes to CROP. These sponsored REITs may draw on this note as needs required.
The following table summarized the related party notes as described above:

Lender	Debtor	Investment Type	March 31, 2021
Operating Partnership	Senior Executives	Cottonwood Communities Advisor	$6,457
Operating Partnership	Cottonwood Multifamily REIT I, Inc.	Sponsored REIT	1,465
Operating Partnership	Cottonwood Multifamily REIT II, Inc.	Sponsored REIT	2,005

			$9,927

Related Party Receivables
As of March 31, 2021, we had receivables of $874 from entities for which we sponsor, manage or have an affiliation with. These receivables are generally short term in nature and cover operating and other obligations on behalf of these entities.
Other Transactions with Related Parties
We own a de minimis number of shares in CMRI, CMRII, CCI and Cottonwood Multifamily Opportunity Fund. We receive asset management fees from these funds. We received $1,534 and $1,002 of asset management fees from these funds for the three months ended March 31, 2021 and 2020, respectively.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

6. Debt
Mortgage Notes
Our mortgage notes are summarized as follows:

	March 31, 2021	December 31, 2020
Fixed rate mortgage notes	$193,032	$193,032
Variable rate mortgage notes	440,813	440,813

Total mortgage notes	633,845	633,845
Debt financing costs	(5,822)	(5,803)

Mortgage notes, net	$628,023	$628,042

Each mortgage note is collateralized or cross-collateralized by real estate. The mortgage notes outstanding at March 31, 2021 mature at various dates from 2022 through 2030, with a weighted average remaining term of approximately 6.1 years. The weighted average interest rate of our fixed rate mortgage notes was 4.03% at March 31, 2021 and December 31, 2020, respectively. The weighted average interest rate of our variable rate mortgage notes was 2.83% and 2.57% at March 31, 2021 and December 31, 2020, respectively.
Principal payments on mortgage notes for years subsequent to March 31, 2021 are as follows:

Year	Total
2021	$1,371
2022	17,187
2023	83,465
2024	140,383
2025	4,135
Thereafter	387,304

$633,845

Construction Loans, Net
In 2020, we began drawing on construction loan facilities for two development projects. Information on those construction loans are as follows:

				Amount Drawn as of
Development	Interest Rate	Final Expiration Date	Loan Amount	March 31, 2021	December 31, 2020
Sugarmont	3.50%	October 1, 2022	$63,250	$41,646	$41,646
Park Ave	Daily Libor + 1.9%	May 15, 2023	37,000	12,009	8,361
Broadway	Daily Libor + 1.9%	May 15, 2024	44,625	2,854	—

			$144,875	$56,509	$50,007

Unsecured Promissory Notes, Net
Our Operating Partnership has issued notes to foreign investors outside of the United States. These notes are unsecured and subordinate to all debt of the Operating Partnership. Each note has two
1-year
extension options during which the interest rate will increase 0.25% each additional period.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

Information on the foreign notes are as follows:

	Offering Size	Interest Rate	Maturity Date	March 31, 2021	December 31, 2020
2017 6.25% Notes	$5,000	6.25%	December 31, 2021	$5,000	$5,000
2017 6% Notes	35,000	6.00%	December 31, 2022	20,918	20,918
2019 6% Notes	25,000	6.00%	December 31, 2023	22,725	22,725
Unamortized debt financing costs				(1,782)	(2,001)

	$65,000			$46,861	$46,642

7. Preferred Stock
Our Series 2016 Preferred Stock and Series 2017 Preferred Stock receive a fixed preferred dividend based on a cumulative, but not compounded, annual return, have a fixed redemption date and are classified as liabilities on the consolidated balance sheets. We have the option to extend redemption of the Series 2016 Preferred Stock for one year and the Series 2017 Preferred Stock for two
1-year
extension periods, all subject to an increase in the preferred dividend rate. We can also redeem the preferred stock early for cash plus all accrued and unpaid dividends. Dividends to preferred stockholders are classified as interest expense on the consolidated statement of operations.
Information on our preferred stock is as follows:

				Shares Outstanding at
	Dividend Rate	Extension Dividend Rate	Redemption Date	March 31, 2021	December 31, 2020
Series 2016 Preferred Stock	6.5%	7.0%	January 31, 2022	14,149,943	14,149,943
Series 2017 Preferred Stock	7.5%	8.0%	January 31, 2022	258,550	258,550
Series 2016 Preferred Stock and Series 2017 Preferred Stock have priority over common stock. Series 2016 Preferred Stock has a priority that is equal to Series 2017 Preferred Stock, except with respect to the earlier redemption date.
8. Stockholders’ Equity
The Company’s authorized and outstanding shares are summarized below:

		Shares Outstanding at
Class	Shares Authorized	March 31, 2021	December 31, 2020
Common Stock Total	1,100,000,000	213,484	213,484
Voting Common Stock	50	50	50
Non-Voting Common Stock	2,000,000	213,434	213,434
The 50 shares of voting common stock are indirectly owned by senior executives of the Company.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

9. Noncontrolling Interests
Noncontrolling Interests—Limited Partners
Common Limited OP Units and LTIP Units are Operating Partnership units not owned by CRII and collectively referred to as “Noncontrolling Interests—Limited Partners” on the consolidated balance sheets and consolidated statement of operations.
Common Limited OP Units
—Common Limited OP Units share in the profits, losses and cash distributions of the Operating Partnership as defined in the partnership agreement, subject to certain special allocations.
LTIP Units
—Certain executives and key employees receive Time-Based LTIP Unit Awards (“Time Awards”) and Performance-Based LTIP Unit Awards (“Performance Awards”), together “LTIP Units”, as a form of share based compensation. LTIP Units are partnership interests in the Operating Partnership constituting profits interests and have no voting rights in the Company.
Vesting of Time Awards is based on continued service. Vesting of Performance Awards is based on internal rate of return hurdles over a specified period. Time Awards receive the same distributions on a per unit basis as holders of OP Units. During the performance period the Performance Awards receive 10% of distributions on a per unit basis as holders of OP Units. At the end of the performance period additional LTIP Units are issued to cover unpaid distributions on actual LTIP Units earned.
Vested awards that receive the requisite allocation of book income through the operation of tax rules automatically convert into OP Units on a one-for-one
basis and may in turn be converted into shares of Common Stock of CRII upon certain events.
As of March 31, 2021, there were 409,567 unvested Time Awards and 365,193 unvested Performance Awards outstanding. Share based compensation was $879 and $745 for the three months ended March 31, 2021 and 2020, respectively.
Noncontrolling Interests—Partially Owned Entities
As of March 31, 2021, noncontrolling interests in partially owned entities held ownership interests in entities ranging from 1% to 91%, with the average being 50%.
10. Commitments and Contingencies
Legal Proceedings
We are subject to a variety of legal actions for personal injury, property damage, or other matters arising in the ordinary course of its business, most of which are covered by liability insurance. Various claims of employment and resident discrimination are also periodically brought, most of which also are covered by insurance. While the resolution of these matters cannot be predicted with certainty, we believe the final outcome of such legal proceedings and claims will not have a material adverse effect on our liquidity, financial position or results of operations.
Environmental
As an owner of real estate, we are subject to various federal, state and local environmental laws. Compliance with existing laws has not had a material adverse effect on us. However, we cannot predict the impact of new or changed laws or regulations on our properties or on properties that we may acquire in the future.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

11. Subsequent Events
We had the following activity subsequent to March 31, 2021:
Merger with CCI and Cottonwood Communities O.P., LP
On May 7, 2021, we merged with CCI (the “CRII Company Merger”), and our Operating Partnership merged with Cottonwood Communities Operating Partnership (“CCOP”) (the “CROP Merger,” and together with the CRII Company Merger, the “CRII Merger”) through a stock-for-stock
and
unit-for-unit
transaction provided for pursuant to an Agreement and Plan of Merger dated January 26, 2021 by and among CRII and our Operating Partnership, CCI, CCOP, and Cottonwood Communities GP Subsidiary, LLC (“Merger Sub”).
At the effective time of the CRII Merger, each issued and outstanding share of our common stock (the “CRII Common Stock”) converted into 2.015 shares of shares of CCI Class A common stock, each issued and outstanding share of our Series 2016 preferred stock converted into one share of CCI’s newly designated Series 2016 preferred stock, and each issued and outstanding share of our Series 2017 preferred stock converted into one share of CCI’s newly designated Series 2017 preferred stock.
At the effective time of the CROP Merger, each participating partnership unit of our Operating Partnership (i.e., all partnership units other than preferred units) issued and outstanding immediately prior to the CROP Merger split into 2.015 participating partnership units (the “CROP Unit Split”), whereupon (i) each issued and outstanding Series 2019 preferred unit of CCOP (“CCOP Series 2019 Preferred Stock”) converted into one Series 2019 preferred unit of our Operating Partnership, the terms of which mirrored the CCOP Series 2019 Preferred Stock, (ii) each issued and outstanding LTIP Unit of CCOP (the “CCOP LTIP Units”) was converted into the right to receive one LTIP Unit of our Operating Partnership, the terms and conditions of which mirrored the CCOP LTIP Units, (iii) each issued and outstanding Special LTIP Unit of CCOP (the “CCOP Special LTIP Units”) converted into the right to receive one Special LTIP Unit of our Operating Partnership, the terms and conditions of which mirrored the CCOP Special LTIP Units, and (iv) except as set forth above, each issued and outstanding general partner unit of CCOP and CCOP Common Unit converted into the right to receive one common limited partner unit of our Operating Partnership (“CROP Common Unit”). After giving effect to the CROP Unit Split, each of our Operating Partnership’s Common Units, general partner units and LTIP units issued and outstanding immediately prior to the effective time of the CROP Merger remained outstanding, and each of our Operating Partnership’s preferred units issued and outstanding immediately prior to the effective time of the CROP Merger remained outstanding and continues to be held by the Merger Sub.
Upon consummation of the CRII Merger, the separate existence of CRII and CCOP ceased. The CRII Merger was intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
Sale of Timber Ridge
On April 13, 2021, Timber Ridge was sold for $33,350. We received proceeds of $4,434 related to our investment in the property.
Sugarmont
Sugarmont is a development in Salt Lake City, UT that we invested in through a joint venture (the “Sugarmont JV”) with a third-party developer (the “Sugarmont JV Partner”). The project commenced in July 2016. Due to continued delays, Sugarmont JV terminated the initial general contractor and engaged a replacement general contractor in 2019.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

On April 19, 2021, we entered into a settlement agreement and release (the “Settlement Agreement”) with the Sugarmont JV Partner where we acquired all but one percent of the Sugarmont JV Partner’s interest in the project for $4,950. The one percent interest owned by the Sugarmont JV Partner retained limited rights, including the right to control on behalf of Sugarmont JV the prosecution and resolutions of all litigation, claims, or causes of action that Sugarmont JV has or may have against certain third parties associated with the design and construction of Sugarmont (“Third-Party Claims”), as well as the obligation to defend any cross-claims resulting from these actions (“Third-Party Cross Claims”). The Sugarmont JV Partner will be responsible for payment of all upfront legal costs and expenses but will be reimbursed to the extent there are sufficient proceeds recovered through the pursuit of the Third-Party Claims. Proceeds from any settlement of these claims will be split 70% to the Sugarmont JV Partner and 30% to us, after the payment of Third-Party Cross Claims, legal fees and other expenses as outlined in the Settlement Agreement. As a result of the settlement, all lawsuits and disputes between us and the Sugarmont JV Partner were settled and we were confirmed as the sole manager of Sugarmont JV. We have the right to purchase the Sugarmont JV Partner’s remaining one percent interest upon the settlement or final resolution of all Third-Party Claims or Third-Party Cross Claims.

Cottonwood Multifamily REIT I, Inc.
Unaudited Consolidated Financial Statements
For the Six Months Ended June 30, 2021 and 2020

Cottonwood Multifamily REIT I, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and par value data)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Investments in joint ventures	$25,114	$27,126
Cash and cash equivalents	479	301
Related party receivables	—	—
Other assets	22	58

Total assets	$25,615	$27,485

Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	379	259
Related party payables	2,268	1,675
Promissory note to related party	1,466	996

Total liabilities	4,113	2,930
Commitments and contingencies (Note 7)
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,904,045 shares issued and outstanding at both June 30, 2021 and December 31, 2020	49	49
Additional paid in capital	48,948	48,948
Accumulated distributions	(12,935)	(11,525)
Accumulated deficit	(14,560)	(12,917)

Total equity	21,502	24,555

Total liabilities and equity	$25,615	$27,485

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Equity in losses of joint ventures	$(431)	$(469)
Asset management fee to related party	(548)	(556)
Other expenses	(664)	(258)

Net loss	$(1,643)	$(1,283)

Net loss per basic and diluted common shares	$(0.34)	$(0.26)
Weighted average common shares outstanding, basic and diluted	4,904,045	4,941,193
See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.
Consolidated Statements of Equity
(Amounts in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2020 (Audited)	4,904,045	$49	$48,948	$(11,525)	$(12,917)	$24,555
Distributions to investors	—	—	—	(1,410)	—	(1,410)
Net loss	—	—	—	—	(1,643)	(1,643)

Balance at June 30, 2021 (Unaudited)	4,904,045	$49	$48,948	$(12,935)	$(14,560)	$21,502

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2019 (Audited)	4,941,345	$49	$49,365	$(8,693)	$(10,295)	$30,426
Common stock repurchases	(27,700)	—	(310)	—	—	(310)
Distributions to investors	—	—	—	(1,421)	—	(1,421)
Net loss	—	—	—	—	(1,283)	(1,283)

Balance at June 30, 2020 (Unaudited)	4,913,645	$49	$49,055	$(10,114)	$(11,578)	$27,412

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Operating activities
Net loss	$(1,643)	$(1,283)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of joint ventures	431	469
Distributions of capital from joint ventures	1,581	1,790
Changes in operating assets and liabilities:
Related party receivables	—	13
Other assets	36	23
Accounts payable and accrued liabilities	120	(45)
Related party payables	593	57

Net cash provided by operating activities	1,118	1,024
Financing activities
Promissory note to related party	470	789
Common stock repurchases	—	(310)
Distributions to common stockholders	(1,410)	(1,421)

Net cash used in financing activities	(940)	(942)
Net increase in cash and cash equivalents	178	82
Cash and cash equivalents at beginning of period	301	260

Cash and cash equivalents at end of period	$479	$342

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)
June 30, 2021
Note 1—Organization and Business
Cottonwood Multifamily REIT I, Inc. (the “Company”) is a Maryland corporation formed on June 22, 2015 to invest in multifamily apartment communities and real estate related assets in the United States primarily through joint ventures with Cottonwood Residential O.P., LP (“CROP”). Substantially all of the Company’s business is conducted through Cottonwood Multifamily REIT I O.P., LP (the “Operating Partnership”), a Delaware limited partnership. The Company is a limited partner and the sole member of the general partner of the Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes the Company, the Operating Partnership and its subsidiaries, unless the context indicates otherwise.
A subsidiary of CROP, Cottonwood Capital Property Management II, LLC (“our sponsor”), sponsored the formation of the Company and the offering of up to $50 million in shares of common stock at a purchase price of $10.00 per share through a Tier 2 Regulation A plus offering with the SEC (“our Offering”). The SEC qualified the offering in May 2016. We completed our Offering in April 2017, raising the full $50 million.
Our sponsor paid all of the selling commissions and managing broker-dealer fees and the organizational and offering expenses related to our Offering. We have an asset management agreement whereby we pay an affiliate of our sponsor an asset management fee. Our sponsor is also the sole property manager for the properties acquired by the joint ventures.
Merger Agreement
On January 26, 2021, we (Cottonwood Multifamily REIT I, Inc. (“CMRI”)), Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities O.P., LP (“CCOP”) and Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).
Subject to the terms and conditions of the Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRI OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “OP Merger” and, together with the Company Merger referred to as the “Merger”). At such time, the separate existence of us and our operating partnership will cease.
At the effective time of the Company Merger, each issued and outstanding share of our common stock (the “CMRI Common Stock”) will be converted into the right to receive 1.175 shares of common stock of CCI (the “CCI Common Stock”).
At the effective time of the OP Merger, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the OP Merger will be split so that the total number of partnership units of CMRI OP then outstanding equals the number of shares of CMRI Common Stock that were outstanding immediately prior to the effective time of the OP Merger (the “CMRI OP Unit Split”). Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the OP Merger will convert into the right to receive 1.175 common limited partner units in CCOP (“CCOP Common Units”). As described below, CCI is also party to a merger agreement to acquire Cottonwood Residential II, Inc. (“CRII”) by merger, which we refer to as the CRII Merger. If the CRII Merger closes before the Merger, as is expected, CMRI OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRI OP partnership units will receive common limited partner units in CROP at the same exchange ratio.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

On January 26, 2021, CCI, CCOP and Merger Sub also entered into merger agreements to acquire each of CRII and Cottonwood Multifamily REIT II, Inc. (“CMRII”). All of the mergers are stock-for-stock
transactions whereby each of CMRI, CRII and CMRII will be merged into a wholly owned subsidiary of CCI (collectively, the “Mergers”). None of the Mergers are contingent upon the closing of any of the other Mergers. Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
See the Form
1-U
filed with the SEC on February 1, 2021 for additional information regarding the CMRI Merger Agreement. The Mergers will combine four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States.
Completion of the CMRI Merger
On July 15, 2021, the CMRI Merger was completed, through a
stock-for-stock
transaction as described above. At the effective time of the CMRI Merger, each issued and outstanding share of CMRI’s common stock converted into 1.175 shares of CCI Class A common stock. Each asset held by CMRI was owned through joint ventures with CROP. As a result of the consummation of the CMRI Merger, CCI’s ownership interest in the properties held through joint ventures with CROP increased to 100%. See Note 8 for additional information regarding the completion of the CMRI Merger.
We incurred $447 and $26 in costs related to the CMRI Merger for the six months ended June 30, 2021 and 2020, respectively. Those costs are included in other expenses on the consolidated statements of operations.
Suspension of Share Repurchase Program
In connection with our entry into the CMRI Merger Agreement, our board of directors temporarily suspended our share repurchase program.
COVID-19
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease
(COVID-19)
pandemic. During the six months ended June 30, 2021, the multifamily apartment communities owned by our joint ventures did not experience significant disruptions in our operations from the
COVID-19
pandemic; however we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact tenants at the multifamily apartment communities owned by our joint ventures.
Note 2—Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
In our opinion, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2020 consolidated

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

financial statements and certain related disclosures in this report are derived from the December 31, 2020 audited financial statements on Form
1-K
and should be read in conjunction with the consolidated financial statements and notes found therein.
The joint ventures are variable interest entities (“VIEs”). Generally, VIEs are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.
The Company consolidates the Operating Partnership and control of the joint ventures is shared equally between CROP and us. We are not considered the primary beneficiary of the joint ventures as our sponsor, who is a subsidiary of CROP, is most closely associated with joint venture activities through their asset and property management agreements. As a result, our investments in joint ventures are recorded under the equity method of accounting on the consolidated financial statements.
Use of Estimates
We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.
Organization and Offering Costs
Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the offering, including managing broker-dealer fees and selling commissions. All organization and offering costs were paid by our sponsor. We will not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,176. Organizational costs incurred by our sponsor were not significant.
Investments in Joint Ventures
Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.
We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Cash and Cash Equivalents
We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.
Income Taxes
We elected to be taxed as a REIT as of January 1, 2016. As a REIT, we are not subject to federal income tax with respect to that portion of our income that meet certain criteria and is distributed annually to shareholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income, excluding net capital gains, to shareholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.
If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the six months ended June 30, 2021 and 2020, 100% (unaudited) of all distributions to stockholders qualified as a return of capital.
Note 3—Investments in Joint Ventures
Our investment activity in our joint ventures is as follows:

	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
2020 carrying value	$8,454	$10,828	$7,844	$27,126
Equity in losses	(261)	(239)	69	(431)
Distributions	(459)	(379)	(743)	(1,581)

June 30, 2021 carrying value	$7,734	$10,210	$7,170	$25,114

	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
2019 carrying value	$9,949	$12,107	$9,422	$31,478
Equity in losses	(109)	(209)	(151)	(469)
Distributions	(637)	(457)	(696)	(1,790)

June 30, 2020 carrying value	$9,203	$11,441	$8,575	$29,219

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Operational information for the properties owned by our joint ventures for the six months ended June 30, 2021 is as follows:

Six Months Ended June 30, 2021	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total at 100%	Equity in Earnings (Losses) at 90%
Revenues
Rental and other operating income	$2,130	$1,734	$2,519	$6,383	$5,745
Operating expenses
Rental operations expense	648	786	961	2,395	2,156
Advertising and marketing	29	22	19	70	63
General and administrative	35	29	24	88	79
Property management fees	75	63	88	226	203

Total operating expenses	787	900	1,092	2,779	2,501
Net operating income	1,343	834	1,427	3,604	3,244
Non-operating expenses
Interest on Fannie Mae facility	531	381	483	1,395	1,256
Depreciation and amortization	903	710	857	2,470	2,223
Other non-operating expenses	199	9	10	218	196

Net (loss) income	$(290)	$(266)	$77	$(479)	$(431)

Operational information for the properties owned by our joint ventures for the six months ended June 30, 2020 is as follows:

Six Months Ended June 30, 2020	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total at 100%	Equity in Earnings (Losses) at 90%
Revenues
Rental and other operating income	$2,261	$1,780	$2,318	$6,359	$5,723
Operating expenses
Rental operations expense	687	740	930	2,357	2,121
Advertising and marketing	25	24	31	80	72
General and administrative	36	35	30	101	91
Property management fees	79	63	82	224	202

Total operating expenses	827	862	1,073	2,762	2,486
Net operating income	1,434	918	1,245	3,597	3,237
Non-operating expenses
Interest on Fannie Mae facility	635	451	551	1,637	1,473
Depreciation and amortization	864	688	845	2,397	2,157
Mark-to-market adjustments on interest rate caps	—	(1)	—	(1)	(1)
Other non-operating expenses	56	11	18	85	77

Net loss	$(121)	$(231)	$(169)	$(521)	$(469)

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Summarized balance sheet information for the properties owned by our joint ventures (of which we own 90%) is as follows:

June 30, 2021	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
Real estate assets, net	$44,279	$36,464	$36,520	$117,263
Other assets	889	1,040	1,309	3,238
Fannie Mae facility	36,265	25,655	32,260	94,180
Other liabilities	518	593	754	1,865
Equity	8,385	11,256	4,815	24,456

December 31, 2020	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
Real estate assets, net	$45,028	$37,105	$37,326	$119,459
Other assets	766	710	743	2,219
Fannie Mae facility	36,265	25,655	32,260	94,180
Other liabilities	345	217	244	806
Equity	9,184	11,943	5,565	26,692
The excess of cost over our share of net assets of our investments in joint ventures is approximately $3,100 at June 30, 2021 and December 31, 2020, and relates to acquisition date accounting differences.
Note 4—Stockholders’ Equity
Our charter authorizes the issuance of up to 1,000,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.
Voting Common Stock
Holders of our common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board, subject to certain restrictions. As of June 30, 2021, we had 4,904,045 shares outstanding. Our sponsor owns 1,021 of the outstanding shares.
Preferred Stock
The board of directors is authorized, without approval of common shareholders, to provide for the issuance of preferred stock, in one or more classes or series, with such rights, preferences and privileges as the board of directors approves. No preferred stock was issued and outstanding as of June 30, 2021.
Distributions
Distributions are determined by the board of directors based on the Company’s financial condition and other relevant factors. Should cash flows from operations not cover distributions, we may look to third party borrowings, including from CROP or its affiliates, to fund distributions. We may also use funds from the sale of assets or from the maturity, payoff or settlement of debt investments for distributions not covered by operating cash. Distributions for the six months ended June 30, 2021 and 2020 were $1,410 and $1,421, respectively.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Note 5—Joint Venture Distributions
Cash from operations of the Company’s individual joint ventures after payment of property management fees shall be distributed to provide a preferred return of up to 8% on invested capital in the joint venture. Profits will then be allocated 50% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 50% to Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”) until CC Advisors Promote has received an amount equal to 20% of all distributions. Profits after the above distributions will be allocated 80% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 20% to CC Advisors Promote.
Note 6—Related Party Transactions
Our affiliated directors and officers hold key positions at CROP and its affiliates, including at our property manager and asset manager. They are not compensated by us but are responsible for the management and affairs of the Company.
Asset Management Fee
CC Advisors I, which certain officers and our affiliated directors have an indirect ownership interest in, provides asset management services for the Company subject to the board of directors’ supervision. As compensation for those services, CC Advisors I receives a fee of 0.75% of gross assets, defined initially as the gross book value of our assets and subsequently as gross asset value once NAV is established. For the six months ended June 30, 2021 and 2020, we incurred asset management fees of $548 and $556, respectively.
Property Management Fee
Our sponsor provides property management services for multifamily apartment communities acquired by the joint ventures and receives a fee of 3.5% of gross revenues of each property managed for these services. Our sponsor is also reimbursed for expenses incurred on behalf of their management duties in accordance with the property management agreement. Property management fees charged to the three properties were $226 and $224 for the six months ended June 30, 2021 and 2020, respectively.
Construction Management Fee
Our sponsor will receive for its services in supervising any renovation or construction project in excess of $5 in or about each property a construction management fee equal to 5% of the cost of the amount that is expended. Construction management fees were not significant for the six months ended June 30, 2021 and 2020.
Property Management Corporate Service Fee
Our sponsor allocates a flat fee each month to each of the joint ventures which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary depending on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged. Property management corporate service fees were not significant for the six months ended June 30, 2021 and 2020.
Insurance Fee
A licensed insurance broker affiliated with our sponsor receives 20% of the brokerage fee charged with respect to the placement of all insurance policies for the multifamily apartment communities. Insurance fees were not significant for the six months ended June 30, 2021 and 2020.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Promotional Interest
CC Advisors Promote, which certain officers and our affiliated directors have an indirect ownership interest in, will receive a 20% promotional interest after an 8% preferred return on invested capital.
Promissory Notes
On April 20, 2020, we borrowed $579 from Cottonwood Communities Advisors, LLC, the parent entity of CC Advisors I, LLC, our asset manager. In connection with the borrowing, we executed a promissory note in favor of Cottonwood Communities Advisors, LLC. Pursuant to the promissory note, we agreed to repay any advances, up to an aggregate principal amount of $1,000, plus any interest on the unpaid principal advanced under the note, by September 30, 2020. On June 30, 2020, we amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $1,400, plus any interest on the unpaid principal advanced under the note, by December 31, 2020. On December 30, 2020, we again amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $2,000, plus any interest on the unpaid principal advanced under the note, by June 30, 2021. Effective January 1, 2021, Cottonwood Communities Advisors, LLC assigned this note to CROP. On June 10, 2021, we further amended and restated our promissory note to update the maturity date to September 30, 2021 and also executed a separate promissory note in favor of Cottonwood Communities Advisors, LLC and agreed to repay any advances, up to an aggregate principal amount of $250, plus any interest on the unpaid principal advanced under the note, by September 30, 2021. This separate promissory note with Cottonwood Communities Advisors, LLC was made under the same terms as the original and amended promissory note. The other terms of the amended promissory note were unchanged in the amended agreement.
The unpaid principal under each promissory note bears simple interest from the date advanced at the rate of 6% per annum, or the maximum amount of interest allowed under the laws of the State of Utah, whichever is less. We may prepay the unpaid principal balance under each promissory note, in whole or in part, together with all interest then accrued under each note, at any time, without premium or penalty. The respective lender may upon written demand require us to prepay outstanding amounts under each promissory note, in whole or in part, provided that funds are available from the Fannie Mae facility. The promissory notes are unsecured. As of June 30, 2021, the outstanding principal balance on the promissory note assigned to CROP was $1,466 plus accrued interest of $76, and there was no outstanding principal balance or accrued interest on the separate promissory note with Cottonwood Communities Advisors, LLC. All promissory notes were settled with the CMRI Merger discussed in Note 8.
Note 7—Commitments and Contingencies
Economic Dependency
Under various agreements, we have engaged or will engage our sponsor or affiliates of our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.
Liquidity Strategy
Our board of directors will try to determine which liquidity strategy would result in the greatest value for shareholders. A liquidity event will occur no later than December 31, 2023, which may be extended for two

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

one-year
periods in the sole discretion our board of directors and an additional two one-year
periods by a majority vote of the shareholders. If no extension is approved, an orderly sale of the Company’s assets will begin within a one-year
period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2027. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to shareholders.
In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the shareholders or any applicable provision of the Maryland General Corporation Law. A listing shall mean the commencement of trading of our common stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the shareholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders.
Right of First Refusal
If we or CROP desire to transfer all or a portion of membership interests in a joint venture, the non-transferring
member shall have the option to purchase the transferring member’s membership interest on the same terms the transferring member intends to sell its interest to a third-party.
Share Repurchase Program
We have a share repurchase program that may enable stockholders to sell back to us up to 3% of the weighted average number of shares of common stock outstanding during the prior calendar year at the sole discretion and option of the board of directors. The board of directors may amend, suspend, or terminate the repurchase plan at any time in its sole discretion, upon 30 days’ written notice to the shareholders, if it believes that such action is in the best interest of the shareholders. In connection with the evaluation of the CMRI Merger Agreement (as defined above), the board of directors suspended the share repurchase program upon entry into the CMRI Merger Agreement. Following the CMRI Merger, we expect that holders of our common stock may participate in the share repurchase program adopted by the board of directors of the acquiring company.
The repurchase price is subject to the following discounts, depending upon when the shares are repurchased:

Share Purchase Anniversary	Repurchase Price as a Percentage of Estimated Value
Less than 1 year	No repurchase allowed
1 year	80%
2 years	85%
3 years	90%
4 years and thereafter	95%
In the event of a shareholder’s death or complete disability	95%
Estimated value equals Net Asset Value (“NAV”) as determined and disclosed by the board of directors. On December 13, 2019, the board of directors determined the value of our shares of common stock at $12.21 per

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

share as of September 30, 2019, based on our net asset value. See the Form
1-U
filed with the SEC on December 16, 2019 for additional information on our most recent NAV. Due to the negotiations and subsequent entry into the merger agreement discussed above in Note 1, the board of directors determined not to update our September 30, 2019 NAV.
The purchase price will further be reduced by amounts distributed to shareholders as a result of the sale of one or more assets constituting a return of capital. During the six months ended June 30, 2021, no shares of our common stock were repurchased due to the suspension of the share repurchase program upon entry into the CMRI Merger Agreement as discussed above.
Note 8—Subsequent events
We have evaluated subsequent events up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than as mentioned below.
As previously disclosed in the Current Report on Form
1-U
of CMRI filed with the Securities and Exchange Commission on February 1, 2021, CMRI, Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities GP Subsidiary, LLC (“Merger Sub”) and Cottonwood Communities O.P., LP (“CCOP”), entered into an Agreement and Plan of Merger on January 26, 2021 (the “CMRI Merger Agreement”).
The stockholders of CMRI approved the Company Merger (as defined below) contemplated by the CMRI Merger Agreement at a special meeting of stockholders of CMRI held on July 14, 2021.
On July 15, 2021, upon the terms and subject to the conditions of the CMRI Merger Agreement, (i) CMRI merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRI OP merged with and into Cottonwood Residential O.P., LP (“CROP,” as successor to CCOP), with CROP surviving as the operating partnership of CCI (the “OP Merger,” and together with the Company Merger, the “Merger”). At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of CMRI and CMRI OP ceased, and a change in control of CMRI occurred.
At the effective time of the Company Merger, each issued and outstanding share of CMRI’s common stock, $0.01 par value per share (“CMRI Common Stock”), converted into 1.175 shares of Class A common stock of CCI, $0.01 par value per share and holders of CMRI Common Stock immediately prior to such time ceased having any rights as stockholders of CMRI.
At the effective time of the OP Merger, each partnership unit of CMRI OP issued and outstanding immediately prior to the OP Merger was split so that the total number of partnership units of CMRI OP then outstanding was equal to 4,904,045, which was the total number of shares of CMRI Common Stock that were issued and outstanding immediately prior to the OP Merger (the “OP Unit Split”). Immediately following the OP Unit Split, each partnership unit of CMRI OP converted into 1.175 common limited partner units in CROP. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the OP Merger remains outstanding.
The foregoing description of the CMRI Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMRI Merger Agreement.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
In addition, on July 15, 2021, CMRI, CMRI OP, CC Advisors I, LLC, CMRI’s asset manager (“Asset Manager”), Cottonwood Capital Property Management II, LLC, CMRI’s property manager (“CCPM II”), CROP and Merger Sub entered a Termination of Management Agreements pursuant to which the following agreements were terminated at the effective time of the Merger: (i) the Asset Management Agreement dated as of May 27, 2016, between CMRI and Asset Manager, (ii) the Three-Party Agreement dated as of May 27, 2016, among CMRI, CMRI OP and Asset Manager, and (iii) the Property Management Three-Party Agreement dated as of March 1, 2019 by and among CMRI, CMRI OP and CCPM II.

Cottonwood Multifamily REIT II, Inc.
Unaudited Consolidated Financial Statements
For the Six Months Ended June 30, 2021 and 2020

Cottonwood Multifamily REIT II, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and par value data)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Investments in joint ventures	$36,121	$37,676
Cash and cash equivalents	307	169
Other assets	61	87

Total assets	$36,489	$37,932

Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	229	301
Related party payables	1,596	1,131
Promissory note to related party	2,342	1,725

Total liabilities	4,167	3,157
Commitments and contingencies (Note 7)
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,881,490 shares issued and outstanding at both June 30, 2021 and December 31, 2020	49	49
Additional paid in capital	48,915	48,915
Accumulated distributions	(8,678)	(7,397)
Accumulated deficit	(7,964)	(6,792)

Total equity	32,322	34,775

Total liabilities and equity	$36,489	$37,932

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Equity in losses of joint ventures	$(12)	$(151)
Asset management fee to related party	(398)	(407)
Other expenses	(762)	(245)

Net loss	$(1,172)	$(803)

Net loss per basic and diluted common shares	$(0.24)	$(0.16)
Weighted average common shares outstanding, basic and diluted	4,881,490	4,959,270
See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Consolidated Statements of Equity
(Amounts in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2020 (Audited)	4,881,490	$49	$48,915	$(7,397)	$(6,792)	$34,775
Distributions to investors	—	—	—	(1,281)	—	(1,281)
Net loss	—	—	—	—	(1,172)	(1,172)

Balance at June 30, 2021 (Unaudited)	4,881,490	$49	$48,915	$(8,678)	$(7,964)	$32,322

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2019 (Audited)	4,969,990	$50	$49,676	$(4,813)	$(5,102)	$39,811
Common stock repurchases	(85,500)	(1)	(731)	—	—	(732)
Distributions to investors	—	—	—	(1,302)	—	(1,302)
Net loss	—	—	—	—	(803)	(803)

Balance at June 30, 2020 (Unaudited)	4,884,490	$49	$48,945	$(6,115)	$(5,905)	$36,974

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Operating activities
Net loss	$(1,172)	$(803)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of joint ventures	12	151
Distributions of capital from joint ventures	1,543	1,291
Changes in operating assets and liabilities:
Other assets	26	22
Accounts payable and accrued liabilities	(72)	(82)
Related party payables	465	(11)

Net cash provided by operating activities	802	568
Financing activities
Promissory note to related party	617	1,645
Common stock repurchases	—	(732)
Distributions to common stockholders	(1,281)	(1,303)

Net cash used in financing activities	(664)	(390)
Net increase in cash and cash equivalents	138	178
Cash and cash equivalents at beginning of period	169	141

Cash and cash equivalents at end of period	$307	$319

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)
June 30, 2021
Note 1—Organization and Business
Cottonwood Multifamily REIT II, Inc. (the “Company”) is a Maryland corporation formed on June 10, 2016 to invest in multifamily apartment communities and real estate related assets in the United States primarily through joint ventures with Cottonwood Residential O.P., LP (“CROP”). Substantially all of the Company’s business is conducted through Cottonwood Multifamily REIT II O.P., LP (the “Operating Partnership”), a Delaware limited partnership. The Company is a limited partner and the sole member of the general partner of the Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes the Company, the Operating Partnership and its subsidiaries, unless the context indicates otherwise.
A subsidiary of CROP, Cottonwood Capital Property Management II, LLC (“our sponsor”), sponsored the formation of the Company and the offering of up to $50 million in shares of common stock at a purchase price of $10.00 per share through a Tier 2 Regulation A plus offering with the SEC (our “Offering”). We completed our Offering in August 2018, raising the full $50 million.
Our sponsor paid all of the selling commissions and managing broker-dealer fees and the organizational and offering expenses related to our Offering. We have an asset management agreement whereby we pay an affiliate of our sponsor an asset management fee. Our sponsor is also the sole property manager for the properties acquired by the joint ventures.
Merger Agreement
On January 26, 2021, we (Cottonwood Multifamily REIT II, Inc. (“CMRII”)), Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities O.P., LP (“CCOP”) and Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).
Subject to the terms and conditions of the Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRII OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “OP Merger” and, together with the Company Merger referred to as the “Merger”). At such time, the separate existence of us and our operating partnership will cease.
At the effective time of the Company Merger, each issued and outstanding share of our common stock (the “CMRII Common Stock”) will be converted into the right to receive 1.072 shares of common stock of CCI (the “CCI Common Stock”).
At the effective time of the OP Merger, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the OP Merger will be split so that the total number of partnership units of CMRII OP then outstanding equals the number of shares of CMRII Common Stock that were outstanding immediately prior to the effective time of the OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the OP Merger will convert into the right to receive 1.072 common limited partner units in CCOP (“CCOP Common Units”). As described below, CCI is also party to a merger agreement to acquire Cottonwood Residential II, Inc. (“CRII”) by merger, which we refer to as the CRII Merger. If the CRII Merger closes before the Merger, as is expected, CMRII OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRII OP partnership units will receive common limited partner units in CROP at the same exchange ratio.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

On January 26, 2021, CCI, CCOP and Merger Sub also entered into merger agreements to acquire each of CRII and Cottonwood Multifamily REIT I, Inc. (“CMRI”). All of the mergers are stock-for-stock
transactions whereby each of CMRII, CRII and CMRI will be merged into a wholly owned subsidiary of CCI (collectively, the “Mergers”). Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
See the Form
1-U
filed with the SEC on February 1, 2021 for additional information regarding the CMRII Merger Agreement. The Mergers will combine four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States.
Completion of the CMRII Merger
On July 15, 2021, the CMRII Merger was completed, through a
stock-for-stock
transaction as described above. At the effective time of the CMRII Merger, each issued and outstanding share of CMRI’s common stock converted into 1.072 shares of CCI Class A common stock. Each asset held by CMRII was owned through joint ventures with CROP. As a result of the consummation of the CMRII Merger, CCI’s ownership interest in the properties held through joint ventures with CROP increased to 100%. See Note 8 for additional information regarding the completion of the CMRII Merger.
We incurred $558 and $20 in costs related to the CMRII Merger for the six months ended June 30, 2021 and 2020, respectively. Those costs are included in other expenses on the consolidated statements of operations.
Suspension of Share Repurchase Program
In connection with our entry into the CMRII Merger Agreement, our board of directors temporarily suspended our share repurchase program.
COVID-19
One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease
(COVID-19)
pandemic. During the three months ended June 30, 2021, the multifamily apartment communities owned by our joint ventures did not experience significant disruptions in our operations from the
COVID-19
pandemic; however we continue to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how the pandemic will impact tenants at the multifamily apartment communities owned by our joint ventures.
Note 2—Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
In our opinion, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2020 consolidated financial statements and certain related disclosures in this report are derived from the December 31, 2020 audited financial statements on Form
1-K
and should be read in conjunction with the consolidated financial statements and notes found therein.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

The joint ventures are variable interest entities (“VIEs”). Generally, VIEs are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.
The Company consolidates the Operating Partnership and control of the joint ventures is shared equally between CROP and us. We are not considered the primary beneficiary of the joint ventures as our sponsor, who is a subsidiary of CROP, is most closely associated with joint venture activities through their asset and property management agreements. As a result, our investments in joint ventures are recorded under the equity method of accounting on the consolidated financial statements.
Use of Estimates
We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.
Organization and Offering Costs
Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the offering, including managing broker-dealer fees and selling commissions. All organization and offering costs were paid by our sponsor. We will not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,448. Organizational costs incurred by our sponsor were not significant.
Investments in Joint Ventures
Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.
We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Cash and Cash Equivalents
We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceed FDIC insured amounts. We have not experienced any losses in such accounts.
Income Taxes
We elected to be taxed as a REIT as of January 1, 2018. As a REIT, we are not subject to federal income tax with respect to that portion of our income that meet certain criteria and is distributed annually to shareholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income, excluding net capital gains, to stockholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.
If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the six months ended June 30, 2021 and 2020, 100% (unaudited) of all distributions to stockholders qualified as a return of capital.
Note 3—Investments in Joint Ventures
On January 8, 2019, we acquired a 90% interest a joint venture with CROP that purchased Heights at Meridian. On June 29, 2018, we acquired a 99% interest in a joint venture with CROP that owns a 65% tenant in common interest in Parc Westborough. A wholly owned subsidiary of CROP owns the remaining 35% tenant in common interest.
Our investment activity in our joint ventures is as follows:

	Parc Westborough	Heights at Meridian	Total
2020 carrying value	$14,745	$22,931	$37,676
Equity in losses	170	(182)	(12)
Distributions	(764)	(779)	(1,543)

June 30, 2021 carrying value	$14,151	$21,970	$36,121

	Parc Westborough	Heights at Meridian	Total
2019 carrying value	$15,792	$24,876	$40,668
Equity in losses	(12)	(139)	(151)
Distributions	(485)	(806)	(1,291)

June 30, 2020 carrying value	$15,295	$23,931	$39,226

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Operational information for the properties owned by our joint ventures for the six months ended June 30, 2021 is as follows:

Six Months Ended June 30, 2021	Parc Westborough	Heights at Meridian	Total at 100%	Equity in Earnings (Losses)
Revenues
Rental and other operating income	$2,952	$2,821	$5,773	$4,439
Operating expenses
Rental operations expense	1,119	937	2,056	1,564
Advertising and marketing	25	14	39	29
General and administrative	39	47	86	67
Property management fees	103	100	203	156

Total operating expenses	1,286	1,098	2,384	1,816
Net operating income	1,666	1,723	3,389	2,623
Non-operating expenses
Interest on Fannie Mae facility	305	784	1,089	902
Depreciation and amortization	1,046	1,129	2,175	1,689
Other non-operating expenses	51	12	63	44

Net income (loss)	$264	$(202)	$62	$(12)
Represents equity in earnings (losses) attributable to our 64.35% and 90% joint venture interest in Parc Westborough and Heights at Meridian, respectively.
Operational information for the properties owned by our joint ventures for the six months ended June 30, 2020 is as follows:

Six Months Ended June 30, 2020	Parc Westborough	Heights at Meridian	Total at 100%	Equity in Earnings (Losses)
Revenues
Rental and other operating income	$2,903	$2,831	$5,734	$4,416
Operating expenses
Rental operations expense	1,085	906	1,991	1,514
Advertising and marketing	23	10	33	24
General and administrative	46	55	101	79
Property management fees	102	99	201	155

Total operating expenses	1,256	1,070	2,326	1,772
Net operating income	1,647	1,761	3,408	2,644
Non-operating expenses
Interest on Fannie Mae facility	507	810	1,317	1,055
Depreciation and amortization	1,025	1,103	2,128	1,652
Mark-to-market adjustments on interest rate caps	(2)	—	(2)	(1)
Other non-operating expenses	136	2	138	89

Net loss	$(19)	$(154)	$(173)	$(151)
Represents equity in earnings (losses) attributable to our 64.35% and 90% joint venture interest in Parc Westborough and Heights at Meridian, respectively.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Summarized balance sheet information for the properties owned by our joint ventures, of which we are partial owners through our joint venture interests, is as follows:

June 30, 2021	Parc Westborough	Heights at Meridian	Total
Real estate assets, net	$57,944	$57,934	$115,878
Other assets	1,580	1,034	2,614
Fannie Mae facility	38,010	33,750	71,760
Other liabilities	400	677	1,077
Equity	21,114	24,541	45,655

December 31, 2020	Parc Westborough	Heights at Meridian	Total
Real estate assets, net	$58,848	$59,016	$117,864
Other assets	1,574	688	2,262
Fannie Mae facility	38,010	33,750	71,760
Other liabilities	376	345	721
Equity	22,036	25,609	47,645
The excess of cost over our share of net assets of our investments in joint ventures is approximately $450 at June 30, 2021 and December 31, 2020, and relates to acquisition date accounting differences.
Note 4—Stockholders’ Equity
Our charter authorizes the issuance of up to 1,000,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.
Voting Common Stock
Holders of our common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board, subject to certain restrictions. As of June 30, 2021, we had 4,881,490 shares outstanding. Our sponsor owns 2,375 of the outstanding shares.
Preferred Stock
The board of directors is authorized, without approval of common shareholders, to provide for the issuance of preferred stock, in one or more classes or series, with such rights, preferences and privileges as the board of directors approves. No preferred stock was issued and outstanding as of June 30, 2021.
Distributions
Distributions are determined by the board of directors based on the Company’s financial condition and other relevant factors. Should cash flows from operations not cover distributions, we may look to third party borrowings, including from CROP or its affiliates, to fund distributions. We may also use funds from the sale of assets or from the maturity, payoff or settlement of debt investments for distributions not covered by operating cash. Distributions for the six months ended June 30, 2021 and 2020 were $1,281 and $1,302, respectively.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Note 5—Joint Venture Distributions
Cash from operations of the Company’s individual joint ventures after payment of property management fees shall be distributed to provide a preferred return of up to 8% on invested capital in the joint venture. Profits will then be allocated 50% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 50% to Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”) until CC Advisors Promote has received an amount equal to 20% of all distributions. Profits after the above distributions will be allocated 80% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 20% to CC Advisors Promote.
Note 6—Related-Party Transactions
Our affiliated directors and officers hold key positions at CROP and its affiliates, including at our property manager and asset manager. They are not compensated by us but are responsible for the management and affairs of the Company.
Asset Management Fee
CC Advisors II, which certain officers and our affiliated directors have an indirect ownership interest in, provides asset management services for the Company subject to the board of directors’ supervision. As compensation for those services, CC Advisors II receives a fee of 0.75% of gross assets, defined initially as the gross book value of our assets and subsequently as gross asset value once NAV is established. For the six months ended June 30, 2021 and 2020, we incurred asset management fees of $398 and $407, respectively.
Property Management Fee
Our sponsor provides property management services for multifamily apartment communities acquired by the joint ventures and receives a fee of 3.5% of gross revenues of each property managed for these services. Our sponsor is also reimbursed for expenses incurred on behalf of their management duties in accordance with the property management agreement. Property management fees were $203 and $201 for the six months ended June 30, 2021 and 2020, respectively.
Construction Management Fee
Our sponsor will receive for its services in supervising any renovation or construction project in excess of $5 in or about each property a construction management fee equal to 5% of the cost of the amount that is expended. Construction management fees were not significant for the six months ended June 30, 2021 and 2020.
Property Management Corporate Service Fee
Our sponsor allocates a flat fee each month to each of the joint ventures which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary depending on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged. Property management corporate service fees were not significant for the six months ended June 30, 2021 and 2020.
Insurance Fee
A licensed insurance broker affiliated with our sponsor receives 20% of the brokerage fee charged with respect to the placement of all insurance policies for the multifamily apartment communities. Insurance fees were not significant for the six months ended June 30, 2021 and 2020.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

Promotional Interest
CC Advisors Promote, which certain officers and our affiliated directors have an indirect ownership interest in, will receive a 20% promotional interest after an 8% preferred return on invested capital.
Promissory Notes
On April 20, 2020, we borrowed $945 from Cottonwood Communities Advisors, LLC, the parent entity of CC Advisors II, LLC, our asset manager. In connection with the borrowing, we executed a promissory note in favor of Cottonwood Communities Advisors, LLC. Pursuant to the promissory note, we agreed to repay any advances, up to an aggregate principal amount of $1,600, plus any interest on the unpaid principal advanced under the note, by September 30, 2020. On June 30, 2020, we amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $2,600, plus any interest on the unpaid principal advanced under the note, by December 31, 2020. On December 30, 2020, we again amended and restated our promissory note to update the maturity date to June 30, 2021. Effective January 1, 2021, Cottonwood Communities Advisors, LLC assigned this promissory note to CROP. On June 10, 2021, we further amended and restated our promissory note to update the maturity date to September 30, 2021 and also executed a separate promissory note in favor of Cottonwood Communities Advisors, LLC and agreed to repay any advances, up to an aggregate principal amount of $500, plus any interest on the unpaid principal advanced under the note, by September 30, 2021. This separate promissory note with Cottonwood Communities Advisors, LLC was made under the same terms as the original and amended promissory note. The other terms of the amended promissory note were unchanged in the amended agreement.
The unpaid principal under each promissory note bears simple interest from the date advanced at the rate of 6% per annum, or the maximum amount of interest allowed under the laws of the State of Utah, whichever is less. We may prepay the unpaid principal balance under each promissory note, in whole or in part, together with all interest then accrued under each note, at any time, without premium or penalty. The respective lender may upon written demand require us to prepay outstanding amounts under each promissory note, in whole or in part, provided that funds are available from the Fannie Mae facility. The promissory notes are unsecured. As of June 30, 2021, the outstanding principal balance on the promissory note assigned to CROP was $2,342 plus accrued interest of $127, and there was no outstanding principal balance or accrued interest on the separate promissory note with Cottonwood Communities Advisors, LLC. All promissory notes were settled with the CMRII Merger discussed in Note 8.
Note 7—Commitments and Contingencies
Economic Dependency
Under various agreements, we have engaged or will engage our sponsor or affiliates of our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.
Liquidity Strategy
Our board of directors will try to determine which liquidity strategy would result in the greatest value for shareholders. A liquidity event will occur no later than December 31, 2024, which may be extended for two

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

one-year
periods in the sole discretion our board of directors and an additional two one-year
periods by a majority vote of the shareholders. If no extension is approved, an orderly sale of the Company’s assets will begin within a one-year
period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2028. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to shareholders.
In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the shareholders or any applicable provision of the Maryland General Corporation Law. A listing shall mean the commencement of trading of our common stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the shareholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders.
Right of First Refusal
If we or CROP desire to transfer all or a portion of membership interests in a joint venture, the non-transferring
member shall have the option to purchase the transferring member’s membership interest on the same terms the transferring member intends to sell its interest to a third party.
Share Repurchase Program
We have a share repurchase program that may enable stockholders to sell back to us up to 3% of the weighted average number of shares of common stock outstanding during the prior calendar year at the sole discretion and option of the board of directors. The board of directors may amend, suspend, or terminate the repurchase plan at any time in its sole discretion, upon 30 days’ written notice to the shareholders, if it believes that such action is in the best interest of the shareholders. In connection with the evaluation of the CMRII Merger Agreement (as defined above), the board of directors suspended the share repurchase program upon entry into the CMRII Merger Agreement. Following the CMRII Merger, we expect that holders of our common stock may participate in the share repurchase program adopted by the board of directors of the acquiring company.
The repurchase price is subject to the following discounts, depending upon when the shares are repurchased:

Share Purchase Anniversary	Repurchase Price as a Percentage of Estimated Value
Less than 1 year	No repurchase allowed
1 year	80%
2 years	85%
3 years	90%
4 years and thereafter	95%
In the event of a shareholder’s death or complete disability	95%
Estimated value equals Net Asset Value (“NAV”) as determined and disclosed by the board of directors. On December 13, 2019, the board of directors determined the value of our shares of common stock at $10.46 per

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

share as of September 30, 2019, based on our net asset value. See the Form
1-U
filed with the SEC on December 17, 2019 for additional information on our most recent NAV. Prior to December 2019, our estimated value per share was equal to the purchase price of shares in our offering. Due to the negotiations and subsequent entry into the merger agreement discussed above in Note 1, the board of directors determined not to update our September 30, 2019 NAV.
The purchase price will further be reduced by amounts distributed to shareholders as a result of the sale of one or more assets constituting a return of capital. During the six months ended June 30, 2021, no shares of our common stock were repurchased due to the suspension of the share repurchase program upon entry into the CMRII Merger Agreement as discussed above.
Note 8—Subsequent events
We have evaluated subsequent events up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than as mentioned below.
As previously disclosed in the Current Report on Form
1-U
of CMRII filed with the Securities and Exchange Commission on February 1, 2021 and incorporated herein by reference, CMRII, Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities GP Subsidiary, LLC (“Merger Sub”) and Cottonwood Communities O.P., LP (“CCOP”), entered into an Agreement and Plan of Merger on January 26, 2021 (the “CMRII Merger Agreement”).
The stockholders of CMRII approved the Company Merger (as defined below) contemplated by the CMRII Merger Agreement at a special meeting of stockholders of CMRII held on July 14, 2021.
On July 15, 2021, upon the terms and subject to the conditions of the CMRII Merger Agreement, (i) CMRII merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRII OP merged with and into Cottonwood Residential O.P., LP (“CROP,” as successor to CCOP), with CROP surviving as the operating partnership of CCI (the “OP Merger,” and together with the Company Merger, the “Merger”). At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of CMRII and CMRII OP ceased, and a change in control of CMRII occurred.
At the effective time of the Company Merger, each issued and outstanding share of CMRII’s common stock, $0.01 par value per share (“CMRII Common Stock”), converted into 1.072 shares of Class A common stock of CCI, $0.01 par value per share and holders of CMRII Common Stock immediately prior to such time ceased having any rights as stockholders of CMRII.
At the effective time of the OP Merger, each partnership unit of CMRII OP issued and outstanding immediately prior to the OP Merger was split so that the total number of partnership units of CMRII OP then outstanding was equal to 4,881,490, which was the total number of shares of CMRII Common Stock that were issued and outstanding immediately prior to the OP Merger (the “OP Unit Split”). Immediately following the OP Unit Split, each partnership unit of CMRII OP converted into 1.072 common limited partner units in CROP. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the OP Merger remains outstanding.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data
)

The foregoing description of the CMRII Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMRII Merger Agreement.
The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
In addition, on July 15, 2021, CMRII, CMRII OP, CC Advisors II, LLC, CMRII’s asset manager (“Asset Manager”), Cottonwood Capital Property Management II, LLC, CMRII’s property manager (“CCPM II”), CROP and Merger Sub entered a Termination of Management Agreements pursuant to which the following agreements were terminated at the effective time of the Merger: (i) the Asset Management Agreement dated as of July 27, 2017, between CMRII and Asset Manager, (ii) the Three-Party Agreement dated as of July 27, 2017, among CMRII, CMRII OP and Asset Manager, and (iii) the Property Management Three-Party Agreement dated as of March 1, 2019 by and among CMRII, CMRII OP and CCPM II.

Cottonwood Communities, Inc.
Unaudited Pro Forma Consolidated Financial Information
as of and for the year ended December 31, 2021

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF
COTTONWOOD COMMUNITIES, INC.
As of and For the Year Ended December 31, 2021
On May 7, 2021, Cottonwood Residential II, Inc. (“CRII”) and its operating partnership merged with and into Cottonwood Communities, Inc. (the “Company,” “CCI,” “we,” “our,” and “us”) (the “CRII Merger”). On July 15, 2021, Cottonwood Multifamily REIT I, Inc. (“CMRI”) and its operating partnership merged with and into CCI (the “CMRI Merger”) and Cottonwood Multifamily REIT II, Inc. (“CMRII”) and its operating partnership merged with and into CCI (the “CMRII Merger”).
For purposes of these pro forma statements, the “Combined Merger” is CCI’s merger with CRII, CMRI and CMRII and includes all related entities and their subsidiaries. Our financial statements as of and for the three months ended March 31, 2022, as filed with the SEC on Form
10-Q
on May 12, 2022, include the full impact of the Combined Merger. Therefore, no pro forma financial information for that period is required.
The following unaudited pro forma combined financial information sets forth:

•
the historical consolidated financial information of CCI for the year ended December 31, 2021, derived from CCI’s audited consolidated financial statements, which is included in the proxy statement/prospectus;

•	pro forma adjustments to give effect to the Combined Merger on CCI’s consolidated statements of operations for the year ended December 31, 2021, as if the Combined Merger closed on January 1, 2021.
These unaudited pro forma combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by CCI’s management; however, they are not necessarily indicative of what CCI’s consolidated financial condition or results of operations actually would have been assuming the Combined Merger had been consummated on January 1, 2021, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma combined financial statements do not include the impact of any synergies that may be achieved through these mergers nor any strategies that CCI’s management may consider in order to continue to efficiently manage its operations. This unaudited pro forma combined financial information should be read in conjunction with:

•	CCI’s unaudited consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2022, which is included in the proxy statement/prospectus and

•	CCI’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021, which is included in the proxy statement/prospectus.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(In Thousands, Except Share and Per Share Data)

	CCI Historical December 31, 2021	Autonomous Entity Adjustments	Note		Pro Forma Combined Transaction Accounting Adjustments	Note		Pro Forma Combined Company
	(Audited)
Revenues
Rental and other property revenues	$73,129	$—			$29,273	(a	)	$102,402
Property management revenues	8,597	—			3,891	(a	)	12,488
Other income	1,455	—			1	(a	)	1,456

Total revenues	83,181	—			33,165			116,346

Expenses
Property operations expense	27,759	—			11,065	(a	)	38,824
Property management expense	11,302	—			7,215	(a	)	18,517
Reimbursable operating expenses to related parties	331	(331)	(b	)	—			—
Asset management fee to related party	8,052	—			1,555	(b	)	9,607
Performance participation allocation	51,761	—			—			51,761
Depreciation and amortization	63,397	—			15,510	(a	) (d)	78,907
General and administrative expenses	9,880	331	(b	)	3,925	(a	) (e)	14,136

Total operating expenses	172,482	—			39,270			211,752

Loss from operations	(89,301)	—			(6,105)			(95,406)
Equity in earnings (losses) of unconsolidated real estate entities	(533)	—			(210)	(a	) (f)	(743)
Interest income	207	(106)	(g	)	3,067	(a	)	3,168
Interest expense	(26,954)	—			(10,364)	(a	)	(37,318)
Gain on sale of real estate assets	10,912	—			—			10,912
Other income	2	—			—			2

Loss before income taxes	(105,667)	—			(13,612)			(119,279)
Income tax expense	(1,238)	—			—			(1,238)

Net loss	(106,905)	—			(13,612)			(120,517)

Net loss attributable to noncontrolling interests:
Limited partners	58,923	—			9,646	(h	)	68,569
Partially owned entities	4,066	—			173	(h	)	4,239

Net loss attributable to common stockholders	$(43,916)	$—			$(3,793)			$(47,709)

Weighted average shares outstanding	17,603,981	—			6,020,615	(i	)	23,624,596

Net loss per common share - basic and diluted	$(2.49)	$—			$(0.63)			$(2.02)

COTTONWOOD COMMUNITIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
As of December 31, 2021
NOTE 1—BASIS OF PRO FORMA PRESENTATION
Cottonwood Communities, Inc. (“CCI”, “we”, “our”, or “us”) is a real estate investment trust (“REIT”) that invests in multifamily apartment communities and real estate related assets located throughout the United States.
Combined Mergers
On May 7, 2021, we merged with and into Cottonwood Residential II, Inc. (“CRII”). Under the terms of the merger agreement with CRII, CRII stockholders received 2.015 shares of CCI’s Class A common stock in exchange for each share of CRII’s common stock. Operating partnership units in Cottonwood Residential O.P., LP (“CROP”), CRII’s operating partnership, split into 2.015 units. CCI’s operating partnership, Cottonwood Communities O.P., LP, then merged with and into CROP with CROP surviving. CRII merged with and into Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), with Merger Sub surviving the CRII Merger and continuing as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of Maryland General Corporation Law (“MGCL”), the separate existence of CRII ceased at the effective time of the CRII Merger.
On July 15, 2021, CCI merged with and into Cottonwood Multifamily REIT I, Inc. (“CMRI”). Under the terms of the merger agreement with CMRI, CMRI stockholders received 1.175 shares of CCI’s Class A common stock in exchange for each share of CMRI’s common stock. CMRI merged with and into Merger Sub, with Merger Sub surviving the merger and continuing as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of MGCL, the separate existence of CMRI ceased at the effective time of the CMRI Merger.
On July 15, 2021, CCI also merged with and into Cottonwood Multifamily REIT II, Inc. (“CMRII”). Under the terms of the merger agreement with CMRII, CMRII stockholders received 1.072 shares of CCI’s Class A common stock in exchange for each share of CMRII’s common stock. CMRII merged with and into Merger Sub, with Merger Sub surviving the merger and continuing as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of MGCL, the separate existence of CMRII ceased at the effective time of the CMRII Merger.
Accounting Treatment
The CRII Merger was accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations. The CMRI Merger and CMRII Merger were accounted for as equity transactions.
In a business combination, assets acquired and liabilities assumed are recorded at fair value. Differences between the transaction price and the fair value of identifiable assets acquired, the liabilities assumed, and non-controlling
interest in the acquiree are accounted for as goodwill, or conversely, as a gain on bargain purchase. Transaction costs in business combinations are expensed as incurred. Intangible assets are recognized in accordance with ASC 350: Intangibles—Goodwill and Other.
CMRI and CMRII shared ownership in the properties in which they invested through joint ventures with CROP, the operating partnership of CCI. CROP consolidated the joint ventures on its financial statements, recording CMRI’s and CMRII’s ownership as noncontrolling interests. Upon consummation of CMRI Merger and CMRII Merger, CROP obtained 100% of the ownership interests in the properties held through the joint ventures. In an equity transaction, no gain or loss from the acquisition of additional interests in a consolidated subsidiary is recognized, nor is a step up to fair value recognized for the portion of the subsidiary’s net assets that corresponds to the additional interests acquired. The difference between the consideration paid by CCI and the change in noncontrolling interest attributable to CMRI and CMRII was recorded as an adjustment to equity.
The accounting for these transactions is fully described in Note 3 of our consolidated financial statements, filed with the SEC on Form
10-K
on March 20, 2022.
NOTE 2—PRO FORMA ADJUSTMENTS
Adjustments to the unaudited pro forma combined statements of operations for the year ended December 31, 2021.
(a) Reflects pro forma adjustments on the statement of operations for CRII activity from January 1, 2021 to May 7, 2021, the date of the CRII Merger.
(b) Reflects the reclassification of reimbursable expense charges to CRII entities to general and administrative expenses as a result of the CRII Merger.
(c) Reflects the incremental asset management fees as if the Combined Mergers closed on January 1, 2021.
(d) Reflects the net effect of depreciation and amortization related to the step up in estimated fair value of real estate assets and acquired intangibles from the business combination, using estimated fair values. Depreciation and amortization expense is calculated using the straight-line method over an estimated useful life of 30 years for buildings,
5-15
years for building improvements, furniture, fixtures and equipment, and 6 months for in place leases. Other acquired intangibles are amortized over
5-15
years.
(e) Amount includes additional share-based compensation expense of $644,000 assuming grants issued with the CRII Merger occurred on January 1, 2021.
(f) Reflects additional income from equity method investments acquired with the CRII Merger, offset by depreciation expense from the underlying investments in unconsolidated real estate entities.
(g) Reflects the removal of interest income from loans provided to Cottonwood Communities Advisor, LLC (“CCA”) from CROP and its subsidiaries. The interest was eliminated before the in-kind distribution by CRII of all of CROP’s interest in CCA.
(h) Represents the changes in net loss (income) attributable to noncontrolling interests as a result of the adjustments to the statement of operations.
(i) Represents the incremental increase in weighted average common shares for the year assuming the Combined Merger occurred on January 1, 2021.

Annex E
COTTONWOOD MULTIFAMILY OPPORTUNITY FUND, INC.
MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
When used in this Annex E, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us,” “our,” or the “Company” refer to Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”) and its consolidated subsidiaries. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto, as filed with the Securities and Exchange Commission in our Annual Report on Form
1-K
on April 29, 2022.
This discussion and analysis contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.
Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Management’s Discussion and Analysis of
Financial Condition and Results of Operations
For the Year Ended December 31, 2021
Overview
Cottonwood Multifamily Opportunity Fund, Inc. is a Maryland corporation formed to invest in and/or make mezzanine loans or preferred equity investments in multifamily construction and development projects. Cottonwood Capital Property Management II, LLC acts as our sponsor, property manager and asset manager. We have no employees and are substantially reliant on Cottonwood Capital Property Management II, LLC and its resources to implement our business strategy. Our sponsor is a subsidiary of Cottonwood Residential O.P., LP (“CROP”) and has experience in operating multifamily construction and development projects. CROP is the operating partnership for Cottonwood Communities, Inc. (“CCI”). CCI, as the sole member of the sole general partner of CROP makes all decisions on behalf of CROP. CCI is controlled by its board of directors consisting of Daniel Shaeffer, Chad Christensen, John Lunt, Jonathan Gardner and Phillip White.
We operate under the direction of our board of directors. The board of directors is responsible for the management and control of our affairs. The current board members are Daniel Shaeffer, Chad Christensen, Gregg Christensen and Blake Bunker. The current Chief Executive Officer is Daniel Shaeffer, the current Chairman of the Board and President is Chad Christensen and the current Chief Legal Officer is Gregg Christensen. Daniel Shaeffer, Chad Christensen, and Gregg Christensen are either officers, directors, or both, of Cottonwood Communities, Inc. As a result, we do not have independent management. The board of directors has the right, with input from our investment committee, to make decisions regarding investments by our operating partnership. We do not have an outside advisor, and we do not plan to engage an advisor.
In November 2017, we offered $50,000,000 in shares of our common stock at a purchase price of $10.00 per share through an offering qualified as a “Tier 2” offering pursuant to Regulation A under the Securities Act (the “Offering”). We completed the Offering in August 2019 after raising the full offering amount.

We may, in our board of directors’ sole discretion, elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”) but are not required to do so.
Our Investments
As of December 31, 2021, we had investments in two development projects and one investment in a land parcel held for development, all through separate joint ventures with Cottonwood Residential O.P., LP (“CROP”), which we refer to as the Cottonwood Joint Ventures. Affiliated executives have also participated directly and indirectly as members of certain Cottonwood Joint Ventures. The Cottonwood Joint Ventures may in turn enter into joint ventures with third party developers or a developer affiliated with CROP (an “Affiliated Developer”), which we refer to as the Development Joint Ventures.

Property Name	Property Location	Units to be Built	Net Rentable Square Feet	Estimated Completion	Investment at 12/31/21	Joint Venture Interest	Dated Contracted
Park Avenue	Salt Lake City, UT	234	167,130	Second Quarter 2022	$17,489,183	76.4%	8/10/2018
Cottonwood on Broadway	Salt Lake City, UT	254	207,642	Fourth Quarter 2022	$25,929,117	81.2%	8/6/2019

Other Investment	Property Location	Description			Investment at 12/31/21	Joint Venture Interest	Dated Contracted
Block C	Millcreek, UT	Land held for development			$3,310,000	63.0%	1/14/2021
Park Avenue
Park Avenue is a mix of studio,
one-bedroom,
two-bedroom,
and three-bedroom units with a fitness center, clubhouse, and resort-style pool, game room, and rooftop sky lounge area. The total development cost of the project is expected to be approximately $61,100,000, of which approximately $24,100,000 is expected to be funded by capital contributions from CROP and us through the Park Avenue Joint Venture.
The Park Avenue development is structured as follows as of December 31, 2021 (with wholly owned subsidiaries being excluded for simplicity):

We record our investment in CW Investor at Sugar House, LLC (“Park Avenue Investor”) under the equity method of accounting. Prior to October 1, 2020, Park Avenue Investor was a consolidated entity owned by affiliated executives and us. The affiliated executives used loans from CROP to fund their investment in Park Avenue Investor. On October 1, 2020, we deconsolidated Park Avenue Investor as CROP became the primary beneficiary when it acquired the rights to a 5% preferred return and capital interest in Park Avenue Investor to settle the loans. CROP’s overall ownership in the project increased, while the affiliated executives retain a residual interest in Park Avenue Investor allowing them to participate in the residual profits of the project.
As of October 1, 2020, the total contribution to Park Avenue Investor by the affiliated executives was $2,800,000. Their contributions and share of income were recorded as noncontrolling interest on the consolidated financial statements. The result of the deconsolidation of Park Avenue Investor on October 1, 2020 was the removal of the noncontrolling interest associated with the affiliated executives and associated income. No gain or loss was recognized on the change of control.
As of December 31, 2021, we had invested $17,489,183 in Park Avenue Investor. Park Avenue Investor’s only asset was an equity method investment of $20,593,786 in the Park Avenue Joint Venture. As of December 31, 2020, we had invested $16,767,159 in Park Avenue Investor. Park Ave Investor and the Park Avenue Joint Venture did not have significant operating activity or any distributions for the years ended December 31, 2021 and 2020.
Summarized balance sheet information for the Park Avenue Joint Venture is as follows:

	December 31,
	2021	2020
Cash	$27,059	$38,621
Development Costs	56,005,041	32,196,512
Accounts Payable and Accrued Liabilities	3,630,713	2,132,789
Construction Loan	29,520,255	8,361,057
Cottonwood on Broadway
Cottonwood on Broadway is a mix of studio,
one-bedroom,
and
two-bedroom
units and has a fitness center, clubroom, and a
roof-top
resort-style pool. The total development cost of the project is expected to be approximately $76,300,000, of which approximately $31,700,000 is expected to be funded by capital contributions from CROP and us through the Broadway Joint Venture.
The Cottonwood on Broadway development is structured as follows as of December 31, 2021 (with certain wholly owned subsidiaries being excluded for simplicity):

Prior to October 1, 2020, the Broadway Joint Venture was owned by affiliated executives, CROP, and us. The affiliated executives used loans from CROP to fund their investment in the Broadway Joint Venture. As of October 1, 2020, the total contribution to the Broadway Joint Venture by the affiliated executives was $1,714,000. On that date CROP obtained the rights to a 5% preferred return and capital interest in the Broadway Joint Venture to settle the loans, thereby increasing its ownership in the project. Each affiliated executive retained a residual interest and supplemental return in the Broadway Joint Venture allowing them to participate in the profits of the project.
At December 31, 2021 and 2020, we had contributed $25,929,117 and $22,390,053 to the Broadway Joint Venture, respectively. The Broadway Joint Venture did not have any operating activity or distributions for the years ended December 31, 2021 and 2020.
Summarized balance sheet information for the Broadway Joint Venture is as follows:

	December 31,
	2021	2020
Cash	$86,866	$215,284
Development Costs	61,994,132	31,795,659
Accounts Payable and Accrued Liabilities	3,941,969	5,707,553
Construction Loan	27,474,967	—
Block C
Block C is a collection of land parcels in Millcreek, Utah held for the purpose of developing a mixed-use
multifamily apartment and retail community in a qualified opportunity zone. Block C is consolidated and presented as a real estate investment in our consolidated financial statements. Block C, which currently includes land held for development and initial development costs, is structured as follows as of December 31, 2021 (with certain wholly owned subsidiaries being excluded for simplicity):

In January 2021, we obtained a majority interest and consolidated the Block C Joint Venture through a contribution of $3,250,000. The Block C Joint Venture owns land and plans to develop a multifamily apartment community located in a qualified opportunity zone in Millcreek, Utah, a city in Salt Lake County, Utah. By December 31, 2021, we had contributed $3,310,000 to the Block C Joint Venture, which equated to a 63.0% interest. The remaining noncontrolling interest ownership is held by CROP and CCMI, a fully owned subsidiary of CROP.

The Block C Joint Venture had $5,525,328 of capitalized development costs at December 31, 2021. Block C did not have any operating activity or distributions for the year ended December 31, 2021.
Results of Operations
For the year ended December 31, 2021, we had net losses of $984,604, primarily from asset management fees and other general and administrative expenses. We expect asset management fees and other general and administrative expenses to increase in future periods as a result of more capital being deployed, offset by income from our development projects as they are placed into service.
During 2020, we had losses of $828,652 from asset management fees and other general and administrative expenses, partially offset by interest income earned on cash received from our Offering.
Our results of operations for the year ended December 31, 2021, are not indicative of those expected in future periods as our projects are under development.
Liquidity and Capital Resources
We obtain the capital required to invest in multifamily construction and development projects and multifamily development-related assets and conduct our operations from the proceeds of the Offering, from capital provided by our joint venture partners, from secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations.
The Park Avenue Joint Venture and Broadway Joint Venture have non-revolving,
senior secured construction loan facilities of $37,000,000 and $44,625,000, respectively, for the construction of their projects that will be drawn upon as needed. As of December 31, 2021, the Park Avenue Joint Venture had drawn approximately $29,520,000 and the Broadway Joint Venture had drawn approximately $27,476,000 on their respective construction loan facilities.
We may leverage individual assets up to 50% to 70% of the cost of such assets. We may leverage a particular asset in an amount that is greater or less than the foregoing, in the board of directors’ sole discretion. However, we expect the debt financing for our entire portfolio to be no more than 70% of the cost of our tangible assets (before deducting depreciation or other non-cash
reserves). Our charter does not limit us from incurring debt.
We may make an election to be taxed as a REIT under the Code. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. If we do not elect to be taxed as a REIT, we will not be required to make a minimal level of distributions.
We expect that our board of directors may declare distributions once we begin to generate cash from operations or in anticipation of generating cash from operations from completed multifamily construction and development projects. We do not intend to pay distributions during the early stages of our existence as we have acquired multifamily construction and development projects with the proceeds from the Offering. If we do pay distributions during the early stage of our existence or from time to time during our operational stage, we expect to declare such distributions in anticipation of cash flow from operations of completed projects or sales of our properties and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may look to third party borrowings to fund our distributions.

In anticipation of rising construction costs and costs associated with the evaluation of a stock-for-stock
merger with Cottonwood Communities, Inc. (“CCI”), we determined we would have a short term liquidity deficiency in 2022. This deficiency was addressed through promissory notes issued to certain individuals associated with our sponsor. Refer to the section titled “Recent Developments” below.
Trends and Key Information Affecting our Performance
Overview
We believe that factors impacting the prime United States renter demographic such as delayed major-life decisions, increased levels of student debt and tight credit standards in the single-family home mortgage market continue to support the value proposition for owning multifamily apartment communities. In addition, we believe the residential real estate market is well positioned to withstand many of the conceivable adverse impacts of
COVID-19
as housing is a basic need, rather than a discretionary expense.
Nonetheless, the extent to which
COVID-19
impacts our business will depend on future developments, which are uncertain and cannot be predicted, including additional actions taken to contain
COVID-19
or treat its impact, among others. As a result of the ongoing public health crisis, construction and completion of our development projects may be delayed due to supply and/or labor shortages and we may incur additional costs beyond those assumed in determining our estimated net asset value. Market fluctuations may affect our ability to obtain necessary funds for our operations from current lenders or new borrowings. In addition, we may be unable to obtain financing for the acquisition of investments on satisfactory terms, or at all. As a result, our business and financial results could be materially and adversely impacted.
The Greater Salt Lake Area Multifamily Market
As a result of a broad reopening of the economy and a continuation of strong in-migration
and demographic trends, the greater Salt Lake City market has weathered the
COVID-19
pandemic-induced downturn better than most U.S. markets. Job losses sustained during business closures related to the pandemic drove unemployment up to just over 11% in April 2020, although this remained one of the lowest metro unemployment rates in the U.S. Employment returned to pre-pandemic
levels of employment by the first half of 2021, one of the quickest recoveries in the country. Salt Lake City currently has roughly 20,000 more jobs than it did prior to the pandemic.
Utah’s reputation as one of the most desirable places in the U.S. to do business is a major draw for employers. The state’s lower costs of doing business, which include lower tax rates, tax incentives, and more affordable real estate and labor, have helped encourage companies with an existing presence to expand and new companies to enter the area. A significant portion of the metro’s job growth comes from an array of high-paying, white-collar employers in information technology, finance, and professional services.
The financial and technology industries have seen considerable growth over the past several years, seeing gains of approximately 20% since 2011. There are more than 6,000 technology and software companies located in the Salt Lake City and Provo markets, including Overstock.com, Adobe, Qualtrics, Pluralsight and Domo. Major financial employers include Zions Bank, Wells Fargo, Discover Financial Services, and American Express. Goldman Sachs also has a significant presence in the metro, employing more than 2,500 people at its downtown office, Goldman’s second-largest office in North America.
The Salt Lake metro is responsible for approximately 40% of the state’s tourist-generated tax revenue, with Salt Lake City International Airport being a primary gateway in the region. Construction continues on the $4.1 billion Salt Lake City International Airport expansion. The first phase opened in the fall of 2020 and the second phase is expected to open in 2024. Once complete, the airport will be able to support 34 million visitors per year.

According to the 2020 U.S. Census, Utah’s population grew by 18.4% over the past decade, making Utah the fastest-growing state in the United States.
Critical Accounting Estimates
A critical accounting estimate is one that is both important to our financial condition and results of operations and that involves some degree of uncertainty. The preceding discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and the notes thereto, which have been prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make a number of estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. On an ongoing basis, we evaluate our estimates and assumptions based upon historical experience and various other factors and circumstances. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may differ from these estimates and assumptions. We believe our accounting policies on consolidation and investments in joint ventures are critical because they involve a significant level of judgment and they have had, or are reasonably likely to have, a material impact on our financial condition or results of operations. The following is a summary of all our significant accounting policies and procedures.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Variable Interest Entities
Variable interest entities (“VIEs”) are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property. If an entity is not a VIE, consolidation is determined based on the voting model, where generally the entity holding the majority interest will consolidate. The Company’s subsidiaries, except for the Block C Joint Venture, are variable interest entities (“VIE”).
The Company consolidates Cottonwood Multifamily Opportunity Fund O.P., LP (the “Operating Partnership”), a Delaware limited partnership, and the Block C Joint Venture. Control of the Park Avenue Joint Venture and the Broadway Joint Venture is shared equally between the members. We are not considered the primary beneficiary of these joint ventures as CROP controls the development of the Park Avenue and Broadway projects. As a result, our investments in these joint ventures are recorded under the equity method of accounting on the consolidated financial statements.
Noncontrolling interest
The portion of ownership interest in consolidated entities not attributable to us are reported as noncontrolling interest. Equity and net income (loss) directly attributable to us and to noncontrolling interest are clearly identified and presented separately on the consolidated financial statements. Changes in noncontrolling ownership interest are accounted for as equity transactions.

Use of Estimates
We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.
Organization and Offering Costs
Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the Offering, including managing broker-dealer fees and selling commissions. All organization and offering costs were paid by our sponsor. We did not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,143,000. Organizational costs incurred by our sponsor were not significant.
Real Estate Investment
We capitalize direct and indirect costs specifically associated with real estate projects under development. All other costs are charged to expense as incurred.
Investment in Joint Ventures
Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.
We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.
Cash and cash equivalents
We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.
Restricted Cash
Restricted cash includes cash held in escrow for the acquisition of additional land related to our Block C real estate investment.
Income Taxes
We may elect to qualify as a real estate investment trust but are not required to make such an election. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income to stockholders. As a REIT, we would generally not be subject to federal corporate income tax on that portion of our taxable income that is currently distributed to stockholders. As of December 31, 2021 we had not elected REIT status.

If we fail to qualify as a REIT in any taxable year or determine not to elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and, if we had elected to be taxed as a REIT but subsequently fail to qualify as a REIT, we generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to stockholders.
We incurred cumulative net losses before income taxes of approximately $2,025,000 through December 31, 2021. We had a deferred tax asset of approximately $530,000 associated with these losses. The deferred tax asset is fully allowed for as we do not expect to realize the tax benefit.
Recent Developments
Subsequent to December 31, 2021, we have contributed approximately $687,000 to the Park Avenue Joint Venture in accordance with the approved draw schedules.
During 2022, a special committee of the board of directors began the process of evaluating a potential stock-for-stock
merger with CCI. CCI invests in multifamily apartment communities and multifamily real estate-related assets and is the indirect owner of our sponsor, and asset and property manager. A merger agreement with CCI is not finalized and may never be reached, and we can provide no assurances that an agreement will be reached.
On April 11, 2022, we issued three unsecured promissory notes, each in the amount of $425,000 to certain individuals associated with our sponsor, for a total of $1,275,000. Interest and principal are due on June 1, 2023. The unpaid principal under the promissory notes bears simple interest at the rate of 8.71% per annum. We may prepay the unpaid principal balance and accrued interest, in whole or in part, at any time without premium or penalty.
The promissory notes were issued to cover short term liquidity needs due to rising construction costs and costs associated with the evaluation of a merger with CCI.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations
For the Three Months Ended March 31, 2022
Overview
Cottonwood Multifamily Opportunity Fund, Inc. is a Maryland corporation formed to invest in and/or make mezzanine loans or preferred equity investments in multifamily construction and development projects. Cottonwood Capital Property Management II, LLC acts as our sponsor, property manager and asset manager. We have no employees and are substantially reliant on Cottonwood Capital Property Management II, LLC and its resources to implement our business strategy. Our sponsor is a subsidiary of Cottonwood Residential O.P., LP (“CROP”) and has experience in operating multifamily construction and development projects. CROP is the operating partnership for Cottonwood Communities, Inc. (“CCI”). CCI, as the sole member of the sole general partner of CROP makes all decisions on behalf of CROP. CCI is controlled by its board of directors consisting of Daniel Shaeffer, Chad Christensen, John Lunt, Jonathan Gardner and Phillip White.
We operate under the direction of our board of directors. The board of directors is responsible for the management and control of our affairs. The current board members are Daniel Shaeffer, Chad Christensen, Gregg Christensen and Blake Bunker. The current Chief Executive Officer is Daniel Shaeffer, the current Chairman of the Board and President is Chad Christensen and the current Chief Legal Officer is Gregg Christensen. Daniel Shaeffer, Chad Christensen, and Gregg Christensen are either officers, directors, or both, of Cottonwood Communities, Inc. As a result, we do not have independent management. The board of directors has the right, with input from our investment committee, to make decisions regarding investments by our operating partnership. We do not have an outside advisor, and we do not plan to engage an advisor.
In November 2017, we offered $50,000,000 in shares of our common stock at a purchase price of $10.00 per share through an offering qualified as a “Tier 2” offering pursuant to Regulation A under the Securities Act (the “Offering”). We completed the Offering in August 2019 after raising the full offering amount.
We may, in our board of directors’ sole discretion, elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”) but are not required to do so.
Our Investments
We invest through joint ventures with CROP, which we refer to as the Cottonwood Joint Ventures. Affiliated executives have also participated directly and indirectly as members of certain Cottonwood Joint Ventures. The Cottonwood Joint Ventures may in turn enter into joint ventures with third party developers or a developer affiliated with CROP (an “Affiliated Developer”), which we refer to as the Development Joint Ventures.
As of March 31, 2022, we had investments in two development projects and one investment in a land parcel held for development, all through separate Cottonwood Joint Ventures:

Property Name	Property Location	Units to be Built	Net Rentable Square Feet	Estimated Completion	Investment to Date	Joint Venture Interest	Dated Contracted
Park Avenue	Salt Lake City, UT	234	167,130	Second Quarter 2022	$18,119,178	76.4%	8/10/2018
Cottonwood on Broadway	Salt Lake City, UT	254	207,642	Fourth Quarter 2022	$25,929,117	81.2%	8/6/2019

Other Investment	Property Location	Description			Investment to Date	Joint Venture Interest	Dated Contracted
Block C	Millcreek, UT	Land held for development			$3,656,378	62.8%	1/14/2021

Park Avenue is a mix of studio,
one-bedroom,
two-bedroom,
and three-bedroom units with a fitness center, clubhouse, and resort-style pool, game room, and rooftop sky lounge area. The total development cost of the project is expected to be approximately $61,200,000, of which approximately $24,200,000 is expected to be funded by capital contributions from CROP and us through the Park Avenue Joint Venture. Park Avenue is accounted for and presented as an equity method investment in our consolidated financial statements.
Cottonwood on Broadway is a mix of studio,
one-bedroom,
and
two-bedroom
units and has a fitness center, clubroom, and a
roof-top
resort-style pool. The total development cost of the project is expected to be approximately $76,300,000, of which approximately $31,700,000 is expected to be funded by capital contributions from CROP and us through the Broadway Joint Venture. Cottonwood on Broadway is accounted for and presented as an equity method investment in our consolidated financial statements.
Block C is a collection of land parcels in Millcreek, Utah held for the purpose of developing a mixed-use
multifamily apartment and retail community in a qualified opportunity zone. Block C is consolidated and presented as a real estate investment in our consolidated financial statements. Refer to the section titled “Subsequent Events” below for information regarding ownership changes in Block C after March 31, 2022.
Results of Operations
For the three months ended March 31, 2022, we had net income of $752,325, primarily from a $1,096,093 gain on the sale of three land parcels at Block C offset by asset management fees and other general and administrative expenses. We intend to use the proceeds from the parcel sales to purchase additional parcels for the Block C project through a 1031 exchange.
For the three months ended March 31, 2021, we had net losses of $257,483 primarily from asset management fees and other general and administrative expenses in excess of the amount of interest income earned on cash deposits.
We expect asset management fees and other general and administrative expenses to increase in future periods as a result of more capital being deployed, offset by income from our development projects as they are completed and leased-up.
We began leasing up the Park Avenue project in the second quarter of 2022.
Our results of operations for the three months ended March 31, 2022 are not indicative of those expected in future periods as our projects are currently under development or beginning lease up.
Critical Accounting Policies
The preparation of financial statements in accordance with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Such judgments are based on our management’s experience, our historical experience and the industry. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.
We believe our accounting policies on variable interest entities and investments in joint ventures, as described below, are critical.

Variable Interest Entities
Variable interest entities (“VIEs”) are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property. If an entity is not a VIE, consolidation is determined based on the voting model, where generally the entity holding the majority interest will consolidate. Our subsidiaries, except for the Block C Joint Venture, are variable interest entities (“VIE”).
We consolidate our operating partnership and the Block C Joint Venture. Control of the Park Avenue Joint Venture and the Broadway Joint Venture is shared equally between the members. We are not considered the primary beneficiary of these joint ventures as CROP controls the development of the Park Avenue and Broadway projects. As a result, our investments in these joint ventures are recorded under the equity method of accounting on the consolidated financial statements.
Investment in Joint Ventures
Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.
We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.
Liquidity and Capital Resources
We obtain the capital required to invest in multifamily construction and development projects and multifamily development-related assets and conduct our operations from capital provided by our joint venture partners, from secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations.
The Park Avenue Joint Venture and the Broadway Joint Venture have non-revolving,
senior secured construction loan facilities of $37,000,000 and $44,625,000, respectively, for the construction of their projects that are drawn upon as needed. As of March 31, 2022, the Park Avenue Joint Venture had drawn approximately $33,511,000 and the Broadway Joint Venture had drawn approximately $30,859,000 on their respective construction loan facilities.
We may leverage individual assets up to 50% to 70% of the cost of such assets. We may leverage a particular asset in an amount that is greater or lesser than the foregoing, in the board of directors’ sole discretion. However, we expect the debt financing for our entire portfolio to be no more than 70% of the cost of our tangible assets (before deducting depreciation or other non-cash
reserves). Our charter does not limit us from incurring debt.

We may make an election to be taxed as a REIT under the Code. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. If we do not elect to be taxed as a REIT, we will not be required to make a minimal level of distributions.
We expect that our board of directors may declare distributions once we begin to generate cash from operations or in anticipation of generating cash from operations from completed multifamily construction and development projects. We do not intend to pay distributions during the early stages of our existence as we have acquired multifamily construction and development projects with the proceeds from the Offering. If we do pay distributions during the early stage of our existence or from time to time during our operational stage, we expect to declare such distributions in anticipation of cash flow from operations of completed projects or sales of our properties and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may look to third party borrowings to fund our distributions.
Trends and Key Information Affecting our Performance
Overview
We believe that factors impacting the prime United States renter demographic such as delayed major life decisions, increased levels of student debt and tight credit standards in the single-family home mortgage market continue to support the value proposition for owning multifamily apartment communities. In addition, we believe the residential real estate market is well positioned to withstand many of the conceivable adverse impacts of COVID-19 as
housing is a basic need, rather than a discretionary expense.
Nonetheless, the extent to which
COVID-19
impacts our business will depend on future developments, which are uncertain and cannot be predicted, including additional actions taken to contain
COVID-19
or treat its impact, among others. In addition, construction and completion of our development projects may be delayed due to supply and/or labor shortages and additional costs may be incurred due to inflation. Market fluctuations may affect our ability to obtain necessary funds for our operations from current lenders or new borrowings. In addition, we may be unable to obtain financing for the acquisition of investments on satisfactory terms, or at all. As a result, our business and financial results could be materially and adversely impacted.
The Greater Salt Lake Area Multifamily Market
Thanks to a successful reopening of the economy and a continuation of strong in-migration
and demographic trends, Salt Lake City has weathered the pandemic-induced downturn better than most U.S. markets. Employment returned to pre-COVID
levels of employment by the first half of 2021, one of the quickest recoveries in the country. Salt Lake City now has roughly 20,000 more jobs than it did prior to the pandemic.
Utah’s reputation as one of the most desirable places in the U.S. to do business is a major draw for employers. The state’s lower costs of doing business, which include lower tax rates, tax incentives, and more affordable real estate and labor, have helped encourage companies with existing presences to expand and new companies to enter the area. A significant portion of the metro’s job growth comes from an array of high-paying, white-collar employers in info-tech, finance, and professional services.
Job losses sustained during business closures related to the pandemic drove unemployment up to just over 11% in April 2020, although this remained one of the lowest metro unemployment rates in the U.S. Salt Lake City’s strong economic rebound drove unemployment to pre-COVID
levels by the end of 2021.

While all job sectors were affected by the pandemic, the impact was not spread evenly across employment sectors. Salt Lake City’s financial and technology sectors sustained more modest job losses due to the viability of remote work and minimal disruption to productivity gains. The financial and technology industries and the intersection of the two referred to as fintech, have grown their presence and had employment gains of about 20% since 2011.
Utah has one of the highest concentrations of tech workers relative to the overall employment base. There are more than 6,000 tech and software companies located in the Salt Lake City and Provo markets, including Overstock.com, Adobe, and Qualtrics, as well as startups Pluralsight and Domo. The metro’s largest financial company is Zions Bancorporation, which employs more than 3,500 personnel. Other major financial employers include Wells Fargo, Discover Financial Services, and American Express. Goldman Sachs also has a significant presence in the metro, employing more than 2,500 people at its downtown office, Goldman’s second-largest office in North America.
The Salt Lake metro is responsible for approximately 40% of the state’s tourist-generated tax revenue, with Salt Lake City International Airport being a primary gateway in the region. The presence of the airport and convention center, along with being the gateway to numerous ski resorts and national parks, are driving factors in the leisure and hospitality sector in the metro. The coronavirus continues to have a significant impact on travel and group events. The tourism and retail industries have been severely impacted by the pandemic. More than 30,000 leisure and hospitality jobs were shed from February to April in 2020, and as of December, only around 60% had been regained.
Many construction projects continued work through the nonessential business closures and the elevated levels of new development in the metro are keeping the sector growing. Construction continues on the $4.1 billion Salt Lake International Airport (SLC) Expansion. “The New SLC” airport project opened its first phase in the fall of 2020 and included a new parking garage, pedestrian bridges, a central terminal, and the west portion of Concourse A. The second phase is expected to open in 2024 and will build out the east portion of Concourse A and tear down existing structures. Once complete, the airport will be able to support 34 million visitors per year.
Subsequent Events
Block C Recapitalization
On June 28, 2022, entities affiliated with CCI and CCI’s advisor, Brickyard QOF, LLC (“Brickyard QOF”) and HV Millcreek, LLC (“Millcreek,” and together with Brickyard QOF, the “Affiliated Members”) were admitted as members of the Block C joint venture. The Affiliated Members are owned directly or indirectly by Daniel Shaeffer, Chad Christensen, Gregg Christensen, and Susan Hallenberg, each of whom are our officers or directors, as well as Enzio Cassinis, Eric Marlin, Stan Hanks, Glenn Rand and Adam Larson, each of whom are officers or directors of CCI, as well as certain employees of CROP and CCI’s advisor or its affiliates. In connection with their admission as members, the Affiliated Members made an aggregate capital contribution of $8,499,221.74 to Block C. Following the admission of the Affiliated Members to Block C, the Affiliated Members own a 21.0134% interest in Block C, with Mesrrs. Shaeffer, C. Christensen, G. Christensen, and Ms. Hallenberg having an indirect ownership interest of 4.6273%, 10.1125%, 3.5877%, and 0.6767%, respectively, in Block C, alongside our 14.4960% interest and CROP’s 64.4906% interest. The investment in the projects by the Affiliated Members was established at an amount no greater than the recent appraised value of the project, as determined by an independent third-party appraiser. The Affiliated Members will participate in the economics of Block C on the same terms and conditions as us. We intend to further amend the operating agreements of Block C to reflect additional terms related to the admission of the Affiliated Members.
Potential Merger with CCI
On July 8, 2022, we and our operating partnership (“CMOF OP”), CCI, CROP, and Cottonwood Communities GP Subsidiary, LLC, CCI’s wholly owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMOF Merger Agreement”). As described in greater detail below, the merger is a stock-for-stock
transaction whereby we will be merged with and into Merger Sub.
Subject to the terms and conditions of the CMOF Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary (the “Company Merger”) and (ii) CMOF OP will merge with and into CROP, with CROP surviving (the “Partnership Merger” and, together with the Company Merger, the “CMOF Merger”). At such time, we and our operating partnership will cease to exist.
At the effective time of the Company Merger, each issued and outstanding share of our common stock, $0.01 par value per share will be converted into the right to receive 0.8669 shares of CCI class A common stock, $0.01 par value per share. Shares of our common stock held as of immediately prior to the effective time of the Company Merger by CCI, or any wholly owned subsidiary of CCI, or any wholly owned subsidiary of us will be automatically canceled in connection with the Company Merger without receiving payment.
At the effective time of the Partnership Merger, each outstanding common unit of partnership interests in CMOF OP (“CMOF OP Partnership Unit”) will be converted into the right to receive 0.8669 CROP common units. CMOF OP Partnership Units held as of immediately prior to the effective time of the Partnership Merger by CCI, any wholly owned subsidiary of CCI, us, or any wholly owned subsidiary of us will be canceled in connection with the Partnership Merger without receiving payment.
The CMOF Merger Agreement contains customary covenants, including covenants prohibiting us and our subsidiaries and representatives from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The CMOF Merger Agreement provides that prior to the approval by our stockholders of the Company Merger (“CMOF Stockholder Approval”), our board of directors may, in certain circumstances, make an Adverse Recommendation Change (as such term is defined in the CMOF Merger Agreement), subject to complying with certain conditions set forth in the CMOF Merger Agreement.
The CMOF Merger Agreement may be terminated under certain circumstances, including by either us or CCI if (i) the CMOF Merger has not been consummated on or before 11:59 p.m. New York time on April 8, 2023 (the “Outside Date”), (ii) there is any final, non-appealable
order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the CMOF Merger Agreement or (iii) the approval of the our stockholders has not been obtained at the meeting of our stockholders to consider the Company Merger.
We may terminate the CMOF Merger Agreement (i) if CCI, CROP, or Merger Sub have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CMOF Merger Agreement, which cannot be cured or, if capable of cure, has not been cured by the earlier of 30 days following written notice thereof and two business days before the Outside Date, (ii) at any time prior to obtaining approval from our stockholders, to permit us to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the CMOF Merger Agreement), or (iii) if the conditions to CCI’s obligation to consummate the closing described in the CMOF Merger Agreement have been satisfied on or after the date closing was to occur, we has given CCI written notice of the same, we are ready to consummate the closing, and CCI fails to consummate the closing within three business days after delivery of notice.
CCI may terminate the CMOF Merger Agreement (i) if we have breached any of our representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CMOF Merger Agreement, which cannot be cured or, if capable of cure, has not been cured by the earlier of 30 days following written notice thereof and two business days before the Outside Date, or (ii) if, at any time prior to obtaining the our stockholder’s approval, our board of directors has made an Adverse Recommendation

Change (as defined in the CMOF Merger Agreement), we enter into an alternative acquisition agreement, or we have breached or failed to comply in any material respect with any of the non-solicitation
provisions of the CMOF Merger Agreement or taken certain other actions set forth in the CMOF Merger Agreement.
If the CMOF Merger Agreement is terminated in certain circumstances, including, among others, our acceptance of a Superior Proposal or our board of directors making an Adverse Recommendation Change, then we must pay to us a termination payment equal to $2,696,000 plus the reimbursement of up to $449,400 of CCI’s expenses incurred in connection with pursuing the CMOF Merger. The CMOF Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the CMOF Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of us and CCI. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.
The parties have agreed to limits on the conduct of their businesses between the signing of the CMOF Merger Agreement and the closing of the Merger. Generally, transactions that are not in the ordinary course of business require the consent of the other party.
Although the parties have entered the CMOF Merger Agreement, we can provide no assurances that the CMOF Merger will be completed. The obligation of each party to consummate the CMOF Merger is subject to a number of conditions, including receipt by us of our stockholder approval, delivery of certain documents, consents and legal opinions, the truth and correctness of the representations and warranties of the parties (subject to the materiality standards contained in the CMOF Merger Agreement), the effectiveness of the registration statement on Form
S-4
to be filed by CCI to register the shares of CCI’s common stock to be issued as consideration in the Company Merger, and the absence of certain material adverse effects with respect to either us or CCI. See “Forward-Looking Statements” below.
The foregoing description of the CMOF Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMOF Merger Agreement, which is included in the proxy statement/prospectus as Annex A. A copy of the CMOF Merger Agreement has been filed with the registration statement to provide stockholders with information regarding its terms and is not intended to provide any factual information about CMOF or us. The representations, warranties and covenants contained in the CMOF Merger Agreement have been made solely for the benefit of the parties to the CMOF Merger Agreement, and are not intended as statements of fact to be relied upon by stockholders, but rather as a way of allocating the risk between the parties to the CMOF Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the CMOF Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the CMOF Merger Agreement, which disclosures are not reflected in the CMOF Merger Agreement. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CCI or us. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the CMOF Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures. We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this supplement not misleading.

PART II
Information Not Required in the Prospectus

Item 20.	Indemnification of Directors and Officers
Subject to the significant conditions set forth below, Cottonwood Communities, Inc. (the “Company”, “we”, “our” or the “registrant”) has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.
Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
The Company also purchases and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The following is a list of exhibits filed as part of this registration statement.

Ex.	Description

2.1	Agreement and Plan of Merger, dated as of January 26, 2021, by and among the Company, Cottonwood Communities O.P, LP, Cottonwood Communities GP Subsidiary, LLC, Cottonwood Multifamily REIT I O.P., LP and Cottonwood Multifamily REIT I, Inc., incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed February 1, 2021

2.2	Agreement and Plan of Merger, dated as of January 26, 2021, by and among the Company, Cottonwood Communities O.P., LP, Cottonwood Communities GP Subsidiary, LLC, Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 1, 2021

2.3	Agreement and Plan of Merger, dated as of January 26, 2021, by and among the Company, Cottonwood Communities O.P., LP, Cottonwood Communities GP Subsidiary, LLC, Cottonwood Multifamily REIT II O.P., LP and Cottonwood Multifamily REIT II, Inc., incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed February 1, 2021

2.4	Agreement and Plan of Merger, dated as of July 8, 2022, by and among the Company, Cottonwood Multifamily Opportunity Fund, Inc., Cottonwood Multifamily Opportunity O.P., LP, Cottonwood Residential O.P., LP and Cottonwood Communities GP Subsidiary, LLC, incorporated by reference to Annex A to the prospectus/proxy statement

3.1	Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018

3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016

3.3	Articles Supplementary for the Class A shares of common stock, incorporated by reference to Exhibit 3.1 on Form 8-K (No. 333-215272) filed August 19, 2019

3.4	Articles Supplementary for the Class T shares of common stock, incorporated by reference to Exhibit 3.2 on Form 8-K (No. 333-215272) filed August 19, 2019

3.5	Articles of Amendment, incorporated by reference to Exhibit 3.3 on Form 8-K (No. 333-215272) filed August 19, 2019

3.6	Article Supplementary – Preferred Stock, incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2019

3.7	Articles Supplementary for the Series 2016 Preferred Stock, incorporated by reference to Exhibit 3.1 on Form 8-K (No. 000-56165) filed April 2, 2021

3.8	Articles Supplementary for the Series 2017 Preferred Stock, incorporated by reference to Exhibit 3.2 on Form 8-K (No. 000-56165) filed April 2, 2021

3.9	Articles Supplementary for the Series 2019 Preferred Stock, incorporated by reference to Exhibit 3.3 on Form 8-K (No. 000-56165) filed April 2, 2021

3.10	Articles of Amendment for the Class TX shares of common stock, incorporated by reference to Exhibit 3.4 on Form 8-K (No. 000-56165) filed April 2, 2021

3.11	Articles Supplementary for the Class D, Class I and Class T shares of common stock, incorporated by reference to Exhibit 3.5 on Form 8-K (No. 000-56165) filed April 2, 2021

3.12	Articles Supplementary for the Class D shares of common stock, incorporated by reference to Exhibit 3.12 to Pre-Effective Amendment no. 2 to the Company’s Registration Statement on Form S-4 (No. 333-255171) filed May 13, 2021

3.13	Articles Supplementary for the Class D and Class T shares of common stock, incorporated by reference to Exhibit 3.1 to the Company’s Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed August 11, 2021

3.14	Articles Supplementary for the Series 2019 Preferred Stock, incorporated by reference to Exhibit 3.1 to Form 8-K filed October 18, 2021

3.15	Articles of Amendment, incorporated by reference to Exhibit 3.1 on Form 8-K filed December 20, 2021

3.16	Articles Supplementary for the Series 2019 Preferred Stock, incorporated by reference to Exhibit 3.1 to Form 8-K filed February 7, 2022

3.17	Articles Supplementary for the Series 2016 Preferred Stock and 2017 Preferred Stock, incorporated by reference to Exhibit 3.1 to Form 8-K filed July 6, 2022

4.1	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018

4.2	Multiple Class Plan, incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed August 11, 2021

5.1	Opinion of DLA Piper LLP (US) re legality*

8.1	Opinion of DLA Piper LLP (US) as to tax issues regarding reorganization*

8.2	Opinion of Snell & Wilmer L.L.P. as to tax issues regarding reorganization*

8.3	Opinion of DLA Piper LLP (US) regarding REIT qualification of Cottonwood Communities, Inc.*

10.1	Form of Performance-Based CCOP LTIP Unit Award Agreement, incorporated by reference to Exhibit 10.19 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-184476) filed April 20, 2020

10.2	Form of Performance-Based LTIP Unit Award Agreement, incorporated by reference to Exhibit 10.19 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-215272) filed April 20, 2020

10.3	Trademark License Agreement by and among the Company, Cottonwood Residential O.P., LP and CC Advisors III, LLC dated May 7, 2021, incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-4/A (file no. 333-255171) filing dated May 12, 2021

10.4	Reimbursement and Cost Sharing Agreement between Cottonwood Capital Management, Inc. and Cottonwood Communities Advisors, LLC dated May 7, 2021, incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4/A (file no. 333-255171) filing dated May 12, 2021

10.5	Master Credit Facility Agreement by and among CW Highland Apartments, LLC, CW Alpha Mills Apartments, LLC, CW Westside Apartments, LLC and Berkadia Commercial Mortgage, LLC dated August 3, 2016, incorporated by reference to Exhibit 6.10 to Cottonwood Multifamily REIT I, Inc.’s Current Report on Form 1-U filed August 9, 2016

10.6	Tax Protection Agreement between Cottonwood Residential O.P., LP and High Traverse Holdings, LLC dated January 26, 2021, incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-4/A (file no. 333-255171) filing dated May 12, 2021

10.7	Form of Performance-Based CROP LTIP Unit Award Agreement, incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4/A (file no. 333-255171) filing dated May 12, 2021

10.8	Form of Time-Based CROP LTIP Unit Award Agreement, incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4/A filing (file no. 333-255171) dated May 12, 2021

10.9	Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP dated July 15, 2021, incorporated by reference to Exhibit 10.11 to the Company’s Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed on August 2, 2021

10.10	Commercial Real Estate Purchase Contract between 3300 Cottonwood, LLC and 33rd and 13th, LLC dated October 26, 2021, incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022

10.11	Purchase Agreement dated as of November 1, 2021 by and between Sugar House Commons, LLC and Cimarrona Capital, LLC, Tegron Holdings, LLC, Spring Creek Holdings, LLC, Eric Marlin, as the Trustee of the Eric Marlin Living Trust, Villandry, LLC and Little Grand, LLC, incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022

10.12	First Amendment to the Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP dated October 20, 2021, incorporated by reference to Exhibit 10.15 to the Company’s Amendment no. 1 to the Registration Statement on Form S-11 (No. 333-258754) filed October 21, 2021

10.13	Cottonwood Communities, Inc. 2022 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (No. 333-263982) filed March 30, 2022

10.14	Second Amendment to the Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP dated as of January 1, 2022 and effective as of November 12, 2021, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed May 12, 2022

10.15	Third Amendment to the Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP entered into effective as of February 7, 2022, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed May 12, 2022

10.16	Amended and Restated Advisory Agreement by and among the Company, Cottonwood Residential O.P., LP and CC Advisors III, LLC dated May 7, 2022, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed May 12, 2022

10.17	Renewal Agreement dated May 7, 2022 by and among Cottonwood Capital Management, Inc. and Cottonwood Communities Advisors, LLC with respect to Reimbursement and Cost Sharing Agreement dated May 7, 2021, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed May 12, 2022

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the Company’s Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-258754) filed July 12, 2022

23.1	Consent of KPMG LLP, independent registered public accounting firm, regarding Cottonwood Communities, Inc.**

23.2	Consent of KPMG LLP, independent registered public accounting firm, regarding Cottonwood Residential II, Inc.**

23.3	Consent of KPMG LLP, independent registered public accounting firm, regarding Cottonwood Multifamily REIT I, Inc.**

23.4	Consent of KPMG LLP, independent registered public accounting firm, regarding Cottonwood Multifamily REIT II, Inc.**

23.5	Consent of DLA Piper LLP (US) (included in Exhibits 5.1, 8.1, and 8.3)*

23.6	Consent of Snell & Wilmer L.L.P. (included in Exhibit 8.2)*

24.1	Power of Attorney (included on signature page of registration statement)**

99.1	Share Repurchase Program Effective as of October 7, 2021, incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-11 filed October 21, 2021 and incorporated

99.2	Consent of CBRE Capital Advisors, Inc.**

99.3	Consent of Altus Group U.S., Inc.**

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)**

101.SCH	Inline XBRL Taxonomy Extension Schema**

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase**

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase**

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase**

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase**

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)**

107	Filing Fee Table**

*	To be filed by amendment.
**	Filed herewith.

Item 22.	Undertakings
(a)    The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b)    The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(c)    The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(d)    For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.
(e)     The undersigned Company hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(f)    The Company undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(h)    The undersigned Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form
S-4,
within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(i)    The undersigned Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 22, 2022.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Adam Larson
Adam Larson
Chief Financial Officer
We, the undersigned officers and directors of Cottonwood Communities, Inc., hereby severally constitute Enzio Cassinis, Daniel Shaeffer, Susan Hallenberg, Adam Larson, Gregg Christensen, and Chad Christensen and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Cottonwood Communities, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Daniel Shaeffer Daniel Shaeffer	Chief Executive Officer and Director (principal executive officer)	July 22, 2022

/s/ Susan Hallenberg Susan Hallenberg	Chief Accounting Officer and Treasurer (principal accounting officer)	July 22, 2022

/s/ Adam Larson Adam Larson	Chief Financial Officer (principal financial officer)	July 22, 2022

/s/ Chad Christensen Chad Christensen	Executive Chairman of the Board and Director	July 22, 2022

/s/ Jonathan Gardner Jonathan Gardner	Director	July 22, 2022

/s/ John Lunt John Lunt	Director	July 22, 2022

/s/ Philip White Philip White	Director	July 22, 2022